As filed with the Securities and Exchange Commission on June 9, 2016

Registration No. 333-210000

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRESTWOOD MIDSTREAM PARTNERS LP*

CRESTWOOD MIDSTREAM FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	4922	20-1647837
Delaware	4922	46-1429970
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(832) 519-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert T. Halpin 700 Louisiana, Suite 2550

Houston, Texas 77002 (832)-519-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Company Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Includes certain subsidiaries of Crestwood Midstream Partners LP identified on the following page.

Table of Additional Registrants

Additional Registrants (as Guarantors of 6.25% Senior Notes due 2023)

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Arrow Field Services, LLC	Delaware	27-0472066	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Midstream Holdings, LLC	Delaware	80-0298512	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Pipeline, LLC	Delaware	94-3454611	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Water, LLC	Delaware	27-1000169	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
CMLP Tres Manager LLC	Delaware	47-2136466	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
CMLP Tres Operator LLC	Delaware	47-2136725	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Cowtown Gas Processing Partners L.P.	Texas	86-1165664	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Cowtown Pipeline Partners L.P.	Texas	86-1165661	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Appalachia Pipeline LLC	Texas	45-4102847	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Arkansas Pipeline LLC	Texas	27-5413868	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Logistics LLC	Delaware	30-0585080	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Services LLC	Delaware	46-5595720	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Terminals LLC	Delaware	27-4762190	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Transportation LLC	Delaware	38-3927716	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Dakota Pipelines LLC	Delaware	27-4761975	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Services Operating GP LLC	Delaware	39-2051802	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Services Operating LLC	Delaware	39-2051803	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Crestwood Marcellus Midstream LLC	Delaware	45-4623727	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Marcellus Pipeline LLC	Delaware	45-4622133	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Midstream Operations LLC	Delaware	37-1709059	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood New Mexico Pipeline LLC	Texas	27-5328296	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Ohio Midstream Pipeline LLC	Delaware	46-2279892	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Operations LLC	Delaware	45-5233794	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Panhandle Pipeline LLC	Texas	27-5413782	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Pipeline LLC	Texas	27-5413970	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Sabine Pipeline LLC	Texas	26-4566870	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Sales & Service Inc.	Delaware	43-1931522	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Services LLC	Delaware	37-1692565	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Transportation LLC	Delaware	43-1905384	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood West Coast LLC	Delaware	38-3875473	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
E. Marcellus Asset Company, LLC	Delaware	46-2362188	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Finger Lakes LPG Storage, LLC	Delaware	20-3143796	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Sabine Treating, LLC	Texas	27-1183772	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Stellar Propane Service, LLC	Delaware	86-1123848	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
US Salt, LLC	Delaware	59-3525498	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2016

PRELIMINARY PROSPECTUS

CRESTWOOD MIDSTREAM PARTNERS LP

CRESTWOOD MIDSTREAM FINANCE CORP.

Offer to Exchange (the “Exchange Offer”)

$700,000,000 aggregate principal amount of their 6.25% Senior Notes due 2023 and the related guarantees (the “exchange notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of their outstanding unregistered 6.25% Senior Notes due 2023 and the related guarantees issued on March 23, 2015 (CUSIP and ISIN Nos.: 226373 AK4, US226373AK48; U1300R AF9, USU1300RAF92) (the “outstanding notes”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 midnight, New York City time, on , 2016, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture governing the outstanding notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 11 of this prospectus for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

Throughout this prospectus, unless otherwise indicated or the context otherwise requires, (i) “we,” “us,” “our,” the “Company” or the “Partnership” refers to Crestwood Midstream Partners LP and its subsidiaries, including the co-issuer of the exchange notes, Crestwood Midstream Finance Corp., (ii) the term “Co-Issuer” refers only to Crestwood Midstream Finance Corp. and (iii) the term “Issuers” refers to both the Partnership and the Co-Issuer.”

Copies of (i) our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report on Form 10-K”), (ii) the Amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2015 (the “Amendment to Form 10-K”), (iii) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (the “Quarterly Report on Form 10-Q”) and (iv) our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2016 (the “Current Report on Form 8-K”) are being incorporated into and delivered to you with this prospectus as Annexes B, C, D and E, respectively. Holders of outstanding notes may obtain copies of other documents filed with the SEC that are not included in or delivered with this prospectus, without charge, from the SEC’s web site at http://www.sec.gov. See “Where You Can Find Additional Information.” Holders of outstanding notes may also obtain copies of these documents, without charge, upon written or oral request made to Investor Relations, Crestwood Midstream Partners LP, 700 Louisiana Street, Suite 2550, Houston, Texas 77002 (telephone (832) 519-2200). To obtain timely delivery of any requested information, holders of outstanding notes must make any request no later than five business days prior to the expiration of the exchange offer.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, other than statements of historical fact, are “forward-looking statements.” Forward-looking statements reflect our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “predict,” “strategy,” “expect,” “intend,” “plan,” “aim,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential” or “continue” and similar expressions are used to identify forward-looking statements. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.

Important factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, the following risks and uncertainties:

•	industry factors that influence the supply of and demand for crude oil, natural gas and natural gas liquids (“NGLs”), including the recent decline in commodity prices;

•	industry factors that influence the demand for services in the markets (particularly unconventional shale plays) in which we provide services;

•	our ability to successfully implement our business plan for our assets and operations, including with respect to our recently consummated merger transaction with Crestwood Equity Partners LP (“CEQP”);

•	governmental legislation and regulations, including potential modifications of U.S. federal income law that could affect the tax treatment of publicly traded partnerships, possibly on a retroactive basis;

•	weather conditions;

•	the availability of crude oil, natural gas and NGLs, and the price of those commodities, to consumers relative to the price of alternative and competing fuels;

•	economic conditions;

•	costs or difficulties related to the integration of our existing businesses and acquisitions;

•	environmental claims;

•	operating hazards and other risks incidental to the provision of midstream services, including gathering, compressing, treating, processing, fractionating, transporting and storing crude oil, NGLs and natural gas and related products such as produced water;

•	interest rates;

•	the price and availability of debt and equity financing; and

•	the ability to sell or monetize assets in the current market, to reduce indebtedness or for other general partnership purposes.

These factors do not necessarily include all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on future results. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements, and we cannot assure you that actual results or developments that we anticipate will be realized or, even if substantially realized, will have the expected consequences to, or effect on, us or our business or operations. Also note that we provided additional cautionary discussion of risks and uncertainties under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q that are included as annexes hereto.

Although the expectations in the forward-looking statements are based on our current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. Except as required by federal and state securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the matters discussed under the caption “Risk Factors” and the financial statements and other information included in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q that are being delivered to you with this prospectus, before making an investment decision. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Our Company

We manage, own and operate crude oil, natural gas and NGL midstream assets. Headquartered in Houston, Texas, we are a fully-integrated midstream solution provider that specializes in connecting shale-based energy supplies to key demand markets. We conduct gathering, processing, storage, transportation and marketing operations in the most prolific shale plays across the United States. For additional information about our business, operations and financial results, see the documents listed under “Incorporation of Certain Documents By Reference.”

Our principal executive offices are located at 700 Louisiana Street, Suite 2550, Houston, Texas 77002, and our telephone number at that address is (832) 519-2200.

For additional information regarding our company, please see (i) Part I, Item 1. “Business,” Item 2. “Properties, Item 3. “Legal Proceedings” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K included as Annex B hereto and (ii) Part I, Item. 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1. “Legal Proceedings” in our Quarterly Report on Form 10-Q included as Annex D hereto.

Recent Developments

On May 5, 2015, Crestwood Equity Partners LP (“CEQP), us and certain of our affiliates entered into a definitive agreement under which we agreed to merge with a wholly-owned subsidiary of CEQP (the “Simplification Merger”). On September 30, 2015, our unitholders approved the Simplification Merger and we completed the merger on that date. As part of the merger consideration, our common and preferred unitholders (other than CEQP and its subsidiaries) received 2.75 common or preferred units of CEQP for each of our common or preferred unit held upon completion of the merger.

On June 3, 2016, we completed the formation of a new joint venture with Consolidated Edison, Inc. (“Con Edison”) to own and develop our existing natural gas pipeline and storage business located in southern New York and northern Pennsylvania. As part of the transaction, we contributed our existing interstate natural gas pipeline and storage business to a new entity, Stagecoach Gas Services LLC (“Stagecoach Gas Services”), and a subsidiary of Con Edison Transmission, Inc., which is a wholly-owned subsidiary of Con Edison, indirectly purchased a 50% equity interest in Stagecoach Gas Services for approximately $945 million.

For additional information regarding recent developments, please see (i) the Part I, Item. 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to our consolidated financial statements included in our Quarterly Report on Form 10-Q included as Annex D hereto and (ii) the Current Report on Form 8-K included as Annex E hereto.

Risk Factors

You should carefully consider all the information contained in this prospectus, including the Annexes, prior to participating in the exchange offer. In particular, we urge you to carefully consider the factors set forth under “Risk Factors” beginning on page 10 of this prospectus and those risk factors included in Part I, Item IA. “Risk Factors” in our Annual Report on Form 10-K and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q that are included as annexes hereto.

Other Information

Copies of our Annual Report on Form 10-K, Amendment to Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K are being delivered to you with this prospectus as Annexes B, C, D and E, respectively. The information included in these annexes is incorporated into, and form part of, this prospectus, including, but not limited to, the following information:

Annual Report on Form 10-K:

•	Item 1. Business

•	Item 1A. Risk Factors

•	Item 2. Properties

•	Item 3. Legal Proceedings

•	Item 6. Selected Financial Data

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 7A. Quantitative and Qualitative Disclosures About Market Risk

•	Item 8. Financial Statements and Supplementary Data

•	Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Quarterly Report on Form 10-Q:

•	Item 1. Financial Statements

•	Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 3. Quantitative and Qualitative Disclosures About Market Risk

Current Report on Form 8-K

•	Exhibit 99.2

The Exchange Offer

On March 23, 2015, the Issuers completed a private offering of $700,000,000 aggregate principal amount of the outstanding notes.

Exchange Offer	We are offering to exchange outstanding notes for exchange notes. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, on , 2016, unless we decide to extend it. We currently do not intend to extend the expiration date.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes; cannot rely on the position of the staff of the SEC enunciated in the Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no action letter (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture governing the notes, except we will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture governing the notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. Unless otherwise indicated, references to the “notes” are to the outstanding notes and the exchange notes.

Issuers	Crestwood Midstream Partners LP and Crestwood Midstream Finance Corp.

Crestwood Midstream Finance Corp., a Delaware corporation, is a wholly-owned subsidiary of the Partnership that has no material assets and was formed for the sole purpose of being a co-issuer or guarantor of some of our indebtedness, including the exchange notes.

Securities Offered	$700,000,000 aggregate principal amount of exchange notes.

Maturity Date	The exchange notes will mature on April 1, 2023.

Interest	Interest on the exchange notes will be payable in cash and will accrue at a rate of 6.25% per year.

Interest Payment Dates	We will pay interest on the exchange notes on April 1 and October 1. Interest on the outstanding notes began to accrue from March 23, 2015.

Guarantees	All of our subsidiaries (other than the Co-Issuer) that guarantee our 7.75% Senior Notes due 2019 (the “7.75% Notes”), 6.00% Senior Notes due 2020 (the “6.00% Notes”) and our 6.125% Senior Notes due 2022 (the “6.125% Notes” and, together with the 7.75% Notes and the 6.00% Notes, the “existing notes”) and our revolving credit facility (the “Revolving Credit Facility”) and all of our future domestic subsidiaries that guarantee any of our indebtedness for borrowed money will guarantee the exchange notes on a senior unsecured basis. For the year ended December 31, 2015, our non-guarantor subsidiaries represented less than 1% of our revenues, and as of December 31, 2015, represented less than 5% of our total assets and liabilities.

None of our unrestricted subsidiaries will guarantee the notes. Currently, (1) Tres Palacios Holdings LLC, (2) Tres Palacios Gas Storage LLC, (3) Tres Palacios Midstream, LLC, (4) Crestwood Niobrara LLC, (5) Jackalope Gas Gathering Services, L.L.C., (6) Powder River Basin Industrial Complex, LLC, (7) Arlington Storage Company, LLC, (8) Crestwood Gas Marketing LLC, (9) Crestwood Pipeline and Storage Northeast LLC, (10) Crestwood Pipeline East

LLC, (11) Crestwood Storage Inc., (12) Stagecoach Gas Services LLC, (13) Stagecoach Operating Services LLC and (14) Stagecoach Pipeline & Storage Company LLC are unrestricted subsidiaries.

Ranking	The exchange notes and the guarantees will be general unsecured obligations of the Issuers and the guarantors and will be pari passu in right of payment with all of the Issuers’ and the guarantors’ existing and future unsecured senior liabilities, including the existing notes. The exchange notes and the guarantees will be senior in right of payment to any of the Issuers’ and the guarantors’, respectively, future subordinated indebtedness, if any. The exchange notes will be structurally subordinated in right of payment to all indebtedness of any of the Issuers’ non-guarantor subsidiaries. The exchange notes and the guarantees will be effectively subordinated to the Issuers’ and the guarantors’, respectively, existing and future secured obligations, including all borrowings under the Revolving Credit Facility, to the extent of the value of the assets securing such indebtedness. As of December 31, 2015, our total outstanding long-term indebtedness was approximately $2,543.6 million, of which approximately $735.0 million was secured indebtedness under the Revolving Credit Facility, and approximately $399.0 million was available under the Revolving Credit Facility, after considering our most restrictive debt covenants under the Revolving Credit Facility.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time on or after April 1, 2018, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest to the date of redemption, as set forth under “Description of Notes—Optional Redemption.”

At any time prior to April 1, 2018, we may redeem up to 35% of the aggregate principal amount of the exchange notes, in an amount not greater than the net cash proceeds of one or more equity offerings, at a redemption price equal to 106.250% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the date of such redemption; provided that:

•	at least 50% of the aggregate principal amount of the notes (including any additional notes issued after the issue date) remains outstanding immediately after the occurrence of such redemption (unless all of such notes are redeemed); and

•	such redemption occurs within 180 days of the date of the closing of any such equity offering.

We may redeem some or all of the exchange notes prior to April 1, 2018 at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of such redemption.

Change of Control	Upon a “change of control” (as defined in the indenture governing the notes), if we do not otherwise redeem the exchange notes, each holder of exchange notes will be entitled to require us to repurchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of such repurchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.” Our ability to purchase the exchange notes upon a “change of control” will be limited by the terms of our debt agreements, including the credit agreement governing the Revolving Credit Facility and the indentures governing our existing notes. We cannot assure you that we will have the financial resources to purchase the notes in such circumstances.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or repurchase or redeem equity interests;

•	limit dividends or other payments by restricted subsidiaries that are not guarantors to us or our other subsidiaries;

•	make certain investments;

•	incur liens;

•	enter into certain types of transactions with our affiliates; and

•	sell assets or consolidate or merge with or into other companies.

However, many of these covenants will be terminated if:

•	both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. assign the notes an investment grade rating; and

•	no default under the indenture governing the notes has occurred and is continuing.

These and other covenants contained in the indenture governing the notes are subject to important exceptions and qualifications, which are described under “Description of Notes.”

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, a market for the exchange notes may not develop or there may be limited liquidity in any such market that may develop. We do not intend to apply for a listing of the exchange notes on any securities exchange or any automated dealer quotation system.

RISK FACTORS

Any investment in the exchange notes involves a high degree of risk. You should carefully consider the following risk factors as well as the risk factors discussed in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q included as annexes hereto. Additional risks or uncertainties presently known to us, or that we currently deem immaterial and risks and uncertainties that we are not presently aware of, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur.

Risks Related to the Exchange Offer

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and no active trading market may develop for the exchange notes.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. An active market for the exchange notes may not develop or, if developed, may not continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in the Exxon Capital Holdings Corporation no action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no action letter (available July 2, 1993) and the Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against this liability.

Risks Related to the Notes

We may not be able to generate sufficient cash flow to meet our debt obligations, including our obligations and commitments under the exchange notes, the existing notes and the Revolving Credit Facility.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. In addition, our future cash flow may be insufficient to meet our debt obligations and commitments, including the exchange notes, the existing notes and the Revolving Credit Facility. Any insufficiency could negatively impact our business. A range of economic, competitive, business, and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to repay our debt, including the notes. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control. In addition, the indentures governing the existing notes and the indenture governs the notes allow us to incur additional indebtedness. The incurrence of additional indebtedness could negatively affect our ability to pay principal and interest on our debt, including the exchange notes.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in our business or our industry and place us at a competitive disadvantage.

As of December 31, 2015, our total outstanding long-term indebtedness was approximately $2,543.6 million, consisting of approximately $735.0 million of indebtedness under the Revolving Credit Facility, the existing notes, the exchange notes and other debt, and approximately $399.0 million was available under the Revolving Credit Facility, after considering our most restrictive debt covenants under the Revolving Credit Facility.

If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	reducing the cash we distribute to our general and limited partners;

•	selling assets;

•	reducing or delaying scheduled expansions and capital investments; or

•	seeking to raise additional capital.

We cannot assure you that we would be able to enter into these alternative financing plans on commercially reasonable terms or at all. However, any alternative financing plans that we undertake, if necessary, may not allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations or to obtain alternative financing could materially and adversely affect our business, results of operations, financial condition and business prospects, as well as our ability to satisfy our obligations in respect of the exchange notes, the existing notes and the Revolving Credit Facility.

Our debt could have important consequences to you. For example, it could:

•	make it more difficult to satisfy our obligations with respect to the exchange notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to fund future capital expenditures and working capital, to engage in development activities, or to otherwise realize the value of our assets and opportunities fully because of the need to dedicate a substantial portion of our cash flow from operations to payments of interest and principal on our debt or to comply with any restrictive terms of our debt;

•	result in an event of default if we fail to satisfy our obligations with respect to the exchange notes or our other indebtedness or fail to comply with the financial and other restrictive covenants contained in the indentures governing the existing notes and the indenture governing the notes or agreements governing other indebtedness, which event of default could result in all of our debt becoming immediately due and payable and could permit our lenders to foreclose on any of our assets securing such debt;

•	require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	increase our cost of borrowing;

•	restrict us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute a default under the indentures governing the existing notes and the indenture governing the notes;

•	limit our flexibility in planning for, or reacting to, changes in our business or industry in which we operate, placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore may be able to take advantage of opportunities that our leverage prevents us from exploring;

•	impair our ability to obtain additional financing in the future; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

In addition, if we fail to comply with the covenants or other terms of any agreements governing our debt, our lenders may have the right to accelerate the maturity of that debt and foreclose upon the collateral securing that debt. Realization of any of these factors could adversely affect our financial condition.

In the event of a default, we may have insufficient funds to make any payments due on the notes.

A default under the indentures governing the existing notes and under the indenture governing the notes could lead to a default under existing and future agreements governing our indebtedness, including the credit agreement governing the Revolving Credit Facility. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness on the notes.

The notes and the guarantees will be unsecured and effectively subordinated to the rights of our secured indebtedness and structurally subordinated to the indebtedness of any future non-guarantor subsidiaries.

The notes and the guarantees will be general unsecured senior obligations ranking effectively junior to all our existing and future secured debt and that of any subsidiary guarantor, including borrowings under the Revolving Credit Facility, to the extent of the value of the collateral securing the debt. As of December 31, 2015, our outstanding senior indebtedness was approximately $2,543.6 million, of which approximately $735.0 million was secured indebtedness under the Revolving Credit Facility, and approximately $399.0 million was available under the Revolving Credit Facility, after considering our most restrictive debt covenants under the Revolving Credit Facility. The notes will also be structurally subordinated to any indebtedness and other liabilities of any future non-guarantor subsidiaries. For the year ended December 31, 2015, our non-guarantor subsidiaries represented less than 1% of our revenues, and as of December 31, 2015, represented less than 5% of our total assets and liabilities.

If we are declared bankrupt, become insolvent or are liquidated or reorganized, our secured debt will be entitled to be paid in full from our assets or the assets of each guarantor, if any, securing that debt before any payment may be made with respect to the exchange notes or the affected guarantees. Holders of the exchange notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness, including debt incurred after the notes are issued, that does not rank junior to the notes, including the existing notes, trade payables and all of our other general indebtedness, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the exchange notes. As a result, holders of the exchange notes would likely receive less, ratably, than holders of secured indebtedness.

We may be able to incur substantially more debt. This could increase the risks associated with the notes.

We and our subsidiaries may be able to incur substantial additional indebtedness, which may be secured in the future. The terms of the indentures governing the existing notes and the indenture governing the exchange notes, subject to certain limitations, do not and will not prohibit us or our subsidiaries from doing so. If new debt is added to our current debt levels, the related risks that we and our subsidiaries face could intensify. As of

December 31, 2015, we had total consolidated long-term debt of approximately $2,543.6 million, consisting of approximately $735.0 million of indebtedness under the Revolving Credit Facility, the existing notes, the exchange notes and other debt, and approximately $399.0 million would have been available under the Revolving Credit Facility, after considering our most restrictive debt covenants under the Revolving Credit Facility.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, and could put us at a competitive disadvantage against other less leveraged competitors that have more cash flow to devote to their businesses;

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general partnership and other purposes may be limited; and

•	our level of indebtedness may limit our flexibility in operating our business and prevent us from engaging in certain transactions that might otherwise be beneficial to us.

Any of these factors could result in a material adverse effect on our business, results of operations, financial condition, business prospects and ability to satisfy our obligations under the notes and our other indebtedness.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain “change of control” events (as defined in the indentures governing the existing notes and the indenture governing the exchange notes, as applicable), the indentures governing the existing notes and the indenture governing the exchange notes will require us to offer to repurchase all or any part of the existing notes and the exchange notes then outstanding, as applicable, for cash at 101% of the principal amount. Such a change of control event may also constitute a default under the credit agreement governing the Revolving Credit Facility. A default, if not waived, could result in acceleration of the debt outstanding under the credit agreement governing the Revolving Credit Facility and in a default with respect to, and acceleration of, any other debt that we may have outstanding from time to time. The source of funds for any repurchase or repayment of your notes or other debt required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

•	borrowing under the Revolving Credit Facility or other sources;

•	sales of assets; or

•	sales of equity.

We cannot assure you that sufficient funds would be available at the time of any “change of control” to repurchase your notes, in addition to payment or repurchase of any other indebtedness then due and payable. Moreover, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indentures governing the existing notes and the indenture governing the exchange notes may allow us to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the existing notes and the exchange notes. The definition of change of control for purposes of the existing notes and the exchange notes includes a phrase relating to the transfer of “all or substantially all” of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require the Issuers to repurchase notes as a result of a transfer of less than all of our assets to another person may be uncertain.

Restrictions in our existing and future debt agreements could limit our growth and our ability to respond to changing conditions.

The indentures governing the existing notes and the indenture governing the notes and the credit agreement governing the Revolving Credit Facility restrict and will restrict our ability to, among other things:

•	incur additional debt or guarantee other indebtedness;

•	make distributions on, redeem or repurchase our common units or make other restricted payments;

•	make certain investments and acquisitions;

•	incur or permit certain liens to exist;

•	enter into certain types of transactions with affiliates;

•	merge, consolidate or amalgamate with another company; and

•	transfer or otherwise dispose of assets.

The credit agreement governing the Revolving Credit Facility also requires the maintenance of certain financial covenants. These restrictions also limit our ability to obtain future financings to withstand a future downturn in our business or the economy in general, or to otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations under the agreements and indentures governing any other indebtedness that we may have outstanding from time to time, including the indentures governing the existing notes and the indenture governing the exchange notes. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

A breach of any covenant in the credit agreement governing the Revolving Credit Facility or the agreements and indentures governing any other indebtedness that we may have outstanding from time to time, including the indentures governing the existing notes and the indenture governing the exchange notes, would result in a default under that agreement or indenture after any applicable grace periods. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and an acceleration of, the debt outstanding under other debt agreements. The accelerated debt would become immediately due and payable. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such debt. Even if new financing were available at that time, it may not be on terms that are acceptable to us or terms as favorable as our current agreements. If our debt is in default for any reason, our business, results of operations and financial condition could be materially and adversely affected. See “Description of Notes—Events of Default and Remedies.”

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

Our subsidiary guarantees may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the guarantee with the intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantee. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indentures governing the existing notes and the indenture governing the exchange notes contain a provision intended to limit each subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Our ability to repay our indebtedness, including the notes, is dependent on the cash flow generated by our operating subsidiaries.

Our operating subsidiaries own substantially all of our assets and conduct all of our operations. Accordingly, repayment of our indebtedness, including the exchange notes, will be dependent on the generation of cash flow by our operating subsidiaries and their ability to make such cash available to us, directly or indirectly, by dividend, debt repayment or otherwise. All of our operating subsidiaries will guarantee our obligations under the notes except for our Unrestricted Subsidiaries (as defined herein). The operating subsidiaries may not be able to or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each operating subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from the operating subsidiaries. While the indentures governing the existing notes and the indenture governing the notes limit the ability of the operating subsidiaries that are not guarantors to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments, those limitations are subject to waiver and certain qualifications and exceptions.

We face risks related to rating agency downgrades.

We expect one or more rating agencies to rate the notes. If such rating agencies either assign the notes a rating lower than the rating expected by the investors, or reduce the rating in the future, the market price of the notes would be adversely affected. In addition, if any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under the Revolving Credit Facility and other future borrowings may increase and the market price of the notes may decrease.

Our reimbursement of our general partner’s expenses will reduce our cash available for debt service.

We will reimburse our general partner and its affiliates for all expenses they incur on our behalf. These expenses will include all costs incurred by our general partner and its affiliates in managing and operating us, including costs for rendering corporate staff and support services to us. The reimbursement of expenses of our general partner and its affiliates will reduce our cash available for debt service.

We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the notes or to repay them at maturity.

Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, all of our available cash to our unitholders of record and our general partner within 45 days after the end of each calendar quarter, except under certain circumstances. Our ability to make quarterly distributions is subject to certain restrictions, including restrictions under our partnership agreement, our credit agreement governing the Revolving Credit Facility, the indentures governing the existing notes and the indenture governing the notes and Delaware law. Available cash is generally all of our cash receipts adjusted for cash distributions and net changes to reserves. Our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our subsidiaries in amounts our general partner determines in its reasonable discretion to be necessary or appropriate to:

•	provide for the proper conduct of our business and the business of our subsidiaries (including reserves for future capital expenditures and for our anticipated future credit needs);

•	comply with applicable law, any of our debt instruments, including the indentures governing the existing notes and the indenture governing the notes and the credit agreement governing the Revolving Credit Facility, or other agreements; or

•	provide funds for distributions to holders of our preferred and common units for the succeeding four quarters.

Although our payment obligations to our unitholders are subordinate to our payment obligations to you, the value of our units generally decreases in correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize, which may limit cash available to service the notes or to repay them at maturity.

Many of the covenants contained in the indentures governing the existing notes and the indenture governing the notes will be suspended or terminated if the existing notes and the exchange notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

Many of the covenants in the indentures governing the 6.00% Notes and the 6.125% Notes and the indenture governing the notes will be terminated and many of the covenants in the indenture governing the 7.75% Notes will be suspended, for so long as the existing notes and the exchange notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., provided at such time no default under the indentures governing the existing notes and the indenture governing the notes has occurred and is continuing. These covenants will restrict, among other things, our ability to pay dividends, to incur indebtedness and to enter into certain other transactions. There can be no assurance that the existing notes and the exchange notes will ever be rated investment grade, or that if they are rated investment grade that they will maintain such ratings. In the case of the 6.00% Notes and the 6.125% Notes and the exchange notes, these covenants will not be restored if such notes are subsequently rated below investment grade. However, suspension or termination of these covenants, as applicable, would allow us to engage in certain transactions that would not be permitted while these covenants were in force and any actions taken while the covenants governing the 7.75% Notes are suspended will not result in an event of default if these covenants subsequently become operative. See “Description of Notes—Certain Covenants.”

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We have entered into a registration rights agreement in which we agreed, under certain circumstances, to use our commercially reasonable efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and to use our commercially reasonable efforts to consummate the exchange offer no later than March 17, 2016 or, if required, to file a shelf registration statement under certain circumstances to cover resales of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

If such obligations are not satisfied (a “Registration Default”), the annual interest rate on the outstanding notes will be increased by 0.25%. The annual interest rate on the outstanding notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the outstanding notes will revert to the original level. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC contained in the Exxon Capital Holdings Corporation no action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no action letter (available July 2, 1993) and the Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991) or similar SEC no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture governing the notes, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $700.0 million aggregate principal amount of the outstanding notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture governing the notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders.

Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 12:00 midnight, New York City time, on , 2016. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer. We expect to keep the exchange offer in effect for a period of 20 business days from the date this registration statement is declared effective by the SEC.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date of the exchange offer in our sole discretion. If we waive a condition for one participant in the exchange offer, such condition will be deemed to have been waived for all participants in the exchange offer. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulating Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will issue exchange notes for outstanding notes promptly after the expiration date only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:

U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-1419 Attention: Specialized Finance	U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-1419 Attention: Specialized Finance	U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-1419 Attention: Specialized Finance

By Facsimile Transmission (eligible institutions only): (651) 466-7430

For Information or Confirmation by Telephone: 1 (800) 934-6802

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2016		2015		2014		2013		2012	2011
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	—	(2)	—	(2)	2.0x	2.5x

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax income from continuing operations before adjustment for non-controlling interest and income from equity investees plus fixed charges (excluding capitalized interest) and amortized capitalized interest. “Fixed charges” represents interest incurred (whether expensed or capitalized), amortization of debt costs and that portion of rental expense on operating leases deemed to be the equivalent of interest.
(2)	Earnings for the three months ended March 31, 2016 and the years ended December 31, 2015, 2014 and 2013 were inadequate to cover fixed charges by approximately $102.4 million, $1,435.8 million, $8.5 million and $19.9 million, respectively.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the terms (i) “Company,” “we” and “our” refer only to Crestwood Midstream Partners LP and not to any of its Subsidiaries, (ii) the term “Co-Issuer” refers only to Crestwood Midstream Finance Corp. and (iii) the term “Issuers” refers to both the Company and the Co-Issuer.

General

The Issuers issued $700.0 million aggregate principal amount of 6.25% Senior Notes due 2023 (the “notes”) under an indenture, dated as of March 23, 2015 (the “indenture”), among the Issuers, the Guarantors and the U.S. Bank National Association, as trustee (the “trustee”), subject to contingent registration rights.

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, will define your rights as holders of exchange notes. Copies of the indenture are available as set forth below under “—Additional Information.” For a summary of the material provisions of the registration rights agreement, see “Registration Rights; Special Interest.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes are:

•	general unsecured obligations of the Issuers;

•	pari passu in right of payment with all existing and future unsecured senior liabilities of the Issuers, including the Existing Notes;

•	senior in right of payment to any future subordinated Indebtedness of the Issuers;

•	unconditionally guaranteed by the Guarantors; and

•	structurally subordinated in right of payment to all Indebtedness of any of the Issuers’ non-guarantor Subsidiaries.

However, the notes are effectively subordinated to all borrowings under the Revolving Credit Facility, which is secured by substantially all of the assets of the Company and its Restricted Subsidiaries, to the extent of the value of the assets securing the Revolving Credit Facility. See “Risk Factors—Risks Related to the Notes—The notes and the guarantees will be unsecured and effectively subordinated to the rights of our secured indebtedness and structurally subordinated to the indebtedness of any future non-guarantor subsidiaries.”

The Note Guarantees

The notes are guaranteed by all of the Company’s Subsidiaries that guarantee the Existing Notes and the Revolving Credit Facility.

Each Note Guarantee is:

•	a general unsecured obligation of that Guarantor;

•	pari passu in right of payment with all existing and future unsecured senior liabilities of that Guarantor, including guarantees of the Existing Notes; and

•	senior in right of payment to any future subordinated Indebtedness for borrowed money of that Guarantor.

Currently, all of the Company’s Subsidiaries are Restricted Subsidiaries, except for: (1) Tres Palacios Holdings LLC, (2) Tres Palacios Gas Storage LLC, (3) Tres Palacios Midstream, LLC, (4) Crestwood Niobrara LLC, (5) Jackalope Gas Gathering Services, L.L.C., (6) Powder River Basin Industrial Complex, LLC, (7) Arlington Storage Company, LLC, (8) Crestwood Gas Marketing LLC, (9) Crestwood Pipeline and Storage Northeast LLC, (10) Crestwood Pipeline East LLC, (11) Crestwood Storage Inc., (12) Stagecoach Gas Services LLC, (13) Stagecoach Operating Services LLC and (14) Stagecoach Pipeline & Storage Company LLC. Under the circumstances described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our other Subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries are not subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries do not guarantee the notes, and if we designate any Material Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, the Guarantee of such Subsidiary will be released.

Principal, Maturity and Interest

On March 23, 2015, the Issuers issued $700.0 million in aggregate principal amount of notes eligible for exchange in this exchange offer. The Issuers may issue additional notes under the indenture from time to time after this exchange offer. Any issuance of additional notes will be subject to all of the covenants in the indenture, including the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 1, 2023.

Interest on the notes accrues at the rate of 6.25% per annum and is payable semi-annually in arrears on April 1 and October 1. The Issuers will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

Interest on the notes accrues from the most recent date to which interest has been paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium and Additional Interest, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of the Company’s Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Holding Company Structure; the Co-Issuer

The Company’s business activities are conducted through its Subsidiaries. The Company has no material operations of its own and only limited assets. Accordingly, the Company is dependent upon the distributions of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. The Co-Issuer is a Wholly Owned Restricted Subsidiary of the Company that was created for the purpose of facilitating the issuance and sale of our Existing Notes. The Company believes that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of partnerships, such as the Company, unless such debt securities are jointly issued by a corporation. The Co-Issuer does not have any substantial operations or assets and does not have any revenues. As a result, prospective purchasers of the notes should not expect the Co-Issuer to participate in servicing the interest and principal obligations on the notes.

Note Guarantees

The Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are unconditional but are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company, the Co-Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale, disposition or transfer of Capital Stock of that Guarantor after which such Guarantor is no longer a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate the “Asset Sale” provisions of the indenture;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; and

(5) upon the release of such Guarantor’s guarantee of, and other Obligations with respect to, all other Indebtedness of the Company for borrowed money (other than intercompany debt).

Optional Redemption

On any one or more occasions prior to April 1, 2018, the Issuers may redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes issued after the Issue Date), upon prior notice as provided in the indenture, at a redemption price equal to 106.250% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed to, but not including, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date), but in an aggregate principal amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuers and the Company’s Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all of such notes are redeemed); and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

On any one or more occasions on or after April 1, 2018, the Issuers may redeem all or a part of the notes upon prior notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2018	104.688%
2019	103.125%
2020	101.563%
2021 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

On any one or more occasions prior to April 1, 2018, the Issuers may also redeem all or a part of the notes, upon prior notice as provided in the indenture, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium, and accrued and unpaid interest and Additional Interest, if any, on the notes to be redeemed to, but not including, the redemption date (subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date).

Except pursuant to the preceding paragraphs and as described below under “—Repurchase at the Option of Holders—Change of Control,” the notes will not be redeemable at the Issuers’ option prior to April 1, 2018. The Issuers will not, however, be prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction and any such redemption may be restricted by the Revolving Credit Facility.

Mandatory Redemption

The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to, but not including, the date of purchase (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, the Company will give notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the indenture and described in such notice; provided that a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(2) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company; and

(3) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes accepted for payment.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Company as described below, purchases all of the notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described under “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) prior to the occurrence of such Change of Control.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or a Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received from such Asset Sale and all other Asset Sales since April 1, 2011, on a cumulative basis, by the Company or any Restricted Subsidiary is in the form of cash, Cash Equivalents or Additional Assets, or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is released from further liability;

(b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 2% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) $30.0 million; and

(d) any Capital Stock or assets of the kind referred to in clause (2), (4) or (5) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may:

(a) apply such Net Proceeds, at its option:

(1) to repay (w) Indebtedness and other Obligations under a Credit Facility secured by a Permitted Lien, (x) any Indebtedness that was secured by the assets sold in such Asset Sale, other Indebtedness that is pari passu with the notes (provided, that in the case of this clause (y), the Issuers shall also equally and ratably reduce Indebtedness under the notes by making an Asset Sale Offer to all holders of notes at a price payable in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to rights of holders of notes on the relevant record date to receive interest due on the relevant payment date), or Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company; or

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company; or

(3) to make capital expenditures; or

(4) to acquire other long-term assets that are used or useful in a Permitted Business; or

(5) to invest in Additional Assets or make a Permitted Investment; or

(b) enter into a binding commitment to apply the Net Proceeds pursuant to clauses (a)(2), (3), (4) or (5) above; provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365-day period.

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” If at any time the aggregate amount of Excess Proceeds exceeds $25.0 million, or on any earlier date if the Company so elects, the Company will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes (including the Existing Notes) containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary of the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into (or required to be purchased, prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be purchased, prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the Company’s other Indebtedness, including the Revolving Credit Facility and the Existing Notes, contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements (and in the case of the Revolving Credit Facility, a Change of Control will cause a default thereunder), even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of notes in global form, based on DTC’s method that most nearly approximates pro rata selection).

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be given at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

Notice of any redemption of notes may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of a related Equity Offering and, in the case of a redemption with the proceeds of an Equity Offering, may be given prior to the completion thereof.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption without any condition precedent become due on the date fixed for redemption unless redemption is conditioned upon the closing of a specified transaction. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Covenant Termination

If at any time (a) the rating assigned to the notes is an Investment Grade Rating, (b) no Default has occurred and is continuing under the indenture and (c) the Issuers have delivered to the trustee an Officer’s Certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Asset Sales” and the following provisions of the indenture described below:

•	“—Restricted Payments”;

•	“—Incurrence of Indebtedness and Issuance of Preferred Equity”;

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

•	“—Transactions with Affiliates”;

•	“—Designation of Restricted and Unrestricted Subsidiaries”;

•	clause (4) of the covenant described under “—Consolidation, Amalgamation, Merger or Sale of Assets”; and

•	“—Business Activities.”

However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and the following provisions of the indenture described below:

•	“—Liens”;

•	“—Consolidation, Amalgamation, Merger or Sale of Assets” (other than the financial test set forth in clause (4) of such covenant);

•	“—Additional Note Guarantees”;

•	“—Restrictions on Activities of the Co-Issuer”; and

•	“—Reports.”

There can be no assurance that the notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such

(other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(II) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(III) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

(IV) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Failure) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2) through (17) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) Available Cash from Operating Surplus as of the end of the immediately preceding quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(b) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company since April 1, 2011 (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock, Designated Preferred Stock, Excluded Contributions or Cash Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c) to the extent that any Restricted Investment that was made after April 1, 2011 is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

(d) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, or from mergers or consolidations with or into, or transfers of assets to, the Company or a Restricted Subsidiary of the Company, 100% of the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after April 1, 2011 (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) above and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2) through (17) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) $300.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) since April 1, 2011; plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (1)(b) of the immediately preceding paragraph or any portion of Incremental Funds resulting from clause (1)(b) of the immediately preceding paragraph;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary of the Company that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) the purchase, redemption or other acquisition or retirement (or dividends or distributions to any direct or indirect parent company of the Company to finance any such purchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent company of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company pursuant to any equity subscription agreement, shareholders’ or members’ agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interest appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $25.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, that the amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds (other than Excluded Contributions and Cash Contributions) received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after April 1, 2011; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under clause (1) of the immediately preceding paragraph or any portion of Incremental Funds resulting from clause (1) of the immediately preceding paragraph or clause (2) of this paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after April 1, 2011;

provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any single calendar year; or

(6) the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of options, warrants, incentives or rights to acquire Equity Interests;

(7) the declaration and payment of regularly scheduled or accrued dividends or distributions (A) with respect to preferred units of the Company outstanding on the Issue Date or issued as an in-kind distribution pursuant to the Partnership Agreement and (B) to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after April 1, 2011 in accordance with the Fixed Charge Coverage Ratio test described under “—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(8) Permitted Payments to Parent;

(9) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after April 1, 2011 and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after April 1, 2011; provided, however, that (A) the Company would, at the time of such issuance of Designated Preferred Stock and after giving pro forma effect to such issuance (and the payment of dividends or distributions thereunder) as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” and (B) the aggregate amount of dividends declared and paid pursuant to this clause (9) does not exceed the net cash proceeds actually received by the Company (including any such proceeds contributed to the Company by any direct or indirect parent company of the Company) from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after April 1, 2011;

(10) any payments made in connection with the consummation of this initial offering of the notes;

(11) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Company and its Restricted Subsidiaries;

(12) the satisfaction of change of control obligations and asset sale obligations once the Company has fulfilled its obligations under the indenture with respect to a Change of Control or an Asset Sale;

(13) the repayment of intercompany debt that was permitted to be incurred under the indenture;

(14) cash dividends or other distributions on the Company’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Company to, fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates, to the extent permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates” (other than clause (6) of the second paragraph of such covenant);

(15) the payment of dividends or distributions on the Company’s common equity (or the payment of dividends or distributions to a direct or indirect parent company of the Company to fund the payment by such parent company of dividends or distributions on its common equity) of up to 6.0% per calendar year of the net proceeds received by the Company from any public Equity Offering or contributed to the Company by a direct or indirect parent company of the Company from any public Equity Offering; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (1)(b) of the immediately preceding paragraph or any portion of Incremental Funds resulting from clause (1)(b) of the immediately preceding paragraph;

(16) the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to, the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries; and

(17) other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (9) or (15), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a non-cash dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (17) above, or is permitted pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant. For the avoidance of doubt, in no event will limited partner interests of the Company issued in kind as a distribution pursuant to the Partnership Agreement be considered to be a Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Equity

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Co-Issuer or any other Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if on the date thereof the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit and bankers’ acceptances under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $1,250.0 million and (b) the sum of (i) $350.0 million and (ii) 30.0% of Consolidated Net Tangible Assets;

(2) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent outstanding on the Issue Date, including the Existing Notes;

(3) the incurrence by the Company or any of its Restricted Subsidiaries (including any future Guarantor) of Indebtedness represented by the notes and the related Note Guarantees to be issued on the Issue Date and the exchange notes and the related exchange guarantees to be issued pursuant to a registration rights agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred equity, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $200.0 million and (y) 5.0% of Consolidated Net Tangible Assets as of the date of such incurrence;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (12), (13), (15) or (16) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness and cash management pooling obligations and arrangements between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of preferred equity; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

(b) any sale or other transfer of any such preferred equity to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Bank Product Obligations other than for speculative purposes;

(9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness and cash management pooling obligations and arrangements of the Company or a Restricted Subsidiary of the Company; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, bid, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to supply agreements or equipment leases), or other similar obligations in the ordinary course of business or consistent with past practice;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred equity of the Company or any Restricted Subsidiary of the Company incurred or issued to finance an acquisition or of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary of the Company in accordance with the terms of the indenture; provided, however, that for any such indebtedness outstanding under this clause (12) in excess of $40.0 million, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), after giving effect to such acquisition and the incurrence of such Indebtedness, Disqualified Stock and preferred equity either:

(a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(b) the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition;

(13) the incurrence by Foreign Subsidiaries of the Company of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (13), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed 10.0% of the total assets of the Foreign Subsidiaries of the Company as shown on the most recent balance sheet of the Company;

(14) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(15) Contribution Indebtedness; and

(16) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (A) $200.0 million and (B) 5.0% of Consolidated Net Tangible Assets as of the date of such incurrence (it being understood that any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (16) shall cease to be deemed incurred or outstanding for purposes of this covenant from and after the date on which the Company could have incurred such Indebtedness or Disqualified Stock or preferred equity under the first paragraph of this covenant without reliance upon this clause (16)).

The Issuers will not incur, and the Company will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Equity” covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares or units of the same class of Disqualified Stock or preferred equity and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of Accounting Standards Codification (“ASC”) 815 (formerly Financial Accounting Standards Board Statement 133)) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary of the Company may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Indebtedness was incurred; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is incurred.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise suffer to exist any Lien (the “Initial Lien”) of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, securing Indebtedness of the Company or the Guarantors unless all payments due under the indenture and the notes are secured on at least an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien and any other Liens that would have triggered any Obligations pursuant to this covenant.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Indebtedness outstanding on the Issue Date, the Existing Notes, the Revolving Credit Facility and other Credit Facilities in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) the indenture, the notes and the Note Guarantees (and any additional notes and related guarantees under the indenture);

(3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) of the preceding paragraph;

(7) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described under “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(11) restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(12) other Indebtedness of Restricted Subsidiaries that are non-Guarantors that is incurred subsequent to the Issue Date pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(13) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary of the Company;

(14) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(15) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(16) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

(17) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (16); provided that such amendments or refinancings are not materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing; and

(18) provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary of the Company in connection with a sale and leaseback transaction.

Consolidation, Amalgamation, Merger, or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Company’s properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

(1) either (a) the Company is the surviving entity; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company, as the case may be, under the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity” or (b) have had a Fixed Charge Coverage Ratio for the successor entity and its Restricted Subsidiaries not less than the actual Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Consolidation, Amalgamation, Merger, or Sale of Assets” covenant will not apply to any consolidation, amalgamation, merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this “Consolidation, Amalgamation, Merger, or Sale of Assets” covenant will not apply to any consolidation, amalgamation or merger of the Company (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate of the Company solely for the purpose of reincorporating the Company under the laws of the United States, any state of the United States or the District of Columbia.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $10.0 million, unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(2) transactions (including a merger) between or among the Company and/or any of its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company or any direct or indirect parent company of the Company, and the granting and performance of registration rights in connection therewith;

(6) Restricted Payments and Investments that do not violate the covenant described under “—Restricted Payments”;

(7) loans or advances to employees or consultants in the ordinary course of business or consistent with past practice;

(8) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members’ or stockholders’ agreement or related documents to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not otherwise more disadvantageous to the holders of the notes taken as a whole than the original agreement as in effect on the Issue Date;

(10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) (x) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(12) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company where such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company;

(13) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not, in the good faith judgment of the Board of Directors of the Company, materially more disadvantageous to the holders of the notes, taken as a whole); and

(14) payments of fees and expenses in connection with any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Company.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary of the Company, after the Issue Date, then that newly acquired or created Domestic Subsidiary, if such Domestic Subsidiary guarantees any Indebtedness of the Company for borrowed money (other than intercompany debt), will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel who is satisfactory to the trustee within 30 days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary, other than the Co-Issuer, to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described under “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1)(x) the Company could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Incurrence of Indebtedness and Issuance of Preferred Equity,” or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and (2) no Default or Event of Default would be in existence following such designation.

Restrictions on Activities of the Co-issuer

The Co-Issuer will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that the Co-Issuer may be a co-obligor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company’s Subsidiaries (other than the Co-Issuer).

Reports

The indenture provides that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC, and provide the trustee and holders with copies thereof, without cost to each holder:

(1) within 90 days after the end of each fiscal year (or such longer period as may be permitted by the SEC if the Company were then subject to such SEC reporting requirements as a non-accelerated filer), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form) (but only to the extent similar information is included in the offering memorandum related to the initial issuance of the notes) including, without limitation, a management’s discussion and analysis of financial information and a report by the Company’s certified independent accountants;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the SEC if the Company were then subject to such SEC reporting requirements as a non-accelerated filer), quarterly reports on Form 10-Q containing the information required to be contained therein (or any successor or comparable form) (but only to the extent similar information is included in the offering memorandum related to the initial issuance of the notes) including, without limitation, a management’s discussion and analysis of financial information; and

(3) within the time period specified for filing current reports on Form 8-K by the SEC, such other current reports on Form 8-K (or any successor or comparable form) containing substantially all the information required to be contained therein (or any successor or comparable form).

In the event that any direct or indirect parent company of the Company becomes a Guarantor of the notes, the indenture permits the Company to satisfy its obligations under this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same be accompanied by consolidated information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

In addition, to the extent not satisfied by the foregoing, the Company agrees that, for so long as any notes are outstanding, it will furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company will be deemed to have furnished each of the reports referred to above to the trustee and the holders if the Company or any direct or indirect parent of the Company has filed such reports with the SEC via the EDGAR (or any successor) filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest, or Additional Interest, if any, with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by the Company or any of the Company’s Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of the Company’s Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Restricted Subsidiary of the Company), if that default:

(a) is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(5) failure by the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a

Significant Subsidiary of the Company, to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(6) except as permitted by the indenture, any Note Guarantee of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the indenture), or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for ten days; and

(7) certain events of bankruptcy or insolvency described in the indenture with respect to any Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Additional Interest, if any.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting Payment Default on the notes) will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the notes.

The Company is required to deliver to the trustee annually, commencing with the fiscal year ending December 31, 2015, a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default that has not been cured, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

To the extent permitted by law no director, manager, officer, employee, incorporator, stockholder, partner or member of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers, or the Guarantors under the notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, interest or Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including the obligation to make Change of Control Offers and Asset Sale Offers, their obligations under the covenants described in “—Certain Covenants,” and the cross-acceleration provision and judgment default provisions described under “—Events of Default and Remedies”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.

In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a U.S. nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel who is reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel who is reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Issuers or any of the Company’s Subsidiaries is a party or by which the Issuers or any of the Company’s Subsidiaries is bound;

(6) the Issuers must deliver to the trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7) the Issuers must deliver to the trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected thereby, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or extend the fixed maturity of any note;

(3) reduce the rate of or extend the time for payment of interest, including default interest, or premium on any note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the Payment Default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or impair the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Additional Interest, if any, on, the notes;

(7) waive a redemption payment with respect to any note (for the avoidance of doubt, a payment required by one of the covenants described under “—Repurchase at the Option of Holders” is not a redemption payment);

(8) release any Guarantor that is a Significant Subsidiary of the Company from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment, supplement and waiver provisions or the provision of this clause (9).

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of any Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes and to release any Guarantor from a Note Guarantee in accordance with the terms of the indenture.

The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year or may be called for redemption within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Additional Interest, if any, on the notes to the date of maturity or redemption;

(2) the Issuers or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(3) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as defined in the indenture, after a Default has occurred and is continuing, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or (iii) resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care that a prudent person would use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Crestwood Midstream Partners LP, 700 Louisiana Street, Suite 2550, Houston, Texas 77002, Attention: Chief Financial Officer.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any properties or assets to be used by the Company or a Restricted Subsidiary in a Permitted Business; or

(2) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Interest” means, at any time, all additional interest then owing pursuant to the registration rights agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note at any time, the greater of:

(1) 1.0% of the principal amount of the note; and

(2) the excess of:

(a) the present value at such time of (i) the redemption price of the note at April 1, 2018 (such redemption price being set forth in the table appearing under “—Optional Redemption”), plus (ii) all required interest payments due on the note through April 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

The Company will calculate the Applicable Premium.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights of the Company and its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described under “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described under “—Certain Covenants—Consolidation, Amalgamation, Merger, or Sale of Assets” and not by the provisions described under “—Repurchase at the Option of Holders—Asset Sales”; and

(2) the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries (other than preferred equity of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred

Equity” and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $35.0 million;

(2) a transfer of assets between or among the Company and any Restricted Subsidiary;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property;

(5) the sale or discounting of accounts receivable in the ordinary course of business;

(6) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties;

(7) any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(8) the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

(9) a Restricted Payment that does not violate the covenant described under “—Certain Covenants—Restricted Payments” or is a Permitted Investment;

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11) the granting of Liens not otherwise prohibited by the indenture;

(12) the surrender, or waiver of contract rights, leases, or settlement, release or surrender of contract, tort or other claims; and

(13) any exchange of assets related to a Permitted Business of comparable market value, as determined in good faith by the Company.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Bank Product Obligations” means all obligations and liabilities of any kind, nature or character (whether direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, due or to become due in existence on the Issue Date or thereafter incurred) of the Company or any Guarantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, commercial credit card, purchasing card, merchant card, cash management or automated clearing house transfers of funds services or any related services, including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by a holder of Bank Product Obligations in connection with the collection or enforcement thereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close in New York State.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Contributions” means the aggregate amount of cash contributions made to the capital of the Company or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars or other currencies held by the Company and any of its Restricted Subsidiaries from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality of such government (provided that the full faith and credit of such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Revolving Credit Facility or any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment made therein is made of at least A-1 by S&P or at least P-1 by Moody’s or having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(8) Indebtedness or preferred equity issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s with maturities of 24 months or less from the date of acquisition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than the Permitted Holders or a Permitted Group, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction; or

(2) the consummation of any transaction (including, without limitation, any merger or consolidation),

(3) the result of which is that any “person” (as defined above), other than the Permitted Holders or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days thereof.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock of another form of entity will not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no other “person” (other than a Permitted Group) Beneficially Owns more than 50% of the Voting Stock of such entity.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Change of Control Payment” has the meaning assigned to that term in the indenture.

“Change of Control Payment Date” has the meaning assigned to that term in the indenture.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement and designed to protect such Person against fluctuation in commodity prices.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) the provision for taxes based on income, profits or capital, including without limitation provincial, state, franchise, local, foreign and similar taxes, of such Person and its Restricted Subsidiaries for such period; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period; plus depreciation, accretion, depletion, amortization (including amortization of goodwill and other intangibles, deferred financing fees, debt issuance costs, commissions and expenses and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses (other than financing costs) that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets (including pursuant to the application of ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statements Nos. 142 and 144, respectively), and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

(3) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, integration, business optimization, systems establishment cost or excess pension, OPEB, curtailment or other excess charges); plus

(4) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

(5) the amount of management, consulting, monitoring and advisory fees and related expenses paid or accrued during such period; plus

(6) accretion of asset retirement obligations in accordance with ASC 410 (formerly Financial Accounting Standards Board Statement No. 143), and any similar accounting in prior periods; plus

(7) to the extent not otherwise included, the proceeds of any business interruption insurance received during such period; plus

(8) to the extent actually reimbursed (and not otherwise included in arriving at Consolidated Net Income), expenses covered by indemnification provisions in any agreement in connection with any transaction involving the Company or any of its Subsidiaries.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any deduction for preferred equity dividends or distributions; provided that:

(1) any net after-tax extraordinary, unusual or nonrecurring gains or losses or income or expense or charge (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, relocation, and other restructuring costs, any pre-operating expenses that are expensed and not capitalized, and fees, expenses or charges related to any offering of securities of such Person or other financing transaction, any Investment, acquisition, disposition or incurrence or repayment or early extinguishment of Indebtedness or other obligations permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses and charges, and any financing charges, including penalty interest and bank charges, related to any Indebtedness or other obligations, in each case, shall be excluded;

(2) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(4) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations or other derivative instruments shall be excluded;

(5) (A) the net income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (B) the net income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amount included in clause (A);

(6) any increase in depreciation, accretion, depletion or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;

(7) accruals and reserves that are established within 12 months after an acquisition’s closing date and that are so required to be established as a result of such transaction in accordance with GAAP or as a result of a modification of accounting policies shall be excluded;

(8) any impairment charges resulting from the application of ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statements Nos. 142 and 144, respectively) and the amortization of intangibles pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) and all asset write-downs and asset write-offs shall be excluded;

(9) any long-term incentive plan accruals and any compensation expense realized from grants of stock or unit appreciation or similar rights, stock or unit options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(10) (A) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815 (formerly Financial Accounting Standards Board Statement 133)), (B) any foreign exchange gains and losses and (C) any adjustments for financial instruments, derivatives or Hedging Obligations required by GAAP shall be excluded except for any realized exchange gains or losses on derivative instruments which are included as offsets to operating items as part of a designated hedging relationship;

(11) the cumulative effect of a change in accounting principles will be excluded; and

(12) the amount by which any income or charge attributable to a post-employment benefit scheme differs from the current service costs attributable to the scheme will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any performance, leases, dividends, taxes or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security thereof;

(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” means Indebtedness of the Company or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the equity capital of the Company or such Guarantor after April 1, 2011; provided that:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the equity capital of the Company or such Guarantor, as applicable, the amount in excess shall be Indebtedness (other than secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the notes; and

(2) such Contribution Indebtedness (x) is incurred within 180 days after the making of such cash contributions and (y) is designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the incurrence date thereof.

Any cash contribution to the equity capital of the Company or any Guarantor that forms the basis for an incurrence of Contribution Indebtedness will be disregarded for purposes of the “Restricted Payments” covenant.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Revolving Credit Facility), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, debt securities or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means the Class A Preferred Units of the Company and any other Capital Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) that is issued for cash (other than to any of the Company’s Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (1)(b) of the covenant described under “—Certain Covenants—Restricted Payments.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, preferred units of the Company authorized on the Issue Date do not constitute Disqualified Stock.

“Domestic Subsidiary” of a Person means any Subsidiary of the referent Person that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock and other than to a Subsidiary of the Company) of the Company or (ii) an offer and sale of Capital Stock (other than Disqualified Stock and other than to the Company or a Subsidiary of the Company) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the equity capital of the Company) pursuant to (x) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or such direct or indirect parent company), or (y) a private issuance exempt from registration under the Securities Act.

“Excluded Contributions” means the net cash proceeds received by the Company after April 1, 2011 from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as “Excluded Contributions” pursuant to an Officer’s Certificate, the net cash proceeds of which are excluded from and have not been used towards the calculation set forth in clause (1)(b) of “—Certain Covenants—Restricted Payments” or any portion of Incremental Funds calculated therefrom.

“Existing Notes” means the (i) $350.0 million aggregate principal amount of 7.75% Senior Notes due 2019 issued by Crestwood Midstream Partners LP and Crestwood Midstream Finance Corporation pursuant to an indenture dated as of April 1, 2011, and assumed by the Issuers on October 7, 2013 by merger, (ii) $500.0 million aggregate principal amount of 6.00% Senior Notes due 2020 issued by Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.) and Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.) pursuant to an indenture dated as of December 7, 2012 and (iii) $600.0 million aggregate principal amount of 6.125% Senior Notes due 2022 issued by Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.) and Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.) pursuant to an indenture dated as of November 8, 2013.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Company for transactions less than $35.0 million and (ii) the Board of Directors of the Company (unless otherwise provided in the indenture) for transactions valued at, or in excess of, $35.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officer’s Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under the indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) all cash dividend payments or other cash distributions on any series of preferred equity of such Person (provided that in no event will any preferred units of the Company issued in kind as a distribution pursuant to the Partnership Agreement on or after the Issue Date be considered to be a Fixed Charge) and all other dividend payments or other distributions on the Disqualified Stock of such Person; less

(4) interest income; less

(5) non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under GAAP; less

(6) accretion or accrual of discounted liabilities not constituting Indebtedness; less

(7) any expense resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition; and less

(8) Additional Interest.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and does not guarantee or otherwise provide direct credit support for any Indebtedness of the Company, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on April 1, 2011.

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any

Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company (other than the Co-Issuer) that guarantees the Notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by (A) bonds, notes, debentures or similar instruments or (B) letters of credit (or reimbursement agreements in respect thereof); provided that the underlying obligation in respect of which the letter of credit was issued would, under one or more of paragraphs (1) above or (3) to (6) below, be treated as being Indebtedness;

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; or (d) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or

Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries incurred without violation of the indenture.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Rating” means a Moody’s rating of Baa3 (or the equivalent) or higher and an S&P rating of BBB–(or the equivalent) or higher, or, if either such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means March 23, 2015.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), hypothecation, assignment, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary or the Company), any purchase option, call or similar right of a third party with respect to such securities.

“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the NYSE, the American Stock Exchange or the Nasdaq National Market and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

“Material Restricted Subsidiary” means any Restricted Subsidiary of the Company whose gross assets or Consolidated Adjusted EBITDA (in each case excluding intra-group items (except for power-by-the-hour maintenance, lease and similar or related transactions)) are equal to or exceed 5.0% of Consolidated Net Tangible Assets or Consolidated Adjusted EBITDA of the Company and its Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the exchange notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Guarantee” means the guarantee by each Guarantor of the Issuers’ obligations under the indenture and the notes, pursuant to the provisions of the indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Officer” means, with respect to any Person, the chairman of the Board of Directors, the principal executive officer, the president, the principal operating officer, the principal financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person (or, if such Person is a limited partnership, the general partner of such Person).

“Officer’s Certificate” means a certificate signed by any Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the indenture.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Company dated as of December 21, 2011, as amended by Amendment No. 1 dated as of October 1, 2013,

Amendment No. 2 dated as of October 10, 2013 and Amendment No. 3 dated as of June 17, 2014, as in effect on the Issue Date and as such may be further amended, modified or supplemented from time to time.

“Permitted Business” means the businesses of the Company and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary or in any joint venture; provided that:

(1) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” or (b) such Investment does not exceed the aggregate amount of Incremental Funds not previously expended pursuant to the covenant described under “—Certain Covenants—Restricted Payments” at the time of such Investment; provided that the amount of any such Investment will be excluded from clauses (1)(a)-(1)(d) of the covenant described under “—Certain Covenants—Restricted Payments” or any portion of Incremental Funds resulting from such clauses (1)(b)-(1)(d) of the covenant described under “—Certain Covenants—Restricted Payments”;

(2) if such Unrestricted Subsidiary or joint venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to be incurred by the Company and its Restricted Subsidiaries pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity”; and

(3) such Unrestricted Subsidiary’s or joint venture’s activities are not outside the scope of the Permitted Business.

“Permitted Group” means any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the Company’s initial public offering of limited partnership interests, by virtue of the Partnership Agreement, as the same may be amended, modified or supplemented from time to time; provided that no single Person (other than the Permitted Holders) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Permitted Holders in the aggregate.

“Permitted Holders” means First Reserve Management, LP, and its Affiliates. Any person or group whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

and, in each case, any Investment held by any such Person;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent company of the Company;

(6) any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Company or any Restricted Subsidiary of the Company;

(9) repurchases of the notes;

(10) Permitted Business Investments;

(11) any Affiliate transaction to the extent it constitutes an Investment, that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except for transactions described in clauses (3), (6), (7), (8), (9), (10), (12) and (13) of such paragraph);

(12) (A) guarantees issued in accordance with the covenants described under “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Equity” and “—Certain Covenants—Additional Note Guarantees”; and (B) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business or consistent with past practice;

(13) any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(14) Investments consisting of purchases and acquisitions of parts, buildings, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(15) additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed the greater of (A) $200.0 million and (B) 5.0% of Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (15) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (15) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1) Liens with respect to the Revolving Credit Facility or any other Credit Facilities;

(2) Liens in favor of the Company or any of its Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business and Liens over cash deposits in connection with an acquisition, lease, disposition or investment;

(6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof and any cash cover relating to a letter of credit or bank guarantee;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (4) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(8) Liens securing Indebtedness permitted to be incurred pursuant to clause (16) of the definition of Permitted Debt;

(9) Liens existing on the Issue Date;

(10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11) Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(12) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

(13) leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

(14) easements, rights of way, zoning and similar restrictions, reservations or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;

(15) Liens created for the benefit of (or to secure) the notes, the Note Guarantees, and any exchange notes or exchange guarantees;

(16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(17) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(18) Liens arising out of judgments constituting an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(19) Liens to secure Indebtedness permitted to be incurred pursuant to clause (13) of the definition of Permitted Debt;

(20) licenses of intellectual property in the ordinary course of business;

(21) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(22) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(23) Liens to secure a defeasance trust;

(24) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients of which such equipment is located;

(25) Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance contracts;

(26) Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with the indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Company’s historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Revolving Credit Facility) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clauses (4) or (7) above;

(27) Liens arising under retention of title, hire purchase or conditional sale arrangements arising under provisions in a supplier’s standard conditions of supply in respect of goods or services supplied to the Company or any Restricted Subsidiary in the ordinary course of business and on arm’s length terms;

(28) Liens arising by way of set-off or pledge (in favor of the account holding bank) arising by operation of law or pursuant to standard banking terms or conditions; provided that the relevant bank account has not been set up nor has the relevant credit balance arisen in order to implement a secured financing;

(29) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(30) Liens securing Hedging Obligations;

(31) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b) or (d) Liens over rental deposits with a lessor pursuant to a property lease entered into in the ordinary course of business;

(32) Liens incurred under or in connection with lease and sale and leaseback transactions and novations and any refinancings thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sub-lease rights, insurances relating thereto and rental deposits; and

(33) Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company with respect to obligations that do not exceed the greater of (A) $200.0 million and (B) 5.0% of Consolidated Net Tangible Assets at any one time outstanding.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to any parent companies of the Company in amounts equal to the amounts required for any direct payment of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries; and

(2) dividends or distributions paid to such parent companies, if applicable, in amounts equal to amounts required for such parent companies, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Company’s Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees, expenses and accrued interest incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under Credit Facilities;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Permitted Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody’s, or both, as the case may be.

“Rating Category” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or– for S&P, and 1, 2 and 3 for Moody’s, will be taken into account. For example, in the case of S&P, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease or one gradation.

“Reporting Failure” means the failure of the Company to comply with the provisions specified in “—Certain Covenants—Reports” (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means that certain credit agreement, dated as of October 7, 2013, by and among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other parties thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowers is permitted under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” above).

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any Contingent Obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interest or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2018; provided, however, that if the period from the redemption date to April 1, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that, in each case, such Subsidiary:

(1) except to the extent permitted by subclause (2)(b) of the definition of Permitted Business Investments, has no Indebtedness other than Non-Recourse Debt (other than guarantees of performance of the Unrestricted Subsidiary made in the ordinary course of business, excluding guarantees of Indebtedness for borrowed money);

(2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Currently, (1) Tres Palacios Holdings LLC, (2) Tres Palacios Gas Storage LLC, (3) Tres Palacios Midstream, LLC, (4) Crestwood Niobrara LLC, (5) Jackalope Gas Gathering Services, L.L.C., (6) Powder River Basin Industrial Complex, LLC, (7) Arlington Storage Company, LLC, (8) Crestwood Gas Marketing LLC, (9) Crestwood Pipeline and Storage Northeast LLC, (10) Crestwood Pipeline East LLC, (11) Crestwood Storage Inc., (12) Stagecoach Gas Services LLC, (13) Stagecoach Operating Services LLC and (14) Stagecoach Pipeline & Storage Company LLC are Unrestricted Subsidiaries.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus, including the Annexes, as any broker-dealer may request in the letter of transmittal. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Crestwood Midstream Partners LP appearing in Crestwood Midstream Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2015, which is included in this prospectus as Annex B, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein. Such consolidated financial statements have been included in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us or Crestwood at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.

You should rely only upon the information contained in this prospectus, including the Annual Report on Form 10-K, Amendment to Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K that are included as annexes hereto. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus, or in the case of information included in the Annual Report on Form 10-K, Amendment to Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K that are included as annexes hereto, as of the date of each document.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made hereby except as contained in this prospectus. You must not rely on unauthorized information or representations. This prospectus does not offer to sell or solicit an offer to buy any of these exchange notes in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is current only as of the date on the cover page of this prospectus, or in the case of the information included in the Annual Report on Form 10-K, Amendment to Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K that are included as annexes hereto, as of the date of each document. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since such dates by delivering this prospectus.

This prospectus, including the Annexes, contains summaries of certain agreements that we have entered into or will enter into in connection with this offering, such as the indenture governing the notes and the registration rights agreement. The descriptions of these agreements contained in this prospectus do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written request to us. Such information and agreements may be requested, at no cost, by contacting us at the following address:

Crestwood Midstream Partners LP

Attention: Investor Relations

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(832) 519-2200

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN                    , 2016, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.

Annex A

Letter of Transmittal

CRESTWOOD MIDSTREAM PARTNERS LP

CRESTWOOD MIDSTREAM FINANCE CORP.

OFFER TO EXCHANGE

$700,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 6.25% SENIOR NOTES DUE 2023, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 6.25% SENIOR NOTES DUE 2023

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                     , 2014 (THE “EXPIRATION DATE”) UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                     , 2016.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:

U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-1419 Attention: Specialized Finance	U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-1419 Attention: Specialized Finance	U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-1419 Attention: Specialized Finance

By Facsimile Transmission (eligible institutions only): (651) 466-7430

For Information or Confirmation by Telephone: 1 (800) 934-6802

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Holders of Outstanding Notes (as defined below) should complete this Letter of Transmittal either if Outstanding Notes are to be forwarded herewith or if tenders of Outstanding Notes are to be made by book-entry transfer to an account maintained by the Exchange Agent at the book-entry transfer facility specified by the holder pursuant to the procedures set forth in “The Exchange Offer—Book-Entry Delivery Procedures” and “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the Prospectus (as defined below) and an “Agent’s Message” (as defined below) is not delivered. If tender is being made by book-entry transfer, the holder must have an Agent’s Message delivered in lieu of this Letter of Transmittal.

Holders of Outstanding Notes whose certificates for such Outstanding Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the

Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

Unless the context otherwise requires, the term “holder” for purposes of this Letter of Transmittal means any person in whose name Outstanding Notes are registered or any other person who has obtained a properly completed bond power from the registered holder or any person whose Outstanding Notes are held of record by The Depository Trust Company (“DTC”).

The undersigned acknowledges receipt of the Prospectus dated                     , 2016 (as it may be amended or supplemented from time to time, the “Prospectus”) of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Issuer”), Crestwood Midstream Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), and certain of the Issuer’s subsidiaries (the “Guarantors”), and this Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Issuers’ offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $700,000,000 of their 6.25% Senior Notes due 2023 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of their outstanding unregistered 6.25% Senior Notes due 2023 (the “Outstanding Notes”). The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes. Throughout this Letter of Transmittal, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the New Guarantees and references to the “Outstanding Notes” include the Old Guarantees.

For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. The Exchange Notes will accrue interest at a rate of 6.25% per annum and will be payable on April 1 and October 1 of each year. The Outstanding Notes began to accrue interest from March 23, 2015.

Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT, WHOSE ADDRESS AND TELEPHONE NUMBER APPEAR ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL.

The undersigned has completed the appropriate boxes below and signed this Letter of Transmittal to indicate the action that the undersigned desires to take with respect to the Exchange Offer.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

List below the Outstanding Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and aggregate principal amounts of Outstanding Notes should be listed on a separate signed schedule affixed hereto.

All Tendering Holders Complete Box 1:

Box 1*

Description of Outstanding Notes Tendered Herewith

Name(s) and Address(es) of Registered Holder(s)	Series of Outstanding Notes Being Tendered	Certificate or Registration Number(s) of Outstanding Notes**	Aggregate Principal Amount Represented by Outstanding Notes	Aggregate Principal Amount of Outstanding Notes Being Tendered***

Total:

*	If the space provided is inadequate, list the certificate numbers and principal amount of Outstanding Notes on a separate signed schedule and attach the list to this Letter of Transmittal.
**	Need not be completed by book-entry holders.
***	The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated in this column, the holder will be deemed to have tendered the full aggregate principal amount represented by such Outstanding Notes. See instruction 2.

Box 2

Book-Entry Transfer

☐	CHECK HERE IF ANY TENDERED OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Holders of Outstanding Notes that are tendering by book-entry transfer to the Exchange Agent’s account at DTC can execute the tender through DTC’s Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptances to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the holder of the Outstanding Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, and the DTC participant confirms on behalf of itself and the beneficial owners of such Outstanding Notes all provisions of this Letter of Transmittal (including any representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Each DTC participant transmitting an acceptance of an Exchange Offer through the ATOP procedures will be deemed to have agreed to be bound by the terms of this Letter of Transmittal. Delivery of an Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of the Letter of Transmittal by the participant identified in the Agent’s Message. DTC participants may also accept the Exchange Offer by submitting a Notice of Guaranteed Delivery through ATOP.

Box 3

Notice of Guaranteed Delivery

(See Instruction 1 below)

☐	CHECK HERE IF ANY TENDERED OUTSTANDING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket Number (if any):

Name of Eligible Guarantor Institution that Guaranteed Delivery:

Date of Execution of Notice of Guaranteed Delivery:

IF GUARANTEED DELIVERY IS TO BE MADE BY BOOK-ENTRY TRANSFER:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Box 4

Return of Non-Exchanged Outstanding Notes

Tendered by Book-Entry Transfer

☐	CHECK HERE IF ANY OUTSTANDING NOTES TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OUTSTANDING NOTES ARE TO BE RETURNED BY CREDITING THE ACCOUNT NUMBER SET FORTH ABOVE.

Box 5

Participating Broker-Dealer

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED ANY OUTSTANDING NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE TEN (10) ADDITIONAL COPIES OF THE PROSPECTUS AND OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may not participate in the Exchange Offer with respect to Outstanding Notes acquired other than as a result of market-making activities or other trading activities. Any broker-dealer who purchased Outstanding Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act must comply with the registration and prospectus delivery requirements under the Securities Act.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuers the aggregate principal amount of the Outstanding Notes indicated above. Subject to, and effective upon, the acceptance for exchange of all or any portion of the Outstanding Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if such Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Issuers all right, title and interest in and to such Outstanding Notes as are being tendered herewith.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuers, in connection with the Exchange Offer) with respect to the tendered Outstanding Notes, with full power of substitution and resubstitution (such power of attorney being deemed an irrevocable power coupled with an interest) to (1) deliver certificates representing such Outstanding Notes, or transfer ownership of such Outstanding Notes on the account books maintained by the book-entry transfer facility specified by the holder(s) of the Outstanding Notes, together, in each such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Issuers, (2) present and deliver such Outstanding Notes for transfer on the books of the Issuers and (3) receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of such Outstanding Notes, all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, exchange, assign and transfer the Outstanding Notes tendered hereby, (b) when such tendered Outstanding Notes are accepted for exchange, the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and (c) the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies when accepted by the Issuers. The undersigned hereby further represents that any Exchange Notes acquired in exchange for Outstanding Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, that neither the holder of such Outstanding Notes nor any such other person is engaged in or intends to engage in, nor has an arrangement or understanding with any person to participate in, the distribution of such Exchange Notes, and that neither the holder of such Outstanding Notes nor any such other person is an “affiliate,” as such term is defined in Rule 405 under the Securities Act, of the Issuers or any Guarantor. If the undersigned is a person in the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

The undersigned also acknowledges that this Exchange Offer is being made based on the Issuers’ understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in no-action letters issued to third parties, including Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters, that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Issuers for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Issuers or the Guarantors within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. If a holder of the Outstanding Notes is an affiliate of the Issuers or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange

Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (x) may not rely on the applicable interpretations of the staff of the SEC and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. If the undersigned is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Outstanding Notes, it represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale or transfer of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuers or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the tendered Outstanding Notes or transfer ownership of such Outstanding Notes on the account books maintained by the book-entry transfer facility. The undersigned further agrees that acceptance of any and all validly tendered Outstanding Notes by the Issuers and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuers of their obligations under the Registration Rights Agreement, dated as of March 23, 2015, among the Issuers, the guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein, relating to the Outstanding Notes (the “Registration Rights Agreement”), and that the Issuers shall have no further obligations or liabilities thereunder except as provided in Section 7 (Indemnification and Contribution) of such agreement. The undersigned will comply with its obligations under the Registration Rights Agreement.

The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Issuers), as more particularly set forth in the Prospectus, the Issuers may not be required to exchange any of the Outstanding Notes tendered hereby and, in such event, the Outstanding Notes not exchanged will be returned to the undersigned at the address shown above, promptly following the expiration or termination of the Exchange Offer. In addition, the Issuers may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth under “The Exchange Offer—Conditions to the Exchange Offer” occur.

All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, administrators, trustees in bankruptcy and legal representatives of the undersigned. Tendered Outstanding Notes may be withdrawn at any time prior to the Expiration Date in accordance with the procedures set forth in the terms of this Letter of Transmittal.

Unless otherwise indicated herein in the box entitled “Special Registration Instructions” below, please deliver the Exchange Notes (and, if applicable, substitute certificates representing the Outstanding Notes for any Outstanding Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of the Outstanding Notes, please credit the account indicated above. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the Exchange Notes (and, if applicable, substitute certificates representing the Outstanding Notes for any Outstanding Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Outstanding Notes Tendered Herewith.”

THE UNDERSIGNED, BY COMPLETING THE BOX 1 ENTITLED “DESCRIPTION OF OUTSTANDING NOTES TENDERED HEREWITH” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AS SET FORTH IN SUCH BOX.

Box 6

SPECIAL REGISTRATION INSTRUCTIONS

(See Instructions 4 and 5)

To be completed ONLY if certificates for the Outstanding Notes not tendered and/or certificates for the Exchange Notes are to be issued in the name of someone other than the registered holder(s) of the Outstanding Notes whose name(s) appear(s) above.

Issue:	☐ Outstanding Notes not tendered to:

☐ Exchange Notes to:
Name(s):
(Please Print or Type)
Address:

(Include Zip Code)
Daytime Area Code and Telephone Number.

Taxpayer Identification or Social Security Number:

Box 7

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 4 and 5)

To be completed ONLY if certificates for the Outstanding Notes not tendered and/or certificates for the Exchange Notes are to be sent in the name of someone other than the registered holder(s) of the Outstanding Notes whose name(s) appear(s) above.

Issue:	☐ Outstanding Notes not tendered to:

☐ Exchange Notes to:
Name(s):
(Please Print or Type)
Address:

(Include Zip Code)
Daytime Area Code and Telephone Number.

Taxpayer Identification or Social Security Number:

Box 8

TENDERING HOLDER(S) SIGN HERE

(Complete Internal Revenue Service (“IRS”) Form W-9 or applicable IRS Form W-8)

Must be signed by the registered holder(s) (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Outstanding Notes) of the Outstanding Notes exactly as their name(s) appear(s) on the Outstanding Notes hereby tendered or by any person(s) authorized to become the registered holder(s) by properly completed bond powers or endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person. See Instruction 4.

(Signature(s) of Holder(s))

Date:
Name(s):
(Please Print or Type)
Capacity (full title):

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number.

Taxpayer Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)

(If Required—See Instruction 4)

Authorized Signature:
Date:
Name:
Title:
Name of Firm:
Address of Firm:
(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

General

Please do not send certificates for Outstanding Notes directly to the Issuers. Your certificates for Outstanding Notes, together with your signed and completed Letter of Transmittal and any required supporting documents, should be mailed or otherwise delivered to the Exchange Agent at the address set forth on the first page hereof. The method of delivery of Outstanding Notes, this Letter of Transmittal and all other required documents is at your sole option and risk and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight or hand delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

1.	Delivery of this Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.

A holder of Outstanding Notes (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Outstanding Notes) may tender the same by (i) properly completing and signing this Letter of Transmittal or a facsimile hereof (all references in the Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates, if applicable, representing the Outstanding Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, (ii) complying with the procedure for book-entry transfer described below or (iii) complying with the guaranteed delivery procedures described below.

Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available or (ii) who cannot deliver their Outstanding Notes, this Letter of Transmittal and all other required documents to the Exchange Agent on or prior to the Expiration Date or (iii) who cannot comply with the book-entry transfer procedures on a timely basis, must tender their Outstanding Notes pursuant to the guaranteed delivery procedure set forth in “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus and by completing Box 3. Holders may tender their Outstanding Notes if: (i) the tender is made by or through an Eligible Guarantor Institution (as defined below); (ii) the Exchange Agent receives (by facsimile transmission, mail or hand delivery), on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with this Letter of Transmittal that (a) sets forth the name and address of the holder of Outstanding Notes, if applicable, the certificate number(s) of the Outstanding Notes to be tendered and the principal amount of Outstanding Notes tendered; (b) states that the tender is being made thereby; and (c) guarantees that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal, or a facsimile thereof, together with the Outstanding Notes or a book-entry confirmation, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; or (iii) the Exchange Agent receives a properly completed and executed Letter of Transmittal, or facsimile thereof and the certificate(s) representing all tendered Outstanding Notes in proper form or a confirmation of book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at the appropriate book-entry transfer facility and all other documents required by this Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Any Holder who wishes to tender Outstanding Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery relating to such Outstanding Notes prior to the Expiration Date. Failure to complete the guaranteed delivery procedures outlined above will not, of itself, affect the validity or effect a revocation of any Letter of Transmittal form properly completed and executed by a holder who attempted to use the guaranteed delivery procedures.

No alternative, conditional, irregular or contingent tenders will be accepted. Each tendering holder, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Outstanding Notes for exchange.

2.	Partial Tenders; Withdrawals.

Tenders of Outstanding Notes will be accepted only in the principal amount of $2,000 and integral multiples of $1,000 in excess thereof. If less than the entire principal amount of Outstanding Notes evidenced by a submitted certificate is tendered, the tendering holder(s) must fill in the aggregate principal amount of Outstanding Notes tendered in the column entitled “Description of Outstanding Notes Tendered Herewith” in Box 1 above. A newly issued certificate for the Outstanding Notes submitted but not tendered will be sent to such holder promptly after the Expiration Date, unless otherwise provided in the appropriate box on this Letter of Transmittal. All Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered in full unless otherwise clearly indicated. Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, after which tenders of Outstanding Notes are irrevocable.

To be effective with respect to the tender of Outstanding Notes, a written notice of withdrawal (which may be by telegram, telex, facsimile or letter) must: (i) be received by the Exchange Agent at the address for the Exchange Agent set forth above before the Issuers notify the Exchange Agent that it has accepted the tender of Outstanding Notes pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Outstanding Notes to be withdrawn; (iii) identify the Outstanding Notes to be withdrawn (including the principal amount of such Outstanding Notes, or, if applicable, the certificate numbers shown on the particular certificates evidencing such Outstanding Notes and the principal amount of Outstanding Notes represented by such certificates); (iv) include a statement that such holder is withdrawing its election to have such Outstanding Notes exchanged; (v) specify the name in which any such Outstanding Notes are to be registered, if different from that of the withdrawing holder; and (vi) be signed by the holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantee). The Exchange Agent will return the properly withdrawn Outstanding Notes promptly following receipt of notice of withdrawal. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Outstanding Notes or otherwise comply with the book-entry transfer facility’s procedures. All questions as to the validity, form and eligibility of notices of withdrawals, including time of receipt, will be determined by the Issuers, and such determination will be final and binding on all parties.

Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not accepted for exchange for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at the book entry transfer facility pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account with such book-entry transfer facility specified by the holder) promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the Prospectus at any time prior to the Expiration Date.

None of the Issuers, any affiliate or assigns of the Issuers, the Exchange Agent nor any other person will be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give such notification (even if such notice is given to other persons).

3.	Beneficial Owner Instructions.

Only a holder of Outstanding Notes (i.e., a person in whose name Outstanding Notes are registered on the books of the registrar or, or, in the case of Outstanding Notes held through book-entry, such book-entry transfer facility specified by the holder), or the legal representative or attorney-in-fact of a holder, may execute and deliver this Letter of Transmittal. Any beneficial owner of Outstanding Notes who wishes to accept the Exchange Offer must arrange promptly for the appropriate holder to execute and deliver this Letter of Transmittal on his or her behalf through the execution and delivery to the appropriate holder of the “Instructions to Registered Holder from Beneficial Owner” form accompanying this Letter of Transmittal.

4.	Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder(s) (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Outstanding Notes) of the Outstanding Notes tendered hereby, the signature must correspond exactly with the name(s) as written on the face of the certificates (or on such security listing) without alteration, addition, enlargement or any change whatsoever.

If any of the Outstanding Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If a number of Outstanding Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal (or facsimiles thereof) as there are different registrations of Outstanding Notes.

When this Letter of Transmittal is signed by the registered holder(s) of Outstanding Notes (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Outstanding Notes) listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required. If, however, this Letter of Transmittal is signed by a person other than the registered holder(s) of the Outstanding Notes listed or the Exchange Notes are to be issued, or any untendered Outstanding Notes are to be reissued, to a person other than the registered holder(s) of the Outstanding Notes, such Outstanding Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Issuers and duly executed by the registered holder, in each case signed exactly as the name or names of the registered holder(s) appear(s) on the Outstanding Notes and the signatures on such certificates must be guaranteed by an Eligible Guarantor Institution. If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers, in their sole discretion, of such persons’ authority to so act.

Endorsements on certificates for the Outstanding Notes or signatures on bond powers required by this Instruction 4 must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Guarantor Institution”).

Signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution, unless Outstanding Notes are tendered: (i) by a registered holder (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Outstanding Notes) who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on this Letter of Transmittal; or (ii) for the account of an Eligible Guarantor Institution.

5.	Special Registration and Delivery Instructions.

Tendering holders should indicate, in the applicable Box 6 or Box 7, the name and address in/to which the Exchange Notes and/or certificates for Outstanding Notes not exchanged are to be issued or sent, if different from the name(s) and address(es) of the person signing this Letter of Transmittal. In the case of issuance in a different name, the tax identification number or social security number of the person named must also be indicated. A holder tendering the Outstanding Notes by book-entry transfer may request that the Outstanding Notes not exchanged be credited to such account maintained at the book-entry transfer facility as such holder may designate. See Box 4.

If no such instructions are given, the Exchange Notes (and any Outstanding Notes not tendered or not accepted) will be issued in the name of and sent to the holder signing this Letter of Transmittal or deposited into such holder’s account at the applicable book-entry transfer facility.

6.	Transfer Taxes.

The Issuers shall pay all transfer taxes, if any, applicable to the transfer and exchange of the Outstanding Notes to them or their order pursuant to the Exchange Offer. If, however, the Exchange Notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than the transfer and exchange of Outstanding Notes to the Issuers or their order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Outstanding Notes listed in this Letter of Transmittal.

7.	Waiver of Conditions.

The Issuers reserve the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

8.	Mutilated, Lost, Stolen or Destroyed Securities.

Any holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed, should promptly contact the Exchange Agent at the address set forth on the first page hereof for further instructions. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificate(s) have been completed.

9.	No Conditional Tenders; No Notice of Irregularities.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Outstanding Notes for exchange. The Issuers reserve the right, in their reasonable judgment, to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, none of the Issuers, the Exchange Agent or any other person is under any obligation to give such notice nor shall they incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder promptly following the Expiration Date.

10.	Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth on the first page hereof.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE OR COPY THEREOF (TOGETHER WITH CERTIFICATES OF OUTSTANDING NOTES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a tendering holder whose Outstanding Notes are accepted for exchange may be subject to backup withholding unless the holder provides the Exchange Agent with either (i) such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9, certifying (A) that the TIN provided on the IRS Form W-9 is correct (or such holder is awaiting a TIN), (B) that the holder of Outstanding Notes is not subject to backup withholding because (x) such holder of Outstanding Notes is exempt from backup withholding, (y) such holder of Outstanding Notes has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report all interest or dividends or (z) the IRS has notified the holder of Outstanding Notes that he or she is no longer subject to backup withholding and (C) that the holder of Outstanding Notes is a U.S. person (including a U.S. resident alien); or (ii) an adequate basis for exemption from backup withholding. If such holder of Outstanding Notes is an individual, the TIN is such holder’s social security number. If the Exchange Agent is not provided with the correct TIN, the holder of Outstanding Notes may also be subject to certain penalties imposed by the IRS and any reportable payments that are made to such holder may be subject to backup withholding (see below).

Certain holders of Outstanding Notes (including, among others, generally all corporations and certain foreign holders) are not subject to these backup withholding and reporting requirements. However, to avoid erroneous backup withholding, exempt U.S. holders of Outstanding Notes should complete the IRS Form W-9. In order for a foreign holder to qualify as an exempt recipient, the holder must submit an applicable IRS Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. An applicable IRS Form W-8 can be obtained from the Exchange Agent or at the IRS website at www.irs.gov. Holders are encouraged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. See the instructions to IRS Form W-9 for additional information.

If backup withholding applies, the Exchange Agent is required to withhold 28% of any reportable payments made to the holder of Outstanding Notes or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided the required information is furnished. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

(Exact name of registrant as specified in its charter)	Commission file number	State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)
Crestwood Equity Partners LP	001-34664	Delaware	43-1918951

Crestwood Midstream Partners LP	001-35377	Delaware	20-1647837

700 Louisiana Street, Suite 2550 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

(832) 519-2200
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Crestwood Equity Partners LP	Common Units representing limited partnership interests, listed on the New York Stock Exchange
Crestwood Midstream Partners LP	None

Securities registered pursuant to Section 12(g) of the Act:

Crestwood Equity Partners LP	None
Crestwood Midstream Partners LP	None

Indicate by check mark if registrant is a well-known seasoned issuer, as defined by Rule 405 of the Securities Act.

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.

Crestwood Equity Partners LP	Yes ☐ No ☒
Crestwood Midstream Partners LP	Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

Crestwood Equity Partners LP	☒
Crestwood Midstream Partners LP	☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Crestwood Equity Partners LP	Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Crestwood Midstream Partners LP	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Crestwood Equity Partners LP	Yes ☐ No ☒
Crestwood Midstream Partners LP	Yes ☐ No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter (June 30, 2015).

Crestwood Equity Partners LP	$0.5 billion
Crestwood Midstream Partners LP	$1.7 billion

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date (February 12, 2016).

Crestwood Equity Partners LP	$9.04 per common unit	69,057,459
Crestwood Midstream Partners LP	None	None

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the following documents are incorporated by reference into the indicated parts of this report:

Crestwood Equity Partners LP	None
Crestwood Midstream Partners LP	None

Crestwood Midstream Partners LP, as a wholly-owned subsidiary of a reporting company, meets the conditions set forth in General Instruction (I)(1)(a) and (b) of Form 10-K and is therefore filing this report with the reduced disclosure format as permitted by such instruction.

CRESTWOOD EQUITY PARTNERS LP

FILING FORMAT

This Annual Report on Form 10-K is a combined report being filed by two separate registrants: Crestwood Equity Partners LP and Crestwood Midstream Partners LP. Crestwood Midstream Partners LP is a wholly-owned subsidiary of Crestwood Equity Partners LP. Information contained herein related to any individual registrant is filed by such registrant solely on its own behalf. Each registrant makes no representation as to information relating exclusively to the other registrant.

Item 15 of Part III of this Annual Report includes separate financial statements (i.e., balance sheets, statements of operations, statement of comprehensive income, statements of partners’ capital and statements of cash flows, as applicable) for Crestwood Equity Partners LP and Crestwood Midstream Partners LP. The notes accompanying the financial statements are presented on a combined basis for each registrant. Management’s Discussion and Analysis of Financial Condition and Results of Operations included under Item 7 of Part II is presented for each registrant.

GLOSSARY

The terms below are common to our industry and used throughout this report.

/d	per day

AOD	Area of dedication, which means the acreage dedicated to a company by an oil and/or natural gas producer under one or more contracts.

ASC	Accounting Standards Codification.

Barrel (Bbl)	One barrel of petroleum products equal to 42 U.S. gallons.

Base gas	A quantity of natural gas held within the confines of the natural gas storage facility and used for pressure support and to maintain a minimum facility pressure. May consist of injected base gas or native base gas. Also known as cushion gas.

Bcf	One billion cubic feet of natural gas. A standard volume measure of natural gas products.

Cycle	A complete withdrawal and injection of working gas. Cycling refers to the process of completing one cycle.

Dth	One dekatherm of natural gas.

EPA	Environmental Protection Agency.

FASB	Financial Accounting Standards Board.

FERC	Federal Energy Regulatory Commission.

Firm service	Services pursuant to which customers receive an assured or firm right to (i) in the context of storage service, store product in the storage facility or (ii) in the context of transportation service, transport product through a pipeline, over a defined period of time.

GAAP	Generally Accepted Accounting Principles.

Gas storage capacity	The maximum volume of natural gas that can be cost-effectively injected into a storage facility and extracted during the normal operation of the storage facility. Gas storage capacity excludes base gas.

G&P	Gathering and processing.

Hub	Geographic location of a storage facility and multiple pipeline interconnections.

Hub services	With respect to our natural gas storage and transportation operations, the following services: (i) interruptible storage services, (ii) firm and interruptible park and loan services, (iii) interruptible wheeling services, and (iv) balancing services.

Injection rate	The rate at which a customer is permitted to inject natural gas into a natural gas storage facility.

Interruptible service	Services pursuant to which customers receive only limited assurances regarding the availability of (i) with respect to storage services, capacity and deliverability in storage facilities or (ii) with respect to transportation services, capacity and deliverability from receipt points to delivery points. Customers pay fees for interruptible services based on their actual utilization of the storage or transportation assets.

LIBOR	London Interbank Offered Rate.

MMbtu	One million British thermal units, which is approximately equal to one Mcf. One British thermal unit is equivalent to an amount of heat required to raise the temperature of one pound of water by one degree.

MMcf	One million cubic feet of natural gas.

Natural gas	A gaseous mixture of hydrocarbon compounds, primarily methane together with varying quantities of ethane, propane, butane and other gases.

Natural Gas Act	Federal law enacted in 1938 that established the FERC’s authority to regulate interstate pipelines.

Natural gas liquids (NGLs)	Those hydrocarbons in natural gas that are separated from the natural gas as liquids through the process of absorption, condensation, adsorption or other methods in natural gas processing or cycling plants. NGLs include natural gas plant liquids (primarily ethane, propane, butane and isobutane) and lease condensate (primarily pentanes produced from natural gas at lease separators and field facilities).

NYSE	New York Stock Exchange.

Salt cavern	A man-made cavern developed in a salt dome or salt beds by leaching or mining of the salt.

SEC	Securities and Exchange Commission.

Wheeling	The transportation of natural gas from one pipeline to another pipeline through the pipeline facilities of a natural gas storage facility. The gas does not flow into or out of actual storage, but merely uses the surface facilities of the storage operation.

Withdrawal rate	The rate at which a customer is permitted to withdraw gas from a natural gas storage facility.

Working gas	Natural gas in a storage facility in excess of base gas. Working gas may or may not be completely withdrawn during any particular withdrawal season.

Working gas storage capacity	See gas storage capacity (above).

PART I

Item 1. Business.

Unless the context requires otherwise, references to (i) “we,” “us,” “our,” “ours,” “our company,” the “Company,” the “Partnership,” “Crestwood Equity,” “CEQP,” and similar terms refer to either Crestwood Equity Partners LP itself or Crestwood Equity Partners LP and its consolidated subsidiaries, as the context requires, (ii) “Crestwood Midstream” and “CMLP” refers to Crestwood Midstream Partners LP and its consolidated subsidiaries following the Crestwood Merger (defined below), (iii) “Legacy Inergy” refers to Inergy, L.P. and its consolidated subsidiaries prior to the Crestwood Merger, (iii) “Inergy Midstream” refers to Inergy Midstream, L.P. and its consolidated subsidiaries prior to the Crestwood Merger, and (iv) “Legacy Crestwood” refers to Crestwood Midstream Partners LP and its consolidated subsidiaries prior to the Crestwood Merger. Unless otherwise indicated, information contained herein is reported as of December 31, 2015.

Introduction

Crestwood Equity, a Delaware limited partnership formed in March 2001, is a master limited partnership (MLP) that develops, acquires, owns or controls, and operates primarily fee-based assets and operations within the energy midstream sector. Headquartered in Houston, Texas, we provide broad-ranging infrastructure solutions across the value chain to service premier liquids-rich natural gas and crude oil shale plays across the United States. We own and operate a diversified portfolio of crude oil and natural gas gathering, processing, storage and transportation assets that connect fundamental energy supply with energy demand across North America. Crestwood Equity’s common units representing limited partner interests are listed on the NYSE under the symbol “CEQP.”

Crestwood Equity is a holding company. All of our consolidated operating assets are owned by or through our wholly-owned subsidiary, Crestwood Midstream, a Delaware limited partnership. Our consolidated operating assets primarily include:

•	natural gas facilities with approximately 2.6 Bcf/d of gathering capacity, 481 MMcf/d of processing capacity, 40.9 Bcf of certificated working gas storage capacity and 1.3 Bcf/d of firm pipeline transmission capacity;

•	NGL facilities with approximately 24,000 Bbls/d of fractionation capacity and 2.8 million barrels of storage capacity, as well as our portfolio of transportation assets (consisting of truck and rail terminals, truck/trailer units and rail cars) capable of transporting more than 294,000 Bbls/d of NGLs; and

•	crude oil facilities with approximately 125,000 Bbls/d of gathering capacity, approximately 1.5 million barrels of total storage capacity, 48,000 Bbls/d of transportation capacity and 160,000 Bbls/d of rail loading capacity.

Our primary business objective is to maximize the value of Crestwood for all stakeholders.

Ownership Structure

The diagram below reflects a simplified version of our ownership structure as of December 31, 2015:

Crestwood Holdings Partners, LLC (Delaware)
FR Crestwood Management Co-Investment LLC (Delaware)
3,458,912 Common Units
Crestwood Holdings LLC (Delaware)
99%LP
100%GP
100%
Crestwood Holdings LP (Delaware)
1% LP
Crestwood Gas Services Holdings LLC (Delaware)
Crestwood Marcellus Holdings LLC (Delaware)
Crestwood Equity GP LLC (Delaware)
9,985,462 Common
438,789 Subordinated LP
Non-Economic GP Interest
Preferred Units
Public and Insiders
53,985,447
60,718,245
Crestwood Equity Partners LP NYSE: CEQP (Delaware)
686,695 Common Units
100%
Crestwood Midstream GP LLC (Delaware)
CEQP Finance Corp. (Delaware)
99.9%LP
100%
Non-Economic GP Interest
Crestwood Gas Services GP LLC (Delaware)
0.1% LP
Crestwood Midstream Partners LP (Delaware)
Operating Subsidiaries
Crestwood Midstream Finance Corp. (Delaware)

Crestwood Equity. Crestwood Equity GP LLC, which is indirectly owned by Crestwood Holdings LLC (Crestwood Holdings), owns our non-economic general partnership interest. Crestwood Holdings, which is substantially owned and controlled by First Reserve Management, L.P. (First Reserve), also owns approximately 21% of Crestwood Equity’s limited partner and subordinated units as of December 31, 2015.

Crestwood Midstream. Crestwood Equity owns a 99.9% limited partnership interest in Crestwood Midstream and Crestwood Gas Services GP LLC (CGS GP), a wholly-owned subsidiary of Crestwood Equity, owns a 0.1% limited partnership interest in Crestwood Midstream. Crestwood Midstream GP LLC, a wholly-owned subsidiary of Crestwood Equity, owns the non-economic general partnership interest of Crestwood Midstream.

Crestwood Merger (2013). In May 2013, Crestwood Holdings and the former owners of Crestwood Equity’s general partner entered into a series of transactions that would effectively consolidate and combine the operations of Legacy Crestwood and Legacy Inergy. The parties first completed a series of “upstairs” transactions in June 2013 that resulted in Crestwood Holdings’ acquisition of control of Crestwood Equity. The “downstairs” portion of the strategic business combination was completed in October 2013 when publicly-traded Legacy Crestwood merged with and into publicly-traded Inergy Midstream (the Crestwood Merger) and Inergy Midstream immediately thereafter changed its name to Crestwood Midstream Partners LP.

Simplification Merger (2015). In May 2015, Crestwood Equity, Crestwood Midstream and certain of their affiliates entered into a definitive agreement under which Crestwood Midstream would merge with a wholly-owned subsidiary of Crestwood Equity, with Crestwood Midstream surviving as a wholly-owned subsidiary of Crestwood Equity (the Simplification Merger). On September 30, 2015, the Simplification Merger was completed immediately following the affirmative approval of the merger by Crestwood Midstream’s unaffiliated unitholders.

Prior to the Simplification Merger, Crestwood Equity indirectly owned a non-economic general partnership interest in Crestwood Midstream and 100% of its incentive distribution rights (IDRs), which entitled Crestwood Equity to receive 50% of all distributions paid to Crestwood Midstream’s common unit holders in excess of its initial quarterly distribution of $0.37 per common unit. Crestwood Midstream’s common units were also listed on the NYSE under the listing symbol “CMLP.” Upon becoming a wholly-owned subsidiary of Crestwood Equity as a result of the Simplification Merger, Crestwood Midstream’s IDRs were eliminated and its common units ceased to be listed on the NYSE.

See Part IV, Item 15, Exhibits, Financial Statement Schedules, Notes 1 and 3 for additional information on these related transactions.

Our Assets

Prior to the Simplification Merger, except for the assets comprising our NGL marketing business, all of our operating assets were owned by or through Crestwood Midstream. Crestwood Operations LLC (Crestwood Operations), a wholly-owned subsidiary of Crestwood Equity, owned and operated the assets comprising our NGL marketing business, consisting mainly of our West Coast NGL assets, our Seymour NGL storage facility, and our NGL transportation terminals and fleet. In connection with the closing of the Simplification Merger on September 30, 2015, Crestwood Equity contributed 100% of its interests in Crestwood Operations to Crestwood Midstream. As a result of this equity contribution, and as of December 31, 2015, all of the Company’s consolidated assets are owned by or through Crestwood Midstream.

In conjunction with the Simplification Merger, we modified our segments and our financial statements now reflect three operating and reporting segments: (i) gathering and processing operations; (ii) storage and transportation operations; and (iii) marketing, supply and logistics operations (formerly NGL and crude services operations). Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT Hub operations and Powder River Basin Industrial Complex,

LLC (PRBIC) investment are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations. Below is a description of our operating and reporting segments.

Gathering and Processing

Our G&P operations provide gathering and transportation services (natural gas, crude oil and produced water) and processing, treating and compression services (natural gas) to producers in unconventional shale plays and tight-gas plays in North Dakota, West Virginia, Texas, New Mexico, Wyoming, Arkansas and Louisiana. This segment primarily includes (i) our crude oil, gas and produced water gathering systems in the Bakken Shale play; (ii) our rich gas gathering systems and processing plants in the Bakken, Marcellus, Barnett, Delaware Permian and Powder River Basin (PRB) Niobrara Shale plays; and (iii) our dry gas gathering systems in the Barnett, Fayetteville, and Haynesville Shale plays.

The table below summarizes certain information about our G&P systems (including our equity investment) as of December 31, 2015:

Play (State)	Counties / Parishes	Pipeline (Miles)		Gathering Capacity	2015 Average Gathering Volumes	Compression (HP)	Number of In- Service Processing Plants	Processing Capacity (MMcf/d)	Gross Acreage Dedication
Bakken North Dakota	McKenzie and Dunn	590	(1)	100 MMcf/d -natural gas gathering 125 MBbls/d - crude oil gathering 40 MBbls/d - water gathering	43 MMcf/d -natural gas gathering 64 MBbls/d - crude oil gathering 26 MBbls/d - water gathering	18,000	—	—	150,000
Marcellus West Virginia	Harrison, Barbour and Doddridge	80		875 MMcf/d	550 MMcf/d	138,080	—	—	140,000
Barnett Texas	Hood, Somervell, Tarrant, and Denton	507		955 MMcf/d	341 MMcf/d	153,465	1	425	140,000
Fayetteville Arkansas	Conway, Faulkner, Van Buren, and White	173		510 MMcf/d	73 MMcf/d	27,645	—	—	143,000
Permian New Mexico	Eddy	73		50 MMcf/d	17 MMcf/d	955	1	20	107,000
Granite Wash Texas	Roberts	36		36 MMcf/d	27 MMcf/d	12,240	1	36	22,000
Haynesville / Bossier Louisiana	Sabine	57		100 MMcf/d	6 MMcf/d	—	—	—	22,000
PRB Niobrara(2) Wyoming	Converse	211		140 MMcf/d	80 MMcf/d	50,895	1	120,000	388,000

(1)	Consists of 215 miles of natural gas gathering pipeline, 194 miles of crude oil gathering pipeline, and 181 miles of produced water gathering pipeline.
(2)	Our PRB Niobrara assets are owned by Jackalope Gas Gathering Services, L.L.C. (Jackalope), our 50% equity method investment.

We generate G&P revenues predominantly under fee-based contracts, which minimizes our commodity price exposure and provides less volatile operating performance and cash flows. Our principal G&P systems are described below.

Bakken

Our Arrow system gathers crude oil, rich gas and produced water from wells operating on the Fort Berthold Indian Reservation in the core of the Bakken Shale in McKenzie and Dunn Counties, North Dakota. Located approximately 60 miles southeast of the COLT Hub, the Arrow system connects to our COLT Hub through the Hiland and Tesoro crude oil pipeline systems. The Arrow system includes approximately 590 miles of gathering lines, a 23-acre central delivery point with 266,000 barrels of crude oil working storage capacity and multiple pipeline take-away outlets, and salt water disposal wells. Our operations are anchored by long-term gathering contracts with producers who have dedicated over 150,000 acres to the Arrow system, and our underlying contracts largely provide for fixed-fee gathering services with annual escalators for crude oil, natural gas and produced water gathering services.

Marcellus

We own and operate natural gas gathering and compression systems in Harrison, Doddridge and Barbour Counties, West Virginia. These systems consist of 80 miles of low pressure gathering lines and ten compression and dehydrations stations with 138,080 horsepower. Through these systems, we provide midstream services, primarily to Antero Resources Appalachian Corporation (Antero), under long-term, fixed-fee contracts across two operating areas: our eastern area of operation (East AOD), where we are the exclusive gatherer, and our western area of operation (Western Area), where we provide compression services.

In the East AOD, we provide gathering, dehydration and compression services, on a fixed-fee basis, to Antero on approximately 140,000 gross acres dedicated pursuant to a 20-year gathering and compression agreement. The gathering agreement provides for an annual minimum volume commitment of 450 MMcf/d in 2016 through 2018. We gather and ultimately redeliver Antero’s production to MarkWest’s Sherwood Gas Processing Plant and various regional pipeline systems, including Columbia, EQT, Dominion and Momentum’s Stonewall pipeline which was placed into service in December 2015. Our system is currently connected to 233 Antero wells.

In the Western Area, we provide compression and dehydration services to Antero’s gathering facilities predominantly with our West Union and Victoria compressor stations under a seven year, fixed-fee agreement that runs through 2021, subject to Antero’s right to extend the contract term for an additional three years. In the Western Area, Antero provides minimum volume commitments for approximately 50% of the throughput capacity of each compressor station.

Barnett

We own and operate three systems in the Barnett Shale, including the Cowtown, Lake Arlington and the Alliance systems.

Our Cowtown system, which is located principally in the southern portion of the Fort Worth Basin, consists of (i) pipelines that gather rich natural gas produced by customers and deliver the volumes to our plants for processing, (ii) the Cowtown plant, which includes two natural gas processing units that extract NGLs from the natural gas stream and deliver customers’ residue gas and extracted NGLs to unaffiliated pipelines for sale downstream, and (iii) the Corvette plant, which extracts NGLs from the natural gas stream and delivers customers’ residue gas and extracted NGLs to unaffiliated pipelines for sale downstream. For the year ended December 31, 2015, our plants had a total average throughput of 128 MMcf/d of natural gas with an average NGL recovery of 10,000 Bbl/d. In June 2015, we shut down the Corvette plant and diverted processing volumes to the Cowtown plant but we continue to use the compression facilities at the Corvette plant.

Our Lake Arlington system, which is located in eastern Tarrant County, Texas, consists of a dry gas gathering system and related dehydration and compression facilities. Our Alliance system, which is located in northern Tarrant and southern Denton Counties, Texas, consists of a dry gas gathering system and a related dehydration, compression and amine treating facility.

Fayetteville

We own and operate five systems in the Fayetteville Shale, including the Twin Groves, Prairie Creek, Woolly Hollow, Wilson Creek, and Rose Bud systems. Our Twin Groves, Prairie Creek, and Woolly Hollow systems (Conway and Faulkner Counties) consist of three gas gathering, compression, dehydration and treating facilities. Our Wilson Creek (Van Buren County) and Rose Bud (White County) systems each consist of a gas gathering system and related dehydration and compression facilities. All of our systems gather natural gas produced by customers and deliver customers’ gas to unaffiliated pipelines for downstream sale.

Delaware Permian

We own and operate several gas gathering and processing systems in the fast growing Delaware Permian region. Our systems, located in Eddy County, New Mexico, consists of two dry gas gathering systems (Las Animas systems) and one rich gas gathering system and processing plant (Willow Lake system). In July 2014, we expanded our Willow Lake system to include a 20 MMcf/d processing plant. The Willow Lake expansion was anchored by a 10-year fixed-fee agreement with Concho Resources Inc. (Concho), formerly Legend Production Holdings, LLC.

In late 2015, we expanded the Willow Lake processing plant to 50 MMcf/d, which we completed and placed into service in January 2016. The recent expansion of the Willow Lake system was supported by a seven year contract extension with Mewbourne Oil Co. (Mewbourne) which significantly increased the amount of WolfCamp drilling and rich gas development expected in the area.

Other 100% Owned and Operated Systems

We also own and operate systems in the Granite Wash and the Haynesville/Bossier Shales. Our Indian Creek system, which is located in Roberts County, Texas in the Granite Wash, includes a rich gas gathering system, compression facility and processing plant. Our Sabine system, which is located in Sabine Parish, Louisiana, includes high-pressure gas gathering pipelines that provide gathering and treating services for producers in the Haynesville/Bossier Shale.

PRB Niobrara Joint Venture

Our G&P segment includes our 50% equity interest in the Jackalope joint venture with Williams Partners LP (Williams), which we account for under the equity method of accounting. The joint venture, operated by Williams, owns the Jackalope gas gathering system and Bucking Horse processing plant, which serves a 388,000 gross acre dedication, operated by Chesapeake Energy Corporation (Chesapeake) in Converse County, Wyoming. The Jackalope system consists of approximately 211 miles of gathering pipelines, 50,895 horsepower of compression and the 120 MMcf/d Bucking Horse processing plant, which was placed into service in January 2015. The system connects to 88 well pads and is supported by a 20-year gathering and processing agreement with Chesapeake. Under the agreement, Jackalope receives cost-of-service based fees with annual redeterminations sufficient to provide Jackalope a fixed return on all capital invested to build out and expand the system over the life of the contract. See Item 15. Exhibits, Financial Statement Schedules, Note 6 for a further discussion of our investment in Jackalope.

The table below summarizes certain contract profile information (including our equity investment) as of December 31, 2015:

Shale Play	Type of Services	Type of Contracts(1)	Gross Acreage Dedication	Major Customers	Weighted Average Remaining Contract Terms (in years)
Arrow	Gathering—crude oil, natural gas and water	Fixed-fee	150,000	WPX, Whiting Petroleum, Halcon Resources Corporation, XTO Energy, QEP Resources, Inc., Enerplus	7
Marcellus	Gathering	Fixed-fee(2)	140,000	Antero	16
	Compression	Fixed-fee	—	Antero	4
Barnett	Gathering	Fixed-fee	140,000	Quicksilver(3), Devon Energy	7
	Processing	Fixed-fee	—	Quicksilver(3), Devon Energy	7
	Compression	Fixed-fee	—	Quicksilver(3), Devon Energy	7
Fayetteville	Gathering	Fixed-fee	143,000	BHP Billiton Petroleum (BHP)	9
	Treating	Fixed-fee	—	BHP	9
Permian	Gathering	Fixed-fee	107,000	Concho	5
	Processing	Mixed	—	Concho, Mewbourne	5
Other(4)	Gathering	Fixed-fee	44,000	Sabine Oil and Gas	8
	Processing	Mixed	—	Sabine Oil and Gas	8
PRB Niobrara(5)	Gathering	Fixed-fee cost-of-service	388,000	Chesapeake	16
	Processing	Fixed-fee cost-of-service	—	Chesapeake	16

(1)	Fixed-fee contracts represent contracts in which our customers agree to pay a flat rate based on the amount of gas delivered. Mixed contracts include percent-of-proceeds and fixed-fee arrangements. Our fixed-fee cost-of-service contracts have fees designed to recover operating costs and capital expenditures plus a fixed return.
(2)	Antero has provided minimum volume commitments under our agreement, which increase from an average of 450 MMcf/d in 2016, 2017 and 2018, respectively.
(3)	Eni SpA and Tokyo Gas own approximately 27.5% and 25%, respectively, of Quicksilver Resources Inc.’s (Quicksilver) Barnett assets. In March 2015, Quicksilver filed for protection under Chapter 11 of the U.S. Bankruptcy Code. We are closely monitoring our exposure to Quicksilver to ensure prompt payment of invoices. For a further discussion of the impact of Quicksilver’s bankruptcy to us, see Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Our Company.”
(4)	Other shale plays include Granite Wash and Haynesville / Bossier.
(5)	Our PRB Niobrara assets are owned by Jackalope, our 50% equity method investment.

Storage and Transportation

We own and operate five high-performance natural gas storage facilities with an aggregate certificated working gas storage capacity of approximately 79.3 Bcf, including our 50.01% ownership interest in Tres Palacios Gas Storage Company LLC (Tres Palacios), and three natural gas pipeline systems with an aggregate firm transportation capacity of 1.3 Bcf/d. All of our natural gas storage and transportation assets are located near major shale plays and demand markets, and they have low maintenance costs and long useful lives. Our storage and transportation segment also includes our COLT Hub, one of the largest crude-by-rail loading terminal serving Bakken crude oil production, and our 50.01% ownership interest in the Powder River Basis Industrial Complex LLC (PRBIC), which owns a crude-by-rail terminal serving PRB Niobrara crude oil production.

Storage Facilities. We own and operate four storage facilities located in New York and Pennsylvania. Our storage facilities have comparatively high cycling capabilities and their interconnectivity with interstate pipelines offers significant flexibility to our customers. Each of our storage facilities are fully contracted. Our natural gas storage facilities, each of which generates fee-based revenues, include:

•	Stagecoach, a FERC-certificated 26.2 Bcf multi-cycle, depleted reservoir storage facility owned and operated by our Stagecoach Pipeline & Storage Company LLC (formerly known as Central New York Oil And Gas Company, L.L.C.) (Stagecoach Pipeline) subsidiary. A 21-mile, 30-inch diameter south pipeline lateral connects the storage facility to Tennessee Gas Pipeline Company, LLC’s (TGP) 300 Line, and a 10-mile, 20-inch diameter north pipeline lateral connects to the Millennium Pipeline (Millennium).

•	Thomas Corners, a FERC-certificated 7.0 Bcf multi-cycle, depleted reservoir storage facility owned and operated by our Arlington Storage Company, LLC (Arlington Storage) subsidiary. An 8-mile, 12-inch diameter pipeline lateral connects the storage facility to TGP’s 200 Line, and a 8-mile, 8-inch diameter pipeline lateral connects to Millennium. Thomas Corners is also connected to Dominion Transmission Inc. (Dominion) system through our Steuben facility.

•	Seneca Lake, a FERC-certificated 1.5 Bcf multi-cycle, bedded salt storage facility owned and operated by Arlington Storage. A 20-mile, 16-inch diameter pipeline lateral connects the storage facility to the Millennium and Dominion systems.

•	Steuben, a FERC-certificated 6.2 Bcf single-cycle, depleted reservoir storage facility owned and operated by Arlington Storage. A 15-mile, 12-inch diameter pipeline lateral connects the storage facility to the Dominion system, and a 6-inch diameter pipeline measuring less than one mile connects our Steuben and Thomas Corners storage facilities.

The following provides additional information about our natural gas storage facilities (including our equity investment in Tres Palacios) as of December 31, 2015:

Storage Facility / Location	Certificated Working Gas Storage Capacity (Bcf)		Certificated Maximum Injection Rate (MMcf/d)	Certificated Maximum Withdrawal Rate (MMcf/d)	Pipeline Connections
Stagecoach Tioga County, NY; Bradford County, PA	26.2		250	500	TGP’s 300 Line; Millennium; Transco’s Leidy Line(1)

Thomas Corners Steuben County, NY	7.0		70	140	TGP’s 200 Line; Millennium; Dominion

Seneca Lake Schuyler County, NY	1.5	(2)	73	145	Dominion; Millennium

Steuben Steuben County, NY	6.2		30	60	TGP’s 200 Line; Millennium; Dominion

Consolidated Total	40.9		423	845
Tres Palacios(3)	38.4		1,000	2,500	Multiple(4)

Total	79.3		1,423	3,345

(1)	Stagecoach is connected to Transcontinental Gas Pipe Line Corporation’s (Transco) Leidy Line through our MARC I Pipeline.
(2)	We have been authorized by the FERC to expand Seneca Lake’s working gas storage capacity to 2 Bcf.
(3)	The Tres Palacios assets are owned by Tres Palacios Holdings LLC (Tres Holdings), our 50.01% equity-method investment.
(4)	Tres Palacios is interconnected to Florida Gas Transmission Company, LLC, Kinder Morgan Tejas Pipeline, L.P., Houston Pipe Line Company, Central Texas Gathering System, Natural Gas Pipeline Company of America, Transco, TGP, Valero Natural Gas Pipe Line Company, Channel Pipeline Company, and Texas Eastern Transmission, L.P.

In December 2014, Crestwood Equity sold 100% of its membership interest in Tres Palacios, which owns a FERC-certificated 38.4 Bcf multi-cycle salt dome natural gas storage facility located in Texas, to Tres Holdings. Crestwood Midstream and Brookfield Infrastructure Group (Brookfield) formed Tres Holdings for the purpose of acquiring owning and operating Tres Palacios and each joint venture member paid approximately $66.4 million of cash to Crestwood Equity for Tres Palacios. As a result of this transaction, Crestwood Midstream owns 50.01% of Tres Palacios and operates its natural gas storage facility. Brookfield owns the remaining 49.99% interest in Tres Palacios.

The Tres Palacios natural gas storage facility’s 63-mile, dual 24-inch diameter header system (including a 52-mile north pipeline lateral and an approximate 11-mile south pipeline lateral) interconnects with 10 pipeline systems and can receive residue gas from the tailgate of Kinder Morgan Inc.’s Houston Central processing plant. The certificated maximum injection rate of the Tres Palacios storage facility is 1,000 MMcf/d and the certificated maximum withdrawal rate is 2,500 MMcf/d. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 6 for a further discussion of our membership interest in Tres Palacios.

Transportation Facilities. We own three natural gas pipeline systems located in New York and Pennsylvania. Throughput on our interstate and intrastate pipeline systems can be expanded at relatively low capital costs. In 2015, our transportation facilities delivered approximately 1.3 Bcf/d of natural gas on a firm or interruptible basis for our transportation and storage customers. Our natural gas transportation facilities include:

•	North-South Facilities, which include compression and appurtenant facilities installed to expand transportation capacity on the Stagecoach north and south pipeline laterals. The bi-directional interstate facilities, which are owned and operated by Stagecoach Pipeline, provide more than 547 MMcf/d of firm interstate transportation capacity to shippers. The North-South Facilities generate fee-based revenues under a negotiated rate structure authorized by the FERC.

•	MARC I Pipeline, a 39-mile, 30-inch diameter interstate natural gas pipeline that connects the Stagecoach south lateral and TGP’s 300 Line in Bradford County, Pennsylvania, with Transco’s Leidy Line in Lycoming County, Pennsylvania. The bi-directional pipeline, which is owned and operated by Stagecoach Pipeline, provides more than 716 MMcf/d of firm interstate transportation capacity to shippers. It includes a 16,360 horsepower gas-fired compressor station near the Transco interconnection, and a 15,000 horsepower electric-powered compressor station at the interconnection between the Stagecoach south lateral and TGP’s 300 Line. The MARC I Pipeline generates fee-based revenues under a negotiated rate structure authorized by the FERC.

We completed an open season for an expansion of the MARC I Pipeline in the first quarter of 2015 and have entered into firm service contracts with multiple customers for the expansion capacity. This project includes a new 530 MMcf/d supply point into the MARC I Pipeline (Wilmot Station) through an interconnection with Appalachian Midstream Services and 280 MMcf/d expansion of the existing interconnect between MARC I and Transcontinental Gas Pipe Line Corporation (Transco). The Transco expansion project was completed and placed into service in November 2015.

•	East Pipeline, a 37.5 mile, 12-inch diameter intrastate natural gas pipeline located in New York, which transports 30 MMcf/d of natural gas from Dominion to the Binghamton, New York city gate. The pipeline, which is owned by Crestwood Pipeline East, LLC (CPE), runs within three miles of our Stagecoach north lateral’s point of interconnection with Millennium. The East Pipeline generates fee-based revenues under a negotiated rate structure authorized by the New York State Public Service Commission (NYPSC).

Rail Loading Facilities. We own or have interest in crude oil rail loading facilities in North Dakota and Wyoming. Our crude oil rail loading facilities include:

•	COLT Hub. The COLT Hub consists of our integrated crude oil loading, storage and pipeline terminal located in the heart of the Bakken and Three Forks Shale oil-producing areas in Williams County, North Dakota. It has approximately 1.2 million barrels of total crude oil storage capacity and is capable of loading up to 160,000 Bbls/d. Customers can source crude oil for rail loading through interconnected gathering systems, a twelve-bay truck unloading rack and the COLT Connector, a 21-mile 10-inch bi-directional proprietary pipeline that connects the COLT terminal to our storage tank at Dry Fork (Beaver Lodge/Ramberg junction). The COLT Hub is connected to the Meadowlark Midstream Company, LLC and Hiland Partners, LP (Hiland) crude oil gathering systems at the COLT terminal, and the Enbridge Energy Partners, L.P. and Tesoro Corporation (Tesoro) pipeline systems at Dry Fork.

•	PRBIC. PRBIC, our 50.01% equity-method investment, owns an integrated crude oil loading, storage and pipeline terminal located in Douglas County, Wyoming, which provides a market for crude oil production from the PRB Niobrara. The joint venture, operated by Twin Eagle Resource Management, LLC (Twin Eagle), sources crude oil production from Chesapeake and other PRB Niobrara producers. PRBIC includes 20,000 Bbls/d of rail loading capacity and 380,000 barrels of crude oil working storage capacity. Additionally, in anticipation of growing PRB Niobrara crude oil volumes, PRBIC expanded its pipeline terminal to include connections to Kinder Morgan’s HH Pipeline system in July 2015 and initiated a pipeline project to interconnect with Plains All American Pipeline’s Rocky Mountain Pipeline system, which is expected to be completed in March 2016. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 6 for a further discussion of our investment in PRBIC.

The table below summarizes our major contract information associated with our storage and transportation facilities (including our equity investment) as of December 31, 2015:

Facility	Type of Services	Type of Contracts(1)	Contract Volumes	Major Customers	Weighted Average Remaining Contract Terms (in years)
North-South Facilities	Transportation	Firm	547 MMcf/d	Southwestern Energy, Anadarko Energy Services Company (Anadarko), Chesapeake Energy (Chesapeake), Cabot Oil, Mitsui & Co., Ltd. (Mitsui)	3

MARC I Pipeline	Transportation	Firm	716 MMcf/d	Chesapeake, Statoil Natural Gas, Anadarko, Mitsui, Sequent Energy Management (Sequent)	6

East Pipeline	Transportation	Firm	30 MMcf/d	NY State Electric & Gas Corp	5

Stagecoach	Storage	Firm	22.4 Bcf	Consolidated Edison of NY, New Jersey Natural Gas, Repsol Energy North America Corporation (Repsol), Sequent	2

Thomas Corners	Storage	Firm	7.2 Bcf	Repsol, Tenaska Gas Storage, LLC, Emera Inc.	1

Seneca Lake	Storage	Firm	1.5 Bcf	Dominion Transmission Inc., NY State Electric & Gas Corp, DTE Energy Trading	2

Steuben	Storage	Firm	6.2 Bcf	PSEG Energy Resources & Trade LLC, Repsol, Pivot Utility Holdings	2

Tres Palacios(2)	Storage	Firm	34.5 Bcf	Brookfield, Anadarko, Repsol, Koch Energy Services LLC, MGI, NJR Energy	2

COLT	Rail Loading	Fixed-fee(3)	144,300 Bbl/d	Tesoro, U.S. Oil, BP, Sunoco Inc., and Statoil Inc.	2

PRBIC(4)	Rail Loading	Fixed-fee	10,000 Bbl/d	Chesapeake	3

(1)	Firm contracts represent take-or-pay contracts whereby our customers agree to pay for a specified amount of storage or transportation capacity, whether or not the capacity is utilized.
(2)	The Tres Palacios assets are owned by Tres Holdings, our 50.01% equity-method investment.
(3)	Fixed-fee contracts represent contracts in which our customers agree to pay a flat rate based on the amount of commodity delivered.
(4)	Crestwood Crude Logistics LLC, our wholly-owned subsidiary, owns our 50.01% equity-method investment in PRBIC.

Marketing, Supply and Logistics

Our marketing, supply and logistics segment’s operations include our NGL supply and logistics business (including NGL buy-sell, storage, trucking, and terminal services), our crude oil and produced water trucking business, and US Salt, LLC (US Salt).

NGL Supply and Logistics. Our NGL supply and logistics business serves producers, refiners and other customers that produce or consume natural gas liquids, including primarily propane, butane and natural gasoline. To provide these services, we utilize our portfolio of proprietary and third party NGL processing, fractionation, storage, terminal and trucking assets. These assets consist primarily of:

•	our fleet of rail and rolling stock with 294,000 Bbls/d of NGL transmission capacity, which also includes our rail-to-truck terminals located in Florida, New Jersey, New York and Rhode Island, and our truck maintenance facilities located in Indiana, Mississippi, New Jersey and Ohio;

•	our West Coast NGL operations, which provides processing, fractionation, storage, transportation and marketing services to producers, refiners and other customers. Located near Bakersfield, California, our West Coast facilities include 24 million gallons of aboveground NGL storage capacity, 25 MMcf/d of natural gas processing capacity, 12,000 Bbls/d of NGL fractionation capacity, 8,000 Bbls/d of butane isomerization capacity and NGL rail and truck take-away options. We separate NGLs from natural gas, deliver to local natural gas pipelines, and retain NGLs for further processing at our fractionation facility, as well as provide butane isomerization and refrigerated storage services. Our isomerization facility chemically changes normal butane to isobutane, which we provide to Western US refineries for motor fuel production;

•	our NGL storage facilities include the Seymour and Bath storage facilities. The Seymour storage facility is located in Seymour, Indiana, and has 21 million gallons of underground NGL storage capacity and 1.2 million gallons of aboveground “bullet” storage capacity. The facility’s receipts and deliveries are supported by Enterprise Teppco pipeline, allowing pipeline and truck access. The Bath storage facility is located in Bath, New York and has 1.7 million gallons of underground NGL storage capacity and is supported by both rail and truck terminal facilities capable of loading and unloading 23 rail cars per day and approximately 100 truck transports per day; and

•	NGL pipeline and storage capacity leased from third parties, including more than 500,000 barrels of NGL working storage capacity at major hubs in Mt. Belvieu, Texas and Conway, Kansas.

Crude Oil and Produced Water Trucking. Our crude oil and produced water trucking fleet has 48,000 Bbls/d of crude oil and produced water transportation capacity. These assets were acquired in the first half of 2014. We provide hauling services to customers in North Dakota, Montana, Wyoming, Texas and New Mexico.

US Salt. US Salt is an industry-leading solution mining and salt production company located on the shores of Seneca Lake near Watkins Glen in Schuyler County, New York. It is one of five major solution mined salt manufacturers in the United States, capable of producing more than 400,000 tons of evaporated salt products for food, industrial and pharmaceutical uses. The solution mining process used by US Salt creates salt caverns that can be converted into natural gas and NGL storage capacity.

Customers

For the year ended December 31, 2015, we had no customer that accounted for more than 10% of our total consolidated revenues. For the year ended December 31, 2014, Tesoro accounted for approximately 12% of our total consolidated revenues. No customer accounted for 10% or more of our total consolidated revenues for the year ended December 31, 2013.

Industry Background

The midstream sector of the energy industry provides the link between exploration and production and the delivery of crude oil, natural gas and their components to end-use markets. The midstream sector consists generally of gathering, processing, storage, and transportation activities. We gather crude oil and natural gas; process natural gas; fractionate NGLs; store crude oil, NGLs and natural gas; and transport crude oil, NGLs and natural gas.

The diagram below depicts the main segments of the midstream sector value chain:

Crude Oil

Pipelines typically provide the most cost-effective option for shipping crude oil. Crude oil gathering systems normally comprise a network of small-diameter pipelines connected directly to the well head that transport crude oil to central receipt points or interconnecting pipelines through larger diameter trunk lines. Common carrier pipelines frequently transport crude oil from central delivery points to logistics hubs or refineries under tariffs regulated by the FERC or state authorities. Logistic hubs provide storage and connections to other pipeline systems and modes of transportation, such as railroads and trucks. Pipelines not engaged in the interstate transportation of crude may also be proprietary or leased entirely to a single customer.

Trucking complements pipeline gathering systems by gathering crude oil from operators at remote wellhead locations not served by pipeline gathering systems. Trucking is generally limited to low volume, short haul movements because trucking costs escalate sharply with distance, making trucking the most expensive mode of crude oil transportation. Railroads provide additional transportation capabilities for shipping crude oil between gathering storage systems, pipelines, terminals and storage centers and end-users.

Natural Gas

Midstream companies within the natural gas industry create value at various stages along the value chain by gathering natural gas from producers at the wellhead, processing and separating the hydrocarbons from impurities and into lean gas (primarily methane) and NGLs, and then routing the separated lean gas and NGL streams for delivery to end-markets or to the next stage of the value chain.

A significant portion of natural gas produced at the wellhead contains NGLs. Natural gas produced in association with crude oil typically contains higher concentrations of NGLs than natural gas produced from gas wells. This rich natural gas is generally not acceptable for transportation in the nation’s transmission pipeline system or for residential or commercial use. Processing plants extract the NGLs, leaving residual lean gas that meets transmission pipeline quality specifications for ultimate consumption. Processing plants also produce marketable NGLs, which, on an energy equivalent basis, typically have a greater economic value as a raw material for petrochemicals and motor gasolines than as a component of the natural gas stream.

Gathering. At the earliest stage of the midstream value chain, a network of typically small diameter pipelines known as gathering systems directly connect to wellheads or pad sites in the production area. Gathering systems transport gas from the wellhead to downstream pipelines or a central location for treating and processing. Gathering systems are often designed to be highly flexible to allow gathering of natural gas at different pressures and scalable to allow for additional production and well connections without significant incremental capital expenditures. A byproduct of the gathering process is the recovery of condensate liquids, which are sold on the open market.

Compression. Gathering systems are operated at pressures intended to enable the maximum amount of production to be gathered from connected wells. Through a mechanical process known as compression, volumes of natural gas at a given pressure are compressed to a sufficiently higher pressure, thereby allowing those volumes to be delivered into a higher pressure downstream pipeline to be shipped to market. Because wells produce at progressively lower field pressures as they age, it becomes necessary to add additional compression over time to maintain throughput across the gathering system.

Treating and Dehydration. Treating and dehydration involves the removal of impurities such as water, carbon dioxide, nitrogen and hydrogen sulfide that may be present when natural gas is produced at the wellhead. Impurities must be removed for the natural gas to meet the quality specifications for pipeline transportation, and end users normally cannot consume (and will not purchase) natural gas with a high level of impurities. Therefore, to meet downstream pipeline and end user natural gas quality standards, the natural gas is dehydrated to remove water and is chemically treated to separate the impurities from the natural gas stream.

Processing. Once impurities are removed, pipeline-quality residue gas is separated from NGLs. Most rich natural gas is not suitable for long-haul pipeline transportation or commercial use and must be processed to remove the heavier hydrocarbon components. The removal and separation of hydrocarbons during processing is possible because of the differences in physical properties between the components of the raw gas stream. There are four basic types of natural gas processing methods: cryogenic expansion, lean oil absorption, straight refrigeration and dry bed absorption. Cryogenic expansion represents the latest generation of processing, incorporating extremely low temperatures and high pressures to provide the best processing and most economical extraction.

Natural gas is processed not only to remove heavier hydrocarbon components that would interfere with pipeline transportation or the end use of the natural gas, but also to separate from the natural gas those hydrocarbon liquids that could have a higher value as NGLs than as natural gas. The principal component of residue gas is methane, although some lesser amount of entrained ethane typically remains. In some cases, processors have the option to leave ethane in the gas stream or to recover ethane from the gas stream, depending on ethane’s value relative to natural gas. The processor’s ability to “reject” ethane varies depending on the downstream pipeline’s quality specifications. The residue gas is sold to industrial, commercial and residential customers and electric utilities.

Fractionation. Once NGLs have been removed from the natural gas stream, they can be broken down into their base components to be useful to commercial customers. Mixed NGL streams can be further separated into purity NGL products, including ethane, propane, normal butane, isobutane, and natural gasoline. Fractionation works based on the different boiling points of the different hydrocarbons in the NGL stream, and essentially occurs in stages consisting of the boiling off of hydrocarbons one by one. The entire fractionation process is broken down into steps, starting with the removal of the lighter NGLs from the stream. In general, fractionators are used in the following order: (i) deethanizer, which separates ethane from the NGL stream, (ii) depropanizer, which separates propane, (iii) debutanizer, which boils off the butanes and leaves the pentanes and heavier hydrocarbons in the NGL stream, and (iv) butane splitter (or deisobutanizer), which separates isobutanes and normal butanes.

Transportation and Storage. Once raw natural gas has been treated or processed and the raw NGL mix fractionated into individual NGL components, the natural gas and NGL components are stored, transported and marketed to end-use markets. The natural gas pipeline grid in the United States transports natural gas from producing regions to customers, such as LDCs, industrial users and electric generation facilities.

Historically, the concentration of natural gas production in a few regions of the United States generally required transportation pipelines to transport gas not only within a state but also across state borders to meet national demand. However, a recent shift in supply sources, from conventional to unconventional, has affected the supply patterns, the flows and the rates that can be charged on pipeline systems. The impacts vary among pipelines according to the location and the number of competitors attached to these new supply sources. These changing market dynamics are prompting midstream companies to evaluate the construction of short-haul pipelines as a means of providing demand markets with cost-effective access to newly-developed production regions, as compared to relying on higher-cost, long-haul pipelines that were originally designed to transport natural gas greater distances across the country.

Natural gas storage plays a vital role in maintaining the reliability of gas available for deliveries. Natural gas is typically stored in underground storage facilities, including salt dome caverns, bedded salt caverns and depleted reservoirs. Storage facilities are most often utilized by pipeline companies to manage temporary imbalances in operations; natural gas end-users, such as LDCs, to manage the seasonality and variability of demand and to satisfy future natural gas needs; and, independent natural gas marketing and trading companies in connection with the execution of their trading strategies.

Salt Manufacturing

According to the United States Geological Survey, approximately 270 million metric tons of salt were produced in the world in 2015. Salt is generally categorized into four types based upon the method of production: evaporated salt, solar salt, rock salt and salt in brine. Dry salt is produced through the following methods: solution mining and mechanical evaporation, solar evaporation or deep-shaft mining. US Salt produces salt using solution mining and mechanical evaporation. In solution mining, wells are drilled into salt beds or domes and then water is injected into the formation and circulated to dissolve the salt. After salt is removed from a solution-mined salt deposit, the empty cavern can be used to store other substances, such as natural gas, NGLs or compressed air.

The salt solution, or brine, is next pumped out of the cavern and taken to a processing plant for evaporation. The brine may be treated to remove minerals and then pumped into vacuum pans in which the brine is boiled, and evaporated until a salt slurry is created. The slurry is then dried and separated. Depending on the type of salt product to be produced, iodine and an anti-caking agent may be added to the salt. Most food grade table salt is produced in this manner.

Competition

Our G&P operations compete for customers based on reputation, operating reliability and flexibility, price, creditworthiness, and service offerings, including interconnectivity to producer-desired takeaway options (e.g., processing facilities and pipelines). We face strong competition in acquiring new supplies in the production basins in which we operate, and competition customarily is impacted by the level of drilling activity in a particular geographic region and fluctuations in commodity prices. Our primary competitors include other midstream companies with G&P operations and producer-owned systems, and certain competitors enjoy first-mover advantages over us and may offer producers greater gathering and processing efficiencies, lower operating costs and more flexible commercial terms.

Our NGL supply and logistics business competes primarily with integrated major oil companies, refiners and processors, and other energy companies that own or control transportation and storage assets that can be optimized for supply, marketing and logistics services.

Natural gas storage and pipeline operators compete for customers primarily based on geographic location, which determines connectivity and proximity to supply sources and end-users, as well as price, operating reliability and flexibility, available capacity and service offerings. Our primary competitors in our natural gas storage market include other independent storage providers and major natural gas pipelines with storage capabilities embedded within their transmission systems. Our primary competitors in our natural gas transportation market include major natural gas pipelines and intrastate pipelines that can transport natural gas volumes between interstate systems. Long-haul pipelines often enjoy cost advantages over new pipeline projects with respect to options for delivering greater volumes to existing demand centers, and new projects and expansions proposed from time to time may serve the markets we serve and effectively displace the service we provide to customers.

Our crude oil rail terminals primarily compete with crude oil pipelines and other midstream companies that own and operate rail terminals in the markets we serve. The crude oil logistics business is characterized by strong competition for supplies, and competition is based largely on customer service quality, pricing, and geographic proximity to customers and other market hubs.

Our salt operations compete for customers primarily based on price and service. Because transportation costs are a material component of the costs borne by our customers, most of our customers are geographically located east of the Mississippi River.

Regulation

Our operations are subject to extensive regulation by federal, state and local authorities. The regulatory burden on our operations increases our cost of doing business and, in turn, impacts our profitability. In general, midstream companies have experienced increased regulatory oversight over the past few years, and we expect this trend to continue for the foreseeable future.

Pipeline Safety

We are subject to pipeline safety regulations imposed by the Department of Transportation Pipeline and Hazardous Materials Safety Administration (PHMSA). PHMSA regulates safety requirements in the design, construction, operation and maintenance of jurisdictional natural gas and hazardous liquid pipeline facilities. Currently, all of our natural gas pipelines used in gathering, storage and transportation activities are subject to regulation by PHMSA under the Natural Gas Pipeline Safety Act of 1968, as amended (NGPSA), and all of our NGL and crude oil pipelines used in gathering, storage and transportation activities are subject to regulation by PHMSA as hazardous liquids pipelines under the Hazardous Liquid Pipeline Safety Act of 1979, as amended (HLPSA).

These federal statutes and PHMSA implementing regulations collectively impose numerous safety requirements on pipeline operators, such as the development of a written qualification program for individuals performing covered tasks on pipeline facilities and the implementation of pipeline integrity management programs. For example, pursuant to the authority under the NGPSA and HLPSA, PHMSA has promulgated regulations requiring pipeline operators to develop and implement integrity management programs for certain gas and hazardous liquid pipelines that, in the event of a pipeline leak or rupture could affect high-consequence areas, such as areas of high population and areas unusually sensitive to environmental damage. Integrity management programs require more frequent inspections and other preventative measures to ensure pipeline safety in high consequence areas.

We plan to continue testing under our pipeline integrity management programs to assess and maintain the integrity of our pipelines in accordance with PHMSA regulations. Notwithstanding our preventive and investigatory maintenance efforts, we may incur significant expenses if anomalous pipeline conditions are discovered or due to the implementation of more stringent pipeline safety standards resulting from new or amended legislation. For example, President Obama in January 2012 signed the Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011 (Pipeline Safety Act), which requires increased safety measures for gas and hazardous liquids transportation pipelines. Among other things, the Pipeline Safety Act directs the Secretary of Transportation to promulgate regulations relating to expanded integrity management requirements, automatic or remote-controlled valve use, excess flow valve use, leak detection system installation, testing to confirm the material strength of certain pipelines, and operator verification of records confirming the maximum allowable pressure of certain intrastate gas transmission pipelines. The 2011 Pipeline Safety Act also increases the maximum penalty for violation of pipeline safety regulations from $100,000 to $200,000 per violation per day and also from $1 million to $2 million for a related series of violations. The safety enhancement requirements and other provisions of the 2011 Pipeline Safety Act as well as any implementation of PHMSA regulations thereunder or any issuance or reinterpretation of guidance by PHMSA or any state agencies with respect thereto could require us to install new or modified safety controls, pursue additional capital projects or conduct maintenance programs on an accelerated basis, any or all of which tasks could result in our incurring increased operating costs that could have a material adverse effect on our results of operations or financial position.

Furthermore, PHMSA is considering changes to its natural gas transmission pipeline regulations to, among other things, expand the scope of high consequence areas, strengthen integrity management requirements applicable to existing operators; strengthen or expand non-integrity pipeline management standards relating to such matters as valve spacing, automatic or remotely-controlled valves, corrosion protection, and gathering lines; and add new regulations to govern the safety of underground natural gas storage facilities, including underground storage caverns and injection or withdrawal well piping that are not regulated today. We cannot predict the final outcome of these legislative or regulatory efforts or the precise impact that compliance with any resulting new safety requirements may have on our business.

Future developments, such as stricter environmental laws or regulations, or more stringent enforcement of existing requirements could directly affect our operations. For example, in January 2015, the Obama Administration announced plans for the EPA to issue final standards in 2016 that would reduce methane emissions from new and modified oil and natural gas production and natural gas processing and transmission facilities by up to 45 percent from 2012 levels by 2025. In October 2015, the EPA reduced the National Ambient Air Quality Standard for ozone from 75 parts per billion to 70 parts per billion. State recommendations for area designations are due on October 1, 2016, and the EPA will finalize the designations by October 1, 2017. In matters that could have an indirect adverse effect on our business by decreasing demand for the services that we offer, the EPA and other federal and state agencies are conducting studies of potential adverse impacts that certain drilling methods (including hydraulic fracturing) may have on water quality and public health, whereas, Congress has considered, and several states have proposed or enacted, legislation or regulations imposing more stringent or costly requirements for exploration and production companies to develop and produce hydrocarbons.

States are largely preempted by federal law from regulating pipeline safety for interstate lines, but most are certified by the Department of Transportation to assume responsibility for enforcing federal intrastate pipeline regulations and inspection of intrastate pipelines. In practice, because states can adopt stricter standards for intrastate pipelines than those imposed by the federal government for interstate pipelines, states vary considerably in their authority and capacity to address pipeline safety. Our pipelines have operations and maintenance plans designed to keep the facilities in compliance with pipeline safety requirements, and we do not anticipate any significant difficulty in complying with applicable state laws and regulations.

Natural Gas Storage and Transportation

Our interstate natural gas storage and transportation operations are subject to regulation by the FERC under the Natural Gas Act, and two of our wholly owned subsidiaries (Stagecoach Pipeline and Arlington Storage) are regulated by the FERC as natural gas companies. Under the Natural Gas Act, the FERC has authority to regulate gas transportation services in interstate commerce, which includes natural gas storage services. The FERC exercises jurisdiction over rates charged for services and the terms and conditions of service; the certification and construction of new facilities; the extension or abandonment of services and facilities; the maintenance of accounts and records; the acquisition and disposition of facilities; standards of conduct between affiliated entities; and various other matters. Regulated natural gas companies are prohibited from charging rates determined by the FERC to be unjust, unreasonable, or unduly discriminatory, and both the existing tariff rates and the proposed rates of regulated natural gas companies are subject to challenge.

The rates and terms and conditions of our natural gas storage and transportation services are found in the FERC-approved tariffs of (i) Stagecoach Pipeline, the owner of the Stagecoach facility, the North-South Facilities and the MARC I Pipeline, (ii) Arlington Storage, the owner of the Thomas Corners, Seneca Lake and Steuben facilities, and (iii) Tres Palacios, the owner of the Tres Palacios facility. Stagecoach Pipeline, Arlington Storage and Tres Palacios are authorized to charge and collect market-based rates for storage services, and Stagecoach Pipeline is authorized to charge and collect negotiated rates for transportation services. Market-based and negotiated rate authority allows us to negotiate rates with individual customers based on market demand, which we then make public. A loss of market-based or negotiated rate authority or any successful complaint or protest against the rates charged or provided by Stagecoach Pipeline or Arlington Storage could have an adverse impact on our revenues.

In addition, the Energy Policy Act of 2005 amended the Natural Gas Act to (i) prohibit market manipulation by any entity; (ii) direct the FERC to facilitate market transparency in the market for sale or transportation of physical natural gas in interstate commerce; and (iii) significantly increase the penalties for violations of the Natural Gas Act, the Natural Gas Policy Act of 1978, and FERC rules, regulations or orders thereunder. As a result of the Energy Policy Act of 2005, the FERC has the authority to impose civil penalties for violations of these statutes and FERC rules, regulations and orders, up to $1 million per day per violation.

Our interstate natural gas storage operations are also subject to non-rate regulation by various state agencies. For example, the New York State Department of Environmental Conservation (NYSDEC) has jurisdiction over well drilling, conversion and plugging in New York. The NYSDEC therefore regulates aspects of our Stagecoach, Thomas Corners, Seneca Lake and Steuben natural gas storage facilities.

Our intrastate pipeline in New York (the East Pipeline) is subject to lightened regulation under NYPSC regulations and policies. Lightened regulation generally exempts us from NYPSC regulation applicable to the provision of retail service. CPE, as the owner and operator of the East Pipeline, remains subject to limited corporate (e.g., obtaining approval prior to any transfer of its ownership interests or the issuance of debt securities) and operational and safety (e.g., filing of vegetation management plan) regulation established and maintained by the NYPSC.

Natural Gas Gathering

Natural gas gathering facilities are exempt from FERC jurisdiction under Section 1(b) of the Natural Gas Act. Although the FERC has not made formal determinations with respect to all of our facilities we consider to be gathering facilities, we believe that our natural gas pipelines meet the traditional tests that the FERC has used to determine that a pipeline is a gathering pipeline and is therefore not subject to FERC jurisdiction. The distinction between FERC-regulated transmission services and federally unregulated gathering services, however, has been the subject of substantial litigation, and the FERC determines whether facilities are gathering facilities on a case-by-case basis, so the classification and regulation of our gathering facilities is subject to change based on future determinations by the FERC, the courts or Congress. If the FERC were to consider the status of an individual facility and determine that the facility and/or services provided by it are not exempt from FERC regulation under the Natural Gas Act and the facility provides interstate service, the rates for, and terms and conditions of, services provided by such facility would be subject to regulation by the FERC under the Natural Gas Act or the Natural Gas Policy Act. Such regulation could decrease revenue, increase operating costs, and, depending upon the facility in question, could adversely affect our results of operations and cash flows. In addition, if any of our facilities were found to have provided services or otherwise operated in violation of the Natural Gas Act or the Natural Gas Policy Act, this could result in the imposition of civil penalties as well as a requirement to disgorge charges collected for such service in excess of the rate established by the FERC.

States may regulate gathering pipelines. State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, requirements prohibiting undue discrimination, and in some instances complaint-based rate regulation. Our natural gas gathering operations may be subject to ratable take and common purchaser statutes in the states in which we operate. These statutes are designed to prohibit discrimination in favor of one producer over another producer or one source of supply over another source of supply, and they generally require our gathering pipelines to take natural gas without undue discrimination as to source of supply or producer. These statutes have the effect of restricting our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas.

The states in which we operate gathering systems have adopted a form of complaint-based regulation of natural gas gathering operations, which allows natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to gathering access and rate discrimination. To date, these regulations have not had an adverse effect on our systems. We cannot predict whether such a complaint will be filed against us in the future, and failure to comply with state regulations can result in the imposition of administrative, civil and criminal remedies.

In Texas, we have filed with the Texas Railroad Commission (TRRC) to establish rates and terms of service for certain of our pipelines. Our assets in Texas include intrastate common carrier NGL pipelines subject to the regulation of the TRCC, which requires that our NGL pipelines file tariff publications that contain all the rules and regulations governing the rates and charges for services we perform. NGL pipeline rates may be limited to provide no more than a fair return on the aggregate value of the pipeline property used to render services.

NGL Storage

Our NGL storage terminals are subject primarily to state and local regulation. For example, the Indiana Department of Natural Resources (INDNR) and the NYSDEC have jurisdiction over the underground storage of NGLs and well drilling, conversion and plugging in Indiana and New York, respectively. Thus, the INDNR regulates aspects of our Seymour facility, and the NYSDEC regulates aspects of the Bath facility and our proposed storage facility near Watkins Glen.

We filed an application with the NYSDEC in October 2009 for an underground storage permit for our Watkins Glen NGL storage development project. The agency issued a Positive Declaration for the project in November 2010, determined in August 2011 that the Draft Supplemental Environmental Impact Statement we submitted for the project was complete, and held public hearings on the project in September and November 2011. In early 2012, based on concerns expressed by interested stakeholders and conversations with NYSDEC staff, we informed the agency that we would reduce our environmental footprint and modified our brine pond design. In September 2012, we submitted to the NYSDEC final drawings and plans for our revised project design. In August 2014, the NYDEC announced that it would convene an issues conference to determine if there are any significant issues that require an adjudicatory hearing. The issues conference was held in mid-February 2015, and we are awaiting a ruling from the presiding administrative law judge on whether additional hearings are required for any of the technical issues addressed at the issues conference. We continue to pursue the approvals required to construct our proposed NGL storage facility near Watkins Glen, New York but we cannot predict with certainty if and when the permitting process will be concluded.

Crude Oil Transportation

The transportation of crude oil by common carrier pipelines on an interstate basis is subject to regulation by the FERC under the Interstate Commerce Act (ICA), the Energy Policy Act of 1992, and the rules and regulations promulgated under those laws. FERC regulations require interstate common carrier petroleum pipelines to file with the FERC and publicly post tariffs stating their interstate transportation rates and terms and conditions of service. The ICA and FERC regulations also require that such rates be just and reasonable, and to be applied in a non-discriminatory manner and to not confer undue preference upon any shipper. The transportation of crude oil by common carrier pipelines on an intrastate is subject to regulation by state regulatory commissions. The basis for intrastate crude oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate crude oil pipeline rates, varies from state to state. Intrastate common carriers must also offer service to all shippers requesting service on the same terms and under the same rates. Our crude oil pipelines in North Dakota are not common carrier pipelines and, therefore, are not subject to rate regulation by the FERC or any state regulatory commission.

Certain of our crude oil operations located in North Dakota are subject to state regulation by the North Dakota Industrial Commission (NDIC). For example, gas conditioning requirements established by the NDIC recently will require operators of crude by rail terminals to report to the NDIC any crude volumes received for loading that exceed federal vapor pressure limits. State legislation has been proposed that, if passed, would authorize and require the NDIC to promulgate regulations under which produced water pipelines would be required to, among other things, install leak detection facilities and post bonds to cover potential remediation costs associated with releases. Moreover, the regulation of our customers’ production activities by the NDIC impacts our operations. For example, on July 1, 2014, the NDIC issued an order pursuant to which the agency adopted legally enforceable “gas capture percentage goals” targeting the capture of certain percentages of natural gas produced in the state by specified dates. Exploration and production operators in the state may be required to install new equipment to satisfy these goals, and any failure by operators subject to the legal requirements to meet these gas capture percentage goals would subject those operators to production restrictions, which developments could reduce the amount of commodities we gather on the Arrow system from those operators who are our customers and have a corresponding adverse impact on our business and results of operations.

Portions of our Arrow gathering system, which is located on the Fort Berthold Indian Reservation, are subject to regulation by the Mandan, Hidatsa & Arikara Nation (MHA Nation). An entirely separate and distinct set of laws and regulations applies to operators and other parties within the boundaries of Native American reservations in the United States. Various federal agencies within the U.S. Department of the Interior, particularly the Bureau of Indian Affairs, the Office of Natural Resources Revenue and Bureau of Land Management (BLM), and the EPA, together with each Native American tribe, promulgate and enforce regulations pertaining to oil and gas operations on Native American reservations. These regulations include lease provisions, environmental standards, Tribal employment contractor preferences and numerous other matters.

Native American tribes are subject to various federal statutes and oversight by the Bureau of Indian Affairs and BLM. However, each Native American tribe is a sovereign nation and has the right to enact and enforce certain other laws and regulations entirely independent from federal, state and local statutes and regulations, as long as they do not supersede or conflict with such federal statutes. These tribal laws and regulations include various fees, taxes, requirements to employ Native American tribal members or use tribal owned service businesses and numerous other conditions that apply to lessees, operators and contractors conducting operations within the boundaries of a Native American reservation. Further, lessees and operators within a Native American reservation are often subject to the Native American tribal court system, unless there is a specific waiver of sovereign immunity by the Native American tribe allowing resolution of disputes between the Native American tribe and those lessees or operators to occur in federal or state court.

We are therefore subject to various laws and regulations pertaining to Native American oil and gas leases, fees, taxes and other burdens, obligations and issues unique to oil and gas operations within Native American reservations. One or more of these Native American requirements, or delays in obtaining necessary approvals or permits necessary to operate on tribal lands pursuant to these regulations, may increase our costs of doing business on Native American tribal lands and have an impact on the economic viability of any well or project on those lands.

PHMSA is currently reviewing the adequacy of Bakken crude laboratory testing measures used to determine the packaging group selection for shipment of crude by rail. PHMSA’s objective is to confirm that crude being offered for shipment by rail has been properly classified and characterized to ensure the safe transport to end users. We, as the owner of a Bakken crude loading terminal, are providing input as this review process progresses through multiple agencies and organizations.

Supply and Logistics

The transportation of crude oil and NGLs by truck is subject to regulations promulgated under the Federal Motor Carrier Safety Act. These regulations, which are administered by the DOT, cover the transportation of hazardous materials.

IRS Audit

On April 9, 2015, the IRS completed their examination of our 2011 partnership tax return and issued a No Adjustment Letter to us.

Environmental and Occupational Safety and Health Matters

Our operations are subject to stringent federal, regional, state and local laws and regulations governing the discharge and emission of pollutants into the environment, environmental protection, or occupational health and safety. These laws and regulations may impose significant obligations on our operations, including the need to obtain permits to conduct regulated activities; restrict the types, quantities and concentration of materials that can be released into the environment; apply workplace health and safety standards for the benefit of employees; require remedial activities or corrective actions to mitigate pollution from former or current operations; and impose substantial liabilities on us for pollution resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil and criminal penalties; the imposition of investigatory, remedial and corrective action obligations or the incurrence of capital expenditures; the occurrence of delays in the development of projects; and the issuance of injunctions restricting or prohibiting some or all of the activities in a particular area.

The following is a summary of the more significant existing federal environmental laws and regulations, each as amended from time to time, to which our business operations are subject:

•	The Comprehensive Environmental Response, Compensation and Liability Act, a remedial statute that imposes strict liability on generators, transporters and arrangers of hazardous substances at sites where hazardous substance releases have occurred or are threatening to occur;

•	The Resource Conservation and Recovery Act, which governs the treatment, storage and disposal of solid wastes, including hazardous wastes;

•	The Clean Air Act, which restricts the emission of air pollutants from many sources and imposes various pre-construction, monitoring and reporting requirements;

•	The Water Pollution Control Act, also known as the federal Clean Water Act, which regulates discharges of pollutants from facilities to state and federal waters;

•	The Safe Drinking Water Act, which ensures the quality of the nation’s public drinking water through adoption of drinking water standards and controlling the injection of substances into below-ground formations that may adversely affect drinking water sources;

•	The National Environmental Policy Act, which requires federal agencies to evaluate major agency actions having the potential to significantly impact the environment and which may require the preparation of Environmental Assessments and more detailed Environmental Impact Statements that may be made available for public review and comment;

•	The Endangered Species Act, which restricts activities that may affect federally identified endangered and threatened species or their habitats through the implementation of operating restrictions or a temporary, seasonal, or permanent ban in affected areas; and

•	The Occupational Safety and Health Act, which establishes workplace standards for the protection of the health and safety of employees, including the implementation of hazard communications programs designed to inform employees about hazardous substances in the workplace, potential harmful effects of these substances, and appropriate control measures.

Certain of these environmental laws impose strict, joint and several liability for costs required to clean up and restore properties where pollutants have been released regardless of whom may have caused the harm or whether the activity was performed in compliance with all applicable laws. In the course of our operations, generated materials or wastes may have been spilled or released from properties owned or leased by us or on or under other locations where these materials or wastes have been taken for recycling or disposal. In addition, many of the properties owned or leased by us were previously operated by third parties whose management, disposal or release of materials and wastes was not under our control. Accordingly, we may be liable for the costs of cleaning up or remediating contamination arising out of our operations or as a result of activities by others who previously occupied or operated on properties now owned or leased by us. Private parties, including the owners of properties that we lease and facilities where our materials or wastes are taken for recycling or disposal, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property or natural resource damages. We may not be able to recover some or any of these additional costs from insurance.

During 2014, we experienced three releases on our Arrow produced water gathering system. Approximately 28,000 barrels of produced water were released on lands within the boundaries of the Fort Berthold Indian Reservation. We have substantially completed our remediation efforts for the 2014 spills subject to approval by the MHA Nation and the applicable regulatory agencies. In May 2015, we experienced a release of approximately 5,200 barrels of produced water on our Arrow water gathering system. We have also notified our insurance carriers of the releases under our environmental policies and we believe our remediation costs will be recoverable under our insurance policies.

In October 2014, we received data requests from the EPA related to the 2014 water releases, and we responded to the requests during the first half of 2015. In April 2015, the EPA issued a Notice of Potential Violation (NOPV) under the Clean Water Act relating to the 2014 water releases. We responded to the NOPV in May 2015, and have commenced settlement discussion with the EPA concerning the NOPV. On March 3, 2015, we received a grand jury subpoena from the United States Attorney’s Office in Bismarck, North Dakota, seeking documents and information relating to the largest of the three 2014 water releases, and we provided the requested information during the second quarter of 2015. In August 2015, we received a notice of violation from the Three Affiliated Tribes’ Environmental Division related to our 2014 produced water releases on the Fort Berthold Indian Reservation. The notice of violation imposes fines and requests reimbursements exceeding $1.1 million; however, the notice of violation was stayed on September 15, 2015, upon our posting of a performance bond for the amount contemplated by the notice and pending the outcome of ongoing settlement discussions with the regulatory agencies asserting jurisdiction over the 2014 produced water releases. We cannot predict what the outcome of these investigations will be.

We own a propane storage and distribution facility in Seymour, Indiana. On May 15, 2014, the EPA issued a request relating to our compliance with the chemical accident prevention provision at the facility. We responded to the request on August 6, 2014, and at EPA’s request, we submitted additional documentation of compliance on January 30, 2015. We entered into a consent agreement and final order with the EPA and paid a civil penalty of approximately $0.3 million in December 2015.

Employees

As of February 1, 2016, we had 1,300 full-time employees, 302 of which were general and administrative employees and 998 of which were operational. As of February 1, 2016, US Salt had 126 employees, 99 of which are members of a labor union. We believe that our relationship with our employees (including union labor) is satisfactory.

Available Information

Our website is located at www.crestwoodlp.com. We make available, free of charge, on or through our website our annual reports on Form 10-K, which include our audited financial statements, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or

15(d) of the Exchange Act as soon as we electronically file such material with the SEC. These documents are also available, free of charge, at the SEC’s website at www.sec.gov. In addition, copies of these documents, excluding exhibits, may be requested at no cost by contacting Investor Relations, Crestwood Equity Partners LP or Crestwood Midstream Partners LP, 700 Louisiana Street, Suite 2550, Houston, Texas 77002, and our telephone number is (832) 519-2200.

We also make available within the “Corporate Governance” section of our website our corporate governance guidelines, the charter of our Audit Committee and our Code of Business Conduct and Ethics. Requests for copies may be directed in writing to Crestwood Equity Partners LP, 700 Louisiana Street, Suite 2550, Houston, Texas 77002, Attention: General Counsel. Interested parties may contact the chairperson of any of our Board committees, our Board’s independent directors as a group or our full Board in writing by mail to Crestwood Equity Partners LP, 700 Louisiana Street, Suite 2550, Houston, Texas 77002, Attention: General Counsel. All such communications will be delivered to the director or directors to whom they are addressed.

Item 1A. Risk Factors

Risks Inherent in Our Business

Our business depends on hydrocarbon supply and demand fundamentals, which can be adversely affected by numerous factors outside of our control.

Our success depends on the supply and demand for natural gas, NGLs and crude oil, which has historically generated the need for new or expanded midstream infrastructure . The degree to which our business is impacted by changes in supply or demand varies. Our business can be negatively impacted by sustained downturns in supply and demand for one or more commodities, including reductions in our ability to renew contracts on favorable terms and to construct new infrastructure. For example, in 2015, significantly lower commodity prices have resulted in an industry-wide reduction in capital expenditures by producers and a slowdown in drilling, completion and supply development efforts. This trend has continued in 2016. Notwithstanding this market downturn, production volumes of crude oil, natural gas and NGLs have continued to grow (or decline at a slower rate than expected). Similarly major factors that will impact natural gas demand domestically will be the realization of potential liquefied natural gas exports and demand growth within the power generation market. Factors expected to impact crude oil demand include the recent lifting of the crude oil export ban in 2015. In addition, the supply and demand for natural gas, NGLs and crude oil for our business will depend on many other factors outside of our control, some of which include:

•	adverse changes in general global economic conditions;

•	adverse changes in domestic regulations that could impact the supply or demand for oil and gas;

•	technological advancements that may drive further increases in production and reduction in costs of developing shale plays;

•	competition from imported supplies and alternate fuels;

•	commodity price changes, including the recent decline in crude oil and natural gas prices, that could negatively impact the supply of, or the demand for these products;

•	increased costs to explore for, develop, produce, gather, process or transport commodities;

•	adoption of various energy efficiency and conservation measures; and

•	perceptions of customers on the availability and price volatility of our services, particularly customers’ perceptions on the volatility of commodity prices over the longer-term.

If volatility and seasonality in the oil and gas industry decrease, because of increased production capacity or otherwise, the demand for our services and the prices that we will be able to charge for those services may decline. In addition to volatility and seasonality, an extended period of low commodity prices, as the industry is currently experiencing, could adversely impact storage and transportation values for some period of time until market conditions adjust. The duration and magnitude of the recent decline in oil prices cannot be predicted. These commodity price impacts could have a negative impact on our business, financial condition, and results of operations.

Our future growth may be limited if commodity prices remain low, resulting in a prolonged period of reduced midstream infrastructure development and service requirements to customers.

Our business strategy depends on our ability to provide increased services to our customers and develop growth projects that can be financed appropriately. We may be unable to complete successful, accretive growth projects for any of the following reasons, among others:

•	we fail to identify (or we are outbid for) attractive expansion or development projects or acquisition candidates that satisfy our economic and other criteria;

•	we fail to secure adequate customer commitments to use the facilities to be developed, expanded or acquired; or

•	we cannot obtain governmental approvals or other rights, licenses or consents needed to complete such projects or acquisitions on time or on budget, if at all.

The development and construction of gathering, processing, storage and transportation facilities involves numerous regulatory, environmental, safety, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital. When we undertake these projects, they may not be completed on schedule, at the budgeted cost or at all. Moreover, our revenues may not increase immediately upon the expenditure of funds on a particular growth project. For instance, if we build a new gathering system or transmission pipeline, the construction may occur over an extended period of time and we will not receive material increases in revenues until the project is placed in service. Accordingly, if we do pursue growth projects, we can provide no assurances that our efforts will provide a platform for additional growth for our company.

Our ability to finance new growth projects and make capital expenditures may be limited by our access to the capital markets or ability to raise investment capital at a cost of capital that allows for accretive midstream investments.

Since 2014, the significant decline in energy commodity prices has led to an increased concern by energy investors regarding the future outlook for the industry. This has resulted in a historic decline in equity and debt valuations in the publicly traded capital markets as well as increased trading volatility. As a result, our publicly traded common units and unsecured debt have substantially decreased in value with a corresponding increase in yield resulting in a higher cost of capital than we have historically experienced. Our growth strategy depends on our ability to identify, develop and contract for new growth projects and raise the investment capital, at a reasonable cost of capital, required to generate accretive returns from the growth project. This trend may continue and could negatively impact our ability to grow for any of the following reasons:

•	access to the public equity and debt markets for partnerships of similar size to us may limit our ability to raise new equity and debt capital to finance new growth projects;

•	if the current downturn persists, based on current market conditions, it is unlikely that we could issue equity or debt at costs of capital that would enable us to invest in new growth projects on an accretive basis; or

•	we cannot raise financing for such projects or acquisitions on economically acceptable terms.

The growth projects we complete may not perform as anticipated.

Even if we complete growth projects that we believe will be strategic and accretive, such projects may nevertheless reduce our cash available for distribution due to the following factors, among others:

•	mistaken assumptions about capacity, revenues, synergies, costs (including operating and administrative, capital, debt and equity costs), customer demand, growth potential, assumed liabilities and other factors;

•	the failure to receive cash flows from a growth project or newly acquired asset due to delays in the commencement of operations for any reason;

•	unforeseen operational issues or the realization of liabilities that were not known to us at the time the acquisition or growth project was completed;

•	the inability to attract new customers or retain acquired customers to the extent assumed in connection with an acquisition or growth project;

•	the failure to successfully integrate growth projects or acquired assets or businesses into our operations and/or the loss of key employees; or

•	the impact of regulatory, environmental, political and legal uncertainties that are beyond our control.

In particular, we may construct facilities to capture anticipated future growth in production and/or demand in a region in which such growth does not materialize. As a result, new facilities may not be able to attract enough throughput to achieve our expected investment return, which could adversely affect our business, financial condition, results of operations and ability to make distributions.

If we complete future growth projects, our capitalization and results of operations may change significantly, and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds and other resources. If any growth projects we ultimately complete are not accretive to our cash available for distribution, our ability to make distributions may be reduced.

We may rely upon third-party assets to operate our facilities, and we could be negatively impacted by circumstances beyond our control that temporarily or permanently interrupt the operation of such third-party assets.

Certain of our operations depend on assets owned and controlled by third parties to operate effectively. For example, (i) certain of our “rich gas” gathering systems depend on interconnections and processing plants owned by third parties for us to move gas off our systems; (ii) our crude oil gathering systems depend on third-party pipelines to move crude to demand markets or rail terminals and our crude oil rail terminals depend on railroad companies to move our customers’ crude oil to market; and (iii) our natural gas storage facilities rely on third-party interconnections and pipelines to receive and deliver natural gas. Since we do not own or operate these third-party facilities, their continuing operation is outside of our control. If third-party facilities become unavailable or constrained, or other downstream facilities utilized to move our customers’ product to their end destination become unavailable, it could have a material adverse effect on our business, financial condition, results of operations, and ability to make distributions.

In addition, the rates charged by processing plants, pipelines and other facilities interconnected to our assets affect the utilization and value of our services. Significant changes in the rates charged by these third parties, or the rates charged by the third parties that own “downstream” assets required to move commodities to their final destinations, could have a material adverse effect on our business, financial condition, results of operations and ability to make distributions.

We depend on a limited number of customers for a substantial portion of our revenues.

We generate a substantial portion of our gathering revenues from a limited number of oil and gas producers. Given the current low commodity price environment and its anticipated impact on shale production, we expect certain of our producer customers to experience declining cash flows and increased leverage. As a result, we expect many of our producer customers to reduce capital spending and/or shut in production for economic reasons which could result in lower revenues for us. In the event these market conditions persist, this could lead to the loss of a significant customer which could also cause a significant decline in our revenues.

For example, our gathering and processing systems are integral to Quicksilver’s operations in the Barnett Shale. In March 2015, Quicksilver filed for protection under Chapter 11 of the U.S. Bankruptcy Code and shut in production of certain wells in conjunction with that filing. As a result of the bankruptcy process, in January 2016, Quicksilver executed an asset purchase agreement with a third party for the sale of its U.S. oil and gas assets. The sale is expected to close on March 31, 2016, pending certain closing conditions. On February 5, 2016, Quicksilver filed a motion to reject its gathering agreements with us. We filed an objection to this motion on February 26, 2016 and a hearing is scheduled in Delaware on March 4, 2016. We are in discussions with the third party regarding those agreements. There is no assurance that we will be able to renegotiate the gathering agreements at acceptable rates or at all. Any such renegotiation or rejection could have a material adverse effect on our gathering and processing revenues and cash flows. We continue to provide services to Quicksilver, and the outcome of its restructuring process could have a significant impact on our G&P segment’s results.

Declines in natural gas, NGL or crude prices could adversely affect our business.

Energy commodity prices have declined substantially since 2014 due to a wide range of factors, including a continuing growth of supply, slowdown or decline in demand, and challenges in economic, financial and monetary markets. Sustained low natural gas, NGL or crude oil prices have recently negatively impacted natural gas and oil exploration and production activity levels industry-wide and in the areas we operate. A continued slowdown in activity can result in a decline in the production of hydrocarbons over time, resulting in reduced throughput on our systems, plants, trucks and terminals. Such a decline could also potentially affect the ability of our customers to continue their operations. As a result, sustained low natural gas and crude oil prices could have a material adverse effect on our business, results of operations, and financial condition. In general, the prices of natural gas, oil, condensate, NGLs and other hydrocarbon products fluctuate in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.

Our gathering and processing operations depend, in part, on drilling and production decisions of others.

Our gathering and processing operations are dependent on the continued availability of natural gas and crude oil production. We have no control over the level of drilling activity in our areas of operation, the amount of reserves associated with wells connected to our systems, or the rate at which production from a well declines. Our gathering systems are connected to wells whose production will naturally decline over time, which means that our cash flows associated with these wells will decline over time. To maintain or increase throughput levels on our gathering systems and utilization rates at our natural gas processing plants, we must continually obtain new natural gas and crude oil supplies. Our ability to obtain additional sources of natural gas and crude oil primarily depends on the level of successful drilling activity near our systems, our ability to compete for volumes from successful new wells, and our ability to expand our system capacity as needed. If we are not able to obtain new supplies of natural gas and crude oil to replace the natural decline in volumes from existing wells, throughput on our gathering and processing facilities would decline, which could have a material adverse affect on our results of operations and distributable cash flow.

Although we have acreage dedications from customers that include certain producing and non-producing oil and gas properties, our customers are not contractually required to develop the reserves and or properties they have dedicated to us. We have no control over producers or their drilling and production decisions in our areas of operations, which are affected by, among other things, (i) the availability and cost of capital; (ii) prevailing and projected commodity prices; (iii) demand for natural gas, NGLs and crude oil, (iv) levels of reserves and geological considerations, (v) governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; and (vi) the availability of drilling rigs and other development services. Fluctuations in energy prices can also greatly affect the development of oil and gas reserves. Drilling and production activity generally decreases as commodity prices decrease, and sustained declines in commodity prices could lead to a material decrease in such activity. Because of these factors, even if oil and gas reserves are known to exist in areas served by our assets, producers may choose not to develop those reserves. Reductions in exploration or production activity in our areas of operations could lead to reduced utilization of our systems.

Estimates of oil and gas reserves depend on many assumptions that may turn out to be inaccurate, and future volumes on our gathering systems may be less than anticipated.

We normally do not obtain independent evaluations of natural gas or crude oil reserves connected to our gathering systems. We therefore do not have independent estimates of total reserves dedicated to our systems or the anticipated life of such reserves. It often takes producers longer periods of time to determine how to efficiently develop and produce hydrocarbons from unconventional shale plays than conventional basins, which can result in lower volumes becoming available as soon as expected in the shale plays in which we operate. If the total reserves or estimated life of the reserves connected to our gathering systems is less than anticipated and we are unable to secure additional sources of natural gas or crude oil, it could have a material adverse effect on our business, results of operations and financial condition.

We are exposed to credit risks of our customers, and any material nonpayment or nonperformance by our key customers could adversely affect our cash flows and results of operations.

Many of our customers may experience financial problems that could have a significant effect on their creditworthiness. Severe financial problems encountered by our customers could limit our ability to collect amounts owed to us, or to enforce performance of obligations under contractual arrangements. In addition, many of our customers finance their activities through cash flows from operations, the incurrence of debt or the issuance of equity. The combination of the reduction of cash flows resulting from declines in commodity prices, a reduction in borrowing bases under reserve-based credit facility and the lack of availability of debt or equity financing may result in a significant reduction of customers’ liquidity and limit their ability to make payments or perform on their obligations to us. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us. Financial problems experienced by our customers could result in the impairment of our assets, reduction of our operating cash flows and may also reduce or curtail their future use of our products and services, which could reduce our revenues.

Our marketing, supply and logistics operations are seasonal and generally have lower cash flows in certain periods during the year, which may require us to borrow money to fund our working capital needs of these businesses.

The natural gas liquids inventory we pre-sell to our customers is higher during the second and third quarters of a given year, and our cash receipts during that period are lower. As a result, we may have to borrow money to fund the working capital needs of our marketing, supply and logistics operations during those periods. Any restrictions on our ability to borrow money could impact our ability to pay quarterly distributions to our unitholders.

Counterparties to our commodity derivative and physical purchase and sale contracts in our marketing, supply and logistics operations may not be able to perform their obligations to us, which could materially affect our cash flows and results of operations.

We encounter risk of counterparty non-performance in our marketing, supply and logistics operations. Disruptions in the price or supply of NGLs for an extended or near term period of time could result in counterparty defaults on our derivative and physical purchase and sale contracts. This could impair our expected earnings from the derivative or physical sales contracts, our ability to obtain supply to fulfill our sales delivery commitments or our ability to obtain supply at reasonable prices, which could result adversely affect our financial condition and results of operations.

Our marketing, supply and logistics operations are subject to commodity risk, basis risk, or risk of adverse market conditions which can adversely affect our financial condition and results of operations.

We attempt to lock in a margin for a portion of the commodities we purchase by selling such commodities for physical delivery to our customers or by entering into future delivery obligations under contracts for forward sale. Through these transactions, we seek to maintain a position that is substantially balanced between purchases, and sales or future delivery obligations. Any event that disrupts our anticipated physical supply of commodities could expose us to risk of loss resulting from the need to fulfill our obligations required under contracts for forward sale. Basis risk describes the inherent market price risk created when a commodity of certain grade or location is purchased, sold or exchanged as compared to a purchase, sale or exchange of a like commodity at a different time or place. Transportation costs and timing differentials are components of basis risk. In a backwardated market (when prices for future deliveries are lower than current prices), basis risk is created with respect to timing. In these instances, physical inventory generally loses value as the price of such physical inventory declines over time.

Basis risk cannot be entirely eliminated, and basis exposure, particularly in backwardated or other adverse market conditions, can adversely affect our financial condition and results of operations.

Changes in future business conditions could cause recorded long-lived assets and goodwill to become further impaired, and our financial condition and results of operations could suffer if there is an additional impairment of long-lived assets and goodwill.

We continually monitor our business, the business environment and the performance of our operations to determine if an event has occurred that indicates that a long-lived asset may be impaired. If an event occurs, which is a determination that involves judgment, we may be required to utilize cash flow projections to assess our ability to recover the carrying value of our assets based on our long-lived assets’ ability to generate future cash flows on an undiscounted basis. This differs from our evaluation of goodwill, which is evaluated for impairment annually on December 31, and whenever events indicate that it is more likely than not that the fair value of a reporting unit could be less than the carrying amount. This evaluation requires us to compare the fair value of each of our reporting units primarily utilizing discounted cash flows, to its carrying value (including goodwill). If the fair value exceeds the carrying value amount, goodwill of the reporting unit is not considered impaired.

Under GAAP, during the years ended December 31, 2015, 2014 and 2013, we were required to record $2,217.8 million, $82.0 million and $4.1 million of long-lived asset and goodwill impairments related to certain of our reporting units because changes in circumstances or events (of which one of the several indicators of impairment was considered jointly is a significant and other than temporary decrease in our market capitalization) indicated that the carrying values of such assets exceeded their fair value and were not recoverable.

Our long-lived assets and goodwill impairment analyses are sensitive to changes in key assumptions used in our analysis, such as expected future cash flows, the degree of volatility in equity and debt markets and our unit price. If the assumptions used in our analysis are not realized, it is possible a material impairment charge may need to be recorded in the future. We cannot accurately predict the amount and timing of any impairment of long-lived assets or goodwill. Further, as we work toward a turnaround of our business, we will need to continue to evaluate the carrying value of our goodwill. Any additional impairment charges that we may take in the future could be material to our results of operations and financial condition. For a further discussion of our long-lived assets and goodwill impairments, see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 2.

Our industry is highly competitive, and increased competitive pressure could adversely affect our ability to execute our growth strategy.

We compete with other energy midstream enterprises, some of which are much larger and have significantly greater financial resources or operating experience, in our areas of operation. Our competitors may expand or construct infrastructure that creates additional competition for the services we provide to customers. Our ability to renew or replace existing contracts with our customers at rates sufficient to maintain current revenues and cash flow could be adversely affected by the activities of our competitors and our customers. All of these competitive pressures could have a material adverse effect on our business, results of operations, financial condition and ability to make distributions.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in our business or industry, and place us at a competitive disadvantage.

We had approximately $2.5 billion of long-term debt outstanding as of December 31, 2015. Our inability to generate sufficient cash flow to satisfy debt obligations or to obtain alternative financing could materially and adversely affect our business, results of operations, financial condition and business prospects.

Our substantial debt could have important consequences to our unitholders. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to fund future capital expenditures and working capital, to engage in development activities, or to otherwise realize the value of our assets and opportunities fully because of the need to dedicate a substantial portion of our cash flow from operations to payments of interest and principal on our debt or to comply with any restrictive covenants or terms of our debt;

•	result in an event of default if we fail to satisfy debt obligations or fail to comply with the financial and other restrictive covenants contained in the agreements governing our indebtedness, which event of default could result in all of our debt becoming immediately due and payable and could permit our lenders to foreclose on any of the collateral securing such debt;

•	require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use cash flow to fund operations, capital expenditures and future business opportunities;

•	increase our cost of borrowing;

•	restrict us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limit our flexibility in planning for, or reacting to, changes in our business or industry in which we operate, placing us at a competitive disadvantage compared to our peers who are less highly leveraged and who therefore may be able to take advantage of opportunities that our leverage prevents us from exploring; and

•	impair our ability to obtain additional financing in the future.

Realization of any of these factors could adversely affect our financial condition, results of operations and cash flows.

Restrictions in our revolving credit facility could adversely affect our business, financial condition, results of operations and ability to make distributions.

Our revolving credit facility contains various covenants and restrictive provisions that will limit our ability to, among other things:

•	incur additional debt;

•	make distributions on or redeem or repurchase units;

•	make certain investments and acquisitions;

•	incur or permit certain liens to exist;

•	enter into certain types of transactions with affiliates;

•	merge, consolidate or amalgamate with another company; and

•	transfer or otherwise dispose of assets.

Furthermore, our revolving credit facility contains covenants which requires us to maintain certain financial ratios such as (i) a net debt to consolidated EBITDA ratio (as defined in the credit agreement) of not more than 5.50 to 1.0; (ii) a consolidated EBITDA to consolidated interest expense ratio (as defined in our credit agreement) of not less than 2.50 to 1.00, and (ii) a senior secured leverage ratio (as defined in its credit agreement) of not more than 3.75 to 1.00.

Borrowings under our revolving credit facility are secured by pledges of the equity interests of, and guarantees by, substantially all of our restricted domestic subsidiaries, and liens on substantially all of our real property (outside of New York) and personal property.

The provisions of our credit agreement may affect our ability to obtain future financing and pursue attractive business opportunities and our flexibility in planning for, and reacting to, changes in business conditions. In addition, a failure to comply with the provisions of our revolving credit facility could result in events of default, which could enable our lenders, subject to the terms and conditions of credit agreement, to declare any outstanding principal of that debt, together with accrued interest, to be immediately due and payable. If the payment of any such debt is accelerated, our assets may be insufficient to repay such debt in full, and the holders of our common units could experience a partial or total loss of their investment.

A change of control could result in us facing substantial repayment obligations under our revolving credit facility and senior notes.

Our credit agreement and indentures contain provisions relating to change of control of Crestwood Equity’s general partner, Crestwood Equity, and the general partner of Crestwood Midstream. If these provisions are triggered, our outstanding indebtedness may become due. In such an event, there is no assurance that we would be able to pay the indebtedness, in which case the lenders under the revolving credit facility would have the right to foreclose on our assets and holders of our senior notes would be entitled to require us to repurchase all or a portion of our notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of such repurchase, which would have a material adverse effect on us. There is no restriction on our ability or the ability of Crestwood Equity’s general partner or its parent companies to enter into a transaction which would trigger the change of control provision. In certain circumstances, the control of our general partner may be transferred to a third party without unitholder consent, and this may be considered a change in control under our revolving credit facility and senior notes. Please read “The control of our general partner may be transferred to a third party without unitholder consent.”

Our ability to make cash distributions may be diminished, and our financial leverage could increase, if we are not able to obtain needed capital or financing on satisfactory terms.

Historically, we have used cash flow from operations, borrowings under our revolving credit facilities and issuances of debt or equity to fund our capital programs, working capital needs and acquisitions. Our capital program may require additional financing above the level of cash generated by our operations to fund growth. If our cash flow from operations decreases as a result of lower throughput volumes on our systems or otherwise, our ability to expend the capital necessary to expand our business or increase our future cash distributions may be limited. If our cash flow from operations is insufficient to satisfy our financing needs, we cannot be certain that additional financing will be available to us on acceptable terms, if at all. Our ability to obtain bank financing or to access the capital markets for future equity or debt offerings may be limited by our financial condition or general economic conditions at the time of any such financing or offering. Even if we are successful in obtaining the necessary funds, the terms of such financings could have a material adverse effect on our business, results of operations, financial condition and ability to make cash distributions to our unitholders. Further, incurring additional debt may significantly increase our interest expense and financial leverage and issuing additional limited partner interests may result in significant unitholder dilution and would increase the aggregate amount of cash required to maintain the cash distribution rate which could materially decrease our ability to pay distributions. If additional capital resources are unavailable, we may curtail our activities or be forced to sell some of our assets on an untimely or unfavorable basis.

Increases in interest rates could adversely impact our unit price, ability to issue equity or incur debt for acquisitions or other purposes, and ability to make payments on our debt obligations.

Interest rates may increase in the future. As a result, interest rates on future credit facilities and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. Therefore, changes in interest rates either positive or negative, may affect the yield requirements of investors who invest in our units, and a rising interest rate environment could have an adverse impact on our unit price and our ability to issue equity or incur debt for acquisitions or other purposes and to make payments on our debt obligations.

The loss of key personnel could adversely affect our ability to operate.

Our success is dependent upon the efforts of our senior management team, as well as on our ability to attract and retain both executives and employees for our field operations. Our senior executives have significant experience in the oil and gas industry and have developed strong relationships with a broad range of industry participants. The loss of these executives, or the loss of key field employees operating in competitive markets, could prevent us from implementing our business strategy and could have a material adverse effect on our customer relationships, results of operations and ability to make distributions.

We operate in the PRB Niobrara and the Texas Gulf Coast through joint ventures that may limit our operational flexibility.

Our operations in the PRB Niobrara and our storage operations in the Texas Gulf Coast market are conducted through joint venture arrangements (including the Jackalope and PRBIC joint ventures in the PRB Niobrara and our Tres Palacios joint venture in the Texas Gulf Coast market), and we may enter additional joint ventures in the future. In a joint venture arrangement, we could have less operational flexibility, as actions must be taken in accordance with the applicable governing provisions of the joint venture. In certain cases, we:

•	could have limited ability to influence or control certain day to day activities affecting the operations;

•	could have limited control on the amount of capital expenditures that we are required to fund with respect to these operations;

•	could be dependent on third parties to fund their required share of capital expenditures;

•	may be subject to restrictions or limitations on our ability to sell or transfer our interests in the jointly owned assets; and

•	may be forced to offer rights of participation to other joint venture participants in certain areas of mutual interest.

In addition, our joint venture participants may have obligations that are important to the success of the joint venture, such as the obligation to pay substantial carried costs pertaining to the joint venture and to pay their share of capital and other costs of the joint venture. The performance and ability of the third parties to satisfy their obligations under joint venture arrangements is outside of our control. If these parties do not satisfy their obligations, our business may be adversely affected. Our joint venture partners may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, and disputes between us and our joint venture partners may result in delays, litigation or operational impasses. The risks described above or the failure to continue our joint ventures or to resolve disagreements with our joint venture partners could adversely affect our ability to conduct business that is the subject of a joint venture, which could in turn negatively affect our financial condition and results of operations.

We may not be able to renew or replace expiring contracts.

Our primary exposure to market risk occurs at the time our existing contracts expire and are subject to renegotiation and renewal. As of December 31, 2015, the weighted average remaining term of (i) our consolidated portfolio of natural gas storage and transportation contracts is approximately two years, (ii) our consolidated portfolio of natural gas gathering contracts is approximately 10 years, and (iii) our consolidated portfolio of crude oil gathering contracts is approximately three years. The extension or replacement of existing contracts depends on a number of factors beyond our control, including:

•	the macroeconomic factors affecting natural gas, NGL and crude economics for our current and potential customers;

•	the level of existing and new competition to provide services to our markets;

•	the balance of supply and demand, on a short-term, seasonal and long-term basis, in our markets;

•	the extent to which the customers in our markets are willing to contract on a long-term basis; and

•	the effects of federal, state or local regulations on the contracting practices of our customers.

Any failure to extend or replace a significant portion of our existing contracts, or extending or replacing them at unfavorable or lower rates, could have a material adverse effect on our business, financial condition, results of operations and ability to make distributions.

The fees we charge to customers under our contracts may not escalate sufficiently to cover our cost increases, and those contracts may be suspended in some circumstances.

Our costs may increase at a rate greater than the rate that the fees we charge to third parties increase pursuant to our contracts with them. In addition, some third parties’ obligations under their agreements with us may be permanently or temporarily reduced upon the occurrence of certain events, some of which are beyond our control, including force majeure events wherein the supply of natural gas or crude oil is curtailed or cut off. Force majeure events generally include, without limitation, revolutions, wars, acts of enemies, embargoes, import or export restrictions, strikes, lockouts, fires, storms, floods, acts of God, explosions, mechanical or physical failures of our equipment or facilities or those of third parties. If our escalation of fees is insufficient to cover increased costs or if any third party suspends or terminates its contracts with us, our business, financial condition, results of operations and ability to make distributions could be materially adversely affected.

Our operations are subject to extensive regulation, and regulatory measures adopted by regulatory authorities could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to extensive regulation by federal, state and local regulatory authorities. For example, because we transport natural gas in interstate commerce and we store natural gas that is transported in interstate commerce, our natural gas storage and transportation facilities are subject to comprehensive regulation by the FERC under the Natural Gas Act. Federal regulation under the Natural Gas Act extends to such matters as:

•	rates, operating terms and conditions of service;

•	the form of tariffs governing service;

•	the types of services we may offer to our customers;

•	the certification and construction of new, or the expansion of existing, facilities;

•	the acquisition, extension, disposition or abandonment of facilities;

•	contracts for service between storage and transportation providers and their customers;

•	creditworthiness and credit support requirements;

•	the maintenance of accounts and records;

•	relationships among affiliated companies involved in certain aspects of the natural gas business;

•	the initiation and discontinuation of services; and

•	various other matters.

Natural gas companies may not charge rates that, upon review by the FERC, are found to be unjust and unreasonable or unduly discriminatory. Existing interstate transportation and storage rates may be challenged by complaint and are subject to prospective change by the FERC. Additionally, rate increases proposed by a regulated pipeline or storage provider may be challenged and such increases may ultimately be rejected by the FERC. We currently hold authority from the FERC to charge and collect (i) market-based rates for interstate storage services provided at the Stagecoach, Thomas Corners, Seneca Lake, Steuben and Tres Palacios facilities and (ii) negotiated rates for interstate transportation services provided by our North-South Facilities and MARC I Pipeline. The FERC’s “market-based rate” policy allows regulated entities to charge rates different from, and in some cases, less than, those which would be permitted under traditional cost-of-service regulation. Among the sorts of changes in circumstances that could raise market power concerns would be an expansion of capacity, acquisitions or other changes in market dynamics. There can be no guarantee that we will be allowed to continue to operate under such rate structures for the remainder of those assets’ operating lives. Any successful challenge against rates charged for our storage and transportation services, or our loss of market-based rate authority or negotiated rate authority, could have a material adverse effect on our business, financial condition, results of operations and ability to make distributions. Our market-based rate authority for our natural gas storage facilities may be subject to review and possible revocation if the FERC determines that we have the ability to exercise market power in our market area. If we were to lose our ability to charge market-based rates, we would be required to file rates based on our cost of providing service, including a reasonable rate of return. Cost-of-service rates may be lower than our current market-based rates.

There can be no assurance that the FERC will continue to pursue its approach of pro-competitive policies as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity and transportation and storage facilities. Failure to comply with applicable regulations under the Natural Gas Act, the Natural Gas Policy Act of 1978, the Pipeline Safety Act of 1968 and certain other laws, and with implementing regulations associated with these laws, could result in the imposition of administrative and criminal remedies and civil penalties of up to $1,000,000 per day, per violation.

A change in the jurisdictional characterization of our gathering assets may result in increased regulation, which could cause our revenues to decline and operating expenses to increase.

Our natural gas and crude oil gathering operations are generally exempt from the jurisdiction and regulation of the FERC, except for certain anti-market manipulation provisions. FERC regulation nonetheless affects our businesses and the markets for products derived from our gathering businesses. The FERC’s policies and practices across the range of its oil and gas regulatory activities, including, for example, its policies on open access transportation, rate making, capacity release and market center promotion, indirectly affect intrastate markets. In recent years, the FERC has pursued pro-competitive policies in its regulation of interstate oil and natural gas pipelines. However, we have no assurance that the FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to oil and natural gas transportation capacity. In addition, the distinction between FERC-regulated transmission services and federally unregulated gathering services has regularly been the subject of substantial, on-going litigation. Consequently, the classification and regulation of some of our pipelines could change based on future determinations by the FERC, the courts or Congress. If our gathering operations become subject to FERC jurisdiction, the result may adversely affect the rates we are able to charge and the services we currently provide, and may include the potential for a termination of certain gathering agreements.

State and municipal regulations also impact our business. Common purchaser statutes generally require gatherers to gather or provide services without undue discrimination as to source of supply or producer; as a result, these statutes restrict our right to decide whose production we gather or transport. Federal law leaves any economic regulation of natural gas gathering to the states. The states in which we currently operate have adopted complaint-based regulation of gathering activities, which allows oil and gas producers and shippers to file complaints with state regulators in an effort to resolve access and rate grievances. Other state and municipal regulations may not directly regulate our gathering business, but may nonetheless affect the availability of natural gas for purchase, processing and sale, including state regulation of production rates and maximum daily production allowable from gas wells. While our gathering lines currently are subject to limited state regulation, there is a risk that state laws will be changed, which may give producers a stronger basis to challenge the rates, terms and conditions of its gathering lines.

Our operations are subject to compliance with environmental and operational safety laws and regulations that may expose us to significant costs and liabilities.

Our operations are subject to stringent federal, regional, state and local laws and regulations governing health and safety aspects of our operations, the discharge of materials into the environment and otherwise relating to environmental protection. Such environmental laws and regulations impose numerous obligations that are applicable to our operations, including the acquisition of permits to conduct regulated activities, the incurrence of capital expenditures to comply with applicable legal requirements, the application of specific health and safety criteria addressing worker protections and the imposition of restrictions on the generation, handling, treatment, storage, disposal and transportation of materials and wastes. Failure to comply with such environmental laws and regulations can result in the assessment of substantial administrative, civil and criminal penalties, the imposition of remedial liabilities and the issuance of injunctions restricting or prohibiting some or all of our activities. Certain environmental laws impose strict, joint and several liability for costs required to clean up and restore sites where materials or wastes have been disposed or otherwise released. In the course of our operations, generated materials or wastes may have been spilled or released from properties owned or leased by us or on or under other locations where these materials or wastes have been taken for recycling or disposal.

It is also possible that adoption of stricter environmental laws and regulations or more stringent interpretation of existing environmental laws and regulations in the future could result in additional costs or liabilities to us as well as the industry in general or otherwise adversely affect demand for our services and salt products. For example, pursuant to President Obama’s strategy to reduce methane emissions from the oil and gas sector by up to 45 percent from 2012 levels by 2025, in August 2015, the EPA proposed a suite of requirements and draft guidance related to the reduction in methane emissions from certain equipment and processes in the oil and natural gas source category, including production, processing, transmission and storage activities. If finalized, these rules and any other new methane emission standards imposed on the oil and gas sector could result in increased costs to our and our customers’ operations and could delay or curtail our customers’ activities, which costs, delays or curtailment could adversely affect our business. In addition, in October 2015, the EPA issued a final rule under the federal Clean Air Act lowering the NAAQS for ground-level ozone to 70 parts per billion for the 8-hour primary and secondary ozone standards. The EPA also released a final rule in May 2015 that attempted to clarify federal jurisdiction under the Clean Water Act over waters of the United States, but a number of legal challenges to this rule are pending, and implementation of the rule has been stayed nationwide. To the extent the rule expands the scope of the Clean Water Act’s jurisdiction, we could face increased costs and delays with respect to obtaining permits for dredge and fill activities in wetland areas. Our compliance with such new or amended legal requirements could result in our incurring significant additional expense and operating restrictions with respect to our operations, which may not be fully recoverable from customers and, thus, could reduce net income. Our customers may similarly incur increased costs or restrictions that may limit or decrease those customers’ operations and have an indirect material adverse effect on our business.

Climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating and capital costs and reduced demand for our services.

The EPA has determined that emissions of carbon dioxide, methane and other greenhouse gases (GHGs) present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth’s atmosphere and other climatic changes. Based on these findings, the EPA adopted regulations to restrict emissions of GHGs under existing provisions of the Clean Air Act that, among other things, establish Prevention of Significant Deterioration (PSD) construction and Title V operating permit reviews for GHGs from certain large stationary sources that are already potential major sources of principal, or criteria, pollutant emissions. Facilities required to obtain PSD permits for their GHG emissions also will be required to meet best available control technology standards that typically will be established by the states. The EPA has also adopted regulations requiring the annual reporting of GHG emissions from specified large GHG emission sources in the United States including certain oil and natural gas production, processing, transmission, storage and distribution facilities. On October 22, 2015, the EPA published a final rule expanding the petroleum and natural gas system sources for which annual GHG emissions reporting is required to include

GHG emissions reporting beginning in the 2016 reporting year for certain onshore gathering and boosting systems consisting primarily of gathering pipelines, compressors and process equipment used to perform natural gas compression, dehydration and acid gas removal.

While the United States Congress has considered adopting legislation from time to time to reduce emissions of GHGs, in the absence of any such legislation in recent years, a number of state and regional efforts have emerged that are aimed at tracking or reducing emissions of GHGs primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. Most of these cap and trade programs work by requiring major sources of emissions, to acquire and surrender emission allowances. On an international level, the United States is one of almost 200 nations that agreed to an international climate change agreement in Paris, France on December 12, 2015, that allows countries to set their own GHG emission targets and disclose the measures each country will use to achieve its GHG emission targets. It is not possible at this time to predict how or when the United States might impose legal requirements as a result of this international agreement.

The adoption of legislation or regulatory programs to reduce emissions of GHGs could require us and our customers to incur increased compliance and operating costs, such as costs to purchase and operate emissions control systems, to acquire emissions allowances or comply with new regulatory or reporting requirements. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and natural gas that is produced, which may decrease demand for our midstream services. Moreover, any such future laws and regulations that limit emissions of GHGs or that otherwise promote the use of renewable fuels could adversely affect demand for the natural gas our customers produce, which could thereby reduce demand for our services and adversely affect our business. Consequently, legislation and regulatory programs to reduce emissions of GHGs could have an adverse effect on our business, financial condition and results of operations.

We may incur higher costs as a result of pipeline integrity management program testing and additional safety legislation.

Pursuant to authority under the NGPSA and HLPSA, PHMSA requires pipeline operators to develop integrity management programs for pipelines located where a leak or rupture could harm “high consequence areas”. The regulations require operators like us to:

•	perform ongoing assessments of pipeline integrity;

•	identify and characterize applicable threats to pipeline segments that could impact a high consequence area;

•	maintain processes for data collection, integration and analysis;

•	repair and remediate pipelines as necessary; and

•	implement preventive and mitigating actions.

We estimate that the total future costs to complete the testing required by existing PHMSA regulations will not have a material impact to our results. This estimate does not include the costs, if any, for repair, remediation, preventative or mitigating actions that may be determined to be necessary as a result of the testing program itself.

Moreover, new legislation or regulations adopted by PHMSA may impose more stringent requirements applicable to integrity management programs and other pipeline safety aspects of our operations, which could cause us to incur increased capital costs, operational delays and costs of operations. For example, the 2011 Pipeline Safety Act, which authorized funding for federal pipeline safety programs through 2015, directed the Secretary of Transportation to, among other things, promulgate rules relating to expanded integrity management requirements, automatic or remote-controlled valve use, excess flow valve use, leak detection system installation, pipeline material strength testing, and verification of maximum allowable pressures of certain pipelines. The 2011 Pipeline Safety Act also increased civil penalties for certain violations up to $200,000 per violation per day, with a total cap of $2.0 million. Although a number of the mandates imposed under the 2011 Pipeline Safety Act have yet to be acted upon by PHMSA, those mandates continue to have the potential to cause owners and operators of pipeline facilities to incur significant capital expenditures and/or operating costs in the future. Legislation that would reauthorize federal pipeline safety programs through 2019, referred to as Safe Pipes, was approved by the Senate Commerce Committee in December 2015. Among other things, the Safe Pipes legislation would require PHMSA to conduct an assessment of its inspection process and integrity management programs for natural gas and hazardous liquid pipelines and likely would require PHMSA to pursue those mandates under the 2011 Pipeline Safety Act that have not yet been acted upon.

In addition to these legislative actions, PHMSA is considering changes to its natural gas transmission pipeline regulations to, among other things, expand the scope of high consequence areas, strengthen integrity management requirements applicable to existing operators, strengthen or expand non-integrity pipeline management standards relating to such matters as valve spacing, automatic or remotely-controlled valves, corrosion protection, and gathering lines, and add new regulations to govern the safety of underground natural gas storage facilities, including underground storage caverns and injection or withdrawal well piping that are not regulated today. More recently, in March 2015, PHMSA finalized new rules applicable to gas and hazardous liquid pipelines that, among other changes, impose new post-construction inspections, welding, gas component pressure testing requirements, as well as requirements related to maximum allowable operating pressure calculations. We cannot predict the final outcome of these legislative or regulatory efforts or the precise impact that compliance with any resulting new safety requirements may have on our business, but compliance with such legal requirements could cause us to install new or modified safety controls, pursue additional capital projects or conduct maintenance programs on an accelerated basis, any one or more of which developments could cause us to incur increased costs or other liabilities that could have a material adverse effect on our results of operations or financial position.

Our business involves many hazards and risks, some of which may not be fully covered by insurance.

Our operations are subject to many risks inherent in gathering, processing, storage and transportation segments of the energy midstream industry, such as:

•	damage to pipelines and plants, related equipment and surrounding properties caused by natural disasters and acts of terrorism;

•	subsidence of the geological structures where we store natural gas or NGLs, or storage cavern collapses;

•	operator error;

•	inadvertent damage from construction, farm and utility equipment;

•	leaks, migrations or losses of natural gas, NGLs or crude oil;

•	fires and explosions;

•	cyber intrusions; and

•	other hazards that could also result in personal injury, including loss of life, property and natural resources damage, pollution of the environmental or suspension of operations.

These risks could result in substantial losses due to breaches of contractual commitments, personal injury and/or loss of life, damage to and destruction of property and equipment and pollution or other environmental damage. For example, during 2015 and 2014, we experienced releases on our Arrow water gathering system on the Fort Berthold Indian Reservation in North Dakota, the remediation and repair costs of which we believe are covered by insurance but nonetheless potentially subjects us to substantial penalties, fines and damages from regulatory agencies and individual landowners. These risks may also result in curtailment or suspension of our operations. A natural disaster or other hazard affecting the areas in which we operate could have a material adverse effect on our operations. We are not fully insured against all risks inherent in our business. For example, we do not have any property insurance on any of our underground pipeline systems that would cover damage to the pipelines. We are also not insured against all environmental accidents that might occur, some of which may result in toxic tort claims. If a significant accident or event occurs for which we are not fully insured, it could result in a material adverse effect on our business, financial condition, results of operations and ability to make distributions.

We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies may substantially increase. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. Additionally, we may be unable to recover from prior owners of our assets, pursuant to our indemnification rights, for potential environmental liabilities. Although we maintain insurance policies with insurers in such amounts and with such coverages and deductibles as we believe are reasonable and prudent, our insurance may not be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage.

We do not own all of the land on which our pipelines and facilities are located, which could disrupt our operations.

We do not own all of the land on which our pipelines and facilities (particularly our G&P facilities) have been constructed, which subjects us to the possibility of more onerous terms or increased costs to obtain and maintain valid easements and rights-of-way. We obtain standard easement rights to construct and operate pipelines on land owned by third parties, and our rights frequently revert back to the landowner after we stop using the easement for its specified purpose.

Therefore, these easements exist for varying periods of time. Our loss of easement rights could have a material adverse effect on our ability to operate our business, thereby resulting in a material reduction in our revenue, earnings and ability to make distributions.

We are subject to litigation related to the Simplification Merger.

We are subject to litigation related to the Simplification Merger (see “Item 3. Legal Proceedings”). It is possible that additional claims beyond those that have already been filed will be brought by the current plaintiffs or by others in an effort to enjoin the Simplification Merger or seek monetary relief from us. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuit(s). In addition, the cost to us defending the litigation, even if resolved in our favor, could be substantial.

Terrorist attacks or “cyber security” events, or the threat of them, may adversely affect our business.

The U.S. government has issued public warnings that indicate that pipelines and other assets might be specific targets of terrorist organizations or “cyber security” events. These potential targets might include our pipeline systems or operating systems and may affect our ability to operate or control our pipeline assets, our operations could be disrupted and/or customer information could be stolen. The occurrence of one of these events could cause a substantial decrease in revenues, increased costs to respond or other financial loss, damage to reputation, increased regulation or litigation and or inaccurate information reported from our operations. These developments may subject our operations to increased risks, as well as increased costs, and, depending on their ultimate magnitude, could have a material adverse effect on our business, results of operations and financial condition.

Risks Inherent in an Investment in Us

We may not have sufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to enable us to pay quarterly distributions to our common and preferred unitholders.

We may not have sufficient cash each quarter to pay quarterly distributions to our common unitholders or, alternatively, we may reallocate a portion of our available cash to debt repayment or capital investment. The amount of cash we can distribute on our common units principally depends upon the amount of cash we generate from our operations and payments of fees and expenses as well as decisions the board of directors makes regarding acceptable levels of debt or the desire to invest in new growth projects. Our board typically reviews these factors on a quarterly basis. Before we pay any cash distributions on our preferred and common units, we will establish reserves and pay fees and expenses, including reimbursements to our general partner and its affiliates, for all expenses they incur and payments they make on our behalf. These costs will reduce the amount of cash available to pay distributions to our common unitholders and, to the extent we are unable to declare and pay fixed cash distributions on our preferred units following the quarter ending June 30, 2017, we cannot make cash distributions to our common unitholders until all payments accruing on the preferred units have been repaid.

The amount of cash we have available to distribute on our preferred and common units will fluctuate from quarter to quarter based on, among other things:

•	the rates we charge for storage and transportation services and the amount of services our customers purchase from us, which will be affected by, among other things, the overall balance between the supply of and demand for commodities, governmental regulation of our rates and services, and our ability to obtain permits for growth projects;

•	force majeure events that damage our or third-party pipelines, facilities, related equipment and surrounding properties;

•	prevailing economic and market conditions;

•	governmental regulation, including changes in governmental regulation in our industry;

•	changes in tax laws;

•	the level of competition from other midstream companies;

•	the level of our operating and maintenance and general administrative costs;

•	the level of capital expenditures we make;

•	our ability to make borrowings under our revolving credit facility;

•	our ability to access the capital markets for additional investment capital; and

•	acceptable levels of debt, liquidity and/or leverage.

In addition, the actual amount of cash we will have available for distribution will depend on other factors, some of which are beyond our control, including: the level and timing of capital expenditures we make; our debt service requirements and other liabilities; fluctuations in our working capital needs; our ability to borrow funds and access capital markets; restrictions contained in our debt agreements; and the amount of cash reserves established by our general partner.

Our partnership agreement requires that we distribute all of our available cash, which could limit our ability to grow given the current trends existing in the capital markets.

Since 2014, the dramatic decrease in commodity prices has negatively impacted the equity and debt markets resulting in limitations on our ability to access the capital markets for new growth capital at a reasonable cost of capital. Historically, we have distributed all of our available cash to our preferred and common unitholders on a quarterly basis and relied upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund our acquisitions and expansion capital expenditures. If the current capital market trends persist, we may be unable to finance growth externally by accessing the capital markets, and may have to depend on a reallocation of our cash distributions to reduce debt and/or invest in new growth projects. In addition, we may dispose of assets to reduce debt and/or invest in new growth projects, which can impact the level of our cash distributions.

In the event we continue to distribute all of our available cash or decide to reallocate cash to debt reduction, our growth may not be as fast as that of businesses that reinvest their available cash to expand ongoing operations. To the extent we decide to reallocate cash to debt reduction or invest in new capital projects, we may be unable to maintain or increase our per unit distribution level. Subject to certain restrictions that apply if we are not able to pay cash distributions to our preferred unitholders following the quarter ending June 30, 2017, there are no limitations in our partnership agreement on our ability to issue additional units, including units ranking senior to the common units. The incurrence of additional commercial borrowings or other debt to finance our growth strategy would result in increased interest expense, which, in turn, may impact the available cash that we have to distribute to our unit holders.

We may issue additional common units without common unitholder approval, which would dilute existing common unit holder ownership interests.

Our partnership agreement does not limit the number of additional limited partner interests we may issue at any time without the approval of our existing common unitholders. The issuance of additional common units or other equity interests of equal or senior rank will have the following effects:

•	our existing common unitholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each common unit may decrease;

•	the ratio of taxable income to distributions may increase;

•	the relative voting strength of each previously outstanding common unit may be diminished; and

•	the market price of the common units may decline.

Holders of our common units have limited voting rights and are not entitled to elect our general partner or its directors, which could reduce the price at which our common units will trade.

Unlike the holders of common stock in a corporation, our common unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Our common unitholders will have no right on an annual or ongoing basis to elect our general partner or its board of directors. The board of directors of our general partner, including the independent directors, is chosen entirely by Crestwood Holdings, as a result of it owning our general partner, and not by our common unitholders. Unlike publicly traded corporations, we will not conduct annual meetings of our common unitholders to elect directors or conduct other matters routinely conducted at annual meetings of stockholders of corporations. As a result of these limitations, the price at which the common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

Common unitholders may have liability to repay distributions and in certain circumstances may be personally liable for the obligations of the partnership.

Under certain circumstances, common unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the Delaware Act), we may not make a distribution to our common unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. A purchaser of units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to the partnership that are known to the purchaser of units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from the partnership agreement. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

It may be determined that the right, or the exercise of the right by the limited partners as a group, to (i) remove or replace our general partner, (ii) approve some amendments to our partnership agreement or (iii) take other action under our partnership agreement constitutes “participation in the control” of our business. A limited partner that participates in the control of our business within the meaning of the Delaware Act may be held personally liable for our obligations under the laws of Delaware to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner.

The amount of cash we have available for distribution to common unitholders depends primarily on our cash flow and not solely on profitability, which may prevent us from making cash distributions during periods when we record net income.

The amount of cash we have available for distribution depends primarily upon our cash flow, including cash flow from reserves and working capital or other borrowings, and not solely on profitability, which will be affected by non-cash items. As a result, we may pay cash distributions during periods when we record net losses for financial accounting purposes and may not pay cash distributions during periods when we record net income.

Our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units.

Our partnership agreement restricts unitholders’ voting rights by providing that any units held by a person or group that owns 20% or more of any class of units then outstanding, other than our general partner and its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot vote on any matter.

Crestwood Holdings and its affiliates may sell its common units in the public or private markets, and such sales could have an adverse impact on the trading price of the common units. Additionally, Crestwood Holdings may pledge or hypothecate its common units or is interest in Crestwood Holdings LP.

As of December 31, 2015, Crestwood Holdings and its affiliates beneficially held an aggregate of 14,569,858 limited partner units. The sale of any or all of these units in the public or private markets could have an adverse impact on the price of the common units or on any trading market on which the common units are traded. Additionally, Crestwood Holdings may pledge or hypothecate its common units or its interest in Crestwood Holdings or its subsidiaries. Such pledge or hypothecation may include terms and conditions that might result in an adverse impact on the trading price of our common units.

Our preferred units contain covenants that may limit our business flexibility.

Our preferred units contain covenants preventing it from taking certain actions without the approval of the holders of a majority or a super-majority of the preferred units, depending on the action as described below. The need to obtain the approval of holders of the preferred units before taking these actions could impede our ability to take certain actions that management or our board of directors may consider to be in the best interests of its unit holders. The affirmative vote of the then-applicable voting threshold of the outstanding preferred units, voting separately as a class with one vote per preferred unit, shall be necessary to amend our partnership agreement in any manner that (1) alters or changes the rights, powers, privileges or preferences or duties and obligations of the preferred units in any material respect, (2) except as contemplated in the partnership agreement, increases or decreases the authorized number of preferred units, or (3) otherwise adversely affects the preferred units, including without limitation the creation (by reclassification or otherwise) of any class of senior securities (or amending the provisions of any existing class of partnership interests to make such class of partnership interests a class of senior securities). In addition, our partnership agreement provides certain rights to the preferred unit holders that could impair our ability to consummate (or increase the cost of consummating) a change-in-control transaction, which could result in less economic benefits accruing to our common unit holders.

Unitholders have less ability to elect or remove management than holders of common stock in a corporation.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business, and therefore limited ability to influence management’s decisions regarding our business. Unitholders did not elect, and do not have the right to elect, our general partner or its board of directors on an annual or other continuing basis. The board of directors of our general partner is chosen by Crestwood Holdings LLC, the general partner of the sole member of our general partner, Crestwood Holdings LP (Holdings LP), which currently is the only voting member of the general partner of Holdings LP, and effectively has the authority to appoint all of our directors. Although our general partner has a fiduciary duty to manage our partnership in a manner beneficial to us and our unitholders, the directors of our general partner also have a fiduciary duty to manage our general partner in a manner beneficial to its sole member, Holdings LP.

If unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. Our general partner generally may not be removed except upon the vote of the holders of 66 2⁄3% of the outstanding units voting together as a single class.

Our unitholders’ voting rights are further restricted by a provision in our partnership agreement providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner and its affiliates, cannot be voted on any matter.

The control of our general partner may be transferred to a third party without unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of our unitholders. Furthermore, there is no restriction in our partnership agreement on the ability of the owner of our general partner, Holdings LP, from transferring its ownership interest in our general partner to a third party. Additionally, Holdings LP’s general partner interest in our general partner is pledged as collateral under a Credit Agreement between Crestwood Holdings LLC and various lenders (Holdings Credit Agreement). In the event of a default by Crestwood Holdings LLC under the Holdings Credit Agreement, the lenders may foreclose on the pledged general partner interest and take or transfer control of our general partner without unitholder consent. The new owner of our general partner would then be in a position to replace the board of directors and officers of our general partner with its own choices and to control the decisions taken by our board of directors and officers. This effectively permits a “change of control” without the vote or consent of the common unitholders. In addition, such a change of control could result in our indebtedness becoming due. Please read “A change of control could result in us facing substantial repayment obligations under our revolving credit facility and senior notes.

Potential conflicts of interest may arise among our general partner, its affiliates and us. Our general partner and its affiliates have limited fiduciary duties to us, which may permit them to favor their own interests to the detriment of us.

Conflicts of interest may arise among our general partner and its affiliates, on the one hand, and us, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over our interests. These conflicts include, among others, the following:

•	Our general partner is allowed to take into account the interests of parties other than us in resolving conflicts of interest, which has the effect of limiting its fiduciary duties to us.

•	Our general partner has limited its liability and reduced its fiduciary duties under the terms of our partnership agreement, while also restricting the remedies available for actions that, without these limitations, might constitute breaches of fiduciary duty. As a result of purchasing our units, unitholders consent to various actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable state law.

•	Our general partner determines the amount and timing of our investment transactions, borrowings, issuances of additional partnership securities and reserves, each of which can affect the amount of cash that is available for distribution.

•	Our general partner determines which costs it and its affiliates have incurred are reimbursable by us.

•	Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as the terms of any such payments or additional contractual arrangements are fair and reasonable to us.

•	Our general partner controls the enforcement of obligations owed to us by it and its affiliates.

•	Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

Our partnership agreement limits our general partner’s fiduciary duties to us and restricts the remedies available for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement:

•	provides that our general partner is entitled to make decisions in “good faith” if it reasonably believes that the decisions are in our best interests;

•	generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the Conflicts Committee of the board of directors of our general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the totality of the relationships among the parties involved, including other transactions that may be particularly advantageous or beneficial to us; and

•	provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence.

Our general partner has a limited call right that may require unitholders to sell their units at an undesirable time or price.

If at any time our general partner and its affiliates own more than 80% of our outstanding units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the units held by unaffiliated persons at a price not less than their then-current market price. As a result, unitholders may be required to sell their units at an undesirable time or price and may not receive any return on their investment. Unitholders may also incur a tax liability upon a sale of their units. As of December 31, 2015, the directors and executive officers of our general partner owned approximately 6% of our common units.

Tax Risks to Common Unitholders

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the IRS were to treat us as a corporation for federal income tax purposes, or we were to become subject to material additional amounts of entity-level taxation for state tax purposes, then our cash available for distribution to unitholders would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for U.S. federal income tax purposes.

Despite the fact that we are organized as a limited partnership under Delaware law, we would be treated as a corporation for U.S. federal income tax purposes unless we each satisfy a “qualifying income” requirement. Based upon our current operations, we believe we satisfy the qualifying income requirement. However, no ruling has been or will be requested regarding our treatment as a partnership for U.S. federal income tax purposes.

Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, as well as any applicable state or local taxes. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to our unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distribution to our unitholders would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to our common unitholders, likely causing a substantial reduction in the value of our common units.

Our partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us. At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

The tax treatment of publicly traded partnerships or an investment in our common units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly applied on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, the Obama administration’s budget proposal for fiscal year 2017 recommends that certain publicly traded partnerships earning income from activities related to fossil fuels be taxed as corporations beginning in 2022. From time to time, members of Congress propose and consider such substantive changes to the existing federal income tax laws that affect publicly traded partnerships. If successful, the Obama administration’s proposal or other similar proposals could eliminate the qualifying income exception to the treatment of all publicly-traded partnerships as corporations upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.

In addition, the Internal Revenue Service, on May 5, 2015, issued proposed regulations concerning which activities give rise to qualifying income within the meaning of Section 7704 of the Internal Revenue Code. We do not believe the proposed regulations affect our ability to qualify as a publicly traded partnership. However, finalized regulations could modify the amount of our gross income that we are able to treat as qualifying income for the purposes of the qualifying income requirement.

Any modification to the U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted. Any such changes could negatively impact the value of an investment in our common units.

If the IRS were to contest the federal income tax positions we take, it may adversely impact the market for our common units, and the costs of any such contest would reduce our cash available for distribution to our unitholders. Recently enacted legislation alters the procedures for assessing and collecting taxes due for taxable years beginning after December 31, 2017, in a manner that could substantially reduce cash available for distribution to you.

We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes. The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, the costs of any contest with the IRS will be borne indirectly by you and our general partner because the costs will reduce our cash available for distribution.

Recently enacted legislation applicable to us for taxable years beginning after December 31, 2017 alters the procedures for auditing large partnerships and also alters the procedures for assessing and collecting taxes due (including applicable penalties and interest) as a result of an audit. Unless we are eligible to (and choose to) elect to issue revised Schedules K-1 to our partners with respect to an audited and adjusted return, the IRS may assess and collect taxes (including any applicable penalties and interest) directly from us in the year in which the audit is completed under the new rules. If we are required to pay taxes, penalties and interest as the result of audit adjustments, cash available for distribution to our unitholders may be substantially reduced. In addition, because payment would be due for the taxable year in which the audit is completed, unitholders during that taxable year would bear the expense of the adjustment even if they were not unitholders during the audited taxable year.

You will be required to pay taxes on your share of our income, including your share of income from the cancellation of debt, even if you do not receive cash distributions from us.

You will be required to pay any federal income taxes and, in some cases, state and local income taxes on your share of our taxable income, whether or not you receive cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even equal to the actual tax liability which results from that income.

In response to current market conditions, we may engage in transactions to delever the Partnership and manage our liquidity that may result in income and gain to you without a corresponding cash distribution. For example, if we sell assets and use the proceeds to repay existing debt or fund capital expenditures, you may be allocated taxable income and gain resulting from the sale without receiving a cash distribution. Further, taking advantage of opportunities to reduce our existing debt, such as debt exchanges, debt repurchases, or modifications of our existing debt could result in cancellation of indebtedness income (COD income) being allocated to our unitholders as taxable income. You may be allocated COD income, and income tax liabilities arising therefrom may exceed cash distributions. The ultimate effect of any such allocations will depend on the unitholder’s individual tax position with respect to its units. Unitholders are encouraged to consult their tax advisors with respect to the consequences to them of COD income.

Tax gain or loss on the disposition of our common units could be more or less than expected.

If you sell your common units, you will recognize a gain or loss equal to the difference between your amount realized and your tax basis in those common units. Because distributions in excess of your allocable share of our total net taxable income result in a reduction in your tax basis in your common units, the amount, if any, of such prior excess distributions with respect to the units you sell will, in effect, become taxable income to you if you sell such units at a price greater than your tax basis in those common units, even if the price you receive is less than your original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income due to potential recapture of depreciation deductions. In addition, because the amount realized includes a unitholder’s share of our nonrecourse liabilities, if you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities, regulated investment companies and non-U.S. persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

Investment in common units by tax-exempt entities, including employee benefit plans and individual retirement accounts (known as “IRAs”), and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons will be reduced by withholding taxes imposed at the highest effective applicable tax rate, and non-U.S. persons will be required to file U. S. federal income tax returns and pay tax on their share of our taxable income. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

We will treat each purchaser of our common units as having the same tax benefits without regard to the specific common units purchased. The IRS may challenge this treatment, which could adversely affect the value of our common units.

Because we cannot match transferors and transferees of common units and because of other reasons, we will adopt depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from the sale of our common units and could have a negative impact on the value of our common units or result in audit adjustments to your tax returns.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The U. S. Department of the Treasury recently adopted final Treasury Regulations allowing a similar monthly simplifying convention for taxable years beginning on or after August 3, 2015. However, such regulations do not specifically authorize the use of the proration method we adopted for our 2015 taxable year and may not specifically authorize all aspects of our proration method thereafter. If the IRS were to successfully challenge our proration method or new Treasury Regulations were issued, we may be required to change the allocation of items of income, gain, loss, and deduction among our unitholders.

A unitholder whose common units are the subject of a securities loan (e.g., a loan to a “short seller” to cover a short sale of common units) may be considered as having disposed of those common units. If so, he would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition.

Because there are no specific rules governing the U.S. federal income tax consequences of loaning a partnership interest, a unitholder whose common units are the subject of a securities loan may be considered as having disposed of the loaned units. In that case, he may no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan, any of our income, gain, loss or deduction with respect to those common units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those common units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their common units.
The sale or exchange of 50% or more of our capital and profits interests within a twelve-month period will result in the termination of our partnership for federal income tax purposes.

We will be considered to have constructively terminated as a partnership for federal income tax purposes if there is a sale or exchange within a twelve-month period of 50% or more of the total interests in our capital and profits. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our termination would, among other things, result in the closing of our taxable year for all unitholders which could result in us filing two tax returns (and unitholders receiving two Schedule K-1s) for one calendar year. Our termination could also result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a calendar year, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in its taxable income for the year of termination. Our termination would not affect our classification as a partnership for federal income tax purposes, but instead, we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections and could be subject to penalties if we are unable to determine that a termination occurred. Pursuant to an IRS relief procedure a publicly traded partnership that has technically terminated may request special relief which, if granted by the IRS, among other things, would permit the partnership to provide only a single Schedule K-1 to unitholders for the tax years in which the termination occurs.

Our unitholders will likely be subject to state and local taxes and return filing requirements in states where they do not live as a result of investing in our common units.

In addition to federal income taxes, our unitholders will likely be subject to other taxes, including state and local taxes, unincorporated business taxes, estate, inheritance or intangible taxes and foreign taxes that are imposed by the various jurisdictions in which we do business or own property and in which they do not reside. We own property and conduct business in various parts of the United States. Unitholders may be required to file state and local income tax returns in many or all of the jurisdictions in which we do business or own property. Further, unitholders may be subject to penalties for failure to comply with those requirements. It is our unitholders’ responsibility to file all required U. S. federal, state, local and foreign tax returns.

Item 1B. Unresolved Staff Comments.

None.

Item 2. Properties.

A description of our properties is included in Item 1. Business, and is incorporated herein by reference. We also lease office space for our corporate offices in Houston, Texas and our executive offices in Kansas City, Missouri and Fort Worth, Texas.

We lease and rely upon our customers’ property rights to conduct a substantial part of our operations, and we own or lease the property rights necessary to conduct our storage and transportation operations. We believe that we have satisfactory title to our assets. Title to property may be subject to encumbrances. For example, we have granted to the lenders of our revolving credit facility security interests in substantially all of our real property interests. We believe that none of these encumbrances will materially detract from the value of our properties or from our interest in these properties, nor will they materially interfere with their use in the operation of our business.

Item 3. Legal Proceedings.

A description of our legal proceedings is included in Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 15, and is incorporated herein by reference.

Item 4. Mine Safety Disclosures

Not applicable.

PART II

Item 5. Market for Registrant’s Common Equity, Related Unitholder Matters and Issuer Purchases of Equity Securities.

Crestwood Equity. Crestwood Equity’s common units representing limited partner interests are traded on the NYSE under the symbol “CEQP.” The following table sets forth the range of high and low sales prices of the common units, as reported by the NYSE, as well as the amount of cash distributions declared per common unit for the periods indicated.

	Low	High	Cash Distribution Per Unit
Quarters Ended:
2015
December 31, 2015	$18.80	$22.79	$1.375
September 30, 2015	22.20	44.50	1.375
June 30, 2015	40.10	70.10	1.375
March 31, 2015	58.00	84.60	1.375
2014
December 31, 2014	$58.40	$107.30	$1.375
September 30, 2014	105.50	154.00	1.375
June 30, 2014	128.50	150.40	1.375
March 31, 2014	124.10	145.10	1.375

On October 22, 2015, the board of directors of our general partner approved a 1-for-10 reverse split on our common units, effective after the market closed on November 23, 2015. The units began trading on a split-adjusted basis on November 24, 2015. Pursuant to the reverse split, our common unitholders received one common unit for every 10 common units owned with substantially the same terms and conditions of the common units prior to the reverse split.

The last reported sale price of Crestwood Equity’s common units on the NYSE on February 12, 2016, was $9.04. As of that date, Crestwood Equity had 69,496,248 common units issued and outstanding, which were held by 281 unitholders of record.

Distribution Policy

Preferred Units. Crestwood Equity is required to make quarterly distributions to its Preferred Unit holders. The holders of the Preferred Units are entitled to receive fixed quarterly distributions of $0.2111 per unit. For the seven quarters following the quarter ended September 30, 2015 (the Initial Distribution Period), distributions on the Preferred Units can be made in additional Preferred Units, cash, or a combination thereof, at our election. If Crestwood Equity elects to pay the quarterly distribution through the issuance of additional Preferred Units, the number of units to be distributed will be calculated as the fixed quarterly distribution of $0.2111 per unit divided by the cash purchase price of $9.13 per unit. Crestwood Equity accrues the fair value of such distribution at the end of the quarterly period and adjust the fair value of the distribution on the date the additional Preferred Units are distributed. Distributions on the Preferred Units following the Initial Distribution Period will be made in cash unless, subject to certain exceptions, (i) there is no distribution being paid on Crestwood Equity’s common units and (ii) Crestwood Equity’s available cash (as defined in our partnership agreement) is insufficient to make a cash distribution to its Preferred Unit holders. If Crestwood Equity fails to pay the full amount payable to its Preferred Unit holders in cash following the Initial Distribution Period, then (x) the fixed quarterly distribution on the Preferred Units will increase to $0.2567 per unit, and (y) Crestwood Equity will not be permitted to declare or make any distributions to its common unitholders until such time as all accrued and unpaid distributions on the Preferred Units have been paid in full in cash. In addition, if Crestwood Equity fails to pay in full any Preferred Distribution (as defined in its partnership agreement), the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full, and any accrued and unpaid distributions will be increased at a rate of 2.8125% per quarter.

Common Units. Crestwood Equity makes quarterly distributions to its partners within approximately 45 days after the end of each fiscal quarter in an aggregate amount equal to our available cash for such quarter. Available cash generally means, with respect to each fiscal quarter, all cash on hand at the end of the quarter less the amount of cash that the general partner determines in its reasonable discretion is necessary or appropriate to:

•	provide for the proper conduct of our business, including but not limited to, debt repayments, unit buybacks or capital investment;

•	comply with applicable law, any of our debt instruments, or other agreements; or

•	provide funds for distributions to unitholders for any one or more of the next four quarters;

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of the quarter. Working capital borrowings are generally borrowings that are made under our revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to its partners.

On February 12, 2016, Crestwood Equity paid a distribution of $1.3750 per limited partner unit ($5.50 per limited partner unit on an annualized basis) to its unitholders of record on February 5, 2016.

Issuer Purchases of Equity Securities

For the year ended December 31, 2015, 26,095 Crestwood Equity common units were relinquished to cover payroll taxes upon the vesting of restricted units.

Equity Compensation Plan Information

The following table sets forth in tabular format, a summary of the Crestwood Equity equity compensation plan information as of December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	—	$—	987,605

Total	—	$—	987,605

Crestwood Midstream. Prior to the Simplification Merger, Crestwood Midstream’s common units representing limited partner interests were traded on the NYSE under the symbol “CMLP.” As a result of the completion of the Simplification Merger on September 30, 2015, Crestwood Midstream became a wholly-owned subsidiary of Crestwood Equity, its common units ceased to be issued on the NYSE and its IDRs were eliminated.

The following table sets forth the range of high and low sales prices of the Crestwood Midstream common units prior to the Simplification Merger, as reported by the NYSE, as well as the amount of cash distributions declared per common unit for the periods indicated.

Quarters Ended:	Low	High	Cash Distribution Per Unit
2015
June 30, 2015	$10.84	$16.90	$0.410
March 31, 2015	13.03	16.77	0.410
2014
December 31, 2014	$13.73	$22.78	$0.410
September 30, 2014	20.23	24.25	0.410
June 30, 2014	21.25	24.20	0.410
March 31, 2014	21.62	24.88	0.410

Item 6. Selected Financial Data.

Crestwood Midstream. The information has been omitted from this report pursuant to the reduced disclosure format permitted by General Instruction I to Form 10-K.

Crestwood Equity. The Crestwood Equity consolidated financial statements were originally the financial statements of Legacy Crestwood GP prior to being acquired by us on June 19, 2013. Our acquisition of Legacy Crestwood GP was accounted for as a reverse acquisition under the purchase method of accounting in accordance with the accounting standards for business combinations. The accounting for a reverse acquisition results in the legal acquiree (Legacy Crestwood GP) being the acquirer for accounting purposes. Although Legacy Crestwood GP was the acquirer for accounting purposes, we were the acquirer for legal purposes; consequently, we changed our name from Crestwood Gas Services GP, LLC to Crestwood Equity Partners LP.

The income statement and cash flow data for each of the three years ended December 31, 2015 and balance sheet data as of December 31, 2015 and 2014 were derived from our audited financial statements. We derived the income statement and cash flow data for each of the two years ended December 31, 2012 and the balance sheet data as ofDecember 31, 2013, 2012 and 2011 from our accounting records. The selected financial data is not necessarily indicative of results to be expected in future periods and should be read together with Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part IV, Item 15. Exhibits and Financial Statement Schedules included elsewhere in this report.

EBITDA and Adjusted EBITDA—We believe that EBITDA and Adjusted EBITDA are widely accepted financial indicators of a company’s operational performance and its ability to incur and service debt, fund capital expenditures and make distributions. EBITDA is defined as income before income taxes, plus debt-related costs (net interest and debt expense and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains and impairments of long-lived assets and goodwill, gains and losses on acquisition-related contingencies, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, certain costs related to our 2015 cost savings initiatives, the change in fair value of commodity inventory-related derivative contracts, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory that these derivatives relate to. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and

Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

	Crestwood Equity Partners LP Year Ended December 31,
	2015	2014(1)	2013	2012	2011
	(in million, except per unit data)
Statement of Income Data:
Revenues	$2,632.8	$3,931.3	$1,426.7	$239.5	$205.8
Operating income (loss)	(2,084.8)	117.9	28.2	61.4	71.0
Income (loss) before income taxes	(2,305.1)	(9.3)	(49.6)	25.6	43.4
Net income (loss)	(2,303.7)	(10.4)	(50.6)	24.4	42.1
Net income (loss) attributable to Crestwood Equity Partners LP	(1,666.9)	56.4	6.7	14.9	7.7

Performance Measures:
Diluted net income (loss) per limited partner unit:(2)	$(54.00)	$3.03	$0.59	$3.73	$1.93

Distributions declared per limited partner unit(3)	$5.50	$5.50	$6.925	$13.30	$28.20

Other Financial Data:
EBITDA (unaudited)	$(1,844.9)	$403.1	$196.2	$134.6	$124.9
Adjusted EBITDA (unaudited)	527.4	495.9	297.7	134.4	110.9
Net cash provided by operating activities	440.7	283.0	188.3	102.1	86.3
Net cash used in investing activities	(212.7)	(483.0)	(1,042.9)	(616.6)	(456.5)
Net cash provided by (used in) financing activities	(236.3)	203.6	859.7	513.8	371.0

Balance Sheet Data:
Property, plant and equipment, net	$3,310.8	$3,893.8	$3,905.3	$1,102.4	$916.8
Total assets	5,803.7	8,461.4	8,523.2	2,301.6	1,739.2
Total debt, including current portion	2,543.8	2,396.5	2,266.0	685.2	512.5
Other long-term liabilities(4)	47.5	47.2	140.4	17.2	15.5
Partners’ capital	2,946.9	5,584.5	5,508.6	1,550.7	1,120.0

	Crestwood Equity Partners LP Year Ended December 31,
	2015	2014	2013	2012	2011
	(in millions)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA:
Net income (loss)	$(2,303.7)	$(10.4)	$(50.6)	$24.4	$42.1
Depreciation, amortization and accretion	300.1	285.3	167.9	73.2	53.9
Interest and debt expense, net	140.1	127.1	77.9	35.8	27.6
Loss on modification/extinguishment of debt	20.0	—	—	—	—
Provision (benefit) for income taxes	(1.4)	1.1	1.0	1.2	1.3

EBITDA	$(1,844.9)	$403.1	$196.2	$134.6	$124.9

Unit-based compensation charges	19.7	21.3	17.4	1.9	0.9
(Gain) loss on long-lived assets, net(5)	821.2	1.9	(5.3)	—	(1.1)
Goodwill impairment(6)	1,406.3	48.8	4.1	—	—
(Gain) loss on contingent consideration(7)	—	8.6	31.4	(6.8)	(17.2)
Loss from unconsolidated affiliates, net	60.8	0.7	0.1	—	—
Adjusted EBITDA from unconsolidated affiliates, net	25.3	6.9	2.5	—	—
Change in fair value of commodity inventory-related derivative contracts	5.4	(10.3)	10.7	—	—
Significant transaction and environmental-related costs and other items(8)	33.6	14.9	40.6	4.7	3.4

Adjusted EBITDA	$527.4	$495.9	$297.7	$134.4	$110.9

	Crestwood Equity Partners LP Year Ended December 31,
	2015	2014	2013	2012	2011
Reconciliation of Net Cash Provided by Operating Activities to EBITDA and Adjusted EBITDA:
Net cash provided by operating activities	$440.7	$283.0	$188.3	$102.1	$86.3
Net changes in operating assets and liabilities	(98.0)	73.8	(19.6)	(4.1)	(4.2)
Amortization of debt-related deferred costs, discounts and premiums	(8.9)	(8.5)	(9.2)	(5.5)	(3.5)
Interest and debt expense, net	140.1	127.1	77.9	35.8	27.6
Market adjustment on interest rate swaps	0.5	2.7	1.7	—	—
Unit-based compensation charges	(19.7)	(21.3)	(17.4)	(1.9)	(0.9)
Gain (loss) on long-lived assets, net(5)	(821.2)	(1.9)	5.3	—	1.1
Goodwill impairment(6)	(1,406.3)	(48.8)	(4.1)	—	—
Gain (loss) on contingent consideration(7)	—	(8.6)	(31.4)	6.8	17.2
Earnings (loss) from unconsolidated affiliates, net	(73.6)	(0.7)	(0.1)	—	—
Deferred income taxes	3.6	5.2	2.8	—	—
Provision (benefit) for income taxes	(1.4)	1.1	1.0	1.2	1.3
Other non-cash income	(0.7)	—	1.0	0.2	—

EBITDA	$(1,844.9)	$403.1	$196.2	$134.6	$124.9

Unit-based compensation charges	19.7	21.3	17.4	1.9	0.9
(Gain) loss on long-lived assets, net(5)	821.2	1.9	(5.3)	—	(1.1)
Goodwill impairment(6)	1,406.3	48.8	4.1	—	—
(Gain) loss on contingent consideration(7)	—	8.6	31.4	(6.8)	(17.2)
Loss from unconsolidated affiliates, net(8)	60.8	0.7	0.1	—	—
Adjusted EBITDA from unconsolidated affiliates, net	25.3	6.9	2.5	—	—
Change in fair value of commodity inventory-related derivative contracts	5.4	(10.3)	10.7	—	—
Significant transaction and environmental-related costs and other items(9)	33.6	14.9	40.6	4.7	3.4

Adjusted EBITDA	$527.4	$495.9	$297.7	$134.4	$110.9

(1)	Financial data presented for periods prior to June 19, 2013, solely reflect the operations of Legacy Crestwood GP. Financial data for periods subsequent to June 19, 2013, represent the consolidated operations of Crestwood Equity.
(2)	The weighted average number of units outstanding is calculated based on the presumption that the common and subordinated units issued to acquire Legacy Crestwood GP (the accounting predecessor) were outstanding for the entire period prior to the June 19, 2013 acquisition. On the date of the acquisition, all of our limited partner units were considered outstanding. In addition, on November 23, 2015, CEQP completed a 1-for-10 reverse split of its common units. The accounting standards related to earnings per share requires an entity to restate earnings per share when a stock dividend or stock split occurs, and as such, the earnings per unit for the years ended December 31, 2014, 2013, 2013 and 2012 were restated to reflect the 1-for-10 reverse split.
(3)	Reported amounts include the fourth quarter distribution, which was paid in the first quarter of the subsequent year.
(4)	Other long-term liabilities primarily include our capital leases, asset retirement obligations and the fair value of unfavorable contracts recorded in purchase accounting.
(5)

During 2014, we recorded a gain of approximately $30.6 million on the sale of our investment in Tres Palacios Gas Storage LLC. For a further discussion of this transaction see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 6. In addition, during 2015 and 2014, we recorded property, plant and equipment impairments of approximately $501.7 million and $13.2 million and intangible asset impairments of approximately $316.6 million and $21.3 million, respectively. For a further discussion, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—“Critical Accounting Estimates” and Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 2.
(6)	For a further discussion of our goodwill impairments recorded during 2015, 2014 and 2013, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—“Critical Accounting Estimates” and Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 2.
(7)	During 2014 and 2013, we recorded a loss on contingent consideration which reflects the fair value of an earn-out premium associated with the original acquisition of our Marcellus G&P assets from Antero in 2012.
(8)	During 2015, we recorded impairments of our Jackalope and PRBIC investments of approximately $51.4 million and $23.4 million, respectively. For a further discussion of these impairments, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—“Critical Accounting Estimates” and Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 6.
(9)	Significant transaction and environmental-related costs and other items for the years ended December 31, 2015, 2014 and 2013, primarily includes costs incurred related to our 2015 cost savings initiatives, the Simplification Merger, Crestwood Merger and Arrow Acquisition.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and the accompanying footnotes.

This report, including information included or incorporated by reference herein, contains forward-looking statements concerning the financial condition, results of operations, plans, objectives, future performance and business of our company and its subsidiaries. These forward-looking statements include:

•	statements that are not historical in nature, including, but not limited to: (i) our belief that anticipated cash from operations, cash distributions from entities that we control, and borrowing capacity under our credit facility will be sufficient to meet our anticipated liquidity needs for the foreseeable future; (ii) our belief that we do not have material potential liability in connection with legal proceedings that would have a significant financial impact on our consolidated financial condition, results of operations or cash flows; and (iii) our belief that our assets will continue to benefit from the development of unconventional shale plays as significant supply basins; and

•	statements preceded by, followed by or that contain forward-looking terminology including the words “believe,” “expect,” “may,” “will,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions.

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	our ability to successfully implement our business plan for our assets and operations;

•	governmental legislation and regulations;

•	industry factors that influence the supply of and demand for crude oil, natural gas and NGLs;

•	industry factors that influence the demand for services in the markets (particularly unconventional shale plays) in which we provide services;

•	weather conditions;

•	the availability of crude oil, natural gas and NGLs, and the price of those commodities, to consumers relative to the price of alternative and competing fuels;

•	economic conditions;

•	costs or difficulties related to the integration of our existing businesses and acquisitions;

•	environmental claims;

•	operating hazards and other risks incidental to the provision of midstream services, including gathering, compressing, treating, processing, fractionating, transporting and storing energy products (i.e., crude oil, NGLs and natural gas) and related products (i.e., produced water);

•	interest rates; and

•	the price and availability of debt and equity financing; and

•	the ability to sell or monetize assets in the current market, to reduce indebtedness or for other general partnership purposes.

We have described under Item Part I, 1A, Risk Factors, additional factors that could cause actual results to be materially different from those described in the forward-looking statements. Other factors that we have not identified in this report could also have this effect.

Overview

We own and operate crude oil, natural gas and NGL midstream assets and operations. Headquartered in Houston, Texas, we are a fully-integrated midstream solution provider that specializes in connecting shale-based energy supplies to key demand markets. We conduct our operations through Crestwood Midstream, a limited partnership that owns and operates gathering, processing, storage, and transportation assets in the most prolific shale plays across the United States. Crestwood Equity owns a 99.9% limited partnership interest in Crestwood Midstream and Crestwood Gas Services GP LLC (CGS GP), a wholly-owned subsidiary of Crestwood Equity, owns a 0.1% limited partnership interest in Crestwood Midstream as of December 31, 2015. Crestwood Midstream’s general partner, Crestwood Midstream GP LLC, is a wholly-owned subsidiary of Crestwood Equity.

Our Company

We provide broad-ranging services to customers across the crude oil, NGL and natural gas sector of the energy value chain. Our midstream infrastructure is geographically located in or near significant supply basins, especially developed and emerging liquids-rich and crude oil shale plays, across the United States. We own or control:

•	natural gas facilities with approximately 2.6 Bcf/d of gathering capacity, 481 MMcf/d of processing capacity, 40.9 Bcf of certificated working gas storage capacity and 1.3 Bcf/d of firm transmission capacity;

•	NGL facilities with approximately 24,000 Bbls/d of fractionation capacity and 2.8 million barrels of storage capacity, as well as our portfolio of transportation assets (consisting of truck and rail terminals, truck/trailer units and rail cars) capable of transporting more than 294,000 Bbls/d of NGLs; and

•	crude oil facilities with approximately 125,000 Bbls/d of gathering capacity, approximately 1.5 million barrels of total storage capacity, 48,000 Bbls/d of transportation capacity, and 160,000 Bbls/d of rail loading capacity.

On May 5, 2015, Crestwood Equity, Crestwood Midstream and certain of its affiliates entered into a definitive agreement under which CMLP agreed to merge with a wholly-owned subsidiary of Crestwood Equity (the Simplification Merger). On September 30, 2015, CMLP’s unitholders approved the Simplification Merger and we completed the merger on that date. As part of the merger consideration, CMLP’s common and preferred unitholders (other than the Company and our subsidiaries) received 2.75 common or preferred units of the Company for each common or preferred unit of CMLP held upon completion of the merger. Contemporaneously with the closing of the Simplification Merger, Crestwood Equity contributed 100% of its interest in Crestwood Operations to Crestwood Midstream. Crestwood Operations’ assets consist primarily of the assets utilized by our NGL supply and logistics business, including our West Coast NGL operations, our Seymour NGL storage facility and our fleet of NGL transportation and related rail-to-truck terminal assets. As a result of these transactions, Crestwood Equity is a holding company and all of our operating assets and investments are owned by or through Crestwood Midstream.

In conjunction with the Simplification Merger, we modified our business segments and our financial statements now reflect three operating and reporting segments: (i) gathering and processing (G&P), which includes our natural gas, crude oil and produced water G&P operations; (ii) storage and transportation, which includes our natural gas and crude oil storage and transportation operations; and (iii) marketing, supply and logistics (formerly NGL and crude services operations), which includes our NGL supply and logistics business, crude oil storage and rail loading facilities and fleet, and salt production business. Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT and PRBIC operations are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations. All of our operations are conducted by or through Crestwood Midstream. Below is a discussion of events that highlight our core business and financing activities.

Gathering and Processing

Our G&P operations provide gathering, compression, treating, and processing services to producers in multiple unconventional resource plays across the United States and we have established footprints in “core of the core” areas of many of the largest shale plays. We believe that our strategy of focusing on prolific shale plays positions us well to (i) generate greater returns in the near term while commodity prices remain depressed, (ii) capture greater upside economics when commodity prices normalize, and (iii) in general, better manage through commodity price cycles and production changes associated therewith.

Our G&P operations primarily include:

•	Bakken Shale. We own and operate an integrated crude oil, natural gas and produced water gathering system (the Arrow system) on Fort Berthold Indian Reservation in the core of the Bakken Shale in McKenzie and Dunn Counties, North Dakota. The Arrow system consists of 590 miles of low-pressure gathering pipeline capable of gathering 100 MMcf/d of natural gas, 125 MBbls/d of crude oil, and 40 MBbls/d of produced water. We also have approximately 266,000 barrels of crude oil working storage capacity at the Arrow central delivery point;

•	Marcellus Shale. We own and operate natural gas gathering and compression systems in Harrison, Doddridge and Barbour Counties, West Virginia. These systems have a total gathering capacity of 875 MMcf/d and 138,080 horsepower of compression;

•	Barnett Shale. We own and operate (i) a low-pressure natural gas gathering system with a gathering capacity of approximately 425 MMcf/d of rich gas produced by our customers in Hood and Somervell Counties, Texas, which delivers the rich gas to our processing plant where NGLs are extracted from the natural gas stream; and (ii) low-pressure gathering systems with a gathering capacity of 530 MMcf/d of dry natural gas produced by our customers in Tarrant and Denton Counties, Texas;

•	Fayetteville Shale. We own and operate five low-pressure gas gathering systems with a gathering capacity of approximately 510 MMcf/d of dry natural gas produced by our customers in Conway, Faulkner, Van Buren, and White Counties, Arkansas;

•	Delaware Permian. We own and operate low-pressure dry gas and rich natural gas systems with a primary focus on the Willow Lake system that includes a gathering and processing system with approximately 50 MMcf/d of capacity to serve our customers in Eddy County, New Mexico (Willow Lake system);

•	Other 100% Owned and Operated Systems. We own and operate (i) a low-pressure natural gas gathering system with a gathering capacity of approximately 36 MMcf/d of rich gas produced by our customers in Roberts County, Texas, and a processing plant that extracts NGLs from the natural gas stream (Granite Wash system); and (ii) high-pressure natural gas gathering pipelines with a gathering capacity of approximately 100 MMcf/d that provide gathering and treating services to our customers located in Sabine Parish, Louisiana (Haynesville/Bossier system); and

•	PRB Niobrara Shale. We own a 50% ownership interest in the Jackalope joint venture with Williams, which we account for under the equity method of accounting. The joint venture, operated by Williams, owns the Jackalope gas gathering system and Bucking Horse processing plant. The Jackalope system is supported by a 20-year gathering and processing agreement with Chesapeake under an area of dedication of approximately 388,000 gross acres in the core of the PRB Niobrara.

Although the cash flows from our G&P operations are predominantly fee-based under contracts with original terms ranging from 5-20 years, the results of our G&P operations are significantly influenced by the volumes gathered and processed through our systems. During 2015, two of our G&P customers, Quicksilver and Sabine filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In January 2016, Quicksilver executed an asset purchase agreement with a third party for the sale of its U.S. oil and gas assets. The sale is expected to close on March 31, 2016, pending certain closing conditions. On February 5, 2016, Quicksilver filed a motion to reject its gathering agreements with us. We filed an objection to this motion on February 26, 2016 and a hearing is scheduled in Delaware on March 4, 2016. We are in discussions with the third party regarding those agreements. We continue to provide services to Quicksilver, and the outcome of its restructuring process could have a material impact on our G&P segment’s results of operations. Sabine continues to work with the bankruptcy court on its bankruptcy filing, and we continue to monitor their proceedings, and the outcome could impact our G&P segment’s results of operations in the future.

The cash flows from our G&P operations can also be impacted in the short term by changing commodity prices, seasonality and weather fluctuations. We gather, process, treat, compress, transport and sell crude oil and natural gas pursuant to fixed-fee and, to a lesser extent, percent-of-proceeds contracts. We have historically taken title to the crude oil and natural gas volumes gathered under Arrow’s fixed-fee contracts, and we remit netbacks to our producer customers based on the market prices at which we sell the crude oil and natural gas. On our other G&P systems, we do not take title to natural gas or NGLs under our fixed-fee contracts, whereas under our percent-of-proceeds contracts, we take title to the residue gas, NGLs and condensate and remit a portion of the sale proceeds to the producer based on prevailing commodity prices. Our election to enter primarily into fixed-fee contracts minimizes our G&P segment’s commodity price exposure and provides us more stable operating performance and cash flows.

Storage and Transportation

Our storage and transportation segment consists of our natural gas storage and transportation assets as follow:

•	Northeast Storage and Transportation. We have four natural gas storage facilities (Stagecoach, Thomas Corners, Steuben and Seneca Lake) and three transportation pipelines (North/South Facilities, MARC I and the East Pipeline) located in the Northeast in or near the Marcellus Shale. Our storage facilities provide 40.9 Bcf of certificated firm storage capacity and 1.3 Bcf/d of firm transportation capacity to producers, utilities, marketers and other customers. We believe the location of our storage and transportation assets in the Northeast relative to New York City and other premium demand markets along the East Coast helps to insulate our operations from production and commodity price changes that can more easily impact storage and transportation operators in other geographic regions, including Texas;

•	COLT Hub. We own and operate the COLT Hub, which is one of the largest crude oil rail terminals in the Bakken Shale based on actual throughput and which complements our Arrow acquisition. Located approximately 60 miles away from Arrow’s central delivery point, the COLT Hub interconnects with the Arrow system through the Hiland and Tesoro pipeline systems. The hub, which can be sourced by numerous pipeline systems or truck, is capable of loading up to 160,000 Bbls/d and has approximately 1.2 million barrels of total crude oil storage capacity; and

•	PRBIC. PRBIC, our 50% equity method investment, owns an integrated crude oil loading, storage and pipeline terminal, located in Douglas County, Wyoming, which provides a market for crude oil production from the PRB Niobrara. The joint venture, operated by Twin Eagle, sources crude oil production from Chesapeake and other PRB Niobrara producers. PRBIC includes 20,000 Bbls/d of rail loading capacity and 380,000 barrels of crude oil working storage capacity. Additionally, in anticipation of growing PRB Niobrara crude oil volumes, PRBIC expanded its pipeline terminal to include connections to Kinder Morgan’s HH Pipeline system in July 2015 and initiated a pipeline project to interconnect with Plains All American Pipeline’s Rocky Mountain Pipeline system, which is expected to be completed in March 2016.

•

Tres Holdings. We own a 50.01% ownership interest in Tres Holdings LLC (Tres Holdings), a joint venture between Crestwood Midstream and an affiliate of Brookfield, which owns the remaining 49.99% interest in Tres Holdings. Tres Holdings owns Tres Palacios, which owns a FERC-certificated 38.4 Bcf multi-cycle, salt dome natural gas storage facility. Its 63-mile, dual 24-inch diameter header system (including a 52-mile north pipeline lateral and an approximate 11-mile south pipeline lateral) interconnects with 10 pipeline systems and can receive residue gas from the tailgate of Kinder Morgan Inc.’s Houston central processing plant. In December 2014, Crestwood Equity sold its 100% membership interest in Tres Palacios to Tres

Holdings. As a result of the sale, effective December 1, 2014, Crestwood Equity deconsolidated Tres Palacios’ operations. We account for the investment in Tres Holdings under the equity method of accounting. Brookfield and Tres Palacios entered into a five-year, fixed fee contract under which Tres Palacios will make 15 Bcf of firm storage capacity and 150,000 Dth/d of enhanced interruptible services available to Brookfield.

The cash flows from our storage and transportation operations are predominantly fee-based under contracts with an original term ranging from 1-10 years. Our cash flows from interruptible and other hub services tends to increase during the peak winter season. Our current cash flows from crude-by-rail facilities are largely supported by take-or-pay contracts with refiners and, to a lesser extent, marketer customers and are not significantly affected in the short term by changing commodity prices, seasonality or weather fluctuations. We are working to renew long-term storage and loading contracts associated with our COLT Hub operations. Several of these contracts expire in 2016 and we expect to extend the contract terms for several of our existing customers. We are also pursuing multiple pipeline and storage projects at the COLT terminal supported by long-term take-or-pay contracts.

Marketing, Supply and Logistics

Our marketing, supply and logistics segment consists of our NGL supply and logistics business and US Salt. We utilize our over-the-road and rail fleet, processing and storage facilities, and contracted pipeline capacity on a portfolio basis to provide integrated supply and logistics solutions to producers, refiners and other customers.

Our marketing, supply and logistics operations primarily include:

•	NGL Supply and Logistics Business. Our NGL supply and logistics business serves producers, refiners and other customers that produce or consume natural gas liquids, including primarily propane, butane and natural gasoline. To provide these services, we utilize our portfolio of proprietary and third party NGL processing, fractionation, storage, terminal and trucking assets including our fleet of rail and rolling stock, rail-to-truck terminals, West Coast processing, fractionation and storage operations, NGL storage facilities, and contracted capacity (including leased storage capacity at major hubs and leased transportation capacity on major NGL pipelines);

•	Crude Oil and Produced Water Trucking. Our crude oil and produced water trucking fleet has 48,000 Bbls/d of crude oil and produced water transportation capacity. These assets were acquired in the first half of 2014. We provide hauling services to customers in North Dakota, Montana, Wyoming, Texas and New Mexico; and

•	US Salt. Our salt production business, which has a plant near Watkins Glen, New York, is capable of producing more than 400,000 tons of evaporated salt products annually. US Salt’s solution mining process creates underground caverns that can be developed into natural gas and NGL storage capacity.

The cash flows from our marketing, supply and logistics business represent sales to creditworthy customers typically under contracts with durations of one year or less, and tend to be seasonal in nature due to customer profiles and their tendencies to purchase NGLs during peak winter periods. The cash flows from our salt operations represent sales to creditworthy customers typically under contracts that are less than one year in duration, and are relatively stable and not subject to seasonal or cyclical variation due to the use of, and demand for, salt products in everyday life.

Outlook and Trends

Our business objective is to create long-term value for our stakeholders by maximizing throughput on our assets, expanding our services and exercising prudent control of operating and administrative costs, resulting in stable operating margins and improving cash flows from operations. Our business strategy further depends on our ability to provide increased services to our customers at competitive fees and develop growth projects that can be financed appropriately.

We have positioned the Company to generate consistent results in a low commodity price environment. Many of our assets are located on long-term, core acreage dedications in shale plays which are economic to varying degrees based upon natural gas, NGL and crude oil prices, the availability of midstream infrastructure to flow production to market and the operational and financial condition of our diverse customer base. We believe the diversity of our asset portfolio, wide range of services provided and extensive customer portfolio, taken together, provides us with a positive forward view of our ability to be successful in the current market which has been impacted by prolonged low commodity prices. In addition, a substantial portion of the midstream services we provide to customers in the shale plays are based on fixed fee, take-or-pay or cost-of-service agreements that ensure a minimum level of cash flow regardless of actual commodity prices or volumetric throughput. We are actively working with our customers to further improve the profitability of their operations through the services we offer, and in certain instances, by adjusting our rate, service and/or volume commitment structures to incentivize them to utilize our services in the short-term while preserving long-term flexibility in a challenging market. In particular, we are in active discussions with a number of our customers regarding amendments and/or extensions of their contracts, and these discussions will continue into 2016.

In 2016, we are evaluating strategic actions to substantially de-risk the investment profile of Crestwood and position the Company to emerge from this challenging market environment as a stronger, better capitalized company. These are designed to address our near-term cost of capital limitations and position the Company for long-term value creation for all stakeholders when the market improves and include reducing capital expenditures, further reducing costs, divesting of assets, evaluating distributions and strengthening the balance sheet including repayment of indebtedness.

During 2015, we completed a number of cost-reduction efforts, including the Simplification Merger, and we decreased our on-going expenses related to operations, maintenance and general and administrative matters by $26.4 million during the year ended December 31, 2015 compared to 2014, excluding $29.4 million of upfront costs related to this cost savings initiative and the Simplification Merger. We continue to pursue additional opportunities to further reduce costs in 2016, which we believe will result in lower expenses in 2016 compared to 2015. In addition, we expect our 2016 capital expenditures to be limited to previously committed contractual projects around our existing asset footprint of approximately $50 million to $75 million in 2016.

Based on current operations, we expect financial results in 2016 that are relatively consistent with our 2015 results, despite continued anticipated depressed commodity prices. Through the execution of strategic efforts described above, we expect to reposition the Company for increasing stability and strength through a continued challenging market environment, which will over the long-term, best position us to achieve our chief business objective to create long-term value for our stakeholders.

Regulatory Matters

Many activities within the energy midstream sector have experienced increased regulatory oversight over the past few years, and we expect the trend of regulatory oversight to continue for the foreseeable future. We anticipate greater regulatory oversight related to activities that have attracted significant negative attention in the public domain (e.g., transportation of crude oil by rail). We also anticipate greater regulatory oversight in states like North Dakota and tribal sovereignties like the MHA Nation, where regulation in certain areas is now starting to align with the tremendous production growth experienced in those jurisdictions in a short period of time.

How We Evaluate Our Operations

We evaluate our overall business performance based primarily on EBITDA and Adjusted EBITDA. We do not utilize depreciation, depletion and amortization expense in our key measures because we focus our performance management on cash flow generation and our assets have long useful lives.

EBITDA and Adjusted EBITDA—We believe that EBITDA and Adjusted EBITDA are widely accepted financial indicators of a company’s operational performance and its ability to incur and service debt, fund capital expenditures and make distributions. We believe that EBITDA and Adjusted EBITDA are useful to our investors because it allows them to use the same performance measure analyzed internally by our management to evaluate the performance of our businesses and investments without regard to the manner in which they are financed or our capital structure. EBITDA is defined as income before income taxes, plus debt-related costs (net interest and debt expense and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains and impairments of long-lived assets and goodwill, gains and losses on acquisition-related contingencies, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, certain costs related to our 2015 cost savings initiatives, the change in fair value of commodity inventory-related derivative contracts, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory that these derivatives relate to. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

See our reconciliation of net income to EBITDA and Adjusted EBITDA in Results of Operations below.

Results of Operations

In conjunction with the closing of the Simplification Merger on September 30, 2015, CEQP contributed 100% of its interest in Crestwood Operations to CMLP, and as a result of this equity contribution, CMLP controls the operating and financial decisions of Crestwood Operations. CMLP accounted for this transaction as a reorganization of entities under common control and the accounting standards related to such transactions requires CMLP to retroactively adjust its historical results to reflect the operations of Crestwood Operations as being acquired on June 19, 2013, the date in which CMLP and Crestwood Operations came under common control. The contribution of Crestwood Operations to CMLP had no impact on CEQP’s results of operations.

The following table summarizes our results of operations for each of the three years ended December 31 (in millions).

	Crestwood Equity			Crestwood Midstream
	Year Ended December 31,			Year Ended December 31,
	2015	2014	2013	2015	2014
Revenues	$2,632.8	$3,931.3	$1,426.7	2,632.8	3,917.5
Costs of product/services sold	1,883.5	3,165.3	1,002.3	1,883.5	3,154.8
Operations and maintenance	190.2	203.3	104.6	188.7	195.4
General and administrative	116.3	100.2	93.5	105.6	91.7
Depreciation, amortization and accretion	300.1	285.3	167.9	278.5	255.4
Gain (loss) on long-lived assets, net	(821.2)	(1.9)	5.3	(227.8)	(35.1)
Goodwill impairment	(1,406.3)	(48.8)	(4.1)	(1,149.1)	(48.8)
Loss on contingent consideration	—	(8.6)	(31.4)	—	(8.6)

Operating income (loss)	(2,084.8)	117.9	28.2	(1,200.4)	127.7
Loss from unconsolidated affiliates, net	(60.8)	(0.7)	(0.1)	(60.8)	(0.7)
Interest and debt expense, net	(140.1)	(127.1)	(77.9)	(130.5)	(111.4)
Loss on modification/extinguishment of debt	(20.0)	—	—	(18.9)	—
Other income, net	0.6	0.6	0.2	—	—
(Provision) benefit for income taxes	1.4	(1.1)	(1.0)	—	(0.9)

Net income (loss)	(2,303.7)	(10.4)	(50.6)	(1,410.6)	14.7
Add:
Interest and debt expense, net	140.1	127.1	77.9	130.5	111.4
Loss on modification/extinguishment of debt	20.0	—	—	18.9	—
Provision (benefit) for income taxes	(1.4)	1.1	1.0	—	0.9
Depreciation, amortization and accretion	300.1	285.3	167.9	278.5	255.4

EBITDA	(1,844.9)	403.1	196.2	(982.7)	382.4

Unit-based compensation charges	19.7	21.3	17.4	18.1	18.1
(Gain) loss on long-lived assets, net	821.2	1.9	(5.3)	227.8	35.1
Goodwill impairment	1,406.3	48.8	4.1	1,149.1	48.8
Loss on contingent consideration	—	8.6	31.4	—	8.6
Loss from unconsolidated affiliates, net	60.8	0.7	0.1	60.8	0.7
Adjusted EBITDA from unconsolidated affiliates, net	25.3	6.9	2.5	25.3	6.9
Change in fair value of commodity inventory-related derivative contracts	5.4	(10.3)	10.7	5.4	(10.3)
Significant transaction and environmental-related costs and other items(1)	33.6	14.9	40.6	28.5	13.9

Adjusted EBITDA	527.4	495.9	297.7	532.3	504.2

	Crestwood Equity			Crestwood Midstream
	Year Ended December 31,			Year Ended December 31,
	2015	2014	2013	2015	2014
EBITDA:
Net cash provided by operating activities	$440.7	$283.0	$188.3	471.8	437.3
Net changes in operating assets and liabilities	(98.0)	73.8	(19.6)	(107.9)	(47.9)
Amortization of debt-related deferred costs, discounts and premiums	(8.9)	(8.5)	(9.2)	(8.1)	(7.3)
Interest and debt expense, net	140.1	127.1	77.9	130.5	111.4
Market adjustment on interest rate swaps	0.5	2.7	1.7	—	—
Unit-based compensation charges	(19.7)	(21.3)	(17.4)	(18.1)	(18.1)
Gain (loss) on long-lived assets, net	(821.2)	(1.9)	5.3	(227.8)	(35.1)
Goodwill impairment	(1,406.3)	(48.8)	(4.1)	(1,149.1)	(48.8)
Gain (loss) on contingent consideration	—	(8.6)	(31.4)	—	(8.6)
Earnings (loss) from unconsolidated affiliates, net, adjusted for cash distributions	(73.6)	(0.7)	(0.1)	(73.6)	(0.7)
Deferred income taxes	3.6	5.2	2.8	0.3	(0.7)
Provision (benefit) for income taxes	(1.4)	1.1	1.0	—	0.9
Other non-cash income (expense)	(0.7)	—	1.0	(0.7)	—

EBITDA	$(1,844.9)	$403.1	$196.2	$(982.7)	$382.4

Unit-based compensation charges	19.7	21.3	17.4	18.1	18.1
(Gain) loss on long-lived assets, net	821.2	1.9	(5.3)	227.8	35.1
Goodwill impairment	1,406.3	48.8	4.1	1,149.1	48.8
(Gain) loss on contingent consideration	—	8.6	31.4	—	8.6
Loss from unconsolidated affiliates, net	60.8	0.7	0.1	60.8	0.7
Adjusted EBITDA from unconsolidated affiliates, net	25.3	6.9	2.5	25.3	6.9
Change in fair value of commodity inventory-related derivative contracts	5.4	(10.3)	10.7	5.4	(10.3)
Significant transaction and environmental-related costs and other items(1)	33.6	14.9	40.6	28.5	13.9

Adjusted EBITDA	$527.4	$495.9	$297.7	$532.3	$504.2

(1)	Significant transaction and environmental-related costs and other items for the years ended December 31, 2015, 2014 and 2013, primarily includes costs incurred related to our 2015 cost savings initiatives, the Simplification Merger, the Crestwood Merger and the Arrow Acquisition.

Segment Results

In conjunction with the Simplification Merger, we modified our segments and our financial statements now reflect three operating and reporting segments: (i) gathering and processing operations; (ii) storage and transportation operations; and (iii) marketing, supply and logistics operations (formerly NGL and crude services operations). Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT operations and PRBIC investment are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations.

The following tables summarize the EBITDA of our segments (in millions):

	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics
Crestwood Equity
Revenues	$1,381.0	$266.3	$985.5
Intersegment revenue	66.7	—	(66.7)
Costs of product/services sold	1,103.9	20.1	759.5
Operations and maintenance expense	89.0	31.7	69.5
Loss on long-lived assets, net	(787.3)	(1.6)	(32.3)
Goodwill impairment	(329.7)	(623.4)	(453.2)
Loss from unconsolidated affiliates	(43.4)	(17.4)	—

EBITDA for the year ended December 31, 2015	$(905.6)	$(427.9)	$(395.7)

Revenues	$2,166.8	$264.6	$1,499.9
Intersegment revenue	50.0	—	(50.0)
Costs of product/services sold	1,859.9	33.3	1,272.1
Operations and maintenance expense	102.8	28.8	71.7
Gain (loss) on long-lived assets	(32.7)	33.8	(3.0)
Goodwill impairment	(18.5)	—	(30.3)
Loss on contingent consideration	(8.6)	—	—
Earnings (loss) from unconsolidated affiliates	0.5	(1.2)	—

EBITDA for the year ended December 31, 2014	$194.8	$235.1	$72.8

Revenues	$510.0	$130.9	$785.8
Costs of product/services sold	267.5	19.7	715.1
Operations and maintenance expense	58.7	14.2	31.7
Gain (loss) on long-lived assets	5.4	—	(0.1)
Goodwill impairment	(4.1)	—	—
Loss on contingent consideration	(31.4)	—	—
Earnings (loss) from unconsolidated affiliates	0.1	(0.2)	—

EBITDA for the year ended December 31, 2013	$153.8	$96.8	$38.9

Crestwood Midstream
Revenues	$1,381.0	$266.3	$985.5
Intersegment revenue	66.7	—	(66.7)
Costs of product/services sold	1,103.9	20.1	759.5
Operations and maintenance expense	89.0	30.2	69.5
Loss on long-lived assets, net	(194.1)	(1.4)	(32.3)
Goodwill impairment	(72.5)	(623.4)	(453.2)
Loss from unconsolidated affiliates	(43.4)	(17.4)	—

EBITDA for the year ended December 31, 2015	$(55.2)	$(426.2)	$(395.7)

Revenues	$2,166.8	$250.8	$1,499.9
Intersegment revenue	50.0	—	(50.0)
Costs of product/services sold	1,859.9	22.8	1,272.1
Operations and maintenance expense	102.8	22.1	70.5
Gain (loss) on long-lived assets	(32.7)	0.6	(3.0)
Goodwill impairment	(18.5)	—	(30.3)
Loss on contingent consideration	(8.6)	—	—
Earnings (loss) from unconsolidated affiliates	0.5	(1.2)	—

EBITDA for the year ended December 31, 2014	$194.8	$205.3	$74.0

Segment Results

Below is a discussion of the factors that impacted EBITDA by segment for the three years ended December 31, 2015, 2014 and 2013.

Gathering and Processing

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

EBITDA for CMLP’s G&P segment decreased by approximately $250.0 million for the year ended December 31, 2015 compared to 2014 primarily due to property, plant and equipment, intangible asset and goodwill impairments of approximately $265.5 million recorded during 2015 related to our Fayetteville, Granite Wash and Haynesville operations, compared to $51.7 million of impairments during the year ended December 31, 2014. For a further discussion of these impairments, see Part IV, Item 15. Financial Statements Schedules, Note 2.

Also contributing to CMLP’s EBITDA decrease was a $769.1 million decrease in revenues, offset by a $756.0 million decrease in costs of products/services sold and a $13.8 million decrease in operations and maintenance expense. The revenue and costs of product/services sold decreases were primarily driven by our Arrow operations, which experienced a decrease in product revenues of $742.9 million partially offset by a decrease in its costs of product/services sold of $738.4 million. The decrease in product revenues and costs of product/services sold was driven by the decreases in market prices on crude oil, which caused average crude oil prices on our crude oil sales to decrease by approximately 50% during the year ended December 31, 2015 compared to 2014. We experienced a $21.7 million increase in Arrow’s service revenues due to an increase of 14%, 30% and 49% in its crude oil, natural gas and water volumes, respectively, during the year ended December 31, 2015 compared to 2014, as new wells were connected to the system.

During the year ended December 31, 2015, we experienced a decrease in our G&P segment’s operations and maintenance expense of approximately $13.8 million compared to 2014 resulting from cost-reduction efforts undertaken in 2015, which is further described in Outlook and Trends above.

CMLP’s G&P segment EBITDA was also impacted by an $8.6 million loss on contingent consideration recorded for the year ended December 31, 2014. The loss on contingent consideration that reflected the fair value of an earn-out premium associated with the original acquisition of our Marcellus G&P assets from Antero Resources Appalachian Corporation (Antero) in 2012. The earn-out provision, which was settled in February 2015, allowed Antero to receive an additional $40.0 million payment when gathering volumes exceeded a certain threshold as defined in the acquisition agreements.

During the year ended December 31, 2015, we recorded a $51.4 million impairment of our Jackalope Gas Gathering Services, L.L.C. (Jackalope) equity investment. Offsetting this impairment, our equity earnings from Jackalope increased by approximately $7.5 million for the year ended December 31, 2015 compared to 2014. The increase was primarily attributable to Jackalope placing its Bucking Horse processing plant in service in January 2015.

EBITDA for CEQP’s G&P segment decreased by approximately $1,100.4 million for the year ended December 31, 2015 compared to 2014, due to all of the factors as discussed above for CMLP. In addition to the impairments described above, CEQP’s G&P segment EBITDA was impacted by $850.5 million of property, plant and equipment, intangible asset and goodwill impairments related to our Barnett operations. For a further discussion of these impairments, see Part IV, Item 15. Financial Statement Schedules, Note 2.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

EBITDA for CEQP’s G&P segment EBITDA increased by approximately $41.0 million for the year ended December 31, 2014 compared to 2013, primarily due to our 2014 results having a full year of operations from our Arrow assets compared to two months in 2013. Arrow contributed EBITDA of approximately $55.8 million and $4.1 million for the years ended December 31, 2014 and 2013.

Revenues increased by approximately $1,706.8 million during the year ended December 31, 2014 compared to 2013, primarily due to our Arrow operations as discussed above. Arrow contributed revenues of approximately $1,884.3 million and $218.8 million for the years ended December 31, 2014 and 2013. The remaining revenue increase was primarily driven by higher gathering and compression volumes during the year ended December 31, 2014 compared to 2013. We gathered approximately 1.2 Bcf/d of natural gas on our G&P systems during 2014 compared to 1.0 Bcf/d during 2013. Our compression volumes increased from 0.3 Bcf/d during 2013 to 0.5 Bcf/d in 2014. The increases in our G&P gathering and compression volumes were primarily due to several new compressor stations placed in service during 2013 and 2014 in the Marcellus Shale and new wells connected to our systems during 2014.

Partially offsetting the increases described above were higher costs of product/services sold and operations and maintenance expense for the year ended December 31, 2014 compared to 2013 of approximately $1,592.4 million and $44.1 million primarily due to our Arrow operations as discussed above. The remaining increase in our costs of product/services sold was primarily due to higher volumes gathered on our New Mexico gathering systems under a gathering and processing agreement we entered into with Trinity River Energy in April 2014 and increased production at Granite Wash due to new wells connected during 2014.

In addition to the higher costs discussed above, CEQP’s G&P segment’s EBITDA was impacted by an $8.6 million and $31.4 million loss on contingent consideration recorded during the years ended December 31, 2014 and 2013 as described above.

We recorded impairments of $51.7 million for the year ended December 31, 2014 related to our Granite Wash and Fayetteville operations compared to $4.1 million of impairments recorded for the year ended December 31, 2013 related to our Haynesville operations. For a further discussion of these impairments, see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 2.

Storage and Transportation

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

EBITDA for CMLP’s storage and transportation segment decreased by approximately $631.5 million for the year ended December 31, 2015 compared to 2014, primarily due to a $623.4 million goodwill impairment recorded related to our COLT Hub operations. For a further discussion of this goodwill impairment, see Part IV, Item 15. Financial Statements Schedules, Note 2.

Also contributing to the decrease in CMLP’s storage and transportation segment’s EBITDA were higher operations and maintenance expenses of approximately $8.1 million for the year ended December 31, 2015 compared to 2014, primarily due to the expansion of the COLT Hub facility (including the release and departure tracks placed in service in December 2014) and other expansion projects placed in service during the last half of 2014 and the first half of 2015, primarily the NS-1 Expansion project.

Partially offsetting the decrease in CMLP’s storage and transportation segment’s EBITDA described above were higher revenues of approximately $15.5 million and lower costs of product/services sold of approximately $2.7 million. The increase in CMLP’s storage and transportation segment’s revenues was primarily driven by higher volumes on our COLT Hub as a result of our expansion of the facility discussed above and increased utilization of non-firm capacity on the system, which resulted in an increase in revenues of approximately $17.9 million for the year ended December 31, 2015 compared to 2014. For the year ended December 31, 2015, we loaded approximately 117 MBbls/d of crude on rail cars entering the facility compared to 110 MBbls/d in 2014. Also contributing to the revenue increase was additional firm transportation services resulting from expansion projects placed in service during the last half of 2014 and the first half of 2015 which increased volumes delivered into Millennium Pipeline. Partially offsetting these revenue increases, was a reduction in firm storage revenues due to recontracting efforts yielding rates which were lower in 2015 compared to 2014. For the years ended December 31, 2015 and 2014, total firm throughput from our Northeast storage and transportation services averaged 1.5 Bcf/d in both years.

Also impacting CMLP’s storage and transportation segment’s EBITDA was a $23.4 million impairment of our PRBIC equity investment. Offsetting this impairment, our equity earnings from our PRBIC investment increased by $4.9 million.

In December 2014, Crestwood Midstream and Brookfield formed the Tres Holdings joint venture and during the years ended December 31, 2015 and 2014, we recorded equity earnings of approximately $2.5 million and $0.2 million from Tres Holdings.

EBITDA for CEQP’s storage and transportation segment decreased by approximately $663.0 million for the year ended December 31, 2015 compared to 2014, due to all of the factors as discussed above for CMLP. In addition, in December 2014, CEQP sold its 100% interest in Tres Palacios to the newly formed joint venture between Crestwood Midstream and Brookfield for total cash consideration of approximately $132.8 million (of which approximately $66.4 million was paid by Crestwood Midstream), and as a result, CEQP deconsolidated Tres Palacios. Tres Palacios generated approximately $0.4 million of EBITDA to CEQP’s storage and transportation segment’s EBITDA prior to its deconsolidation on December 1, 2014. CEQP recognized a gain of approximately $30.6 million on the portion of the sale related to Brookfield. For a further discussion of our investment in Tres Holdings, see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 6.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Our storage and transportation segment results were included in our consolidated results of operations beginning June 19, 2013 (the date that Crestwood Holdings acquired control of CEQP’s general partner), which should be considered in the following discussion of the results of operations of our storage and transportation segment for the year ended December 31, 2014 compared to the year ended December 31, 2013.

EBITDA for CEQP’s storage and transportation segment increased by approximately $138.3 million during the year ended December 31, 2014 compared to 2013. The increase in CEQP’s storage and transportation segment’s EBITDA was due to our 2014 results having a full year of operating results compared to only six months in 2013. In addition, during the year ended December 31, 2014, we recognized a gain of approximately $30.6 million on the sale of our Tres Palacios membership interest as discussed above.

We experienced an increase in demand for our storage and transportation services as evidenced by higher usage on our firm storage and transportation contracts and increased volumes from interruptible services, resulting from increased producer activity and increased locational basis spreads in the Northeast, which was the primary driver for the increase in revenues of approximately $88.7 million year over year. During the year ended December 31, 2014, total firm throughput from our Northeast storage and transportation services averaged approximately 1.5 Bcf/d compared to 1.4 Bcf/d during 2013. The remaining increase in revenues of approximately $45.0 million was due primarily to having a full year of operations from our COLT Hub assets in 2014 compared to six months in 2013. In addition, we experienced higher volumes on our COLT Hub as a result of the expansion of the facility and increased utilization of non-firm capacity on the system. During 2014 and 2013, we loaded approximately 110 MBbls/d and 82 MBbls/d of crude oil on rail cars entering the facility.

Partially offsetting the increases in CEQP’s storage and transportation segment’s revenues were higher costs of product/services sold primarily related to higher throughput volumes at our North-South and MARC I facilities and higher operations and maintenance expense due to having a full year of storage and transportation operations in 2014 compared to six months in 2013.

Marketing, Supply and Logistics

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

EBITDA for CMLP’s marketing, supply and logistics segment decreased by approximately $469.7 million for the year ended December 31, 2015 compared to 2014, primarily due to impairments of property, plant and equipment and goodwill of approximately $484.4 million related to our West Coast, Watkins Glen, supply and logistics, storage and terminals and trucking operations. During the year ended December 31, 2014, we recorded goodwill and intangible asset impairments of $31.6 million related to Watkins Glen and US Salt operations. For a further discussion of these impairments, see Part IV, Item 15. Financial Statements Schedules, Note 2.

Also contributing to the decrease in CMLP’s marketing, supply and logistics segment’s EBITDA was a year over year decrease in revenues of approximately $531.1 million, partially offset by lower costs of product/services sold of approximately $512.6 million. These revenue and costs of product/services sold decreases were primarily driven by our NGL terminalling, supply and logistics operations, and include approximately $18.9 million and $51.2 million of gains on our commodity-based derivatives during the years ended December 31, 2015 and 2014.

Revenues from our NGL terminalling, supply and logistics operations decreased by $541.8 million during the year ended December 31, 2015 compared 2014, compared to a decrease of $527.2 million in its costs of product/services sold year over year. These decreases were driven by decreased demand for propane and butane at our NGL terminals and other facilities resulting from lower commodity prices, and the fact that we experienced a milder winter during early 2015 compared to the unusually cold winter during 2014, which reduced our opportunities to capture incremental demand and margin opportunities in these operations.

Our marketing, supply and logistics segment’s operations and maintenance expenses were relatively flat for the year ended December 31, 2015 compared to 2014.

EBITDA for CEQP’s marketing, supply and logistics segment decreased by approximately $468.5 million for the year ended December 31, 2015 compared to 2014, due to all of the factors as discussed above for CMLP.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Our marketing, supply and logistics segment results were included in our consolidated results of operations beginning June 19, 2013 (the date that Crestwood Holdings acquired control of CEQP’s general partner), which should be considered in the following discussion of the results of operations of our NGL and crude services segment for the year ended December 31, 2014 compared to the year ended December 31, 2013.

CEQP’s marketing, supply and logistics segment’s EBITDA increased by approximately $33.9 million during the year ended December 31, 2014 compared to 2013, primarily due to higher revenues of $664.1 million, partially offset by higher costs of product/services sold and operations and maintenance expense of $597.0 million. Our costs of product/services sold included $51.2 million of gains and $11.2 million of losses on our commodity-based derivatives during the years ended December 31, 2014 and 2013, respectively. In addition, we recorded $31.6 million of impairments of our Watkins Glen and US Salt reporting units in 2014. For a further discussion of these impairments, see Part IV, Item 15. Financial Statements Schedules, Note 2.

Our NGL terminalling, supply and logistics operations produced CEQP EBITDA of $75.6 million and $25.2 million for the years ended December 31, 2014 and 2013. The increase was due primarily to our 2014 results having a full year of operating compared to six months in 2013.

Other EBITDA Results

As discussed in Part IV, Item 15. Exhibits, Financial Statement Schedule, Note 17, our corporate operations include all general and administrative expenses that are not allocated to our reporting segments, however such expenses impact our consolidated EBITDA.

During the year ended December 31, 2015, CEQP incurred costs of $32.4 million primarily related to our 2015 cost savings initiative and the Simplification Merger. Offsetting the impact of these costs, general and administrative expenses related to CEQP’s Corporate operations decreased by approximately $16.3 million for the year ended December 31, 2015 compared to 2014. CEQP’s general and administrative expenses increased by approximately $6.7 million for the year ended December 31, 2014 compared to 2013, primarily due to our 2014 results having a full year of expenses related to the Crestwood Merger and Arrow Acquisition, partially offset by approximately $40.6 million of transaction costs incurred in 2013 primarily related to the Crestwood Merger and Arrow Acquisition.

During the year ended December 31, 2015, CMLP incurred costs of $23.9 million primarily related to our 2015 cost savings initiative and the Simplification Merger. Offsetting the impact of these costs, general and administrative expenses related to CMLP’s Corporate operations decreased by approximately $10.0 million for the year ended December 31, 2015 compared to 2014.

Items not affecting EBITDA include the following:

Depreciation, Amortization and Accretion Expense—During the year ended December 31, 2015, our depreciation, amortization and accretion expense increased compared to 2014 and 2013 primarily due to the assets acquired during 2014 and the Crestwood Merger in June 2013. For a further discussion of our acquisitions, see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 3.

Interest and Debt Expense—Interest and debt expense, net increased for the year ended December 31, 2015 compared to 2014 and 2013, primarily due to (i) the issuance of $700 million of 6.25% senior notes in March 2015; (ii) higher outstanding balances on our credit facilities; (iii) the assumption of $1.1 billion of long-term debt due to the Crestwood Merger in June 2013; and (iv) the issuance of $600 million of 6.125% senior notes in November 2013. Partially offsetting these increases were repayments of CEQP’s credit facility in conjunction with the Simplification Merger, the redemption of Crestwood Midstream’s 2019 Senior Notes and repayments of Crestwood Midstream’s $1.0 billion credit facility.

The following table provides a summary of our interest and debt expense (in millions):

	CEQP			CMLP
	Year Ended December 31,			Year Ended December 31,
	2015	2014	2013	2015	2014	2013
Credit facilities	$25.2	$31.5	$25.4	$17.2	$18.1	$19.5
Senior notes	108.4	94.7	49.8	107.8	93.9	49.3
Capital lease interest	—	0.1	0.2	—	0.1	0.2
Other debt-related costs	9.0	8.5	5.9	8.0	6.8	6.1

Gross interest and debt expense	142.6	134.8	81.3	133.0	118.9	75.1
Less: capitalized interest	2.5	7.7	3.4	2.5	7.5	3.4

Interest and debt expense, net	$140.1	$127.1	$77.9	$130.5	$111.4	$71.7

Liquidity and Sources of Capital

Crestwood Equity is a holding company that derives all of its operating cash flow from its operating subsidiaries. Our principal sources of liquidity include cash generated by operating activities, credit facilities, debt issuances, and sales of common and preferred units. Our operating subsidiaries use cash from their respective operations to fund their operating activities, maintenance and growth capital expenditures, and service their outstanding indebtedness. We believe our liquidity sources and operating cash flows are sufficient to address our future operating, debt service and capital requirements based on our successful execution of our strategy detailed in Outlook and Trends above.

Contemporaneously with the closing of the Simplification Merger, Crestwood Midstream amended and restated its senior secured credit agreement to provide for a $1.5 billion revolving credit facility (the CMLP Credit Facility), which expires in September 2020. On September 30, 2015, Crestwood Midstream borrowed approximately $720 million under the CMLP Credit Facility to (i) repay all borrowings outstanding under its $1.0 billion credit facility, (ii) fund a distribution to CEQP of approximately $378.3 million for purposes of repaying (or, if applicable, satisfying and discharging) substantially all of its outstanding indebtedness and (iii) pay merger-related fees and expenses. As of December 31, 2015, Crestwood Midstream had $399.0 million of available capacity under its credit facility considering the most restrictive debt covenants in its credit agreement. Crestwood Midstream also has approximately $1.8 billion of senior notes outstanding as of December 31, 2015, with maturities ranging from 2020 to 2023. We may from time to time seek to retire or purchase our outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, tender offers or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 8 for a more detailed discussion of the CMLP Credit Facility.

As of December 31, 2015, we were in compliance with all our debt covenants related to the CMLP credit facility and CMLP senior notes. See Part IV, Item 15. Exhibits and Financial Statement Schedules, Note 9 for a more detailed description of the CMLP Credit Facility and Senior Notes. We believe our current liquidity sources and operating cash flows will be sufficient to fund our future operating and capital requirements.

The following table provides a summary of Crestwood Equity’s cash flows by category (in millions):

	Year Ended December 31,
	2015	2014	2013
Net cash provided by operating activities	$440.7	$283.0	$188.3
Net cash used in investing activities	(212.7)	(483.0)	(1,042.9)
Net cash provided by (used in) financing activities	(236.3)	203.6	859.7

Operating Activities

Our operating cash flows increased approximately $157.7 million for the year ended December 31, 2015 compared to 2014, primarily due to $169.7 million net cash inflow from working capital resulting primarily from lesser working capital requirements of our NGL terminalling, supply and logistics operations, primarily due to lower commodity prices. In addition, we experienced a $1,298.5 million decrease in operating revenues primarily from our G&P and marketing, supply and logistics segments’ operations described above, partially offset by lower costs of product/services sold of approximately $1,281.1 million primarily due to the effect of lower commodity prices on our G&P and marketing, supply and logistics segments’ operations described above.

For the year ended December 31, 2014 our operating cash flows increased approximately $94.7 million compared to 2013. The increase was primarily attributable to the Crestwood Merger and the acquisition of our Arrow operations which occurred in June 2013 and November 2013, respectively. These acquisitions contributed higher operating revenues of $2,504.6 million, partially offset by higher costs of product/services sold, operations and maintenance expense and general and administrative expense of approximately $2,268.4 million in 2014 compared to 2013. In addition, our interest paid increased approximately $49.5 million during the year ended December 31, 2014 compared to 2013 due to higher outstanding balances on our credit facilities.

Investing Activities

The energy midstream business is capital intensive, requiring significant investments for the acquisition or development of new facilities. We categorize our capital expenditures as either:

•	growth capital expenditures, which are made to construct additional assets, expand and upgrade existing systems, or acquire additional assets; or

•	maintenance capital expenditures, which are made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets, extend their useful lives or comply with regulatory requirements.

The following table summarizes our capital expenditures for the year ended December 31, 2015 (in millions). We have identified additional growth capital project opportunities for each of our reporting segments. Additional commitments or expenditures will be made at our discretion, and any discontinuation of the construction of these projects will likely result in less future cash flow and earnings.

Growth capital	$109.1
Maintenance capital	23.4
Other(1)	50.2

Purchases of property, plant and equipment	182.7
Reimbursements of property, plant and equipment	(73.3)

Net	$109.4

(1)	Represents gross purchases of property, plant and equipment that are reimbursable by third parties.

In addition to the capital expenditures described in the table above, our cash flows from investing activities were also impacted by the following significant items during the three years ended December 31, 2015, 2014 and 2013:

Acquisitions. During the years ended December 31, 2014 and 2013, we paid approximately $19.5 million and $555.6 million to acquire our transportation fleet from Red Rock and LT Enterprises in 2014 and our Arrow assets in 2013. For a further discussion of these acquisitions, see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 3.

Purchases of Property, Plant and Equipment. Our purchases of property, plant and equipment increased by approximately $77 million during the year ended December 31, 2014 compared to 2013, primarily due to organic growth projects placed in service related to our Marcellus assets.

Investments in Unconsolidated Affiliates. During the year ended December 31, 2013, we acquired a 50% interest in Jackalope and a 50.01% interest in PRBIC for approximately $107.5 million and $22.5 million, respectively. During the years ended December 31, 2015, 2014 and 2013, we contributed approximately $42.0 million, $108.6 million and $21.5 million to our equity investments. For a further discussion of our investments in unconsolidated affiliates, see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 6.

Proceeds from the Sale of Tres Palacios. In December 2014, Crestwood Equity sold its 100% interest in Tres Palacios to Tres Holdings, a newly formed joint venture between Crestwood Midstream’s consolidated subsidiary and an affiliate of Brookfield for total cash consideration of approximately $132.8 million. As a result of this transaction, effective December 1, 2014, Crestwood Equity deconsolidated the operations of Tres Palacios. Crestwood Midstream and Brookfield paid approximately $66.4 million each to acquire their respective interests in Tres Palacios. For a further discussion of our sale in Tres Palacios, see Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 6.

Financing Activities

Significant items impacting our financing activities during the years ended December 31, 2015, 2014 and 2013 included the following:

Equity Transactions

•	Increase in distributions to partners of approximately $69.0 million in 2015 compared to 2014 and $34.1 million in 2014 compared to 2013 due to an increase in the number of limited partner units outstanding;

•	Decrease in distributions to non-controlling partners of approximately $62.3 million in 2015 compared to 2014 primarily due to the Simplification Merger and a $92.0 million increase in distributions to non-controlling partners in 2014 compared to 2013 primarily due to the Crestwood Merger;

•	$58.8 million and $430.5 million net proceeds from the issuance of Crestwood Midstream’s Class A Preferred Units in 2015 and 2014, respectively, prior to the completion of the Simplification Merger. During the year ended December 31, 2015, CEQP issued 1,372,573 preferred units to its preferred unitholders in lieu of paying a quarterly cash distribution of $12.5 million, and CEQP has the option of continuing to issue preferred units to its preferred unitholders in lieu of paying cash distributions throughout 2016;

•	$53.9 million and $96.1 million net proceeds from the issuance of preferred security units to GE in 2014 and 2013, respectively. During the year ended December 31, 2015, we paid $11.3 million of cash distributions on these units to GE, and no longer have the option to pay distributions by issuing additional preferred units to GE;

•	$129.0 million distribution to Crestwood Holdings for the acquisition of Legacy Crestwood’s additional interest in Crestwood Marcellus Midstream LLC in 2013; and

•	$714.0 million net proceeds from the issuance of Crestwood Midstream’s common units in 2013.

Debt Transactions

•	$688.3 million net proceeds from Crestwood Midstream’s issuance of the 2023 Senior Notes in 2015;

•	$363.6 million redemption of Crestwood Midstream’s 2019 Senior Notes in 2015;

•	$332.8 million increase in net repayments of amounts outstanding under our credit facilities in 2015 compared to 2014; and

•	$340.2 million decrease in net borrowings of long-term debt in 2014 compared to 2013.

Off-Balance Sheet Arrangements

None.

Contractual Obligations

We are party to various contractual obligations. A portion of these obligations are reflected in our financial statements, such as long-term debt and other accrued liabilities, while other obligations, such as operating leases, capital commitments and contractual interest amounts are not reflected on our balance sheet. The following table and discussion summarizes our contractual cash obligations as of December 31, 2015 (in millions):

	Less than 1 Year	1-3 Years	3-5 Years	Thereafter	Total
Long-term debt:
Principal	$1.1	$2.0	$1,239.7	$1,301.0	$2,543.8
Interest(1)	132.4	259.2	220.0	141.5	753.1
Future minimum payments under operating leases(2)	19.1	31.9	23.3	23.8	98.1
Future minimum payments under capital leases(2)	1.7	2.0	—	—	3.7
Asset retirement obligations	—	—	—	26.4	26.4
Fixed price commodity purchase commitments(3)	156.9	31.4	—	—	188.3
Standby letters of credit	62.2	—	—	—	62.2
Purchase commitments and other contractual obligations(4)	27.4	—	—	—	27.4

Total contractual obligations	$400.8	$326.5	$1,483.0	$1,492.7	$3,703.0

(1)	$735.0 million of our long-term debt is variable interest rate debt at prime rate or LIBOR plus an applicable spread. These rates plus their applicable spreads were between 2.70% and 5.00% at December 31, 2015. These rates have been applied for each period presented in the table.
(2)	See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 15 for a further discussion of these obligations.
(3)	Fixed price purchase commitments are volumetrically offset by third party fixed price sale contracts.
(4)	Primarily related to growth and maintenance contractual purchase obligations in our G&P segment, the development of a rail terminal project, certain upgrades to the US Salt facility, and environmental obligations included in other current liabilities on our balance sheet. Other contractual purchase obligations are defined as legally enforceable agreements to purchase goods or services that have fixed or minimum quantities and fixed or minimum variable price provisions, and that detail approximate timing of the underlying obligations.

Critical Accounting Estimates and Policies

Our significant accounting policies are described in Note 1 to the Consolidated Financial Statements included in Part IV, Item 15. Exhibits, Financial Statement Schedules of this annual report on Form 10-K.

The preparation of financial statements in conformity with GAAP requires management to select appropriate accounting estimates and to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and the disclosures of contingent assets and liabilities. We consider our critical accounting estimates to be those that require difficult, complex, or subjective judgment necessary in accounting for inherently uncertain matters and those that could significantly influence our financial results based on changes in those judgments. Changes in facts and circumstances may result in revised estimates and actual results may differ materially from those estimates. We have discussed the development and selection of the following critical accounting estimates and related disclosures with the Audit Committee of the board of directors of our general partner.

Goodwill Impairment

Our goodwill represents the excess of the amount we paid for a business over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment annually on December 31, and whenever events indicate that it is more likely than not that the fair value of a reporting unit could be less than its carrying amount. This evaluation requires us to compare the fair value of each of our reporting units to its carrying value (including goodwill). If the fair value exceeds the carrying amount, goodwill of the reporting unit is not considered impaired.

We estimate the fair value of our reporting units based on a number of factors, including discount rates, projected cash flows and the potential value we would receive if we sold the reporting unit. We also compare the total fair value of our reporting units to our overall enterprise value, which considers the market value for our common and preferred units. Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of each of our reporting units (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our customers, such as their future capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates. If the assumptions embodied in the projections prove inaccurate, we could incur a future impairment charge.

We acquired substantially all of our reporting units in 2013, 2012 and 2011, which required us to record the assets, liabilities and goodwill of each of those reporting units at fair value on the date they were acquired. As a result, any level of decrease in the forecasted cash flows of these businesses or increases in the discount rates utilized to value those businesses from their respective acquisition dates would likely result in the fair value of the reporting unit falling below the carrying value of the reporting unit, and could result in an assessment of whether that reporting unit’s goodwill is impaired.

Commodity prices have continued to decline since late 2014, and that decline has adversely impacted forecasted cash flows, discount rates and stock/unit prices for most companies in the midstream industry, including us. As a result, we recorded goodwill impairments on several of our reporting units during 2015 and 2014. The following table summarizes the goodwill of our various reporting units (in millions):

	Goodwill at December 31, 2014	Goodwill Impairments during the Year Ended December 31, 2015	Goodwill at December 31, 2015
Gathering and Processing
Fayetteville	$72.5	$72.5	$—
Marcellus	8.6	—	8.6
Arrow	45.9	—	45.9
Storage and Transportation
Northeast Storage and Transportation	726.3	—	726.3
COLT	668.3	623.4	44.9
Marketing, Supply and Logistics
West Coast	85.9	85.9	—
Supply and Logistics	266.2	99.0	167.2
Storage and Terminals	104.2	53.7	50.5
US Salt	12.6	—	12.6
Trucking	177.9	148.4	29.5
Watkins Glen	66.2	66.2	—

Total Crestwood Midstream	$2,234.6	$1,149.1	$1,085.5

Barnett (Gathering and Processing)	257.2	257.2	—

Total Crestwood Equity	$2,491.8	$1,406.3	$1,085.5

The goodwill impairments recorded during 2015 primarily resulted from decreasing forecasted cash flows and increasing the discount rates utilized in determining the fair value of the reporting units considering the continued decrease in commodity prices and its impact on the midstream industry and our customers. We utilized discount rates ranging from 10% to 16% to determine the fair value of our reporting units as of December 31, 2015.

We continue to monitor the remaining goodwill described in the table above, and we could experience additional impairments of the remaining goodwill in the future if we experience a significant sustained decrease in the market value of our common or preferred units or if we receive additional negative information about market conditions or the intent of our customers on our remaining operations with goodwill, which could negatively impact the forecasted cash flows or discount rates utilized to determine the fair value of those businesses. In particular, a 5% decrease in the forecasted cash flows or a 1% increase in the discount rates utilized to determine the fair value of our businesses that recorded goodwill impairments in 2015 could have resulted in an additional $45 million and $55 million of goodwill impairments as of December 31, 2015, respectively. For more information about the market for our common equity, see Item 5. Market for Registrant’s Common Equity, Related Unitholder Matters and Issuer Purchases of Equity Securities.

In addition, a 5% decrease in the forecasted cash flows or a 1% increase in the discount rate utilized to determine the fair value of our Northeast Storage and Transportation business could result in the fair value of that business falling below the carrying value of the business, which could result in a goodwill impairment.

Long-Lived Assets

Our long-lived assets consist primarily of property, plant and equipment and intangible assets that have been obtained through multiple historical business combinations. The initial recording of a majority of these long-lived assets was at fair value, which is estimated by management primarily utilizing market-related information and other projections on the performance of the assets acquired. Management reviews this information to determine its reasonableness in comparison to the assumptions utilized in determining the purchase price of the assets in addition to other market-based information that was received through the purchase process and other sources. These projections also include projections on potential and contractual obligations assumed in these acquisitions. Due to the imprecise nature of the projections and assumptions utilized in determining fair value, actual results can, and often do, differ from our estimates.

We utilize assumptions related to the useful lives and related salvage value of our property, plant and equipment in order to determine depreciation and amortization expense each period. Due to the imprecise nature of the projections and assumptions utilized in determining useful lives, actual results can, and often do, differ from our estimates.

To estimate the useful life of our finite lived intangible assets we utilize assumptions of the period over which the assets are expected to contribute directly or indirectly to our future cash flows. Generally this requires us to amortize our intangible assets based on the expected future cash flows (to the extent they are readily determinable) or on a straight-line basis (if they are not readily determinable) of the acquired contracts or customer relationships. Due to the imprecise nature of the projections and assumptions utilized determining future cash flows, actual results can, and often do, differ from our estimates.

We continually monitor our business, the business environment and the performance of our operations to determine if an event has occurred that indicates that a long-lived asset may be impaired. If an event occurs, which is a determination that involves judgment, we may be required to utilize cash flow projections to assess our ability to recover the carrying value of our assets based on our long-lived assets’ ability to generate future cash flows on an undiscounted basis. This differs from our evaluation of goodwill, for which we perform an assessment of the recoverability of goodwill utilizing fair value estimates that primarily utilize discounted cash flows in the estimation process (as described above), and accordingly a reporting unit that has experienced a goodwill impairment may not experience a similar impairment of the underlying long-lived assets included in that reporting unit. During 2015 and 2014, we recorded the following impairments of our intangible assets and property, plant and equipment:

•	During 2015 and 2014, we incurred $8.5 million and $33.2 million of impairments of our intangible assets and property, plant and equipment related to our Granite Wash gathering and processing operations, which resulted from decreases in forecasted cash flows for those operations given that our major customer of those assets has declared bankruptcy and has ceased any substantial drilling in the Granite Wash in the near future given current and future anticipated market conditions related to natural gas and NGLs.

•	During 2015, we incurred $593.3 million of impairments of our intangible assets and property, plant and equipment related to our Barnett gathering and processing operations, which resulted from the recent actions of our primary customer in the Barnett Shale, Quicksilver, related to its filing for protection under Chapter 11 of the U.S. Bankruptcy Code in 2015.

•	During 2015, we incurred $185.5 million of impairments of our intangible assets and property, plant and equipment related to our Fayetteville and Haynesville gathering and processing operations, which resulted from decreases in forecasted cash flows for those operations given that our customers for those assets have ceased any substantial drilling in the Fayetteville and Haynesville Shales in the near future given current and future anticipated market conditions related to natural gas.

•	During 2015, we incurred $31.2 million of impairments of our property, plant and equipment related to our Watkins Glen marketing, supply and logistics segment development project, which resulted from continued delays and uncertainties in the permitting of our proposed NGL storage facility.

Our other operations that incurred goodwill impairments during 2015 did not incur significant impairments on their long-lived assets based on our assessment that the undiscounted cash flows related to those assets exceeded their carrying value at December 31, 2015.

Projected cash flows of our long-lived assets are generally based on current and anticipated future market conditions, which require significant judgment to make projections and assumptions about pricing, demand, competition, operating costs, construction costs, legal and regulatory issues and other factors that may extend many years into the future and are often outside of our control. If those cash flow projections indicate that the long-lived asset’s carrying value is not recoverable, we record an impairment charge for the excess of carrying value of the asset over its fair value. The estimate of fair value considers a number of factors, including the potential value we would receive if we sold the asset, discount rates and projected cash flows. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates.

We continue to monitor our long-lived assets, and we could experience additional impairments of the remaining carrying value of these long-lived assets in the future if we receive additional negative information about market conditions or the intent of our long-lived assets’ customers, which could negatively impact the forecasted cash flows or discount rates utilized to determine the fair value of those investments.

Equity-Method Investments

We acquired our Jackalope and PRBIC equity-method investments in 2013, which required us to record the respective investments at fair value on the date they were acquired. We evaluate our equity-method investments for impairment when events or circumstances indicate that the carrying value of the equity-method investment may be impaired and that impairment is other than temporary. If an event occurs, we evaluate the recoverability of our carrying value based on the fair value of the investment. If an impairment is indicated, we adjust the carrying values of the asset downward, if necessary, to their estimated fair values.

We estimate the fair value of our equity-method investments based on a number of factors, including discount rates, projected cash flows, enterprise value and the potential value we would receive if we sold the equity-method investment. Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of each of our equity-method investments (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our equity-method investments’ customers, such as their future capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates.

Because our Jackalope and PRBIC equity-method investments were acquired in 2013, any level of decrease in the forecasted cash flows of these investments or increases in the discount rates utilized to value those investments from their respective acquisition dates would likely result in the fair value of the equity-method investment falling below their carrying value, and could result in an assessment of whether that investment is impaired.

During 2015, we recorded a $51.4 million and $23.4 million impairment of our Jackalope and PRBIC equity-method investments, respectively, as a result of decreasing forecasted cash flows and increasing the discount rate utilized in determining the fair value of the equity-method investment considering the continued decrease in commodity prices and its impact on the midstream industry and our equity-method investments’ customers.

We continue to monitor our equity-method investments, and we could experience additional impairments of the remaining carrying value of these investments in the future if we receive additional negative information about market conditions or the intent of our equity-method investments’ customers, which could negatively impact the forecasted cash flows or discount rates utilized to determine the fair value of those investments.

Revenue Recognition

We gather, treat, compress, process, store, transport and sell various commodities pursuant to fixed-fee and percent-of-proceeds contracts. We recognize revenue on these contracts when certain criteria are met, the most important of which is that the delivery of the service has been performed. Certain of our contracts in our gathering and processing segment and storage and transportation segment contain minimum volume features under which the customers must deliver a set quantity of crude or gas or pay a deficiency fee based on the amount the customers’ actual volume is short of the contractual minimum volume. The minimum volume feature generally allows customers a recoupment period in subsequent periods to make up certain previous volumetric shortfalls by delivering additional crude or gas above their minimum threshold. We recognize revenue from these contracts based on the physical volume that is delivered to our systems in the current period and any minimum volume deficiency amounts billable to customers under the minimum volume features are recorded as a deferred revenue liability until we determine that the revenue is earned. We will recognize the deferred revenue as income at such time as the customer does not have the physical ability to make up the deficiency due to system capacity limitations or the contractually allowed recoupment period expires. At December 31, 2015 and 2014, we had deferred revenue of approximately $14.2 million and $12.2 million, which is reflected as accrued expenses and other liabilities on our consolidated balance sheets.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

In order to maintain a cost effective capital structure, it is our policy to borrow funds using a mix of fixed rate debt and variable rate debt. The market risk inherent in our debt instruments is the potential change arising from increases or decreases in interest rates as discussed below.

For fixed rate debt, changes in the interest rates generally affect the fair value of the debt instrument, but not our earnings or cash flows. Conversely, for variable rate debt, changes in interest rates generally do not impact the fair value of the debt instrument, but may affect our future earnings and cash flows.

As of December 31, 2015, the carrying value and fair value of our fixed rate debt instruments (including debt fair value adjustments) was approximately $1.8 billion and $1.3 billion, respectively. As of December 31, 2014, the carrying value and fair value of our fixed rate debt instruments was approximately $1.5 billion and $1.4 billion, respectively. For a further discussion of our fixed rate debt, see Part IV, Item 15. Exhibits and Financial Statement Schedules, Note 9.

The CMLP Credit Facility is subject to the risk of loss associated with changes in interest rates. At December 31, 2015, we had obligations totaling $735.0 million outstanding under this credit facility. These obligations expose us to the risk of increased interest payments in the event of increases in short-term interest rates. Floating rate obligations expose us to the risk of increased interest expense in the event of increases in short-term interest rates. If the interest rate on the CMLP Credit Facility were to fluctuate by 1% from the rate as of December 31, 2015, our annual interest expense would have changed by a total of $7.4 million.

Commodity Price, Market and Credit Risk

Inherent in our business are certain business risks, including market risk and credit risk.

Market Risk

We typically do not take title to the natural gas, NGLs or crude oil that we gather, store, or transport for our customers. However, we do take title to (i) the NGLs and crude oil marketed or supplied by our NGL and crude oil supply and logistics operations (marketing, supply and logistics segment), (ii) NGLs under certain of our percent-of-proceeds contracts (G&P segment); (iii) crude oil and natural gas purchased from our Arrow, Granite Wash and Willow Lake producer customers (G&P segment); and (iv) line pack and base gas that we purchase for our natural gas storage and transportation facilities (storage and transportation segment). Our current business model is designed to minimize our exposure to fluctuations in commodity prices, although we are willing to assume commodity price risk in certain processing and marketing activities. We remain subject to volumetric risk under contracts without minimal volume commitments or take-or-pay pricing terms, but absent other market factors that could adversely impact our operations (e.g., market conditions that negatively influence our producer customers’ decisions to develop or produce hydrocarbons), changes in the price of natural gas, NGLs or crude oil should not materially impact our operations.

In our marketing, supply and logistics operations, we consider market risk to be the risk that the value of our NGL and crude services segment’s portfolio will change, either favorably or unfavorably, in response to changing market conditions. We take an active role in managing and controlling market risk and have established control procedures, which are reviewed on an ongoing basis. We monitor market risk through a variety of techniques, including daily reporting of the portfolio’s position to senior management. We attempt to minimize credit risk exposure through credit policies and periodic monitoring procedures as well as through customer deposits, letters of credit and entering into netting agreements that allow for offsetting counterparty receivable and payable balances for certain financial transactions, as deemed appropriate. The counterparties associated with assets from price risk management activities as of December 31, 2015 were energy marketers, propane retailers, resellers, and dealers.

We engage in hedging and risk management transactions, including various types of forward contracts, options, swaps and futures contracts, to reduce the effect of price volatility on our product costs, protect the value of our inventory positions and to help ensure the availability of propane during periods of short supply. We attempt to balance our contractual portfolio by purchasing volumes only when we have a matching purchase commitment from our marketing customers. However, we may experience net unbalanced positions from time to time, which we believe to be immaterial in amount. In addition to our ongoing policy to maintain a balanced position, for accounting purposes we are required, on an ongoing basis, to track and report the market value of our derivative portfolio. These derivatives are not designated as hedges for accounting purposes.

The fair value of the derivatives contracts related to price risk management activities as of December 31, 2015 were assets of $32.6 million and liabilities of $7.4 million. We use observable market values for determining the fair value of our trading instruments. In cases where actively quoted prices are not available, other external sources are used that incorporate information about commodity prices in actively quoted markets, quoted prices in less active markets and other market fundamental analysis. Our risk management department regularly compares valuations to independent sources and models on a quarterly basis. A theoretical change of 10% in the underlying commodity value would result in a $2.9 million change in the market value of these contracts as there were 73.1 million gallons of net unbalanced positions at December 31, 2015. Inventory positions of 74.8 million gallons would substantially offset this theoretical change at December 31, 2015.

Credit Risk

Credit risk is the risk of loss from nonperformance by suppliers, customers or financial counterparties to a contract. We take an active role in managing and controlling credit risk and have established control procedures, which are reviewed on an ongoing basis. We have diversified our credit risk through having long-term contracts with many investment grade customers and creditworthy producers. Additionally, we perform credit analyses of our customers on a regular basis pursuant to our corporate credit policy. We have not had any significant losses due to failures to perform by our counterparties.

On March 17, 2015, Quicksilver, a significant customer in our gathering and processing operations in the Barnett Shale, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Although Quicksilver is current on all amounts we invoiced them through January 2016, we are closely monitoring our exposure to Quicksilver to ensure they continue to promptly pay invoices, including those billed to them in February 2016.

Throughout 2015, low commodity prices created a challenging environment for our producer customers and we expect that trend to continue through 2016. As a result, the credit profile for a few of our customers has weakened in 2015 and could deteriorate further in 2016. Under a number of our customer contracts, there are provisions that provide for our right to request or demand credit assurances from our customers including the posting of letters of credit, surety bonds, cash margin or collateral held in escrow for varying levels of future revenues. We continue to closely monitor our customers’ credit profiles and will pursue our rights for credit assurances under our contracts as appropriate to further limit any potential credit exposure to our customers.

Item 8. Financial Statements and Supplementary Data.

Reference is made to the financial statements and report of independent registered public accounting firm included later in this report under Part IV, Item 15, Exhibits, Financial Statement Schedules.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures.

Disclosure Controls and Procedures

As of December 31, 2015, Crestwood Equity and Crestwood Midstream carried out an evaluation under the supervision and with the participation of their respective management, including the Chief Executive Officers and Chief Financial Officers of their General Partners, as to the effectiveness, design and operation of our disclosure controls and procedures (as defined in the Securities Exchange Act of 1934, as amended (Exchange Act) Rules 13a-15(e) and 15d-15(e)). Crestwood Equity and Crestwood Midstream maintain controls and procedures designed to provide reasonable assurance that information required to be disclosed in their respective reports that are filed or submitted under the Exchange Act of 1934, as amended, are recorded, processed, summarized and reported within the time periods specified by the rules and forms of the SEC, and that information is accumulated and communicated to their respective management, including the Chief Executive Officers and Chief Financial Officers of their General Partners, as appropriate, to allow timely decisions regarding required disclosure. Such management, including the Chief Executive Officers and Chief Financial Officers of their General Partners, does not expect that the disclosure controls and procedures or the internal controls will prevent and/or detect all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Crestwood Equity’s and Crestwood Midstream’s disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives and the Chief Executive Officers and Chief Financial Officers of their General Partners concluded that such disclosure controls and procedures were effective at the reasonable assurance level as of December 31, 2015.

Changes in Internal Control over Financial Reporting

There have been no changes in Crestwood Equity’s or Crestwood Midstream’s internal control over financial reporting during the fourth quarter of 2015 that have materially affected, or are reasonably likely to materially affect Crestwood Equity’s and Crestwood Midstream’s internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

Crestwood Equity’s and Crestwood Midstream’s management is responsible for establishing and maintaining adequate internal control over financial reporting, pursuant to Exchange Act Rules 13a-15(f). Crestwood Equity’s and Crestwood Midstream’s internal control systems were designed to provide reasonable assurance to their respective management and board of directors regarding the preparation and fair presentation of published financial statements in accordance with GAAP.

Management recognizes that there are inherent limitations in the effectiveness of any system of internal control, and accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation and fair presentation. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

Under the supervision and with the participation of Crestwood Equity’s and Crestwood Midstream’s management, including the Chief Executive Officers and Chief Financial Officers, Crestwood Equity and Crestwood Midstream assessed the effectiveness of their respective internal control over financial reporting as of December 31, 2015. In making this assessment, Crestwood Equity and Crestwood Midstream used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based upon such assessment, Crestwood Equity and Crestwood Midstream concluded that, as of December 31, 2015, their respective internal control over financial reporting is effective, based upon those criteria.

Crestwood Equity’s independent registered public accounting firm, Ernst & Young LLP, issued an attestation report dated February 26, 2016, on the effectiveness of our internal control over financial reporting, which is included herein.

Item 9B. Other Information.

None.

PART III

Item 10, “Directors, Executive Officers and Corporate Governance;” Item 11, “Executive Compensation;” Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters;” and Item 13, “Certain Relationships and Related Transactions, and Director Independence” have been omitted from this report for Crestwood Midstream pursuant to the reduced disclosure format permitted by General Instruction I to Form 10-K.

Item 10. Directors, Executive Officers and Corporate Governance

Our General Partner Manages Crestwood Equity Partners LP

Crestwood Equity GP LLC, our general partner, manages our operations and activities. Our general partner is not elected by our unitholders and will not be subject to re-election on a regular basis in the future. Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, including units held by the general partner and their affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of the general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units. Unitholders do not directly or indirectly participate in our management or operation. Our general partner owes a fiduciary duty to the unitholders. Our general partner is liable, as a general partner, for all of our debts (to the extent not paid from our assets), except for specific nonrecourse indebtedness or other obligations. Whenever possible, our general partner intends to incur indebtedness or other obligations that are nonrecourse.

As is commonly the case with publicly-traded limited partnerships, we are managed and operated by the officers of our general partner and are subject to the oversight of the directors of our general partner. The board of directors of our general partner is presently composed of seven directors.

Directors and Executive Officers

The following table sets forth certain information with respect to the executive officers and members of the board of directors of our general partner. Executive officers and directors will serve until their successors are duly appointed or elected.

Executive Officers and Directors	Age	Position with our General Partner
Robert G. Phillips	61	President, Chief Executive Officer and Director
J. Heath Deneke	42	President and Chief Operating Officer, Pipeline Services Group
William C. Gautreaux	52	President and Chief Marketing Officer, Supply and Logistics Group
Robert T. Halpin	32	Senior Vice President, Chief Financial Officer
Steven M. Dougherty	43	Senior Vice President, Chief Accounting Officer
Joel C. Lambert	47	Senior Vice President, General Counsel and Corporate Secretary
William H. Moore	36	Senior Vice President, Strategy and Corporate Development
Alvin Bledsoe	67	Director
Michael G. France	38	Director
Warren H. Gfeller	63	Director
David Lumpkins	61	Director
John J. Sherman	60	Director
John W. Somerhalder II	60	Director

Robert G. Phillips was elected Chairman, President and Chief Executive Officer of our general partner and CMLP’s general partner in June 2013 and has served on the Management Committee of Crestwood Holdings since May 2010. He served as Chairman, President and CEO of Legacy Crestwood from November 2007 until October 2013. Previously, Mr. Phillips served as President and Chief Executive Officer and a Director of Enterprise Products Partners L.P. from February 2005 until June 2007 and Chief Operating Officer and a

Director of Enterprise Products Partners L.P. from September 2004 until February 2005. Mr. Phillips also served on the Board of Directors of Enterprise GP Holdings L.P., the general partner of Enterprise Products Partners L.P., from February 2006 until April 2007. He previously served as Chairman of the Board and CEO of GulfTerra Energy Partners, L.P. (GTM), from 1999-2004, prior to GTM’s merger with Enterprise Product Partners, LP, and held senior executive management positions with El Paso Corporation, including President of El Paso Field Services from 1996-2004. Prior to that he was Chairman, President and CEO of Eastex Energy, Inc. from 1981-1995. Mr. Phillips previously served as a Director of Pride International, Inc. from October 2007 to May 31, 2011, one of the world’s largest offshore drilling contractors, and was a member of its audit committee. Mr. Phillips has served as a Director of Bonavista Energy Corporation , a Canadian independent oil and gas producer, since May 2015, and is a member of its governance committee. He is also an Advisory Director of Triten Corporation, a leading international engineering firm and alloy products manufacturer. Mr. Phillips holds a B.B.A. from The University of Texas at Austin and a Juris Doctorate from South Texas College of Law. Mr. Phillips was selected to serve as the Chairman of the Board of our general partner because of his deep experience in the midstream business, expansive knowledge of the oil and gas industry, as well as his experience in executive leadership roles for public companies in the energy industry and operational and financial expertise in the oil and gas business generally.

J. Heath Deneke was appointed President and Chief Operating Officer, Pipeline Services Group in June 2015. He served as President, Natural Gas Business Unit of our general partner and CMLP’s general partner from October 2013 to June 2015 and as Senior Vice President and Chief Commercial Officer of Legacy Crestwood from August 2012 until October 2013. Prior to joining Legacy Crestwood, Mr. Deneke served in various management positions at El Paso Corporation and its affiliates, including Vice President of Project Development and Engineering for the Pipeline Group, Director of Marketing and Asset Optimization for Tennessee Gas Pipeline Company, LLC and Manager of Business Development and Strategy for Southern Natural Gas Company, LLC. Mr. Deneke holds a bachelor’s degree in Mechanical Engineering from Auburn University.

William C. Gautreaux was appointed President and Chief Marketing Officer, Supply and Logistics Group in June 2015. He served as President, Liquids and Crude Business Unit of our general partner and CMLP’s general partner from October 2013 to June 2015 and as President—Inergy Services from November 2011until October 2013. He was with Legacy Inergy since its inception in 1997 and was previously employed by Ferrellgas and later co-founded and managed supply and risk management for LPG Services Group, Inc., which was acquired by Dynegy, Inc. in 1996.

Robert T. Halpin has served as the Senior Vice President—Chief Financial Officer of our general partner and CMLP’s general partner since March 2015. He previously served as Vice President, Finance from January 2013 to March 2015 and as Vice President, Business Development from January 2012 to January 2013. Prior to joining Crestwood, from July 2009 to January 2012, he was an Associate at First Reserve and from July 2007 to June 2009, he was an investment banker in the Global Natural Resources Group at Lehman Brothers and subsequently, Barclays Capital following its acquisition of Lehman Brothers’ Investment Banking Division in September 2008. Mr. Halpin holds a B.B.A. in Finance from The University of Texas at Austin.

Steven M. Dougherty was appointed Senior Vice President, Chief Accounting Officer of our general partner and CMLP’s general partner in October 2013. He served as Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer of Legacy Crestwood from January 2013 to October 2013. Mr. Dougherty had served as Vice President and Chief Accounting Officer of Legacy Crestwood since June 2012. Prior to joining Legacy Crestwood, Mr. Dougherty was Director of Corporate Accounting at El Paso Corporation since 2001, with responsibility over El Paso’s corporate segment and in leading El Paso’s efforts in addressing complex accounting matters. Mr. Dougherty also had seven years of experience with KPMG LLP, working with public and private companies in the financial services industry. Mr. Dougherty holds a Master of Public Accountancy from The University of Texas at Austin and is a certified public accountant in the State of Texas.

Joel C. Lambert was appointed Senior Vice President, General Counsel and Corporate Secretary of our general partner and CMLP’s general partner in October 2013. He served as a director of Legacy Crestwood from October

2010 to October 2013. From 2007 until October 2013, Mr. Lambert served as Vice President, Legal of First Reserve Corporation, a private equity company which invests exclusively in the energy industry. From 1998 to 2006, Mr. Lambert was an attorney in the Business and International Section of Vinson & Elkins LLP. In 1997, he was an Intern at the Texas Supreme Court, and has served as a Military Intelligence Specialist for the United States Army. Mr. Lambert holds a Bachelor of Environmental Design from Texas A&M University and a Juris Doctorate from The University of Texas School of Law.

William H. Moore was appointed Senior Vice President, Strategy and Corporate Development of our general partner and CMLP’s general partner in October 2013. He joined Legacy Inergy in 2005 as a legal analyst and has held various positions in corporate and business development, including Vice President, Corporate Development. Mr. Moore holds an M.B.A from Fort Hays State University, and a Juris Doctorate from the University of Kansas School of Law.

Alvin Bledsoe was appointed a director of our general partner in October 2013. He served as a director of Crestwood Midstream GP LLC (CMLP GP ) from October 2013 to October 2015 and as a director of Legacy Crestwood from July 2007 until October 2013. Since June 2011, Mr. Bledsoe has also served as a director of SunCoke Energy, Inc. Prior to his retirement in 2005, Mr. Bledsoe served as a certified public accountant and various senior roles for 33 years at PricewaterhouseCoopers (PwC). From 1978 to 2005, he was a senior client engagement and audit partner for large, publicly-held energy, utility, pipeline, transportation and manufacturing companies. From 1998 to 2000, Mr. Bledsoe served as Global Leader of PwC’s Energy, Mining and Utilities Industries Assurance and Business Advisory Services Group, and from 1992 to 2005 as a managing partner and regional managing partner. During his career, Mr. Bledsoe also served as a member of PwC’s governing body. Mr. Bledsoe was selected to serve as a director of our general partner due to his extensive background in public accounting and auditing, including experience advising publicly-traded energy companies.

Michael G. France was appointed as a director of our general partner in June 2013. He served as a director of CMLP GP from October 2013 to October 2015 and as a director of Legacy Crestwood from October 2010 to October 2013. Since 2007, Mr. France has served as a Director of First Reserve Corporation, a private equity company which invests exclusively in the energy industry. Additionally, Mr. France has served on the Management Committee of Crestwood Holdings since May 2010. From 2003 to 2007, Mr. France served as a Vice President in the Natural Resources Group, Investment Banking Division, at Lehman Brothers. From 1999 to 2001, he served as a Senior Consultant at Deloitte & Touche LLP. Mr. France previously served on the board of directors of Cobalt International Energy, Inc. Mr. France holds a B.B.A. (Cum Laude) in Finance from The University of Texas at Austin and a Master of Business Administration from Jones Graduate School of Management at Rice University. Mr. France was elected to serve as a director of our general partner due to his years of experience in financing energy related companies including his energy investment experience at First Reserve and his general knowledge of upstream and midstream energy companies.

Warren H. Gfeller has been a member of our general partner’s board of directors since March 2001. He served as a director of CMLP GP from December 2011 to October 2015. He has engaged in private investments since 1991. From 1984 to 1991, Mr. Gfeller served as president and chief executive officer of Ferrellgas, Inc., a retail and wholesale marketer of propane and other natural gas liquids. Mr. Gfeller began his career with Ferrellgas in 1983 as an executive vice president and financial officer. Prior to joining Ferrellgas, Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. and a CPA at Arthur Young & Co. He also served as a director of Inergy Holdings GP, LLC, Zapata Corporation and Duckwall-Alco Stores, Inc. Mr. Gfeller worked for many years in the energy industry. This experience has given him a unique perspective on our operations, and, coupled with his extensive financial and accounting training and practice, has made him a valuable member of our board of directors.

David Lumpkins was appointed as a member of CMLP’s general partner’s board of directors in October 2013, and of CEQP’s general partner’s board of directors in November 2015. He is currently a private investor. He was the co-founder, and previously served as the Executive Chairman,of PetroLogistics GP LLC, the general partner of PetroLogistics LP until it was sold to Flint Hills Resources LLC in July 2014. Mr. Lumpkins was previously affiliated with the private equity firm Lindsay Goldberg starting 2000, during which time he was involved in a number of investment opportunities in the petrochemical and energy midstream industries. Prior to his affiliation with Lindsay Goldberg, Mr. Lumpkins worked in the investment banking industry for 17 years principally for Morgan Stanley and Credit Suisse. In 1995, Mr. Lumpkins opened Morgan Stanley’s Houston office and served as head of the firm’s southwest region. He is a graduate of The University of Texas where he also received his MBA. Mr. Lumpkins’ extensive experience in the petrochemical, energy midstream and finance industries adds significant value to the boards of directors of our general partners.

John J. Sherman has served as a director of our general partner since March 2001 and as a director of CMLP GP since December 2011. He served as Chief Executive Officer and President of our general partner from March 2001 until June 2013 and of our predecessor from 1997 until July 2001. Prior to joining our predecessor, he was a vice president with Dynegy Inc. from 1996 through 1997. He was responsible for all downstream propane marketing operations, which at the time were the country’s largest. From 1991 through 1996, Mr. Sherman was the president of LPG Services Group, Inc., a company he co-founded and grew to become one of the nation’s largest wholesale marketers of propane before Dynegy acquired LPG Services in 1996. From 1984 through 1991, Mr. Sherman was a vice president and member of the management committee of Ferrellgas. He also served as President, Chief Executive Officer and director of Inergy Holdings GP, LLC and is currently a director of Great Plains Energy Inc. and Tech Accel LLC. We believe the breadth of Mr. Sherman’s experience in the energy industry and his past employment described above, as well as his current board of director positions, has given him valuable knowledge about our business and our industry that makes him an asset to our board of directors.

John W. Somerhalder II was appointed as a director of our general partner in October 2013. He served as a director of Legacy Crestwood from July 2007 to October 2013. Mr. Somerhalder served as the President, Chief Executive Officer and a director of AGL Resources Inc. (AGL Resources), a publicly-traded energy services holding company whose principal business is the distribution of natural gas, from March 2006 to December 31, 2015 and as Chairman of the Board of AGL Resources from November 2007 to December 31, 2015. From 2000 to May 2005, Mr. Somerhalder served as the Executive Vice President of El Paso Corporation, where he continued service under a professional services agreement from May 2005 to March 2006. From 2001 to 2005, he served as the President of El Paso Pipeline Group. From 1996 to 1999, Mr. Somerhalder served as the President of Tennessee Gas Pipeline Company, an El Paso subsidiary company. From April 1996 to December 1996, Mr. Somerhalder served as the President of El Paso Energy Resources Company. From 1992 to 1996, he served as the Senior Vice President, Operations and Engineering, of El Paso Natural Gas Company. From 1990 to 1992, Mr. Somerhalder served as the Vice President, Engineering of El Paso Natural Gas Company. From 1977 to 1990, Mr. Somerhalder held various other positions at El Paso Corporation and its subsidiaries until being named an officer in 1990. Mr. Somerhalder was selected to serve as a director of our general partner due to his years of experience in the oil and gas industry and his extensive business and management expertise, including as President, Chief Executive Officer and a director of a publicly-traded energy company.

Independent Directors

Because we are a limited partnership, the listing standards of the NYSE do not require that we or our general partner have a majority of independent directors on the board, nor that we establish or maintain a nominating or compensation committee of the board. We are, however, required to have an audit committee consisting of at least three members, all of whom are required to be independent as defined by the NYSE. The board of directors has determined that Alvin Bledsoe, Warren Gfeller, David Lumpkins and John W. Somerhalder II qualify as independent pursuant to independence standards established by the NYSE as set forth in Section 303A.02 of the manual. To be considered an independent director under the NYSE listing standards, the board of directors must affirmatively determine that a director has no material relationship with us other than as a director. In making this determination, the board of directors adheres to all of the specific tests for independence included in the NYSE listing standards and considers all other facts and circumstances it deems necessary or advisable.

Board Committees

Audit Committee

The members of the audit committee are Alvin Bledsoe, David Lumpkins and John Somerhalder II. Our board has determined that each of the members of our audit committee meet the independence standards of the NYSE and is financially literate. In addition, the board has determined that Mr. Bledsoe is an audit committee financial expert based upon the experience stated in his biography. The audit committee’s primary responsibilities are to monitor: (a) the integrity of our financial reporting process and internal control system; (b) the independence and performance of the independent registered public accounting firm; and (c) the disclosure controls and procedures established by management. Our audit committee charter may be found on our website at www.crestwoodlp.com.

Compensation Committee

Although we are not required by NYSE listing standards to have a compensation committee, two members of our board of directors also serve as members of our compensation committee, which oversees compensation decisions for the executive officers of Crestwood Equity GP LLC, as well as the compensation plans described below. The current members of the compensation committee are Warren Gfeller and Alvin Bledsoe. David Wood and Warren Gfeller served as members of the compensation committee during 2015 prior to Mr. Wood’s resignation from the board on February 11, 2016. Our compensation committee charter may be found on our website at www.crestwoodlp.com.

Conflicts Committee

Our general partner has established a conflicts committee to review specific matters which the board of directors believes may involve conflicts of interest. The members of our conflicts committee are David Lumpkins and John Somerhalder II. A conflicts committee will determine if the resolution of any conflict of interest submitted to it is fair and reasonable to us. In addition to satisfying certain other requirements, the members of the conflicts committee must meet the independence standards for service on an audit committee of a board of directors, which standards are established by the NYSE. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners and not a breach by our general partner of any duties it may owe us or our unitholders.

Finance Committee

Our general partner has established a finance committee to assist the board of directors in fulfilling its oversight responsibilities across the principal areas of corporate finance and risk management. The members of the finance committee are David Lumpkins and Warren Gfeller.

Board Leadership Structure

The board has no policy that requires that the positions of the Chairman of the Board (the Chairman) and the Chief Executive Officer be separate or that they be held by the same individual. The board believes that this determination should be based on circumstances existing from time to time, including the composition, skills and experience of the board and its members, specific challenges faced by us or the industry in which it operates, and governance efficiency. Based on these factors, Robert Phillips serves as our Chairman and Chief Executive Officer.

Risk Oversight

We face a number of risks, including environmental and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of risks our company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In fulfilling its risk oversight role, the board of directors must determine whether risk management processes designed and implemented by our management are adequate and functioning as designed. Senior management regularly delivers presentations to the board of directors on strategic matters, operations, risk management and other matters, and is available to address any questions or concerns raised by the board.

Our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists with risk management oversight in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and our risk management policy relating to our hedging program. The compensation committee assists the board of directors with risk management relating to our compensation policies and programs.

Meetings of Non-Management Directors

Our non-management directors meet in regularly scheduled sessions. Our non-management directors have appointed Warren Gfeller as the lead director to preside at such meetings. In addition, our independent directors meet in executive session at least once a year.

Communication with the Board of Directors

We have established a procedure by which unitholders or interested parties may communicate directly with the board of directors, any committee of the board, any of the independent directors or any one director serving on the board of directors by sending written correspondence addressed to the desired person, committee or group to the attention of Joel C. Lambert, Senior Vice President, General Counsel, 700 Louisiana Street, Suite 2550, Houston, TX 77002. Communications are distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

Code of Ethics/Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, as well as to all of our other employees. Additionally, the board of directors has adopted corporate governance guidelines for the directors and the board. The Code of Business Conduct and Ethics and corporate governance guidelines may be found on our website at www.crestwoodlp.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our company’s directors and executive officers, and persons who own more than 10% of any class of equity securities of our company registered under Section 12 of the Exchange Act, to file with the Securities and Exchange Commission initial reports of ownership and report of changes in ownership in such securities and other equity securities of our company. Securities and Exchange Commission regulations require directors, executive officers and greater than 10% unitholders to furnish our company with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% unitholders, were met.

Item 11. Executive Compensation

Compensation Discussion and Analysis

Introduction

We do not directly employ any of the persons responsible for managing our business. Crestwood Equity GP LLC, our general partner, currently manages our operations and activities, and its board of directors and officers make decisions on our behalf. The compensation of the directors and the executive officers of our general partner is determined by the board of directors of our general partner based on the recommendations of our Compensation Committee.

All of our executive officers also serve in the same capacities as executive officers of Crestwood Midstream GP LLC, the general partner of Crestwood Midstream Partners LP and the compensation of the Named Executive Officers (NEOs) discussed below reflects total compensation for services to all Crestwood entities described in more detail below. On September 30, 2015, Crestwood Midstream merged with a wholly-owned subsidiary of Crestwood Equity, with Crestwood Midstream surviving as a wholly-owned subsidiary of Crestwood Equity. As a result of this merger, Crestwood Midstream ceased as a separate publicly-traded partnership and the Compensation Committee at CMLP GP was terminated. Our general partner has entered into an Omnibus Agreement with us, Crestwood Midstream GP LLC and Crestwood Midstream Partners LP wherein our general partner is reimbursed for, among other things, salaries and related benefits and expenses of persons employed by our general partner or its affiliates who render services to Crestwood Midstream Partners LP and its affiliates.

For purposes of this Compensation Discussion and Analysis our NEOs for Fiscal 2015 were comprised of:

•	Robert G. Phillips, our current President and Chief Executive Officer and Director (Principal Executive Officer);

•	Robert T. Halpin, our Senior Vice President, Chief Financial Officer (Principal Financial Officer);

•	J. Heath Deneke, our President and Chief Operating Officer, Pipeline Services Group;

•	Joel C. Lambert, our Senior Vice President, General Counsel and Secretary; and

•	Steven M. Dougherty, our Senior Vice President, Chief Accounting Officer.

Michael J. Campbell is also included as a NEO because he served as our Senior Vice President and Chief Financial Officer until March 31, 2015.

Compensation Philosophy and Objectives

We employ a compensation philosophy that emphasizes pay for performance. The primary measure of our long-term performance is our ability to maintain sustainable cash distributions to our unitholders and the related unitholder value realized. We believe that by tying a substantial portion of each named executive officer’s total compensation to financial, operational and safety performance metrics that support sustainability in distributable cash, our pay-for-performance approach aligns the interests of executive officers with that of our unitholders. Accordingly, the objectives of our total compensation program consist of:

•	aligning executive compensation incentives with the creation of unitholder value;

•	balancing short and long-term performance;

•	tying short-and long-term compensation to the achievement of performance objectives (company, business unit, department and/or individual); and

•	attracting and retaining the best possible executive talent for the benefit of our unitholders.

By accomplishing these objectives, we intend to optimize long-term unitholder value.

Compensation Setting Process

Role of Management

In order to make pay recommendations, management, with the assistance from management’s consultant provides the CEO with data from the annual proxy statements of companies in our comparator group along with pay information compiled from nationally recognized executive and industry related compensation surveys. The survey data is used to confirm that pay practices among companies in the comparator group are aligned with the market as a whole.

Chief Executive Officer’s Role in the Compensation Setting Process

Our CEO plays a significant role in the compensation setting process. The most significant aspects of his role are:

•	assisting in establishing business performance goals and objectives;

•	evaluating executive officer and company performance;

•	recommending compensation levels and awards for executive officers other than himself; and

•	implementing the approved compensation plans.

Our CEO makes recommendations to the Compensation Committee with respect to financial metrics to be used and determination of performance for performance-based awards as well as other recommendations regarding non-CEO executive compensation, which may be based on our performance, individual performance and the peer group compensation market analysis. The Compensation Committee considers this information when establishing the total compensation package of the executive officers. The CEO’s performance and compensation is reviewed, evaluated and established separately by the Compensation Committee based on criteria similar to those used for non-CEO executive compensation. The board of directors of our general partner reviews all aspects of executive compensation based on the reports from the Compensation Committee.

Role of the Compensation Committee

For all NEOs, except the CEO, the Compensation Committee reviews the CEO’s recommendations, supporting market data, and individual performance assessments. In addition, the Compensation Committee reviews the reasonableness of the CEO’s pay recommendations based on a competitive market study that includes proxy data from the approved comparator group and published compensation data. For the CEO, in fiscal 2015 the board of directors met in executive session without management present to review the CEO’s performance. In this session, the board of directors reviewed:

•	Evaluations of the CEO completed by the board members;

•	The CEO’s written assessment of his/her own performance compared with the stated goals; and

•	Business performance of the Company relative to established targets.

The Compensation Committee used these evaluations and competitive market study to determine the CEO’s long- term incentive amounts, annual cash incentive target, base pay, and any performance adjustments to be made to the CEO’s annual cash incentive payment.

Role of the Compensation Consultant

For the fiscal year 2015, Aon Hewitt (the Compensation Consultant) was engaged on behalf of management as our compensation consultant. Our Compensation Committee and management believed it was beneficial to have an independent third-party analysis to assist in evaluating and setting executive compensation. Management, in consultation with the Compensation Committee, chose the Compensation Consultant because of the Compensation Consultant’s extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. The Compensation Consultant provided management and the Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentive and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendation. Our Compensation Committee has taken and will take into consideration the discussions, guidance and compensation studies produced by the Compensation Consultant in order to make compensation decisions.

Competitive Benchmarking and Peer Group

Our Compensation Committee considers competitive industry data in making executive pay determinations. Pursuant to our Compensation Committee’s decisions to maintain a peer group for executive compensation purposes and in view of evolving industry and competitive conditions, the Compensation Consultant with the assistance of management proposed certain peer group companies for our Compensation Committee’s review.

After discussion with the Compensation Consultant and reviewing the Compensation Consultant’s recommendation of a peer group based on companies with annual revenues, assets and net income similar to ours taking into account geographic footprint and employee count, our Compensation Committee agreed that the peer group listed below is the most appropriate for purposes of executive compensation analyses. This peer group is unchanged from last year’s except for two peers that we removed due to mergers in 2015. The Compensation Consultant compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents, and compiled published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our NEOs to our peer group where the peer group had individuals serving in similar positions and to the market.

In 2015, the Compensation Consultant collected and presented to the Compensation Committee peer group data for the following 11 midstream master limited partnerships (MLPs):

Boardwalk Pipeline Partners LP	MarkWest Energy Partners L.P.
DCP Midstream Partners, LP	Regency Energy Partners LP
Enable Midstream Partners, LP	Summit Midstream Partners, LP
EnLink Midstream Partners, LP	Tallgrass Energy Partners, LP
EQT Midstream Partners, LP	Targa Resources Partners LP
Western Gas Partners, LP

Elements of Compensation

The principal elements of compensation for the NEOs are the following:

•	base salary;

•	incentive awards;

•	long-term incentive plan awards; and

•	retirement and health benefits.

In addition, certain NEOs may be eligible to receive incentive units from Crestwood Holdings, which plays a key role in enabling our general partner to attract, recruit, hire and retain qualified executive officers.

Base Salary

Base salary is designed to compensate executives commensurate with the level of the position they hold and for sustained individual performance (including experience, scope of responsibility, results achieved and future potential). The initial base salaries for our NEOs was determined in 2013 in connection with the Crestwood Merger and documented in employment agreements we entered into with each of our executive officers in January 2014 (the Executive Employment Agreements). For a more detailed description of the Executive Employment Agreements, see “Narrative Disclosure to Summary Compensation and Grants of Plan Based Awards Tables-Employment Agreements.”

Base salaries for our NEOs are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In determining the amount of any adjustments, the Compensation Committee uses market data as a tool for assessing the reasonableness of the base salary amounts of the NEOs as compared to the compensation of executives in similar positions with similar responsibility levels in our industry. However, the final determination of base salary amounts was within the Compensation Committee’s discretion. Based on our targeted objective between the 50th and 75th percentiles of the market data, the following base salary changes were made in 2015:

•	Increased Mr. Deneke’s base salary from $435,000 to $475,000 as a result of his promotion to Chief Operating Officer and President of the Pipeline Services Group;

•	Increased Mr. Halpin’s base salary from $375,000 to $400,000 as a result of his promotion to Senior Vice President and Chief Financial Officer; and

•	Increased Mr. Lambert’s base salary from $360,000 to $375,000 due to his additional duties overseeing Human Resources and Government Relations.

Annual Incentive Awards

Incentive bonuses are granted based on a percentage of each NEO’s base salary. Incentive awards are designed to reward the performance of key employees, including the NEO’s, by providing annual incentive opportunities for the partnership’s achievement of its annual financial, operational, and individual performance goals. In particular, these bonus awards are provided to the NEOs in order to provide competitive incentives to these individuals who can significantly impact performance and promote achievement of our short-term business objectives.

Annual incentive target payouts were initially established for each of our NEOs pursuant to their Employment Agreements. For a more detailed description of the Executive Employment Agreements, see “Narrative Disclosure to Summary Compensation and Grants of Plan Based Awards Tables-Executive Employment Agreements.” The annual target bonus amounts of our NEOs are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In determining the amount of any adjustments, the Compensation Committee uses market data as a tool for assessing the reasonableness of the annual incentive targets of the NEOs as compared to executives in similar positions with similar responsibility levels in our industry. However, the final determination of annual target bonus amounts is within the Compensation Committee’s discretion. Based on our targeted objective between the 50th and 75th percentiles of the market data, the Compensation Committee approved an increase in Mr. Halpin’s target bonus amount from 80% of base salary to 90% of base salary as a result of his promotion to Senior Vice President and Chief Financial Officer. No other changes were made to the NEOs’ target bonus amounts in 2015.

Actual bonuses for 2015 were determined based on our achievement of Compensation Committee approved key performance indicators (KPIs) and a board discretionary component. The KPIs for fiscal 2015 were Adjusted EBITDA, operational and administrative costs, total shareholder return relative to peers and safety. Each KPI is then weighted based on the relative impact to our overall compensation philosophy and objectives. Actual results between the minimum and maximum target thresholds are pro-rated based on the percentage of target reached. Actual results above the maximum threshold are capped at 140% and results below 40% achievement result in 0% achievement for that KPI, excluding total shareholder return relative to peers. The board discretionary component allows our board of directors the ability to increase or decrease the total recommended bonus pool by 20-25% based on qualitative factors deemed relevant by the board.

Long-Term Incentive Plan Awards

Prior to the Simplification Merger, long-term incentive awards for the NEOs were granted under both the Crestwood Equity Partners LP Long Term Incentive Plan and the Crestwood Midstream Partners LP Long Term Incentive Plan in order to promote achievement of our primary long-term strategic business objective of increasing distributable cash flow and increasing unitholder value. These plans were designed to align the economic interests of key employees and directors with those of our common unitholders and the common unitholders of us and Crestwood Midstream Partners LP and to provide an incentive to management for continuous employment with the general partner and its affiliates. Long-term incentive compensation was based upon the common units representing limited partnership interests in us and in Crestwood Midstream Partners LP. For fiscal 2015, our awards consisted of grants of restricted common units and phantom units which vest based upon continued service. Restricted units and phantom units are designed to attract and retain executive talent and to align their economic interests with those of common unitholders.

As a result of the completion of the Simplification Merger on September 30, 2015, each outstanding phantom and restricted unit of Crestwood Midstream Partners LP was converted into 2.75 Crestwood Equity Partners LP phantom or restricted units, respectively. Crestwood Midstream Partners LP ceased to exist as a separate publicly-traded entity. Accordingly, no further grants will be made under the Crestwood Midstream Partners LP Long Term Incentive Plan.

The initial long-term equity incentive targets for our NEOs were established in their Employment Agreements. For a more detailed description of the Executive Employment Agreements, see “Narrative Disclosure to Summary Compensation and Grants of Plan Based Awards Tables-Employment Agreements.” The annual target long-term equity incentives for our NEOs are reviewed on an annual basis and at the time of promotion or other changes in responsibilities. In determining the amount of any adjustments, the Compensation Committee uses market data as a tool for assessing the reasonableness of long-term incentive targets of the NEOs as compared to executives in similar positions with similar responsibility levels in our industry. However, the final determination of long-term equity awards is within the Compensation Committee’s discretion.

Based on our targeted objective between the 50th and 75th percentiles of the market data, the following target equity changes were made in 2015 and will be reflected in 2016 equity grants:

•	Increased Mr. Phillips’ annual equity grant target from 250% of base salary to 300% of base salary;

•	Increased Mr. Halpin’s annual equity grant target from 140% of base salary to 250% of base salary;

•	Increased Mr. Deneke’s annual equity grant target from 175% of base salary to 250% of base salary; and

•	Increased Mr. Dougherty’s annual equity grant target from 140% of base salary to 175% of base salary.

In January 2015, the Compensation Committee directed the Compensation Consultant to review the cumulative outstanding unvested equity amounts for certain pre-merger Crestwood executives to assess retention risks of these executives. It was determined that the level of unvested long-term compensation for such officers was below or targeted midpoint between the 50th and 75th percentiles of the market data. Accordingly, for retention purposes, the Compensation Committee approved the grant of phantom units as follows:

Employee	CEQP Units(1)	CMLP Units(2)
Robert G. Phillips	96,102	42,309
Robert T. Halpin	39,286	17,296
J. Heath Deneke	52,858	23,271
Joel C. Lambert	46,249	20,440
Steven M. Dougherty	46,249	20,440

(1)	Represents number of CEQP phantom units prior to the 1-for-10 reverse unit split effective as of November 23, 2015.
(2)	On September 30, 2015, each CMLP phantom unit was converted into 2.75 CEQP units.

The phantom unit awards vest in full three years from the grant date. Distributions on the phantom units are paid in additional phantom units in equal value to the cash distribution amount.

Risk Assessment Related to our Compensation Structure

We believe that the compensation plans and programs for our executive officers, as well as other employees, are appropriately structured and are not reasonably likely to result in a material risk. We believe these compensation plans and programs are structured in a manner that does not promote excessive risk-taking that could reward poor judgment. We also believe that we have allocated compensation among base salary and short and long-term compensation in such a way as to not encourage excessive risk-taking. In particular, we generally do not adjust base annual salaries for executive officers and other employees significantly from year to year, and therefore the annual base salary of our employees is not generally impacted by our overall financial performance or the financial performance of an operating segment.

Severance and Change of Control Benefits

Effective as of March 31, 2015, Michael J. Campbell resigned as our Senior Vice President, Chief Financial Officer. In connection with his resignation, Mr. Campbell entered into a Separation Agreement and Release (the Separation Agreement). Under the Separation Agreement, Mr. Campbell will receive; (i) up to $1,600,000 of severance payments to be paid in installments over 18 months after his separation date, (ii) reimbursement for the employer contribution portion of elected COBRA coverage for a period of up to 18 months and (iii) accelerated vesting of unvested restricted units granted to Mr. Campbell prior to March 31, 2015. In addition, the Separation Agreement set Mr. Campbell’s 2014 annual bonus payout at $300,000 (75% of target) and provided for a 2015 equity award grant to Mr. Campbell in an amount equal to 150% of his base salary.

For a detailed description of the Executive Employment Agreements for our other NEOs, see “Potential Payments upon a Change in Control or Termination during Fiscal 2015.”

Other Compensation Related Matters

Retirement and Health Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. The NEOs are eligible for the same programs on the same basis as other employees. We maintain a 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. We match 6% of the deferral to the retirement plan (not to exceed the maximum amount permitted by law) made by eligible participants. Our executive officers are also eligible to participate in additional employee benefits available to our other employees.

Perquisites and Other Compensation

We do not provide perquisites or other personal benefits to any of the NEOs.

Tax Deductibility of Compensation

With respect to the deduction limitations under Section 162(m) of the Code, we are a limited partnership and do not meet the definition of a “corporation” under Section 162(m). Thus the compensation that we pay to our employees is not subject to the deduction limitations under Section 162(m) of the Code.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the year ended December 31, 2015.

David Wood(1)

Warren Gfeller

Members of the Compensation Committee

Summary Compensation Table for Fiscal 2015

The following table sets forth the cash and non-cash compensation earned by our NEOs for the fiscal years ended December 31, 2015 and 2014, the Transition Period (October 1, 2013—December 31, 2013), and September 30, 2013.

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)		Unit Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Robert G. Phillips	2015		655,000	655,000		2,935,211	—	10,093	4,255,304
President, Chief Executive Officer and Director	2014		655,000	655,000		4,718,155	—	16,788	6,044,943
	Transition	(1)	176,347	307,450		—	—	—	483,797
	2013		176,347	347,550	(5)	—	—	—	523,897

Robert T. Halpin	2015		400,000	360,000		1,057,804	—	16,044	1,833,848
Senior Vice President, Chief Financial Officer

J. Heath Deneke	2015		475,000	427,500		1,477,254	—	16,080	2,395,834
President and Chief Operating Officer, Pipeline Services Group	2014		435,000	430,650		752,265	—	15,780	1,633,695
	Transition	(1)	116,442	391,500		—	—	1,339	509,281

Joel C. Lambert	2015		375,000	330,000		1,170,957	—	16,158	1,892,115
Senior Vice President, General Counsel

Steven M. Dougherty	2015		375,000	330,000		1,156,195	—	16,080	1,877,275
Senior Vice President, Chief Accounting Officer

Michael J. Campbell(2)	2015		110,769	—		590,225	—	863,419	1,564,413
Former Senior Vice President, Chief Financial Officer	2014		400,000	300,000		1,778,745	—	13,282	2,492,027
	Transition	(1)	96,154	—		—	—	1,119	97,273
	2013		247,115	400,000		789,300	—	6,548	1,442,963

(1)	The transition period covers the time period from October 1, 2013 to December 31, 2013 due to a change in our fiscal year end from September 30 to December 31.
(2)	Michael J. Campbell resigned effective March 31, 2015. The material terms of Mr. Campbell’s Separation Agreement and Release are described in “Compensation Discussion and Analysis—Severance and Change of Control Benefits.”
(3)	The material terms of our outstanding LTIP awards to our executive officers are described in “Compensation Discussion and Analysis—Long-Term Incentive Plan Awards.” Unit award amounts reflect the aggregate grant date fair value of unit awards granted during the periods presented calculated in

(1)	David Wood resigned from the board of directors effective as of February 11, 2016.

accordance with Accounting Standards Codification 718, disregarding forfeitures. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 13 for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the awards.
(4)	“All Other Compensation” for Fiscal Year 2015 consisted of the following:

Name	401(k) Matching Contributions ($)	Group Term Life Insurance ($)	Other ($)		Total ($)
Robert G. Phillips	3,023	1,188	5,882	*	10,093
Robert T. Halpin	15,900	144	—		16,044
J. Heath Deneke	15,900	180	—		16,080
Joel C. Lambert	15,888	270	—		16,158
Steven M. Dougherty	15,900	180	—		16,080
Michael J. Campbell	15,900	31	847,488	**	863,419

*	Reflects the cost Mr. Phillips’ use of the company plane for personal reasons.
**	Payments to Mr. Campbell pursuant to the terms of his Separation Agreement.

Grants of Plan-Based Awards Table for Fiscal 2015

The following table provides information concerning each grant of an award made to our NEOs during Fiscal 2015.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Unit Awards(#)(1)(2)	Grant Date Fair Value of Unit and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)(3)
Robert G. Phillips	1/16/2015	—	655,000	655,000	CEQP RSU - 116,964	784,828
	1/16/2015	—	—	—	CEQP Phantom - 96,102	644,844
	1/16/2015	—	—	—	CMLP RSU - 51,494	826,479
	1/16/2015	—	—	—	CMLP Phantom - 42,309	679,059

Robert T. Halpin	1/16/2015	—	360,000	360,000	CEQP RSU - 37,500	251,625
	1/16/2015	—			CEQP Phantom - 39,286	263,609
	1/16/2015	—			CMLP RSU - 16,509	264,969
	1/16/2015	—	—	—	CMLP Phantom - 17,296	277,601

J. Heath Deneke	1/16/2015	—	427,500	427,500	CEQP RSU - 54,375	364,856
	1/16/2015	—	—	—	CEQP Phantom - 52,858	354,677
	1/16/2015	—	—	—	CMLP RSU - 23,939	384,221
	1/16/2015	—	—	—	CMLP Phantom - 23,271	373,500

Joel C. Lambert	1/16/2015	—	270,000	270,000	CEQP RSU - 38,571	258,811
	1/16/2015	—	—	—	CEQP Phantom - 46,429	311,539
	1/16/2015	—	—	—	CMLP RSU - 16.981	272,545
	1/16/2015	—	—	—	CMLP Phantom - 20,440	328,062

Steven M. Dougherty	1/16/2015	—	300,000	300,000	CEQP RSU - 38,571	258,811
	1/16/2015	—	—	—	CEQP Phantom - 46,429	311,539
	1/16/2015	—	—	—	CMLP RSU - 16,981	272,545
	1/16/2015	—	—	—	CMLP Phantom - 20,440	328,062

(1)	The restricted units vest ratably (33.33%) over a three year period beginning on the first anniversary of the grant date. The phantom units vest in full three years from the grant date.
(2)	On September 30, 2015, each outstanding CMLP phantom and restricted unit was converted into 2.75 CEQP phantom and restricted units, respectively. The CEQP units do not reflect the 1-for-10 reverse split effective as of November 23, 2015.
(3)	The “Maximum” amount may be increased by the discretion of the Compensation Committee as described above in the “Compensation Discussion and Analysis—Incentive Awards.”:

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During January 2014, Crestwood Operations, LLC (Crestwood Operations) entered into new employment agreements (the Executive Employment Agreements) with each of our named executive officers. The Executive Employment Agreements each have an initial term ending December 31, 2015 and will renew automatically for additional one-year periods thereafter if neither party gives advance notice of non-renewal. The Executive Employment Agreements provide for the base salary, target bonus amounts and a target equity compensation grant described in our “Compensation Discussion and Analysis.” On January 20, 2015, Crestwood Operations entered into an Amended and Restated Employment Agreement with Robert Halpin to reflect his new compensation package as a result of his promotion to Senior Vice President, Chief Financial Officer. Likewise, on August 28, 2015, Crestwood Operations entered into an Amended and Restated Employment Agreement with Heath Deneke to reflect his new compensation package as a result of his promotion to Chief Operating Officer and President, Pipeline Services Group.

Under the terms of the Executive Employment Agreements, if the named executive officer’s employment is terminated during the initial term or a subsequent one-year renewal by Crestwood Operations without “employer cause” or the executive resigns due to “employee cause” or the named executive officer’s employment with Crestwood Operations terminates as a result of Crestwood Operations’ election not to renew the Executive Employment Agreement or due to the executive’s death or permanent disability, the executive will be entitled to receive, subject to the executive’s execution of a release of claims, severance equal to two (or, in the case of Mr. Phillips, three) times the sum of the executive’s base salary and average annual bonus for the prior two years, payable in equal installments over an 18-month period following termination. In addition, the named executive officer would be entitled to certain subsidized medical benefits over such 18-month period.

The foregoing summary of the material provisions of the Executive Employment Agreements is intended to be general in nature and is qualified by the full text of the Executive Employment Agreements, each of which is incorporated by reference herein as an exhibit to this report.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table summarizes the outstanding equity awards as of the end of Fiscal 2015 for the each of our NEOs. The table includes restricted units and phantom units granted under the Crestwood Equity Partners LP Long Term Incentive Plan.

	OPTION AWARDS				UNIT AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Units That Have Not Vested (#)(2)	Market Value of Units That Have Not Vested ($)(1)
Robert G. Phillips	—	—	—	—	77,292	1,066,133
Robert T. Halpin	—	—	—	—	22,825	474,303
J. Heath Deneke	—	—	—	—	28,700	596,382
Joel C. Lambert	—	—	—	—	23,429	483,124
Steven M. Dougherty	—	—	—	—	24,219	503,280
Michael J. Campbell	—	—	—	—	0	0

(1)	Market value for CEQP units based on the NYSE closing price of $20.78 on December 31, 2015.
(2)

Mr. Phillips’ restricted units vest as follows: 8,619 on January 16, 2016, 5,220 on January 17, 2016, 10,017 on February 26, 2016, 8,619 on January 16, 2017, 1,740 on January 17, 2017, 10,017 on February 26, 2017 and 8,618 on January 16, 2018. Mr. Halpin’s restricted units vest as follows: 2,763 on January 16, 2016, 1,148 on January 17, 2016, 1,095 on August 15, 2016, 824 on October 8, 2016, 2,763 on January 16, 2017,

382 on January 17, 2017, 1,095 on August 15, 2017 and 2,763 on January 16, 2018. Mr. Deneke’s restricted units vest as follows: 4,008 on January 16, 2016, 2,428 on January 17, 2016, 4,006 on January 16, 2017, 808 on January 17, 2017 and 4,006 on January 16, 2018. Mr. Lambert’s restricted units vest as follows: 2,843 on January 16, 2016, 1,721 on January 17, 2016, 621 on October 1, 2016, 2,842 on January 16, 2017, 573 on January 17, 2017 and 2,841 on January 16, 2018. Mr. Dougherty’s restricted units vest as follows: 2,763 on January 16, 2016, 1,450 on January 17, 2016, 1,095 on August 15, 2016, 2,763 on January 16, 2017, 482 on January 17, 2017, 1,095 on August 15, 2017 and 2,763 on January 16, 2018. All of the phantom units for Messrs. Phillips, Halpin, Deneke, Lambert and Dougherty will vest on January 16, 2018.

Units Vested During Fiscal 2015

The following table provides information regarding restricted unit vesting during Fiscal 2015 for each of the NEOs. Value realized on upon vesting was calculated by using the NYSE closing price of Crestwood Equity Partners LP on the day immediately prior to the date that the award vested.

UNIT AWARDS
Name	Number of Units Acquired On Vesting (#)(1)	Value Realized on Vesting ($)
Robert G. Phillips	CEQP - 7,139 CMLP - 42,097	475,606 642,207
Robert T. Halpin	CEQP - 1,877 CMLP - 7,104	84,372 94,378
J. Heath Deneke	CEQP - 1,552 CMLP - 9,063	104,139 145,461
Joel C. Lambert	CEQP - 1,722 CMLP - 6,429	88,036 103,185
Steven M. Dougherty	CEQP - 1,247 CMLP - 8,235	73,082 112,530
Michael J. Campbell	CEQP - 10,892 CMLP - 57,434	667,300 871,412

(1)	CEQP units are adjusted for the 1-for-10 reverse split completed on November 23, 2015. On September 30, 2015, each outstanding CMLP phantom and restricted unit was converted into 2.75 CEQP phantom and restricted units, respectively.

Pension Benefits during Fiscal 2015

We do not offer any pension benefits.

Non-qualified Deferred Compensation during Fiscal 2015

We have no non-qualified deferred compensation plans.

Potential Payments upon a Change in Control or Termination during Fiscal 2015

Under the terms of the Executive Employment Agreements, if the named executive officer’s employment is terminated during the initial term or a subsequent one-year renewal by Crestwood Operations without “employer cause” or the executive resigns due to “employee cause” or the named executive officer’s employment with Crestwood Operations terminates as a result of Crestwood Operations’ election not to renew the Executive Employment Agreement, the executive will be entitled to receive, subject to the executive’s execution of a release of claims, severance equal to two (or, in the case of Mr. Phillips, three) times the sum of the executive’s base salary and average annual bonus for the prior two years, payable in equal installments over an 18-month period following termination. In addition, the named executive officer would be entitled to certain subsidized medical benefits over such 18-month period and all restricted and phantom units held by the named executive officer would vest in full.

The following table presents information about the gross payments potentially payable to our named executive officers pursuant to the Executive Employment Agreements, assuming each such named executive officer experienced a qualifying termination of employment on December 31, 2015.

Name	Cash Severance ($)(1)	Accelerated Vesting of Restricted Units ($)(2)	Benefit Continuation ($)(3)	Total ($)
Robert G. Phillips	3,930,000	1,606,133	26,641	5,562,774
Robert T. Halpin	1,490,000	474,303	30,838	1,995,141
J. Heath Deneke	1,808,150	596,382	31,161	2,435,693
Joel C. Lambert	1,323,000	483,123	25,130	1,831,253
Steven M. Dougherty	1,410,000	503,280	31,161	1,944,441

(1)	As described above, amounts reflect cash severance payments payable upon a qualifying termination without “employer cause” or the named executive officer resigns due to “employee cause” the named executive officer will be entitled to receive pursuant to his Employment Agreements, subject to the executive’s execution of a release of claims. The severance payments are equal to two (or, in the case of Mr. Phillips, three) times the sum of the named executive officer’s base salary and average annual bonus for the prior two years.
(2)	The amounts reflected in the table above include the value of restricted units and phantom units which would be subject to accelerated vesting upon a change of control or termination without “employer cause” or the named executive officer resigns due to “employee cause.” The value reflected for the restricted units is based on the NYSE closing price of $20.78 for CEQP units on December 31, 2015.
(3)	As described above, amounts reflect the value of 18 months’ subsidized medical benefit coverage provided upon a qualifying termination without “employer cause” or the named executive officer resigns due to “employee cause” the named executive officer will be entitled to receive pursuant to his Employment Agreement, subject to the executive’s execution of a release of claims.

Crestwood Equity Director Compensation Table for Fiscal 2015

The following table sets forth the cash and non-cash compensation for Fiscal 2015 by each person who served as a non-employee director of our general partner during such time.

Name	Fees Earned or Paid in Cash ($)	Unit Awards ($)(1)	Total ($)
Alvin Bledsoe	85,000	77,033	162,033
Michael France	15,000	77,033	92,033
Warren Gfeller	85,000	77,033	162,033
Arthur Krause(2)	83,333	77,033	160,366
David Lumpkins(2)	25,000		25,000
Randy Moeder(2)	83,333	77,033	160,366
John Sherman	65,000	77,033	142,033
John Somerhalder II	85,000	77,033	162,033
David Wood(3)	75,000	77,033	152,033

(1)	Reflects the value of restricted unit awards, calculated in accordance with ASC 718, disregarding estimated forfeitures. See Part IV, Item 15. Exhibits and Financial Statement Schedules, Note 13 for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the awards. These restricted unit grants will vest on the first anniversary of grant. As of December 31, 2015, our non-employee directors held the following restricted unit awards: Mr. Bledsoe, Mr. France, Mr. Sherman, Mr. Somerhalder II and Mr. Wood each held 2,436 restricted units; Mr. Krause and Mr. Gfeller each held 2,516 restricted units.

(2)	Mr. Krause and Mr. Moeder resigned from the board of directors on November 2, 2015 and Mr. Lumpkins was appointed to the board of directors on November 2, 2015.
(3)	Mr. Wood resigned from the board of directors effective as of February 11, 2016.

Crestwood Equity Compensation of Directors during Fiscal 2015

Officers of our general partner who also serve as directors do not receive additional compensation. Each director receives cash compensation of $80,000 per year for serving on our board of directors; provided, however, that if a non-employee director served on both our board of directors and the board of directors of CMLP prior to the Simplification Merger, the director received annual cash compensation of $60,000 for each board. The lead director, audit committee chairperson, conflicts committee chairperson and finance committee chairperson each receive additional cash compensation of $20,000 per year and the compensation committee chairperson receives additional cash compensation of $10,000 per year. All cash compensation is paid to the non-employee directors in quarterly installments. Additionally, each non-employee director receives an annual grant of restricted units under our long-term incentive plan equal to $80,000 in value that vests on the first anniversary of the date of issuance.

Each non-employee director is reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or committees.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the board of directors of our general partner oversees the compensation of our executive officers. David Wood and Warren Gfeller served as the members of the compensation committee during Fiscal 2015, and neither of them was an officer or employee of our company or any of its subsidiaries during Fiscal 2015.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters

The following table sets forth certain information as of February 19, 2016, regarding the beneficial ownership of our common units by:

•	each person who then beneficially owned more than 5% of such units then outstanding;

•	each of the named executive officers of our general partner;

•	each of the directors of our general partner; and

•	all of the directors and executive officers of our general partner as a group.

All information with respect to beneficial ownership has been furnished by the respective directors, executive officers or 5% or more unitholders, as the case may be.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Owned	Preferred Units Beneficially Owned(2)	Percentage of Preferred Units Beneficially Owned
Magnetar Financial LLC(3)	—	—	34,778,633	55.9%
GSO COF II Holdings Partners LP(4)	—	—	24,849,028	40.0%
FR Crestwood Management Co-Investment LLC(5)	4,984,382	7.2%	—	—
Crestwood Gas Services Holdings LLC(5)(6)(7)	9,985,462	14.4%	—	—
Crestwood Holdings LLC(5)(6)	686,695	1.0%	—	—
Kayne Anderson Capital Advisors, L.P.(8)	3,665,780	5.4%	—	—
Neuberger Berman Group LLC(9)	4,632,000	6.8%	—	—
Oppenheimer Funds, Inc.(10)	3,762,578	5.5%	—	—
Alvin Bledsoe	26,611	*	—	—
J. Heath Deneke	86,842	*	—	—
Steven M. Dougherty	55,284	*	—	—
Michael G. France	10,125	*	—	—
William C. Gautreaux	654,304	*	—	—
Warren H. Gfeller	37,826	*	—	—
Robert T. Halpin	77,162	*	—	—
Joel C. Lambert	51,813	*	—	—
David Lumpkins	27,433	*	—	—
William H. Moore	54,664	*	—	—
Robert G. Phillips	174,481	*	—	—
John J. Sherman	3,217,325	4.7%	—	—
John W. Somerhalder II	5,546	*	—	—
Directors and executive officers as a group (13 persons)	4,479,416	6.5%	—	—

*	Indicates less than 1%
(1)	Unless otherwise indicated, the contact address for all beneficial owners in this table is 700 Louisiana Street, Suite 2550, Houston, Texas 77002.
(2)	The Preferred Units convert to common units on a 1-for-10 basis as set forth in the Crestwood Equity Partners LP Partnership Agreement.
(3)	Preferred Units are held in various Magnetar funds as follows: MTP Energy Master Fund Ltd. (15,530,684), MTP Energy CM LLC (7,830,298), MTP Energy Opportunities Fund LLC (3,727,349), Magnetar Structured Credit Fund, LP (1,541,650), Magnetar Constellation Fund IV LLC (1,287,178), Compass HTV LLC (1,233,617), Magnetar Capital Fund II LP (1,055,177), Blackwell Partners LLC (770,008), Magnetar Global Event Drive Fund LLC (767,137), Magnetar Andromeda Select Fund LLC (621,204), Hipparchus Fund LP (249,910) and Spectrum Opportunities Fund LP (174,457). The address for Magnetar Financial LLC is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.
(4)	Mailing address for GSO COF Holdings Partners LP is 345 Park Avenue, 31st Floor, New York, NY 10154.
(5)	Crestwood Holdings LLC has shared voting power and shared investment power with Crestwood Gas Services Holdings LLC on 10,672,157 common units. Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, FR Crestwood Management Co-Investment LLC, Crestwood Holdings Partners LLC, FR XI CMP Holdings LLC, FR Midstream Holdings LLC, First Reserve GP XI, L.P., First Reserve GP XI, Inc., and William E. Macaulay over 15,876,654.
(6)	Common units owned by Crestwood Gas Services Holdings LLC and Crestwood Holdings LLC are pledged as collateral under the Crestwood Holdings term loan.

(7)	Does not include 438,789 subordinate units. The subordinated units may be converted to common units on a one-for-one basis upon the termination of the subordinate period as set forth in the Crestwood Equity Partners LP Partnership Agreement.
(8)	According to a Schedule 13G filed by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne with the SEC on January 9, 2016, Kayne Anderson Capital Advisors, L.P. together with Richard A. Kayne have shared voting and dispositive power over 3,665,780 common units. The reported units are owned by investment accounts (investment limited partnerships, a registered investment company and institutional accounts) managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P., as a registered investment adviser. Kayne Anderson Capital Advisors, L.P., is the general partner (or general partner of the general partner) of the limited partnerships and investment adviser to the other accounts. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Kayne is also a limited partner of each of the limited partnerships and a shareholder of the registered investment company. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the units reported, except those units attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the units reported, except those units held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson Capital Advisors, L.P. in the limited partnerships, and his ownership of common stock of the registered investment company. The address of Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne is 1800 Avenue of the Stars, Third Floor, Los Angeles, CA 90067.
(9)	According to a Schedule 13G/A filed by Neuberger Berman Group LLC, with the SEC on February 9, 2016, Neuberger Berman Group LLC has shared voting power over 4,510,683 common units and shared dispositive power over 4,632,000 common units. The address of Neuberger Berman Group LLC is 605 Third Avenue, New York, NY 10158. Neuberger Berman Group LLC disclaims beneficial ownership of these units.
(10)	According to a Schedule 13G/A filed by Oppenheimer Funds, Inc., with the SEC on February 5, 2016, Oppenheimer Funds, Inc. has shared voting and dispositive power over 3,762,578 common units. The address of Oppenheimer Funds, Inc. is Two World Financial Center, 225 Liberty Street, New York, NY 10281. Oppenheimer Funds, Inc. disclaims beneficial ownership of these units.

See Item 5 of this report for certain information regarding securities authorized for issuance under our equity compensation plans.

Item 13. Certain Relationships, Related Transactions and Director Independence

For a discussion of director independence, see Item 10, Directors, Executive Officers and Corporate Governance.

Transactions with Related Persons

Crestwood Midstream Agreements

In December 2001, we entered into an omnibus agreement and tax sharing agreement with our general partner, CMLP and its general partner that governs certain aspects of our relationship with them, including:

•	the provision by us to CMLP of certain administrative services and CMLP’s agreement to reimburse us for such services;

•	the provision by us of such employees as may be necessary to operate and manage CMLP’s business, and CMLP’s agreement to reimburse us for the expenses associated with such employees;

•	certain indemnification obligations; and

•	CMLP’s reimbursement to us for its share of state and local income and other taxes borne by us as a result of CMLP’s income being included in a combined or consolidated tax return filed by us.

In conjunction with the completion of the Simplification Merger on September 30, 2015, the omnibus agreement and tax sharing agreements were effectively terminated. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 16 to the financial statements for additional information on related party transactions.

Registration Rights Agreement

In connection with the Crestwood Merger, we entered into a registration rights agreement with John J. Sherman, our former president and chief executive officer who currently serves on our board of directors.

Review, Approval or Ratification of Transactions with Related Persons

Our related person transactions policy applies to any transaction since the beginning of our fiscal year (or currently proposed transaction) in which we or any of our subsidiaries was or is to be a participant, the amount involved exceeds $120,000 and any director, director nominee, executive officer, 5% or greater unitholder (or their immediate family members) had, has or will have a direct or indirect material interest. A transaction that would be covered by this policy would include, but not be limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Under our related person transactions policy, related person transactions may be entered into or continue only if the transaction is deemed to be “fair and reasonable” to us, in accordance with the terms of our partnership agreement. Under our partnership agreement, transactions that represent a “conflict of interest” may be approved in one of three ways and, if approved in any of those ways, will be considered “fair and reasonable” to us and the holders of our common units. The three ways enumerated in our related person transactions Policy for reaching this conclusion include:

(i)	approval by the Conflicts Committee of the Board (the Conflicts Committee) under Section 7.9 of our partnership agreement (Special Approval);

(ii)	approval by our Chief Executive Officer applying the criteria specified in Section 7.9 of our partnership agreement if the transaction is in the normal course of the partnership’s business and is (a) on terms no less favorable to the partnership than those generally being provided to or available from unrelated third parties or (b) fair to the partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership); and

(iii)	approval by an independent committee of the Board (either the Audit Committee or a Special Committee) applying the criteria in Section 7.9 of our partnership agreement.

Once a transaction is approved in any of these ways, it is “fair and reasonable” and accordingly deemed (i) approved by all of our partners and (ii) not to be a breach of any fiduciary duties of general partner.

Our general partner determines in its discretion which method of approval is required depending on the circumstances.

Under our partnership agreement, when determining whether a related person transaction is “fair and reasonable,” if our general partner elects to adopt a resolution or a course of action that has not received Special Approval, then our general partner may consider:

•	the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;

•	any customary or accepted industry practices and any customary or historical dealings with a particular person;

•	any applicable generally accepted accounting practices or principles; and

•	such additional factors as the general partner or conflicts committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

A related person transaction that is approved by the conflicts committee is, as discussed in greater detail above, conclusively deemed to be fair and reasonable to us. Under our partnership agreement, the material facts known to our general partner or any of our affiliates regarding the transaction must be disclosed to the conflicts committee at the time the committee gives its approval. When approving a related party transaction, the conflicts committee considers all factors it considers relevant, reasonable or appropriate under the circumstances, including the relative interests of any party to the transaction, customary industry practices and generally accepted accounting principles.

Under our partnership agreement, in the absence of bad faith by the general partner, the resolution, action or terms so made, taken or provided by the general partner with respect to approval of the related party transaction will not constitute a breach of our partnership agreement or any standard of fiduciary duty.

Under our related person transactions policy, as well as under our partnership agreement, there is no obligation to take any particular conflict to the conflicts committee-empaneling that committee is entirely at the discretion of the general partner. In many ways, the decision to engage the conflicts committee can be analogized to the kinds of transactions for which a Delaware corporation might establish a special committee of independent directors. The general partner considers the specific facts and circumstances involved. Relevant facts would include:

•	the nature and size of the transaction (e.g., transaction with a controlling unitholder, magnitude of consideration to be paid or received, impact of proposed transaction on the general partner and holders of common units);

•	the related person’s interest in the transaction;

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	if applicable, the availability of other sources of comparable services or products; and

•	the financial costs involved, including costs for separate financial, legal and possibly other advisors at our expense.

When determining whether a related person transaction is in the normal course of our business and is (a) on terms no less favorable to us than those generally being provided to or available from unrelated third parties or (b) fair to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us), the general partner considers any facts and circumstances that it deems to be relevant, including:

•	the terms of the transaction, including the aggregate value;

•	the business purpose of the transaction;

•	the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;

•	whether the terms of the transaction are comparable to the terms that would exist in a similar transaction with an unaffiliated third party;

•	any customary or accepted industry practices;

•	any applicable generally accepted accounting practices or principles; and

•	such additional factors as the general partner or the conflicts committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

Item 14. Principal Accountant Fees and Services.

The Audit Committee of the Board (the Board) of Directors of Crestwood Equity GP LLC approved the engagement of Ernst & Young LLP (E&Y) as the principal accountant to audit the partnership’s financial statements as of and for the fiscal year ending December 31, 2015. The audit fees for each of the years ended December 31, 2015 and 2014 were $2.7 million, which were primarily for professional audit services rendered by Ernst & Young LLP for the audits of the consolidated financial statements of Crestwood Equity and Crestwood Midstream and for other services.

The audit committee of Crestwood Equity’s general partner reviewed and approved all audit and non-audit services provided during 2015. Immediately following the Simplification Merger, Crestwood Midstream became a wholly-owned subsidiary of Crestwood Equity and, as such, does not have a separate audit committee. Crestwood Equity’s audit committee has adopted a pre-approval policy for audit and non-audit services. For information regarding the audit committee’s pre-approval policies and procedures, see Crestwood Equity’s audit committee charter on its website at www.crestwoodlp.com.

PART IV

Item 15. Exhibits, Financial Statement Schedules.

(a)	Exhibits, Financial Statements and Financial Statement Schedules:

1. Financial Statements:

See Index Page for Financial Statements

2.	Financial Statement Schedules:

Schedule I: Parent Only Condensed Financial Statements

Schedule II: Valuation and Qualifying Accounts

Other financial statement schedules have been omitted because they are either not required, are immaterial or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

3.	Exhibits:

Exhibit Number	Description

2.1	Contribution Agreement dated April 25, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed April 26, 2012)

2.2	Amendment to Contribution Agreement dated June 15, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed June 15, 2012)

2.3	Second Amendment to Contribution Agreement dated July 6, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed July 6, 2012)

2.4	Third Amendment to Contribution Agreement dated July 19, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed July 19, 2012)

2.5	Contribution Agreement dated May 5, 2013, by and among Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, Inergy GP, LLC and Inergy, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

2.6	Follow-On Contribution Agreement dated as of May 5, 2013, by and among Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, Inergy GP, LLC and Inergy, L.P. (incorporated herein by reference to Exhibit 2.2 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

2.7	Agreement and Plan of Merger, dated as of October 8, 2013 by and among Crestwood Midstream Partners LP, Crestwood Arrow Acquisition LLC, Arrow Midstream Holdings, LLC, the Members, and OZ Midstream Holdings, LLC (incorporated herein by reference to Exhibit 10.2 to Crestwood Midstream Partner LP’s Form 10-Q filed on November 8, 2013)

2.8	Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Crestwood Equity Partners LP’s Form 8-K filed May 6, 2015)

Exhibit Number	Description

3.1	Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy, L.P.’s Registration Statement on Form S-1 (Registration No. 333-56976) filed on March 14, 2001)

3.2	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy, L.P.’s Form 10-Q filed on May 12, 2003)

3.3	Amendment to the Certificate of Limited Partnership of Crestwood Equity Partners LP (f/k/a Inergy, L.P.) (the “Partnership”) dated as of October 7, 2013 (incorporated herein by reference to Exhibit 3.2 to Crestwood Equity Partners LP’s Form 8-K filed on October 10, 2013)

3.4	Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners dated April 11, 2014 (incorporated herein by reference to Exhibit 3.1 to Crestwood Equity Partners LP’s Form 8-K filed on April 11, 2014)

3.5	First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, dated as of September 30, 2015 (incorporated herein by reference to Exhibit 3.1 to the Crestwood Equity Partners LP’s Form 8-K filed on September 30, 2015)

3.6	Certificate of Formation of Inergy GP, LLC (incorporated herein by reference to Exhibit 3.5 to Inergy, L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976) filed on May 7, 2001)

3.7	Certificate of Amendment of Crestwood Equity GP LLC (f/k/a Inergy GP, LLC) dated October 7, 2013 (incorporated herein by reference to Exhibit 3.3A to Crestwood Equity Partners LP’s Form 10-Q filed on November 8, 2013)

3.8	First Amended and Restated Limited Liability Company Agreement of Inergy GP, LLC dated as of September 27, 2012 (incorporated by reference to Exhibit 3.1 to Inergy, L.P.’s Form 8-K filed on September 27, 2012)

3.9	Amendment No. 1 to the First Amended and Restated Limited Liability Company Agreement of Crestwood Equity GP LLC (f/k/a Inergy GP, LLC) entered into effective October 7, 2013(incorporated herein by reference to Exhibit 3.4A to Crestwood Equity Partners LP’s Form 10-Q filed on November 8, 2013)

4.1	Certificate of Limited Partnership of Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.4 to Inergy Midstream, L.P.’s Form S-1/A filed on November 21, 2011)

4.2	Amendment to the Certificate of Limited Partnership of Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.) (incorporated herein by reference to Exhibit 3.2 to Inergy Midstream, L.P.’s Form 8-K filed on October 10, 2013)

4.3	First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P., dated December 21, 2011 (incorporated herein by reference to Exhibit 4.2 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011)

4.4	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy Midstream, L.P.’s Form 8-K filed on October 1, 2013)

4.5	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.) (incorporated herein by reference to Exhibit 3.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

Exhibit Number	Description

4.6	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP dated as of June 17, 2014 (incorporated herein by reference to Exhibit 3.1 to Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

4.7	Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, dated as of September 30, 2015 (incorporated by reference to Exhibit 3.1 to Crestwood Midstream Partners LP’s Form 8-K filed on September 30, 2015)

4.8	Certificate of Formation of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.7 to Inergy Midstream, L.P.’s Form S-1/A filed on November 21, 2011)

4.9	Certificate of Amendment of Crestwood Midstream GP LLC (f/k/a NRGM GP, LLC) (incorporated herein by reference to Exhibit 3.7 to Crestwood Midstream Partners LP’s Form S-4 filed on October 28, 2013)

4.10	Amended and Restated Limited Liability Company Agreement of NRGM GP, LLC, dated December 21, 2011 (incorporated herein by reference to Exhibit 3.2 to Inergy Midstream, L.P.’s Form 8-K filed on December 22, 2011)

4.11	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Crestwood Midstream GP LLC (f/k/a NRGM GP, LLC) (incorporated herein by reference to Exhibit 3.39 to Crestwood Midstream Partners LP’s Form S-4 filed on October 28, 2013)

4.12	Specimen Unit Certificate for Common Units (incorporated herein by reference to Exhibit 4.3 to Inergy L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976) filed on May 7, 2001)

4.13	Indenture, dated December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to Inergy Midstream, L.P.’s Form 8-K filed on December 13, 2012

4.14	First Supplemental Indenture, dated January 18, 2013, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.4 to Inergy Midstream, L.P.’s Form 10-Q filed on February 6, 2013)

4.15	Second Supplemental Indenture, dated May 22, 2013, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to Inergy Midstream, L.P.’s Form 8-K filed on May 29, 2013)

4.16	Third Supplemental Indenture, dated October 7, 2013, by and among Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

4.17	Fourth Supplemental Indenture, dated November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Crestwood Midstream Partners LP’s Form 8-K filed on November 12, 2013)

4.18	Indenture, dated November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. National Bank Association (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on November 12, 2013)

Exhibit Number	Description

4.19	Indenture, dated April 1, 2011, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on April 5, 2011)

4.20	Supplemental Indenture No. 1, dated November 29, 2011 to Indenture dated April 1, 2011, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2011, filed on March 1, 2012)

4.21	Supplemental Indenture No. 2, dated January 6, 2012 to Indenture dated April 1, 2011, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2011, filed on March 1, 2012)

4.22	Supplemental Indenture No. 3, dated March 22, 2012, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 10-Q for the quarter ended March 31, 2012, filed on May 9, 2012)

4.23	Supplemental Indenture No. 4, dated April 11, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.5 to Crestwood Midstream Partners LP’s Form S-4/A filed on April 30, 2013)

4.24	Supplemental Indenture No. 5, dated October 7, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A, (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

4.25	Supplemental Indenture No. 6, dated November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit 4.3 to Crestwood Midstream Partners LP’s Form 8-K filed on November 12, 2013)

4.26	Registration Rights Agreement, dated June 19, 2013, by and among Inergy Midstream, L.P., John J. Sherman, Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC (incorporated herein by reference to Exhibit 4.1 to Inergy Midstream, L.P.’s Form 8-K filed on June 19, 2013)

4.27	Indenture, dated as of March 23, 2015, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on March 6, 2015)

4.28	Registration Rights Agreement, dated as of March 23, 2015, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers, with respect to the 6.25% Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.3 to Crestwood Midstream Partners LP’s Form 8-K filed on March 6, 2015)

Exhibit Number	Description

4.29	Registration Rights Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 4.1 to the Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

4.30	Registration Rights Agreement dated June 19, 2013, by and among Inergy, L.P., John J. Sherman, Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC (incorporated herein by reference to Exhibit 4.1 to Inergy, L.P.’s Form 8-K filed on June 19, 2013)

*10.1	Employment Agreement between Robert Phillips and Crestwood Operations LLC dated as of January 21, 2014 (incorporated by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on January 27, 2014)

*10.2	Employment Agreement between Joel Lambert and Crestwood Operations LLC dated as of January 21, 2014 (incorporated by reference to Exhibit 10.5 to Crestwood Equity Partners LP’s Form 10-K filed on February 28, 2014)

*10.3	Amended and Restated Employment Agreement between J. Heath Deneke and Crestwood Operations LLC (incorporated herein by reference to Exhibit 10.4 to Crestwood Equity Partners LP’s Form 8-K filed on September 1, 2015)

**10.4	Employment Agreement between Steven M. Dougherty and Crestwood Operations LLC dated as of January 21, 2014

**10.5	Amended and Restated Employee Agreement between Robert T. Halpin and Crestwood Operations LLC dated as of April 1, 2015

*10.6	Crestwood Equity Partners LP Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Crestwood Equity Partners LP’s Form 10-K filed on February 28, 2014)

*10.7	Form of Crestwood Equity Partners LP’s Restricted Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partner LP’s Form S-8 filed on January 13, 2015)

*10.8	Form of Crestwood Equity Partners LP’s Phantom Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on January 23, 2015)

*10.9	Amended and Restated Inergy Unit Purchase Plan (incorporated herein by reference to Exhibit 10.1 to Inergy L.P.’s Form 10-Q filed on February 13, 2004)

*10.10	Summary of Non-Employee Director Compensation (incorporated herein by reference to Crestwood Equity Partners LP’s Form 10-K filed on February 28, 2014)

*10.11	Inergy Midstream, L.P. Long-Term Incentive Plan, adopted as of December 21, 2011 (incorporated herein by reference to Exhibit 4.3 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011)

*10.12	Inergy Midstream, L.P. Long-Term Incentive Plan, adopted as of December 21, 2011 (incorporated herein by reference to Exhibit 4.3 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011)

10.13	Amended and Restated Credit Agreement dated as of February 2, 2011 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on February 3, 2011)

10.14	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 28, 2011 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on August 1, 2011)

10.15	Consent and Amendment No. 2 dated as of December 21, 2011 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on December 22, 2011)

Exhibit Number	Description

10.16	Consent and Amendment No. 3 dated as of April 13, 2012 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on April 19, 2012)

10.17	Consent and Amendment No. 4 dated as of July 26, 2012, to the Amended and Restated Credit Agreement, dated November 24, 2009, as amended and restated as of February 2, 2011, among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on July 27, 2012)

10.18	Consent, Waiver and Amendment No. 5, dated May 23, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on May 30, 2013)

10.19	Amendment No. 6, dated August 28, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on August, 30, 2013)

10.20	Amendment No. 7, dated December 20, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Crestwood Equity Partners LP, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on December 24, 2013)

10.21	Amendment No. 8, dated September 10, 2014, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, and as further amended from time to time prior to the date hereof, by and among Crestwood Equity Partners LP, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on September 12, 2014)

10.22	Contribution, Conveyance and Assumption Agreement dated December 21, 2011, by and among Inergy GP, LLC, Inergy, L.P., Inergy Propane, LLC, MGP GP, LLC, Inergy Midstream Holdings, L.P., NRGM GP, LLC, and Inergy Midstream, L.P. (incorporated by reference to Exhibit 10.2 to Inergy L.P.’s Form 8-K filed on December 22, 2011)

10.23	Omnibus Agreement, dated December 21, 2011 by and among Inergy GP, LLC, Inergy, L.P., NRGM GP, LLC and Inergy Midstream, L.P. (incorporated by reference to Exhibit 10.3 to Inergy L.P.’s Form 8-K filed on December 22, 2011)

10.24	Tax Sharing Agreement, dated December 21, 2011, by and among Inergy, L.P. and Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 10.6 to Inergy Midstream, L.P.’s Form 8-K filed on December 22, 2011)

10.25	Membership Interest Purchase Agreement dated December 21, 2011, by and among Inergy , L.P. and Inergy Holdings GP, LLC (incorporated by reference to Exhibit 10.4 to Inergy L.P.’s Form 8-K filed on December 22, 2011)

10.26	Agreement and Plan of Merger dated May 5, 2013, by and among Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Inergy, L.P., Crestwood Holdings LLC, Crestwood Midstream Partners LP and Crestwood Gas Services GP LLC (incorporated herein by reference to Exhibit 10.1 to Inergy L.P.’s Form 8-K filed on May 9, 2013)

Exhibit Number	Description

10.27	Voting Agreement, dated May 5, 2013, by and among Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC and Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 10.2 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

10.28	Option Agreement, dated May 5, 2013, by and among Inergy, L.P., Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC and Crestwood Holdings LLC (incorporated herein by reference to Exhibit 10.3 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

10.29	Member Interest Purchase Agreement dated as of December 3, 2014 between Tres Palacios Holdings LLC and Crestwood Equity Partners LP (incorporated herein by reference to Exhibit 10.26 to Crestwood Equity Partners LP’s Form 10-filed on March 2, 2015)

10.30	Credit Agreement, dated October 7, 2013, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

10.31	Amendment No. 1 dated as of June 11, 2014, to the Credit Agreement dated as of October 7, 2014, among Crestwood Midstream Partners LP, Wells Fargo Bank, as Administrative Agent, and the lender parties thereto (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 10-Q filed on August 7, 2014)

10.32	Amended and Restated Credit Agreement, dated as of September 30, 2015, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on September 30, 2015)

10.33	Assignment and Conveyance, effective April 30, 2007, between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.13 to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007)

10.34	Form of Assignment between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.14(a) to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007)

10.35	Schedule of Assignments, effective April 30, 2007, between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.14(b) to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007)

10.36	Subordinated Promissory Note, dated August 10, 2007, made by Quicksilver Gas Services LP payable to the order of Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.2 Crestwood Midstream Partners LP’s form 8-K filed on August 16, 2007)

10.37	Omnibus Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.4 to Crestwood Midstream Partners LP’s Form 8-K filed on August 16, 2007)

10.38	Omnibus Agreement, dated October 8, 2010, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC and Crestwood Holdings Partners, LLC (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 13, 2010)

10.39	Extension Agreement, dated December 3, 2008, between Quicksilver Gas Services LP and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.8 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2009 filed on March 15, 2010)

Exhibit Number	Description

10.40	Option, Right of First Refusal, and Waiver in Amendment to Omnibus Agreement and Gas Gathering and Processing Agreement, dated June 9, 2009, among Quicksilver Resources Inc., Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on June 11, 2009)

10.41	Waiver, dated November 19, 2009, by Quicksilver Gas Services GP LLC (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on November 23, 2009)

10.42	Waiver, dated November 19, 2009, by Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.2 to Crestwood Midstream Partners LP’s Form 8-K filed on November 23, 2009)

10.43	Contribution, Conveyance and Assumption Agreement, dated August 10, 2007, by and among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Quicksilver Gas Services Holdings LLC, Quicksilver Gas Services Operating GP LLC, Quicksilver Gas Services Operating LLC and the private investors named therein (incorporated herein by reference to Exhibit 10.3 to Crestwood Midstream Partners LP’s Form 8-K filed on August 16, 2007)

10.44	Sixth Amended and Restated Gas Gathering and Processing Agreement, dated September 1, 2008, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 10-Q for the quarter ended September 30, 2008 filed on November 6, 2008)

10.45	Second Amendment to the Sixth Amended and Restated Gas Gathering and Processing Agreement, dated as of October 1, 2010, by and among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.16 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2010 filed on February 25, 2011)

10.46	Gas Gathering Agreement, effective December 1, 2009, between Cowtown Pipeline L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on January 8, 2010)

10.47	Amendment to Gas Gathering Agreement, dated as of October 1, 2010, by and between Quicksilver Resources Inc. and Cowtown Pipeline Partners L.P. (incorporated herein by reference to Exhibit 10.18 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2010 filed on February 25, 2011)

10.48	Addendum and Amendment to Gas Gathering and Processing Agreement Mash Unit Lateral, effective as of January 1, 2009, by and among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.15 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2009 filed on March 15, 2010)

10.49	Joint Operating Agreement, dated October 1, 2010, but effective as of July 1, 2010, between Quicksilver Resources Inc., Quicksilver Gas Services LP and Quicksilver Gas Services GP LLC (incorporated herein by reference to Exhibit 10.20 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2010 filed on February 25, 2011)

10.50	Guarantee, dated as of February 24, 2012, by Crestwood Holdings LLC and Crestwood Midstream Partners LP, in favor of Antero Resources Appalachian Corporation (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on February 28, 2012)

Exhibit Number	Description

10.51	Gas Gathering and Compression Agreement, dated as of January 1, 2012, by and between Antero Resources Appalachian Corporation and Crestwood Marcellus Midstream LLC (incorporated herein by reference to Exhibit 10.23 to Crestwood Midstream Partners LP’s Form 10-K filed on February 28, 2013)

10.52	Purchase and Sale Agreement, dated June 21, 2013 by and between RKI Exploration & Production, LLC, Crestwood Niobrara LLC and Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed June 24, 2013)

10.53	Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC, dated July 19, 2013 (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on July 22, 2013)

10.54	Class A Preferred Unit Purchase Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

10.55	Board Representation and Standstill Agreement, dated as of June 17, 2014, by and among Crestwood Midstream GP LLC, Crestwood Midstream Partners LP and the Purchasers named herein (incorporated herein by reference to Exhibit 10.2 to Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

10.56	Support Agreement, dated as of May 5, 2015, by and among Crestwood Equity Partners L.P., Crestwood Midstream Partners LP and CGS GP (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on May 6, 2015)

10.57	Support Agreement, dated as of May 5, 2015, by and among Crestwood Equity Partners L.P., Crestwood Midstream Partners LP, Crestwood Holdings LLC and Crestwood Gas Services Holdings(incorporated herein by reference to Exhibit 10.2 to Crestwood Equity Partners LP’s Form 8-K filed on May 6, 2015) LLC

10.58	Form of Letter Agreement (incorporated herein by reference to Exhibit 10.3 to Crestwood Equity Partners LP’s Form 8-K filed on May 6, 2015)

10.59	Board Representation and Standstill Agreement, dated as of September 30, 2015, by and among Crestwood Equity GP LLC, Crestwood Equity Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 10.2 to Crestwood Equity Partners LP’s Form 8-K filed on September 30, 2015)

10.60	Registration Rights Agreement, dated as of September 30, 2015, by and among Crestwood Equity Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on September 30, 2015)

**12.1	Computation of ratio of earnings to fixed charges—Crestwood Equity Partners LP

**12.2	Computation of ratio of earnings to fixed charges—Crestwood Midstream Partners LP

16.1	Letter Regarding Change in Certifying Accountant (incorporated herein by reference to Exhibit 16.1 to Inergy, L.P.’s Form 8-K/A filed on July 23, 2013)

**21.1	List of subsidiaries of Crestwood Equity Partners LP

**23.1	Consent of Ernst & Young LLP—Crestwood Equity Partners LP

**23.2	Consent of Ernst & Young LLP—Crestwood Midstream Partners LP

Exhibit Number	Description

**31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Equity Partners LP

**31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Equity Partners LP

**31.3	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Midstream Partners LP

**31.4	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Midstream Partners LP

**32.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Equity Partners LP

**32.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Equity Partners LP

**32.3	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Midstream Partners LP

**32.4	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Midstream Partners LP

**101.INS	XBRL Instance Document

**101.SCH	XBRL Taxonomy Extension Schema Document

**101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

**101.LAB	XBRL Taxonomy Extension Label Linkbase Document

**101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

**101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

*	Management contracts or compensatory plans or arrangements
**	Filed herewith

(b)	Exhibits.

See exhibits identified above under Item 15(a)3.

(c)	Financial Statement Schedules.

See financial statement schedules identified above under Item 15(a)2.

Crestwood Equity Partners LP

Crestwood Midstream Partners LP

Consolidated Financial Statements

December 31, 2015 and 2014 and each of the

Three Years in the Period Ended

December 31, 2015

Contents

Crestwood Equity Partners LP
Report of Independent Registered Public Accounting Firm	B-119
Report of Independent Registered Public Accounting Firm on Internal Controls Over Financial Reporting	B-120
Audited Consolidated Financial Statements:
Consolidated Balance Sheets	B-121
Consolidated Statements of Operations	B-122
Consolidated Statements of Comprehensive Income	B-124
Consolidated Statements of Partners’ Capital	B-125
Consolidated Statements of Cash Flows	B-126
Notes to Consolidated Financial Statements	B-135
Crestwood Midstream Partners LP
Report of Independent Registered Public Accounting Firm	B-128
Audited Consolidated Financial Statements:
Consolidated Balance Sheets	B-129
Consolidated Statements of Operations	B-130
Consolidated Statements of Partners’ Capital	B-132
Consolidated Statements of Cash Flows	B-133
Notes to Consolidated Financial Statements	B-135

Report of Independent Registered Public Accounting Firm

The Board of Directors of Crestwood Equity GP LLC and Unitholders of Crestwood Equity Partners LP

We have audited the accompanying consolidated balance sheets of Crestwood Equity Partners LP (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, partners’ capital and cash flows for each of the three years in the period ended December 31, 2015. Our audits also included the financial statement schedules listed in the Index at 15(a). These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crestwood Equity Partners LP at December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Crestwood Equity Partners LP’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 26, 2016 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Houston, Texas

February 26, 2016

Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting

The Board of Directors of Crestwood Equity GP LLC and Unitholders of Crestwood Equity Partners LP

We have audited Crestwood Equity Partners LP’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). Crestwood Equity Partners LP’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Crestwood Equity Partners LP maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the 2015 consolidated financial statements of Crestwood Equity Partners LP and our report dated February 26, 2016 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Houston, Texas

February 26, 2016

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(in millions, except unit information)

	December 31,
	2015	2014
Assets
Current assets:
Cash	$0.5	$8.8
Accounts receivable, less allowance for doubtful accounts of $0.4 million and $0.1 million at December 31, 2015 and December 31, 2014	236.5	379.6
Inventory	44.5	46.6
Assets from price risk management activities	32.6	79.8
Prepaid expenses and other current assets	21.7	23.3

Total current assets	335.8	538.1
Property, plant and equipment (Note 4)	3,747.7	4,273.9
Less: accumulated depreciation and depletion	436.9	380.1

Property, plant and equipment, net	3,310.8	3,893.8
Intangible assets (Note 4)	1,039.1	1,441.9
Less: accumulated amortization	229.0	210.6

Intangible assets, net	810.1	1,231.3
Goodwill	1,085.5	2,491.8
Investments in unconsolidated affiliates (Note 6)	254.3	295.1
Other assets	7.2	11.3

Total assets	$5,803.7	$8,461.4

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$144.1	$241.2
Accrued expenses and other liabilities (Note 4)	105.6	154.6
Liabilities from price risk management activities	7.4	25.4
Current portion of long-term debt (Note 9)	1.1	3.7

Total current liabilities	258.2	424.9
Long-term debt, less current portion (Note 9)	2,542.7	2,392.8
Other long-term liabilities	47.5	47.2
Deferred income taxes	8.4	12.0
Commitments and contingencies (Note 15)
Partners’ capital (Note 12):
Crestwood Equity Partners LP partners’ capital (68,555,305 and 18,640,367 common units issued and outstanding at December 31, 2015 and December 31, 2014)	2,227.6	776.2
Preferred units (60,718,245 units issued and outstanding at December 31, 2015)	535.8	—

Total Crestwood Equity Partners LP partners’ capital	2,763.4	776.2
Interest of non-controlling partners in subsidiaries	183.5	4,808.3

Total partners’ capital	2,946.9	5,584.5

Total liabilities and partners’ capital	$5,803.7	$8,461.4

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except unit and per unit data)

	Year Ended December 31,
	2015	2014	2013
Revenues:
Product revenues:
Gathering and processing	$1,051.2	$1,831.5	$273.6
Marketing, supply and logistics	857.5	1,339.4	714.9

	1,908.7	3,170.9	988.5
Service revenues:
Gathering and processing	325.9	332.2	161.5
Storage and transportation	266.3	264.6	130.9
Marketing, supply and logistics	128.0	160.6	70.9
Related party (Note 16)	3.9	3.0	74.9

	724.1	760.4	438.2

Total revenues	2,632.8	3,931.3	1,426.7
Costs of product/services sold (exclusive of items shown separately below):
Product costs:
Gathering and processing	1,074.4	1,816.9	234.5
Marketing, supply and logistics	705.6	1,196.1	681.7
Related party (Note 16)	28.9	42.2	32.5

	1,808.9	3,055.2	948.7
Service costs:
Gathering and processing	0.6	0.8	0.4
Storage and transportation	20.1	33.3	19.7
Marketing, supply and logistics	53.9	76.0	33.5

	74.6	110.1	53.6

Total costs of products/services sold	1,883.5	3,165.3	1,002.3
Expenses:
Operations and maintenance	190.2	203.3	104.6
General and administrative	116.3	100.2	93.5
Depreciation, amortization and accretion	300.1	285.3	167.9

	606.6	588.8	366.0
Other operating income (expense):
Gain (loss) on long-lived assets, net	(821.2)	(1.9)	5.3
Goodwill impairment	(1,406.3)	(48.8)	(4.1)
Loss on contingent consideration (Note 15)	—	(8.6)	(31.4)

Operating income (loss)	(2,084.8)	117.9	28.2

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except unit and per unit data)

	Year Ended December 31,
	2015	2014	2013
Loss from unconsolidated affiliates, net	(60.8)	(0.7)	(0.1)
Interest and debt expense, net	(140.1)	(127.1)	(77.9)
Loss on modification/extinguishment of debt	(20.0)	—	—
Other income, net	0.6	0.6	0.2

Loss before income taxes	(2,305.1)	(9.3)	(49.6)
Provision (benefit) for income taxes	(1.4)	1.1	1.0

Net loss	(2,303.7)	(10.4)	(50.6)
Net loss attributable to non-controlling partners	636.8	66.8	57.3

Net income (loss) attributable to Crestwood Equity Partners LP	(1,666.9)	56.4	6.7
Net income attributable to preferred units	(6.2)	—	—

Net income (loss) attributable to partners	$(1,673.1)	$56.4	$6.7

Subordinated unitholders’ interest in net income	$—	$1.3	$0.3

Common unitholders’ interest in net income (loss)	$(1,673.1)	$55.1	$6.4

Net income (loss) per limited partner unit:
Basic	$(54.00)	$3.03	$0.59

Diluted	$(54.00)	$3.03	$0.59

Weighted-average limited partners’ units outstanding (in thousands):
Basic	30,983	18,201	10,914
Dilutive units	—	439	439

Diluted	30,983	18,640	11,353

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

	Year Ended December 31,
	2015	2014	2013
Net loss	$(2,303.7)	$(10.4)	$(50.6)
Change in fair value of Suburban Propane Partners, L.P. units (Note 12)	(2.7)	(0.5)	(0.1)

Comprehensive loss	(2,306.4)	(10.9)	(50.7)
Comprehensive loss attributable to non-controlling interest	636.8	66.8	57.3

Comprehensive income (loss) attributable to Crestwood Equity Partners LP	$(1,669.6)	$55.9	$6.6

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in millions)

	Preferred Units	Partners	Non- Controlling Partners	Total Partners’ Capital
Balance at December 31, 2012	$—	$31.7	$1,519.0	$1,550.7

Net proceeds from issuance of common units by subsidiaries	—	—	714.0	714.0
Issuance of Legacy Crestwood Class D units to non-controlling interest	—	(126.3)	126.3	—
Issuance of Legacy Crestwood Class C units to Crestwood Gas Services	—	0.6	(0.6)	—
Issuance of preferred equity of subsidiary	—	—	96.1	96.1
Issuance of Crestwood Midstream Partners LP units for Arrow acquisition	—	—	200.0	200.0
Change in interest in Crestwood Marcellus Midstream LLC	—	238.9	(238.9)	—
Gain (loss) on issuance of subsidiary units	—	(12.6)	12.6	—
Exchange of Crestwood Midstream Partners LP units for CEQP units	—	182.3	(182.3)	—
Invested capital from Legacy Inergy, net of debt (Note 3)	—	697.1	2,682.3	3,379.4
Contribution from Crestwood Holdings LLC	—	—	10.0	10.0
Distributions to partners	—	(56.6)	(214.5)	(271.1)
Distribution of Legacy Crestwood Class C units to non-controlling interests	—	(0.1)	0.1	—
Distribution for additional interest in Crestwood Marcellus Midstream LLC	—	(129.0)	—	(129.0)
Unit-based compensation charges	—	1.7	15.7	17.4
Taxes paid for unit-based compensation vesting	—	(2.8)	(5.5)	(8.3)
Change in fair value of Suburban Propane Partners, L.P. units (Note 12)	—	(0.1)	—	(0.1)
Other	—	0.1	—	0.1
Net income (loss)	—	6.7	(57.3)	(50.6)

Balance at December 31, 2013	—	831.6	4,677.0	5,508.6
Issuance of preferred equity of subsidiary	—	—	53.9	53.9
Issuance of CMLP Class A preferred units	—	—	430.5	430.5
Change in invested capital from Legacy Inergy, net of debt (Note 3)	—	(10.5)	(4.8)	(15.3)
Distributions to partners	—	(102.5)	(296.5)	(399.0)
Unit-based compensation charges	—	3.9	17.4	21.3
Taxes paid for unit-based compensation vesting	—	(2.3)	(1.6)	(3.9)
Change in fair value of Suburban Propane Partners, L.P. units (Note 12)	—	(0.5)	—	(0.5)
Other	—	0.1	(0.8)	(0.7)
Net income (loss)	—	56.4	(66.8)	(10.4)

Balance at December 31, 2014	—	776.2	4,808.3	5,584.5
Issuance of CMLP Class A preferred units	—	—	58.8	58.8
Acquisition of CMLP non-controlling interest and conversion of preferred units	529.6	3,294.8	(3,824.4)	—
Distributions to partners	—	(171.5)	(234.2)	(405.7)
Unit-based compensation charges	—	5.7	14.0	19.7
Taxes paid for unit-based compensation vesting	—	(1.6)	(2.1)	(3.7)
Change in fair value of Suburban Propane Partners, L.P. (Note 12)	—	(2.7)	—	(2.7)
Other	—	(0.2)	(0.1)	(0.3)
Net income (loss)	6.2	(1,673.1)	(636.8)	(2,303.7)

Balance at December 31, 2015	$535.8	$2,227.6	$183.5	$2,946.9

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2015	2014	2013
Operating activities
Net loss	$(2,303.7)	$(10.4)	$(50.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	300.1	285.3	167.9
Amortization of debt-related deferred costs, discounts and premiums	8.9	8.5	9.2
Market adjustment on interest rate swaps	(0.5)	(2.7)	(1.7)
Unit-based compensation charges	19.7	21.3	17.4
(Gain) loss on long-lived assets, net	821.2	1.9	(5.3)
Goodwill impairment	1,406.3	48.8	4.1
Loss on contingent consideration	—	8.6	31.4
Loss on modification/extinguishment of debt	20.0	—	—
Loss from unconsolidated affiliates, net, adjusted for cash distributions received	73.6	0.7	0.1
Deferred income taxes	(3.6)	(5.2)	(2.8)
Other	0.7	—	(1.0)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	119.7	60.4	(39.9)
Inventory	2.0	26.9	(23.6)
Prepaid expenses and other current assets	1.8	(11.4)	11.2
Accounts payable, accrued expenses and other liabilities	(128.0)	(96.4)	44.2
Reimbursements of property, plant and equipment	73.3	21.5	—
Change in price risk management activities, net	29.2	(74.8)	27.7

Net cash provided by operating activities	440.7	283.0	188.3
Investing activities
Acquisitions, net of cash acquired (Note 3)	—	(19.5)	(555.6)
Purchases of property, plant and equipment	(182.7)	(424.0)	(347.0)
Investment in unconsolidated affiliates	(42.0)	(108.6)	(151.5)
Capital distributions from unconsolidated affiliates	9.3	—	—
Proceeds from sale of Tres Palacios	—	66.4	—
Proceeds from sale of assets	2.7	2.7	11.2

Net cash used in investing activities	(212.7)	(483.0)	(1,042.9)

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in millions)

	Year Ended December 31,
	2015	2014	2013
Financing activities
Proceeds from the issuance of long-term debt	4,261.8	2,823.9	2,466.9
Principal payments on long-term debt	(4,113.0)	(2,696.0)	(1,967.6)
Payments on capital leases	(2.2)	(3.2)	(4.3)
Payments for debt-related deferred costs	(17.3)	(1.9)	(33.1)
Financing fees paid for early debt redemption	(13.6)	—	—
Distributions to partners	(171.5)	(102.5)	(68.4)
Distributions paid to non-controlling partners	(234.2)	(296.5)	(204.5)
Distribution for additional interest in Crestwood Marcellus Midstream LLC	—	—	(129.0)
Net proceeds from issuance of Crestwood Midstream Partners LP common units	—	—	714.0
Net proceeds from issuance of preferred equity of subsidiary	—	53.9	96.1
Net proceeds from the issuance of Crestwood Midstream Partners LP Class A preferred units	58.8	430.5	—
Taxes paid for unit-based compensation vesting	(3.8)	(3.9)	(10.5)
Other	(1.3)	(0.7)	0.1

Net cash provided by (used in) financing activities	(236.3)	203.6	859.7
Net change in cash	(8.3)	3.6	5.1
Cash at beginning of period	8.8	5.2	0.1

Cash at end of period	$0.5	$8.8	$5.2

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$129.0	$114.4	$64.9

Cash paid during the period for income taxes	$4.7	$6.6	$2.5

Supplemental schedule of noncash investing and financing activities
Net change to property, plant and equipment through accounts payable and accrued expenses	$(14.1)	$(40.6)	$(38.0)

Acquisitions, net of cash acquired:
Current assets		$0.5	$409.6
Property, plant and equipment		13.5	2,487.2
Intangible assets		9.4	660.9
Goodwill		3.6	2,195.4
Other assets		—	32.1
Current liabilities		(2.7)	(420.6)
Debt		(3.5)	(1,079.3)
Invested capital of Crestwood Equity Partners LP, net of debt (Note 3)		—	(3,579.4)
Other liabilities		(1.3)	(150.3)

Total acquisitions, net of cash acquired		$19.5	$555.6

See accompanying notes.

Report of Independent Registered Public Accounting Firm

The Board of Directors of Crestwood Equity GP LLC

We have audited the accompanying consolidated balance sheets of Crestwood Midstream Partners LP (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of operations, partners’ capital and cash flows for each of the three years in the period ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crestwood Midstream Partners LP at December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas

February 26, 2016

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(in millions, except unit information)

	December 31,
	2015	2014
Assets
Current assets:
Cash	$0.1	$7.6
Accounts receivable, less allowance for doubtful accounts of $0.4 million and $0.1 million at December 31, 2015 and December 31, 2014, respectively	236.5	379.3
Inventory	44.5	46.6
Assets from price risk management activities	32.6	79.8
Prepaid expenses and other current assets	19.9	23.3

Total current assets	333.6	536.6
Property, plant and equipment (Note 4)	4,077.7	4,144.6
Less: accumulated depreciation and depletion	552.0	398.6

Property, plant and equipment, net	3,525.7	3,746.0
Intangible assets (Note 4)	1,022.6	1,123.7
Less: accumulated amortization	220.3	154.1

Intangible assets, net	802.3	969.6
Goodwill	1,085.5	2,234.6
Investments in unconsolidated affiliates (Note 6)	254.3	295.1
Other assets	3.1	3.3

Total assets	$6,004.5	$7,785.2

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$141.4	$235.0
Accrued expenses and other liabilities (Note 4)	103.3	150.1
Liabilities from price risk management activities	7.4	25.4
Current portion of long-term debt (Note 9)	0.9	0.8

Total current liabilities	253.0	411.3
Long-term debt, less current portion (Note 9)	2,542.7	2,014.5
Other long-term liabilities	43.3	38.3
Deferred income taxes	0.4	0.7
Commitments and contingencies (Note 15)
Partners’ capital (Note 12):
Class A preferred units (17,917,870 units issued and outstanding at December 31, 2014)	—	447.7
Partners’ capital (187,965,105 common units issued and outstanding at December 31, 2014)	2,981.6	4,701.0
Total Crestwood Midstream Partners LP partners’ capital	2,981.6	5,148.7
Interest of non-controlling partners in subsidiary	183.5	171.7
Total partners’ capital	3,165.1	5,320.4

Total liabilities and partners’ capital	$6,004.5	$7,785.2

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except unit and per unit data)

	Year Ended December 31,
	2015	2014	2013
Revenues:
Product revenues:
Gathering and processing	$1,051.2	$1,831.5	$273.6
Marketing, supply and logistics	857.5	1,339.4	714.9

	1,908.7	3,170.9	988.5
Service revenues:
Gathering and processing	325.9	332.2	161.5
Storage and transportation	266.3	250.8	116.8
Marketing, supply and logistics	128.0	160.6	70.9
Related party (Note 13)	3.9	3.0	74.9

	724.1	746.6	424.1

Total revenues	2,632.8	3,917.5	1,412.6
Costs of product/services sold (exclusive of items shown separately below):
Product costs:
Gathering and processing	1,074.4	1,816.9	234.5
Marketing, supply and logistics	705.6	1,196.1	681.7
Related party (Note 13)	28.9	42.2	32.5

	1,808.9	3,055.2	948.7
Service costs:
Gathering and processing	0.6	0.8	0.4
Storage and transportation	20.1	22.8	12.8
Marketing, supply and logistics	53.9	76.0	33.5

	74.6	99.6	46.7

Total costs of products/services sold	1,883.5	3,154.8	995.4
Expenses:
Operations and maintenance	188.7	195.4	103.4
General and administrative (Note 13)	105.6	91.7	84.1
Depreciation, amortization and accretion	278.5	255.4	139.4

	572.8	542.5	326.9
Other operating income (expense):
Gain (loss) on long-lived assets, net	(227.8)	(35.1)	5.3
Goodwill impairment	(1,149.1)	(48.8)	(4.1)
Loss on contingent consideration (Note 12)	—	(8.6)	(31.4)

Operating income (loss)	(1,200.4)	127.7	60.1

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except unit and per unit data)

	Year Ended December 31,
	2015	2014	2013
Loss from unconsolidated affiliates, net	(60.8)	(0.7)	(0.1)
Interest and debt expense, net	(130.5)	(111.4)	(71.7)
Loss on modification/extinguishment of debt	(18.9)	—	—

Income (loss) before income taxes	(1,410.6)	15.6	(11.7)
Provision for income taxes	—	0.9	0.7

Net income (loss)	(1,410.6)	14.7	(12.4)
Net income attributable to non-controlling partners	(23.1)	(16.8)	(4.9)

Net loss attributable to Crestwood Midstream Partners LP	(1,433.7)	(2.1)	(17.3)
Net income attributable to Class A preferred units	(23.1)	(17.2)	—

Net loss attributable to partners	$(1,456.8)	$(19.3)	$(17.3)

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in millions)

	Crestwood Midstream Partners LP
	Class A Preferred Units	Partners	Non-controlling Partners	Total Partners’Capital
Balance at December 31, 2012	$—	$859.7	$—	$859.7
Net proceeds from issuance of common units	—	714.0	—	714.0
Issuance of common units for Arrow acquisition	—	200.0	—	200.0
Invested capital from Legacy Inergy, net of debt (Note 3)	—	3,827.8	—	3,827.8
Contributions from general partner	—	15.5	—	15.5
Distributions to partners	—	(419.7)	—	(419.7)
Unit-based compensation charges	—	15.8	—	15.8
Taxes paid for unit-based compensation vesting	—	(5.5)	—	(5.5)
Issuance of preferred equity of subsidiary	—	—	96.1	96.1
Net income (loss)	—	(17.3)	4.9	(12.4)

Balance at December 31, 2013	—	5,190.3	101.0	5,291.3
Change in invested capital from Legacy Inergy, net of debt (Note 3)	—	(15.3)	—	(15.3)
Issuance of Class A preferred units	430.5	—	—	430.5
Issuance of preferred equity of subsidiary	—	—	53.9	53.9
Distributions to partners	—	(470.5)	—	(470.5)
Unit-based compensation charges	—	18.1	—	18.1
Taxes paid for unit-based compensation vesting	—	(1.6)	—	(1.6)
Other	—	(0.7)	—	(0.7)
Net income (loss)	17.2	(19.3)	16.8	14.7

Balance at December 31, 2014	447.7	4,701.0	171.7	5,320.4
Issuance of Class A preferred units	58.8	—	—	58.8
Exchange of CMLP Class A preferred units for CEQP preferred units	(529.6)	529.6	—	—
Distributions to partners	—	(808.2)	(11.3)	(819.5)
Unit-based compensation charges	—	18.1	—	18.1
Taxes paid for unit-based compensation vesting	—	(2.1)	—	(2.1)
Net income (loss)	23.1	(1,456.8)	23.1	(1,410.6)

Balance at December 31, 2015	$—	$2,981.6	$183.5	$3,165.1

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2015	2014	2013
Operating activities
Net income (loss)	$(1,410.6)	$14.7	$(12.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	278.5	255.4	139.4
Amortization of debt-related deferred costs, discounts and premiums	8.1	7.3	9.1
Unit-based compensation charges	18.1	18.1	15.8
(Gain) loss on long-lived assets, net	227.8	35.1	(5.3)
Goodwill impairment	1,149.1	48.8	4.1
Loss on contingent consideration	—	8.6	31.4
Loss on modification/extinguishment of debt	18.9	—	—
Loss from unconsolidated affiliates, net, adjusted for cash distributions received	73.6	0.7	0.1
Deferred income taxes	(0.3)	0.7	—
Other	0.7	—	0.1
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	119.4	60.4	(39.9)
Inventory	2.1	26.9	(23.6)
Prepaid expenses and other current assets	3.7	(11.9)	5.9
Accounts payable, accrued expenses and other liabilities	(119.8)	25.8	101.3
Reimbursements of property, plant and equipment	73.3	21.5	—
Change in price risk management activities, net	29.2	(74.8)	27.7

Net cash provided by operating activities	471.8	437.3	253.7
Investing activities
Acquisitions, net of cash acquired (Note 3)	—	(19.5)	(561.5)
Purchases of property, plant and equipment	(182.7)	(421.7)	(339.3)
Investment in unconsolidated affiliates	(41.8)	(144.4)	(151.5)
Capital distributions from unconsolidated affiliates	9.3	—	—
Proceeds from sale of assets	2.7	2.7	11.2

Net cash used in investing activities	(212.5)	(582.9)	(1,041.1)

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2015	2014	2013
Financing activities
Proceeds from the issuance of long-term debt	3,490.1	2,089.9	2,072.8
Principal payments on long-term debt	(2,960.9)	(1,950.0)	(1,634.5)
Payments on capital leases	(2.2)	(3.2)	(4.3)
Payments for debt-related deferred costs	(17.3)	(0.1)	(32.0)
Financing fees paid for early debt redemption	(13.6)	—	—
Distributions to partners	(819.5)	(470.5)	(419.7)
Contributions from general partner	—	—	5.5
Net proceeds from issuance of common units	—	—	714.0
Net proceeds from issuance of preferred equity of subsidiary	—	53.9	96.1
Net proceeds from issuance of Class A preferred units	58.8	430.5	—
Taxes paid for unit-based compensation vesting	(2.1)	(1.6)	(5.5)
Other	(0.1)	(0.8)	—

Net cash provided by (used in) financing activities	(266.8)	148.1	792.4
Net change in cash	(7.5)	2.5	5.0
Cash at beginning of period	7.6	5.1	0.1

Cash at end of period	$0.1	$7.6	$5.1

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$118.2	$96.9	$56.7

Cash paid during the period for income taxes	$0.6	$0.4	$—

Supplemental schedule of noncash investing and financing activities
Net change to property, plant and equipment through accounts payable and accrued expenses	$(14.1)	$(40.6)	$(30.5)

Acquisitions, net of cash acquired:
Current assets		$0.5	$240.0
Property, plant and equipment		13.5	2,076.8
Intangible assets		9.4	519.4
Goodwill		3.6	1,583.2
Other assets		—	22.3
Current liabilities		(2.7)	(243.9)
Debt		(3.5)	(745.0)
Invested capital of Crestwood Midstream Partners LP, net of debt (Note 3)		—	(2,882.3)
Other liabilities		(1.3)	(9.0)

Total acquisitions, net of cash acquired		$19.5	$561.5

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CRESTWOOD MIDSTREAM PARTNERS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1— Organization and Description of Business

The accompanying notes to the consolidated financial statements apply to Crestwood Equity Partners LP (the Company, Crestwood Equity or CEQP) and Crestwood Midstream Partners LP (Crestwood Midstream or CMLP) unless otherwise indicated.

Organization

Crestwood Equity Partners LP. CEQP is a publicly-traded (NYSE: CEQP) Delaware limited partnership formed in March 2001. Crestwood Equity GP LLC, which is indirectly owned by Crestwood Holdings LLC (Crestwood Holdings), owns our non-economic general partnership interest. Crestwood Holdings, which is substantially owned and controlled by First Reserve Management, L.P. (First Reserve), also owns approximately 21% of Crestwood Equity’s limited partner units and 438,789 of its subordinated units.

Crestwood Midstream Partners LP. Crestwood Equity owns a 99.9% limited partnership interest in Crestwood Midstream and Crestwood Gas Services GP LLC (CGS GP), a wholly-owned subsidiary of Crestwood Equity, owns a 0.1% limited partnership interest in Crestwood Midstream. Crestwood Midstream GP LLC, a wholly-owned subsidiary of Crestwood Equity, owns the non-economic general partnership interest of Crestwood Midstream.

Crestwood Merger (2013). In May 2013, Crestwood Holdings and the former owners of Crestwood Equity’s general partner entered into a series of transactions that would effectively consolidate and combine the operations of Legacy Crestwood and Legacy Inergy (both as defined below). The parties first completed a series of “upstairs” transactions in June 2013 that resulted in Crestwood Holdings’ acquisition of control of Crestwood Equity. The “downstairs” portion of the strategic business combination was completed in October 2013 when publicly-traded Legacy Crestwood merged with and into publicly-traded Inergy Midstream (the Crestwood Merger) and Inergy Midstream immediately thereafter changed its name to Crestwood Midstream Partners LP. Additionally, Legacy Crestwood unitholders (other than Crestwood Holdings) received a one-time $34.9 million cash payment at the closing of the merger in October 2013, or $1.03 per unit, $24.9 million of which was paid by Inergy Midstream and $10 million of which was paid by Crestwood Holdings.

Following the closing of the Crestwood Merger on October 7, 2013, Crestwood Holdings exchanged 7,100,000 common units of Crestwood Midstream for 14,300,000 of CEQP common units pursuant to an option granted to Crestwood Holdings when it acquired CEQP’s general partner.

Simplification Merger (2015). In May 2015, CEQP, Crestwood Midstream and certain of their affiliates entered into a definitive agreement under which Crestwood Midstream would merge with a wholly-owned subsidiary of CEQP, with Crestwood Midstream surviving as a wholly-owned subsidiary of CEQP (the Simplification Merger). On September 30, 2015, the Simplification Merger was completed immediately following the affirmative approval of the merger by Crestwood Midstream’s unaffiliated unitholders and Crestwood Midstream completed the merger on that date. As part of the merger consideration, Crestwood Midstream’s common and preferred unitholders (other than CEQP and its subsidiaries) received 2.75 common or preferred units of CEQP for each common or preferred unit of Crestwood Midstream held upon the completion of the merger.

Prior to the Simplification Merger, CEQP indirectly owned a non-economic general partnership interest in CMLP and 100% of its incentive distribution rights (IDRs), which entitled CEQP to receive 50% of all distributions paid by Crestwood Midstream in excess of its initial quarterly distribution of $0.37 per common unit. Crestwood Midstream’s common units were also listed on the New York Stock Exchange (NYSE) under the listing symbol “CMLP.” Upon becoming a wholly-owned subsidiary of CEQP as a result of the Simplification Merger, Crestwood Midstream’s IDRs were eliminated and its common units ceased to be listed on the NYSE.

The diagram below reflects a simplified version of our ownership structure as of December 31, 2015:

During the fourth quarter of 2015, Crestwood Holdings acquired 3,458,912 CEQP units from the public in a series of purchases. In January 2016, Crestwood Holdings acquired an additional 1,525,430 units from the public.

Unless otherwise indicated, references in this report to “we,” “us,” “our,” “ours,” “our company,” the “partnership,” the “Company,” “Crestwood Equity,” and similar terms refer to either Crestwood Equity Partners LP itself or Crestwood Equity Partners LP and its consolidated subsidiaries, as the context requires. Unless otherwise indicated, references to (i) the Crestwood Merger refers to the October 7, 2013 merger of the Company’s wholly-owned subsidiary with and into Legacy Crestwood, with Inergy Midstream continuing as the surviving legal entity; (ii) Legacy Inergy refers to either Inergy, L.P. itself or Inergy, L.P. and its consolidated subsidiaries prior to the Crestwood Merger, (iii) Inergy Midstream and NRGM refer to either Inergy Midstream, L.P. itself or Inergy Midstream, L.P. and its consolidated subsidiaries prior to the Crestwood Merger, (iv) Legacy Crestwood and Legacy CMLP refer to either Crestwood Midstream Partners LP itself or Crestwood Midstream Partners LP and its consolidated subsidiaries prior to the Crestwood Merger, and (v) Crestwood Midstream and CMLP refers to Crestwood Midstream Partners LP and its consolidated subsidiaries following the Crestwood Merger. See Note 3 for additional information on the Crestwood Merger.

Description of Business

Prior to the Simplification Merger, except for the assets comprising our proprietary NGL marketing business, all of our operating assets were owned by or through Crestwood Midstream. Crestwood Operations LLC (Crestwood Operations), a wholly-owned subsidiary of CEQP, owned and operated the assets comprising our proprietary NGL marketing business, consisting mainly of our West Coast NGL assets, our Seymour NGL storage facility, and our NGL transportation terminals and fleet. In connection with the closing of the Simplification Merger on September 30, 2015, CEQP contributed 100% of its interest in Crestwood Operations to Crestwood Midstream. As a result of this equity contribution, and as of December 31, 2015, substantially all of the Company’s consolidated assets are owned by or through Crestwood Midstream.

In conjunction with the Simplification Merger described above, we modified our segments and our financial statements now reflect three operating and reporting segments: (i) gathering and processing operations; (ii) storage and transportation operations; and (iii) marketing, supply and logistics operations (formerly NGL and crude services operations). Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT operations and Powder River Basin Industrial Complex, LLC (PRBIC) investment are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations. Below is a description of our operating and reporting segments.

•	Gathering and Processing: our gathering and processing (G&P) operations provide gathering and transportation services (natural gas, crude oil and produced water) and processing, treating and compression services (natural gas) to producers in unconventional shale plays and tight-gas plays in Arkansas, Louisiana, New Mexico, North Dakota, Texas, West Virginia, and Wyoming. This segment primarily includes (i) our crude oil, gas and produced water gathering systems in the Bakken Shale play; (ii) our rich gas gathering systems and processing plants in the Bakken, Barnett, Marcellus, Delaware Permian and Powder River Basin (PRB) Niobrara Shale plays; and (iii) our dry gas gathering systems in the Barnett, Fayetteville, and Haynesville Shale plays.

•	Storage and Transportation: our storage and transportation (S&T) operations provide natural gas and crude oil storage and transportation services to producers, utilities and other customers. This segment primarily includes (i) our natural gas storage facilities (Stagecoach, Thomas Corners, Steuben, Seneca Lake and Tres Palacios, our equity investment); (ii) our regulated natural gas transportation facilities (the North-South Facilities, the MARC I Pipeline and the East Pipeline) in New York and Pennsylvania; and (iii) our crude oil rail loading facilities (the COLT Hub located in North Dakota and PRBIC, our equity investment located in Wyoming).

•	Marketing, Supply and Logistics: our marketing, supply and logistics (MS&L) operations provide NGL and crude oil storage, marketing and transportation services to producers, refiners, marketers and other customers. This segment primarily includes (i) our fleet of rail and rolling stock, which includes our rail-to-truck NGL terminals located in Florida, New Jersey, New York and Rhode Island, and our truck maintenance facilities located in Indiana, Mississippi, Newy Jersey and Ohio; (ii) our West Coast processing and fractionation operations located near Bakersfield, California; (iii) our NGL storage facilities in Bath, New York and Seymour, Indiana; (iv) our crude oil and produced water transportation assets; and (v) our solution-mining and salt production company (US Salt).

Note 2—Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

Our consolidated financial statements are prepared in accordance with GAAP and include the accounts of all consolidated subsidiaries after the elimination of all intercompany accounts and transactions. Our consolidated financial statements for prior periods include reclassifications that were made to conform to the current year presentation, none of which impacted our previously reported net income, earnings per unit or partners’ capital. In management’s opinion, all necessary adjustments to fairly present our results of operations, financial position and cash flows for the periods presented have been made and all such adjustments are of a normal and recurring nature.

Crestwood Equity. Crestwood Equity’s consolidated financial statements were originally the financial statements of Legacy Crestwood GP, prior to being acquired by us on June 19, 2013. The acquisition of Legacy Crestwood GP was accounted for as a reverse acquisition under the purchase method of accounting in accordance with accounting standards for business combinations. The accounting for the reverse acquisition resulted in the legal acquiree (Legacy Crestwood GP) being the acquirer for accounting purposes. Crestwood Equity’s accounting acquiree (inclusive of Legacy Inergy) was subject to the purchase method of accounting and its balance sheet was adjusted to fair market value as of June 19, 2013. Although Legacy Crestwood GP was the acquiring entity for accounting purposes, Crestwood Equity was the acquiring entity for legal purposes.

Crestwood Midstream. Crestwood Midstream’s consolidated financial statements were originally the financial statements of Legacy Crestwood, prior to the Crestwood Merger and the merger of Legacy Crestwood with and into Inergy Midstream on October 7, 2013. The merger of Legacy Crestwood and Inergy Midstream on October 7, 2013 was accounted for as a reverse merger amongst entities under common control with Legacy Crestwood continuing as the surviving entity for accounting purposes and Inergy Midstream continuing as the surviving entity for legal purposes. As the reverse merger was amongst entities under common control, the Crestwood Midstream financial statements were recast to reflect the operations of Inergy Midstream as being acquired by Legacy Crestwood on June 19, 2013, the date in which Inergy Midstream and Legacy Crestwood came under common control.

In connection with the closing of the Simplification Merger on September 30, 2015, CEQP contributed 100% of its interest in Crestwood Operations to Crestwood Midstream. As a result of this equity contribution, Crestwood Midstream controls the operating and financial decisions of Crestwood Operations. Crestwood Midstream accounted for this transaction as a reorganization of entities under common control and the accounting standards related to such transactions requires Crestwood Midstream to record the assets and liabilities of Crestwood Operations at CEQP’s carrying value and retroactively adjust Crestwood Midstream’s historical results to reflect the operations of Crestwood Operations as being acquired on June 19, 2013, the date in which Crestwood Midstream and Crestwood Operations came under common control.

Principles of Consolidation

We consolidate entities when we have the ability to control or direct the operating and financial decisions of the entity or when we have a significant interest in the entity that gives us the ability to direct the activities that are significant to that entity. The determination to consolidate or apply the equity method of accounting to an entity can also require us to evaluate whether that entity is considered a variable interest entity. This evaluation, along with the determination of our ability to control, direct or exert significant influence over an entity involves the use of judgment. We apply the equity method of accounting where we can exert significant influence over, but do not control or direct the policies, decisions or activities of an entity. We use the cost method of accounting where we are unable to exert significant influence over the entity.

In December 2014, Crestwood Equity sold its 100% interest in Tres Palacios Gas Storage Company LLC (Tres Palacios) to Tres Palacios Holdings LLC (Tres Holdings), a newly formed joint venture between Crestwood Midstream and an affiliate of Brookfield Infrastructure Group (Brookfield); consequently, Crestwood Equity deconsolidated Tres Palacios and began accounting for the investment in Tres Holdings under the equity method of accounting through its indirect ownership in Crestwood Midstream. See Note 6 for additional information related to the sale of Tres Palacios.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues and expenses and our disclosures in these consolidated financial statements. Actual results can differ from those estimates.

Cash

We consider all highly liquid investments with an original maturity of less than three months to be cash.

Inventory

Inventory for our our storage and transportation operations and our marketing, supply and logistics operations are stated at the lower of cost or market and are computed predominantly using the average cost method. Our inventory consisted primarily of NGLs of approximately $35.4 million and $37.5 million at December 31, 2015 and 2014.

Property, Plant and Equipment

Property, plant and equipment is recorded at is original cost of construction or, upon acquisition, at the fair value of the assets acquired. For assets we construct, we capitalize direct costs, such as labor and materials, and indirect costs, such as overhead and interest. We capitalize major units of property replacements or improvement and expense minor items. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, as follows:

Years
Gathering systems and pipelines	20
Facilities and equipment	20 – 25
Buildings, rights-of-way and easements	20 – 40
Office furniture and fixtures	5 – 10
Vehicles	5

We deplete salt deposits included in our property, plant and equipment utilizing the unit of production method.

We evaluate our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such events or changes in circumstances are present, a loss is recognized if the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset, which is typically based on discounted cash flow projections using assumptions as to revenues, costs and discount rates typical of third party market participants, which is a Level 3 fair value measurement.

During 2015 and 2014, we recorded the following impairments for our property, plant and equipment included in gain (loss) on long-lived assets in our consolidated statements of operations:

•	During 2015 and 2014, we incurred $8.5 million and $13.2 million of impairments of our property, plant and equipment related to our Granite Wash gathering and processing operations, which resulted from decreases in forecasted cash flows for those operations given that our major customer of those assets has declared bankruptcy and has ceased any substantial drilling in the Granite Wash in the near future given current and future anticipated market conditions related to normal gas and NGLs. The fair value of our property, plant and equipment related to our Granite Wash operations was $11.2 million as of December 31, 2015.

•	During 2015, Crestwood Equity incurred $354.4 million of impairments of its property, plant and equipment related to its Barnett gathering and processing operations, which resulted from the recent actions of our primary customer in the Barnett Shale, Quicksilver Resources, Inc. (Quicksilver), related to its filing for protection under Chapter 11 of the U.S. Bankruptcy Code in 2015. The fair value of our property, plant and equipment related to our Barnett operations was $298.5 million as of December 31, 2015.

•	During 2015, we incurred $61.9 million and $45.7 million of impairments of property, plant and equipment related to our Fayetteville and Haynesville gathering and processing operations, respectively, which resulted from decreases in forecasted cash flows for those operations given that our customers for those assets have ceased any substantial drilling in the Fayetteville and Haynesville Shales in the near future given current and future anticipated market conditions related to natural gas. The fair value of our property, plant and equipment related to our Fayetteville and Haynesville operations was $59.3 million and $3.8 million, respectively, as of December 31, 2015.

•	During 2015, we incurred $31.2 million of impairments on our property, plant and equipment related to our Watkins Glen development project in our marketing, supply and logistics segment, which resulted from continued delays and uncertainties in the permitting of our proposed NGL storage facility. The fair value of our property, plant and equipment related to our Watkins Glen development project was $6.7 million as of December 31, 2015.

The remaining carrying value related to the property, plant and equipment associated with these assets represents the fair value of the property, plant and equipment as of December 31, 2015, which is a Level 3 fair value measurement. Our estimates of fair value considered a number of factors, including the potential value we would receive if we sold the asset, a 15% discount rate and projected cash flows. Projected cash flows of our property, plant and equipment are generally based on current and anticipated future market conditions, which require significant judgment to make projections and assumptions about pricing, demand, competition, operating costs, constructions costs, legal and regulatory issues and other factors that may extend many years into the future and are often outside of our control. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates.

Identifiable Intangible Assets

Our identifiable intangible assets consist of customer accounts, covenants not to compete, trademarks, certain revenue contracts and deferred financing costs. Customer accounts, covenants not to compete, trademarks and certain of our revenue contracts have arisen from acquisitions. We amortize certain of our revenue contracts based on the projected cash flows associated with these contracts if the projected cash flows are readily determinable, otherwise we amortize our revenue contracts on a straight-line basis. Deferred financing costs represent financing costs incurred in obtaining financing and are being amortized over the term of the related debt using a method which approximates the effective interest method and has a weighted average life of six years. We recognize acquired intangible assets separately if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer’s intent to do so.

During 2015 and 2014, we recorded the following impairments of our intangible assets included in gain (loss) on long-lived assets in our consolidated statements of operations:

•	During 2014, we fully impaired $20 million of intangible assets related to our Granite Wash gathering and processing operations, which resulted from decreases in forecasted cash flows for those operations given that our major customer of those assets has declared bankruptcy and has ceased any substantial drilling in the Granite Wash in the near future given current and future anticipated market conditions related to natural gas and NGLs.

•	During 2015, Crestwood Equity fully impaired $238.9 million of its intangible assets related to its Barnett gathering and processing operations, which resulted from the recent actions of our primary customer in the Barnett Shale, Quicksilver, related to filing for protection under Chapter 11 of the U.S. Bankruptcy Code in 2015.

•	During 2015, we fully impaired $70.9 million and $6.0 million of intangible assets related to our Fayetteville and Haynesville gathering and processing operations, respectively, which resulted from decreases in forecasted cash flows for those operations given that our customers for those assets have ceased any substantial drilling in the Fayetteville and Haynesville Shales in the near future given current and future anticipated market conditions related to natural gas.

The remaining carrying value related to these intangible assets represents the fair value of the intangible assets as of December 31, 2015, which is a Level 3 fair value measurement. Our estimates of fair value considered a number of factors, including the potential value we would receive if we sold the asset, a 15% discount rate and projected cash flows. Projected cash flows of our intangible assets are generally based on current and anticipated future market conditions, which require significant judgment to make projections and assumptions about pricing, demand, competition, operating costs, construction costs, legal and regulatory issues and other factors that may extend many years into the future and are often outside of our control. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates.

Certain intangible assets are amortized on a straight-line basis over their estimated economic lives, as follows:

Weighted-Average Life (years)
Customer accounts	22
Covenants not to compete	5
Trademarks	6

Goodwill

Our goodwill represents the excess of the amount we paid for a business over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment annually on December 31, and whenever events indicate that it is more likely than not that the fair value of a reporting unit could be less than its carrying amount. This evaluation requires us to compare the fair value of each of our reporting units to its carrying value (including goodwill). If the fair value exceeds the carrying amount, goodwill of the reporting unit is not considered impaired.

We estimate the fair value of our reporting units based on a number of factors, including discount rates, projected cash flows and the potential value we would receive if we sold the reporting unit. We also compare the total fair value of our reporting units to our overall enterprise value, which considers the market value for our common and preferred units. Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of each of our reporting units (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our customers, such as their future capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates. If the assumptions embodied in the projections prove inaccurate, we could incur a future impairment charge.

We acquired substantially all of our reporting units in 2013, 2012 and 2011, which required us to record the assets, liabilities and goodwill of each of those reporting units at fair value on the date they were acquired. As a result, any level of decrease in the forecasted cash flows of these businesses or increases in the discount rates utilized to value those businesses from their respective acquisition dates would likely result in the fair value of the reporting unit falling below the carrying value of the reporting unit, and could result in an assessment of whether that reporting unit’s goodwill is impaired.

Commodity prices have continued to decline since late 2014, and that decline has adversely impacted forecasted cash flows, discount rates and stock/unit prices for most companies in the midstream industry, including us. As a result, we recorded goodwill impairments on several of our reporting units during 2015 and 2014. The following table summarizes the goodwill of our various reporting units (in millions):

	Goodwill at December 31, 2013	Final Purchase Price Allocation Adjustments	Goodwill Impairments during the Year Ended December 31, 2014	Goodwill at December 31, 2014	Goodwill Impairments during the Year Ended December 31, 2015(1)	Goodwill at December 31, 2015
Gathering and Processing
Fayetteville	$76.8	$—	$4.3	$72.5	$72.5	$—
Granite Wash	14.2	—	14.2	—	—	—
Marcellus	8.6	—	—	8.6	—	8.6
Arrow	45.5	0.4	—	45.9	—	45.9
Storage and Transportation
Northeast Storage and Transportation	727.1	(0.8)	—	726.3	—	726.3
COLT	670.5	(2.2)	—	668.3	623.4	44.9
Marketing, Supply and Logistics
West Coast	89.1	(3.2)	—	85.9	85.9	—
Supply and Logistics	269.5	(3.3)	—	266.2	99.0	167.2
Storage and Terminals	104.7	(0.5)	—	104.2	53.7	50.5
US Salt	16.1	(1.3)	2.2	12.6	—	12.6
Trucking	178.4	(0.5)	—	177.9	148.4	29.5
Watkins Glen	94.6	(0.3)	28.1	66.2	66.2	—

Total Crestwood Midstream	$2,295.1	$(11.7)	$48.8	$2,234.6	$1,149.1	$1,085.5

Barnett (Gathering and Processing)	257.2	—	—	257.2	257.2	—

Total Crestwood Equity	$2,552.3	$(11.7)	$48.8	$2,491.8	$1,406.3	$1,085.5

(1)	Included in these amounts are approximately $515.4 million and $470.6 million of goodwill impairments recorded at Crestwood Equity and Crestwood Midstream, respectively, during the three months ended December 31, 2015, which primarily resulted from the finalization of the preliminary goodwill impairments recorded on these reporting units during the three months ended September 30, 2015.

The goodwill impairments recorded during 2015 and 2014 primarily resulted from decreasing forecasted cash flows and increasing the discount rates utilized in determining the fair value of the reporting units considering the continued decrease in commodity prices and its impact on the midstream industry and our customers. We utilized discount rates ranging from 10% to 16% to determine the fair value of our reporting units as of December 31, 2015.

The remaining goodwill related to these reporting units represents the fair value of the goodwill as of December 31, 2015, which is a Level 3 fair value measurement.

Investment in Unconsolidated Affiliates

We evaluate our equity method investments for impairment when events or circumstances indicate that the carrying value of the equity method investment may be impaired and that impairment is other than temporary. If an event occurs, we evaluate the recoverability of our carrying value based on the fair value of the investment. If an impairment is indicated, or if we decide to sell an investment in unconsolidated affiliate, we adjust the carrying values of the asset downward, if necessary, to their estimated fair values.

We estimated the fair value of our equity-method investments at December 31, 2015 based on projected cash flows, a 15.5% discount rate and the potential value we would receive if we sold the equity-method investment. Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of each of our equity-method investments (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our equity-method investments’ customers, such as future capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates.

During 2015, we recorded a $51.4 million and $23.4 million impairment of our Jackalope Gas Gathering Services, L.L.C. (Jackalope) and Powder River Basin Industrial Complex, LLC (PRBIC) equity-method investments, respectively, as a result of decreasing forecasted cash flows and increasing the discount rates utilized in determining the fair value of the equity-method investments considering the continued decrease in commodity prices and its impact on the midstream industry and our equity-method investments’ customers. The remaining carrying value of $202.4 million and $15.1 million related to our Jackalope and PRBIC equity-method investments, respectively, represents the fair value of the equity-method investments as of December 31, 2015, which is a Level 3 fair value measurement.

Asset Retirement Obligations

An asset retirement obligation (ARO) is an estimated liability for the cost to retire a tangible asset. We record a liability for legal or contractual obligations to retire our long-lived assets associated with right-of-way contracts we hold and our facilities whether owned or leased. We record a liability in the period the obligation is incurred and estimable. An ARO is initially recorded at its estimated fair value with a corresponding increase to property, plant and equipment. This increase in property, plant and equipment is then depreciated over the useful life of the asset to which that liability relates. An ongoing expense is recognized for changes in the fair value of the liability as a result of the passage of time, which we record as depreciation, amortization and accretion expense on our consolidated statements of operations. The fair value of certain AROs could not be determined as the settlement dates (or range of dates) associated with these assets were not estimable. At December 31, 2015 and 2014, our AROs were reflected in other long-term liabilities on our consolidated balance sheets. See Note 5 for a further discussion of our AROs.

Revenue Recognition

We gather, treat, compress, store, transport and sell various commodities (including crude oil, natural gas, NGLs and water) pursuant to fixed-fee and percent-of-proceeds contracts. Under certain of those contracts in our G&P operations and our marketing, supply and logistics operations, we take title to the underlying commodity. In the current year, we changed our income statement to classify the revenues associated with the products to which we take title as product revenues in our consolidated statement of operations. In addition, we also reclassified our historical consolidated statements of operations for the years ended December 31,2014 and 2013 to reflect this change. We classify all other revenues as service revenues in our consolidated statement of operations.

We recognize revenues for these services and products when all of the following criteria are met:

•	services have been rendered or products delivered or sold;

•	persuasive evidence of an exchange arrangement exists;

•	the price for services is fixed or determinable; and

•	collectability is reasonably assured.

We record deferred revenue when we receive amounts from our customers but have not met the criteria listed above. We recognize deferred revenue in our consolidated statements of operations when the criteria has been met and all services have been rendered. At December 31, 2015 and 2014, we had deferred revenue of approximately $14.2 million and $12.2 million, which is reflected in accrued expenses and other liabilities on our consolidated balance sheets.

Credit Risk and Concentrations

Inherent in our contractual portfolio are certain credit risks. Credit risk is the risk of loss from nonperformance by suppliers, customers or financial counterparties to a contract. We take an active role in managing credit risk and have established control procedures, which are reviewed on an ongoing basis. We attempt to minimize credit risk exposure through credit policies and periodic monitoring procedures as well as through customer deposits, letters of credit and entering into netting agreements that allow for offsetting counterparty receivable and payable balances for certain financial transactions, as deemed appropriate.

Income Taxes

Crestwood Equity is a master limited partnership and Crestwood Midstream is a limited partnership. Partnerships are generally not subject to federal income tax, although publicly-traded partnerships are treated as corporations for federal income tax purposes and therefore are subject to federal income tax, unless the partnership generates at least90% of its gross income from qualifying sources. If the qualifying income requirement is satisfied, the publicly-traded partnership will be treated as a partnership for federal income tax purposes. We satisfy the qualifying income requirement and are treated as a partnership for federal and state income tax purposes. Our consolidated earnings are included in the federal and state income tax returns of our partners. However, legislation in certain states allows for taxation of partnerships, and as such, certain state taxes have been included in our accompanying financial statements as income taxes due to the nature of the tax in those particular states as discussed below. In addition, federal and state income taxes are provided on the earnings of the subsidiaries incorporated as taxable entities. We are required to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using expected rates in effect for the year in which the differences are expected to reverse.

We are responsible for the Texas Margin tax computed on the Texas franchise tax returns. The margin tax qualifies as an income tax under GAAP, which requires us to recognize the impact of this tax on the temporary differences between the financial statement assets and liabilities and their tax basis attributable to such tax.

Net earnings for financial statement purposes may differ significantly from taxable income reportable to unitholders as a result of differences between the tax basis and the financial reporting basis of assets and liabilities and the taxable income allocation requirements under the partnership agreement.

Environmental Costs and Other Contingencies

We recognize liabilities for environmental and other contingencies when there is an exposure that indicates it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Where the most likely outcome of a contingency can be reasonably estimated, we accrue a liability for that amount. Where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than any other, the low end of range is accrued.

We record liabilities for environmental contingencies at their undiscounted amounts on our consolidated balance sheets as accrued expenses and other liabilities when environmental assessments indicate that remediation efforts are probable and costs can be reasonably estimated. Estimates of our liabilities are based on currently available facts and presently enacted laws and regulations, taking into consideration the likely effects of other societal and economic factors. These estimates are subject to revision in future periods based on actual costs or new circumstances. We capitalize costs that benefit future periods and recognize a current period charge in operations and maintenance expenses when clean-up efforts do not benefit future periods.

We evaluate potential recoveries of amounts from third parties, including insurance coverage, separately from our liability. Recovery is evaluated based on the solvency of the third party, among other factors. When recovery is assured, we record and report an asset separately from the associated liability on our consolidated balance sheet.

Price Risk Management Activities

We utilize certain derivative financial instruments to (i) manage our exposure to commodity price risk, specifically, the related change in the fair value of inventory, as well as the variability of cash flows related to forecasted transactions; (ii) ensure the availability of adequate physical supply of commodity; and (iii) manage our exposure to the interest rate risk associated with fixed and variable rate borrowings. We record all derivative instruments on the balance sheet at their fair values as either assets or liabilities measured at fair value. Changes in the fair value of these derivative financial instruments are recorded through current earnings.

We did not have any derivatives identified as fair value hedges or cash flow hedges for accounting purposes during the years ended December 31, 2015, 2014 or 2013.

Unit-Based Compensation

Long-term incentive awards are granted under the Crestwood Equity incentive plan. Unit-based compensation awards consist of restricted units that are valued at the closing market price of CEQP’s common units on the date of grant, which reflects the fair value of such awards. For those awards that are settled in cash, the associated liability is remeasured at every balance sheet date through settlement, such that the vested portion of the liability is adjusted to reflect its revised fair value through compensation expense. We generally recognize the expense associated with the award over the vesting period.

New Accounting Pronouncements Issued But Not Yet Adopted

As of December 31, 2015, the following accounting standards had not yet been adopted by us.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance. We expect to adopt the provisions of this standard effective January 1, 2018 and are currently evaluating the impact that this standard will have on our consolidated financial statements.

In February 2015, the FASB issued Accounting Standards Update 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which provides additional guidance on the consolidation of limited partnerships and on the evaluation of variable interest entities. We adopted the provisions of this standard effective January 1, 2016 and it is not anticipated to have a material impact on our consolidated financial statements.

In April 2015, the FASB issued Accounting Standards Update 2015-03, Interest—Imputation of Interest (Subtopic 835-30), which requires deferred debt issuance costs to be classified as a reduction of the debt liability rather than as an asset in the balance sheet. We adopted the provisions of this standard effective January 1, 2016 and it is not anticipated to have a material impact on our consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842), which revises the accounting for leases by requiring certain leases to be recognized as assets and liabilities in the balance sheet, and requiring companies to disclose additional information about their leasing arrangements. We expect to adopt the provisions of this standard effective January 1, 2019 and are currently evaluating the impact that this standard will have on our consolidated financial statements.

Note 3—Acquisitions

2014 Acquisitions

Crude Transportation Acquisitions (Bakken)

Red Rock. On March 21, 2014, Crestwood Midstream purchased substantially all of the operating assets of Red Rock Transportation Inc. (Red Rock) for approximately $13.8 million, comprised of $12.1 million paid at closing plus deferred payments of $1.8 million. Red Rock is a trucking operation located in Watford City, North Dakota which provides crude oil and produced water hauling services to the oilfields of western North Dakota and eastern Montana. The acquired assets include a fleet of approximately 56 trailer tanks, 22 double bottom body tanks and 44 tractors with 28,000 barrels per day of transportation capacity. We finalized the purchase price and allocated approximately $10.6 million of the purchase price to property, plant and equipment and intangible assets and approximately $3.2 million to goodwill. Goodwill recognized related primarily to anticipated operating synergies between the assets acquired and our existing assets. These assets are included in our marketing, supply and logistics segment.

LT Enterprises. On May 9, 2014, Crestwood Midstream purchased substantially all of the operating assets of LT Enterprises, Inc. (LT Enterprises) for approximately $10.7 million, comprised of $9.0 million paid at closing plus deferred payments of $1.7 million. LT Enterprises is a trucking operation located in Watford City, North Dakota which provides crude oil and produced water hauling services primarily to the oilfields of western North Dakota. The acquired assets include a fleet of approximately 38 tractors, 51 crude trailers and 17 service vehicles with 20,000 barrels per day of transportation capacity. In addition, Crestwood Midstream acquired employee housing and 20 acres of greenfield real property located two miles south of Watford City. We finalized the purchase price and allocated all of the purchase price to property, plant and equipment and intangible assets. These assets are included in our marketing, supply and logistics segment.

The acquisitions of Red Rock and LT Enterprises were not material to our marketing, supply and logistics segment’s results of operations for the year ended December 31, 2014. In addition, transaction costs related to these acquisitions were not material for the year ended December 31, 2014.

2013 Acquisitions

Crestwood Merger

As described in Note 2, the acquisition of Legacy Crestwood GP was accounted for as a reverse merger under the purchase method of accounting in accordance with the accounting standards for business combinations. This accounting treatment requires the accounting acquiree (Legacy Inergy) to have its assets and liabilities stated at fair value as well as any other purchase accounting adjustments as of June 19, 2013, the date of the acquisition. The fair value of Legacy Inergy was calculated based on the consolidated enterprise fair value of Legacy Inergy as of June 19, 2013. This consolidated enterprise fair value considered Legacy Inergy and Inergy Midstream’s (i) discounted future cash flows based on their operations; (ii) the stock prices of NRGY and NRGM; (iii) the value of their outstanding senior notes based on quoted market prices for same or similar issuances; (iv) the value of their outstanding floating rate debt; and (v) the value of IDRs of Crestwood Midstream.

As discussed in Note 2, the Crestwood Merger was accounted for as a reverse merger amongst entities under common control. This accounting treatment requires the accounting acquiree (Inergy Midstream) to have its assets and liabilities stated at fair value as well as any other purchase accounting adjustments as of June 19, 2013, the date in which Legacy Crestwood and Inergy Midstream came under common control. The fair value of Legacy Inergy was calculated based on the consolidated enterprise value of Inergy Midstream as of June 19, 2013. This consolidated enterprise value considered Inergy Midstream’s (i) discounted future cash flows based on its operations; (ii) the stock price of Inergy Midstream; (iii) the value of its outstanding senior notes based on quoted market prices for same or similar issuances; and (iv) the value of its outstanding floating rate debt.

In June 2014, we finalized the purchase price allocations for these reverse mergers. The following table summarizes the final valuation of the assets acquired and liabilities assumed at the merger date (in millions):

	CEQP	CMLP
Current assets	$224.5	$49.1
Property, plant and equipment	2,088.1	1,677.8
Intangible assets	337.5	196.0
Other assets	12.7	2.9

Total identifiable assets acquired	2,662.8	1,925.8
Current liabilities	207.6	30.9
Long-term debt	1,079.3	745.0
Other long-term liabilities	146.6	5.3

Total liabilities assumed	1,433.5	781.2
Net identifiable assets acquired	1,229.3	1,144.6
Goodwill	2,134.8	1,532.7

Net assets acquired	$3,364.1	$2,677.3

The amounts in the table above related to CMLP reflect historical purchase price allocation amounts and have not been recasted to reflect the contribution of Crestwood Operations to Crestwood Midstream as described in Note 1. Reductions of approximately $15.3 million from our preliminary estimates of the fair value of CEQP as of December 31, 2013 relate primarily to goodwill and were based on additional valuation information obtained on the components that comprised the enterprise fair value of Legacy Inergy as well as certain of our storage and transportation assets and obligations, primarily related to our Tres Palacios storage operations, which we previously consolidated. Of the$2,134.8 million of goodwill recorded at December 31, 2014 at CEQP as a result of the Crestwood Merger, $740.2 million was reflected in our marketing, supply and logistics segment and $1,394.6 million was reflected in our storage and transportation segment. Of the $1,532.7 million of goodwill recorded at December 31, 2014 at CMLP as a result of the Crestwood Merger, $138.1 million was reflected in our marketing, supply and logistics segment and $1,394.6 million was reflected in our storage and transportation segment. Goodwill recognized related primarily to synergies and new expansion opportunities expected to result from the combination of Legacy Crestwood and Legacy Inergy. During 2015 and 2014, we recorded impairments of goodwill for certain of our reporting units acquired in the Crestwood Merger. See Note 2 for a further discussion of our goodwill impairments.

During the period from June 19, 2013 to December 31, 2013, CEQP and CMLP recognized $916.7 million and $902.6 million of operating revenues, respectively and $23.9 million and $32.8 million of operating income, respectively related to these reverse mergers. In addition, CEQP and CMLP recognized transaction costs related to the reverse mergers of approximately $3.4 million and $2.1 million, respectively for the year ended December 31, 2014 and $30.1 million and $24.7 million, respectively for the year ended December 31, 2013. These costs are reflected in general and administrative expenses in our consolidated statements of operations.

Arrow Acquisition

On November 8, 2013, Crestwood Midstream acquired Arrow Midstream Holdings, LLC (Arrow), a privately-held midstream company, for approximately $750 million, subject to customary capital expenditure and working capital adjustments of approximately $11.3 million, representations, warranties and indemnifications. The acquisition was consummated by merging a wholly-owned subsidiary of Crestwood Midstream with and into Arrow (the Arrow Acquisition), with Arrow continuing as the surviving entity and as a result, a wholly-owned subsidiary of Crestwood Midstream. The base merger consideration consisted of $550 million in cash and 8,826,125 common units of Crestwood Midstream issued to the sellers, subject to adjustment for standard working capital provisions.

Arrow, through its wholly-owned subsidiaries, owns and operates substantial crude oil, natural gas and water gathering systems located on the Fort Berthold Indian Reservation in the core of the Bakken Shale in McKenzie and Dunn Counties, North Dakota. Arrow also owns salt water disposal wells and a 23-acre central delivery point with multiple pipeline take-away outlets and a fully-automated truck loading facility.

In June 2014, we finalized the Arrow Acquisition purchase price allocation. The following table summarizes the final valuation of the assets acquired and liabilities assumed at the acquisition date (in millions):

Current assets	$192.7
Property, plant and equipment	400.5
Intangible assets	323.4
Other assets	19.5

Total identifiable assets acquired	936.1
Current liabilities	215.8
Assets retirement obligations	1.2
Other long-term liabilities	3.7

Total liabilities assumed	220.7
Net identifiable assets acquired	715.4
Goodwill	45.9

Net assets acquired	$761.3

The $45.9 million of goodwill is reflected in our gathering and processing segment. Goodwill recognized related primarily to anticipated operating synergies between the assets acquired and our existing assets. During the year ended December 31, 2013, we recognized $218.8 million of operating revenues and $1.7 million of operating income related to this acquisition. Transaction costs related to the Arrow Acquisition were approximately $5.4 million and $1.2 million, for the years ended December 31, 2014 and 2013. These costs are included in general and administrative expenses in our consolidated statements of operations.

Unaudited Pro Forma Information

The following table presents unaudited pro forma consolidated revenues, net income and net income per limited partner unit as if the reverse mergers and the Arrow Acquisition had been included in our consolidated results for the entire year ended December 31, 2013 (in millions, except per unit information).

	CEQP	CMLP
Revenues	$3,449.3	$3,423.8

Net income (loss)	$3.9	$(5.0)

Net income per limited partner unit:
Basic	$0.40

Diluted	$0.40

These amounts have been calculated after applying our accounting policies and adjusting the results of the acquisitions to reflect the depreciation and amortization based on the estimated fair value adjustments to property, plant and equipment and intangible assets.

Note 4—Certain Balance Sheet Information

Property, Plant and Equipment

Property, plant and equipment of the following at December 31, 2015 and 2014 (in millions):

	CEQP		CMLP
	December 31,		December 31,
	2015	2014	2015	2014
Gathering systems and pipelines	$1,070.4	$1,410.9	$1,213.2	$1,279.5
Facilities and equipment	1,505.9	1,648.3	1,691.0	1,653.8
Buildings, land, rights-of-way, storage contracts and easements	833.4	841.5	837.1	840.0
Vehicles	46.3	45.2	44.6	43.5
Construction in process	114.5	156.5	114.5	156.5
Base gas	37.3	37.5	37.3	37.5
Salt deposits	120.5	120.5	120.5	120.5
Office furniture and fixtures	19.4	13.5	19.5	13.3

	3,747.7	4,273.9	4,077.7	4,144.6
Less: accumulated depreciation and depletion	436.9	380.1	552.0	398.6

Total property, plant and equipment, net	$3,310.8	$3,893.8	$3,525.7	$3,746.0

Depreciation. CEQP’s depreciation expense totaled $195.1 million, $184.2 million and $109.9 million for the years ended December 31, 2015, 2014 and 2013. CMLP’s depreciation expense totaled $186.7 million, $170.9 million and $99.9 million for the years ended December 31, 2015, 2014 and 2013. Depletion expense at both CEQP and CMLP totaled $0.7 million, $0.7 million and $0.4 million for the years ended December 31, 2015, 2014 and 2013.

Capitalized Interest. During the year ended December 31, 2015, 2014 and 2013 CEQP capitalized interest of $2.5 million, $7.7 million and $3.4 million related to certain expansion projects. During the year ended December 31, 2015, 2014 and 2013 CMLP capitalized interest of $2.5 million, $7.5 million and $3.4 million related to certain expansion projects.

Capital Leases. We have a treating facility and certain auto leases which are accounted for as capital leases. Our treating facility lease is reflected in facilities and equipment in the above table. We had capital lease assets of $2.4 million and $5.3 million included in property, plant and equipment, net at December 31, 2015 and 2014.

Intangible Assets

Intangible assets consisted of the following at December 31, 2015 and 2014 (in millions):

	CEQP		CMLP
	December 31,		December 31,
	2015	2014	2015	2014
Customer accounts	$583.7	$583.7	$583.7	$583.7
Covenants not to compete	6.6	9.6	5.6	8.6
Gas gathering, compression and processing contracts	325.2	730.2	325.2	431.4
Acquired storage contracts	29.0	29.0	29.0	29.0
Trademarks	31.3	32.2	15.8	16.7
Deferred financing costs	63.3	57.2	63.3	54.3

	1,039.1	1,441.9	1,022.6	1,123.7
Less: accumulated amortization	229.0	210.6	220.3	154.1

Total intangible assets, net	$810.1	$1,231.3	$802.3	$969.6

The following table summarizes the total of accumulated amortization of intangible assets by the type of intangible asset at December 31, 2015 and 2014:

	CEQP		CMLP
	December 31,		December 31,
	2015	2014	2015	2014
Customer accounts	$130.1	$72.5	$130.1	$72.5
Covenants not to compete	2.5	3.2	1.7	2.6
Gas gathering, compression and processing contracts	44.3	98.0	44.3	47.9
Acquired storage contracts	18.5	12.7	18.5	12.7
Trademarks	11.2	6.7	3.3	2.0
Deferred financing costs	22.4	17.5	22.4	16.4

Total accumulated amortization	$229.0	$210.6	$220.3	$154.1

Crestwood Equity’s amortization and interest expense related to its intangible assets for the years ended December 31, 2015, 2014 and 2013, was approximately $114.0 million, $109.8 million and $66.7 million. Crestwood Midstream’s amortization and interest expense related to its intangible assets for the years ended December 31, 2015, 2014 and 2013 was approximately $100.0 million, $92.1 million and $49.0 million.

Estimated amortization of our intangible assets for the next five years is as follows (in millions):

Year Ending December 31,	CEQP	CMLP
2016	$82.9	$79.6
2017	69.8	66.7
2018	57.4	55.9
2019	53.8	53.8
2020	52.6	52.6

Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at December 31, 2015 and 2014 (in millions):

	CEQP		CMLP
	December 31,		December 31,
	2015	2014	2015	2014
Accrued expenses	$46.4	$52.5	$44.1	$50.0
Accrued property taxes	4.8	2.2	4.8	2.2
Accrued product purchases payable	1.5	0.7	1.5	0.7
Tax payable	0.5	1.6	0.5	1.2
Interest payable	26.2	23.5	26.2	21.9
Accrued additions to property, plant and equipment	10.4	20.0	10.4	20.0
Commitments and contingent liabilities (Note 15)	—	40.0	—	40.0
Capital leases	1.6	1.9	1.6	1.9
Deferred revenue	14.2	12.2	14.2	12.2

Total accrued expenses and other liabilities	$105.6	$154.6	$103.3	$150.1

Note 5—Asset Retirement Obligations

We have legal obligations associated with right-of-way contracts we hold and at our facilities whether owned or leased. Where we can reasonably estimate the asset retirement obligation, we accrue a liability based on an estimate of the timing and amount of settlement. We record changes in these estimates based on changes in the expected amount and timing of payments to settle our obligations.

The following table presents the changes in the net asset retirement obligations for the years ended December 31, 2015 and 2014 (in millions):

	December 31,
	2015	2014
Net asset retirement obligation at January 1	$23.8	$15.1
Liabilities incurred	1.1	4.6
Acquisitions	—	1.2
Accretion expense	1.5	1.1
Changes in estimate	—	1.8

Net asset retirement obligation at December 31	$26.4	$23.8

We did not have any material assets that were legally restricted for use in settling asset retirement obligations as of December 31, 2015 and 2014.

Note 6—Investments in Unconsolidated Affiliates

Net Investments and Earnings (Loss)

	Ownership Percentage		Investment		Earnings (Loss) from Unconsolidated Affiliates
	December 31, 2015		December 31,		Year Ended December 31,
			2015	2014	2015		2014	2013
Jackalope Gas Gathering Services, L.L.C.(1)	50.00	%(4)	$202.4	$232.9	$(43.4	)(5)	$0.5	$0.1
Tres Palacios Holdings LLC(2)	50.01%		36.8	36.0	2.5		0.2	—
Powder River Basin Industrial Complex, LLC(3)	50.01%		15.1	26.2	(19.9	)(5)	(1.4)	(0.2)

Total			$254.3	$295.1	$(60.8)		$(0.7)	$(0.1)

(1)	As of December 31, 2015, our equity in the underlying net assets of Jackalope exceeded our investment balance by approximately $0.9 million. We amortize this amount over 20 years, which represents the life of Jackalope’s gathering agreement with Chesapeake Energy Corporation (Chesapeake), and we reflect the amortization as a reduction of our earnings from unconsolidated affiliates. We recorded amortization of approximately $3.0 million, $3.1 million and $1.4 million for the years ended December 31, 2015, 2014 and 2013.
(2)	As of December 31, 2015, our equity in the underlying net assets of Tres Holdings exceeded our investment balance by approximately $29.1 million. We amortize and generally assess the recoverability of this amount over the life of the Tres Palacios Gas Storage LLC (Tres Palacios) sublease agreement, and we reflect the amortization as an increase in our earnings from unconsolidated affiliates. We recorded amortization of approximately $1.3 million and $0.1 million for the years ended December 31, 2015 and 2014.
(3)	As of December 31, 2015, our equity in the underlying net assets of PRBIC exceeded our investment balance by approximately $23.4 million. We amortize this amount over the life of PRBIC’s property, plant and equipment and its agreement with Chesapeake. During the three months ended June 30, 2015, we recorded additional equity earnings of approximately $3.2 million related to a gain associated with the adjustment of our member’s capital account by our equity investee.
(4)	Excludes non-controlling interests related to our investment in Jackalope. See Note 12 for a further discussion of our non-controlling interest related to our investment in Jackalope.
(5)	During the year ended December 31, 2015, we recorded impairments of our Jackalope and PRBIC equity investments of approximately $51.4 million and $23.4 million. For a further discussion of these impairments, see Note 2.

Description of Investments

Jackalope. In July 2013, Crestwood Niobrara LLC (Crestwood Niobrara), our consolidated subsidiary, acquired its 50% ownership interest in Jackalope for approximately $107.5 million. Williams Partners LP operates and owns the remaining 50% interest in Jackalope. Crestwood Niobrara manages the commercial operations of the Jackalope system, and we account for our investment in Jackalope under the equity method of accounting. Our Jackalope investment is included in our gathering and processing segment.

We entered into a construction agreement with Jackalope, pursuant to which we assumed the responsibility to construct a truck terminal and storage facility. Under this agreement, Jackalope reimburses us for all costs incurred on its behalf, therefore, no revenues are recognized under this agreement.

Tres Palacios Holdings LLC

In December 2014, CEQP sold its 100% interest in Tres Palacios to Tres Holdings, a newly formed joint venture between Crestwood Midstream’s consolidated subsidiary and an affiliate of Brookfield, for total cash consideration of approximately $132.8 million, of which $66.4 million was paid by Crestwood Midstream. As a result of this transaction, effective December 1, 2014, CEQP deconsolidated the operations of Tres Palacios. Crestwood Midstream owns 50.01% of Tres Holdings and is the operator of Tres Palacios and its assets. Brookfield owns the remaining 49.99% interest in Tres Holdings. We account for our investment in Tres Holdings under the equity method of accounting, and the investment is included in our storage and transportation segment.

The sale of CEQP’s 100% interest in Tres Palacios was accounted for under the accounting standards related to in substance real estate transactions. The accounting for the sale of real estate results in the recognition of a gain to the extent the sale is to an independent buyer. Since CEQP retained 50.01% of its interest in Tres Palacios through its ownership in Crestwood Midstream, CEQP recognized only the portion of the gain related to sale to Brookfield of approximately $30.6 million and, as a result, no gain was recognized on the portion of the sale between Crestwood Midstream and CEQP. The sale of CEQP’s interest in Tres Palacios to Crestwood Midstream was considered a transaction between entities under common control and, as a result, Crestwood Midstream reflected its investment at approximately $35.8 million, which represented 50.01% of CEQP’s historical basis in Tres Palacios.

Tres Palacios owns a FERC-certificated 38.4 Bcf multi-cycle, salt dome natural gas storage facility. Its 63-mile, dual 24-inch diameter header system (including a 52-mile north pipeline lateral and an approximate 11-mile south pipeline lateral) interconnects with 10 pipeline systems and can receive residue gas from the tailgate of Kinder Morgan Inc.’s Houston central processing plant.

A consolidated subsidiary of Crestwood Midstream entered into an operating agreement with Tres Palacios, pursuant to which we assumed the responsibility of operating and maintaining the facilities as well as certain administrative and other general services identified in the agreement. Under the operating agreement, Tres Palacios reimburses us for all cost incurred on its behalf. During the years ended December 31, 2015 and 2014, Tres Palacios reimbursed us approximately $2.8 million and $0.2 million under this agreement. These reimbursements are reflected as a reduction of operations and maintenance expense in our consolidated statements of operations. In addition to our operating agreement, CEQP also entered into an indemnification agreement with Tres Palacios to indemnify Tres Palacios for property tax liabilities associated with periods prior to the sale. Pursuant to the indemnification agreement, any property tax refunds received by Tres Palacios will be payable to CEQP.

Powder River Basin Industrial Complex, LLC

Crestwood Crude Logistics LLC (Crude Logistics), our consolidated subsidiary, owns a 50% ownership interest in PRBIC which we account for under the equity method of accounting. Our PRBIC investment is included in our storage and transportation segment.

In September 2013, Crude Logistics and Enserco Midstream, LLC formed PRBIC to construct, own and operate an integrated crude oil loading, storage and pipeline terminal located in Douglas County, Wyoming. The terminal was placed in manifest service in August 2013 and unit train in service in May 2014. Crude Logistics paid approximately $22.5 million to acquire its interest in PRBIC.

Distributions and Contributions

Jackalope. Jackalope is required, within 30 days following the end of each quarter, to make quarterly distributions of its available cash to its members based on their respective ownership percentage. During the year ended December 31, 2015 we received cash distributions of approximately $12.5 million from Jackalope. During the year ended December 31, 2014, Jackalope did not make any distributions to its members. In February 2016, we received a cash distribution of approximately $5.1 million from Jackalope. During the years ended December 31, 2015 and 2014, we contributed approximately $25.4 million and $105.2 million to Jackalope.

Tres Holdings. Tres Holdings is required, within 30 days following the end of each quarter, to make quarterly distributions of its available cash (as defined in its limited liability company agreement) to its members based on their respective ownership percentage. During the year ended December 31, 2015, we received cash distributions of approximately $7.4 million from Tres Holdings. During the year ended December 31, 2015, we contributed approximately $5.7 million to Tres Holdings.

PRBIC. PRBIC is required to make quarterly distributions of its available cash to its members based on their respective ownership percentage. During the year ended December 31, 2015, we received cash distributions of approximately $1.9 million from PRBIC. During the year ended December 31, 2014, PRBIC did not make any distributions to its members. In January 2016, we received a cash distribution of approximately $0.6 million from PRBIC. During the years ended December 31, 2015 and 2014, Crude Logistics contributed approximately $10.7 million and $3.4 million to PRBIC.

Note 7—Risk Management

We are exposed to certain market risks related to our ongoing business operations. These risks include exposure to changing commodity prices. We utilize derivative instruments to manage our exposure to fluctuations in commodity prices, which is discussed below. We also periodically utilize derivative instruments to manage our exposure to fluctuations in interest rates, which is discussed in Note 9. Additional information related to our derivatives is discussed in Note 2 and Note 8.

Commodity Derivative Instruments and Price Risk Management

Risk Management Activities

We sell NGLs to energy related businesses and may use a variety of financial and other instruments including forward contracts involving physical delivery of NGLs, heating oil and crude oil. We will periodically enter into offsetting positions to economically hedge against the exposure our customer contracts create. Certain of these contracts and positions are derivative instruments. We do not designate any of our commodity-based derivatives as hedging instruments for accounting purposes. Our commodity-based derivatives are reflected at fair value in the consolidated balance sheets, and changes in the fair value of these derivatives that impact the consolidated statements of operations are reflected in costs of product/services sold. During the years ended December 31, 2015, 2014 and 2013, the impact to the statement of operations related to our commodity-based derivatives reflected in costs of product/services sold was a gain of $18.9 million, a gain of $51.2 million and a loss of $11.2 million. We attempt to balance our contractual portfolio in terms of notional amounts and timing of performance and delivery obligations. This balance in the contractual portfolio significantly reduces the volatility in costs of product/services sold related to these instruments.

Commodity Price and Credit Risk

Notional Amounts and Terms

The notional amounts and terms of our derivative financial instruments include the following at December 31, 2015 and 2014(in millions):

	December 31, 2015		December 31, 2014
	Fixed Price Payor	Fixed Price Receiver	Fixed Price Payor	Fixed Price Receiver
Propane, crude and heating oil (barrels)	9.1	10.9	6.8	8.4
Natural gas (MMBTU’s)	—	—	0.2	0.1

Notional amounts reflect the volume of transactions, but do not represent the amounts exchanged by the parties to the financial instruments. Accordingly, notional amounts do not reflect our monetary exposure to market or credit risks.

All contracts subject to price risk had a maturity of 36 months or less; however, 84% of the contracts expire within 12 months.

Credit Risk

Inherent in our contractual portfolio are certain credit risks. Credit risk is the risk of loss from nonperformance by suppliers, customers or financial counterparties to a contract. We take an active role in managing credit risk and have established control procedures, which are reviewed on an ongoing basis. We attempt to minimize credit risk exposure through credit policies and periodic monitoring procedures as well as through customer deposits, letters of credit and entering into netting agreements that allow for offsetting counterparty receivable and payable balances for certain financial transactions, as deemed appropriate. The counterparties associated with our assets from price risk management activities as of December 31, 2015 and 2014 were energy marketers and propane retailers, resellers and dealers.

Certain of our derivative instruments have credit limits that require us to post collateral. The amount of collateral required to be posted is a function of the net liability position of the derivative as well as our established credit limit with the respective counterparty. If our credit rating were to change, the counterparties could require us to post additional collateral. The amount of additional collateral that would be required to be posted would vary depending on the extent of change in our credit rating as well as the requirements of the individual counterparty. The aggregate fair value of all commodity derivative instruments with credit-risk-related contingent features that were in a liability position at December 31, 2015 and 2014, was $3.3 million and $5.2 million. At December 31, 2014 we posted $1.8 million of collateral in the normal course of business. We did not post collateral at December 31, 2015 for our commodity derivative instruments with credit-risk-related contingent features. In addition, at December 31, 2015 and 2014, we had a New York Mercantile Exchange (NYMEX) related net derivative liability position of $20.8 million and $36.9 million, for which we posted $26.7 million and $41.9 million of cash collateral in the normal course of business. At December 31, 2015 and 2014, we also received collateral of $16.8 million and $33.6 million in the normal course of business. All collateral amounts have been netted against the asset or liability with the respective counterparty and is reflected in our consolidated balance sheets as assets and liability from price risk management activities.

Note 8—Fair Value Measurements

The accounting standard for fair value measurement establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

•	Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and US government treasury securities.

•	Level 2—Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter (OTC) forwards, options physical exchanges and interest rate swaps.

•	Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Cash, Accounts Receivable and Accounts Payable

As of December 31, 2015 and 2014, the carrying amounts of cash, accounts receivable and accounts payable represent fair value based on the short-term nature of these instruments.

Credit Facilities

The fair value of the amounts outstanding under our credit facilities approximates their carrying amounts as of December 31, 2015 and 2014, due primarily to the variable nature of the interest rates of the instruments, which is considered a Level 2 fair value measurement.

Senior Notes

We estimate the fair value of our senior notes primarily based on quoted market prices for the same or similar issuances (representing a Level 2 fair value measurement). The following table reflects the carrying value and fair value of the senior notes (in millions):

	December 31, 2015		December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
CEQP Senior Notes	$—	$—	$11.4	$11.6

Crestwood Midstream 2019 Senior Notes	$—	$—	$351.0	$360.5

Crestwood Midstream 2020 Senior Notes	$503.3	$382.3	$504.0	$481.6

Crestwood Midstream 2022 Senior Notes	$600.0	$437.4	$600.0	$568.5

Crestwood Midstream 2023 Senior Notes	$700.0	$491.8	$—	$—

Financial Assets and Liabilities

As of December 31, 2015, and 2014, we held certain financial assets and liabilities that are required to be measured at fair value on a recurring basis, which include our derivative instruments related to heating oil, crude oil, NGLs and interest rates. Our derivative instruments consist of forwards, swaps, futures, physical exchanges and options.

Certain of our derivative instruments are traded on the NYMEX. These instruments have been categorized as Level 1.

Our derivative instruments also include OTC contracts, which are not traded on a public exchange. The fair values of these derivative instruments are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets. These instruments have been categorized as Level 2.

Our OTC options are valued based on the Black Scholes option pricing model that considers time value and volatility of the underlying commodity. The inputs utilized in the model are based on publicly available information as well as broker quotes. These options have been categorized as Level 2.

Our financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

The following tables set forth by level within the fair value hierarchy, our financial instruments that were accounted for at fair value on a recurring basis at December 31, 2015 and 2014 (in millions):

	December 31, 2015
	Fair Value of Derivatives
	Level 1	Level 2	Level 3	Gross Fair Value	Contract Netting(1)	Collateral/Margin Received or Paid	Recorded in Balance Sheet
Assets
Assets from price risk management	$0.5	$57.8	$—	$58.3	$(13.7)	$(12.0)	$32.6
Suburban Propane Partners, L.P. units(2)	3.4	—	—	3.4	—	—	3.4

Total assets at fair value	$3.9	$57.8	$—	$61.7	$(13.7)	$(12.0)	$36.0

Liabilities
Liabilities from price risk management	$0.2	$41.3	$—	$41.5	$(13.7)	$(20.4)	$7.4

Total liabilities at fair value	$0.2	$41.3	$—	$41.5	$(13.7)	$(20.4)	$7.4

	December 31, 2014
	Fair Value of Derivatives
	Level 1	Level 2	Level 3	Gross Fair Value	Contract Netting(1)	Collateral/Margin Received or Paid	Recorded in Balance Sheet
Assets
Assets from price risk management	$0.5	$146.7	$—	$147.2	$(28.8)	$(38.6)	$79.8
Suburban Propane Partners, L.P. units(2)	6.1	—	—	6.1	—	—	6.1

Total assets at fair value	$6.6	$146.7	$—	$153.3	$(28.8)	$(38.6)	$85.9

Liabilities
Liabilities from price risk management	$1.6	$99.2	$—	$100.8	$(28.8)	$(46.6)	$25.4
Interest rate swaps(3)	—	1.6	—	1.6	—	—	1.6

Total liabilities at fair value	$1.6	$100.8	$—	$102.4	$(28.8)	$(46.6)	$27.0

(1)	Amounts represent the impact of legally enforceable master netting agreements that allow us to settle positive and negative positions as well as cash collateral held or placed with the same counterparties.
(2)	Amount is reflected in other assets on the Crestwood Equity Partners LP consolidated balance sheet.
(3)	Our interest rate swaps are only reflected in the consolidated results of Crestwood Equity. See Note 9 for a further discussion of our interest rate swaps.

Note 9—Long-Term Debt

Long-term debt consisted of the following at December 31, 2015 and 2014, (in millions):

	December 31, 2015	December 31, 2014
CMLP Credit Facility	$735.0	$555.0
Crestwood Midstream 2019 Senior Notes	—	350.0
Premium on Crestwood Midstream 2019 Senior Notes	—	1.0
Crestwood Midstream 2020 Senior Notes	500.0	500.0
Fair value adjustment of Crestwood Midstream 2020 Senior Notes	3.3	4.0
Crestwood Midstream 2022 Senior Notes	600.0	600.0
Crestwood Midstream 2023 Senior Notes	700.0	—
Other	5.3	5.3

Total Crestwood Midstream debt	2,543.6	2,015.3

CEQP Credit Facility	—	369.0
CEQP Senior Notes	—	11.4
Other	0.2	0.8

Total Crestwood Equity debt	2,543.8	2,396.5
Less: current portion	1.1	3.7

Total long-term debt, less current portion	$2,542.7	$2,392.8

Crestwood Equity Long-Term Debt

CEQP Credit Facility. Prior to the completion of the Simplification Merger, we utilized a secured credit facility (the CEQP Credit Facility) with an aggregate revolving loan capacity of $495.0 million to fund working capital requirements, capital expenditures and acquisitions and for general partnership purposes. All borrowings under the CEQP Credit Facility, which would have expired in July 2016, were generally secured by substantially all of our assets and the equity interests in all of our wholly-owned subsidiaries.

In conjunction with the closing of the Simplification Merger, we terminated the CEQP Credit Facility, repaid all borrowings and retired all standby letters of credit outstanding under the facility. We recognized a loss on extinguishment of debt of approximately $0.9 million in conjunction with the termination of the CEQP Credit Facility. At December 31, 2014, our outstanding standby letters of credit were $56.7 million. The interest rates on the CEQP Credit Facility were based on the prime rate and LIBOR plus the applicable spreads, resulting in interest rates which were between 2.91% and 5.00% at December 31, 2014. The weighted-average interest rate as of December 31, 2014 was 3.02%.

CEQP Interest Rate Swaps. We entered into interest rate swaps to reduce our exposure to variable interest payments due under the CEQP Credit Facility. These swap agreements required us to make quarterly payments to the counterparty on an aggregate notional amount based on fixed rates. In exchange, the counterparty was required to make quarterly floating interest rate payments on the same date to us based on the three-month LIBOR applied to the same aggregate notional amount. In February 2015, five of our interest rate swaps matured, with an aggregate notional amount of $175.0 million and fixed rates ranging from 0.84% to 2.35%. In conjunction with the completion of the Simplification Merger, we terminated and settled amounts outstanding under our remaining swaps which would have matured in 2016. During the years ended December 31, 2015, 2014 and 2013, we recorded a gain of approximately $0.5 million, $2.7 million and $1.7 million associated with these interest rate swaps. We reflected these gains as a reduction of our interest and debt expense, net on our consolidated statements of operations.

CEQP Senior Notes

During the year ended December 31, 2015, we repaid the balance outstanding under our senior notes, the majority of which were scheduled to mature on October 1, 2018. We recognized a loss on extinguishment of debt of approximately $0.2 million for the year ended December 31, 2015 in conjunction with the redemption of our senior notes.

Crestwood Midstream Long-Term Debt

CMLP Credit Facility. Contemporaneously with the closing of the Simplification Merger on September 30, 2015, Crestwood Midstream amended and restated its senior secured credit agreement (the CMLP Credit Agreement). The CMLP Credit Agreement provides for a five-year $1.5 billion revolving credit facility (the CMLP Credit Facility), which expires in September 2020 and is available to fund acquisitions, working capital and internal growth projects and for general partnership purposes. The CMLP Credit Facility allows Crestwood Midstream to increase its available borrowings under the facility by $350.0 million, subject to lender approval and the satisfaction of certain other conditions, as described in the CMLP Credit Agreement. The CMLP Credit Facility also includes a sub-limit of up to $25.0 million for same-day swing line advances and a sub-limit up to $350.0 million for letters of credit. Subject to limited exception, the CMLP Credit Facility is guaranteed and secured by substantially all of the equity interests and assets of Crestwood Midstream’s subsidiaries, except for Crestwood Niobrara LLC (Crestwood Niobrara), PRBIC and Tres Holdings and their respective subsidiaries. The Company also guarantees Crestwood Midstream’s payment obligations under its $1.5 billion credit agreement.

Prior to amending and restating its credit agreement, Crestwood Midstream had a five-year $1.0 billion senior secured revolving credit facility, which would have expired October 2018. We recognized a loss on extinguishment of debt of approximately $1.8 million in conjunction with amending and restating the CMLP Credit Agreement.

Borrowings under the CMLP Credit Facility (other than the swing line loans) bear interest at either:

•	the Alternate Base Rate, which is defined as the highest of (i) the federal funds rate plus 0.50%; (ii) Wells Fargo Bank’s prime rate; or (iii) the Eurodollar Rate adjusted for certain reserve requirements plus 1%; plus a margin varying from 0.75% to 1.75% depending on Crestwood Midstream’s most recent consolidated total leverage ratio; or

•	the Eurodollar Rate, adjusted for certain reserve requirements plus a margin varying from 1.75% to 2.75% depending on Crestwood Midstream’s most recent consolidated total leverage ratio.

Swing line loans bear interest at the Alternate Base Rate as described above. The unused portion of the CMLP Credit Facility is subject to a commitment fee ranging from 0.30% to 0.50% according to its most recent consolidated total leverage ratio. Interest on the Alternate Base Rate loans is payable quarterly, or if the adjusted Eurodollar Rate applies, interest is payable at certain intervals selected by Crestwood Midstream.

At December 31, 2015, the balance outstanding under the CMLP Credit Facility was $735.0 million and its outstanding standby letters of credit were $62.2 million. At December 31, 2015, Crestwood Midstream had $399.0 million of available capacity under the CMLP Credit Facility considering the most restrictive debt covenants in its credit agreement. Borrowings under the CMLP Credit Facility accrue interest at prime or Eurodollar based rates plus applicable spreads, which resulted in interest rates between 2.70% and 5.00% at December 31, 2015. The weighted-average interest rate as of December 31, 2015 was 2.70%. At December 31, 2014, the balance outstanding under the Crestwood Midstream $1.0 billion credit facility was $555.0 million and its outstanding letters of credit were $15.1 million. Borrowings under the $1.0 billion credit facility accrued interest at prime or LIBOR-based rates plus applicable spreads, which resulted in interest rates between 2.66% and 4.75% at December 31, 2014. The weighted-average interest rate as of December 31, 2014 was 2.86%.

In conjunction with the closing of the Simplification Merger, Crestwood Midstream borrowed approximately $720.0 million under the CMLP Credit Facility on September 30, 2015 to (i) repay all borrowings outstanding under the $1.0 billion credit facility, (ii) fund a distribution to the Company of approximately $378.3 million for purposes of repaying (or, if applicable, satisfying and discharging) substantially all of the Company’s outstanding indebtedness as discussed above, and (iii) pay merger-related fees and expenses.

The CMLP Credit Facility contains various covenants and restrictive provisions that limit our ability to, among other things, (i) incur additional debt; (ii) make distributions on or redeem or repurchase units; (iii) make certain investments and acquisitions; (iv) incur or permit certain liens to exist; (v) merge, consolidate or amalgamate with another company; (vi) transfer or dispose of assets; and (vii) incur a change in control at either Crestwood Equity or Crestwood Midstream, including an acquisition of Crestwood Holdings’ ownership of Crestwood Equity’s general partner by any third party, including Crestwood Holdings’ debtors under an event of default of their debt since Crestwood Equity’s non-economic general partner interest is pledged as collateral under that debt.

Crestwood Midstream is required under its credit agreement to maintain a net debt to consolidated EBITDA ratio (as defined in its credit agreement) of not more than 5.50 to 1.0, a consolidated EBITDA to consolidated interest expense ratio (as defined in its credit agreement) of not less than 2.50 to 1.0, and a senior secured leverage ratio (as defined in its credit agreement) of not more than 3.75 to 1.0. At December 31, 2015, the net debt to consolidated EBITDA was approximately 4.75 to 1.0, the consolidated EBITDA to consolidated interest expense was approximately 3.99 to 1.0, and the senior secured leverage ratio was 1.37 to 1.0.

If Crestwood Midstream fails to perform its obligations under these and other covenants, the lenders’ credit commitment could be terminated and any outstanding borrowings, together with accrued interest, under the CMLP Credit Facility could be declared immediately due and payable. The CMLP Credit Facility also has cross default provisions that apply to any of its other material indebtedness.

Crestwood Midstream Senior Notes

2019 Senior Notes. The $350 million 7.75% Senior Notes due 2019 (the 2019 Senior Notes) were scheduled to mature on April 1, 2019, and interest was payable semi-annually in arrears on April 1 and October 1 of each year. On April 8, 2015, Crestwood Midstream redeemed its 2019 Senior Notes for approximately $364.1 million, including accrued interest of $0.5 million and a call premium of $13.6 million. Crestwood Midstream utilized approximately $315 million of its $1.0 billion credit facility to redeem all of its outstanding 2019 Senior Notes. In conjunction with the redemption of the 2019 Senior Notes, Crestwood Midstream recorded a loss on extinguishment of debt of approximately $17.1 million.

2020 Senior Notes. The $500 million 6.0% Senior Notes due 2020 (the 2020 Senior Notes) mature on December 15, 2020, and interest is payable semi-annually in arrears on June 15 and December 15 of each year. We recorded an adjustment in conjunction with Legacy Crestwood GP’s reverse acquisition of us to adjust the debt to fair value. The adjustment is being amortized over the remaining life of the 2020 Senior Notes.

2022 Senior Notes. In November 2013, Crestwood Midstream completed an offering of $600 million in aggregate principal amount of 6.125% Senior Notes due 2022 (the 2022 Senior Notes) in a private offering exempt from registration requirements of the Securities Act of 1933. The 2022 Senior Notes mature on March 1, 2022, and interest is payable semi-annually on March 1 and September 1 of each year.

On July 17, 2014, Crestwood Midstream filed a registration statement with the SEC under which it offered to exchange the 2022 Senior Notes for any and all outstanding 2022 Senior Notes. Crestwood Midstream completed the exchange offer on August 29, 2014. The terms of the exchange notes are substantially identical to the terms of the 2022 Senior Notes, except that the exchange notes are freely tradable.

2023 Senior Notes. In March 2015, Crestwood Midstream issued $700 million of 6.25% unsecured senior notes due 2023 (the 2023 Senior Notes) in a private offering. The 2023 Senior Notes will mature on April 1, 2023, and interest is payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2015. The net proceeds from this offering of approximately $688.3 million were used to pay down borrowings under the Crestwood Midstream $1.0 billion credit facility and for Crestwood Midstream’s general partnership purposes.

In general, each series of Crestwood Midstream’s senior notes are fully and unconditionally guaranteed, joint and severally, on a senior unsecured basis by Crestwood Midstream’s domestic restricted subsidiaries (other than Finance Corp., which has no assets). The indentures contain customary release provisions, such as (i) disposition of all or substantially all the assets of, or the capital stock of, a guarantor subsidiary to a third person if the disposition complies with the indentures; (ii) designation of a guarantor subsidiary as an unrestricted subsidiary in accordance with its indentures; (iii) legal or covenant defeasance of a series of senior notes, or satisfaction and discharge of the related indenture; and (iv) guarantor subsidiary ceases to guarantee any other indebtedness of Crestwood Midstream or any other guarantor subsidiary, provided it no longer guarantees indebtedness under the Crestwood Midstream Revolver.

The indentures restricts the ability of Crestwood Midstream and its restricted subsidiaries to, among other things, sell assets; redeem or repurchase subordinated debt; make investments; incur or guarantee additional indebtedness or issue preferred units; create or incur certain liens; enter into agreements that restrict distributions or other payments to Crestwood Midstream from its restricted subsidiaries; consolidate, merge or transfer all or substantially all of their assets; engage in affiliate transactions; create unrestricted subsidiaries; and incur a change in control at either Crestwood Equity or Crestwood Midstream, including an acquisition of Crestwood Holdings’ ownership of Crestwood Equity’s general partner by any third party including Crestwood Holdings’ debtors under an event of default of their debt since Crestwood Equity’s non-economic general partner interest is pledged as collateral under that debt. These restrictions are subject to a number of exceptions and qualifications, and many of these restrictions will terminate when the senior notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and no default or event of default (each as defined in the respective indentures) under the indentures has occurred and is continuing.

At December 31, 2015, Crestwood Midstream was in compliance with the debt covenants and restrictions in each of its credit agreements discussed above.

Crestwood Midstream’s Credit Facility and its respective senior notes are secured by its assets and liabilities of the guarantor subsidiaries. Accordingly, such assets are only available to the creditors of Crestwood Midstream. Crestwood Equity had restricted net assets of approximately $2,981.6 million as of December 31, 2015.

Notes Payable and Other Obligations

CEQP’s non-interest bearing obligations due under noncompetition agreements and other note payable agreements consisted of agreements between Legacy Inergy and the sellers of certain companies acquired from 2003 through 2014 with payments due through 2027 and imputed interest ranging from 5.02% to 8.00%. At December 31, 2015 and 2014, CEQP’s non-interest bearing obligations consisted of $6.8 million and $7.4 million in total payments due under agreements, less unamortized discount based on imputed interest of $1.3 million in both periods.

CMLP’s non-interest bearing obligations due under noncompetition agreements consisted of agreements between Crestwood Midstream and sellers of certain companies acquired in 2014 with payments due through 2027 and imputed interest ranging from 5.02% to 8.00%. Non-interest bearing obligations consisted of $6.6 million and $6.5 million in total payments due under agreements, less unamortized discount based on imputed interest of $1.3 million and $1.2 million at December 31, 2015 and 2014, respectively.

Maturities

The aggregate maturities of principal amounts on our outstanding long-term debt and other notes payable as of December 31, 2015 for the next five years and in total thereafter are as follows (in millions):

	CEQP	CMLP
2016	$1.1	$0.9
2017	1.0	1.0
2018	1.0	1.0
2019	1.1	1.1
2020	1,238.6	1,238.6
Thereafter	1,301.0	1,301.0

Total debt	$2,543.8	$2,543.6

Residual Value Guarantee

In August 2012, Crestwood Equity entered into a support agreement with Suburban Propane Partners, L.P. (SPH) pursuant to which Crestwood Equity is obligated to provide contingent, residual support of approximately $497 million of aggregate principal amount of the 7.5% senior unsecured notes due 2018 of SPH and Suburban Energy Finance Corp. (collectively, the SPH Issuers) or any permitted refinancing thereof. Under the support agreement, in the event the SPH Issuers fail to pay any principal amount of the supported debt when due, Crestwood Equity will pay directly to, or to the SPH Issuers for the benefit of, the holders of the supported debt an amount up to the principal amount of the supported debt that the SPH Issuers have failed to pay. Crestwood Equity has no obligation to make a payment under the support agreement with respect to any accrued and unpaid interest or any redemption premium or other costs, fees, expenses, penalties, charges or other amounts of any kind that shall be due to noteholders by the SPH Issuers, whether on or related to the supported debt or otherwise. The support agreement terminates on the earlier of the date the supported debt is extinguished or on the maturity date of supported debt or any permitted refinancing thereof. We believe the probability of any future payment on this residual value guarantee is remote.

Note 10—Earnings Per Limited Partner Unit

CEQP Reverse Split. On October 22, 2015, the board of directors of CEQP’s general partner approved a 1-for-10 reverse split on our common units, effective after the market closed on November 23, 2015. The units began trading on a split-adjusted basis on November 24, 2015. Pursuant to the reverse split, common unit holders received one common unit for every 10 common units owned with substantially the same terms and conditions of the common units prior to the reverse split. The accounting standards related to earnings per share requires an entity to earnings per share when a stock dividend or stock split occurs, and as such, the earnings per unit for the years ended December 31, 2014 and 2013 were adjusted to reflect the 1-for-10 reverse split.

Our net income (loss) attributable to Crestwood Equity is allocated to the subordinated and limited partner unitholders based on their ownership percentage after giving effect to net income attributable to the Class A preferred units. We calculate basic net income per limited partner unit using the two-class method. Diluted net income per limited partner unit is computed using the treasury stock method, which considers the impact to net income attributable to Crestwood Equity and limited partner units from the potential issuance of limited partner units.

We exclude potentially dilutive securities from the determination of diluted earnings per unit (as well as their related income statement impacts) when their impact on net income attributable to Crestwood Equity per limited partner unit is anti-dilutive. During the year ended December 31, 2015, we excluded a weighted-average of 1,547,060 common units (representing preferred units), a weighted-average of 438,789 common units (representing subordinated units), and a weighted-average of 2,760,794 common units (representing Crestwood Niobrara’s preferred units). See Note 12 for additional information regarding the potential conversion of our preferred units and Crestwood Niobrara’s preferred units to common units.

Note 11—Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2015, 2014, and 2013 consisted of the following (in millions):

	CEQP			CMLP
	Year Ended December 31,			Year Ended December 31,
	2015	2014	2013	2015	2014	2013
Current:
Federal	$1.6	$5.0	$2.5	$—	$—	$—
State	0.6	1.3	1.3	0.3	0.2	0.7

Total current	2.2	6.3	3.8	0.3	0.2	0.7
Deferred:
Federal	(2.9)	(5.3)	(2.5)	—	—	—
State	(0.7)	0.1	(0.3)	(0.3)	0.7	—

Total deferred	(3.6)	(5.2)	(2.8)	(0.3)	0.7	—

Provision (benefit) for income taxes	$(1.4)	$1.1	$1.0	$—	$0.9	$0.7

The effective rate differs from the statutory rate for the years ended December 31, 2015 and 2014, primarily due to the partnerships not being treated as a corporation for federal income tax purposes as discussed in Note 2.

Deferred income taxes related to CEQP’s wholly owned subsidiaries, IPCH Acquisition Corp. and Crestwood Gas Services GP LLC and our Texas Margin tax reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of our deferred income taxes at December 31, 2015 and 2014 are as follows (in millions).

	CEQP		CMLP
	December 31,		December 31,
	2015	2014	2015	2014
Deferred tax asset:
Basis difference in stock of company	$0.5	$—	$—	$—

Total deferred tax asset	0.5	—	—	—

Deferred tax liability:
Basis difference in stock of acquired company	(8.9)	(12.0)	(0.4)	(0.7)

Total deferred tax liability	(8.9)	(12.0)	(0.4)	(0.7)

Net deferred tax liability	$(8.4)	$(12.0)	$(0.4)	$(0.7)

Uncertain Tax Positions. We evaluate the uncertainty in tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. Tax positions with respect to tax at the partnership level deemed not to meet the more likely than not threshold would be recorded as a tax benefit or expense in the current year. We believe that there were no uncertain tax positions that would impact our operations for the years ended December 31, 2015, 2014 and 2013 and that no provision for income tax was required for these consolidated financial statements. However, our conclusions regarding the evaluation are subject to review and may change based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof.

Note 12—Partners’ Capital

Simplification Merger. As discussed in Note 1, on September 30, 2015, we completed the Simplification Merger. As part of the merger consideration, Crestwood Midstream’s common and preferred unitholders (other than Crestwood Equity and its subsidiaries) received 2.75 common or preferred units of CEQP for each common or preferred unit of CMLP held upon completion of the merger.

Prior to the Simplification Merger, CEQP indirectly owned a non-economic general partnership interest in Crestwood Midstream and 100% of its IDRs. Crestwood Midstream was also a publicly-traded limited partnership with common units listed on the NYSE. However, as a result of our completion of the Simplification Merger on September 30, 2015, Crestwood Midstream’s common units ceased to be listed on the NYSE, its IDRs were eliminated and Crestwood Midstream became a wholly-owned subsidiary of CEQP.

Immediately following the Simplification Merger and the transactions described above, as of December 31, 2015, CEQP owns a 99.9% limited partnership interest in Crestwood Midstream and CEQP’s wholly-owned subsidiary, CGS GP, owns a 0.1% limited partnership interest in Crestwood Midstream.

Common Units

Historically, Crestwood Midstream periodically sold common units in public offerings to generate funds to reduce the indebtedness under its credit facility and to fund acquisitions. The table below presents limited partner unit issuances by Legacy Crestwood, Inergy Midstream and Crestwood Midstream.

Issuer	Issuance Date	Units		Per Unit Gross Price	Per Unit Net Price(1)	Net Proceeds (in millions)
Legacy Crestwood	March 22, 2013	5,175,000	(2)	23.90	23.00	118.5
Inergy Midstream	September 13, 2013	11,773,191	(3)	22.50	21.69	255.2
Crestwood Midstream	October 23, 2013	16,100,000	(4)	N/A	21.19	340.3

(1)	Price is net of underwriting discounts.
(2)	Includes 675,000 units that were issued in April 2013.
(3)	Includes 773,191 units that were issued on October 7, 2013.
(4)	Includes 2,100,000 units that were issued on October 30, 2013.

During 2013, Legacy Crestwood issued Class D units representing limited partner units. Legacy Crestwood had the option to pay distributions to its Class D unitholders with cash or by issuing additional paid-in-kind units based upon the volume common unit weighted-average price for 10 trading days immediately preceding the date the distribution was declared. On April 1, 2013, the outstanding Legacy Crestwood Class C units converted to common units on a one-for-one basis. In conjunction with the Crestwood Merger, Legacy Crestwood unitholders received 1.07 units of Inergy Midstream units for each unit of Legacy Crestwood they owned and as a result, there were no common or Class D units outstanding immediately following the Crestwood Merger. During 2013, Legacy Crestwood issued 183,995 and 292,660 additional Class C and Class D units in lieu of paying a quarterly cash distribution.

Preferred Units

On June 17, 2014, Crestwood Midstream entered into definitive agreements with a group of investors, including Magnetar Financial, affiliates of GSO Capital Partners LP and GE Energy Financial Services (the Class A Purchasers). Under these agreements, Crestwood Midstream agreed to sell to the Class A Purchasers and the Class A Purchasers have agreed to purchase from Crestwood Midstream up to $500 million of Class A Preferred Units (CMLP Preferred Units) at a fixed price of $25.10 per unit on or before September 30, 2015. Through December 31, 2014, the Class A Purchasers purchased 17,529,879 CMLP Preferred Units for a cash purchase price of $25.10 per unit resulting in gross proceeds to us of approximately $440.0 million (net proceeds of approximately $430.5 million after deducting transaction fees and offering expenses). On August 10, 2015, the Class A Purchasers acquired from Crestwood Midstream the remaining $60.0 million of CMLP Preferred Units for net proceeds of approximately $58.8 million after deducting transaction fees and offering expenses.

As discussed above, in conjunction with the closing of the Simplification Merger, 21,580,244 of CMLP Preferred Units were exchanged for 59,345,672 new preferred units of CEQP (the Preferred Units) with substantially similar terms and conditions to those of the CMLP Preferred Units and as a result, Crestwood Equity classified the new preferred units as a component of Crestwood Equity Partners LP partners’ capital on its consolidated balance sheet as of December 31, 2015. Prior to the Simplification Merger, Crestwood Equity classified the CMLP Preferred Units as a component of Interest of Non-Controlling Partners on its consolidated balance sheet. Because the fair value of the preferred units was materially equivalent immediately before and after the exchange, Crestwood Equity recorded CEQP’s preferred units at Crestwood Midstream’s historical book value.

Subject to certain conditions, the holders of the Preferred Units will have the right to convert Preferred Units into (i) common units on a 1-for-10 basis after June 17, 2017, or (ii) a number of common units determined pursuant to a conversion ratio set forth in our partnership agreement upon the occurrence of certain events, such as a change in control. The Preferred Units have voting rights that are identical to the voting rights of the common units and will vote with the common units as a single class, with each Preferred Units entitled to one vote for each common unit into which such Preferred Unit is convertible, except that the Preferred Units are entitled to vote as a separate class on any matter on which all unit holders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to CEQP’s other securities outstanding.

Distributions

Crestwood Equity

Description. Crestwood Equity makes quarterly distributions to its partners within approximately 45 days after the end of each quarter in an aggregate amount equal to its available cash for such quarter. Available cash generally means, with respect to each quarter, all cash on hand at the end of the quarter less the amount of cash that the general partner determines in its reasonable discretion is necessary or appropriate to:

•	provide for the proper conduct of its business;

•	comply with applicable law, any of its debt instruments, or other agreements; or

•	provide funds for distributions to unitholders for any one or more of the next four quarters;

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under CEQP’s working capital facility and in all cases are used solely for working capital purposes or to pay distributions to partners. The amount of cash CEQP has available for distribution depends primarily upon its cash flow (which consists of the cash distributions it receives in connection with its ownership of Crestwood Midstream).

Limited Partners. During the year ended December 31, 2013, Legacy Crestwood GP paid cash distributions to its member of $9.3 million. In addition, during the year ended December 31, 2013, CEQP paid cash distributions of approximately $11.8 million related to restricted units that vested as a result of the Crestwood Merger discussed below.

A summary of CEQP’s limited partner quarterly cash distributions for the years ended December 31, 2015, 2014 and 2013 is presented below:

Record Date	Payment Date	Per Unit Rate	Cash Distributions (in millions)
2015
February 6, 2015	February 13, 2015	$1.375	$25.8
May 8, 2015	May 15, 2015	$1.375	25.7
August 7, 2015	August 14, 2015	$1.375	25.7
November 6, 2015	November 13, 2015	$1.375	$94.3

			$171.5

2014
February 7, 2014	February 14, 2014	$1.375	$25.6
May 8, 2014	May 15, 2014	$1.375	25.7
August 7, 2014	August 14, 2014	$1.375	25.6
November 7, 2014	November 14, 2014	$1.375	25.6

			$102.5

2013
August 7, 2013	August 14, 2013	$1.30	$22.3
November 7, 2013	November 14, 2013	$1.35	25.0

			$47.3

On February 12, 2016, we paid a distribution of $1.3750 per limited partner unit to unitholders of record on February 5, 2016 with respect to the fourth quarter of 2015.

Preferred Unit Holders. We are required to make quarterly distributions to our Preferred Unit holders. The holders of the Preferred Units are entitled to receive fixed quarterly distributions of $0.2111 per unit. For the seven quarters following the quarter ended September 30, 2015 (the Initial Distribution Period), distributions on the Preferred Units can be made in additional Preferred Units, cash, or a combination thereof, at our election. If we elect to pay the quarterly distribution through the issuance of additional Preferred Units, the number of units to be distributed will be calculated as the fixed quarterly distribution of $0.2111 per unit divided by the cash purchase price of $9.13 per unit. We accrue the fair value of such distribution at the end of the quarterly period and adjust the fair value of the distribution on the date the additional Preferred Units are distributed. Distributions on the Preferred Units following the Initial Distribution Period will be made in cash unless, subject to certain exceptions, (i) there is no distribution being paid on our common units and (ii) our available cash (as defined in our partnership agreement) is insufficient to make a cash distribution to our Preferred Unit holders. If we fail to pay the full amount payable to our Preferred Unit holders in cash following the Initial Distribution Period, then (x) the fixed quarterly distribution on the Preferred Units will increase to $0.2567 per unit, and (y) we will not be permitted to declare or make any distributions to our common unitholders until such time as all accrued and unpaid distributions on the Preferred Units have been paid in full in cash. In addition, if we fail to pay in full any Preferred Distribution (as defined in its partnership agreement), the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full, and any accrued and unpaid distributions will be increased at a rate of 2.8125% per quarter.

During the year ended December 31, 2015, we issued 1,372,573 Preferred Units to our preferred unit holders in lieu of paying a quarterly cash distribution of $12.5 million. On February 12, 2016, we issued 1,404,317 Preferred Units to our preferred unit holders for the quarter ended December 31, 2015 in lieu of paying a cash distribution of $12.8 million.

Crestwood Midstream

Description. Prior to the Crestwood Merger, Legacy Crestwood’s Second Amended and Restated Agreement of Limited Partnership, dated February 19, 2008, as amended (Legacy Crestwood Partnership Agreement), required that, within 45 days after the end of each quarter, they distribute all of their available cash (as defined therein) to unitholders of record on the applicable record date, as determined by its general partner. Legacy Crestwood’s minimum quarterly distribution was $0.30 per unit, to the extent they had sufficient cash flows from operations after the establishment of cash reserve and payment of fees and expenses, including payments to its general partner.

Following the Crestwood Merger and prior to the completion of the Simplification Merger, Crestwood Midstream’s partnership agreement required the partnership to distribute, within 45 days after the end of each quarter, all available cash (as defined in its partnership agreement) to unitholders of record on the applicable record date. The general partner was not entitled to distributions on its non-economic general partner interest.

In conjunction with the Simplification Merger, Crestwood Midstream amended and restated its partnership agreement. In accordance with the partnership agreement, Crestwood Midstream’s general partner may, from time to time, cause Crestwood Midstream to make cash distributions at the sole discretion of the general partner.

General Partner. During the years ended December 31, 2015, 2014 and 2013, Crestwood Midstream paid cash distributions to its general partner (representing IDRs and distributions related to common units held by the general partner) of approximately $31.4 million, $41.8 million and $26.2 million.

On September 30, 2015, Crestwood Midstream made a distribution of approximately $378.3 million to CEQP for purposes of repaying (or, if applicable, satisfying and discharging) substantially all of its outstanding indebtedness. The distribution was funded with borrowings under the Crestwood Midstream credit facility. In addition, during the years ended December 31, 2015, 2014 and 2013, Crestwood Midstream made distributions of $175.6 million, $101.6 million and $50.0 million, which represented net amounts due to Crestwood Midstream related to cash advances to CEQP for its general corporate activities.

As discussed in Note 6, in December 2014, Crestwood Midstream paid approximately $66.4 million to acquire a 50.01% in Tres Palacios from Crestwood Equity. Crestwood Midstream reflected the difference between the cash paid in excess of Crestwood Equity’s basis of approximately $30.6 million as a distribution to its general partner on its consolidated statement of partners’ capital and its consolidated statement of cash flows for the year ended December 31, 2014.

Limited Partners. The following table presents quarterly cash distributions paid to Crestwood Midstream’s limited partners (excluding distributions paid to its general partner on its common units held) during the years ended December 31, 2015, 2014 and 2013.

Record Date	Payment Date	Per Unit Rate	Cash Distributions (in millions)
2015
February 6, 2015	February 13, 2015	$0.41	$74.3
May 8, 2015	May 15, 2015	$0.41	74.3
August 7, 2015	August 14, 2015	$0.41	74.3

			$222.9

2014
February 7, 2014	February 14, 2014	$0.41	$74.1
May 8, 2014	May 15, 2014	$0.41	74.2
August 7, 2014	August 14, 2014	$0.41	74.1
November 7, 2014	November 14, 2014	$0.41	74.1

			$296.5

2013
January 31, 2013	February 12, 2013	$0.510	$21.0
April 30, 2013	May 10, 2013	$0.510	27.4
August 1, 2013	August 9, 2013	$0.510	27.4
August 7, 2013(1)	August 14, 2013	$0.400	34.3
November 7, 2013(1)	November 14, 2013	$0.405	69.5

			$179.6

(1)	Represents distributions associated with Inergy Midstream limited partner units.

Class A Preferred Unit Holders. Prior to the Simplification Merger, Crestwood Midstream’s partnership agreement required Crestwood Midstream to make quarterly distributions to its Class A Preferred Unit holders. The holders of the Preferred Units were entitled to receive fixed quarterly distributions of $0.5804 per unit. For the 12 quarters following the quarter ended June 30, 2014 (the Initial Distribution Period), distributions on our Preferred Units could be made in additional Preferred Units, cash, or a combination thereof, at our election. If Crestwood Midstream elected to pay the quarterly distribution through the issuance of additional Preferred Units, the number of units to be distributed were calculated as the fixed quarterly distribution of $0.5804 per unit divided by the cash purchase price of $25.10 per unit. Crestwood Midstream accrued the fair value of such distribution at the end of the quarterly period and adjusted the fair value of the distribution on the date the additional Preferred Units are distributed.

Non-Controlling Partners

Crestwood Midstream Class A Preferred Units

As discussed above, prior to the Simplification Merger, Crestwood Equity classified the Crestwood Midstream Class A Preferred Units as a component of Interest of Non-Controlling Partners on its consolidated balance sheet.

Crestwood Niobrara Preferred Interest

Crestwood Niobrara issued a preferred interest to a subsidiary of General Electric Capital Corporation and GE Structured Finance, Inc. (collectively, GE) in conjunction with the acquisition of its investment in Jackalope. The preferred interest is reflected as non-controlling interest in Crestwood Equity’s and Crestwood Midstream’s consolidated financial statements. We serve as the managing member of Crestwood Niobrara and, subject to certain restrictions, we have the ability to redeem GE’s preferred interest in either cash or common units at an amount equal to the face amount of the preferred units plus an applicable return.

Pursuant to Crestwood Niobrara’s agreement with GE, GE made capital contributions to Crestwood Niobrara in exchange for an equivalent number of preferred units. During the years ended December 31, 2014 and 2013, GE made capital contributions of $53.9 million and $96.1 million to Crestwood Niobrara. As of December 31, 2014, GE has fulfilled its capital contribution commitment to Crestwood Niobrara of $150.0 million and is no longer required to make quarterly contributions to Crestwood Niobrara.

Net Income (Loss) Attributable to Non-Controlling Partners

The components of net income (loss) attributable to non-controlling partners for the years ended December 31, 2015, 2014 and 2013 are as follows (in millions):

	Year Ended December 31,
	2015	2014	2013
Crestwood Niobrara preferred interests	$23.1	$16.8	$4.9

CMLP net income attributable to non-controlling partners	23.1	16.8	4.9
Crestwood Midstream limited partner interests	(683.0)	(100.8)	(62.2)
Crestwood Midstream Class A preferred units	23.1	17.2	—

CEQP net income (loss) attributable to non-controlling partners	$(636.8)	$(66.8)	$(57.3)

Distributions to Non-Controlling Partners

Crestwood Midstream Limited Partners. Prior to the completion of the Simplification Merger, the Crestwood Midstream partnership agreement required it to distribute, within 45 days after the end of each quarter, all available cash (as defined in its partnership agreement) to unitholders of record on the applicable record date. Crestwood Equity was not entitled to distributions on its non-economic general partner interest in Crestwood Midstream. Crestwood Midstream paid cash distributions to its limited partners (excluding distributions to its general partner and distributions paid in conjunction with the Crestwood Merger as discussed below) of $222.9 million, $296.5 million and $179.6 million during the years ended December 31, 2015, 2014 and 2013.

Crestwood Midstream Class A Preferred Unitholders. During the years ended December 31, 2015 and 2014, Crestwood Midstream issued 1,271,935 and 387,991 Preferred Units to its preferred unitholders in lieu of paying a cash distribution of approximately $31.9 million and $9.7 million, respectively.

Crestwood Niobrara Preferred Unitholders. During the years ended December 31, 2014 and 2013, Crestwood Niobrara issued 11,419,241 and 2,161,657 preferred units to GE in lieu of paying a cash distribution. On January 30, 2015, Crestwood Niobrara issued 3,680,570 preferred units to GE in lieu of paying a cash distribution for the quarter ended December 31, 2014. Beginning with the distribution for the first quarter of 2015, Crestwood Niobrara no longer had the option to pay distributions to GE by issuing additional preferred units in lieu of paying a cash distribution. During the year ended December 31, 2015, Crestwood Niobrara paid cash distributions of $11.3 million to GE.

Other Partners’ Capital Transactions

Crestwood Merger

In conjunction with Crestwood Holdings’ acquisition of Crestwood Equity’s general partner, Crestwood Equity issued 438,789 subordinated units, which are considered limited partnership interests, and have the same rights and obligations as its common units, except that the subordinated units are entitled to receive distributions of available cash for a particular quarter only after each of our common units has received a distribution of at least $1.30 for that quarter. The subordinated units convert to common units after (i) CEQP’s common units have received a cumulative distribution in excess of $5.20 during a consecutive four quarter period; and (ii) its Adjusted Operating Surplus (as defined in the agreement) exceeds the distribution on a fully dilutive basis.

As discussed in Note 1, in conjunction with the Crestwood Merger, Legacy Crestwood unitholders received 1.07 units of Inergy Midstream units for each Legacy Crestwood unit they owned and as a result, there were no Legacy Crestwood common or Class D units outstanding immediately following the merger. In addition, Legacy Crestwood unitholders also received a $34.9 million distribution, $10 million of which was funded as a non-cash contribution from Crestwood Holdings and is reflected on Crestwood Equity’s consolidated statements of partners’ capital as contribution from Crestwood Holding LLC for the year ended December 31, 2013. Crestwood Equity reflected the distribution of $34.9 million as distributions to non-controlling partners on its consolidated statements of partners’ capital for the year ended December 31, 2013. Crestwood Midstream reflected the $10 million non-cash contribution from Crestwood Holdings as contributions from general partner on its consolidated statement of partners’ capital for the year ended December 31, 2013. In addition, Crestwood Midstream reflected the distribution of $34.9 million as distribution to partners on its consolidated statements of partners’ capital for the year ended December 31, 2013.

In conjunction with the Crestwood Merger, the restricted units outstanding under the Legacy Inergy long-term incentive plan were modified to accelerate the vesting of certain outstanding awards on December 31, 2013. Crestwood Equity reflected the cash paid of approximately $11.8 million related to these vested units as distributions to partners on its consolidated statement of cash flows for the year ended December 31, 2013.

Following the closing of the Crestwood Merger, Crestwood Holdings exchanged 7,100,000 common units of CMLP for 14,300,000 common units of CEQP pursuant to an option obtained on June 19, 2013 when it acquired CEQP’s general partner. This exchange resulted in a $182.3 million decrease to the interest of non-controlling partners and a$182.3 million increase to partners’ capital on Crestwood Equity’s consolidated statement of partners’ capital for the year ended December 31, 2013.

Acquisitions

Crestwood Marcellus Midstream LLC (CMM). In January 2013, Crestwood Midstream acquired Crestwood Holdings 65% membership interest in CMM for approximately $258.0 million, which was funded through $129.0 million of borrowings under the Legacy Crestwood credit facility and the issuance of Class D and common units. The transaction was accounted for as a reorganization of entities under common control. The issuance of the Class D and common units were reflected as a distribution for additional interest in Crestwood Marcellus Midstream LLC in our consolidated statements of cash flows and partners’ capital for the year ended December 31, 2013.

Arrow. On November 7, 2013, Crestwood Midstream issued 8,826,125 common units as partial consideration of the Arrow Acquisition. See Note 3 for additional information regarding the Arrow Acquisition.

Note 13—Equity Plans

Long-term incentive awards are granted under the Crestwood Equity Partners LP Long Term Incentive Plan (Crestwood LTIP) in order to align the economic interests of key employees and directors with those of CEQP and Crestwood Midstream’s common unitholders and to provide an incentive for continuous employment. Long-term incentive compensation consist of grants of restricted and phantom units which vest based upon continued service. Prior to the completion of the Simplification Merger, Crestwood Midstream also granted incentive awards under is Long-term Incentive Plan (Crestwood Midstream LTIP). In conjunction with the closing of the Simplification Merger, the restricted and phantom common units granted under the Crestwood Midstream LTIP were converted into restricted and phantom units of CEQP with substantially the same terms considering the 2.75 to 1 exchange ratio.

Crestwood LTIP

The following table summarizes information regarding restricted and phantom unit activity during the years ended December 31, 2015 and 2014. As discussed in Note 10, the board of directors of CEQP’s general partner approved a 1-for-10 reverse split of our common units effective November 23, 2015. The restricted and phantom units in the table below have been recast to reflect the reverse split.

	Units	Weighted-Average Grant Date Fair Value
Unvested—January 1, 2014	49,354	$139.60
Vested—restricted units	(44,993)	$139.70
Granted—restricted units	137,746	$132.30
Forfeited	(10,519)	$137.30

Unvested—December 31, 2014	131,588	$132.10
Vested—restricted units	(91,798)	$121.13
Vested—phantom units	(4,856)	$67.10
Granted—restricted units	142,255	$55.25
Granted—phantom units	42,349	$62.31
Modification—restricted units	226,401	$68.85
Modification—phantom units	41,269	$58.36
Forfeited(1)	(20,994)	$89.97

Unvested—December 31, 2015	466,214	$69.80

(1)	We implemented a company-wide initiative to reduce operating costs in 2015 and beyond, which included a reduction in work force. As a result, 7,263 restricted units were forfeited during the year ended December 31, 2015.

As of December 31, 2015 and 2014, we had total unamortized compensation expense of approximately $16.5 million and $8.1 million related to restricted and phantom units, which we expect will be amortized during the next three years (or sooner in certain cases, which generally represents the original vesting period of these instruments), except for grants to non-employee directors of our general partner, which vest over one year. We recognized compensation expense of approximately $11.5 million, $10.1 million and $10.9 million under the Crestwood LTIP during the years ended December 31, 2015, 2014 and 2013, which is included in general and administrative expenses on our consolidated statements of operations. As of February 12, 2016, we had 5,978,939 units available for issuance under the Crestwood LTIP.

Crestwood Restricted Units. Under the Crestwood LTIP, participants who have been granted restricted units may elect to have us withhold common units to satisfy minimum statutory tax withholding obligations arising in connection with the vesting of non-vested common units. Any such common units withheld are returned to the Crestwood LTIP on the applicable vesting dates, which correspond to the times at which income is recognized by the employee. When we withhold these common units, we are required to remit to the appropriate taxing authorities the fair value of the units withheld as of the vesting date. The number of units withheld is determined based on the closing price per common unit as reported on the NYSE on such dates. During the years ended December 31, 2015 and 2014, we withheld 26,095 and 15,944 common units to satisfy employee tax withholding obligations.

Crestwood Phantom Units. The Crestwood LTIP currently permits, and our general partner has made, grants of phantom units. Each phantom unit entitles the holder thereof to receive upon vesting one common unit of us granted pursuant to the Crestwood LTIP and a phantom unit award agreement (the Crestwood Equity Phantom Unit Agreement). The Crestwood Equity Phantom Unit Agreement provides for vesting to occur at the end of three years following the grant date or, if earlier, upon the named executive officer’s termination without cause or due to death or disability or the named executive officer’s resignation for employee cause (each, as defined in the Crestwood Equity Phantom Unit Agreement). In addition, the Crestwood Equity Phantom Unit Agreement provides for distribution equivalent rights with respect to each phantom unit which are paid in additional phantom units and settled in common units upon vesting of the underlying phantom units.

Crestwood Midstream

The following table summarizes information regarding restricted and phantom unit activity during the years ended December 31, 2015 and 2014:

	Units	Weighted-Average Grant Date Fair Value
Unvested—January 1, 2014	250,557	$22.13
Vested—restricted units	(208,361)	$22.15
Granted—restricted units	871,078	$23.25
Forfeited	(78,478)	$23.33

Unvested—December 31, 2014	834,796	$23.18

Vested—restricted units	(457,458)	$22.91
Vested—phantom units	(21,578)	$16.05
Granted—restricted units	535,858	$15.89
Granted—phantom units	171,648	$15.76
Modification—restricted units	(823,277)	$20.06
Modification—phantom units	(150,070)	$18.93
Forfeited(1)	(89,919)	$16.05

Unvested—December 31, 2015	—	$—

(1)	We implemented a company-wide initiative to reduce operating costs in 2015 and beyond, which included a reduction in work force. As a result, 39,172 restricted units were forfeited during the year ended December 31, 2015.

As of December 31, 2014, we had total unamortized compensation expense of approximately $9.5 million related to restricted and phantom units issued under the Crestwood Midstream LTIP. Crestwood Midstream recognized compensation expense of approximately $8.1 million, $11.2 million and $11.4 million (including $6.5 million recognized by Legacy Crestwood in 2013 as discussed below) during the years ended December 31, 2015, 2014 and 2013, which is included in general and administrative expenses on our consolidated statements of operations. As of December 31, 2015, we do not have any issued, outstanding units available for issuance under the Crestwood Midstream LTIP.

Crestwood Midstream Restricted Units. Under the Crestwood Midstream LTIP, participants who have been granted restricted units may elect to have common units withheld to satisfy minimum statutory tax withholding obligations arising in connection with the vesting of non-vested common units. Any such common units withheld were returned to the Crestwood Midstream LTIP on the applicable vesting dates, which corresponded to the times at which income was recognized by the employee. When such common units are withheld, Crestwood Midstream was required to remit to the appropriate taxing authorities the fair value of the units withheld as of the vesting date. The number of units withheld was determined based on the closing price per common unit as reported on the NYSE on such dates. During the years ended December 31, 2015 and 2014, Crestwood Midstream withheld 139,331 and 71,484 common units to satisfy employee tax withholding obligations.

Crestwood Midstream Phantom Units. The Crestwood Midstream LTIP permitted, and Crestwood Midstream’s general partner made, grants of phantom units. Each phantom unit entitled the holder thereof to receive upon vesting one common unit of CMLP granted pursuant to the Crestwood Midstream LTIP and a phantom unit award agreement (the Phantom Unit Agreement). The Phantom Unit Agreement provided for vesting to occur at the end of three years following the grant date (or, if earlier, upon the named executive officer’s termination without cause or due to death or disability or the named executive officer’s resignation for employee cause (each, as defined in the Phantom Unit Agreement). In addition, the Phantom Unit Agreement provided for distribution equivalent rights with respect to each phantom unit which was paid in additional phantom units and settled in common units upon vesting of the underlying phantom units.

Crestwood Midstream Employee Unit Purchase Plan

Crestwood Midstream had an employee unit purchase plan under which employees of the general partner purchased Crestwood Midstream’s common units through payroll deductions up to a maximum of 10% of the employees’ eligible compensation. Under the plan, Crestwood Midstream purchased its common units on the open market for the benefit of participating employees based on their payroll deductions. In addition, Crestwood Midstream could contribute an additional 10% of participating employees’ payroll deductions to purchase additional Crestwood Midstream common units for participating employees. Unless increased by the board of directors of Crestwood Midstream’s general partner, the maximum number of units that were available for purchase under the plan was 200,000. Effective May 7, 2015, Crestwood Midstream suspended the employee unit purchase plan. In conjunction with the Simplification Merger, all common units purchased through the employee purchase plan were converted into common units of CEQP.

Legacy Crestwood

Prior to the Crestwood Merger, Legacy Crestwood issued phantom units under its Fourth Amended and Restated 2007 Equity Plan (2007 Equity Plan). The 2007 Equity Plan was terminated in conjunction with the Crestwood Merger. Crestwood Midstream recognized compensation expense under the 2007 Equity Plan of approximately $6.5 million for the year ended December 31, 2013.

Note 14—Employee Benefit Plan

A 401(k) plan is available to all of our employees after meeting certain requirements. The plan permits employees to make contributions up to 90% of their salary, up to statutory limits, which was $18,000 in 2015 and $17,500 in 2014 and 2013. We match 100% of participants basic contribution up to 6% of eligible compensation. Employees may participate in the plans immediately and certain employees are not eligible for matching contributions until after a 90-day waiting period. Aggregate matching contributions made by us were $4.0 million, $3.8 million and $0.5 million during the years ended December 31, 2015, 2014 and 2013.

Note 15—Commitments and Contingencies

Legal Proceedings

Canadian Class Action Lawsuit. Prior to the completion of our acquisition of Arrow on November 8, 2013, a train transporting over 50,000 barrels of crude oil produced in North Dakota derailed in Lac Megantic, Quebec, Canada on July 6, 2013. The derailment resulted in the death of 47 people, injured numerous others, and caused severe damage to property and the environment. In October 2013, certain individuals suffering harm in the derailment filed a motion to certify a class action lawsuit in the Superior Court for the District of Megantic, Province of Quebec, Canada, on behalf of all persons suffering loss in the derailment (the Class Action Suit).

In March 2014, the plaintiffs filed their fourth amended motion to name Arrow and numerous other energy companies as additional defendants in the class action lawsuit. The plaintiffs alleged, among other things, that

Arrow (i) was a producer of the crude oil being transported on the derailed train, (ii) was negligent in failing to properly classify the crude delivered to the trucks that hauled the crude to the rail loading terminal, and (iii) owed a duty to the petitioners to ensure the safe transportation of the crude being transported. The motion to authorize the class action and motions in opposition were heard by the Court in June 2014. In June 2015, the Superior Court determined that the Class Action Suit proceeding should be allowed to proceed against certain respondents that have not contributed to the global settlement described below. Because Arrow is a contributing party to the global settlement, the Class Action Suit against Arrow has been stayed pending finalization of the global settlement plan in the United States and Canadian bankruptcy proceedings described below.

One of the defendants in the lawsuit, Montreal Main & Atlantic Railway (MM&A), filed bankruptcy actions in the U.S. Bankruptcy Court for the District of Maine and in the Canadian Bankruptcy Court. The bankruptcy trustees in the proceedings approached the respondents in the Class Action Suit (including Arrow) to contribute monetary damages to a global settlement for all claims, including any potential environmental damages, related to the Lac Megantic derailment. During the first quarter of 2015, Crestwood Midstream agreed to contribute to the global settlement in exchange for a release from all claims related to the derailment, including the Class Action Suit. In June 2015, the creditors in the Canadian bankruptcy proceeding voted unanimously in favor of the global settlement. The Canadian bankruptcy court approved the bankruptcy plan (including the global settlement) on July 13, 2015, and the United States bankruptcy court approved a modified version of the bankruptcy plan (including the global settlement) on October 9, 2015. Consistent with the modified plan approved in the US bankruptcy proceeding, the Canadian bankruptcy court also approved a modified bankruptcy plan on October 9, 2015. The US and Canadian bankruptcy proceedings were finalized in December 2015 and the funding of the settlement was complete. Crestwood Midstream’s contribution to the global settlement, in addition to associated legal fees, is fully covered by insurance, and since the global settlement is finalized, Arrow should not be exposed to additional damages relating to the derailment.

Additional lawsuits related to the derailment were filed and are pending in United States courts, however, all of lawsuits have been stayed as a result of the automatic stay arising from MM&A’s United States bankruptcy proceeding. Arrow has been named as a defendant in 39 lawsuits pending in three different courts; however, we expect these lawsuits to be dismissed with prejudice upon disbursement of funds to the victims. We expect these cases to be dismissed by the end of April 2016.

Based on Crestwood Midstream’s contribution to the global settlement and since the global settlement was approved by both bankruptcy courts, we do not anticipate any material loss in this matter after considering insurance.

Simplification Merger Lawsuits. On May 20, 2015, Lawrence G. Farber, a purported unitholder of Crestwood Midstream, filed a complaint in the Southern District of the United States, Houston Division, as a putative class action on behalf of Crestwood Midstream’s unitholders, entitled Lawrence G. Farber, individually and on behalf of all others similarly situated v. Crestwood Midstream Partners LP, Crestwood Midstream GP LLC, Robert G. Phillips, Alvin Bledsoe, Michael G. France, Philip D. Gettig, Warren H. Gfellar, David Lumpkins, John J. Sherman, David Wood, Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST Sub LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, and Crestwood Gas Services GP LLC. This complaint alleges, among other things, that Crestwood Midstream’s general partner breached its fiduciary duties, certain individual defendants breached their fiduciary duties of loyalty and due care, and that other defendants have aided and abetted such breaches.

On July 21, 2015, Isaac Aron, another purported unitholder of the Crestwood Midstream, filed a complaint in the Southern District of the United States, Houston Division, as a putative class action on behalf of Crestwood Midstream’s unitholders, entitled Isaac Aron, individually and on behalf of all others similarly situated vs. Robert G. Phillps, Alvin Bledsoe, Michael G. France, Philip D. Getting, Warren H. Gfeller, David Lumpkins, John J. Sherman, David Wood, Crestwood Midstream Partners, LP Crestwood Midstream Holdings LP, Crestwood Midstream GP LLC, Crestwood Gas Services GP, LLC, Crestwood Equity Partners LP, Crestwood

Equity GP LLC, CEQP ST Sub LLC and MGP GP, LLC. The complaint alleges, among other things, that Crestwood Midstream’s general partner and certain individual defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 by filing an alleged incomplete and misleading Form S-4 Registration Statement with the Securities and Exchange Commission.

On August 12, 2015, the defendants filed a motion to consolidate the Farber and Aron cases, which the court granted on September 4, 2015. Farber subsequently dismissed his claims against all the defendants on September 16, 2015. Aron filed a motion for temporary restraining order and requested an expedited preliminary injunction hearing, which was scheduled for September 23, 2015.

On September 22, 2015, the parties entered into a memorandum of understanding (MOU) with respect to a proposed settlement of the Aron lawsuit. The settlement contemplated by the MOU is subject to a number of conditions, including notice to the class, limited confirmatory discovery and final court approval of the settlement. The defendants expect the court to approve the final settlement during the first half of 2016. The anticipated settlement of the MOU has not and will not have a material impact to our consolidated financial statements.

Property Taxes. Tres Palacios filed a lawsuit in Matagorda County for tax years 2011, 2012 and 2013 alleging that the Matagorda County Appraisal District (MCAD) assessed taxable value above the fair market value and on an unequal and non-uniform basis compared to other properties. In conjunction with its sale of Tres Palacios to Tres Holdings, Crestwood Equity retained liability for certain tax matters, including this litigation. In January 2015, Crestwood Equity received a refund related to the 2011 tax year at the conclusion of the litigation related to that tax year. For the 2012 and 2013 tax years, the MCAD asserted a taxable value that would result in property taxes of approximately $7 million for each of those years, while Tres Palacios asserted a taxable value that would result in property taxes of less than $2 million in each year. Tres Palacios paid approximately $8.6 million to Matagorda County in total for those two tax years. A bench trial was held in October 2015 related to the 2012 and 2013 tax years and the trial court has not issued a decision on those years. These lawsuits remain pending and the outcome is not yet determined.

General. We are periodically involved in litigation proceedings. If we determine that a negative outcome is probable and the amount of loss is reasonably estimable, then we accrue the estimated amount. The results of litigation proceedings cannot be predicted with certainty. We could incur judgments, enter into settlements or revise our expectations regarding the outcome of certain matters, and such developments could have a material adverse effect on our results of operations or cash flows in the period in which the amounts are paid and/or accrued. As of December 31, 2015 and 2014, both CEQP and CMLP had less than $0.1 million and approximately $1.0 million accrued for the outstanding legal matters. Based on currently available information, we believe it is remote that future costs related to known contingent liability exposures for which we can estimate will exceed current accruals by an amount that would have a material adverse impact on our consolidated financial statements. As we learn new facts concerning contingencies, we reassess our position both with respect to accrued liabilities and other potential exposures.

Any loss estimates are inherently subjective, based on currently available information, and are subject to management’s judgment and various assumptions. Due to the inherently subjective nature of these estimates and the uncertainty and unpredictability surrounding the outcome of legal proceedings, actual results may differ materially from any amounts that have been accrued.

Regulatory Compliance

In the ordinary course of our business, we are subject to various laws and regulations. In the opinion of our management, compliance with current laws and regulations will not have a material effect on its results of operations, cash flows or financial condition.

Environmental Compliance

During the year ended December 31, 2014, we experienced three releases totaling approximately 28,000 barrels of produced water on our Arrow water gathering system located on the Fort Berthold Indian Reservation in North Dakota. We immediately notified the National Response Center, the Three Affiliated Tribes and numerous other regulatory authorities, and thereafter contained and cleaned up the releases completely and placed the impacted segments of these water lines back into service. In May 2015, we experienced a release of approximately 5,200 barrels of produced water on our Arrow water gathering system, immediately notified numerous regulatory authorities and other third parties, and thereafter contained and cleaned up the release. We will continue our remediation efforts to ensure the impacted lands are restored to their prior state. We believe these releases are insurable events under our policies, and we have notified our carriers of these events. We have not recorded an insurance receivable as of December 31, 2015.

We may potentially be subject to fines and penalties as a result of the water releases. In October 2014, we received data requests from the Environmental Protection Agency (EPA) related to the 2014 water releases and we responded to the requests during the first half of 2015. In April 2015, the EPA issued a Notice of Potential Violation (NOPV) under the Clean Water Act relating to the 2014 water releases. We responded to the NOPV in May 2015, and have commenced settlement discussions with the EPA concerning the NOPV. On March 3, 2015, we received a grand jury subpoena from the United States Attorney’s Office in Bismarck, North Dakota, seeking documents and information relating to the largest of the three 2014 water releases, and we provided the requested information during the second quarter of 2015. In August 2015, we received a notice of violation from the Three Affiliated Tribes’ Environmental Division related to our 2014 produced water releases on the Fort Berthold Indian Reservation. The notice of violation imposes fines and requests reimbursements exceeding $1.1 million; however, the notice of violation was stayed on September 15, 2015, upon our posting of a performance bond for the amount contemplated by the notice and pending the outcome of ongoing settlement discussions with the regulatory agencies asserting jurisdiction over the 2014 produced water releases. We cannot predict what the outcome of these investigations will be.

Our operations are subject to stringent and complex laws and regulations pertaining to health, safety, and the environment. We are subject to laws and regulations at the federal, state and local levels that relate to air and water quality, hazardous and solid waste management and disposal and other environmental matters. The cost of planning, designing, constructing and operating our facilities must incorporate compliance with environmental laws and regulations and safety standards. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and potentially criminal enforcement measures. At December 31, 2015 and 2014, our accrual of approximately $1.7 million and $1.1 million was primarily related to the Arrow water releases described above, which is based on our undiscounted estimate of amounts we will spend on compliance with environmental and other regulations, and any associated fines or penalties. We estimate that our potential liability for reasonably possible outcomes related to our environmental exposures (including the Arrow water releases described above) could range from approximately $1.7 million to $3.7 million.

Self-Insurance

We utilize third-party insurance subject to varying retention levels of self-insurance, which management considers prudent. Such self-insurance relates to losses and liabilities primarily associated with medical claims, workers’ compensation claims and general, product, vehicle and environmental liability. Losses are accrued based upon management’s estimates of the aggregate liability for claims incurred using certain assumptions followed in the insurance industry and based on past experience. The primary assumption utilized is actuarially determined loss development factors. The loss development factors are based primarily on historical data. Our self insurance reserves could be affected if future claim developments differ from the historical trends. We believe changes in health care costs, trends in health care claims of our employee base, accident frequency and severity and other factors could materially affect the estimate for these liabilities. We continually monitor changes in employee demographics, incident and claim type and evaluates our insurance accruals and adjusts our accruals based on our evaluation of these qualitative data points. We are liable for the development of claims for our disposed retail propane operations, provided they were reported prior to August 1, 2012. At December 31, 2015 and 2014, CEQP’s self-insurance reserves were $17.2 millionand $14.6 million. CEQP estimates that $11.3 million of this balance will be paid subsequent to December 31, 2016. As such, CEQP has classified $11.3 million in other long-term liabilities on our consolidated balance sheets. At December 31, 2015 and 2014, CMLP’s self-insurance reserves were $11.4 million and $7.2 million. CMLP estimates that $7.1 million of this balance will be paid subsequent to December 31, 2016. As such, CMLP has classified $7.1 million in other long-term liabilities on our consolidated balance sheets.

Contingent Consideration—Antero

In connection with the acquisition of Antero Resources Appalachian Corporation (Antero), we agreed to pay Antero conditional consideration in the form of potential additional cash payments of up to $40.0 million, depending on the achievement of certain defined average annual production levels achieved during 2012, 2013 and 2014. In February 2015, we paid Antero $40.0 million to settle the liability under the earn-out provision. This amount is reflected in changes in operating assets and liabilities, net of effects from acquisitions under operating activities in our consolidated statements of cash flows.

Commitments and Purchase Obligations

Operating Leases. We also maintain operating leases in the ordinary course of our business activities. These leases include those for office buildings, crude oil railroad cars and other operating facilities and equipment. The terms of the agreements vary from 2016 until 2032.

Future minimum lease payments under our noncancelable operating leases for the next five years ending December 31 and in total thereafter consist of the following (in millions):

Year Ending December 31,
2016	$19.1
2017	16.6
2018	15.3
2019	14.1
2020	9.2
Thereafter	23.8

Total minimum lease payments	$98.1

Our rent expense for operating leases for the years ended December 31, 2015, 2014 and 2013, totaled $37.4 million, $41.8 million and $16.4 million.

Purchase Commitments. We periodically enter into agreements with suppliers to purchase fixed quantities of NGLs, distillates, crude oil and natural gas at fixed prices. At December 31, 2015, the total of these firm purchase commitments was $188.3 million, substantially all of which will occur over the course of the next twelve months. We also enter into non-binding agreements with suppliers to purchase quantities of NGLs, distillates and natural gas at variable prices at future dates at the then prevailing market prices.

We have entered into certain purchase commitments in connection with the identified growth projects and maintenance obligations primarily related to our gathering and processing segment, the development of a rail terminal project and certain upgrades to the US Salt facility. At December 31, 2015, the total of our storage and transportation and marketing, supply and logistics operations’ firm purchase commitments was approximately $12.7 million and our gathering and processing segment’s purchase commitments totaled approximately $13.5 million. The majority of the purchases associated with these commitments are expected to occur over the next twelve months.

Note 16—Related Party Transactions

Crestwood Holdings indirectly owns both CEQP’s and CMLP’s general partner. The affiliates of Crestwood Holdings and its owners are considered CEQP’s and CMLP’s related parties, including Sabine Oil and Gas LLC and Mountaineer Keystone LLC.

CEQP and CMLP enter into transactions with their affiliates within the ordinary course of business and the services are based on the same terms as non-affiliates, including gas gathering and processing services under long-term contracts, product purchases and various operating agreements.

As discussed in Note 1, in conjunction with the completion of the Simplification Merger, CEQP contributed 100% of its interest in Crestwood Operations to CMLP. Crestwood Operations has 1,288 full-time employees as of December 31, 2015, 297 of which are general and administrative employees and 991 of which are operational employees. Prior to the Simplification Merger, CMLP did not have any employees other than approximately 100 union employees of US Salt. CMLP shares common management, general and administrative and overhead costs with CEQP and allocated shared costs of $0.8 million to CEQP during the year ended December 31, 2015.

The following table shows revenues, costs of product/services sold, general and administrative expenses and reimbursement of expenses from our affiliates for the years December 31, 2015, 2014 and 2013 (in millions):

	Year Ended December 31,
	2015	2014	2013
Gathering and processing revenues at CEQP and CMLP	$3.9	$3.0	$74.9

Gathering and processing costs of product/services sold at CEQP and CMLP(1)	$28.9	$42.2	$32.5

Operations and maintenance expenses charged at CEQP and CMLP	$2.8	$0.2	$—

General and administrative expenses charged by CEQP to CMLP, net(2)	$49.5	$63.6	$34.7

General and administrative expenses charged by CEQP to Crestwood Holdings, net(3)	$0.4	$0.5	$25.3

(1)	Represents natural gas purchases from Sabine Oil and Gas.
(2)	Includes $10.0 million, $6.9 million and $4.4 million of net unit-based compensation charges allocated from CEQP to CMLP for the years ended December 31, 2015, 2014 and 2013.
(3)	Includes $0.1 million unit-based compensation charges allocated from Crestwood Holdings to CMLP during the year ended December 31, 2015.

The following table shows accounts receivable and accounts payable from our affiliates as of December 31, 2015 and 2014 (in millions):

	CEQP		CMLP
	December 31,		December 31,
	2015	2014	2015	2014
Accounts receivable	$1.7	$0.6	$1.7	$0.3

Accounts payable	$4.0	$5.6	$1.5	$3.1

Note 17—Segments

Financial Information

As discussed in Note 1, on September 30, 2015, the Company contributed 100% of its interest in Crestwood Operations to Crestwood Midstream and as a result, we modified our segments and our financial statements now reflect three operating and reportable segments: (i) gathering and processing operations; (ii) storage and transportation operations; and (iii) marketing, supply and logistics operations (formerly NGL and crude services operations). Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT and PRBIC operations are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations. Our corporate operations include all general and administrative expenses that are not allocated to our reportable segments. For a further description of our operating and reporting segments, see Note 1. We assess the performance of our operating segments based on EBITDA, which is defined as income before income taxes, plus debt-related costs (net interest and debt expense and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense.

Below is a reconciliation of CEQP’s net income to EBITDA (in millions):

	Year Ended December 31,
	2015	2014	2013
Net loss	$(2,303.7)	$(10.4)	$(50.6)
Add:
Interest and debt expense, net	140.1	127.1	77.9
Loss on modification/extinguishment of debt	20.0	—	—
Provision (benefit) for income taxes	(1.4)	1.1	1.0
Depreciation, amortization and accretion	300.1	285.3	167.9

EBITDA	$(1,844.9)	$403.1	$196.2

The following tables summarize CEQP’s reportable segment data for the years ended December 31, 2015, 2014 and 2013 (in millions). Included in earnings (loss) from unconsolidated affiliates below was approximately $86.1 million, $7.6 million and $2.6 million of depreciation and amortization expense and gains (losses) on long-lived assets, net related to our equity investments for the years ended December 31, 2015, 2014 and 2013, respectively.

	Year Ended December 31, 2015
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$1,381.0	$266.3	$985.5	$—	$2,632.8
Intersegment revenues	66.7	—	(66.7)	—	—
Costs of product/services sold	1,103.9	20.1	759.5	—	1,883.5
Operations and maintenance expense	89.0	31.7	69.5	—	190.2
General and administrative expense	—	—	—	116.3	116.3
Loss on long-lived assets, net	(787.3)	(1.6)	(32.3)	—	(821.2)
Goodwill impairment	(329.7)	(623.4)	(453.2)	—	(1,406.3)
Loss from unconsolidated affiliates, net	(43.4)	(17.4)	—	—	(60.8)
Other income, net	—	—	—	0.6	0.6

EBITDA	$(905.6)	$(427.9)	$(395.7)	$(115.7)	$(1,844.9)

Goodwill	$54.5	$771.2	$259.8	$—	$1,085.5
Total assets	$2,325.2	$2,217.4	$1,083.7	$177.4	$5,803.7
Purchases of property, plant and equipment	$132.7	$26.4	$22.8	$0.8	$182.7

	Year Ended December 31, 2014
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$2,166.8	$264.6	$1,499.9	$—	$3,931.3
Intersegment revenues	50.0	—	(50.0)	—	—
Costs of product/services sold	1,859.9	33.3	1,272.1	—	3,165.3
Operations and maintenance expense	102.8	28.8	71.7	—	203.3
General and administrative expense	—	—	—	100.2	100.2
Gain (loss) on long-lived assets	(32.7)	33.8	(3.0)	—	(1.9)
Goodwill impairment	(18.5)	—	(30.3)	—	(48.8)
Loss on contingent consideration	(8.6)	—	—	—	(8.6)
Earnings (loss) from unconsolidated affiliates	0.5	(1.2)	—	—	(0.7)
Other income, net	—	—	—	0.6	0.6

EBITDA	$194.8	$235.1	$72.8	$(99.6)	$403.1

Goodwill	$384.2	$1,394.6	$713.0	$—	$2,491.8
Total assets	$3,593.6	$2,423.3	$2,240.6	$203.9	$8,461.4
Purchases of property, plant and equipment	$327.9	$37.0	$50.9	$8.2	$424.0

	Year Ended December 31, 2013
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$510.0	$130.9	$785.8	$—	$1,426.7
Costs of product/services sold	267.5	19.7	715.1	—	1,002.3
Operations and maintenance expense	58.7	14.2	31.7	—	104.6
General and administrative expense	—	—	—	93.5	93.5
Gain (loss) on long-lived assets	5.4	—	(0.1)	—	5.3
Goodwill impairment	(4.1)	—	—	—	(4.1)
Gain on contingent consideration	(31.4)	—	—	—	(31.4)
Earnings (loss) from unconsolidated affiliates	0.1	(0.2)	—	—	(0.1)
Other income, net	—	—	—	0.2	0.2

EBITDA	$153.8	$96.8	$38.9	$(93.3)	$196.2

Purchases of property, plant and equipment	$290.7	$43.4	$11.9	$1.0	$347.0

Below is a reconciliation of CMLP’s net income to EBITDA (in millions):

	Year Ended December 31,
	2015	2014	2013
Net income (loss)	$(1,410.6)	$14.7	$(12.4)
Add:
Interest and debt expense, net	130.5	111.4	71.7
Loss on modification/extinguishment of debt	18.9	—	—
Provision for income taxes	—	0.9	0.7
Depreciation, amortization and accretion	278.5	255.4	139.4

EBITDA	$(982.7)	$382.4	$199.4

The following tables summarize CMLP’s reportable segment data for the years ended December 31, 2015, 2014 and 2013 (in millions). Included in earnings from unconsolidated affiliates below was approximately $86.1 million, $7.6 million and $2.6 million of depreciation and amortization expense and gains (losses) on long-lived assets, net related to our equity investments for the years ended December 31, 2015, 2014 and 2013, respectively.

	Year Ended December 31, 2015
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$1,381.0	$266.3	$985.5	$—	$2,632.8
Intersegment revenues	66.7	—	(66.7)	—	—
Costs of product/services sold	1,103.9	20.1	759.5	—	1,883.5
Operations and maintenance expense	89.0	30.2	69.5	—	188.7
General and administrative expense	—	—	—	105.6	105.6
Loss on long-lived assets, net	(194.1)	(1.4)	(32.3)	—	(227.8)
Goodwill impairment	(72.5)	(623.4)	(453.2)	—	(1,149.1)
Loss from unconsolidated affiliates, net	(43.4)	(17.4)	—	—	(60.8)

EBITDA	$(55.2)	$(426.2)	$(395.7)	$(105.6)	$(982.7)

Goodwill	$54.5	$771.2	$259.8	$—	$1,085.5
Total assets	$2,541.6	$2,216.7	$1,083.7	$162.5	$6,004.5
Purchases of property, plant and equipment	$132.7	$26.4	$22.8	$0.8	$182.7

	Year Ended December 31, 2014
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$2,166.8	$250.8	$1,499.9	$—	$3,917.5
Intersegment revenues	50.0	—	(50.0)	—	—
Costs of product/services sold	1,859.9	22.8	1,272.1	—	3,154.8
Operations and maintenance expense	102.8	22.1	70.5	—	195.4
General and administrative expense	—	—	—	91.7	91.7
Gain (loss) on long-lived assets, net	(32.7)	0.6	(3.0)	—	(35.1)
Goodwill impairment	(18.5)	—	(30.3)	—	(48.8)
Loss on contingent consideration	(8.6)	—	—	—	(8.6)
Earnings (loss) from unconsolidated affiliates, net	0.5	(1.2)	—	—	(0.7)

EBITDA	$194.8	$205.3	$74.0	$(91.7)	$382.4

Goodwill	$127.0	$1,394.6	$713.0	$—	$2,234.6
Total assets	$2,941.6	$2,423.3	$2,240.6	$179.7	$7,785.2
Purchases of property, plant and equipment	$327.9	$36.4	$50.9	$6.5	$421.7

	Year Ended December 31, 2013
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$510.0	$116.8	$785.8	$—	$1,412.6
Costs of product/services sold	267.5	12.8	715.1	—	995.4
Operations and maintenance expense	58.7	12.4	32.3	—	103.4
General and administrative expense	—	—	—	84.1	84.1
Gain on long-lived assets	5.4	—	(0.1)	—	5.3
Goodwill impairment	(4.1)	—	—	—	(4.1)
Loss on contingent consideration	(31.4)	—	—	—	(31.4)
Earnings (loss) from unconsolidated affiliates, net	0.1	(0.2)	—	—	(0.1)

EBITDA	$153.8	$91.4	$38.3	$(84.1)	$199.4

Purchases of property, plant and equipment	$290.7	$35.7	$11.9	$1.0	$339.3

Major Customers

No customer accounted for 10% or more of our total consolidated revenues for the years ended December 31, 2015 and 2013 at CEQP or CMLP. For the year ended December 31, 2014, we had revenues from Tesoro Corporation (Tesoro) of $465.2 million which exceeded 10% of the total consolidated revenues at CEQP and CMLP. Revenues from Tesoro are reflected in each of our reportable segments.

Note 18—Crestwood Midstream Condensed Consolidating Financial Information

Crestwood Midstream is a holding company and own no operating assets and have no significant operations independent of its subsidiaries (Parent). Obligations under Crestwood Midstream’s senior notes and its credit facility are jointly and severally guaranteed by substantially all of its subsidiaries, except for Crestwood Niobrara, PRBIC and Tres Holdings and their respective subsidiaries (collectively, Non-Guarantor Subsidiaries). Crestwood Midstream Finance Corp., the co-issuer of its senior notes, is Crestwood Midstream’s 100% owned subsidiary and has no material assets, operations, revenues or cash flows other than those related to its service as co-issuer of the Crestwood Midstream senior notes.

At December 31, 2014, we reflected the interest of non-controlling partners in subsidiaries on our condensed consolidating balance sheet as a component of the Parent’s and Non-Guarantor Subsidiaries’ total partners’ capital, with an adjustment to eliminate the Parent’s portion. During the year ended December 31, 2015, we began reflecting the interest of non-controlling partners in subsidiaries as a component of the Non-Guarantor Subsidiaries’ total partners’ capital only. The condensed consolidating balance sheet for the year December 31, 2014 was adjusted to reflect the change in presentation and there was no impact to our consolidated balance sheet.

The tables below present condensed consolidating financial statements for Crestwood Midstream as parent on a stand-alone, unconsolidated basis, and Crestwood Midstream’s combined guarantor and combined non-guarantor subsidiaries as of and for the years ended December 31, 2015, 2014 and 2013. The financial information may not necessarily be indicative of the results of operations, cash flows or financial position had the subsidiaries operated as independent entities.

Crestwood Midstream Partners LP

Condensed Consolidating Balance Sheet

December 31, 2015

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash	$0.1	$—	$—	$—	$0.1
Accounts receivable	—	236.0	0.5	—	236.5
Inventory	—	44.5	—	—	44.5
Other current assets	—	52.5	—	—	52.5

Total current assets	0.1	333.0	0.5	—	333.6
Property, plant and equipment, net	—	3,525.7	—	—	3,525.7
Goodwill and intangible assets, net	40.9	1,846.9	—	—	1,887.8
Investment in consolidated affiliates	5,506.8	—	—	(5,506.8)	—
Investment in unconsolidated affiliates	—	—	254.3	—	254.3
Other assets	—	3.1	—	—	3.1

Total assets	$5,547.8	$5,708.7	$254.8	$(5,506.8)	$6,004.5

Liabilities and partners’ capital
Current liabilities:
Accounts payable	—	141.3	0.1	—	141.4
Other current liabilities	26.4	85.2	—	—	111.6

Total current liabilities	26.4	226.5	0.1	—	253.0
Long-term liabilities:
Long-term debt, less current portion	2,539.8	2.9	—	—	2,542.7
Other long-term liabilities	—	43.3	—	—	43.3
Deferred income taxes	—	0.4	—	—	0.4
Partners’ capital	2,981.6	5,435.6	71.2	(5,506.8)	2,981.6
Interest of non-controlling partners in subsidiaries	—	—	183.5	—	183.5

Total partners’ capital	2,981.6	5,435.6	254.7	(5,506.8)	3,165.1

Total liabilities and partners’ capital	$5,547.8	$5,708.7	$254.8	$(5,506.8)	$6,004.5

Crestwood Midstream Partners LP

Condensed Consolidating Balance Sheet

December 31, 2014

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash	$—	$7.6	$—	$—	$7.6
Accounts receivable	1.2	377.8	0.3	—	379.3
Inventory	—	46.6	—	—	46.6
Other current assets	—	103.1	—		103.1

Total current assets	1.2	535.1	0.3	—	536.6
Property, plant and equipment, net	7.9	3,738.1	—	—	3,746.0
Goodwill and intangible assets, net	38.0	3,166.2	—	—	3,204.2
Investment in consolidated affiliates	7,148.0	—	—	(7,148.0)	—
Investment in unconsolidated affiliates	—	—	295.1	—	295.1
Other assets	—	3.3	—	—	3.3

Total assets	$7,195.1	$7,442.7	$295.4	$(7,148.0)	$7,785.2

Liabilities and partners’ capital
Current liabilities:
Accounts payable	9.0	225.8	0.2	—	235.0
Other current liabilities	23.0	153.3	—	—	176.3

Total current liabilities	32.0	379.1	0.2	—	411.3
Long-term liabilities:
Long-term debt, less current portion	2,012.8	1.7	—	—	2,014.5
Other long-term liabilities	1.6	36.7	—	—	38.3
Deferred income taxes	—	0.7	—	—	0.7
Partners’ capital	5,148.7	7,024.5	123.5	(7,148.0)	5,148.7
Interest of non-controlling partners in subsidiaries	—	—	171.7	—	171.7

Total partners’ capital	5,148.7	7,024.5	295.2	(7,148.0)	5,320.4

Total liabilities and partners’ capital	$7,195.1	$7,442.7	$295.4	$(7,148.0)	$7,785.2

Crestwood Midstream Partners LP

Condensed Consolidating Statements of Operations

Year Ended December 31, 2015

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$2,632.8	$—	$—	$2,632.8
Costs of product/services sold	—	1,883.5	—	—	1,883.5
Expenses:
Operations and maintenance	—	188.7	—	—	188.7
General and administrative	65.3	40.3	—	—	105.6
Depreciation, amortization and accretion	—	278.5	—	—	278.5

	65.3	507.5	—	—	572.8
Other operating expense:
Loss on long-lived assets, net	—	(227.8)	—	—	(227.8)
Goodwill impairment	—	(1,149.1)	—	—	(1,149.1)

Operating loss	(65.3)	(1,135.1)	—	—	(1,200.4)
Loss from unconsolidated affiliates, net	—	—	(60.8)	—	(60.8)
Interest and debt expense, net	(130.5)	—	—	—	(130.5)
Loss on modification/extinguishment of debt	(18.9)	—	—	—	(18.9)
Equity in net income (loss) of subsidiary	(1,195.9)	—	—	1,195.9	—

Income (loss) before income taxes	(1,410.6)	(1,135.1)	(60.8)	1,195.9	(1,410.6)
Provision for income taxes	—	—	—	—	—

Net income (loss)	(1,410.6)	(1,135.1)	(60.8)	1,195.9	(1,410.6)
Net income attributable to non-controlling partners in subsidiaries	—	—	(23.1)	—	(23.1)

Net income (loss) attributable to Crestwood Midstream Partners LP	(1,410.6)	(1,135.1)	(83.9)	1,195.9	(1,433.7)
Net income attributable to Class A preferred units	(23.1)	—	—	—	(23.1)

Net income (loss) attributable to partners	$(1,433.7)	$(1,135.1)	$(83.9)	$1,195.9	$(1,456.8)

Crestwood Midstream Partners LP

Condensed Consolidating Statements of Operations

Year Ended December 31, 2014

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$3,917.5	$—	$—	$3,917.5
Costs of product/services sold	—	3,154.8	—	—	3,154.8
Expenses:
Operations and maintenance	—	195.4	—	—	195.4
General and administrative	49.4	42.3	—	—	91.7
Depreciation, amortization and accretion	0.9	254.5	—	—	255.4

	50.3	492.2	—	—	542.5
Other operating expense:
Loss on long-lived assets, net	—	(35.1)	—	—	(35.1)
Goodwill impairment	—	(48.8)	—	—	(48.8)
Loss on contingent consideration	—	(8.6)	—	—	(8.6)

Operating income (loss)	(50.3)	178.0	—	—	127.7
Loss from unconsolidated affiliates, net	—	—	(0.7)	—	(0.7)
Interest and debt expense, net	(111.4)	—	—	—	(111.4)
Equity in net income (loss) of subsidiary	176.4	—	—	(176.4)	—

Income (loss) before income taxes	14.7	178.0	(0.7)	(176.4)	15.6
Provision for income taxes	—	0.9		—	0.9

Net income (loss)	14.7	177.1	(0.7)	(176.4)	14.7
Net income attributable to non-controlling partners	—	—	(16.8)	—	(16.8)

Net income (loss) attributable to Crestwood Midstream Partners LP	14.7	177.1	(17.5)	(176.4)	(2.1)
Net income attributable to Class A preferred units	(17.2)	—	—	—	(17.2)

Net income (loss) attributable to partners	$(2.5)	$177.1	$(17.5)	$(176.4)	$(19.3)

Crestwood Midstream Partners

Condensed Consolidating Statements of Operations

Year Ended December 31, 2013

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$1,412.6	$—	$—	$1,412.6
Costs of product/services sold	—	995.4	—	—	995.4
Expenses:
Operations and maintenance	—	103.4	—	—	103.4
General and administrative	46.5	37.6	—	—	84.1
Depreciation, amortization and accretion	1.0	138.4	—	—	139.4

	47.5	279.4	—	—	326.9
Other operating income (expense):
Gain on long-lived assets, net	—	5.3	—	—	5.3
Goodwill impairment	—	(4.1)	—	—	(4.1)
Loss on contingent consideration	—	(31.4)	—	—	(31.4)

Operating income (loss)	(47.5)	107.6	—	—	60.1
Loss from unconsolidated affiliates, net	—	—	(0.1)	—	(0.1)
Interest and debt expense, net	(68.7)	(3.0)	—	—	(71.7)
Equity in net income (loss) of subsidiary	103.8	—	—	(103.8)	—

Income (loss) before income taxes	(12.4)	104.6	(0.1)	(103.8)	(11.7)
Provision for income taxes	—	0.7	—	—	0.7

Net income (loss)	(12.4)	103.9	(0.1)	(103.8)	(12.4)
Net income attributable to non-controlling partners	—	—	(4.9)	—	(4.9)

Net income (loss) attributable to Crestwood Midstream Partners LP	(12.4)	103.9	(5.0)	(103.8)	(17.3)
Net income attributable to Class A preferred units	—	—	—	—	—

Net income (loss) attributable to partners	$(12.4)	$103.9	$(5.0)	$(103.8)	$(17.3)

Crestwood Midstream Partners LP

Condensed Consolidating Statements of Cash Flows

Year Ended December 31, 2015

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:	$(190.8)	$650.0	$12.6	$—	$471.8

Cash flows from investing activities:
Purchases of property, plant and equipment	(0.8)	(181.9)	—	—	(182.7)
Investment in unconsolidated affiliates	—	—	(41.8)	—	(41.8)
Proceeds from the sale of assets	—	2.7	—	—	2.7
Capital distributions from unconsolidated affiliates	—	—	9.3	—	9.3
Capital contributions to consolidated affiliates	(31.2)	—	—	31.2	—

Net cash provided by (used in) investing activities	(32.0)	(179.2)	(32.5)	31.2	(212.5)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	3,490.1	—	—	—	3,490.1
Principal payments on long-term debt	(2,960.9)	—	—	—	(2,960.9)
Payments on capital leases	—	(2.2)	—	—	(2.2)
Payments for debt-related deferred costs	(17.3)	—	—	—	(17.3)
Financing fees paid for early debt redemption	(13.6)	—	—	—	(13.6)
Distributions paid	(808.2)	—	(11.3)	—	(819.5)
Contributions from parent	—	—	31.2	(31.2)	—
Net proceeds from issuance of preferred units	58.8	—	—	—	58.8
Taxes paid for unit-based compensation vesting	—	(2.1)	—	—	(2.1)
Change in intercompany balances	474.1	(474.1)	—	—	—
Other	(0.1)	—	—	—	(0.1)

Net cash provided by (used in) financing activities	222.9	(478.4)	19.9	(31.2)	(266.8)

Net change in cash	0.1	(7.6)	—	—	(7.5)
Cash at beginning of period	—	7.6	—	—	7.6

Cash at end of period	$0.1	$—	$—	$—	$0.1

Crestwood Midstream Partners LP

Condensed Consolidating Statements of Cash Flows

Year Ended December 31, 2014

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:	$(165.6)	$602.9	$—	$—	$437.3

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(19.5)	—	—	(19.5)
Purchases of property, plant and equipment	(4.3)	(417.4)	—	—	(421.7)
Investment in unconsolidated affiliates, net	—	—	(144.4)	—	(144.4)
Proceeds from the sale of assets	—	2.7	—	—	2.7
Capital contributions to consolidated affiliates	(89.5)	—	—	89.5	—

Net cash provided by (used in) investing activities	(93.8)	(434.2)	(144.4)	89.5	(582.9)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	2,089.9	—	—	—	2,089.9
Principal payments on long-term debt	(1,949.8)	(0.2)	—	—	(1,950.0)
Payments on capital leases	(1.3)	(1.9)	—	—	(3.2)
Payments for debt-related deferred costs	(0.1)	—	—	—	(0.1)
Distributions paid	(470.5)	—	—	—	(470.5)
Contributions from parents	—	—	89.5	(89.5)	—
Net proceeds from issuance of preferred equity of subsidiary	—	—	53.9	—	53.9
Net proceeds from issuance of Class A preferred units	430.5	—	—	—	430.5
Taxes paid for unit-based compensation vesting	—	(1.6)	—	—	(1.6)
Change in intercompany balances	161.4	(161.4)	—	—	—
Other	(0.8)	—	—	—	(0.8)

Net cash provided by (used in) financing activities	259.3	(165.1)	143.4	(89.5)	148.1

Net change in cash	(0.1)	3.6	(1.0)	—	2.5
Cash at beginning of period	0.1	4.0	1.0	—	5.1

Cash at end of period	$—	$7.6	$—	$—	$7.6

Crestwood Midstream Partners LP

Condensed Consolidating Statements of Cash Flows

Year Ended December 31, 2013

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:	$(46.1)	$333.6	$—	$(33.8)	$253.7

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(561.5)	—	—	(561.5)
Purchases of property, plant and equipment	(1.0)	(338.3)	—	—	(339.3)
Investment in unconsolidated affiliates, net	—	—	(151.5)	—	(151.5)
Capital contributions to consolidated affiliates	(106.4)	—	—	106.4	—
Proceeds from the sale of assets	—	11.2	—	—	11.2

Net cash provided by (used in) investing activities	(107.4)	(888.6)	(151.5)	106.4	(1,041.1)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	2,072.8	—	—	—	2,072.8
Principal payments on long-term debt	(1,634.3)	(0.2)	—	—	(1,634.5)
Payments on capital leases	(0.4)	(3.9)	—	—	(4.3)
Payments for debt-related deferred costs	(32.0)	—	—	—	(32.0)
Distributions paid	(419.7)	(33.8)	—	33.8	(419.7)
Contributions from parents	—	55.5	56.4	(106.4)	5.5
Net proceeds from the issuance of common units	714.0	—	—	—	714.0
Net proceeds from issuance of preferred equity of subsidiary	—	—	96.1	—	96.1
Taxes paid for unit-based compensation vesting	—	(5.5)	—	—	(5.5)
Change in intercompany balances	(546.8)	546.8	—	—	—

Net cash provided by (used in) financing activities	153.6	558.9	152.5	(72.6)	792.4

Net change in cash	0.1	3.9	1.0	—	5.0
Cash at beginning of period	—	0.1	—	—	0.1

Cash at end of period	$0.1	$4.0	$1.0	$—	$5.1

Supplemental Selected Quarterly Financial Information (Unaudited)

Summarized unaudited quarterly financial data is presented below (in millions, except per unit information):

Crestwood Equity	Quarter Ended
	March 31	June 30	September 30	December 31
2015
Revenues	$731.5	$641.5	$630.7	$629.1
Operating income (loss)(1)	48.5	(248.9)	(588.3)	(1,296.1)
Earnings (loss) from unconsolidated affiliates, net	3.4	5.0	2.8	(72.0)
Net income (loss)	18.1	(296.0)	(623.4)	(1,402.4)
Net income (loss) attributable to partners	8.3	(40.0)	(226.9)	(1,414.5)
Net income (loss) per limited partner unit:
Basic	$0.44	$(2.14)	$(11.78)	$(20.77)
Diluted	$0.44	$(2.14)	$(11.76)	$(20.77)
2014
Revenues	$971.6	$926.3	$1,036.2	$997.2
Operating income (loss)(1)	45.7	29.4	43.0	(0.2)
Earnings (loss) from unconsolidated affiliates, net	(0.1)	(1.5)	0.3	0.6
Net income (loss)	13.2	(4.8)	11.9	(30.7)
Net income (loss) attributable to partners	19.6	(4.4)	2.8	38.4
Net income (loss) per limited partner unit:
Basic	$1.05	$(0.24)	$0.15	$2.06
Diluted	$1.05	$(0.24)	$0.15	$2.06

Crestwood Midstream	Quarter Ended
	March 31	June 30	September 30	December 31
2015
Revenues	$731.5	$641.5	$630.7	$629.1
Operating income (loss)(2)	56.0	(28.0)	(578.7)	(649.7)
Earnings (loss) from unconsolidated affiliates, net	3.4	5.0	2.8	(72.0)
Net income (loss)	29.1	(72.8)	(610.2)	(756.7)
Net income (loss) attributable to partners	14.3	(86.0)	(622.5)	(762.6)
2014
Revenues	$964.9	$923.9	$1,033.8	$994.9
Operating income (loss)(2)	54.7	41.6	54.6	(23.2)
Earnings (loss) from unconsolidated affiliates, net	(0.1)	(1.5)	0.3	0.6
Net income (loss)	25.8	11.0	27.1	(49.2)
Net income (loss) attributable to partners	22.7	6.2	13.5	(61.7)

(1)	Amount includes goodwill, property, plant and equipment and intangible asset impairments of approximately $281.0 million, $610.8 million, $1,332.3 million and $83.3 million during the three months ended June 30, 2015, September 30, 2015, December 31, 2015 and December 31, 2014, respectively. See Note 2 for a further discussion of our impairments recorded during 2015 and 2014. In addition, for 2014, amount includes a gain of approximately $30.6 million on the sale of our interest in Tres Palacios. See Note 6 for a further discussion of our divestiture of Tres Palacios.
(2)	Amount for the three months ended December 31, 2015 includes impairments of our Jackalope and PRBIC equity investments of approximately $51.4 million and $23.4 million, respectively. See Note 2 for a further discussion of these impairments recorded during 2015.
(3)	Amount includes goodwill, property, plant and equipment and intangible asset impairments of approximately $68.6 million, $610.8 million, $694.3 million and $83.3 million during the three months ended June 30, 2015, September 30, 2015, December 31, 2015 and December 31, 2014, respectively. See Note 2 for a further discussion of our impairments recorded during 2015 and 2014.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By Crestwood Equity GP, LLC
(its general partner)

CRESTWOOD MIDSTREAM PARTNERS LP

By Crestwood Midstream GP LLC
(its general partner)

Dated: February 26, 2016	By	/s/ ROBERT G. PHILLIPS
Robert G. Phillips
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following officers of Crestwood Equity GP, LLC, as general partner of Crestwood Equity Partners LP, and Crestwood Midstream GP LLC, as general partner of Crestwood Midstream Partners LP, and the following directors of Crestwood Equity GP LLC in the capacities and on the dates indicated.

Date	Signature and Title
February 26, 2016	/s/ ROBERT G. PHILLIPS Robert G. Phillips, President, Chief Executive Officer and Director (Principal Executive Officer)

February 26, 2016	/s/ ROBERT T. HALPIN Robert T. Halpin, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

February 26, 2016	/s/ STEVEN M. DOUGHERTY Steven M. Dougherty, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

February 26, 2016	/s/ ALVIN BLEDSOE Alvin Bledsoe, Director

February 26, 2016	/s/ MICHAEL G. FRANCE Michael G. France, Director

February 26, 2016	/s/ WARREN H. GFELLER Warren H. Gfeller, Director

February 26, 2016	/s/ DAVID LUMPKINS David Lumpkins, Director

February 26, 2016	/s/ JOHN J. SHERMAN John J. Sherman, Director

February 26, 2016	/s/ JOHN W. SOMERHALDER II John W. Somerhalder II, Director

Schedule I

Crestwood Equity Partners LP

Parent Only

Condensed Balance Sheet

(in millions)

	December 31,
	2015	2014
Assets
Current assets:
Cash	$0.4	$3.7
Accounts receivable—trade	1.8	—
Accounts receivable—intercompany	—	3.2

Total current assets	2.2	6.9
Property, plant and equipment, net	1.5	2.5
Intangible assets	7.8	1.7
Investment in subsidiaries	2,757.7	5,799.5
Other assets	3.5	—

Total assets	$2,772.7	$5,810.6

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$2.6	$—
Accrued expenses	2.3	1.9
Current portion of long-term debt	0.2	3.0

Total current liabilities	5.1	4.9
Long-term debt, less current portion	—	380.0
Other long-term liabilities	4.2	12.9
Total partners’ capital	2,763.4	5,412.8

Total liabilities and partners’ capital	$2,772.7	$5,810.6

See accompanying notes.

Schedule I

Crestwood Equity Partners LP

Parent Only

Condensed Statement of Operations

(in millions)

	Year Ended December 31,
	2015	2014	2013
Revenues	$—	$—	$—
Expenses	14.5	8.5	—

Operating loss	(14.5)	(8.5)	—
Interest and debt expense, net	(9.6)	(15.7)	(6.5)
Equity in net income (loss) of subsidiaries	(2,279.1)	14.2	(43.9)
Loss on modification/extinguishment of debt	(1.1)	—	—
Other income, net	0.6	—	—

Loss before income taxes	(2,303.7)	(10.0)	(50.4)
Provision for income taxes	—	0.4	0.2

Net loss and net loss attributable to Crestwood Equity Partners LP	(2,303.7)	(10.4)	$(50.6)
Net income attributable to preferred units	(6.2)	—	—

Net loss attributable to partners	$(2,309.9)	$(10.4)	$(50.6)

See accompanying notes.

Schedule I

Crestwood Equity Partners LP

Parent Only

Condensed Statement of Comprehensive Income

(in millions)

	Year Ended December 31,
	2015	2014	2013
Net loss	$(2,303.7)	$(10.4)	$(50.6)
Change in fair value of Suburban Propane Partners, LP units	(2.7)	(0.5)	(0.1)

Comprehensive loss attributable to Crestwood Equity Partners LP	$(2,306.4)	$(10.9)	$(50.7)

See accompanying notes.

Schedule I

Crestwood Equity Partners LP

Parent Only

Condensed Statement of Cash Flows

(in millions)

	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities	$(14.7)	$(25.3)	$(12.3)

Cash flows from investing activities	593.8	170.8	20.7

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	771.7	734.0	394.1
Principal payments on long-term debt	(1,152.1)	(746.2)	(333.3)
Payments for debt-related deferred costs	—	(1.8)	—
Distributions paid to partners	(171.5)	(102.5)	(68.4)
Change in intercompany balances	(30.5)	(25.4)	0.4
Other	—	—	(1.1)

Net cash used in financing activities	(582.4)	(141.9)	(8.3)

Net change in cash	(3.3)	3.6	0.1
Cash at beginning of period	3.7	0.1	—

Cash at end of period	$0.4	$3.7	$0.1

See accompanying notes.

Schedule I

Crestwood Equity Partners LP

Parent Only

Notes to Condensed Financial Statements

Note 1. Basis of Presentation

In the parent-only financial statements, our investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the date of acquisition. Our share of net income of our unconsolidated subsidiaries is included in consolidated income using the equity method. The parent-only financial statements should be read in conjunction with our consolidated financial statements.

Note 2. Distributions

During the years ended December 31, 2015, 2014 and 2013, we received cash distributions from Crestwood Midstream Partners LP of approximately $31.4 million, $72.4 million and $26.2 million.

Schedule II

Crestwood Equity Partners LP

Valuation and Qualifying Accounts

For the Years Ended December 31, 2015, 2014 and 2013

(in millions)

	Balance at beginning of period	Charged to costs and expenses	Other Additions	Deductions (write-offs)	Balance at end of period
Allowance for doubtful accounts
2015	$0.1	$—	$0.4	$(0.1)	$0.4
2014	0.1	—	—	—	0.1
2013	—	(1.1)	1.2	—	0.1

Annex C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K/A

(Amendment No. 1)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                    to

(Exact name of registrant as specified in its charter)	Commission file number	State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)
Crestwood Equity Partners LP	001-34664	Delaware	43-1918951
Crestwood Midstream Partners LP	001-35377	Delaware	20-1647837

700 Louisiana Street, Suite 2550 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Crestwood Equity Partners LP	Common Units representing limited partnership interests, listed on the New York Stock Exchange
Crestwood Midstream Partners LP	None

Securities registered pursuant to Section 12(g) of the Act:

Crestwood Equity Partners LP	None
Crestwood Midstream Partners LP	None

Indicate by check mark if registrant is a well-known seasoned issuer, as defined by Rule 405 of the Securities Act.

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.

Crestwood Equity Partners LP	Yes ☐ No ☒
Crestwood Midstream Partners LP	Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

Crestwood Equity Partners LP	☒
Crestwood Midstream Partners LP	☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Crestwood Equity Partners LP	Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Crestwood Midstream Partners LP	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Crestwood Equity Partners LP	Yes ☐ No ☒
Crestwood Midstream Partners LP	Yes ☐ No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter (June 30, 2015).

Crestwood Equity Partners LP	$0.5 billion
Crestwood Midstream Partners LP	$1.7 billion

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date (February 12, 2016).

Crestwood Equity Partners LP	$9.04 per common unit	69,057,459
Crestwood Midstream Partners LP	None	None

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the following documents are incorporated by reference into the indicated parts of this report:

Crestwood Equity Partners LP	None
Crestwood Midstream Partners LP	None

Crestwood Midstream Partners LP, as a wholly-owned subsidiary of a reporting company, meets the conditions set forth in General Instruction (I)(1)(a) and (b) of Form 10-K and is therefore filing this report with the reduced disclosure format as permitted by such instruction.

Explanatory Note

On February 29, 2016, Crestwood Equity Partners LP (“CEQP”) and its subsidiary, Crestwood Midstream Partners LP (“CMLP”), filed a combined Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Original 10-K”). This Amendment No. 1 on Form 10-K/A (the “Amendment”) is being filed solely to provide revised Exhibits 23.1 and 23.2 to include the conformed signature of our auditors and provide revised Exhibits 31.3 and 31.4 to include unmodified certifications. In addition, new certifications of the Chief Executive Officer and Chief Financial Officer for each of CEQP and CMLP are filed as exhibits to this Amendment under Item 15 of the Part IV hereof.

Except as described above, this Amendment does not modify or update disclosures in the Original 10-K. Furthermore, this Amendment does not change any previously reported financial results, nor does it reflect events occurring after the date of the Original 10-K. Information not affected by this Amendment remains unchanged and reflects the disclosures made at the time the Original 10-K was filed. Accordingly, this Amendment should be read in conjunction with the Original 10-K and with our filings with the SEC subsequent to the Original 10-K.

PART IV

Item 15. Exhibits, Financial Statement Schedules.

(b)	Exhibits

Exhibit Number	Description

2.1	Contribution Agreement dated April 25, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed April 26, 2012)

2.2	Amendment to Contribution Agreement dated June 15, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed June 15, 2012)

2.3	Second Amendment to Contribution Agreement dated July 6, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed July 6, 2012)

2.4	Third Amendment to Contribution Agreement dated July 19, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Services, Inc. and Suburban Propane Partners, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed July 19, 2012)

2.5	Contribution Agreement dated May 5, 2013, by and among Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, Inergy GP, LLC and Inergy, L.P. (incorporated herein by reference to Exhibit 2.1 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

2.6	Follow-On Contribution Agreement dated as of May 5, 2013, by and among Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, Inergy GP, LLC and Inergy, L.P. (incorporated herein by reference to Exhibit 2.2 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

2.7	Agreement and Plan of Merger, dated as of October 8, 2013 by and among Crestwood Midstream Partners LP, Crestwood Arrow Acquisition LLC, Arrow Midstream Holdings, LLC, the Members, and OZ Midstream Holdings, LLC (incorporated herein by reference to Exhibit 10.2 to Crestwood Midstream Partner LP’s Form 10-Q filed on November 8, 2013)

2.8	Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Crestwood Equity Partners LP’s Form 8-K filed May 6, 2015)

3.1	Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy, L.P.’s Registration Statement on Form S-1 (Registration No. 333-56976) filed on March 14, 2001)

3.2	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy, L.P.’s Form 10-Q filed on May 12, 2003)

3.3	Amendment to the Certificate of Limited Partnership of Crestwood Equity Partners LP (f/k/a Inergy, L.P.) (the “Partnership”) dated as of October 7, 2013 (incorporated herein by reference to Exhibit 3.2 to Crestwood Equity Partners LP’s Form 8-K filed on October 10, 2013)

3.4	Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners dated April 11, 2014 (incorporated herein by reference to Exhibit 3.1 to Crestwood Equity Partners LP’s Form 8-K filed on April 11, 2014)

Exhibit Number	Description

3.5	First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, dated as of September 30, 2015 (incorporated herein by reference to Exhibit 3.1 to the Crestwood Equity Partners LP’s Form 8-K filed on September 30, 2015)

3.6	Certificate of Formation of Inergy GP, LLC (incorporated herein by reference to Exhibit 3.5 to Inergy, L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976) filed on May 7, 2001)

3.7	Certificate of Amendment of Crestwood Equity GP LLC (f/k/a Inergy GP, LLC) dated October 7, 2013 (incorporated herein by reference to Exhibit 3.3A to Crestwood Equity Partners LP’s Form 10-Q filed on November 8, 2013)

3.8	First Amended and Restated Limited Liability Company Agreement of Inergy GP, LLC dated as of September 27, 2012 (incorporated by reference to Exhibit 3.1 to Inergy, L.P.’s Form 8-K filed on September 27, 2012)

3.9	Amendment No. 1 to the First Amended and Restated Limited Liability Company Agreement of Crestwood Equity GP LLC (f/k/a Inergy GP, LLC) entered into effective October 7, 2013(incorporated herein by reference to Exhibit 3.4A to Crestwood Equity Partners LP’s Form 10-Q filed on November 8, 2013)

4.1	Certificate of Limited Partnership of Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.4 to Inergy Midstream, L.P.’s Form S-1/A filed on November 21, 2011)

4.2	Amendment to the Certificate of Limited Partnership of Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.) (incorporated herein by reference to Exhibit 3.2 to Inergy Midstream, L.P.’s Form 8-K filed on October 10, 2013)

4.3	First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P., dated December 21, 2011 (incorporated herein by reference to Exhibit 4.2 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011)

4.4	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy Midstream, L.P.’s Form 8-K filed on October 1, 2013)

4.5	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.) (incorporated herein by reference to Exhibit 3.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

4.6	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP dated as of June 17, 2014 (incorporated herein by reference to Exhibit 3.1 to Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

4.7	Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, dated as of September 30, 2015 (incorporated by reference to Exhibit 3.1 to Crestwood Midstream Partners LP’s Form 8-K filed on September 30, 2015)

4.8	Certificate of Formation of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.7 to Inergy Midstream, L.P.’s Form S-1/A filed on November 21, 2011)

4.9	Certificate of Amendment of Crestwood Midstream GP LLC (f/k/a NRGM GP, LLC) (incorporated herein by reference to Exhibit 3.7 to Crestwood Midstream Partners LP’s Form S-4 filed on October 28, 2013)

4.10	Amended and Restated Limited Liability Company Agreement of NRGM GP, LLC, dated December 21, 2011 (incorporated herein by reference to Exhibit 3.2 to Inergy Midstream, L.P.’s Form 8-K filed on December 22, 2011)

Exhibit Number	Description

4.11	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Crestwood Midstream GP LLC (f/k/a NRGM GP, LLC) (incorporated herein by reference to Exhibit 3.39 to Crestwood Midstream Partners LP’s Form S-4 filed on October 28, 2013)

4.12	Specimen Unit Certificate for Common Units (incorporated herein by reference to Exhibit 4.3 to Inergy L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976) filed on May 7, 2001)

4.13	Indenture, dated December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to Inergy Midstream, L.P.’s Form 8-K filed on December 13, 2012

4.14	First Supplemental Indenture, dated January 18, 2013, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.4 to Inergy Midstream, L.P.’s Form 10-Q filed on February 6, 2013)

4.15	Second Supplemental Indenture, dated May 22, 2013, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to Inergy Midstream, L.P.’s Form 8-K filed on May 29, 2013)

4.16	Third Supplemental Indenture, dated October 7, 2013, by and among Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

4.17	Fourth Supplemental Indenture, dated November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Crestwood Midstream Partners LP’s Form 8-K filed on November 12, 2013)

4.18	Indenture, dated November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. National Bank Association (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on November 12, 2013)

4.19	Indenture, dated April 1, 2011, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on April 5, 2011)

4.20	Supplemental Indenture No. 1, dated November 29, 2011 to Indenture dated April 1, 2011, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2011, filed on March 1, 2012)

4.21	Supplemental Indenture No. 2, dated January 6, 2012 to Indenture dated April 1, 2011, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2011, filed on March 1, 2012)

4.22	Supplemental Indenture No. 3, dated March 22, 2012, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 10-Q for the quarter ended March 31, 2012, filed on May 9, 2012)

Exhibit Number	Description

4.23	Supplemental Indenture No. 4, dated April 11, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.5 to Crestwood Midstream Partners LP’s Form S-4/A filed on April 30, 2013)

4.24	Supplemental Indenture No. 5, dated October 7, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A, (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

4.25	Supplemental Indenture No. 6, dated November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit 4.3 to Crestwood Midstream Partners LP’s Form 8-K filed on November 12, 2013)

4.26	Registration Rights Agreement, dated June 19, 2013, by and among Inergy Midstream, L.P., John J. Sherman, Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC (incorporated herein by reference to Exhibit 4.1 to Inergy Midstream, L.P.’s Form 8-K filed on June 19, 2013)

4.27	Indenture, dated as of March 23, 2015, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on March 6, 2015)

4.28	Registration Rights Agreement, dated as of March 23, 2015, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers, with respect to the 6.25% Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.3 to Crestwood Midstream Partners LP’s Form 8-K filed on March 6, 2015)

4.29	Registration Rights Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 4.1 to the Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

4.30	Registration Rights Agreement dated June 19, 2013, by and among Inergy, L.P., John J. Sherman, Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC (incorporated herein by reference to Exhibit 4.1 to Inergy, L.P.’s Form 8-K filed on June 19, 2013)

*10.1	Employment Agreement between Robert Phillips and Crestwood Operations LLC dated as of January 21, 2014 (incorporated by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on January 27, 2014)

*10.2	Employment Agreement between Joel Lambert and Crestwood Operations LLC dated as of January 21, 2014 (incorporated by reference to Exhibit 10.5 to Crestwood Equity Partners LP’s Form 10-K filed on February 28, 2014)

*10.3	Amended and Restated Employment Agreement between J. Heath Deneke and Crestwood Operations LLC (incorporated herein by reference to Exhibit 10.4 to Crestwood Equity Partners LP’s Form 8-K filed on September 1, 2015)

**10.4	Employment Agreement between Steven M. Dougherty and Crestwood Operations LLC dated as of January 21, 2014

**10.5	Amended and Restated Employee Agreement between Robert T. Halpin and Crestwood Operations LLC dated as of April 1, 2015

Exhibit Number	Description

*10.6	Crestwood Equity Partners LP Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Crestwood Equity Partners LP’s Form 10-K filed on February 28, 2014)

*10.7	Form of Crestwood Equity Partners LP’s Restricted Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partner LP’s Form S-8 filed on January 13, 2015)

*10.8	Form of Crestwood Equity Partners LP’s Phantom Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on January 23, 2015)

*10.9	Amended and Restated Inergy Unit Purchase Plan (incorporated herein by reference to Exhibit 10.1 to Inergy L.P.’s Form 10-Q filed on February 13, 2004)

*10.10	Summary of Non-Employee Director Compensation (incorporated herein by reference to Crestwood Equity Partners LP’s Form 10-K filed on February 28, 2014)

*10.11	Inergy Midstream, L.P. Long-Term Incentive Plan, adopted as of December 21, 2011 (incorporated herein by reference to Exhibit 4.3 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011)

*10.12	Inergy Midstream, L.P. Long-Term Incentive Plan, adopted as of December 21, 2011 (incorporated herein by reference to Exhibit 4.3 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011)

10.13	Amended and Restated Credit Agreement dated as of February 2, 2011 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on February 3, 2011)

10.14	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 28, 2011 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on August 1, 2011)

10.15	Consent and Amendment No. 2 dated as of December 21, 2011 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on December 22, 2011)

10.16	Consent and Amendment No. 3 dated as of April 13, 2012 among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on April 19, 2012)

10.17	Consent and Amendment No. 4 dated as of July 26, 2012, to the Amended and Restated Credit Agreement, dated November 24, 2009, as amended and restated as of February 2, 2011, among Inergy, L.P., lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on July 27, 2012)

10.18	Consent, Waiver and Amendment No. 5, dated May 23, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on May 30, 2013)

10.19	Amendment No. 6, dated August 28, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on August, 30, 2013)

Exhibit Number	Description

10.20	Amendment No. 7, dated December 20, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Crestwood Equity Partners LP, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on December 24, 2013)

10.21	Amendment No. 8, dated September 10, 2014, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, and as further amended from time to time prior to the date hereof, by and among Crestwood Equity Partners LP, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on September 12, 2014)

10.22	Contribution, Conveyance and Assumption Agreement dated December 21, 2011, by and among Inergy GP, LLC, Inergy, L.P., Inergy Propane, LLC, MGP GP, LLC, Inergy Midstream Holdings, L.P., NRGM GP, LLC, and Inergy Midstream, L.P. (incorporated by reference to Exhibit 10.2 to Inergy L.P.’s Form 8-K filed on December 22, 2011)

10.23	Omnibus Agreement, dated December 21, 2011 by and among Inergy GP, LLC, Inergy, L.P., NRGM GP, LLC and Inergy Midstream, L.P. (incorporated by reference to Exhibit 10.3 to Inergy L.P.’s Form 8-K filed on December 22, 2011)

10.24	Tax Sharing Agreement, dated December 21, 2011, by and among Inergy, L.P. and Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 10.6 to Inergy Midstream, L.P.’s Form 8-K filed on December 22, 2011)

10.25	Membership Interest Purchase Agreement dated December 21, 2011, by and among Inergy, L.P. and Inergy Holdings GP, LLC (incorporated by reference to Exhibit 10.4 to Inergy L.P.’s Form 8-K filed on December 22, 2011)

10.26	Agreement and Plan of Merger dated May 5, 2013, by and among Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Inergy, L.P., Crestwood Holdings LLC, Crestwood Midstream Partners LP and Crestwood Gas Services GP LLC (incorporated herein by reference to Exhibit 10.1 to Inergy L.P.’s Form 8-K filed on May 9, 2013)

10.27	Voting Agreement, dated May 5, 2013, by and among Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC and Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 10.2 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

10.28	Option Agreement, dated May 5, 2013, by and among Inergy, L.P., Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC and Crestwood Holdings LLC (incorporated herein by reference to Exhibit 10.3 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

10.29	Member Interest Purchase Agreement dated as of December 3, 2014 between Tres Palacios Holdings LLC and Crestwood Equity Partners LP (incorporated herein by reference to Exhibit 10.26 to Crestwood Equity Partners LP’s Form 10-filed on March 2, 2015)

10.30	Credit Agreement, dated October 7, 2013, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 10, 2013)

Exhibit Number	Description

10.31	Amendment No. 1 dated as of June 11, 2014, to the Credit Agreement dated as of October 7, 2014, among Crestwood Midstream Partners LP, Wells Fargo Bank, as Administrative Agent, and the lender parties thereto (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 10-Q filed on August 7, 2014)

10.32	Amended and Restated Credit Agreement, dated as of September 30, 2015, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on September 30, 2015)

10.33	Assignment and Conveyance, effective April 30, 2007, between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.13 to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007)

10.34	Form of Assignment between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.14(a) to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007)

10.35	Schedule of Assignments, effective April 30, 2007, between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.14(b) to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007)

10.36	Subordinated Promissory Note, dated August 10, 2007, made by Quicksilver Gas Services LP payable to the order of Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.2 Crestwood Midstream Partners LP’s form 8-K filed on August 16, 2007)

10.37	Omnibus Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.4 to Crestwood Midstream Partners LP’s Form 8-K filed on August 16, 2007)

10.38	Omnibus Agreement, dated October 8, 2010, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC and Crestwood Holdings Partners, LLC (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on October 13, 2010)

10.39	Extension Agreement, dated December 3, 2008, between Quicksilver Gas Services LP and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.8 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2009 filed on March 15, 2010)

10.40	Option, Right of First Refusal, and Waiver in Amendment to Omnibus Agreement and Gas Gathering and Processing Agreement, dated June 9, 2009, among Quicksilver Resources Inc., Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on June 11, 2009)

10.41	Waiver, dated November 19, 2009, by Quicksilver Gas Services GP LLC (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on November 23, 2009)

10.42	Waiver, dated November 19, 2009, by Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.2 to Crestwood Midstream Partners LP’s Form 8-K filed on November 23, 2009)

Exhibit Number	Description

10.43	Contribution, Conveyance and Assumption Agreement, dated August 10, 2007, by and among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Quicksilver Gas Services Holdings LLC, Quicksilver Gas Services Operating GP LLC, Quicksilver Gas Services Operating LLC and the private investors named therein (incorporated herein by reference to Exhibit 10.3 to Crestwood Midstream Partners LP’s Form 8-K filed on August 16, 2007)

10.44	Sixth Amended and Restated Gas Gathering and Processing Agreement, dated September 1, 2008, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 10-Q for the quarter ended September 30, 2008 filed on November 6, 2008)

10.45	Second Amendment to the Sixth Amended and Restated Gas Gathering and Processing Agreement, dated as of October 1, 2010, by and among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.16 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2010 filed on February 25, 2011)

10.46	Gas Gathering Agreement, effective December 1, 2009, between Cowtown Pipeline L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on January 8, 2010)

10.47	Amendment to Gas Gathering Agreement, dated as of October 1, 2010, by and between Quicksilver Resources Inc. and Cowtown Pipeline Partners L.P. (incorporated herein by reference to Exhibit 10.18 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2010 filed on February 25, 2011)

10.48	Addendum and Amendment to Gas Gathering and Processing Agreement Mash Unit Lateral, effective as of January 1, 2009, by and among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.15 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2009 filed on March 15, 2010)

10.49	Joint Operating Agreement, dated October 1, 2010, but effective as of July 1, 2010, between Quicksilver Resources Inc., Quicksilver Gas Services LP and Quicksilver Gas Services GP LLC (incorporated herein by reference to Exhibit 10.20 to Crestwood Midstream Partners LP’s Form 10-K for the year ended December 31, 2010 filed on February 25, 2011)

10.50	Guarantee, dated as of February 24, 2012, by Crestwood Holdings LLC and Crestwood Midstream Partners LP, in favor of Antero Resources Appalachian Corporation (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on February 28, 2012)

10.51	Gas Gathering and Compression Agreement, dated as of January 1, 2012, by and between Antero Resources Appalachian Corporation and Crestwood Marcellus Midstream LLC (incorporated herein by reference to Exhibit 10.23 to Crestwood Midstream Partners LP’s Form 10-K filed on February 28, 2013)

10.52	Purchase and Sale Agreement, dated June 21, 2013 by and between RKI Exploration & Production, LLC, Crestwood Niobrara LLC and Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed June 24, 2013)

10.53	Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC, dated July 19, 2013 (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on July 22, 2013)

Exhibit Number	Description

10.54	Class A Preferred Unit Purchase Agreement, dated as of June 17, 2014, by and among Crestwood Midstream Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

10.55	Board Representation and Standstill Agreement, dated as of June 17, 2014, by and among Crestwood Midstream GP LLC, Crestwood Midstream Partners LP and the Purchasers named herein (incorporated herein by reference to Exhibit 10.2 to Crestwood Midstream Partners LP’s Form 8-K filed on June 19, 2014)

10.56	Support Agreement, dated as of May 5, 2015, by and among Crestwood Equity Partners L.P., Crestwood Midstream Partners LP and CGS GP (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on May 6, 2015)

10.57	Support Agreement, dated as of May 5, 2015, by and among Crestwood Equity Partners L.P., Crestwood Midstream Partners LP, Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC (incorporated herein by reference to Exhibit 10.2 to Crestwood Equity Partners LP’s Form 8-K filed on May 6, 2015)

10.58	Form of Letter Agreement (incorporated herein by reference to Exhibit 10.3 to Crestwood Equity Partners LP’s Form 8-K filed on May 6, 2015)

10.59	Board Representation and Standstill Agreement, dated as of September 30, 2015, by and among Crestwood Equity GP LLC, Crestwood Equity Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 10.2 to Crestwood Equity Partners LP’s Form 8-K filed on September 30, 2015)

10.60	Registration Rights Agreement, dated as of September 30, 2015, by and among Crestwood Equity Partners LP and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on September 30, 2015)

**12.1	Computation of ratio of earnings to fixed charges—Crestwood Equity Partners LP

**12.2	Computation of ratio of earnings to fixed charges—Crestwood Midstream Partners LP

16.1	Letter Regarding Change in Certifying Accountant (incorporated herein by reference to Exhibit 16.1 to Inergy, L.P.’s Form 8-K/A filed on July 23, 2013)

**21.1	List of subsidiaries of Crestwood Equity Partners LP

***23.1	Consent of Ernst & Young LLP—Crestwood Equity Partners LP

***23.2	Consent of Ernst & Young LLP—Crestwood Midstream Partners LP

**31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Equity Partners LP for Form 10-K

**31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Equity Partners LP for Form 10-K

***31.3	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Midstream Partners LP for Form 10-K

***31.4	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Midstream Partners LP for Form 10-K

***31.5	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Equity Partners LP for Form 10-K/A

Exhibit Number	Description

***31.6	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Equity Partners LP for Form 10-K/A

***31.7	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Midstream Partners LP for Form 10-K/A

***31.8	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended—Crestwood Midstream Partners LP for Form 10-K/A

**32.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Equity Partners LP

**32.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Equity Partners LP

**32.3	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Midstream Partners LP

**32.4	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Crestwood Midstream Partners LP

**101.INS	XBRL Instance Document

**101.SCH	XBRL Taxonomy Extension Schema Document

**101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

**101.LAB	XBRL Taxonomy Extension Label Linkbase Document

**101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

**101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

*	Management contracts or compensatory plans or arrangements
**	Previously filed with the Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016
***	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By: CRESTWOOD EQUITY GP, LLC
(its general partner)

Dated: May 24, 2016	By:	/s/ ROBERT T. HALPIN
Robert T. Halpin
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

CRESTWOOD MIDSTREAM PARTNERS LP

By: CRESTWOOD MIDSTREAM GP LLC
(its general partner)

Dated: May 24, 2016	By:	/s/ ROBERT T. HALPIN
Robert T. Halpin
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Annex D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2016

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to                     .

(Exact name of registrant as specified in its charter)	Commission file number	State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)
Crestwood Equity Partners LP	001-34664	Delaware	43-1918951

Crestwood Midstream Partners LP	001-35377	Delaware	20-1647837

700 Louisiana Street, Suite 2550 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☒ No ☐

(Explanatory Note: Crestwood Midstream Partners LP is currently a voluntary filer and is not subject to the filing requirements of the Securities Exchange Act of 1934. Although not subject to these filing requirements, Crestwood Midstream Partners LP has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months.)

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Crestwood Equity Partners LP	Yes ☒ No ☐
Crestwood Midstream Partners LP	Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Crestwood Equity Partners LP	Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Crestwood Midstream Partners LP	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Crestwood Equity Partners LP	Yes ☐ No ☒
Crestwood Midstream Partners LP	Yes ☐ No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date (May 2, 2016)

Crestwood Equity Partners LP	69,041,047
Crestwood Midstream Partners LP	None

Crestwood Midstream Partners LP, as a wholly-owned subsidiary of a reporting company, meets the conditions set forth in General Instruction H(1)(a) and (b) of Form 10-Q and is therefore filing this report with the reduced disclosure format as permitted by such instruction.

CRESTWOOD EQUITY PARTNERS LP

CRESTWOOD MIDSTREAM PARTNERS LP

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements of Crestwood Equity Partners LP

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(in millions, except unit information)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash	$1.1	$0.5
Accounts receivable	209.6	236.5
Inventory	26.6	44.5
Assets from price risk management activities	14.4	32.6
Prepaid expenses and other current assets	20.7	21.7

Total current assets	272.4	335.8
Property, plant and equipment	3,765.7	3,747.7
Less: accumulated depreciation and depletion	462.7	436.9

Property, plant and equipment, net	3,303.0	3,310.8
Intangible assets	975.8	975.8
Less: accumulated amortization	225.6	206.6

Intangible assets, net	750.2	769.2
Goodwill	975.8	1,085.5
Investment in unconsolidated affiliates (Note 4)	260.6	254.3
Other assets	8.0	7.2

Total assets	$5,570.0	$5,762.8

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$119.1	$144.1
Accrued expenses and other liabilities (Note 3)	96.8	105.6
Liabilities from price risk management activities	7.3	7.4
Current portion of long-term debt (Note 7)	0.9	1.1

Total current liabilities	224.1	258.2
Long-term debt, less current portion (Note 7)	2,530.8	2,501.8
Other long-term liabilities	48.2	47.5
Deferred income taxes	8.3	8.4
Commitments and contingencies (Note 10)
Partners’ capital (Note 9):
Crestwood Equity Partners LP partners’ capital (69,478,525 and 68,555,305 common and subordinated units issued and outstanding at March 31, 2016 and December 31, 2015)	2,035.6	2,227.6
Preferred units (62,122,562 and 60,718,245 units issued and outstanding at March 31, 2016 and December 31, 2015)	537.4	535.8

Total Crestwood Equity Partners LP partners’ capital	2,573.0	2,763.4
Interest of non-controlling partners in subsidiaries	185.6	183.5

Total partners’ capital	2,758.6	2,946.9

Total liabilities and partners’ capital	$5,570.0	$5,762.8

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except unit and per unit data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Product revenues:
Gathering and processing	$162.5	$260.9
Marketing, supply and logistics	206.5	277.2

	369.0	538.1

Services revenues:
Gathering and processing	75.7	88.4
Storage and transportation	59.4	67.6
Marketing, supply and logistics	31.2	36.4
Related party (Note 11)	0.7	1.0

	167.0	193.4

Total revenues	536.0	731.5

Costs of product/services sold (exclusive of items shown separately below):
Product costs:
Gathering and processing	175.4	258.2
Marketing, supply and logistics	166.0	242.2
Related party (Note 11)	4.3	8.3

	345.7	508.7

Service costs:
Gathering and processing	0.1	0.2
Storage and transportation	2.9	5.3
Marketing, supply and logistics	14.7	15.5

	17.7	21.0

Total costs of products/services sold	363.4	529.7

Expenses:
Operations and maintenance	41.8	50.6
General and administrative	23.0	27.5
Depreciation, amortization and accretion	62.3	74.2

	127.1	152.3

Other operating expenses:
Loss on long-lived assets, net	—	(1.0)
Goodwill impairment	(109.7)	—

Operating income (loss)	(64.2)	48.5

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(in millions, except unit and per unit data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Earnings from unconsolidated affiliates, net	6.5	3.4
Interest and debt expense, net	(36.1)	(33.6)
Other income, net	0.1	0.2

Income (loss) before income taxes	(93.7)	18.5
Provision for income taxes	—	0.4

Net income (loss)	(93.7)	18.1
Net income attributable to non-controlling partners	5.9	9.8

Net income (loss) attributable to Crestwood Equity Partners LP	(99.6)	8.3
Net income attributable to preferred units	1.6	—

Net income (loss) attributable to partners	$(101.2)	$8.3

Subordinated unitholders’ interest in net income	$—	$0.2

Common unitholders’ interest in net income (loss)	$(101.2)	$8.1

Net income (loss) per limited partner unit:
Basic	$(1.47)	$0.44

Diluted	$(1.47)	$0.44

Weighted-average limited partners’ units outstanding (in thousands):
Basic	68,912	18,280
Dilutive units	—	439

Diluted	68,912	18,719

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$(93.7)	$18.1
Change in fair value of Suburban Propane Partners, L.P. units	0.8	—

Comprehensive income (loss)	(92.9)	18.1
Comprehensive income attributable to non-controlling interest	5.9	9.8

Comprehensive income (loss) attributable to Crestwood Equity Partners LP	$(98.8)	$8.3

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENT OF PARTNERS’ CAPITAL

(in millions)

(unaudited)

	Preferred		Partners’
	Units	Capital	Common Units	Subordinated Units	Capital	Non- Controlling Partners	Total Partners’ Capital
Balance at December 31, 2015	60.7	$535.8	68.2	0.4	$2,227.6	$183.5	$2,946.9
Distributions to partners	1.4	—	—	—	(95.6)	(3.8)	(99.4)
Unit-based compensation charges	—	—	0.9	—	4.5	—	4.5
Taxes paid for unit-based compensation vesting	—	—	—	—	(0.6)	—	(0.6)
Change in fair value of Suburban units	—	—	—	—	0.8	—	0.8
Other	—	—	—	—	0.1	—	0.1
Net income (loss)	—	1.6	—	—	(101.2)	5.9	(93.7)

Balance at March 31, 2016	62.1	$537.4	69.1	0.4	$2,035.6	$185.6	$2,758.6

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net income (loss)	$(93.7)	$18.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	62.3	74.2
Amortization of debt-related deferred costs, discounts and premiums	1.7	2.1
Market adjustment on interest rate swaps	—	(0.3)
Unit-based compensation charges	4.5	5.8
Loss on long-lived assets, net	—	1.0
Goodwill impairment	109.7	—
Earnings from unconsolidated affiliates, net, adjusted for cash distributions received	(0.8)	(3.4)
Deferred income taxes	(0.1)	(0.9)
Other	0.1	0.4
Changes in operating assets and liabilities	50.6	59.6

Net cash provided by operating activities	134.3	156.6
Investing activities
Purchases of property, plant and equipment	(55.6)	(47.4)
Investment in unconsolidated affiliates	(5.5)	(18.1)
Proceeds from sale of assets	0.8	0.5
Other	—	(0.2)

Net cash used in investing activities	(60.3)	(65.2)
Financing activities
Proceeds from the issuance of long-term debt	313.5	1,252.7
Principal payments on long-term debt	(286.2)	(1,169.9)
Payments on capital leases	(0.5)	(0.7)
Payments for debt-related deferred costs	(0.1)	(11.1)
Distributions to partners	(95.6)	(25.8)
Distributions paid to non-controlling partners	(3.8)	(74.3)
Taxes paid for unit-based compensation vesting	(0.6)	(3.1)
Other	(0.1)	(0.3)

Net cash used in financing activities	(73.4)	(32.5)
Net change in cash	0.6	58.9
Cash at beginning of period	0.5	8.8

Cash at end of period	$1.1	$67.7

Supplemental schedule of noncash investing and financing activities
Net change to property, plant and equipment through accounts payable and accrued expenses	$(9.7)	$(9.1)

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash	$0.8	$0.1
Accounts receivable	209.6	236.5
Inventory	26.6	44.5
Assets from price risk management activities	14.4	32.6
Prepaid expenses and other current assets	18.9	19.9

Total current assets	270.3	333.6
Property, plant and equipment	4,095.7	4,077.7
Less: accumulated depreciation and depletion	581.3	552.0

Property, plant and equipment, net	3,514.4	3,525.7
Intangible assets	959.3	959.3
Less: accumulated amortization	216.0	197.9

Intangible assets, net	743.3	761.4
Goodwill	975.8	1,085.5
Investment in unconsolidated affiliates (Note 4)	260.6	254.3
Other assets	3.0	3.1

Total assets	$5,767.4	$5,963.6

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$116.5	$141.4
Accrued expenses and other liabilities (Note 3)	94.6	103.3
Liabilities from price risk management activities	7.3	7.4
Current portion of long-term debt (Note 7)	0.9	0.9

Total current liabilities	219.3	253.0
Long-term debt, less current portion (Note 7)	2,530.8	2,501.8
Other long-term liabilities	44.1	43.3
Deferred income taxes	0.6	0.4
Commitments and contingencies (Note 10)
Partners’ capital (Note 9):
Partners’ capital	2,787.0	2,981.6
Interest of non-controlling partners in subsidiary	185.6	183.5

Total partners’ capital	2,972.6	3,165.1

Total liabilities and partners’ capital	$5,767.4	$5,963.6

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2016	2015(1)
Revenues:
Product revenues:
Gathering and processing	$162.5	$260.9
Marketing, supply and logistics	206.5	277.2

	369.0	538.1

Service revenues:
Gathering and processing	75.7	88.4
Storage and transportation	59.4	67.6
Marketing, supply and logistics	31.2	36.4
Related party (Note 11)	0.7	1.0

	167.0	193.4

Total revenues	536.0	731.5
Costs of product/services sold (exclusive of items shown separately below):
Product costs:
Gathering and processing	175.4	258.2
Marketing, supply and logistics	166.0	242.2
Related party (Note 11)	4.3	8.3

	345.7	508.7

Service costs:
Gathering and processing	0.1	0.2
Storage and transportation	2.9	5.3
Marketing, supply and logistics	14.7	15.5

	17.7	21.0

Total costs of product/services sold	363.4	529.7
Expenses:
Operations and maintenance	41.7	50.6
General and administrative	22.2	25.6
Depreciation, amortization and accretion	64.9	68.8

	128.8	145.0
Other operating expenses:
Loss on long-lived assets, net	—	(0.8)
Goodwill impairment	(109.7)	—

Operating income (loss)	(65.9)	56.0

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(in millions)

(unaudited)

	Three Months Ended March 31,
	2016	2015(1)
Earnings from unconsolidated affiliates, net	6.5	3.4
Interest and debt expense, net	(36.1)	(29.9)

Income (loss) before income taxes	(95.5)	29.5
Provision (benefit) for income taxes	(0.2)	0.4

Net income (loss)	(95.3)	29.1
Net income attributable to non-controlling partners	5.9	5.6

Net income (loss) attributable to Crestwood Midstream Partners LP	(101.2)	23.5
Net income attributable to Class A preferred units	—	9.2

Net income (loss) attributable to partners	$(101.2)	$14.3

(1)	Retrospectively adjusted to reflect the operations of Crestwood Operations LLC as discussed in Note 2.

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in millions)

(unaudited)

	Partners	Non-Controlling Partners	Total Partners’Capital
Balance at December 31, 2015	$2,981.6	$183.5	$3,165.1
Distributions to partners	(97.2)	(3.8)	(101.0)
Unit-based compensation charges	4.5	—	4.5
Taxes paid for unit-based compensation vesting	(0.6)	—	(0.6)
Other	(0.1)	—	(0.1)
Net income (loss)	(101.2)	5.9	(95.3)

Balance at March 31, 2016	$2,787.0	$185.6	$2,972.6

See accompanying notes.

CRESTWOOD MIDSTREAM PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015(1)
Operating activities
Net income (loss)	$(95.3)	$29.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	64.9	68.8
Amortization of debt-related deferred costs and premiums	1.7	1.9
Unit-based compensation charges	4.5	5.2
Goodwill impairment	109.7	—
Loss on long-lived assets	—	0.8
Earnings from unconsolidated affiliates, net, adjusted for cash distributions received	(0.8)	(3.4)
Deferred income taxes	0.2	0.1
Other	0.1	—
Changes in operating assets and liabilities	50.7	3.2

Net cash provided by operating activities	135.7	105.7
Investing activities
Purchases of property, plant and equipment	(55.6)	(47.4)
Investment in unconsolidated affiliates	(5.5)	(17.9)
Proceeds from sale of assets	0.8	0.5
Other	—	(0.2)

Net cash used in investing activities	(60.3)	(65.0)
Financing activities
Proceeds from the issuance of long-term debt	313.5	1,114.6
Principal payments on long-term debt	(286.0)	(970.4)
Payments on capital leases	(0.5)	(0.7)
Payments for debt-related deferred costs	(0.1)	(11.1)
Distributions to partners	(101.0)	(111.4)
Taxes paid for unit-based compensation vesting	(0.6)	(1.7)
Other	—	(0.2)

Net cash provided by (used in) financing activities	(74.7)	19.1
Net change in cash	0.7	59.8
Cash at beginning of period	0.1	7.6

Cash at end of period	$0.8	$67.4

Supplemental schedule of non-cash investing and financing activities
Net change to property, plant and equipment through accounts payable and accrued expenses	$(9.7)	$(9.1)

(1)	Retrospectively adjusted to reflect the operations of Crestwood Operations LLC as discussed in Note 2.

See accompanying notes.

CRESTWOOD EQUITY PARTNERS LP

CRESTWOOD MIDSTREAM PARTNERS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1 – Organization and Business Description

The accompanying notes to the consolidated financial statements apply to Crestwood Equity Partners LP and Crestwood Midstream Partners LP, unless otherwise indicated. References in this report to “we,” “us,” “our,” “ours,” “our company,” the “partnership,” the “Company,” “Crestwood Equity,” “CEQP,” and similar terms refer to either Crestwood Equity Partners LP itself or Crestwood Equity Partners and its consolidated subsidiaries, as the context requires. Unless otherwise indicated, references to “Crestwood Midstream” and “CMLP” refer to Crestwood Midstream Partners LP and its consolidated subsidiaries.

The accompanying consolidated financial statements and related notes should be read in conjunction with our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 29, 2016. The financial information as of March 31, 2016, and for the three months ended March 31, 2016 and 2015, is unaudited. The consolidated balance sheets as of December 31, 2015, were derived from the audited balance sheets filed in our 2015 Annual Report on Form 10-K.

Organization

Crestwood Equity is a publicly-traded (NYSE: CEQP) Delaware limited partnership that develops, acquires, owns or controls, and operates primarily fee-based assets and operations within the energy midstream sector. We provide broad-ranging infrastructure solutions across the value chain to service premier liquids-rich natural gas and crude oil shale plays across the United States. We own and operate a diversified portfolio of crude oil and natural gas gathering, processing, storage and transportation assets and connect fundamental energy supply with energy demand across North America. Crestwood Equity is a holding company and all of its consolidated operating assets are owned by or through its wholly-owned subsidiary, Crestwood Midstream, a Delaware limited partnership.

Description of Business

In conjunction with the Simplification Merger (as defined in Note 2), we modified our segments and our financial statements to reflect three operating and reporting segments: (i) gathering and processing operations; (ii) storage and transportation operations; and (iii) marketing, supply and logistics operations (formerly NGL and crude services operations). Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT and Powder River Basin Industrial Complex, LLC (PRBIC) operations are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations. For a further description of our operating and reporting segments, see our 2015 Annual Report on Form 10-K.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of all consolidated subsidiaries after the elimination of all intercompany accounts and transactions. In management’s opinion, all necessary adjustments to fairly present our results of operations, financial position and cash flows for the periods presented have been made and all such adjustments are of a normal and recurring nature. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations of the SEC.

In May 2015, CEQP, Crestwood Midstream and certain of their affiliates entered into a definitive agreement under which Crestwood Midstream would merge with a wholly-owned subsidiary of CEQP, with Crestwood Midstream surviving as a wholly-owned subsidiary of CEQP (the Simplification Merger). In conjunction with the closing of the Simplification Merger on September 30, 2015, Crestwood Equity contributed 100% of its interest in Crestwood Operations LLC (Crestwood Operations) to Crestwood Midstream. As a result of this equity transaction, Crestwood Midstream controls the operating and financial decisions of Crestwood Operations. Crestwood Midstream accounted for this transaction as a reorganization of entities under common control and the accounting standards related to such transactions requires Crestwood Midstream to retroactively adjust Crestwood Midstream’s historical results to reflect the operations of Crestwood Operations as being acquired on June 19, 2013, the date in which Crestwood Midstream and Crestwood Operations came under common control. Prior to the Simplification Merger, Crestwood Equity consolidated the results of Crestwood Operations in its financial statements and as such, this transaction had no impact on its historical financial statements.

Beginning in the third quarter of 2015, we changed our income statement to classify the revenues associated with the products to which we take title as product revenues in our consolidated statement of operations. As such, we reclassified our historical consolidated statement of operations for three months ended March 31, 2015 to reflect this change. We classify all other revenues as service revenues in our consolidated statement of operations.

Significant Accounting Policies

There were no material changes in our significant accounting policies from those described in our 2015 Annual Report on Form 10-K. Below is an update of our accounting policies related to Property, Plant and Equipment and Goodwill.

Property, Plant and Equipment

Property, plant and equipment is recorded at its original cost of construction or, upon acquisition, at the fair value of the assets acquired. The accounting predecessor of Crestwood Equity acquired the accounting predecessor of Crestwood Midstream in October 2010, and accordingly recorded its acquisition of Crestwood Midstream’s property, plant and equipment related to its gathering and processing assets in the Barnett Shale at fair value on that date. The resulting increase to Crestwood Midstream’s property, plant and equipment was not pushed down by Crestwood Equity to Crestwood Midstream’s balance sheet, as permitted by GAAP.

We evaluate our long-lived assets for impairment whenever events or changes in circumstances indicate that the amount of an asset may not be recoverable. If such events or changes in circumstances are present, a loss is recognized if the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. During 2015, Crestwood Equity recorded a $354.4 million impairment of its property, plant and equipment related to its gathering and processing assets in the Barnett Shale. Crestwood Midstream did not record an impairment of its property, plant and equipment related to its gathering and processing assets in the Barnett Shale as the sum of the undiscounted cash flows expected to result from the use of the assets and their eventual disposition exceeded the carrying value of the property, plant and equipment by over 30% as of March 31, 2016 and December 31, 2015. As a result, Crestwood Midstream’s property, plant and equipment exceeds Crestwood Equity’s property, plant and equipment related to its gathering and processing assets in the Barnett Shale as of March 31, 2016 and December 31, 2015.

Goodwill

Our goodwill represents the excess of the amount we paid for a business over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment annually on December 31, and whenever events indicate that it is more likely than not that the fair value of a reporting unit could be less than its carrying amount. This evaluation requires us to compare the fair value of each of our reporting units to its carrying value (including goodwill). If the fair value exceeds the carrying amount, goodwill of the reporting unit is not considered impaired.

We estimate the fair value of our reporting units based on a number of factors, including discount rates, projected cash flows, and the potential value we would receive if we sold the reporting unit. We also compare the total fair value of our reporting units to our overall enterprise value, which considers the market value for our common and preferred units. Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of each of our reporting units (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our customers, such as their future capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others.

Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates. If the assumptions embodied in the projections prove inaccurate, we could incur a future impairment charge. In addition, the use of the income approach to determine the fair value of our reporting units (see further discussion of the use of the income approach below) could result in a different fair value if we had utilized a market approach, or a combination thereof.

We acquired substantially all of our reporting units in 2013, 2012 and 2011, which required us to record the assets, liabilities and goodwill of each of those reporting units at fair value on the date they were acquired. As a result, any level of decrease in the forecasted cash flows of these businesses or increases in the discount rates utilized to value those businesses from their respective acquisition dates would likely result in the fair value of the reporting unit falling below the carrying value of the reporting unit, and could result in an assessment of whether that reporting unit’s goodwill is impaired.

Commodity prices have continued to decline since 2014, and that decline has adversely impacted forecasted cash flows, discount rates and stock/unit prices for most companies in the midstream industry, including us. In particular, due to the significant, sustained decrease in the market price of our common units from January 1, 2016 to March 31, 2016, we evaluated the carrying value of our reporting units and determined it was more likely than not that the goodwill associated with several of our reporting units was impaired as of March 31, 2016. As a result of further analysis of the fair value of our reporting units, we recorded goodwill impairments on several of our reporting units during the three months ended March 31, 2016.

The following table summarizes the goodwill of our various reporting units (in millions):

	Goodwill at December 31, 2015	Goodwill Impairments during the Three Months Ended March 31, 2016	Goodwill at March 31, 2016
Gathering and Processing Marcellus	$8.6	$8.6	$—
Arrow	45.9	—	45.9
Storage and Transportation
Northeast Storage and Transportation	726.3	—	726.3
COLT	44.9	13.7	31.2
Marketing, Supply and Logistics
Supply and Logistics	167.2	65.5	101.7
Storage and Terminals	50.5	14.1	36.4

	Goodwill at December 31, 2015	Goodwill Impairments during the Three Months Ended March 31, 2016	Goodwill at March 31, 2016
US Salt	12.6	—	12.6
Trucking	29.5	7.8	21.7

Total	$1,085.5	$109.7	$975.8

The goodwill impairments recorded during three months ended March 31, 2016 primarily resulted from increasing the discount rates utilized in determining the fair value of the reporting units considering the significant, sustained decrease in the market price of our common units and the continued decrease in commodity prices and its impact on the midstream industry and our customers. Our COLT, Supply and Logistics, Storage and Terminals and Trucking reporting units also experienced impairments during 2015 based on the impact that the prolonged low commodity price environment is expected to have on the demand for future services provided by these operations. Despite increases in the operating results of these reporting units from 2013 to 2015, in light of our modified expectations, we revised our cash flow forecasts for these operations at December 31, 2015 in light of our current view that these operations will not grow as fast or as significantly in the future as originally forecasted in 2013 when the assets were acquired.

The remaining goodwill related to these reporting units represents the fair value of the goodwill as of March 31, 2016, which is a Level 3 fair value measurement. We utilized the income approach to determine the fair value of our reporting units given the limited availability of comparable market-based transactions as of March 31, 2016 and December 31, 2015, and we utilized discount rates ranging from 10% to 19% in applying the income approach to determine the fair value of our reporting units with goodwill as of March 31, 2016. We also used the market approach to validate the fair value of our Northeast Storage and Transportation reporting unit given the value to be received related to the anticipated Stagecoach joint venture transaction further described in Note 14.

Deferred Financing Costs

Deferred financing costs represent costs associated with obtaining long-term financing and are amortized over the term of the related debt using a method which approximates the effective interest method and has a weighted average life of six years. Effective January 1, 2016, we adopted the provisions of Accounting Standards Update (ASU) 2015-03, Interest - Imputation of Interest (Subtopic 835-30), which requires us to classify our net deferred financing costs of $39.2 million and $40.9 million as a reduction of long-term debt on our consolidated balance sheets at March 31, 2016 and December 31, 2015. Such costs were previously reflected as intangible assets on our consolidated balance sheets.

Consolidations

Effective 1, 2016, we adopted the provisions of ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which provides additional guidance on the consolidation of limited partnerships and on the evaluation of variable interest entities. The adoption of this accounting standard did not have a material impact on our consolidated financial statements.

New Accounting Pronouncements Issued But Not Yet Adopted

As of March 31, 2016, the following accounting standards had not yet been adopted by us:

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance. We expect to adopt the provisions of this standard effective January 1, 2018 and are currently evaluating the impact that this standard will have on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which revises the accounting for leases by requiring certain leases to be recognized as assets and liabilities on the balance sheet, and requiring companies to disclose additional information about their leasing arrangements. We expect to adopt the provisions of this standard effective January 1, 2019 and are currently evaluating the impact that this standard will have on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718):Improvements to Employee Share-Based Payment Accounting, which is intended to improve the accounting for employee share-based payments. The ASU simplifies several aspects of the accounting for share-based payment award transactions, including the classification of awards as either equity or liabilities and presentation on the statement of cash flows. We expect to adopt the provisions of this standard effective January 1, 2017 and are currently evaluating the impact that this standard may have on our consolidated financial statements.

Note 3 – Certain Balance Sheet Information

Accrued expenses and other liabilities consisted of the following at March 31, 2016 and December 31, 2015 (in millions):

	CEQP		CMLP
	March 31,	December 31,	March 31,	December 31,
	2016	2015	2016	2015
Accrued expenses	$30.7	$46.4	$29.0	$44.1
Accrued property taxes	5.4	4.8	5.4	4.8
Accrued product purchases payable	1.4	1.5	1.4	1.5
Tax payable	1.3	0.5	0.8	0.5
Interest payable	35.6	26.2	35.6	26.2
Accrued additions to property, plant and equipment	5.3	10.4	5.3	10.4
Capital leases	1.4	1.6	1.4	1.6
Deferred revenue	15.7	14.2	15.7	14.2

Total accrued expenses and other liabilities	$96.8	$105.6	$94.6	$103.3

Note 4 - Investments in Unconsolidated Affiliates

Net Investments and Earnings

Our net investments in and earnings from our unconsolidated affiliates are as follows (in millions, unless otherwise stated):

	Ownership Percentage		Investment		Earnings from Unconsolidated Affiliates
	March 31,		March 31,	December 31,	Three Months Ended March 31,
	2016		2016	2015	2016	2015
Jackalope Gas Gathering Services, L.L.C.(1)	50.00	%(4)	$202.4	$202.4	$5.1	$2.5
Tres Palacios Holdings LLC(2)	50.01%		43.1	36.8	0.8	0.9
Powder River Basin Industrial Complex, LLC(3)	50.01%		15.1	15.1	0.6	—

Total			$260.6	$254.3	$6.5	$3.4

(1)	As of March 31, 2016, our equity in the underlying net assets of Jackalope Gas Gathering Services, L.L.C. (Jackalope) exceeded our investment balance by approximately $0.9 million. We amortize this amount over 20 years, which represents the life of Jackalope’s gathering agreement with Chesapeake Energy Corporation (Chesapeake), and we reflect the amortization as an increase in our earnings from unconsolidated affiliates. We recorded amortization of less than $0.1 million and $0.8 million for the three months ended March 31, 2016 and 2015. Our Jackalope investment is included in our gathering and processing segment.
(2)	As of March 31, 2016, our equity in the underlying net assets of Tres Palacios Holdings LLC (Tres Holdings) exceeded our investment balance by approximately $28.8 million. We amortize this amount over the life of the Tres Palacios Gas Storage LLC (Tres Palacios) sublease agreement, and we reflect the amortization as an increase in our earnings from unconsolidated affiliates. We recorded amortization of $0.3 millionduring each of the three months ended March 31, 2016 and 2015. Our Tres Holdings investment is included in our storage and transportation segment.
(3)	As of March 31, 2016, our equity in the underlying net assets of PRBIC exceeded our investment balance by approximately $23.0 million. We amortize this amount over the life of PRBIC’s property, plant and equipment and its agreement with Chesapeake, and we reflect the amortization as an increase in our earnings from unconsolidated affiliates. We recorded amortization of approximately $0.4 million for the three months ended March 31, 2016. Our PRBIC investment is included in our storage and transportation segment.
(4)	Excludes non-controlling interests related to our investment in Jackalope. See Note 9 for a further discussion of our non-controlling interest related to our investment in Jackalope.

Distributions and Contributions

Jackalope. Jackalope is required, within 30 days following the end of each quarter, to make quarterly distributions of its available cash to its members based on their respective ownership percentage. During the three months ended March 31, 2016, we received cash distributions of approximately $5.1 million from Jackalope. During the three months ended March 31, 2015, Jackalope did not make any distributions to its members. In May 2016, we received a cash distribution of approximately $7.0 million from Jackalope. During the three months ended March 31, 2015, we contributed approximately $8.8 million to Jackalope.

Tres Holdings. Tres Holdings is required, within 30 days following the end of each quarter, to make quarterly distributions of its available cash (as defined in its limited liability company agreement) to its members based on their respective ownership percentage. During the three months ended March 31, 2016 and 2015, Tres Holdings did not make any distributions to its members. In April 2016, we received a cash distribution of approximately $4.1 million from Tres Holdings. During the three months ended March 31, 2016 and 2015, we contributed approximately $5.5 million and $5.7 million to Tres Holdings.

PRBIC. PRBIC is required to make quarterly distributions of its available cash to its members based on their respective ownership percentage. During the three months ended March 31, 2016 and 2015, we received cash distributions of approximately $0.6 million and $0.3 million from PRBIC. During the three months ended March 31, 2015, we contributed approximately $3.7 million to PRBIC.

Note 5 – Risk Management

We are exposed to certain market risks related to our ongoing business operations. These risks include exposure to changing commodity prices. We utilize derivative instruments to manage our exposure to fluctuations in commodity prices, which is discussed below. Additional information related to our derivatives is discussed in Note 6.

Commodity Derivative Instruments and Price Risk Management

Risk Management Activities

We sell NGLs to energy related businesses and may use a variety of financial and other instruments including forward contracts involving physical delivery of NGLs, heating oil and crude oil. We periodically enter into offsetting positions to economically hedge against the exposure our customer contracts create. Certain of these contracts and positions are derivative instruments. We do not designate any of our commodity-based derivatives as hedging instruments for accounting purposes. Our commodity-based derivatives are reflected at fair value in the consolidated balance sheets, and changes in the fair value of these derivatives that impact the consolidated statements of operations are reflected in costs of product/services sold. During the three months ended March 31, 2016 and 2015, the impact to the statement of operations related to our commodity-based derivatives reflected in costs of product/services sold was a gain of $1.2 million and a loss of $2.9 million. We attempt to balance our contractual portfolio in terms of notional amounts and timing of performance and delivery obligations. This balance in the contractual portfolio significantly reduces the volatility in costs of product/services sold related to these instruments.

Commodity Price and Credit Risk

Notional Amounts and Terms

The notional amounts and terms of our derivative financial instruments include the following at March 31, 2016 and December 31, 2015 (in millions):

	March 31, 2016		December 31, 2015
	Fixed Price Payor	Fixed Price Receiver	Fixed Price Payor	Fixed Price Receiver
Propane, crude and heating oil (barrels)	10.6	11.9	9.1	10.9

Notional amounts reflect the volume of transactions, but do not represent the amounts exchanged by the parties to the financial instruments. Accordingly, notional amounts do not reflect our monetary exposure to market or credit risks.

All contracts subject to price risk had a maturity of 36 months or less; however, 81% of the contracted volumes will be delivered or settled within 12 months.

Credit Risk

Inherent in our contractual portfolio are certain credit risks. Credit risk is the risk of loss from nonperformance by suppliers, customers or financial counterparties to a contract. We take an active role in managing credit risk and have established control procedures, which are reviewed on an ongoing basis. We attempt to minimize credit risk exposure through credit policies and periodic monitoring procedures as well as through customer deposits, letters of credit and entering into netting agreements that allow for offsetting counterparty receivable and payable balances for certain financial transactions, as deemed appropriate. The counterparties associated with our assets from price risk management activities as of March 31, 2016 and December 31, 2015 were energy marketers and propane retailers, resellers and dealers.

Certain of our derivative instruments have credit limits that require us to post collateral. The amount of collateral required to be posted is a function of the net liability position of the derivative as well as our established credit limit with the respective counterparty. If our credit rating were to change, the counterparties could require us to post additional collateral. The amount of additional collateral that would be required to be posted would vary depending on the extent of change in our credit rating as well as the requirements of the individual counterparty. The aggregate fair value of all commodity derivative instruments with credit-risk-related contingent features that were in a liability position at March 31, 2016 and December 31, 2015 was $3.8 million and $3.3 million. At March 31, 2016, we posted $0.3 million of collateral in the normal course of business. We did not post collateral at December 31, 2015 for our commodity derivative instruments with credit-risk-related contingent features. In addition, at March 31, 2016 and December 31, 2015, we had a New York Mercantile Exchange (NYMEX) related net derivative liability position of $3.1 million and $20.8 million, for which we posted $9.5 million and $26.7 million of cash collateral in the normal course of business. At March 31, 2016 and December 31, 2015, we also received collateral of $7.1 million and $16.8 million in the normal course of business. All collateral amounts have been netted against the asset or liability with the respective counterparty and are reflected in our consolidated balance sheets as assets and liabilities from price risk management activities.

Note 6 – Fair Value Measurements

The accounting standards for fair value measurement establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

•	Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and US government treasury securities.

•	Level 2—Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter (OTC) forwards, options and physical exchanges.

•	Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Cash and Cash Equivalents, Accounts Receivable and Accounts Payable

As of March 31, 2016 and December 31, 2015, the carrying amounts of cash, accounts receivable and accounts payable represent fair value based on the short-term nature of these instruments.

Credit Facility

The fair value of the amount outstanding under our CMLP credit facility approximates its carrying amount as of March 31, 2016 and December 31, 2015, due primarily to the variable nature of the interest rate of the instrument, which is considered a Level 2 fair value measurement.

Senior Notes

We estimate the fair value of our senior notes primarily based on quoted market prices for the same or similar issuances (representing a Level 2 fair value measurement). The following table reflects the carrying value and fair value of our CMLP senior notes (in millions):

	March 31, 2016		December 31, 2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Crestwood Midstream 2020 Senior Notes	$503.2	$399.8	$503.3	$382.3

Crestwood Midstream 2022 Senior Notes	$600.0	$446.0	$600.0	$437.4

Crestwood Midstream 2023 Senior Notes	$700.0	$519.8	$700.0	$491.8

Financial Assets and Liabilities

As of March 31, 2016 and December 31, 2015, we held certain assets and liabilities that are required to be measured at fair value on a recurring basis, which include our derivative instruments related to heating oil, crude oil, and NGLs. Our derivative instruments consist of forwards, swaps, futures, physical exchanges and options.

Certain of our derivative instruments are traded on the NYMEX. These instruments have been categorized as Level 1.

Our derivative instruments also include OTC contracts, which are not traded on a public exchange. The fair values of these derivative instruments are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets. These instruments have been categorized as Level 2.

Our OTC options are valued based on the Black Scholes option pricing model that considers time value and volatility of the underlying commodity. The inputs utilized in the model are based on publicly available information as well as broker quotes. These options have been categorized as Level 2.

Our financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

The following tables set forth by level within the fair value hierarchy, our financial instruments that were accounted for at fair value on a recurring basis at March 31, 2016 and December 31, 2015 (in millions):

	March 31, 2016
	Fair Value of Derivatives
	Level 1	Level 2	Level 3	Gross Fair Value	Contract Netting(1)	Collateral/Margin Received or Paid	Recorded in Balance Sheet
Assets
Assets from price risk management	$0.4	$32.2	$—	$32.6	$(19.7)	$1.5	$14.4
Suburban Propane Partners, L.P. units(2)	4.2	—	—	4.2	—	—	4.2

Total assets at fair value	$4.6	$32.2	$—	$36.8	$(19.7)	$1.5	$18.6

	March 31, 2016
	Fair Value of Derivatives
	Level 1	Level 2	Level 3	Gross Fair Value	Contract Netting(1)	Collateral/Margin Received or Paid	Recorded in Balance Sheet
Liabilities
Liabilities from price risk management	$0.2	$26.6	$—	$26.8	$(19.7)	$0.2	$7.3

Total liabilities at fair value	$0.2	$26.6	$—	$26.8	$(19.7)	$0.2	$7.3

	December 31, 2015
	Fair Value of Derivatives
	Level 1	Level 2	Level 3	Gross Fair Value	Contract Netting(1)	Collateral/Margin Received or Paid	Recorded in Balance Sheet
Assets
Assets from price risk management	$0.5	$57.8	$—	$58.3	$(13.7)	$(12.0)	$32.6
Suburban Propane Partners, L.P. units(2)	3.4	—	—	3.4	—	—	3.4

Total assets at fair value	$3.9	$57.8	$—	$61.7	$(13.7)	$(12.0)	$36.0

Liabilities
Liabilities from price risk management	$0.2	$41.3	$—	$41.5	$(13.7)	$(20.4)	$7.4

Total liabilities at fair value	$0.2	$41.3	$—	$41.5	$(13.7)	$(20.4)	$7.4

(1)	Amounts represent the impact of legally enforceable master netting agreements that allow us to settle positive and negative positions as well as cash collateral held or placed with the same counterparties.
(2)	Amount is reflected in other assets on CEQP’s consolidated balance sheets.

Note 7 – Long-Term Debt

Long-term debt consisted of the following at March 31, 2016 and December 31, 2015 (in millions):

	March 31, 2016	December 31, 2015
Credit Facility	$762.8	$735.0
2020 Senior Notes	500.0	500.0
Fair value adjustment of 2020 Senior Notes	3.2	3.3
2022 Senior Notes	600.0	600.0
2023 Senior Notes	700.0	700.0
Other	4.9	5.3
Less: deferred financing costs, net	39.2	40.9

Total Crestwood Midstream debt	2,531.7	2,502.7
Other	—	0.2

Total Crestwood Equity debt	2,531.7	2,502.9
Less: current portion	0.9	1.1

Total long-term debt, less current portion	$2,530.8	$2,501.8

Crestwood Midstream Credit Facility

At March 31, 2016, Crestwood Midstream had $268.2 million of available capacity under its credit facility considering the most restrictive debt covenants in its credit agreement. At March 31, 2016 and December 31, 2015, Crestwood Midstream’s outstanding standby letters of credit were $60.7 million and $62.2 million. Borrowings under the CMLP credit facility accrue interest at prime or Eurodollar based rates plus applicable spreads, which resulted in interest rates between 2.94% and 5.00% at March 31, 2016 and 2.70% and 5.00% at December 31, 2015. The weighted-average interest rate as of March 31, 2016 and December 31, 2015 was 2.96% and 2.70%.

Crestwood Midstream is required under its credit agreement to maintain a net debt to consolidated EBITDA ratio (as defined in its credit agreement) of not more than 5.50 to 1.0, a consolidated EBITDA to consolidated interest expense ratio (as defined in its credit agreement) of not less than 2.50 to 1.0, and a senior secured leverage ratio (as defined in its credit agreement) of not more than 3.75 to 1.0. At March 31, 2016, the net debt to consolidated EBITDA was approximately 4.98 to 1.0, the consolidated EBITDA to consolidated interest expense was approximately 3.77 to 1.0, and the senior secured leverage ratio was 1.48 to 1.0.

Crestwood Midstream Senior Notes

On March 7, 2016, Crestwood Midstream filed a registration statement with the SEC under which it plans to offer to exchange $700.0 million of its 6.25% unsecured Senior Notes due 2023 (2023 Senior Notes) for any and all outstanding notes. The terms of the exchange notes are substantially identical to the terms of the 2023 Senior Notes, except that the exchange notes will be freely tradable. Crestwood Midstream issued the 2023 Senior Notes in March 2015. The net proceeds from this offering of approximately $688.3 million were used to pay down borrowings under the Crestwood Midstream $1.0 billion credit facility and for Crestwood Midstream’s general partnership purposes.

At March 31, 2016, Crestwood Midstream was in compliance with all of its debt covenants applicable to the CMLP credit facility and its senior notes.

Note 8 - Earnings Per Limited Partner Unit

Our net income (loss) attributable to Crestwood Equity Partners is allocated to the subordinated and limited partner unitholders based on their ownership percentage after giving effect to net income attributable to the Class A preferred units. We calculate basic net income per limited partner unit using the two-class method. Diluted net income per limited partner unit is computed using the treasury stock method, which considers the impact to net income attributable to Crestwood Equity Partners and limited partner units from the potential issuance of limited partner units.

We exclude potentially dilutive securities from the determination of diluted earnings per unit (as well as their related income statement impacts) when their impact on net income attributable to Crestwood Equity Partners per limited partner unit is anti-dilutive. During the three months ended March 31, 2016, we excluded a weighted-average of 6,212,256 common units (representing preferred units), a weighted-average of 438,789 common units (representing subordinated units), and a weighted-average of 19,262,780 common units (representing Crestwood Niobrara’s preferred units). See Note 9 for additional information regarding the potential conversion of our preferred units and Crestwood Niobrara’s preferred units to common units. There were no units excluded from our dilutive earnings per unit as we did not have any anti-dilutive units for the three months ended March 31, 2015.

Note 9 – Partners’ Capital

Distributions

Crestwood Equity

Limited Partners. A summary of CEQP’s limited partner quarterly cash distributions for the three months ended March 31, 2016 and 2015 is presented below:

Record Date	Payment Date	Per Unit Rate	Cash Distributions (in millions)
2016
February 5, 2016	February 12, 2016	$1.375	$95.6
2015
February 6, 2015	February 13, 2015	$1.375	$25.8

On April 21, 2016, we declared a distribution of $0.60 per limited partner unit to be paid on May 13, 2016, to unitholders of record on May 6, 2016 with respect to the first quarter of 2016.

Preferred Unit Holders. In conjunction with the closing of the Simplification Merger, the CMLP Class A Preferred Units were exchanged for new preferred units of the Company (the Preferred Units) with substantially similar terms and conditions to those of the CMLP Preferred Units. We are required to make quarterly distributions to our preferred unitholders. On February 12, 2016, we issued 1,404,317 Preferred Units to our preferred unitholders for the quarter ended December 31, 2015 in lieu of paying a cash distribution of $12.8 million. On April 21, 2016, the board of directors of our general partner authorized the issuance of 1,436,797 Preferred Units to our preferred unit holders for the quarter ended March 31, 2016 in lieu of paying a cash distribution of $13.1 million.

Crestwood Midstream

Prior to the Simplification Merger, the Company indirectly owned a non-economic general partnership interest in Crestwood Midstream and 100% of its incentive distribution rights (IDRs). Crestwood Midstream was also a publicly-traded limited partnership with common units listed on the NYSE. However, as a result of Crestwood Midstream’s completion of the Simplification Merger on September 30, 2015, its common units ceased to be listed on the NYSE, the IDRs were eliminated and Crestwood Midstream became a wholly-owned subsidiary of the Company.

During the three months ended March 31, 2016 and 2015, Crestwood Midstream made distributions of $97.2 million and $26.6 million to Crestwood Equity. During the three months ended March 31, 2015, Crestwood Midstream paid a cash distribution to its general partner (representing IDRs and distributions related to common units held by the general partner) of approximately $10.5 million.

Limited Partners. The following table presents quarterly cash distributions paid to Crestwood Midstream’s limited partners (excluding distributions paid to its general partner on its common units held) during the three months ended March 31, 2015.

Record Date	Payment Date	Per Unit Rate	Cash Distributions (in millions)
February 6, 2015	February 13, 2015	$0.41	$74.3

Non-Controlling Partners

Crestwood Midstream Class A Preferred Units

As discussed, in conjunction with the closing of the Simplification Merger, the CMLP Class A Preferred Units were exchanged for new preferred units of Crestwood Equity. Prior to the Simplification Merger, Crestwood Equity classified the CMLP Class A Preferred Units as a component of Interest of Non-Controlling Partners on its consolidated balance sheet.

Crestwood Niobrara Preferred Interest

Crestwood Niobrara issued a preferred interest to a subsidiary of General Electric Capital Corporation and GE Structured Finance, Inc. (collectively, GE) in conjunction with the acquisition of its investment in Jackalope, which is reflected as non-controlling interest in our consolidated financial statements.

Net Income (Loss) Attributable to Non-Controlling Partners

The components of net income (loss) attributable to non-controlling partners for the three months ended March 31, 2016 and 2015, are as follows (in millions):

	Three Months Ended March 31,
	2016	2015
Crestwood Niobrara preferred interests	$5.9	$5.6

CMLP net income attributable to non-controlling partners	5.9	5.6
Crestwood Midstream limited partner interests	—	(5.0)
Crestwood Midstream Class A preferred units	—	9.2

CEQP net income attributable to non-controlling partners	$5.9	$9.8

Distributions to Non-Controlling Partners

Crestwood Midstream Limited Partners. As discussed above, Crestwood Midstream paid cash distributions to its limited partners (excluding distributions to its general partner and distributions on the limited partner units that were owned by Crestwood Equity) of $74.3 million during the three months ended March 31, 2015.

Crestwood Midstream Class A Preferred Unit Holders. During the three months ended March 31, 2015, Crestwood Midstream issued 414,325 Class A Preferred Units to its preferred unit holders for the quarter ended December 31, 2014 in lieu of paying a cash distribution of $10.4 million.

Crestwood Niobrara Preferred Unit Holders. During the three months ended March 31, 2016, Crestwood Niobrara paid cash distributions of $3.8 million to GE. During the three months ended March 31, 2015, Crestwood Niobrara issued 3,680,570 preferred units to GE in lieu of paying a cash distribution for the quarter ended December 31, 2014. Beginning with the distribution for the first quarter of 2015, Crestwood Niobrara no longer had the option to pay distributions to GE by issuing additional preferred units in lieu of paying a cash distribution. In April 2016, Crestwood Niobrara paid a cash distribution of $3.8 million to GE for the quarter ended March 31, 2016.

Note 10 – Commitments and Contingencies

Legal Proceedings

Canadian Class Action Lawsuit. Prior to the completion of our acquisition of Arrow Midstream Holdings, LLC (Arrow) on November 8, 2013, a train transporting over 50,000 barrels of crude oil produced in North Dakota derailed in Lac Megantic, Quebec, Canada on July 6, 2013. The derailment resulted in the death of 47 people, injured numerous others, and caused severe damage to property and the environment. In October 2013, certain individuals suffering harm in the derailment filed a motion to certify a class action lawsuit in the Superior Court for the District of Megantic, Province of Quebec, Canada, on behalf of all persons suffering loss in the derailment (the Class Action Suit).

In March 2014, the plaintiffs filed their fourth amended motion to name Arrow and numerous other energy companies as additional defendants in the class action lawsuit. The plaintiffs alleged, among other things, that Arrow (i) was a producer of the crude oil being transported on the derailed train, (ii) was negligent in failing to properly classify the crude delivered to the trucks that hauled the crude to the rail loading terminal, and (iii) owed a duty to the petitioners to ensure the safe transportation of the crude being transported. The motion to authorize the class action and motions in opposition were heard by the Court in June 2014. In June 2015, the Superior Court determined that the Class Action Suit proceeding should be allowed to proceed against certain respondents that have not contributed to the global settlement described below. Because Arrow is a contributing party to the global settlement, the Class Action Suit against Arrow has been stayed pending finalization of the global settlement plan in the United States and Canadian bankruptcy proceedings described below.

One of the defendants in the lawsuit, Montreal Main & Atlantic Railway (MM&A), filed bankruptcy actions in the U.S. Bankruptcy Court for the District of Maine and in the Canadian Bankruptcy Court. The bankruptcy trustees in the proceedings approached the respondents in the Class Action Suit (including Arrow) to contribute monetary damages to a global settlement for all claims, including any potential environmental damages, related to the Lac Megantic derailment. During the first quarter of 2015, Crestwood Midstream agreed to contribute to the global settlement in exchange for a release from all claims related to the derailment, including the Class Action Suit. In June 2015, the creditors in the Canadian bankruptcy proceeding voted unanimously in favor of the global settlement. The Canadian bankruptcy court approved the bankruptcy plan (including the global settlement) on July 13, 2015, and the United States bankruptcy court approved a modified version of the bankruptcy plan (including the global settlement) on October 9, 2015. Consistent with the modified plan approved in the US bankruptcy proceeding, the Canadian bankruptcy court also approved a modified bankruptcy plan on October 9, 2015. The US and Canadian bankruptcy proceedings were finalized in December 2015 and the funding of the settlement was complete. Crestwood Midstream’s contribution to the global settlement, in addition to associated legal fees, is fully covered by insurance, and since the global settlement is finalized, Arrow should not be exposed to additional damages relating to the derailment.

Additional lawsuits related to the derailment were filed and are pending in United States courts. However, all of lawsuits have been stayed as a result of the automatic stay arising from MM&A’s United States bankruptcy proceeding. Arrow has been named as a defendant in 39 lawsuits pending in three different courts; however, we expect these lawsuits to be dismissed with prejudice upon disbursement of funds to the victims. An order of dismissal has been signed by the judge. If an appeal of the order of dismissal is not filed by May 6, 2016, these cases will be dismissed.

Based on Crestwood Midstream’s contribution to the global settlement and since the global settlement was approved by both bankruptcy courts, we do not anticipate any material loss in this matter after considering insurance.

Simplification Merger Lawsuits. On May 20, 2015, Lawrence G. Farber, a purported unitholder of Crestwood Midstream, filed a complaint in the Southern District of the United States, Houston Division, as a putative class action on behalf of Crestwood Midstream’s unitholders, entitled Lawrence G. Farber, individually and on behalf of all others similarly situated v. Crestwood Midstream Partners LP, Crestwood Midstream GP LLC, Robert G. Phillips, Alvin Bledsoe, Michael G. France, Philip D. Gettig, Warren H. Gfellar, David Lumpkins, John J. Sherman, David Wood, Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST Sub LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, and Crestwood Gas Services GP LLC. This complaint alleges, among other things, that Crestwood Midstream’s general partner breached its fiduciary duties, certain individual defendants breached their fiduciary duties of loyalty and due care, and that other defendants aided and abetted such breaches.

On July 21, 2015, Isaac Aron, another purported unitholder of the Crestwood Midstream, filed a complaint in the Southern District of the United States, Houston Division, as a putative class action on behalf of Crestwood Midstream’s unitholders, entitled Isaac Aron, individually and on behalf of all others similarly situated vs. Robert G. Phillps, Alvin Bledsoe, Michael G. France, Philip D. Getting, Warren H. Gfeller, David Lumpkins, John J. Sherman, David Wood, Crestwood Midstream Partners, LP Crestwood Midstream Holdings LP, Crestwood Midstream GP LLC, Crestwood Gas Services GP, LLC, Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST Sub LLC and MGP GP, LLC. The complaint alleges, among other things, that Crestwood Midstream’s general partner and certain individual defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 by filing an alleged incomplete and misleading Form S-4 Registration Statement with the SEC.

On August 12, 2015, the defendants filed a motion to consolidate the Farber and Aron cases, which the court granted on September 4, 2015. Farber subsequently dismissed his claims against all the defendants on September 16, 2015. Aron filed a motion for temporary restraining order and requested an expedited preliminary injunction hearing, which had been scheduled for September 23, 2015. On September 22, 2015, however, the parties entered into a memorandum of understanding (MOU) with respect to a proposed settlement of the Aron lawsuit. The settlement contemplated by the MOU is subject to a number of conditions, including notice to the class, limited confirmatory discovery and final court approval of the settlement. The defendants expect the court to approve the final settlement during the first half of 2016. The anticipated settlement of the MOU has not and will not have a material impact to our consolidated financial statements.

Property Taxes. Tres Palacios filed a lawsuit in Matagorda County for tax years 2011, 2012 and 2013 alleging that the Matagorda County Appraisal District (MCAD) assessed taxable value above the fair market value and on an unequal and non-uniform basis compared to other properties. In conjunction with its sale of Tres Palacios to Tres Holdings, Crestwood Equity retained liability for certain tax matters, including this litigation. In January 2015, Crestwood Equity received a refund related to the 2011 tax year at the conclusion of the litigation related to that tax year. For the 2012 and 2013 tax years, the MCAD asserted a taxable value that would result in property taxes of approximately $7 million for each of those years, while Tres Palacios asserted a taxable value that would result in property taxes of less than $2 million in each year. Tres Palacios paid approximately $8.6 million to Matagorda County in total for those two tax years. A bench trial was held in October 2015 related to the 2012 and 2013 tax years and the trial court has not issued a decision on those years. These lawsuits remain pending and the outcome is not yet determined.

General. We are periodically involved in litigation proceedings. If we determine that a negative outcome is probable and the amount of loss is reasonably estimable, then we accrue the estimated amount. The results of litigation proceedings cannot be predicted with certainty. We could incur judgments, enter into settlements or revise our expectations regarding the outcome of certain matters, and such developments could have a material adverse effect on our results of operations or cash flows in the period in which the amounts are paid and/or accrued. As of March 31, 2016 and December 31, 2015, both CEQP and CMLP had less than $0.1 million accrued for outstanding legal matters. Based on currently available information, we believe it is remote that future costs related to known contingent liability exposures for which we can estimate will exceed current accruals by an amount that would have a material adverse impact on our consolidated financial statements. As we learn new facts concerning contingencies, we reassess our position both with respect to accrued liabilities and other potential exposures.

Any loss estimates are inherently subjective, based on currently available information, and are subject to management’s judgment and various assumptions. Due to the inherently subjective nature of these estimates and the uncertainty and unpredictability surrounding the outcome of legal proceedings, actual results may differ materially from any amounts that have been accrued.

Regulatory Compliance

In the ordinary course of our business, we are subject to various laws and regulations. In the opinion of our management, compliance with current laws and regulations will not have a material effect on its results of operations, cash flows or financial condition.

Environmental Compliance

During 2014, we experienced three releases totaling approximately 28,000 barrels of produced water on our Arrow water gathering system located on the Fort Berthold Indian Reservation in North Dakota. We immediately notified the National Response Center, the Three Affiliated Tribes and numerous other regulatory authorities, and thereafter contained and cleaned up the releases completely and placed the impacted segments of these water lines back into service. In May 2015, we experienced a release of approximately 5,200 barrels of produced water on our Arrow water gathering system, immediately notified numerous regulatory authorities and other third parties, and thereafter contained and cleaned up the releases. We will continue our remediation efforts to ensure the impacted lands are restored to their prior state. We believe these releases are insurable events under our policies, and we have notified our carriers of these events. We have not recorded an insurance receivable as of March 31, 2016.

We may potentially be subject to fines and penalties as a result of the water releases. In October 2014, we received data requests from the Environmental Protection Agency (EPA) related to the 2014 water releases and we responded to the requests during the first half of 2015. In April 2015, the EPA issued a Notice of Potential Violation (NOPV) under the Clean Water Act relating to the 2014 water releases. We responded to the NOPV in May 2015, and have commenced settlement discussions with the EPA concerning the NOPV. On March 3, 2015, we received a grand jury subpoena from the United States Attorney’s Office in Bismarck, North Dakota, seeking documents and information relating to the largest of the three 2014 water releases, and we provided the requested information during the second quarter of 2015. In August 2015, we received a notice of violation from the Three Affiliated Tribes’ Environmental Division related to our 2014 produced water releases on the Fort Berthold Indian Reservation. The notice of violation imposes fines and requests reimbursements exceeding $1.1 million; however, the notice of violation was stayed on September 15, 2015, upon our posting of a performance bond for the amount contemplated by the notice and pending the outcome of ongoing settlement discussions with the regulatory agencies asserting jurisdiction over the 2014 produced water releases. We cannot predict what the outcome of these investigations will be.

Our operations are subject to stringent and complex laws and regulations pertaining to health, safety, and the environment. We are subject to laws and regulations at the federal, state and local levels that relate to air and water quality, hazardous and solid waste management and disposal and other environmental matters. The cost of planning, designing, constructing and operating our facilities must incorporate compliance with environmental laws and regulations and safety standards. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and potentially criminal enforcement measures. At March 31, 2016 and December 31, 2015, our accrual of approximately $1.7 million was primarily related to the Arrow water releases described above, which is based on our undiscounted estimate of amounts we will spend on compliance with environmental and other regulations, and any associated fines or penalties. We estimate that our potential liability for reasonably possible outcomes related to our environmental exposures (including the Arrow water releases described above) could range from approximately $1.7 million to $3.5 million.

Self-Insurance

We utilize third-party insurance subject to varying retention levels of self-insurance, which management considers prudent. Such self-insurance relates to losses and liabilities primarily associated with medical claims, workers’ compensation claims and general, product, vehicle and environmental liability. At March 31, 2016 and December 31, 2015, CEQP’s self-insurance reserves were $17.8 million and $17.2 million. We estimate that

$11.3 million of this balance will be paid subsequent to March 31, 2017. As such, CEQP has classified $11.3 million in other long-term liabilities on its consolidated balance sheet at March 31, 2016. At March 31, 2016 and December 31, 2015, CMLP’s self insurance reserves were $12.3 million and $11.4 million. CMLP estimates that $7.1 million of this balance will be paid subsequent to March 31, 2017. As such, CMLP has classified $7.1 million in other long-term liabilities on its consolidated balance sheet at March 31, 2016.

Note 11 – Related Party Transactions

CEQP and CMLP enter into transactions with their affiliates within the ordinary course of business and the services are based on the same terms as non-affiliates, including gas gathering and processing services under long-term contracts, product purchases and various operating agreements.

The following table shows revenues, costs of product/services sold, general and administrative expenses and reimbursements of expenses from our affiliates for the three months ended March 31, 2016 and 2015 (in millions):

	Three Months Ended March 31,
	2016	2015
Gathering and processing revenues at CEQP and CMLP	$0.7	$1.0

Gathering and processing costs of product/services sold at CEQP and CMLP(1)	$4.3	$8.3

Operations and maintenance expenses charged at CEQP and CMLP	$0.7	$0.9

General and administrative expenses charged by CEQP to CMLP, net(2)	$3.7	$17.4

General and administrative expenses charged by CEQP to Crestwood Holdings, net(3)	$0.1	$0.1

(1)	Represents natural gas purchases from Sabine Oil and Gas Corporation.
(2)	Includes $4.5 million and $2.2 million of net unit-based compensation charges allocated from CEQP to CMLP for three months ended March 31, 2016 and 2015. In addition, prior to the completion of the Simplification Merger, CEQP allocated general and administrative costs to CMLP. In conjunction with the Simplification Merger, CMLP shares common management, general and administrative and overhead costs with CEQP. During the three months ended March 31, 2016, CMLP allocated $0.8 million of general and administrative costs to CEQP.
(3)	Includes less than $0.1 million unit-based compensation charges allocated from Crestwood Holdings to CEQP and CMLP during the three months ended 2016.

The following table shows accounts receivable and accounts payable from our affiliates as of March 31, 2016 and December 31, 2015 (in millions):

	CEQP		CMLP
	March 31, 2016	December 31, 2015	March 31, 2016	December 31, 2015
Accounts receivable	$1.1	$1.7	$1.1	$1.7

Accounts payable	$3.8	$4.0	$1.3	$1.5

Note 12 – Segments

Financial Information

As discussed in Note 1, on September 30, 2015, the Company contributed 100% of its interest in Crestwood Operations to Crestwood Midstream and as a result, we modified our segments and our financial statements to reflect three operating and reportable segments: (i) gathering and processing operations; (ii) storage and transportation operations; and (iii) marketing, supply and logistics operations (formerly NGL and crude services operations). Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT and PRBIC operations are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations. Our corporate operations include all general and administrative expenses that are not allocated to our reportable segments. For a further description of our operating and reporting segments, see Note 1. We assess the performance of our operating segments based on EBITDA, a non-GAAP financial measure, which is defined as income before income taxes, plus debt-related costs (net interest and debt expense) and depreciation, amortization and accretion expense.

Below is a reconciliation of CEQP’s net income to EBITDA (in millions):

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$(93.7)	$18.1
Add:
Interest and debt expense, net	36.1	33.6
Provision for income taxes	—	0.4
Depreciation, amortization and accretion	62.3	74.2

EBITDA	$4.7	$126.3

The following tables summarize CEQP’s reportable segment data for the three months ended March 31, 2016 and 2015 (in millions). Included in earnings from unconsolidated affiliates below was approximately $2.6 million and $3.1 million of depreciation and amortization expense and gains (losses) on long-lived assets, net related to our equity investments for the three months ended March 31, 2016 and 2015, respectively.

	Three Months Ended March 31, 2016
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$238.9	$59.4	$237.7	$—	$536.0
Intersegment revenues	20.5	0.4	(20.9)	—	—
Costs of product/services sold	179.8	2.9	180.7	—	363.4
Operations and maintenance expense	17.8	7.2	16.8	—	41.8
General and administrative expense	—	—	—	23.0	23.0
Goodwill impairment	(8.6)	(13.7)	(87.4)	—	(109.7)
Earnings from unconsolidated affiliates, net	5.1	1.4	—	—	6.5
Other income, net	—	—	—	0.1	0.1

EBITDA	$58.3	$37.4	$(68.1)	$(22.9)	$4.7

Goodwill	$45.9	$757.5	$172.4	$—	$975.8
Total assets	$2,321.2	$2,185.7	$924.4	$138.7	$5,570.0
Purchases of property, plant and equipment	$44.3	$3.3	$7.1	$0.9	$55.6

	Three Months Ended March 31, 2015
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$350.3	$67.6	$313.6	$—	$731.5
Intersegment revenues	10.1	—	(10.1)	—	—
Costs of product/services sold	266.7	5.3	257.7	—	529.7
Operations and maintenance expense	24.1	6.4	20.1	—	50.6
General and administrative expense	—	—	—	27.5	27.5
Loss on long-lived assets	(0.3)	(0.7)	—	—	(1.0)
Earnings from unconsolidated affiliates, net	2.5	0.9	—	—	3.4
Other income, net	—	—	—	0.2	0.2

EBITDA	$71.8	$56.1	$25.7	$(27.3)	$126.3

Purchases of property, plant and equipment	$36.2	$4.1	$6.9	$0.2	$47.4

Below is a reconciliation of CMLP’s net income to EBITDA (in millions):

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$(95.3)	$29.1
Add:
Interest and debt expense, net	36.1	29.9
Provision (benefit) for income taxes	(0.2)	0.4
Depreciation, amortization and accretion	64.9	68.8

EBITDA	$5.5	$128.2

The following tables summarize CMLP’s reportable segment data for the three months ended March 31, 2016 and 2015 (in millions). Included in earnings from unconsolidated affiliates below was approximately $2.6 million and $3.1 million of depreciation and amortization expense and gains (losses) on long-lived assets, net related to our equity investments for the years ended March 31, 2016 and 2015, respectively.

	Three Months Ended March 31, 2016
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$238.9	$59.4	$237.7	$—	$536.0
Intersegment revenues	20.5	0.4	(20.9)	—	—
Costs of product/services sold	179.8	2.9	180.7	—	363.4
Operations and maintenance expense	17.8	7.1	16.8	—	41.7
General and administrative expense	—	—	—	22.2	22.2
Goodwill impairment	(8.6)	(13.7)	(87.4)	—	(109.7)
Earnings from unconsolidated affiliates, net	5.1	1.4	—	—	6.5

EBITDA	$58.3	$37.5	$(68.1)	$(22.2)	$5.5

Goodwill	$45.9	$757.5	$172.4	$—	$975.8
Total assets	$2,534.1	$2,185.0	$924.4	$123.9	$5,767.4
Purchases of property, plant and equipment	$44.3	$3.3	$7.1	$0.9	$55.6

	Three Months Ended March 31, 2015
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Corporate	Total
Revenues	$350.3	$67.6	$313.6	$—	$731.5
Intersegment revenues	10.1	—	(10.1)	—	—
Costs of product/services sold	266.7	5.3	257.7	—	529.7
Operations and maintenance expense	24.1	6.4	20.1	—	50.6
General and administrative expense	—	—	—	25.6	25.6
Loss on long-lived assets	(0.3)	(0.5)	—	—	(0.8)
Earnings from unconsolidated affiliates, net	2.5	0.9	—	—	3.4

EBITDA	$71.8	$56.3	$25.7	$(25.6)	$128.2

Purchases of property, plant and equipment	$36.2	$4.1	$6.9	$0.2	$47.4

Note 13 – Condensed Consolidating Financial Information

Crestwood Midstream is a holding company and own no operating assets and have no significant operations independent of its subsidiaries (Parent). Obligations under Crestwood Midstream’s senior notes and its credit facility are jointly and severally guaranteed by substantially all of its subsidiaries, except for Crestwood Niobrara, PRBIC and Tres Holdings and their respective subsidiaries (collectively, Non-Guarantor Subsidiaries). Crestwood Midstream Finance Corp., the co-issuer of its senior notes, is Crestwood Midstream’s 100% owned subsidiary and has no material assets, operations, revenues or cash flows other than those related to its service as co-issuer of the Crestwood Midstream senior notes.

The tables below present condensed consolidating financial statements for Crestwood Midstream as parent on a stand-alone, unconsolidated basis, and Crestwood Midstream’s combined guarantor and combined non-guarantor subsidiaries as of March 31, 2016 and December 31, 2015, and for the three months ended March 31, 2016 and 2015. The financial information may not necessarily be indicative of the results of operations, cash flows or financial position had the subsidiaries operated as independent entities.

Crestwood Midstream Partners LP

Condensed Consolidating Balance Sheet

March 31, 2016

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash	$0.8	$—	$—	$—	$0.8
Accounts receivable	—	209.1	0.5	—	209.6
Inventory	—	26.6	—	—	26.6
Other current assets	—	33.3	—	—	33.3

Total current assets	0.8	269.0	0.5	—	270.3
Property, plant and equipment, net	—	3,514.4	—	—	3,514.4
Goodwill and intangible assets, net	—	1,719.1	—	—	1,719.1
Investment in consolidated affiliates	5,350.2	—	—	(5,350.2)	—
Investment in unconsolidated affiliates	—	—	260.6	—	260.6
Other assets	—	3.0	—	—	3.0

Total assets	$5,351.0	$5,505.5	$261.1	$(5,350.2)	$5,767.4

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$—	$116.5	$—	$—	$116.5
Other current liabilities	35.8	67.0	—	—	102.8

Total current liabilities	35.8	183.5	—	—	219.3
Long-term liabilities:
Long-term debt, less current portion	2,528.2	2.6	—	—	2,530.8
Other long-term liabilities	—	44.1	—	—	44.1
Deferred income taxes	—	0.6	—	—	0.6
Partners’ capital	2,787.0	5,274.7	75.5	(5,350.2)	2,787.0
Interest of non-controlling partners in subsidiaries	—	—	185.6	—	185.6

Total partners’ capital	2,787.0	5,274.7	261.1	(5,350.2)	2,972.6

Total liabilities and partners’ capital	$5,351.0	$5,505.5	$261.1	$(5,350.2)	$5,767.4

Crestwood Midstream Partners LP

Condensed Consolidating Balance Sheet

December 31, 2015

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash	$0.1	$—	$—	$—	$0.1
Accounts receivable	—	236.0	0.5	—	236.5
Inventory	—	44.5	—	—	44.5
Other current assets	—	52.5	—	—	52.5

Total current assets	0.1	333.0	0.5	—	333.6
Property, plant and equipment, net	—	3,525.7	—	—	3,525.7
Goodwill and intangible assets, net	—	1,846.9	—	—	1,846.9
Investment in consolidated affiliates	5,506.8	—	—	(5,506.8)	—
Investment in unconsolidated affiliates	—	—	254.3	—	254.3
Other assets	—	3.1	—	—	3.1

Total assets	$5,506.9	$5,708.7	$254.8	$(5,506.8)	$5,963.6

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$—	$141.3	$0.1	$—	$141.4
Other current liabilities	26.4	85.2	—	—	111.6

Total current liabilities	26.4	226.5	0.1	—	253.0
Long-term liabilities:
Long-term debt, less current portion	2,498.9	2.9	—	—	2,501.8
Other long-term liabilities	—	43.3	—	—	43.3
Deferred income taxes	—	0.4	—	—	0.4
Partners’ capital	2,981.6	5,435.6	71.2	(5,506.8)	2,981.6
Interest of non-controlling partners in subsidiaries	—	—	183.5	—	183.5

Total partners’ capital	2,981.6	5,435.6	254.7	(5,506.8)	3,165.1

Total liabilities and partners’ capital	$5,506.9	$5,708.7	$254.8	$(5,506.8)	$5,963.6

Crestwood Midstream Partners LP

Condensed Consolidating Statement of Operations

Three Months Ended March 31, 2016

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$536.0	$—	$—	$536.0
Costs of product/services sold	—	363.4	—	—	363.4
Expenses:
Operations and maintenance	—	41.7	—	—	41.7
General and administrative	17.7	4.5	—	—	22.2
Depreciation, amortization and accretion	—	64.9	—	—	64.9

	17.7	111.1	—	—	128.8
Other operating expense:
Goodwill impairment	—	(109.7)	—	—	(109.7)

Operating loss	(17.7)	(48.2)	—	—	(65.9)
Earnings from unconsolidated affiliates, net	—	—	6.5	—	6.5
Interest and debt expense, net	(36.1)	—	—	—	(36.1)
Equity in net income (loss) of subsidiary	(41.5)	—	—	41.5	—

Income (loss) before income taxes	(95.3)	(48.2)	6.5	41.5	(95.5)
Benefit for income taxes	—	(0.2)	—	—	(0.2)

Net income (loss)	(95.3)	(48.0)	6.5	41.5	(95.3)
Net income attributable to non-controlling partners in subsidiaries	—	—	5.9	—	5.9

Net income (loss) attributable to Crestwood Midstream Partners LP	$(95.3)	$(48.0)	$0.6	$41.5	$(101.2)

Crestwood Midstream Partners LP

Condensed Consolidating Statement of Operations

Three Months Ended March 31, 2015

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$731.5	$—	$—	$731.5
Costs of product/services sold	—	529.7	—	—	529.7
Expenses:
Operations and maintenance	—	50.6	—	—	50.6
General and administrative	13.4	12.2	—	—	25.6
Depreciation, amortization and accretion	0.2	68.6	—	—	68.8

	13.6	131.4	—	—	145.0
Other operating expense:
Loss on long-lived assets, net	—	(0.8)	—	—	(0.8)

Operating income (loss)	(13.6)	69.6	—	—	56.0
Earnings from unconsolidated affiliates, net	—	—	3.4	—	3.4
Interest and debt expense, net	(29.9)	—	—	—	(29.9)
Equity in net income (loss) of subsidiary	72.6	—	—	(72.6)	—

Income (loss) before income taxes	29.1	69.6	3.4	(72.6)	29.5
Provision for income taxes	—	0.4	—	—	0.4

Net income (loss)	29.1	69.2	3.4	(72.6)	29.1
Net income attributable to non-controlling partners in subsidiaries	—	—	5.6	—	5.6

Net income (loss) attributable to Crestwood Midstream Partners LP	29.1	69.2	(2.2)	(72.6)	23.5
Net income attributable to Class A preferred units	9.2	—	—	—	9.2

Net income (loss) attributable to partners	$19.9	$69.2	$(2.2)	$(72.6)	$14.3

Crestwood Midstream Partners LP

Condensed Consolidating Statement of Cash Flows

Three Months Ended March 31, 2016

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:	$(42.7)	$172.8	$5.6	$—	$135.7

Cash flows from investing activities:
Purchases of property, plant and equipment	(0.9)	(54.7)	—	—	(55.6)
Investment in unconsolidated affiliates	—	—	(5.5)	—	(5.5)
Proceeds from the sale of assets	—	0.8	—	—	0.8
Capital contributions to consolidated affiliates	(3.7)	—	—	3.7	—

Net cash provided by (used in) investing activities	(4.6)	(53.9)	(5.5)	3.7	(60.3)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	313.5	—	—	—	313.5
Principal payments on long-term debt	(286.0)	—	—	—	(286.0)
Payments on capital leases	—	(0.5)	—	—	(0.5)
Payments for debt-related deferred costs	(0.1)	—	—	—	(0.1)
Distributions paid	(97.2)	—	(3.8)	—	(101.0)
Contributions from parent	—	—	3.7	(3.7)	—
Taxes paid for unit-based compensation vesting	—	(0.6)	—	—	(0.6)
Change in intercompany balances	117.8	(117.8)	—	—	—

Net cash provided by (used in) financing activities	48.0	(118.9)	(0.1)	(3.7)	(74.7)

Net change in cash	0.7	—	—	—	0.7
Cash at beginning of period	0.1	—	—	—	0.1

Cash at end of period	$0.8	$—	$—	$—	$0.8

Crestwood Midstream Partners LP

Condensed Consolidating Statement of Cash Flows

Three Months Ended March 31, 2015

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:	$(54.8)	$160.5	$—	$—	$105.7

Cash flows from investing activities:
Purchases of property, plant and equipment	(0.1)	(47.3)	—	—	(47.4)
Investment in unconsolidated affiliates	—	—	(17.9)	—	(17.9)
Proceeds from the sale of assets	—	0.5	—	—	0.5
Capital contributions to consolidated affiliates	(17.9)	—	—	17.9	—
Other	—	(0.2)	—	—	(0.2)

Net cash provided by (used in) investing activities	(18.0)	(47.0)	(17.9)	17.9	(65.0)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	1,114.6	—	—	—	1,114.6
Principal payments on long-term debt	(970.4)	—	—	—	(970.4)
Payments on capital leases	(0.5)	(0.2)	—	—	(0.7)
Payments for debt-related deferred costs	(11.1)	—	—	—	(11.1)
Distributions paid	(111.4)	—	—	—	(111.4)
Contributions from parent	—	—	17.9	(17.9)	—
Taxes paid for unit-based compensation vesting	—	(1.7)	—	—	(1.7)
Change in intercompany balances	51.8	(51.8)	—	—	—
Other	(0.2)	—	—	—	(0.2)

Net cash provided by (used in) financing activities	72.8	(53.7)	17.9	(17.9)	19.1

Net change in cash	—	59.8	—	—	59.8
Cash at beginning of period	—	7.6	—	—	7.6

Cash at end of period	$—	$67.4	$—	$—	$67.4

Note 14 – Subsequent Events

In April 2016, our wholly-owned subsidiary, Crestwood Pipeline and Storage Northeast LLC (Crestwood Northeast) and Con Edison Gas Pipeline and Storage Northeast, LLC (CEGP), a wholly owned subsidiary of Consolidated Edison, Inc. (Con Edison), entered into a definitive agreement to form a joint venture (the Stagecoach JV) to own and further develop our existing natural gas pipeline and storage business located in southern New York and northern Pennsylvania (the NE S&T assets). Subject to the terms and conditions of the contribution agreement (including customary closing conditions and purchase price adjustments), we will contribute to Stagecoach Gas Services LLC (Stagecoach Gas) the entities owning the NE S&T assets, CEGP will contribute $975 million to Stagecoach Gas in exchange for a 50% equity interest in Stagecoach Gas, and Stagecoach Gas will distribute to Crestwood Northeast the net cash proceeds received from CEGP. The Stagecoach JV transaction is expected to be substantially completed in the second quarter of 2016.

In conjunction with our entry into the contribution agreement with CEGP, Crestwood Midstream amended its credit facility in April 2016 to, among other things, (i) facilitate the closing of the joint venture and make investments in the joint venture thereafter, and (ii) implement our liability management plan with the net cash proceeds received from Stagecoach Gas, including the repurchase of Crestwood Midstream’s senior notes with borrowings under its credit facility. The operative terms of the amendment will become effective contemporaneously with the closing of the joint venture.

The impact of the transactions discussed above have not been reflected in this Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2016. Detailed descriptions of the contribution agreement and resulting joint venture, as well as the amendment to Crestwood Midstream’s credit facility, are contained in the Form 8-K filed by each of Crestwood Midstream and Crestwood Equity with the SEC on April 22, 2015.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the accompanying footnotes and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2015 Annual Report on Form 10-K.

This report, including information included or incorporated by reference herein, contains forward-looking statements concerning the financial condition, results of operations, plans, objectives, future performance and business of our company and its subsidiaries. These forward-looking statements include:

•	statements that are not historical in nature, including, but not limited to: (i) our belief that anticipated cash from operations, cash distributions from entities that we control, and borrowing capacity under our credit facility will be sufficient to meet our anticipated liquidity needs for the foreseeable future; (ii) our belief that we do not have material potential liability in connection with legal proceedings that would have a significant financial impact on our consolidated financial condition, results of operations or cash flows; (iii) our belief that our assets will continue to benefit from the development of unconventional shale plays as significant supply basins; (iv) our expectation that we will initially close the announced joint venture with a subsidiary of Con Edison in the second quarter of 2016; and (v) our expectation that Stagecoach Gas, together with our planned debt retirements using the net proceeds received from Stagecoach Gas in connection with CEQP’s cash contributions, will strengthen our liquidity and make us a more stable company; and

•	statements preceded by, followed by or that contain forward-looking terminology including the words “believe,” “expect,” “may,” “will,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions.

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	our ability to successfully implement our business plan for our assets and operations;

•	governmental legislation and regulations;

•	industry factors that influence the supply of and demand for crude oil, natural gas and NGLs;

•	industry factors that influence the demand for services in the markets (particularly unconventional shale plays) in which we provide services;

•	weather conditions;

•	the availability of crude oil, natural gas and NGLs, and the price of those commodities, to consumers relative to the price of alternative and competing fuels;

•	economic conditions;

•	costs or difficulties related to the integration of our existing businesses and acquisitions;

•	environmental claims;

•	operating hazards and other risks incidental to the provision of midstream services, including gathering, compressing, treating, processing, fractionating, transporting and storing energy products (i.e., crude oil, NGLs and natural gas) and related products (i.e., produced water);

•	interest rates;

•	the price and availability of debt and equity financing; and

•	the ability to sell or monetize assets in the current market, to reduce indebtedness or for other general partnership purposes.

For additional factors that could cause actual results to be materially different from those described in the forward-looking statements, see Part I, Item IA. Risk Factors of our 2015 Annual Report on Form 10-K.

Outlook and Trends

Our business objective is to create long-term value for our stakeholders by maximizing throughput on our assets, expanding our services and exercising prudent control of operating and administrative costs, resulting in stable operating margins and improving cash flows from operations. Our business strategy further depends on our ability to provide increased services to our customers at competitive fees and develop growth projects that can be financed appropriately.

We have positioned the Company to generate consistent results in a low commodity price environment. Many of our assets are located on long-term, core acreage dedications in shale plays which are economic to varying degrees based upon natural gas, NGL and crude oil prices, the availability of midstream infrastructure to flow production to market and the operational and financial condition of our diverse customer base. We believe the diversity of our asset portfolio, wide range of services provided and extensive customer portfolio, taken together, provides us with a positive forward view of our ability to be successful in the current market which has been impacted by prolonged low commodity prices. In addition, a substantial portion of the midstream services we provide to customers in the shale plays are based on fixed fee, take-or-pay or cost-of-service agreements that ensure a minimum level of cash flow regardless of actual commodity prices or volumetric throughput. We have actively worked with our customers to further improve their profitability through the services we offer by adjusting our rates, services and/or volume commitment structures. Many of the discussions with our customers regarding amendments and/or extensions of their contracts are substantially complete, and the results of these discussions are not anticipated to have a significant impact on our forecasted 2016 results (described below) or actual 2015 results.

In 2016, we are focused on executing on a strategic plan to substantially de-risk our investment profile. As part of our strategic plan, we recently announced an agreement to form a joint venture with a subsidiary of Con Edison to own and further develop our natural gas storage and transportation operations in the northeast. We anticipate that the contribution of the NE S&T assets to Stagecoach Gas, which we anticipate substantially closing in the second quarter of 2016, will result in the distribution of approximately $975 million of net proceeds to Crestwood. The proceeds will be utilized to retire our indebtedness, which will substantially reduce our financial leverage and improve our liquidity. In April 2016, we entered into new agreements with BlueStone Natural Resources II, LLC (BlueStone) to gather and process natural gas across several of our G&P systems as further discussed under Segment Highlights below. The agreements will provide further stability to our investment profile.

In conjunction with these matters, Crestwood Equity declared a quarterly distribution of $0.60 per common unit for the first quarter of 2016 (or $2.40 per common unit annually), a 56% reduction of the distribution compared to the same period in 2015. This distribution reduction increases our ability to further retire indebtedness to strengthen our balance sheet, and to reinvest capital in our business (including expansions and new growth projects).

During the remainder of 2016, we will continue to execute on our plan to better position the Company to emerge from this challenging market environment as a stronger, better capitalized company. We will remain focused on reducing capital expenditures, eliminating costs (through increased operating efficiencies and otherwise) and exploring options to opportunistically strengthen our balance sheet.

We anticipate that the Company will generate Adjusted EBITDA of $435 million to $465 million in 2016, reflecting our expectations that current industry fundamentals will continue during 2016 and the impact of the contribution of the NE S&T assets to Stagecoach Gas on our 2016 results (based on an assumed initial closing of the joint venture on June 1, 2016). We anticipate our gathering and processing segment will generate $235 million to $250 million of EBITDA in 2016, a 10% decrease from 2015, with average volumes being down 15% to 20% year over year driven by our expectation for prolonged weakness in commodity pricing throughout the remainder of 2016. Compared to 2015, we anticipate our gathering and processing volumes in 2016 will be down 10% to 15% for our Barnett operations, 20% to 25% for our Marcellus operations and 1% to 5% for our Arrow operations due to natural declines in production and shut-ins of wells resulting from the continued weakness in commodity pricing in 2016. Our storage and transportation segment is anticipated to generate $170 million to $180 million of EBITDA in 2016, which reflects the impact of the contribution of the NE S&T assets to Stagecoach Gas on our operating results. Finally, we anticipate our marketing, supply and logistics segment will generate $95 million to $100 million of EBITDA in 2016, which is consistent with 2015, with average volumes being flat to 2015. See “How We Evaluate Our Operations” below for our definition of EBITDA and Adjusted EBITDA (non-GAAP measure) and a reconciliation of net income to EBITDA and Adjusted EBITDA.

Through the execution of strategic efforts described above, we expect to increase the stability and strength of the Company through a continued challenging market environment, which will position us to achieve our chief business objective to create long-term value for our stakeholders.

Segment Highlights

Below is a discussion of events that highlight our core business and financing activities.

Gathering and Processing

Barnett Shale. Our gathering and processing systems were integral to Quicksilver Resources, Inc.’s (Quicksilver) Barnett Shale operations, as a substantial amount of Quicksilver’s revenues were derived from the sale of natural gas and natural gas liquids produced from acreage dedicated to us. In March 2015, Quicksilver filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In January 2016, Quicksilver executed an asset purchase agreement with BlueStone for the sale of its U.S. oil and gas assets. On April 6, 2016, Quicksilver closed the sale with BlueStone and in connection with the closing, Quicksilver withdrew its motion to reject its gathering agreements with us. In April 2016, we entered into new 10 year agreements with BlueStone to gather and process natural gas across our Alliance, Lake Arlington and Cowtown systems in the Barnett Shale. Under the terms of these agreements, we will gather and process natural gas for BlueStone under fixed-fee and percent-of-proceeds fee structures, and BlueStone has provided production assurance to us that BlueStone will return wells previously shut-in by Quicksilver to production by July 1, 2016 and will not shut-in or choke back production for economic purposes through the end of 2018.

Delaware Permian. In late 2015, we expanded the Willow Lake processing plant to 50 MMcf/d, which we completed and placed into service in January 2016. The recent expansion of the Willow Lake system was supported by a seven year contract extension with Mewbourne Oil Co. which significantly increased the amount of WolfCamp drilling and rich gas development expected in the area.

Storage and Transportation

In April 2016, Crestwood Northeast and CEGP entered into a definitive agreement to form a joint venture to own and further develop the NE S&T assets. Subject to customary closing conditions and purchase price adjustments, we will contribute to Stagecoach Gas the entities owning the NE S&T assets, CEGP will contribute $975 million in cash to Stagecoach Gas in exchange for a 50% equity interest in Stagecoach Gas, and Stagecoach Gas will distribute to Crestwood Northeast the net proceeds received from CEGP. The transaction is expected to be substantially completed in the second quarter of 2016. Additional information about the announced joint venture and certain related matters is available on the Form 8-Ks filed by each of Crestwood Equity and Crestwood Midstream on April 22, 2016.

Critical Accounting Estimates

Our critical accounting estimates are consistent with those described in our 2015 Annual Report on Form 10-K. Below is an update of our critical accounting estimates related to goodwill.

Goodwill Impairment

Our goodwill represents the excess of the amount we paid for a business over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment annually on December 31, and whenever events indicate that it is more likely than not that the fair value of a reporting unit could be less than its carrying amount. This evaluation requires us to compare the fair value of each of our reporting units to its carrying value (including goodwill). If the fair value exceeds the carrying amount, goodwill of the reporting unit is not considered impaired.

We estimate the fair value of our reporting units based on a number of factors, including discount rates, projected cash flows, and the potential value we would receive if we sold the reporting unit. We also compare the total fair value of our reporting units to our overall enterprise value, which considers the market value for our common and preferred units. Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of each of our reporting units (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our customers, such as their future capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates. If the assumptions embodied in the projections prove inaccurate, we could incur a future impairment charge. In addition, the use of the income approach to determine the fair value of our reporting units (see further discussion of the use of the income approach below) could result in a different fair value if we had utilized a market approach, or a combination thereof.

We acquired substantially all of our reporting units in 2013, 2012 and 2011, which required us to record the assets, liabilities and goodwill of each of those reporting units at fair value on the date they were acquired. As a result, any level of decrease in the forecasted cash flows of these businesses or increases in the discount rates utilized to value those businesses from their respective acquisition dates would likely result in the fair value of the reporting unit falling below the carrying value of the reporting unit, and could result in an assessment of whether that reporting unit’s goodwill is impaired.

Commodity prices have continued to decline since late 2014, and that decline has adversely impacted forecasted cash flows, discount rates and stock/unit prices for most companies in the midstream industry, including us. In particular, due to the significant, sustained decrease in the market price of our common units from January 1, 2016 to March 31, 2016, we evaluated the carrying value of our reporting units and determined it was more likely than not that the goodwill associated with several of our reporting units was impaired as of March 31, 2016. As a result of further analysis of the fair value of our reporting units, we recorded goodwill impairments on several of our reporting units during the quarter ended March 31, 2016.

The following table summarizes the goodwill of our various reporting units (in millions):

	Goodwill at December 31, 2015	Goodwill Impairments during the Three Months Ended March 31, 2016	Goodwill at March 31, 2016
Gathering and Processing
Marcellus	$8.6	$8.6	$—
Arrow	45.9	—	45.9
Storage and Transportation
Northeast Storage and Transportation	726.3	—	726.3
COLT	44.9	13.7	31.2
Marketing, Supply and Logistics
Supply and Logistics	167.2	65.5	101.7
Storage and Terminals	50.5	14.1	36.4
US Salt	12.6	—	12.6
Trucking	29.5	7.8	21.7

Total	$1,085.5	$109.7	$975.8

The goodwill impairments recorded during the three months ended March 31, 2016 primarily resulted from increasing the discount rates utilized in determining the fair value of the reporting units for certain of those reporting units considering the continued decrease in commodity prices and its impact on the midstream industry and our customers. We utilized the income approach to determine the fair value of our reporting units given the limited availability of comparable market-based transactions as of March 31, 2016 and December 31, 2015, and we utilized discount rates ranging from 10% to 19% in applying the income approach to determine the fair value of our reporting units with goodwill as of March 31, 2016. We also used the market approach to validate the fair value of our Northeast Storage and Transportation reporting unit given the value to be received related to the anticipated Stagecoach JV transaction further described in Item 1. Financial Statements, Note 14. Our COLT, Supply and Logistics, Storage and Terminals and Trucking reporting units also experienced impairments during 2015 based on the impact that the prolonged low commodity price environment is expected to have on the demand for future services provided by these operations. Despite increases in the operating results of these reporting units from 2013 to 2015, in light of our modified expectations, we revised our cash flow forecasts for these operations at December 31, 2015 in light of our current view that these operations will not grow as fast or as significantly in the future as originally forecasted in 2013 when the assets were acquired.

We continue to monitor the remaining goodwill described in the table above, and we could experience additional impairments of the remaining goodwill in the future if we experience a significant sustained decrease in the market value of our common or preferred units or if we receive additional negative information about market conditions or the intent of our customers on our remaining operations with goodwill, which could negatively impact the forecasted cash flows or discount rates utilized to determine the fair value of those businesses. In particular, a 5% decrease in the forecasted cash flows or a 1% increase in the discount rates utilized to determine the fair value of our businesses that recorded goodwill impairments in 2016 could have resulted in an additional $35 million of goodwill impairments as of March 31, 2016. Although our Northeast Storage and Transportation reporting unit’s fair value exceeded its carrying value by 1% at March 31, 2016 and December 31, 2015, we do not believe it was at risk of failing step one of the goodwill impairment test given the value to be received related to the anticipated Stagecoach JV transaction further described in Item 1. Financial Statements, Note 14.

How We Evaluate Our Operations

We evaluate our overall business performance based primarily on EBITDA and Adjusted EBITDA. We evaluate our ability to make distributions to our unitholders based on cash available for distribution and distributions received from Crestwood Midstream.

We do not utilize depreciation, depletion and amortization expense in our key measures because we focus our performance management on cash flow generation and our assets have long useful lives.

EBITDA and Adjusted EBITDA—We believe that EBITDA and Adjusted EBITDA are widely accepted financial indicators of a company’s operational performance and its ability to incur and service debt, fund capital expenditures and make distributions. We believe that EBITDA and Adjusted EBITDA are useful to our investors because it allows them to use the same performance measure analyzed internally by our management to evaluate the performance of our businesses and investments without regard to the manner in which they are financed or our capital structure. EBITDA is defined as income before income taxes, plus debt-related costs (net interest and debt expense) and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains and impairments of goodwill, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, certain costs related to our 2015 cost savings initiatives, the change in fair value of commodity inventory-related derivative contracts, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory that these derivatives relate to. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

See our reconciliation of net income to EBITDA and Adjusted EBITDA in Results of Operations below.

Results of Operations

In conjunction with the closing of the Simplification Merger on September 30, 2015, CEQP contributed 100% of its interest in Crestwood Operations to CMLP, and as a result of this equity contribution, CMLP controls the operating and financial decisions of Crestwood Operations. CMLP accounted for this transaction as a reorganization of entities under common control and the accounting standards related to such transactions requires CMLP to retroactively adjust its historical results to reflect the operations of Crestwood Operations as being acquired on June 19, 2013, the date in which CMLP and Crestwood Operations came under common control. The contribution of Crestwood Operations to CMLP had no impact on CEQP’s results of operations.

The following tables summarize our results of operations for the three months ended March 31, 2016 and 2015 (in millions):

	Crestwood Equity		Crestwood Midstream
	Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2016	2015
Revenues	$536.0	$731.5	$536.0	$731.5
Costs of product/services sold	363.4	529.7	363.4	529.7
Operations and maintenance expense	41.8	50.6	41.7	50.6
General and administrative expense	23.0	27.5	22.2	25.6
Depreciation, amortization and accretion	62.3	74.2	64.9	68.8
Loss on long-lived assets, net	—	(1.0)	—	(0.8)
Goodwill impairment	(109.7)	—	(109.7)	—

Operating income (loss)	(64.2)	48.5	(65.9)	56.0
Earnings from unconsolidated affiliates, net	6.5	3.4	6.5	3.4
Interest and debt expense, net	(36.1)	(33.6)	(36.1)	(29.9)
Other income, net	0.1	0.2	—	—
(Provision) benefit for income taxes	—	(0.4)	0.2	(0.4)

Net income (loss)	(93.7)	18.1	(95.3)	29.1
Add:
Interest and debt expense, net	36.1	33.6	36.1	29.9
Provision (benefit) for income taxes	—	0.4	(0.2)	0.4
Depreciation, amortization and accretion	62.3	74.2	64.9	68.8

EBITDA	4.7	126.3	5.5	128.2
Unit-based compensation charges	4.5	5.8	4.5	5.2
Loss on long-lived assets, net	—	1.0	—	0.8
Goodwill impairment	109.7	—	109.7	—
Earnings from unconsolidated affiliates, net	(6.5)	(3.4)	(6.5)	(3.4)
Adjusted EBITDA from unconsolidated affiliates, net	9.1	6.5	9.1	6.5
Change in fair value of commodity inventory-related derivative contracts	(2.7)	1.1	(2.7)	1.1
Significant transaction and environmental related costs and other items	1.2	4.6	1.2	3.8

Adjusted EBITDA	$120.0	$141.9	$120.8	$142.2

	Crestwood Equity		Crestwood Midstream
	Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2016	2015
EBITDA:
Net cash provided by operating activities	$134.3	$156.6	$135.7	$105.7
Net changes in operating assets and liabilities	(50.6)	(59.6)	(50.7)	(3.2)
Amortization of debt-related deferred costs, discounts and premiums	(1.7)	(2.1)	(1.7)	(1.9)
Interest and debt expense, net	36.1	33.6	36.1	29.9
Market adjustment on interest rate swaps	—	0.3	—	—
Unit-based compensation charges	(4.5)	(5.8)	(4.5)	(5.2)
Loss on long-lived assets, net	—	(1.0)	—	(0.8)
Goodwill impairment	(109.7)	—	(109.7)	—
Earnings from unconsolidated affiliates, net, adjusted for cash distributions	0.8	3.4	0.8	3.4
Deferred income taxes	0.1	0.9	(0.2)	(0.1)
Provision (benefit) for income taxes	—	0.4	(0.2)	0.4
Other non-cash income	(0.1)	(0.4)	(0.1)	—

EBITDA	4.7	126.3	5.5	128.2
Unit-based compensation charges	4.5	5.8	4.5	5.2
Loss on long-lived assets, net	—	1.0	—	0.8
Goodwill impairment	109.7	—	109.7	—
Earnings from unconsolidated affiliates, net	(6.5)	(3.4)	(6.5)	(3.4)
Adjusted EBITDA from unconsolidated affiliates, net	9.1	6.5	9.1	6.5
Change in fair value of commodity inventory-related derivative contracts	(2.7)	1.1	(2.7)	1.1
Significant transaction and environmental related costs and other items	1.2	4.6	1.2	3.8

Adjusted EBITDA	$120.0	$141.9	$120.8	$142.2

Segment Results

In conjunction with the Simplification Merger, we modified our business segments and our financial statements to reflect three operating and reporting segments: (i) gathering and processing (G&P); (ii) storage and transportation; and (iii) marketing, supply and logistics (formerly NGL and crude services operations). Consequently, the results of our Arrow operations are now reflected in our gathering and processing operations for all periods presented and our COLT and PRBIC operations are now reflected in our storage and transportation operations for all periods presented. These respective operations were previously included in our NGL and crude services operations.

The following tables summarize the EBITDA of our segments (in millions):

Crestwood Equity

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics
Revenues	$238.9	$59.4	$237.7	$350.3	$67.6	$313.6
Intersegment revenues	20.5	0.4	(20.9)	10.1	—	(10.1)
Costs of product/services sold	179.8	2.9	180.7	266.7	5.3	257.7
Operations and maintenance expense	17.8	7.2	16.8	24.1	6.4	20.1
Goodwill impairment	(8.6)	(13.7)	(87.4)	—	—	—
Loss on long-lived assets	—	—	—	(0.3)	(0.7)	—
Earnings from unconsolidated affiliates, net	5.1	1.4	—	2.5	0.9	—

EBITDA	$58.3	$37.4	$(68.1)	$71.8	$56.1	$25.7

Crestwood Midstream

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics	Gathering and Processing	Storage and Transportation	Marketing, Supply and Logistics
Revenues	$238.9	$59.4	$237.7	$350.3	$67.6	$313.6
Intersegment revenues	20.5	0.4	(20.9)	10.1	—	(10.1)
Costs of product/services sold	179.8	2.9	180.7	266.7	5.3	257.7
Operations and maintenance expense	17.8	7.1	16.8	24.1	6.4	20.1
Goodwill impairment	(8.6)	(13.7)	(87.4)	—	—	—
Loss on long-lived assets	—	—	—	(0.3)	(0.5)	—
Earnings from unconsolidated affiliates, net	5.1	1.4	—	2.5	0.9	—

EBITDA	$58.3	$37.5	$(68.1)	$71.8	$56.3	$25.7

Below is a discussion of the factors that impacted EBITDA by segment for the three months ended March 31, 2016 compared to the same period in 2015.

Gathering and Processing

EBITDA for our G&P segment decreased by approximately $13.5 million for the three months ended March 31, 2016 compared to the same period in 2015, primarily due to a $8.6 million goodwill impairment recorded related to our Marcellus operations. For a further discussion of our goodwill impairments recorded during the three months ended March 31, 2016, see “Critical Accounting Estimates” above and Item 1. Financial Statements, Note 2. Also contributing to the decrease in our gathering and processing segment’s EBITDA were lower revenues of approximately $101.0 million, partially offset by lower costs of product/services sold of $86.9 million during the three months ended March 31, 2016 compared to the same period in 2015. This net decrease was primarily driven by our Arrow operations, which experienced an $85.6 million reduction in revenues, substantially offset by an $85.2 million decrease in costs of products/services sold. The decrease in product revenues and costs of product/services sold was driven by reduced market prices on crude oil, which caused average crude oil prices on our sales to decrease by approximately 34% during the three months ended March 31, 2016 compared to the same period in 2015.

Also contributing to the decrease in our G&P segment’s revenues were lower service revenues from our Marcellus and Barnett operations of approximately $7.6 million and $6.1 million, respectively. During the three months ended March 31, 2016, we experienced a decrease in our gathering and compression volumes on our Marcellus system due to lack of drilling from our primary customer, Antero Resources Appalachian Corporation, as a result of the decline in commodity prices. During the three months ended March 31, 2016, our gathering and compression volumes on our Marcellus system were 0.5 Bcf/d, respectively, compared to 0.7 Bcf/d, respectively, during the same period in 2015. The service revenues from our Barnett operations decreased by $2.1 million during the first quarter of 2015 compared to the same period in 2014, and decreased by another $6.1 million during the first quarter of 2016 compared to the same period in 2015 as a result of our primary customer in the Barnett, Quicksilver, ceasing drilling and shutting in production in 2015 and 2016 as a result of its filing for protection under Chapter 11 of the U.S. Bankruptcy Code in 2015 (see “Segment Highlights” above for an update on the Quicksilver Bankruptcy). Partially offsetting the decrease in revenues from our Arrow, Marcellus and Barnett operations was a $6.3 million decrease in operations and maintenance expenses that resulted from our cost-savings initiative implemented in 2015.

During the three months ended March 31, 2016, our equity earnings from our Jackalope investment increased by $2.6 million primarily due to higher gathering and processing volumes at the facility resulting from Jackalope placing the Bucking Horse processing plant in service in 2015.

Storage and Transportation

EBITDA for our storage and transportation segment decreased by approximately $19 million for the three months ended March 31, 2016 compared to the same period in 2015, primarily due to a $13.7 million goodwill impairment recorded related to our COLT Hub operations. For a further discussion of this goodwill impairment, see “Critical Accounting Estimates” above and Item 1. Financial Statements, Note 2.

Also contributing to the decrease in our storage and transportation segment’s EBITDA were lower revenues of approximately $7.8 million, partially offset by lower costs of product/services sold of $2.4 million during the three months ended March 31, 2016 compared to the same period in 2015. This net decrease primarily resulted from lower rail loading volumes at our COLT Hub that resulted from narrowed crude oil locational differences during the quarter and two rail loading contracts that expired in late 2015. In addition, we experienced a $2.4 million decrease in revenues and $0.6 million costs of product/services sold related to our Northeast storage and transportation operations due to warmer weather during the three months ended March 31, 2016 compared to the same period in 2015.

We also experienced higher operations and maintenance expense of approximately $0.8 million during the three months ended March 31, 2016 compared to the same period in 2015, primarily due to the expansion of our COLT Hub facilities in 2015.

Marketing, Supply and Logistics

EBITDA for our marketing, supply and logistics segment decreased by approximately $93.8 million for the three months ended March 31, 2016 compared to the same period in 2015, primarily due goodwill impairments of approximately $87.4 million related to our supply and logistics, storage and terminals and trucking operations. For a further discussion of these impairments, see “Critical Accounting Estimates” above and Item 1. Financial Statements, Note 2.

Also contributing to the decrease in our marketing, supply and logistics segment’s EBITDA was decrease in revenues of approximately $86.7 million, partially offset by lower costs of product/services sold of approximately $77.0 million. These revenue and costs of product/services sold decreases were primarily driven by our NGL terminalling, supply and logistics operations, and include a gain on our commodity-based derivative contracts of approximately $1.2 million during the three months ended March 31, 2016 and a loss on our commodity-based derivative contracts of approximately $2.9 million during the three months ended March 31, 2015.

Revenues from our NGL terminalling, supply and logistics operations decreased by $97.1 million during the three months ended March 31, 2016 compared to the same period in 2015, compared to a decrease of $88.7 million in its costs of product/services sold period over period. These decreases were driven by declines in demand for propane and butane resulting from lower commodity prices and warmer weather during the three months ended March 31, 2016 compared to the same period in 2015, which reduced our opportunities to capture incremental demand and margin opportunities in these operations.

Partially offsetting the decrease in revenues and costs of product/services sold from our NGL terminalling, supply and logistics operations describe above, was a $13.2 million increase in revenue from our crude marketing operations during the three months ended March 31, 2016 compared to the same period in 2015, and a $13.4 million increase in costs of product/services sold period over period. These increases were driven by higher crude marketing volumes, partially offset by lower commodity prices.

Our marketing, supply and logistics segment’s operations and maintenance expense decreased by $3.3 million during the three months ended March 31, 2016 compared to the same period in 2015, primarily due to our cost-savings initiative implemented in 2015.

Other EBITDA Results

General and Administrative Expenses. As discussed in Item 1. Financial Statements, Note 12, our corporate operations include all general and administrative expenses that are not allocated to our reporting segments, however such expenses impact our consolidated EBITDA.

Crestwood Equity’s and Crestwood Midstream’s general and administrative expenses decreased by approximately $4.5 million and $3.4 million, respectively, primarily due to the cost-savings initiative implemented in 2015.

Net Income Attributable to Non-Controlling Partners. The decrease in Crestwood Equity’s net income attributable to non-controlling partners was due primarily to Crestwood Midstream becoming a wholly-owned subsidiary of Crestwood Equity as a result of the Simplification Merger on September 30, 2015. See Item 1. Financial Statements, Note 9 for further detail of Crestwood Equity’s net income attributable to non-controlling partners.

Items not affecting EBITDA include the following:

Depreciation, Amortization and Accretion Expense - During the three ended March 31, 2016, our depreciation, amortization and accretion expense decreased compared to the same period in 2015, primarily due to a reduction in the carrying value of certain of our assets as a result of impairments of our property, plant and equipment and intangible assets recorded during 2015.

Interest and Debt Expense, Net—Crestwood Midstream’s interest and debt expense, net increased by approximately $6.2 million during the three ended March 31, 2016 compared to the same period in 2015, primarily due to the issuance of its 2023 Senior Notes in March 2015 and higher outstanding balances on its credit facility. Crestwood Equity’s interest and debt expense, net increased by approximately $2.5 million during the three months ended March 31, 2016 compared to the same period in 2015, due to the factors discussed above for Crestwood Midstream, partially offset by the repayment of its credit facility and senior notes in 2015.

The following table provides a summary of interest and debt expense (in millions):

	Crestwood Equity		Crestwood Midstream
	Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2016	2015
Credit facilities	$7.0	$7.3	$7.0	$4.3
Senior notes	27.7	24.6	27.7	24.4
Other debt-related costs	1.7	2.4	1.7	1.9

Gross interest and debt expense	36.4	34.3	36.4	30.6
Less: capitalized interest	0.3	0.7	0.3	0.7

Interest and debt expense, net	$36.1	$33.6	$36.1	$29.9

Liquidity and Sources of Capital

Crestwood Equity is a holding company that derives all of its operating cash flow from its operating subsidiaries. Our principal sources of liquidity include cash generated by operating activities from our subsidiaries and distributions from our joint venture investments, credit facilities, debt issuances, and sales of common and preferred units. Our operating subsidiaries use cash from their respective operations to fund their operating activities, maintenance and growth capital expenditures, and service their outstanding indebtedness. We believe our liquidity sources and operating cash flows are sufficient to address our future operating, debt service and capital requirements.

As described in Outlook and Trends above, we recently announced the formation of a joint venture with a subsidiary of Con Edison to own and further develop our natural gas storage and transportation operations in the northeast. We anticipate that the contribution of the NE S&T assets to Stagecoach Gas will result in the distribution of approximately $945 million of net cash proceeds to us in the second quarter of 2016, and approximately $30 million of net proceeds being distributed to us after we contribute Crestwood Pipeline East LLC to Stagecoach Gas within the next year. The proceeds will be utilized to retire our indebtedness, which will substantially reduce our financial leverage and improve our liquidity. In conjunction with these matters, Crestwood Equity declared a quarterly distribution of $0.60 per common unit for the first quarter of 2016 (or $2.40 per common unit annually), a 56% reduction of the distribution compared to the same period in 2015. This distribution reduction increases our ability to further retire indebtedness to strengthen our balance sheet, and to reinvest capital in our business (including expansions and new growth projects). We believe that the reduction of our indebtedness and reduction of our distributions will provide us with ample liquidity to address our future operating, debt service and capital requirements without accessing the capital markets in the near future. We also believe that our operating cash flows will well exceed our quarterly distributions at the current reduced level throughout 2016.

As of March 31, 2015, Crestwood Midstream had $268.2 million of available capacity under its credit facility considering the most restrictive debt covenants in its credit agreement. As further described in Item 1. Financial Statements, Note 14, Crestwood Midstream amended its credit facility in April 2016 to, among other things, facilitate the announced joint venture with Con Edison and retire indebtedness with the proceeds thereof. Additional information about the amendment is available on the Form 8-K filed by each of Crestwood Equity and Crestwood Midstream on April 22, 2016.

We may from time to time seek to retire or purchase our outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, tender offers or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. As of March 31, 2016, Crestwood Midstream was in compliance with all of its debt covenants applicable to the Crestwood Midstream credit facility and its senior notes.

Cash Flows

The following table provides a summary of Crestwood Equity’s cash flows by category (in millions):

	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$134.3	$156.6
Net cash used in investing activities	(60.3)	(65.2)
Net cash used in financing activities	(73.4)	(32.5)

Operating Activities

Our operating cash flows decreased approximately $22.3 million during the three months ended March 31, 2016 compared to the same period in 2015 primarily due to a $195.5 million decrease in operating revenues primarily from our gathering and processing and marketing, supply and logistics segments’ operations described above, partially offset by lower costs of product/services sold of approximately $166.3 million primarily due to the effect of lower commodity prices on our gathering and processing and marketing, supply and logistics segments’ operations described above. In addition, we experienced lower operations and maintenance and general and administrative expenses of approximately $13.3 million primarily due to our cost-savings initiatives implemented during 2015.

Investing Activities

The energy midstream business is capital intensive, requiring significant investments for the acquisition or development of new facilities. We categorize our capital expenditures as either:

•	growth capital expenditures, which are made to construct additional assets, expand and upgrade existing systems, or acquire additional assets; or

•	maintenance capital expenditures, which are made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets, extend their useful lives or comply with regulatory requirements.

The following table summarizes our capital expenditures for the three months ended March 31, 2016 (in millions). We have identified additional growth capital project opportunities for each of our reporting segments. We expect our 2016 capital expenditures to be limited to previously committed contractual projects around our existing asset footprint of approximately $50 million to $75 million in 2016. Additional commitments or expenditures will be made at our discretion, and any discontinuation of the construction of these projects will likely result in less future cash flows and earnings.

Growth capital	$45.2
Maintenance capital	4.5
Other (1)	5.9

Purchases of property, plant and equipment	55.6
Reimbursements of property, plant and equipment	(5.1)

Net	$50.5

(1)	Represents gross purchases of property, plant and equipment that are reimbursable by third parties.

In addition to our capital expenditures described in the table above, our cash flows from investing activities were also impacted by capital contributions of approximately $5.5 million and $18.1 million to our unconsolidated affiliates during the three months ended March 31, 2016 and 2015. For a further discussion of investments in our unconsolidated affiliates, see Item 1. Financial Statements, Note 4.

Financing Activities

Significant items impacting our financing activities during the three months ended March 31, 2016 and 2015, included the following:

Equity Transactions

•	Increase in distribution to partners of approximately $69.8 million during the three months ended March 31, 2016 compared to the same period in 2015 due to an increase in the number of limited partner units outstanding primarily due to the Simplification Merger; and

•	Decrease in distributions to non-controlling partners of approximately $70.5 million during the three months ended March 31, 2016 compared to the same period in 2015 primarily due to the Simplification Merger.

Debt Transactions

•	$643.8 million decrease in net repayments of amounts outstanding under our credit facilities primarily due to the repayment of our CEQP credit facility in 2015; partially offset by

•	$688.3 million net proceeds from Crestwood Midstream’s issuance of the 2023 Senior Notes in March 2015.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Our interest rate risk and commodity price and market risks are discussed in our 2015 Annual Report on Form 10-K and there have been no material changes in those exposures from December 31, 2015 to March 31, 2016. Below is an update of our credit risk related to two of our gathering and processing customers.

We continue to closely monitor our producer customer base since a majority of our customers in our gathering and processing segment and storage and transportation segment are either not rated by the major rating agencies or had below investment grade credit ratings. As noted in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, on April 6, 2016, Quicksilver sold its U.S. oil and gas assets to BlueStone. As a result of this sale, we no longer have any credit risk related to Quicksilver and Quicksilver has paid all final amounts billed to them.

In July 2015, Sabine Oil and Gas Corporation (Sabine), the primary customer of our gathering and processing operations in the Granite Wash, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The potential impact of Sabine’s bankruptcy on our G&P segment’s operations is not material.

Item 4.	Controls and Procedures

Disclosure Controls and Procedures

As of March 31, 2016, Crestwood Equity and Crestwood Midstream carried out an evaluation under the supervision and with the participation of their respective management, including the Chief Executive Officer and Chief Financial Officer of their General Partners, as to the effectiveness, design and operation of our disclosure controls and procedures (as defined in the Securities Exchange Act of 1934, as amended (Exchange Act) Rules 13a-15(e) and 15d-15(e)). Crestwood Equity and Crestwood Midstream maintain controls and procedures designed to provide reasonable assurance that information required to be disclosed in their respective reports that are filed or submitted under the Exchange Act of 1934, as amended, are recorded, processed, summarized and reported within the time periods specified by the rules and forms of the SEC, and that information is accumulated and communicated to their respective management, including the Chief Executive Officer and Chief Financial Officer of their General Partners, as appropriate, to allow timely decisions regarding required disclosure. Such management, including the Chief Executive Officer and Chief Financial Officer of their General Partners, do not expect that the disclosure controls and procedures or the internal controls will prevent and/or detect all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Crestwood Equity’s and Crestwood Midstream’s disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives and our Chief Executive Officer and Chief Financial Officer of their General Partners concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of March 31, 2016.

Changes in Internal Control over Financial Reporting

There were no changes to Crestwood Equity’s or Crestwood Midstream’s internal control over financial reporting during the three months ended March 31, 2016 that have materially affected, or are reasonably likely to materially affect Crestwood Equity’s or Crestwood Midstream’s internal control over financial reporting.

PART II – OTHER INFORMATION

Item 1.	Legal Proceedings

Part I, Item 1. Financial Statements, Note 10 to the Consolidated Financial Statements, of this Form 10-Q is incorporated herein by reference.

Item 1A.	Risk Factors

Our business faces many risks. Any of the risks discussed below or elsewhere in this Form 10-Q or our other SEC filings could have a material impact on our business, financial position or results of operations. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations. For a detailed discussion of the risk factors that should be understood by any investor contemplating investment in our common units, please refer to Part I, Item 1A. Risk Factors in our 2015 Annual Report on Form 10-K, as supplemented by the risk factors set forth below. There has been no material change in the risk factors set forth in our 2015 Annual Report on Form 10-K other than those set forth below.

Upon completion of the Stagecoach JV transaction, we will not have exclusive control over, and therefore may not be able to cause or prevent certain actions by, the Stagecoach JV.

In April 2016, Crestwood Northeast and CEQP entered into a definitive agreement to form a joint venture to own and further develop the NE S&T assets. Subject to customary closing conditions and purchase price adjustments, we will contribute to Stagecoach Gas the entities owning the NE S&T assets, CEGP will contribute $975 million in cash to Stagecoach Gas in exchange for a 50% equity interest in Stagecoach Gas, and Stagecoach Gas will distribute to Crestwood Northeast the net proceeds received from CEGP. The transaction is expected to be substantially completed in the second quarter of 2016, although there can be no assurance that the transaction will close or be completed in the expected timeframe or on the expected terms.

In connection with the initial closing of the Stagecoach JV transaction, the parties will amend and restate Stagecoach Gas’ limited liability company agreement (the “Company Agreement”), which will govern the rights and obligations of the Stagecoach JV members, distributions and the members’ respective capital contribution obligations. The Company Agreement will provide that each member is entitled to two directors, who will vote in accordance with their respective ownership interests. Certain actions to be taken by the Stagecoach JV will require the consent of its board of directors, including without limitation: (i) the incurrence of indebtedness; (ii) the sale, transfer, lease or disposition of assets or equity interests; (iii) approval or amendment of the annual budget; (iv) authorization of certain capital contributions; and (v) removal of the operator. Because the Stagecoach JV will have its own governing board of directors, it may be difficult or impossible for us to cause the Stagecoach JV to take actions that we believe would be in our or the joint venture’s best interests. Likewise, we may be unable to prevent certain actions of the Stagecoach JV.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Mine Safety Disclosures

Not applicable.

Item 5.	Other Information

None.

Item 6.	Exhibits

Exhibit Number	Description

2.1	Contribution Agreement, dated as of April 20, 2016, by and between Crestwood Pipeline and Storage Northeast LLC and Con Edison Gas Pipeline and Storage Northeast, LLC (incorporated by reference to Exhibit 2.1 to Crestwood Equity Partners LP’s Form 8-K filed on April 22, 2016)

3.1	Certificate of Limited Partnership of Inergy, L.P. (incorporated by reference to Exhibit 3.1 to Inergy, L.P.’s Registration Statement on Form S-1 filed on March 14, 2001)

3.2	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated by reference to Exhibit 3.1 to Inergy, L.P.’s Form 10-Q filed on May 12, 2003)

3.3	Amendment to the Certificate of Limited Partnership of Crestwood Equity Partners LP (the “Company”) (f/k/a Inergy, L.P.) dated as of October 7, 2013 (incorporated herein by reference to Exhibit 3.2 to Crestwood Equity Partners LP’s Form 8-K filed on October 10, 2013)

3.4	Certificate of Formation of Inergy GP, LLC (incorporated by reference to Exhibit 3.5 to Inergy, L.P.’s Registration Statement on Form S-1/A filed on May 7, 2001)

3.5	Certificate of Amendment of Crestwood Equity GP LLC (the “General Partner”) (f/k/a Inergy GP, LLC) dated as of October 7, 2013 (incorporated by reference to Exhibit 3.3A to Crestwood Equity Partners LP’s Form 10-Q filed on November 8, 2013)

3.6	First Amended and Restated Limited Liability Company Agreement of Inergy GP, LLC dated as of September 27, 2012 (incorporated by reference to Exhibit 3.1 to Inergy, L.P.’s Form 8-K filed on September 27, 2012)

3.7	Amendment No. 1 to the First Amended and Restated Limited Liability Company Agreement of the General Partner dated as of October 7, 2013 (incorporated by reference to Exhibit 3.4A to Crestwood Equity Partners LP’s Form 10-Q filed on November 8, 2013)

3.8	Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP dated as of April 11, 2014 (incorporated herein by reference to Exhibit 3.1 to Crestwood Equity Partners LP’s Form 8-K filed on April 11, 2014)

3.9	First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP entered into and effective as of September 30. 2015 (incorporated by reference to Exhibit 3.1 to Crestwood Equity Partner LP’s Form 8-K filed on October 1, 2015)

3.10	Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, dated as of September 30, 2015 (incorporated by reference to Exhibit 3.1 to Crestwood Midstream Partners LP’s Form 8-K filed on September 30, 2015)

3.11	Certificate of Formation of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.7 to Inergy Midstream, L.P.’s Form S-1/A filed on November 21, 2011)

3.12	Amended and Restated Limited Liability Company Agreement of NRGM GP, LLC, dated December 21, 2011 (incorporated herein by reference to Exhibit 3.2 to Inergy Midstream, L.P.’s Form 8-K filed on December 22, 2011)

3.13	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Crestwood Midstream GP LLC (f/k/a NRGM GP, LLC) (incorporated herein by reference to Exhibit 3.39 to Crestwood Midstream Partners LP’s Form S-4 filed on October 28, 2013)

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of March 4, 2016, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee, to the Indenture, dated as of December 7, 2012, relating to the 6.0% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to Crestwood Midstream Partners LP’s Form 8-K filed on March 7, 2016)

4.2	First Supplemental Indenture, dated as of March 4, 2016, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee, to the Indenture, dated as of November 8, 2013, relating to the 6.125% Senior Notes due 2022 (incorporated by reference to Exhibit 4.2 to Crestwood Midstream Partners LP’s Form 8-K filed on March 7, 2016)

4.3	First Supplemental Indenture, dated as of March 4, 2016, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee, to the Indenture, dated as of March 23, 2015, relating to the 6.25% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 to Crestwood Midstream Partners LP’s Form 8-K filed on March 7, 2016)

10.1	Guaranty, dated as of April 20, 2016, made by Crestwood Equity Partners LP in favor of Con Edison Gas Pipeline and Storage Northeast, LLC (incorporated by reference to Exhibit 10.1 to Crestwood Equity Partners LP’s Form 8-K filed on April 22, 2016)

10.2	Amendment to Amended and Restated Credit Agreement, dated as of April 20, 2016, among Crestwood Midstream Partners LP, as borrower, certain guarantors and financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to Crestwood Equity Partners LP’s Form 8-K filed on April 22, 2016)

*12.1	Computation of ratio of earnings to fixed charges—Crestwood Equity Partners LP

*12.2	Computation of ratio of earnings to fixed charges—Crestwood Midstream Partners LP

*31.1	Certification of Chief Executive Officer of Crestwood Equity Partners LP pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*31.2	Certification of Chief Financial Officer of Crestwood Equity Partners LP pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*31.3	Certification of Chief Executive Officer of Crestwood Midstream Partners LP pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*31.4	Certification of Chief Financial Officer of Crestwood Midstream Partners LP pursuant to Section 302 of the Sarbanes-Oxley Act of 2002—Crestwood Midstream Partners LP

*32.1	Certification of Chief Executive Officer of Crestwood Equity Partners LP pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*32.2	Certification of Chief Financial Officer of Crestwood Equity Partners LP pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*32.3	Certification of Chief Executive Officer of Crestwood Midstream Partners LP pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*32.4	Certification of Chief Financial Officer of Crestwood Midstream Partners LP pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

**101.INS	XBRL Instance Document

**101.SCH	XBRL Taxonomy Extension Schema Document

Exhibit Number	Description

**101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

**101.LAB	XBRL Taxonomy Extension Label Linkbase Document

**101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

**101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

*	Filed herewith
**	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	CRESTWOOD EQUITY GP LLC
(its general partner)

Date: May 6, 2016	By:	/s/ ROBERT T. HALPIN
Robert T. Halpin
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	CRESTWOOD MIDSTREAM GP LLC
(its general partner)

Date: May 6, 2016	By:	/s/ ROBERT T. HALPIN
Robert T. Halpin
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Annex E

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2016 (June 3, 2016)

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2016, Crestwood Pipeline and Storage Northeast LLC (“Crestwood Pipeline”), a Delaware limited liability company and wholly owned subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (“Crestwood Midstream”), and Con Edison Gas Pipeline and Storage Northeast, LLC (“CEGPS”), a New York limited liability company and wholly owned subsidiary of Consolidated Edison, Inc., a New York corporation, closed on certain transactions (the “Transactions”) contemplated by the previously announced Contribution Agreement dated April 20, 2016 (the “Contribution Agreement”). As contemplated by the Contribution Agreement, Crestwood Pipeline contributed to Stagecoach Gas Services LLC, a Delaware limited liability company (“Stagecoach”), (i) 100% of the equity interests in Stagecoach Pipeline & Storage Company, LLC, a New York limited liability company, Arlington Storage Company, LLC, a Delaware limited liability company, Crestwood Gas Marketing LLC, a Delaware limited liability company and Crestwood Storage Inc., a Delaware corporation, and (ii) 20% of the equity interests in Stagecoach Operating Services LLC, a Delaware limited liability company. CEGPS contributed to Stagecoach approximately $944.5 million (the “Initial CEGPS Contribution”) in exchange for a 50% equity interest in Stagecoach. Stagecoach thereafter distributed to Crestwood Pipeline an amount in cash equal to the Initial CEGPS Contribution.

Stagecoach LLC Agreement

In connection with the initial closing of the Transactions (the “Initial Closing”), on June 3, 2016, the parties amended and restated Stagecoach’s limited liability company agreement (the “Company Agreement”). The Company Agreement governs the rights and obligations of the Stagecoach members, distributions and the members’ respective capital contribution obligations. The Company Agreement provides that each member is entitled to appoint two directors, who will vote in accordance with their respective ownership interests. Certain actions to be taken by Stagecoach will require the consent of the board of directors, including, without limitation, the incurrence of indebtedness; the sale, transfer, lease or disposition of assets or equity interests; approval or amendment of the annual budget; authorization of certain capital contributions; and removal of the operator. Among other things, the Company Agreement provides that (i) CEGPS will receive a disproportionate share of the cash distributions made by Stagecoach during the first three years following the Initial Closing, and (ii) capital contributions will be required by the Stagecoach members based on their ownership interests.

The foregoing description of the Company Agreement is summary in nature and is qualified in its entirety by reference to the Company Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this Item 2.01 is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 6, 2016, Crestwood Equity Partners LP issued a press release announcing the Initial Closing. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On June 3, 2016, Crestwood Midstream settled the previously announced cash tender offers that were accepted for purchase by Crestwood Midstream. Crestwood Midstream repurchased $161,242,000 aggregate principal amount of the 6.000% Senior Notes due 2020 and $163,564,000 aggregate principal amount of the 6.125% Senior Notes due 2022 for an aggregate purchase price of $312,000,800, plus accrued interest. The settlement of the tendered notes completes Crestwood Midstream’s tender offer process. The $154,489,000 aggregate principal amount of the 6.250% Senior Notes due 2023 that were not accepted for repurchase by Crestwood Midstream have been returned to the holders.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information of Crestwood Midstream Partners LP giving effect to the transactions described under Item 1.01 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference, including:

•	Introduction

•	Unaudited pro forma condensed consolidated balance sheet as of March 31, 2016

•	Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2016 and for the year ended December 31, 2015

•	Notes to unaudited pro forma condensed consolidated financial statements

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Limited Liability Company Agreement of Stagecoach Gas Services LLC dated as of June 3, 2016.

99.1	Press release dated June 6, 2016.

99.2	Crestwood Midstream Partners LP Unaudited Pro Forma Condensed Consolidated Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Midstream GP LLC,
its General Partner

Date: June 8, 2016	By:	/s/ Robert T. Halpin
Robert T. Halpin
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Limited Liability Company Agreement of Stagecoach Gas Services LLC dated as of June 3, 2016.

99.1	Press release dated June 6, 2016.

99.2	Crestwood Midstream Partners LP Unaudited Pro Forma Condensed Consolidated Financial Statements.

Exhibit 10.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STAGECOACH GAS SERVICES LLC

A Delaware Limited Liability Company

June 3, 2016

The holders of the Membership Interests represented by this Agreement acknowledge for the benefit of Stagecoach Gas Services LLC that the Membership Interests may not be sold, offered, resold, pledged or otherwise transferred if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (b) terminate the existence or qualification of Stagecoach Gas Services LLC under the laws of the State of Delaware, (c) cause Stagecoach Gas Services LLC to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (d) violate the other restrictions on transfer set forth herein.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STAGECOACH GAS SERVICES LLC

A Delaware Limited Liability Company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of STAGECOACH GAS SERVICES LLC (the “Company”), dated as of June 3, 2016 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by Crestwood Pipeline and Storage Northeast LLC, a Delaware limited liability company, and its successors and permitted assigns (“Crestwood”), and Con Edison Gas Pipeline and Storage Northeast, LLC, a New York limited liability company, and its successors and permitted assigns (“CEGPS”). Crestwood and CEGPS are hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the name of the Company is “STAGECOACH GAS SERVICES LLC”;

WHEREAS, the Company was formed as a Delaware limited liability company by the filing of a Certificate of Formation (as it may be amended or restated from time to time, the “Certificate of Formation”) on April 14, 2016, with the Secretary of State of the State of Delaware pursuant to the Delaware Act (as defined herein);

WHEREAS, on April 14, 2016 Crestwood entered into the Limited Liability Company Agreement of the Company (the “Prior Agreement”);

WHEREAS, on April 20, 2016, CEGPS and Crestwood entered into that certain Contribution Agreement (the “Contribution Agreement”) relating to the formation and capitalization of the Company; and

WHEREAS, the Initial Closing under the Contribution Agreement is occurring concurrently with the execution and delivery hereof, and the Parties desire to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Additional Contribution” means any Expansion Contribution, Ordinary Course Contribution, or Extraordinary Contribution.

“Additional Contribution Loan” has the meaning given such term in Section 6.03(a).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affected Member” has the meaning given such term in Section 5.03(a).

“Affected Interest” has the meaning given such term in Section 5.03(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question; provided, however, that for purposes of this Agreement, (a) neither Member (nor any of its other Affiliates) shall be deemed to be an Affiliate of the Company and its Subsidiaries, and (b) neither Company nor any of its Subsidiaries shall be deemed to be an Affiliate of either Member (or any of its other Affiliates).

“Affiliate Transaction” has the meaning given such term in Section 8.04(c)(i).

“Aggregate Tax Rate” has the meaning given such term in Section 4.01(b)(i)(A)(2).

“Agreement” has the meaning given such term in the introductory paragraph, as the same may be amended from time to time.

“Allocation Year” means (a) the Company’s taxable year for U.S. federal income tax purposes, or (b) any portion of the period described in clause (a) for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss or deduction for U.S. federal income tax purposes.

“Alternate Director” means any person designated by a Member to act in place of one or more such Member’s designated Directors.

“Annual Budget” means a budget covering the operations of the Company and its Subsidiaries for a calendar year, setting forth reasonable line item detail regarding anticipated revenues and expenditures, including: (a) forecasted revenues; (b) estimated operating expenditures; (c) estimated capital expenditures; (d) proposed financing plans for such expenditures; and (e) such other items as the Board may deem appropriate.

“Appraisal Notice” has the meaning given such term in Section 5.03(b).

“Appraised Value” has the meaning given such term in Section 5.03(b).

“Approved Credit Support” means each guarantee, letter of credit, surety, performance or other bond, cash or other collateral or similar credit support arrangement issued or posted by or for the account of a Member or any of its Affiliates to support the operations and obligations of the Company or any of its Subsidiaries, to the extent such credit support arrangement is (a) set forth on Exhibit G attached hereto or (b) approved by the Board.

“Available Cash” means, with respect to any Quarter ending prior to a Dissolution Event:

(a) the sum of all cash and cash equivalents of the Company and its Subsidiaries on hand on the date of the determination of Available Cash for such Quarter, less

(b) the amount of any cash reserves that are established by the Board for (i) the proper conduct of the business of the Company through the following Quarter (excluding reserves for future capital expenditures, other than maintenance capital expenditures), as set forth in the then-effective Initial Budget or Annual Budget, and (ii) Emergency Expenditures for Emergencies which have occurred.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which a Dissolution Event occurs and any subsequent Quarter shall equal zero.

“Bankrupt” or “Bankruptcy Event” means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any applicable law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any applicable law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and ninety (90) days have expired without the appointment’s having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Baseline Ownership Percentages” means the Ownership Percentages of the Members, determined prior to giving effect to Section 7.01(c).

“Board” means the board of directors of the Company.

“Budget Act” means Section 1101 of the Bipartisan Budget Act of 2015.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Calculation Period” means the period beginning on the Effective Date and ending on December 31, 2020.

“Call Exercise Notice” has the meaning given such term in Section 10.03(c).

“Capital Account” means the capital account determined and maintained for each Member in accordance with Sections 6.06, 7.02 and 7.03.

“Capital Call” has the meaning given such term in Section 6.02(d).

“Capital Contribution” means any cash, cash equivalents or the net fair market value of contributed property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member.

“CEGPS” has the meaning given such term in the introductory paragraph.

“CEGPS Growth Project EBITDA” means the sum of the following monthly calculations for all months during the Calculation Period: Growth Project EBITDA for the month multiplied by the Ownership Percentage of CEGPS for such month, after giving effect to any adjustments to Ownership Percentages set forth in Section 7.01(c).

“CEGPS Indemnified Party” has the meaning given such term in the Contribution Agreement.

“CEGPS Required Payment” has the meaning given such term in Section 7.07(b).

“CEQP” means Crestwood Equity Partners LP, a Delaware limited partnership.

“CEQP Entity” means any Affiliate of CEQP (which shall in any event, subject to the following exception, include Crestwood and its Affiliates), except for the Company and any of the Contributed Entities.

“Certificate of Formation” has the meaning given such term in the Recitals.

“Certified Public Accountants” means an independent public accounting firm registered with the Public Company Accounting Oversight Board selected from time to time by the Board.

“Change in Control” means, with respect to any Member, (a) any event or occurrence following which the Member Parent of such Member (determined immediately prior to such event or occurrence) either (or both) no longer (i) owns, directly or indirectly, at least twenty percent (20%) of the Economic Interests of such Member or (ii) Controls such Member; provided, that for purposes of this clause (a) only, a registered initial public offering on Form S-1 (or any successor form) under the Securities Act following the date an applicable Member becomes a Member, and any subsequent registered public offering under the Securities Act, of the Equity Interests of an Intermediate Member Parent that results in an Intermediate Member Parent of a Member becoming the Member Parent of such Member shall not constitute a Change in Control of such Member; or (b) a Foreclosure Transfer. For the avoidance of doubt, a Transfer or other disposition of Equity Interests in ConEdison, CEQP, or any other Member Parent, in each case other than pursuant to a Foreclosure Transfer, shall not constitute a Change in Control of any Member.

“Change in Control Notice” has the meaning given such term in Section 5.03(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Affairs Committee” has the meaning given such term in Section 8.09(a).

“Committee” has the meaning given such term in Section 8.09(a).

“Company” has the meaning given such term in the introductory paragraph.

“Company Support Instruments” has the meaning given such term in Section 6.08(b).

“Company Minimum Gain” means the amount of “partnership minimum gain” determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“ConEdison” means Consolidated Edison, Inc., a New York corporation.

“Confidential Information” means information and data (including all copies thereof) that (a) is furnished or submitted by any of the Members, their Affiliates, the Operator, or the Company or any of its Subsidiaries, whether oral, written, or electronic, to the Board, the other Members, their Affiliates, or the Operator in connection with this Agreement, or (b) relates to the properties, facilities, equipment, agreements, business or affairs of the Company or any of its Subsidiaries, including in each case (but without limitation) market evaluations, market proposals, service designs and pricing, system design, cost estimating, identification of permits, strategic plans, legal documents, environmental studies and requirements, public and governmental relations planning, identification of regulatory issues and development of related strategies, legal analysis and documentation, financial planning, and natural gas reserves and deliverability data. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:

(a) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement;

(b) is made available to a Member or its Affiliates from a source, which, to such Member’s or its Affiliate’s knowledge, is not prohibited from disclosing such information to such Member or its Affiliates by a legal, contractual or fiduciary obligation owed to the Company or any of its Subsidiaries;

(c) as to any Member or its Affiliates, was in the possession of such Member or its Affiliates (as evidenced by its written records) prior to the time of its disclosure and not subject to a separate confidentiality restriction or other legal, contractual or fiduciary obligation; or

(d) has been independently acquired or developed by a Member or its Affiliates without use of any Confidential Information.

“Continuing Support Obligation” has the meaning given such term in Section 6.08(c).

“Contributed Entities” means (a) prior to the Second Closing, the Initial Contributed Entities, and (b) from and after the Second Closing, the Initial Contributed Entities and Crestwood Pipeline East.

“Contributing Member” has the meaning given such term in Section 6.03(a).

“Contribution Agreement” has the meaning given such term in the Recitals.

“Contribution Date” has the meaning given such term in Section 6.02(d).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise. Without limiting the foregoing:

(a) the right to exercise fifty percent (50%) or more of the voting power of the Voting Securities of a Person shall be deemed to constitute Control of such Person;

(b) with respect to any Person the Voting Securities of which are publicly traded, the right to exercise twenty percent (20%) or more of the voting power of such Voting Securities shall be deemed to constitute Control of such Person unless (i) the holder of such voting power disclaims, in any filing with the Securities and Exchange Commission, an intent to influence control of such Person, or (ii) any other Person (collectively with its Affiliates) that is not Controlled by the holder of such voting power holds the right to exercise a higher percentage of the voting power of such Voting Securities, unless such other Person disclaims, in any filing with the Securities and Exchange Commission, an intent to influence control of the issuer; and

(c) legal or beneficial ownership of fifty percent (50%) or more of the general partnership interests of a partnership (whether general or limited) shall constitute Control of such partnership.

“Crestwood” has the meaning given such term in the introductory paragraph.

“Crestwood Midstream” means Crestwood Midstream Operations LLC, a Delaware limited liability company.

“Crestwood Pipeline East” means Crestwood Pipeline East LLC, a Delaware limited liability company.

“Crestwood Required Payment” has the meaning given such term in Section 7.07(a).

“Damage Amount” has the meaning given such term in Section 4.01(b)(i)(A).

“Deadlock” has the meaning given such term in Section 8.04(d)(i).

“Deadlock Notice” has the meaning given such term in Section 8.04(d)(i).

“Default Rate” means a rate per annum equal to the Prime Rate as set forth in the Wall Street Journal from time to time, plus four percent (4%).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Delaware Courts” has the meaning given such term in Section 16.10(b).

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except (i) if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year and such difference is being eliminated by use of the “remedial allocation method” as defined in Regulations Section 1.704-3(d), Depreciation for such period shall be the amount of book basis recovered for such period under the rules prescribed in Regulations Section 1.704-3(d) and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Director” or “Directors” has the meaning given such term in Section 8.02(a).

“Dispute Response” has the meaning given such term in Section 8.04(d)(i).

“Disputed Amounts” has the meaning given such term in Section 7.09(d).

“Dissolution Event” means an event of dissolution of the Company pursuant to Section 15.01.

“Economic Interest” means a Member’s right to share in the profits, losses or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote, consent or otherwise participate in the management of the Company, the right to designate Directors or attend (or be counted for purposes of a quorum at) meetings of the Board (including through its designees) or Members, or, except as specifically provided in this Agreement or required under the Delaware Act, any right to information concerning the business and affairs of the Company.

“Effective Date” has the meaning given such term in the introductory paragraph.

“Emergency” means a sudden and unexpected event that (a) causes, or risks causing, damage or injury to any Person, property or the environment or material violation of applicable law in respect of health, safety or the environment and (b) is of such a nature that (i) responding through normal operation and maintenance procedures would be insufficient to address the potential harm caused by such an event and (ii) obtaining the decision of the Board with respect thereto prior to the time by which a response prudently should be commenced would be impracticable.

“Emergency Expenditures” means expenditures which are reasonably necessary to be expended in order to mitigate or remedy an Emergency.

“Encumbrances” means pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, leases, easements, covenants, options, rights of first refusal or offer, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

“Equity Interests” means all shares, participations, capital stock, partnership or limited liability company interests, units, participations or similar equity interests issued by any Person (including the right to participate in the management and business and affairs or otherwise control such Person), however designated.

“Excess Additional Contribution” has the meaning given such term in Section 6.03(a).

“Excess Distributions” means, with respect to CEGPS, an amount equal to the product of (a) two (2) times (b) the cumulative distributions received by CEGPS pursuant to Section 7.01(b) in excess of its Baseline Ownership Percentage of the aggregate distributions made to the Members pursuant to Section 7.01(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expansion Contributions” has the meaning given such term in Section 6.02(a).

“Extraordinary Contributions” has the meaning given such term in Section 6.02(b).

“Fair Market Value” means, with respect to the Affected Interest or any New Interests to be sold in accordance with Section 6.03(e), the fair market value that a willing buyer would pay a willing seller for such Affected Interest or New Interests, as applicable, with neither such buyer nor such seller under any compulsion to transact, using an appropriate and generally accepted valuation method.

“FERC” means the United States Federal Energy Regulatory Commission.

“Finalization Date” has the meaning given such term in Section 7.09(e)(i)(A).

“Foreclosure Transfer” means, with respect to any Member, (a) any direct Transfer of Equity Interests of such Member or the Membership Interests held by such Member or (b) any event or occurrence that causes the Member Parent (determined immediately prior to such event or occurrence) of such Member to cease being the Member Parent of such Member as a result of any direct or indirect Transfer of Equity Interests, or (c) any direct Transfer of Equity Interests in such Member’s Member Parent, in each case of the foregoing (a), (b) or (c), to one or more lenders or other creditors in connection with, or in lieu of, the foreclosure by any such lender or other creditor of an Encumbrance on such Equity Interests or any Bankruptcy Event.

“Foreclosure Transferee” has the meaning given such term in Section 4.02(f).

“Foreclosure Transferor” has the meaning given such term in Section 4.02(f).

“Former Member” has the meaning given such term in Section 6.08(b).

“GAAP” means United States generally accepted accounting principles, as amended from time to time.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as determined by the contributing Member and the Board, in a manner that is consistent with Section 7701(g) of the Code; provided that the initial Gross Asset Value of the Initial Contributed Entities and 20% of the membership interest Newco Service Company shall be equal to the product of (i) two (2) times (ii) the amount of the Initial CEGPS Contribution, as such amount may be adjusted pursuant to the Contribution Agreement, and the initial Gross Asset Value of the membership interests in Crestwood Pipeline East shall be equal to the product of (i) two (2) times (ii) the amount of the Second CEGPS Contribution, as such amount may be adjusted pursuant to the Contribution Agreement;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, in a manner that is consistent with Section 7701(g) of the Code, as of the following times: (i) the acquisition of additional Membership Interests by any new or existing Member in exchange for more than a de minimis Capital Contribution or for the provision of services; (ii) the distribution by the Company to a Member of more than a de minimis amount of property other than money as consideration for Membership Interests; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution; and

(d) The Gross Asset Values of any Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and the definition of Capital Account hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Board determines that an adjustment pursuant to the foregoing subparagraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to the foregoing subparagraphs (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Growth Project” means (a) any capital asset expansion or capital asset enhancement which increases the commercial operating capacity of the Company’s or its Subsidiaries’ pre-existing operations (measured immediately prior to completion of such expansion or enhancement), (b) any greenfield project of the Company or its Subsidiaries, or (c) any Identified Growth Project, in each case, that (i) is approved by the Board, (ii) has not previously reached the point of commercial operation as of the Initial Closing, (iii) is made to increase the long-term operating capacity or asset base of the Company and its Subsidiaries, (iv) for which the Company or its Subsidiaries initially enter into only fee-based contracts with customers for terms approved by the Board, and (v) has an approved budget of $5 million or more. For the avoidance of doubt and notwithstanding anything in the foregoing to the contrary, in no event shall operating or maintenance expenditures (including capital expenditures in connection therewith) or any assets acquired or built with such expenditures be considered as Growth Projects.

“Growth Project EBITDA” means, for the Calculation Period, and to the extent solely attributable to Growth Projects:

(a) the Net Income;

(b) increased (without duplication) by the following items to the extent deducted in calculating such Net Income:

(i) interest expense; plus

(ii) income taxes; plus

(iii) depreciation expense; plus

(iv) amortization expense; plus

(v) non-cash expenses, charges and losses, including, without limitation, (A) non-cash compensation charges or expenses, (B) non-cash losses incurred on hedging agreements, (C) non-cash foreign currency losses and (D) non-cash lease accretion expenses; plus

(vi) any other extraordinary or non-recurring charges, expenses and losses (including, without limitation, arising on account of changes in accounting principles); plus

(vii) any non-recurring cash expenses relating to investments (excluding, for the avoidance of doubt, the principal amount or purchase price thereof) to the extent funded by a designated equity contribution from a member of Newco; and

(c) decreased (without duplication) by the following items to the extent included in calculating Net Income:

(i) non-cash income and gains, including, without limitation, (A) non-cash compensation gains, (B) non-cash gains incurred on hedging agreements and (C) non-cash foreign currency gains; plus

(ii) any other extraordinary or non-recurring income and gains (including, without limitation, arising on account of changes in accounting principles).

“Growth Project EBITDA Dispute Notice” has the meaning given such term in Section 7.09(c).

“Growth Project EBITDA Incentive Amount” has the meaning given such term in Section 7.09(e)(ii).

“Growth Project EBITDA Shortfall Amount” has the meaning given such term in Section 7.09(e)(i).

“Growth Project EBITDA Statement” has the meaning given such term in Section 7.09(a).

“Growth Project EBITDA Target” means $57,000,000 of Growth Project EBITDA.

“Growth Project EBITDA Threshold” means $171,000,000 of Growth Project EBITDA.

“Hedge Contract” means any (a) interest, commodity or currency rate or exchange protection contracts or transactions, (b) hedges, futures, swaps, collars, puts, calls, floors, caps, options or similar derivative products or instruments or (c) other contracts or transactions that are intended to benefit from or reduce or eliminate the risk of fluctuations in interest rates, currencies or the price of commodities or any derivatives thereof, in each case, in any form (financial or physical).

“Identified Growth Project” means the potential projects listed on Exhibit F.

“Included Return” has the meaning given such term in Section 13.04.

“Including Member” has the meaning given such term in Section 13.04.

“Indebtedness” means, with respect to any Person, (a) all liabilities and obligations of such Person for borrowed money, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) all obligations of such Person evidenced by bonds, debentures, notes or other instruments or debt securities, or by warrants or other rights to acquire any debt instruments or debt securities of such Person (other than surety, appeal, or performance bonds issued by third parties to the extent that such bonds do not constitute or result in the incurrence of reimbursement or indemnity obligations payable by such Person); (c) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than trade payables or accruals incurred in the ordinary course of business); (d) all capitalized lease, leveraged lease, or synthetic lease obligations of such Person; (e) obligations of such Person under any Hedge Contract; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; and (g) indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) secured by any Encumbrance on or in respect of any property of such Person.

“Indemnitee” means (a) any Member, in its capacity as a member of the Company (and, in relation to the foregoing, any Affiliate of such Member), (b) any Person who is or was a director, officer, fiduciary, trustee, manager or managing member of the Company or any Subsidiary of the Company, or of any employee benefit plan of the Company or of any of its Subsidiaries, or (c) any Person the Board designates as an “Indemnitee” for purposes of this Agreement.

“Independent Accountants” has the meaning given such term in Section 7.09(d).

“Initial Budget” has the meaning given such term in Section 10.01.

“Initial CEGPS Contribution” means CEGPS’s cash contribution to the Company upon the Initial Closing, as such amount may be adjusted pursuant to the Contribution Agreement.

“Initial Closing” has the meaning given such term in the Contribution Agreement.

“Initial Contributed Entities” means (a) Stagecoach Pipeline & Storage Company, LLC, a New York limited liability company, (b) Arlington Storage Company, LLC, a Delaware limited liability company, (c) Crestwood Gas Marketing LLC, a Delaware limited liability company, and (d) Crestwood Storage Inc., a Delaware corporation.

“Initial Crestwood Contribution” means Crestwood’s contribution to the Company of the Equity Interests in the Initial Contributed Entities and 20% of the Equity Interests in Newco Service Company upon the Initial Closing, which contribution will be deemed to have a fair market value equal to the amount of the Initial CEGPS Contribution, as such amount may be adjusted pursuant to the Contribution Agreement.

“Initial Operator” means Crestwood Midstream.

“Interested Member” has the meaning given such term in Section 8.04(c)(i).

“Intermediate Member Parent” means, with respect to any Member, any Person that Controls such Member and is Controlled by such Member’s Member Parent.

“Key Employees” has the meaning given such term in Section 10.03(e).

“Liquidator” has the meaning given such term in Section 15.02.

“Majority Interest” means, at any given time, Membership Interests representing more than 50% of the Ownership Percentages then outstanding.

“Management Agreement” has the meaning given such term in Section 10.02(a).

“Management Committee” has the meaning given such term in Section 8.09(a).

“Member” means any Person executing this Agreement as of the Effective Date as a member of the Company or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member of the Company.

“Member Governance Provisions” has the meaning given such term in Section 16.13(a).

“Member Indemnitee” has the meaning given such term in Section 12.04.

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” set forth in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

“Member Parent” means (a) in the case of Crestwood, CEQP, unless and until CEQP either (or both) no longer (i) owns, directly or indirectly, at least twenty percent (20%) of the Economic Interests of Crestwood or (ii) Controls Crestwood; (b) in the case of CEGPS, ConEdison, unless and until ConEdison either (or both) no longer (i) owns, directly or indirectly, at least twenty percent (20%) of the Economic Interests of CEGPS or (ii) Controls CEGPS; and (c) in the case of any Member (including Crestwood, but only if CEQP is no longer Crestwood’s Member Parent, and including CEGPS, but only if ConEdison is no longer CEGPS’s Member Parent), the Person that (i) owns, directly or indirectly, at least twenty percent (20%) of the Economic Interests of such Member, (ii) Controls such Member, and (iii) is not Controlled by any other Person that also owns, directly or indirectly, at least twenty percent (20%) of the Economic Interests of such Person. For the avoidance of doubt if no Person satisfies (a), (b) or (c) of this definition, with respect to ownership and Control of a Member, such Member shall be its own Member Parent.

“Membership Interest” means the ownership interest of a Member in the Company, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

“Midstream Activities” means the gathering, compression, transportation, storage, or transmission of natural gas, including constructing, owning, maintaining, and operating gathering systems, pipelines, storage facilities and other assets related thereto.

“Net Income” means, for any period, the net income (or loss) attributable to the Growth Projects on a consolidated basis determined in conformity with GAAP.

“Net Present Value” means, as of the date of determination, an amount calculated, taking into account the timing of any payments and the applicable discount rate set forth in the applicable provision of this Agreement, using the “XNPV” function in Microsoft Office Excel version 10 or the same function in any subsequent version of Microsoft Office Excel.

“New Interests” means any (a) Membership Interests issued or to be issued by the Company after the Effective Date or (b) any other Equity Interests issued or to be issued by the Company or any of its Subsidiaries after the Effective Date; provided, that the term “New Interests” shall not include any such Membership Interests issued or to be issued (v) in connection with any merger, consolidation, acquisition or any similar transaction or any reorganization or recapitalization in each case when Membership Interests are issued for or in respect of previously outstanding Membership Interests, (w) to the selling Persons in connection with the acquisition by the Company of a Person; provided, that such Membership Interests or other Equity Interests are issued as consideration for such acquisition (including issuances to management or employees of such Person in connection with such acquisition), (x) in any public offering, (y) as compensation to employees, officers or consultants of the Company or any Subsidiary of the Company, (z) in connection with the exercise of any options, rights, or warrants to acquire Membership Interests, or any appreciation rights relating to Membership Interests; provided that any such transaction described in the foregoing clauses (v) through (z) is approved in accordance with this Agreement.

“New Interests Notice” has the meaning set forth in Section 6.04(b).

“Newco Employees” means employees of Newco Service Company.

“Newco Service Company” means Stagecoach Operating Services LLC, a Delaware limited liability company.

“Newco Service Company LLC Agreement” has the meaning given such term in Section 10.03(a).

“Non-Contributing Member” has the meaning given such term in Section 6.03(a).

“Non-Subscribing Member” has the meaning given such term in Section 6.04(d).

“Non-Terminating Member” has the meaning given such term in Section 4.01(b)(i).

“Nonincluding Member” has the meaning given such term in Section 13.04.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.7521(a)(2).

“Operating Committee” has the meaning given such term in Section 8.09(a).

“Operator” means the Initial Operator or a replacement Operator that is approved under the terms hereof.

“Ordinary Course Contributions” has the meaning given such term in Section 6.02(a).

“Ownership Percentage” shall mean, with respect to a Member, the percentage set forth on Exhibit A hereto, as such percentage is adjusted from time to time as required or permitted by the provisions of this Agreement.

“Permitted Transfer” means:

(a) With respect to any Member, a direct or indirect Transfer by such Member of all of its Membership Interest to its Member Parent or to a Subsidiary of its Member Parent; provided that the foregoing shall not limit any provisions hereof relating to a Change in Control of a Member;

(b) any direct or indirect Transfer consented to by all of the Members, including any written waiver of any transfer restrictions which would otherwise be applicable thereto, which consent may be granted or withheld in the sole discretion of each Member; or

(c) with respect to any Member, any Foreclosure Transfer; provided that the foregoing shall not limit the other Members’ right to elect to exercise their rights under Section 5.03 upon a Foreclosure Transfer.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Preemptive Rights” has the meaning given such term in Section 6.04(a).

“Price Determination Notice” has the meaning given such term in Section 5.03(a).

“Prior Agreement” has the meaning given such term in the Recitals.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code, and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (d) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of property (other than money) with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation hereof; and

(f) Notwithstanding any other provision of this definition of “Profits” and “Losses,” any items which are specially allocated pursuant to Section 7.03 shall not be taken into account in computing Profits or Losses.

“Proposed Transferee” has the meaning given such term in Section 5.02(b).

“Proposing Member” has the meaning given such term in Section 4.01(b)(ii).

“Purchase Notice” has the meaning given such term in Section 5.03(c).

“Purchase Price” has the meaning given such term in Section 5.03(a).

“Put Exercise Notice” has the meaning given such term in Section 10.03(d).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company, or, with respect to the first fiscal quarter of the Company after the Effective Date, the portion of such fiscal quarter commencing after the Effective Date.

“Quorum Failure Meeting” has the meaning give such term in Section 8.03(b).

“Remaining New Interests” has the meaning given such term in Section 6.04(d).

“Representative” means, with respect to any Member, any Director or Alternate Director designated by such Member in accordance with the terms hereof.

“Required Accounting Practices” means the accounting rules and regulations, if any, at the time prescribed by the governmental authorities under the jurisdiction of which the Company is at the time operating and, to the extent of matters are not covered by such rules and regulations, GAAP.

“Required Allocations” has the meaning given such term in Section 7.03(j).

“Resolution Period” has the meaning given such term in Section 7.09(c).

“Review Period” has the meaning given such term in Section 7.09(b).

“ROFO Acceptance Notice” has the meaning given such term in Section 5.01(c).

“ROFO Interest” has the meaning given such term in Section 5.01(b).

“ROFO Notice” has the meaning given such term in Section 5.01(b).

“ROFO Offer Notice” has the meaning given such term in Section 5.01(c).

“ROFO Price” has the meaning given such term in Section 5.01(c).

“ROFO Seller” has the meaning given such term in Section 5.01(b).

“ROFR Acceptance Notice” has the meaning given such term in Section 5.02(d).

“ROFR Interest” has the meaning given such term in Section 5.02(b).

“ROFR Notice” has the meaning given such term in Section 5.02(b).

“ROFR Offer” has the meaning given such term in Section 5.02(c).

“ROFR Price” has the meaning given such term in Section 5.02(b).

“ROFR Seller” has the meaning given such term in Section 5.02(b).

“SEC” means the Securities and Exchange Commission.

“Second CEGPS Contribution” means CEGPS’s contribution to the Company upon the Second Closing under the Contribution Agreement, as such amount may be adjusted pursuant to the Contribution Agreement.

“Second Closing” has the meaning given such term in the Contribution Agreement.

“Second Crestwood Contribution” means Crestwood’s contribution to the Company of the Equity Interests in Crestwood Pipeline East, which contribution will be deemed to have a fair market value equal to the amount of the Second CEGPS Contribution, as such amount may be adjusted pursuant to the Contribution Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Standalone Return” has the meaning given such term in Section 13.04.

“Subscribing Member” has the meaning given such term in Section 6.04(d).

“Subsidiary” means, with respect to any Person, any other Person that is Controlled by such first Person, directly or indirectly through one or more other Subsidiaries.

“Tax Matters Member” has the meaning given such term in Section 13.03(a).

“Tax Termination” has the meaning given such term in Section 4.01(b).

“Tax Termination Amount” has the meaning given such term in Section 4.01(b)(i).

“Tax Termination Calculation” has the meaning given such term in Section 4.01(b)(ii).

“Third Anniversary End of the Initial Closing” has the meaning given such term in Section 7.01(c)(iii).

“Transaction Documents” means this Agreement, the Contribution Agreement, the Management Agreement, and each other contract, document, certificate or instrument executed and delivered by the Parties or their respective Affiliates in connection with the consummation of the transactions contemplated hereby or therewith.

“Transfer” means, with respect to any asset (including a Membership Interest or any portion thereof), any transfer, sale, assignment, conveyance, gift, Encumbrance (other than pursuant to Section 3.10), hypothecation, exchange or any other disposition by law or otherwise; provided, however, that (a) without limiting any Change in Control provisions hereof, a Transfer or Encumbrance of any Equity Interest in any Member or in any Affiliate thereof shall not constitute a Transfer of the Membership Interest of such Member, and (b) the granting to a lender that is a financial institution of an Encumbrance on a Membership Interest or any portion thereof shall not constitute a Transfer.

“Transferee” means a Person who has received Equity Interests by means of a direct or, if applicable, indirect Transfer, or by means of a Foreclosure Transfer; provided, that a Person who receives such Equity Interests through a Foreclosure Transfer shall be considered a Transferee only to the extent provided in Section 4.02(f).

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“UCC” has the meaning given such term in Section 3.09.

“Unfunded Additional Contribution” has the meaning given such term in Section 6.03(a).

“Voting Securities” of a Person shall mean securities of any class of such Person entitling the holders thereof (without regard to the occurrence of any contingency) to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person; provided, that if such Person is a partnership, Voting Securities of such Person shall be the general partner interests in such Person.

Section 1.02 Construction.

(a) Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) references to Articles and Sections refer to Articles and Sections of this Agreement; (iii) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the word “or” shall be disjunctive but not exclusive, and (vi) the phrases “directly or indirectly” or “direct or indirect”, when used in the context of ownership, holdings, Control, Transfer or the taking of any action, includes ownership, holdings, Control, Transfer or the taking of such action, as applicable, through a chain of direct or indirect ownership of Equity Interests or Control of one or more Persons. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The Board has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the Board and any action taken pursuant thereto and any determination made by the Board in good faith shall, in each case, be conclusive and binding on all Parties and all other Persons for all purposes.

(b) The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law.

ARTICLE II

ORGANIZATION

Section 2.01 Continuation of the Company.

Crestwood formed the Company as a Delaware limited liability company by the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The Members desire to continue the Company for the purposes and upon the terms and conditions set forth herein. This Agreement amends and restates in its entirety and supersedes the Prior Agreement, which shall have no further force and effect. This Agreement shall become effective on the Effective Date, and, as of such date, CEGPS is admitted to the Company as a Member and, together with Crestwood, constitute the Company’s sole Members. The rights, duties, liabilities and obligations of each Member in its capacity as such shall be as set forth in this Agreement. All Membership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.02 Name.

The name of the Company shall be “STAGECOACH GAS SERVICES LLC.” The Company’s business may be conducted under any other name or names as determined by the Board. The words “limited liability company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time.

Section 2.03 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at such place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board determines to be necessary or appropriate.

Section 2.04 Purposes.

The purposes of the Company are (a) to engage in Midstream Activities, including without limitation, to own and operate the natural gas storage and transportation operations of the Contributed Entities and (b) to engage in any lawful business or activity for which limited liability companies may be formed under the Delaware Act.

Section 2.05 Powers.

The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.04 and for the protection and benefit of the Company.

Section 2.06 Term.

The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XV. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.07 Title to Company Assets.

Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Each Member irrevocably waives any right it may have to maintain any action for partition of the property of the Company.

Section 2.08 No State Law Partnership.

Except to the extent provided in the next sentence, the Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or officer of the Company shall be a partner or joint venturer of any other Member or officer of the Company, for any purposes, and this Agreement shall not be construed to the contrary. Notwithstanding the foregoing, the Members intend the Company to be taxed as a partnership under the Code, and under applicable state and local tax laws. Except to the extent otherwise provided herein, each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment unless otherwise required by law.

ARTICLE III

MEMBERSHIP INTERESTS

Section 3.01 Membership Interests; Additional Members.

(a) The Members own Membership Interests in the Company. In exchange for each Member’s Capital Contribution to the Company referred to in Section 6.01, the Company shall issue to each Member the Membership Interest with the Ownership Percentage set forth opposite such Member’s name on Exhibit A. All membership interests in the Company shall be certificated in the form attached hereto as Exhibit E or such other form as the Board may elect. Each certificate evidencing Membership Interests in the Company shall bear the following legend: “This Certificate evidences a Membership Interest in the Company and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.” Such certificates, if any, may set forth designations with regard to class of interest, capital contribution, voting rights, and any other matter that the Board deems appropriate. No amendment to this provision shall be effective until all outstanding Membership Interest certificates have been surrendered to the Company for cancellation.

(b) The Board shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the party claiming the certificate of Membership Interests to be lost, stolen or destroyed; provided that, as a condition precedent to the issuance thereof, the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, shall give the Company an indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

(c) A Membership Interest shall represent a Member’s (i) interest in items of income, gain, loss and deduction of the Company and a right to receive distributions of the Company’s assets in accordance with the provisions of this Agreement and (ii) right to vote on Company matters in accordance with the provisions of the Agreement and designate Representatives.

(d) The Company may issue additional Membership Interests and options, rights, warrants and appreciation rights relating to the Membership Interests for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board shall determine in accordance with Section 8.04.

(e) Each additional Membership Interest authorized to be issued by the Company pursuant to Section 3.01(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Board in accordance with Section 8.04, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may, or shall be required to, redeem the Membership Interest (including sinking fund provisions); (v) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Membership Interest will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.

(f) The Board shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and options, rights, warrants and appreciation rights relating to Membership Interests pursuant to this Section 3.01, (ii) reflecting the admission of such additional Members in the books and records of the Company as the record holder of such Membership Interest and (iii) all additional issuances of Membership Interests, in each case including amending this Agreement and Exhibit A hereof as necessary to reflect any such issuance. The Board, acting pursuant to Section 8.04, shall determine the relative rights, powers and duties of the holders of the Membership Interests being so issued. The Board shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any governmental agency.

Section 3.02 No Liability of Members.

Except as required by applicable law or the following sentence, the Members or any Representatives thereof, in their capacity as such, shall not be personally liable (whether to the Company, to any of the other Members, to the creditors of the Company or to any other third Person) for the debts, obligations or liabilities of the Company. The Members, in their capacity as such, shall be liable hereunder only to the Company and the other Members and then only for the express representations, warranties, covenants and agreements of such Member provided herein. In no case shall the Company or any of its Subsidiaries enter into any contract or agreement that purports to impose any obligations, liabilities or restrictions on any Member or any Affiliate thereof, without the prior, express and written consent or agreement of the Member or of such Affiliate.

Section 3.03 Withdrawal of Members.

No Member shall have any right to withdraw from the Company; provided, however, that when a Transferee of a direct Transfer of Membership Interests becomes registered on the books and records of the Company as the Member with respect to the Membership Interest so transferred, the Transferring Member shall cease to be a Member with respect to the Membership Interest so Transferred.

Section 3.04 Record Holders.

The Company shall be entitled to recognize the Person in whose name any Membership Interest is registered on the books and records of the Company as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline of any governmental agency.

Section 3.05 No Appraisal Rights.

No Member shall be entitled to any valuation, appraisal or similar rights with respect to such Member’s Membership Interest, whether individually or as part of any class or group of Members, in the event of a merger, consolidation, sale of the Company or other transaction involving the Company or its securities unless such rights are expressly provided by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

Section 3.06 Representations and Warranties.

Each Member hereby represents and warrants to the Company and each other Member that:

(a) Power and Authority. Such Member has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by such Member of this Agreement have been duly authorized by all requisite action on the part of such Member, and no other action or proceeding on the part of such Member or any Affiliate thereof is necessary to consummate the transactions contemplated by this Agreement.

(b) No Conflicts. Neither the execution and delivery by such Member of this Agreement, nor the performance by such Member under this Agreement will (i) violate, conflict with or result in a breach of any provision of the governing documents of such Member; (ii) require any consent or approval of any counterparty to, or violate or result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, any material agreement or arrangement to which it is a party or by which it is, or its assets are, bound; (iii) result in the creation of an Encumbrance (other than pursuant to Section 3.10) upon or require the sale or give any Person the right to acquire any of the assets of such Member; or (iv) violate or conflict with any law applicable to such Member.

(c) Investment Intent. Such Member is acquiring its Membership Interest for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Such Member (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Membership Interests and is capable of bearing the economic risks of such investment. Such Member is aware that the Membership Interests have not been registered, and will not be registered, under the Securities Act or under any state or foreign securities laws.

(d) No Registration Rights. Such Member is aware that only the Company can take action to register the Membership Interests in the Company under the Securities Act, and that the Company is under no such obligation and does not propose or intend to do so.

(e) Transfer Restrictions. Such Member is aware that this Agreement provides restrictions on the ability of a Member to directly or indirectly Transfer its Membership Interest, and such Member will not seek to effect any direct or indirect Transfer of its Membership Interest or any portion thereof other than in accordance with such restrictions.

(f) Qualified Investor. Such Member and its Affiliates, taken as a whole, are able to bear the economic risk of the Member’s investment in the Membership Interests and have sufficient net worth to sustain a loss of the Member’s entire investment in the Company without economic hardship if such loss should occur.

(g) Access to Information. Such Member has had an opportunity to ask questions and discuss the Company’s business, management and financial affairs with the Company, and such questions were answered to its satisfaction. Such Member acknowledges that it is familiar with all aspects of the Company’s business.

Section 3.07 Access to Information.

Each Member shall be entitled to receive any information that it may request concerning the Company and its Subsidiaries; provided, this Section 3.07 shall not obligate the Company to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database), except as otherwise provided in Section 14.02. Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours, to inspect the properties of the Company and its Subsidiaries (subject to the Company’s, any of its Subsidiary’s, or the Operator’s reasonable rules governing health, safety, and security), and to audit, examine and make copies of the books of account and other records of the Company and its Subsidiaries. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney, or other consultant so designated. The Member making the request shall bear all costs and expenses (including the Company’s, its Subsidiaries, and any other Member’s costs and expenses) incurred in any inspection, examination or audit made on such Member’s behalf. The Members agree to reasonably cooperate, and to cause their respective independent public accountants, engineers, attorneys and other consultants to reasonably cooperate, in connection with any such request. Confidential Information obtained pursuant to this Section 3.07 shall be subject to the provisions of Section 3.08.

Section 3.08 Confidential Information.

(a) Except as permitted by Section 3.08(b), each Member shall (i) keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates, and (ii) use the Confidential Information only in connection with Company matters or the internal affairs of such Member.

(b) Notwithstanding Section 3.08(a), but subject to the other provisions of this Section 3.08, a Member, its Representatives, its Affiliates, and its and their directors, officers, employees, agents and advisors may make the following disclosures and uses of Confidential Information:

(i) disclosures to another Member, its Representatives, the Operator or any of their directors, officers, employees, agents and advisors, in connection with the business and affairs of the Company or any of its Subsidiaries;

(ii) disclosures in connection with any financing for the Company or any of its Subsidiaries approved by the Board;

(iii) disclosures to an Affiliate of such Member, and such Affiliate’s directors, officers, employees, agents and advisors, if such Affiliate, directors, officers, employees, agents and advisors are informed of the confidential nature of the Confidential Information and instructed to comply with Section 3.08(a) hereof with respect to such Confidential Information;

(iv) disclosures to a Person (other than such Persons addressed in (iii) above), if such Person has been retained by the Company, any of its Subsidiaries, or the Operator to provide services to or for the Company or any of its Subsidiaries and is subject to a confidentiality obligation with the Company, any of its Subsidiaries, or the Operator, as applicable, obligating such Person to keep such Confidential Information confidential;

(v) disclosures to (i) a bona-fide potential purchaser of such Member’s Membership Interest, or (ii) any lender or potential lender to such Member or its Affiliates, in each case, if such potential purchaser or lender is subject to a confidentiality agreement with the disclosing Member obligating such potential purchaser or lender to keep such Confidential Information confidential and to use such information only in connection with its consideration, negotiation and execution of such potential acquisition or financing;

(vi) disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (i) the Securities Act, and the rules and regulations promulgated thereunder, (ii) the Exchange Act, and the rules and regulations promulgated thereunder, (iii) any state securities laws, (iv) any national securities exchange or automated quotation system, or (v) pursuant to a routine audit or examination by any regulator or self-regulatory organization that does not specifically target the Company or any of its Subsidiaries;

(vii) disclosures that a Member is, in the reasonable judgment of such Member’s counsel, legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by applicable law; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A) provide the Company with prompt notice of such requirements so that one or more of the Members may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 3.08(b)(vii);

(B) consult with Company on the advisability of taking steps to resist or narrow such disclosure; and

(C) cooperate with the Company and with the other Members in any attempt one or more of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, in the advice of such Member’s counsel, such Member is legally required to disclose, and (2) to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information; and

(viii) disclosures otherwise consented to in writing by each Member.

(c) Each Member shall take such precautionary measures as may be reasonably required to ensure (and such Member shall be responsible for) compliance with this Section 3.08 by any of its Representatives, any of its Affiliates, its and their directors, officers, employees and agents, and any other Persons to which it may disclose Confidential Information in accordance with this Section 3.08.

(d) At the request of the Company, a Transferring Member who has ceased to be a Member shall promptly destroy (and provide written confirmation of destruction to the Company signed by an authorized representative of the former Member supervising such destruction), or, at the former Member’s option, return to the Company, all Confidential Information in its possession. Notwithstanding the immediately-preceding sentence, but subject to the other provisions of this Section 3.08, a former Member may retain, but not disclose to any other Person, Confidential Information for the limited purposes of (i) explaining such former Member’s corporate decisions with respect to the Company, (ii) preparing such former Member’s financial statements and tax returns (and defending audits, investigations and proceedings relating thereto) or (iii) complying with applicable law, regulation, professional standards or document retention policies; provided, the former Member must keep such retained Confidential Information confidential in accordance with the terms of this Section 3.08. The parties hereto understand and agree that the former Member’s computer systems may automatically back up Confidential Information, and to the extent that such computer back-up procedures create copies of the Confidential Information, the former Member may retain such copies in its archival or back-up computer storage for the period it normally archives backed-up computer records. All Confidential Information retained pursuant to this Section 3.08 shall remain subject to the provisions of this Agreement until the same are destroyed, and shall not be accessed by the former Member during such period of retention other than as permitted under this Section 3.08.

(e) The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 3.08, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them at law or in equity, to seek injunctive relief from any breach or threatened breach of any of the provisions of this Section 3.08 and to specific performance of their rights hereunder.

(f) The obligations of the Members under this Section 3.08 (including the obligations of any former Member) shall terminate on the second anniversary of the end of the term of the Company.

Section 3.09 Security.

For purposes of providing for Transfer of, perfecting an Encumbrance in, and other relevant matters related to, a Membership Interest, the Membership Interests will be deemed to be a “security” within the meaning of, and shall be governed by, (a) Articles 8 and 9 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (b) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del. C. § 8-101, et seq.) (the “UCC”), such provision of Article 8 of the UCC shall control.

Section 3.10 Grant of Security Interest

(a) To secure the Crestwood Required Payment, Crestwood grants, as of the date hereof, to CEGPS a present and continuing first priority Encumbrance in its Membership Interest and all proceeds, rights and revenues thereof, under the UCC of the State of Delaware. CEGPS shall be entitled to all the rights and remedies of a secured party under the UCC of the State of Delaware with respect to the security interest granted in this Section 3.10(a). Crestwood authorizes CEGPS to file, and shall cooperate with, all financing statements and other instruments that CEGPS may request to effectuate and carry out the preceding provisions of this Section 3.10(a) and ensure that a perfected, first priority Encumbrance is in effect as of the date hereof. Crestwood shall indemnify, defend and hold harmless CEGPS from any liens, claims and encumbrances created or permitted by Crestwood in respect of Crestwood’s Membership Interest.

(b) To secure the CEGPS Required Payment, CEGPS grants, as of the date hereof, to Crestwood a present and continuing first priority Encumbrance in its Membership Interest and all proceeds, rights and revenues thereof, under the UCC of the State of Delaware. Crestwood shall be entitled to all the rights and remedies of a secured party under the UCC of the State of Delaware with respect to the security interest granted in this Section 3.10(b). CEGPS authorizes Crestwood to file, and shall cooperate with, all financing statements and other instruments that Crestwood may request to effectuate and carry out the preceding provisions of this Section 3.10(b) and ensure that a perfected, first priority Encumbrance is in effect as of the date hereof. CEGPS shall indemnify, defend and hold harmless Crestwood from any liens, claims and encumbrances created or permitted by CEGPS in respect of CEGPS’s Membership Interest.

ARTICLE IV

TRANSFERS OF MEMBERSHIP INTERESTS

Section 4.01 Transfers Generally.

(a) No Membership Interest shall be directly or indirectly Transferred, in whole or in part, unless (i) such direct or indirect Transfer complies with all terms and conditions of this Article IV, and (ii) such direct or indirect Transfer is either a Permitted Transfer, or is not prohibited by Article V and is otherwise is in accordance with Article V.

(b) In the event that a direct Transfer of a Membership Interest or of any direct or indirect ownership of a Member results or would result in the Company’s termination within the meaning of Section 708 of the Code (a “Tax Termination”):

(i) The Member subject to such Transfer (and the Transferee thereof) or with respect to which such change of direct or indirect ownership has occurred shall indemnify and hold harmless each other Member (each a “Non-Terminating Member”) in an amount (with respect to each Member, the “Tax Termination Amount”) equal to the sum of:

(A) the product of:

(1) the difference between (x) the net present value as of the date of such Tax Termination, using a discount rate equivalent to the Default Rate, of the amount of tax depreciation allocable to such Non-Terminating Member from the Company for each future taxable period calculated as if such Tax Termination had not occurred but with all other facts unchanged, minus (y) the net present value as of the date of such Tax Termination, using a discount rate equivalent to the Default Rate, of the amount of tax depreciation allocable to such Non-Terminating Member from the Company for each future taxable period calculated taking into account such Tax Termination, multiplied by

(2) the sum of the highest marginal federal income tax rate as a percentage of taxable income applicable to a U.S. corporation for the taxable year in which the Tax Termination occurs, and four percent (4%) (as a proxy for applicable state income taxes) (collectively, the “Aggregate Tax Rate”);

(such product of clause (A)(1) and clause (A)(2) the “Damage Amount”),

plus

(B) a gross-up amount calculated as:

(1) (x) the Damage Amount divided by (y)(I) 1.0 minus (II) the Aggregate Tax Rate, minus

(2) the Damage Amount,

(ii) Not fewer than thirty (30) days prior to a proposed direct or indirect Transfer that would result in a Tax Termination, the Member subject to such Transfer (the “Proposing Member”) shall deliver to the Non-Terminating Members a schedule (the “Tax Termination Calculation”) setting forth the Proposing Member’s calculation of any amounts to be paid to the Non-Terminating Members pursuant to Section 4.01(b)(i), and shall make such reasonable changes to the Tax Termination Calculation as each Non-Terminating Member reasonably requests. The Members shall work in good faith to resolve any disputes relating to the schedule delivered herein within ten (10) days. If the Members are unable to resolve any such dispute, such dispute shall be resolved promptly by a national accounting firm acceptable to the Members, the costs of which shall be borne equally by the Members. Upon agreement by the Members as to the Tax Termination Calculation, or resolution by such national accounting firm of any disputes thereto, and not later than ten (10) days following the Transfer to which the Tax Termination Calculation relates, the Proposing Member shall pay to each Non-Terminating Member such Member’s Tax Termination Amount.

(iii) Notwithstanding the provisions of Section 4.01(b)(i), no payments shall be due from one Member to another if a Tax Termination results (A) from a transaction, or a series of related transactions, where all of the selling Members collectively are selling 100% of the Member Interests in the Company and all of the buying parties are not already Members at the time of the sale and not Affiliates of any of the selling Members, or (B) from a termination of CEQP within the meaning of Section 708 of the Code.

(c) Any direct or indirect Transfer or purported direct or indirect Transfer of a Membership Interest not made in accordance with this Article IV and Article V shall be, to the fullest extent permitted by law, null and void, and the Company shall have no obligation to recognize any such direct or indirect Transfer or purported direct or indirect Transfer.

Section 4.02 Conditions to Transfers.

(a) No direct or indirect Transfer of any Membership Interest shall be made if such direct or indirect Transfer would (i) violate any laws, rules or regulations applicable to the Company or any of its Subsidiaries (including the then-applicable federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such direct or indirect Transfer), (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation, (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (iv) constitute a breach or violation of, or an event of default under, or give rise to any right of termination, acceleration or redemption under, or require any consent from any third Person under (A) any credit agreement, loan agreement, indenture, mortgage, deed of trust or other similar instrument or document governing Indebtedness of the Company or any of its Subsidiaries or (B) any other material contract, instrument, permit, authorization, license, easement, variance, exemption or approval of the Company or any of its Subsidiaries, but only if, in either case (A) or (B), such agreement, indenture, mortgage, deed of trust, instrument, document, contract, instrument, permit, authorization, license easement, variance, exemption, or approval was either in place as of the Effective Date or approved by a Director designated by the Member whose Membership Interest is subject to such direct or indirect Transfer, and unless, in either case (A) or (B), either (x) a waiver of such breach, violation, event of default or right, or such consent, as the case may be, has been obtained prior to such direct or indirect Transfer or (y) if such waiver or consent has not been obtained prior to such direct or indirect Transfer, the Transferor and the Transferee jointly and severally agree to indemnify the Company and its Subsidiaries for any consequences relating thereto, in form and substance reasonably satisfactory to the Company.

(b) No direct Transfer shall be made unless and until the proposed Transferee shall have agreed in writing to be bound by the terms of this Agreement as a Member and provided to the Board (i) its name, address, taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns or reasonably requested by the Board and (ii) a properly executed IRS Form W-9.

(c) Each Member making or subject to a direct or indirect Transfer and each Transferee thereof shall be obligated to pay his or its own expenses incurred in connection with such direct or indirect Transfer, and the Company shall not have any obligation with respect thereto. Each Member making or subject to a direct or indirect Transfer and the Transferee thereof shall be jointly and severally obligated to pay or reimburse the Company for all reasonable costs and expenses (including attorneys’ fees and expenses) incurred by the Company in connection with such direct or indirect Transfer or proposed direct or indirect Transfer and the admission of the Transferee as a Member, including the legal fees incurred in connection therewith, whether or not such direct or indirect Transfer is consummated.

(d) For the avoidance of doubt, each Member making a direct Transfer and each Transferee thereof (i) may, subject to Section 4.02(f), Transfer to its Transferee, as applicable, its right to designate Directors pursuant to Article VIII, its consent rights under this Agreement and its Preemptive Rights under this Agreement, (ii) must Transfer to its Transferee its obligation to fund additional capital contributions in accordance with Article VI, and (iii) must Transfer to its Transferee its liabilities and obligations under Section 7.07.

(e) No Member shall directly Transfer less than 100% of its Membership Interest.

(f) Any Transferee of a Membership Interest pursuant to a Foreclosure Transfer (the holder of the Membership Interest subject thereto, a “Foreclosure Transferee”) shall be a Transferee only, and shall only be entitled to receive, to the extent Transferred (directly or indirectly) in such Foreclosure Transfer, the Economic Interest associated with the Membership Interest Transferred (directly or indirectly) in the Foreclosure Transfer, and such Foreclosure Transferee shall not be entitled or enabled to exercise, directly or indirectly, any other rights or powers of a Member (except for any action requiring approval thereof by the Board in accordance with Section 8.04(b)(i) or Section 8.04(b)(ix), for which such Foreclosure Transferee shall have the right to vote with respect to the Membership Interest Transferred (directly or indirectly) to such Foreclosure Transferee), such other rights, and all obligations relating to, or in connection with, such Membership Interest (including, without limitation, the obligation to make Capital Contributions) to remain with the Transferring Member (a “Foreclosure Transferor”); provided, that no Foreclosure Transferor (or any Affiliate of a Foreclosure Transferor) nor any Director appointed by a Foreclosure Transferor (or such an Affiliate of such Foreclosure Transferor) shall be entitled to vote on, consent to, call for or approve any matters under this Agreement or in its capacity as a Member, nor be included in determining whether there is Board approval; provided further, that a Foreclosure Transferee (i) may become a Member with respect to the Membership Interest Transferred (directly or indirectly) in the Foreclosure Transfer if such Foreclosure Transferee is admitted to the Company as a Member pursuant to the unanimous written consent of the other Members and (ii) may directly Transfer its Membership Interest to a Transferee that is not a Foreclosure Transferee or an Affiliate of a Foreclosure Transferee pursuant to and in accordance with the terms of this Agreement, in which case such Transferee shall not be subject to the restrictions of this Section 4.02(f). Any Foreclosure Transfer shall be subject to, and any Membership Interests Transferred (directly or indirectly) pursuant to a Foreclosure Transfer shall continue to be subject to, as applicable, this Section 4.02(f), except as otherwise expressly provided in this Section 4.02(f). For the avoidance of doubt, notwithstanding any other provision set forth in this Agreement, no pledgee or secured party with respect to a Membership Interest shall be entitled to vote, consent to or approve any matters under this Agreement, or appoint (or direct the vote, consent or approval of) any Director.

Section 4.03 Effect of Non-Compliance

In addition to the restrictions contained in Section 4.01(b), (a) the Members acknowledge and agree that (i) an award of money damages would be inadequate for any breach of the provisions of this Article IV and Article V, (ii) any such breach would cause the non-breaching parties irreparable harm, (iii) in the event of any breach or threatened breach of this Article IV or Article V by a Member, the Members, to the fullest extent permitted by law, will also be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance and (iv) such remedies will not be the exclusive remedies for any breach of this Article IV or Article V but will be in addition to all other remedies available at law or equity to each of the Members, (b) if a Membership Interest is purported to be directly or indirectly Transferred in whole or in part in contravention of Article IV and Article V, the Person to whom such purported direct or indirect Transfer was made shall not be entitled to any rights as a Member whatsoever, including, without limitation, any of the following rights: (i) to participate in the management, business or affairs of the Company, (ii) to receive any reports or other information from the Company or any of its Subsidiaries pursuant to this Agreement, (iii) to inspect the Company’s books or records, (iv) to receive any Membership Interest in the Company, (v) to receive distributions pursuant to Section 7.01 and (vi) to receive upon the dissolution and winding up of the Company the net amount otherwise distributable to the Transferor pursuant to Section 15.03(b) hereof and (c) if an Affected Member breaches its obligations pursuant to Section 5.03 (including by failing to consummate a direct Transfer of the Affected Interest), from and after the date of such breach, such Affected Member shall not be entitled to any rights as a Member whatsoever, including, without limitation, any of the following rights: (i) to participate in the management, business or affairs of the Company, (ii) to receive any reports or other information from the Company or any of its Subsidiaries pursuant to this Agreement, (iii) to inspect the Company’s books or records, (iv) to receive any Membership Interest in the Company, (v) to receive distributions pursuant to Section 7.01 and (vi) to receive upon the dissolution and winding up of the Company the net amount otherwise distributable to the Transferor pursuant to Section 15.03(b) hereof, until (x) such Affected Member satisfies its obligations under Section 5.03 and (y) (1) no Member delivers a Price Determination Notice in accordance with Section 5.03(a), (2) no Member delivers a Purchase Notice in accordance with Section 5.03(c) or (3) the direct Transfer of the Affected Interest is consummated or the agreement regarding the direct Transfer of the Affected Interest is terminated without fault of the Affected Member.

ARTICLE V

RIGHTS UPON A PROPOSED TRANSFER OR CHANGE IN CONTROL

Section 5.01 Right of First Offer.

(a) Except for a Permitted Transfer, no Member shall directly Transfer any Membership Interest unless such Member first complies with the provisions of Section 5.02, except for a direct Transfer of such Member’s entire Membership Interest to the extent expressly permitted by this Section 5.01 following compliance with the terms of this Section 5.01.

(b) A Member (the “ROFO Seller”) shall at any time have the right, by delivery of written notice (a “ROFO Notice”) to each other Members, to request that the other Members specify the purchase price (which must be in cash), and other terms and conditions on which such other Member is willing to purchase all, but not less than all, of the ROFO Seller’s Membership Interest (the “ROFO Interest”).

(c) Within thirty (30) days following delivery of a ROFO Notice, any such other Member may offer to purchase all, but not less than all, of the ROFO Interest by providing written notice to the ROFO Seller (a “ROFO Offer Notice”), specifying the purchase price, in cash (the “ROFO Price”), and other terms and conditions on which such other Member is willing to purchase the ROFO Interest. The ROFO Seller shall have thirty (30) days following the delivery of a ROFO Offer Notice to elect to accept any such offer by delivery of written notice of such acceptance to the applicable Member (a “ROFO Acceptance Notice”).

(d) If the ROFO Seller delivers a ROFO Acceptance Notice within thirty (30) days following delivery of the ROFO Offer Notice, each such party and the Company shall use its commercially reasonable efforts to obtain, as promptly as possible thereafter, any and all consents, approvals and authorizations of any governmental authority required to be obtained in order to consummate such sale and purchase. A sale and purchase of the ROFO Interest to a Member pursuant to this Section 5.01 shall be made at the offices of the

Company on or before the later of (i) the date that is one hundred and twenty (120) days following delivery of the ROFO Acceptance Notice or (ii) the date that is five (5) Business Days following receipt of all consents, approvals, and authorizations of any governmental authority required to be obtained in order to consummate such sale and purchase.

(e) If no Member delivers a ROFO Offer Notice within thirty (30) days after receiving the ROFO Notice, or if the ROFO Seller does not accept an offer from any Member within thirty (30) days after receiving the ROFO Offer Notice, the ROFO Seller may, during the next 180 days, directly Transfer the ROFO Interest to a third party Transferee for an all cash purchase price not less than the highest ROFO Price offered by any other Member, and upon material terms no more favorable in the aggregate to the proposed transferee than those specified in the ROFO Offer Notice, provided that such direct Transfer complies with all other applicable terms and restrictions of this Agreement, including Article IV. For the avoidance of doubt, Section 5.02 shall not apply to such direct Transfer.

Section 5.02 Right of First Refusal.

(a) Except for a Permitted Transfer or a Transfer of a ROFO Interest permitted by Section 5.01, no Member shall directly Transfer any Membership Interest unless such Member first complies with the provisions of this Section 5.02.

(b) Except for a Permitted Transfer or a Transfer of a ROFO Interest permitted by Section 5.01, in the event that a Member (a “ROFR Seller”) receives a bona fide offer from a third party (a “Proposed Transferee”) for a direct Transfer of all of the ROFR Seller’s Membership Interest (the “ROFR Interest”), and the ROFR Seller desires to accept such offer, the ROFR Seller shall first provide a notice (a “ROFR Notice”) to the other Members, specifying the identity of the Proposed Transferee, the purchase price proposed by such third party for the ROFR Interest (the “ROFR Price”), and the material terms and conditions of such proposed direct Transfer; provided, however, that notwithstanding anything in this Section 5.02 to the contrary, (i) the ROFR Seller shall not be permitted to directly Transfer the ROFR Interest to the Proposed Transferee if the ROFR Price includes any consideration other than cash and (ii) the terms of such direct Transfer shall otherwise be in accordance with Article IV hereof.

(c) Delivery of the ROFR Notice to the other Members shall constitute an offer (a “ROFR Offer”) by the ROFR Seller to sell the ROFR Interest to the other Members at the ROFR Price, in cash, and upon the other material terms and conditions of the proposed direct Transfer to the Proposed Transferee; provided, however, that the ROFR Offer (i) shall not include any terms or conditions that do not directly relate to a sale and direct Transfer of the Membership Interests, (ii) shall not include any terms or conditions the performance or satisfaction of which are dependent upon the identity or status of, or other circumstances specific to, the Proposed Transferee, (iii) shall be deemed to include, as a condition to the consummation of such direct Transfer, receipt of such approvals of governmental authorities as may be required by law for a direct Transfer of the Membership Interests by the ROFR Seller to the applicable Member and (iv) shall otherwise be in accordance with Article IV hereof. The ROFR Offer shall remain outstanding for a period of thirty (30) days after the delivery of the ROFR Notice.

(d) Each Member (other than the ROFR Seller) shall have thirty (30) days following delivery of a ROFR Notice to elect to accept such ROFR Offer by delivery of written notice of such acceptance to the ROFR Seller (a “ROFR Acceptance Notice”). In the event that more than one such Member delivers a ROFR Acceptance Notice and satisfies the conditions to closing thereunder, the rights to purchase the ROFR Interest shall be allocated among such Members upon the closing of such sale in proportion to their then-existing Ownership Percentages or in such other proportion as such Members may agree.

(e) If one or more such Members delivers a ROFR Acceptance Notice within thirty (30) days following delivery of the ROFR Notice, each such party and the Company shall use its commercially reasonable efforts to obtain, as promptly as possible thereafter, any and all consents, approvals and authorizations of any governmental authority required to be obtained in order to consummate such sale and purchase. A sale and purchase of the ROFR Interest to one or more Members pursuant to this Section 5.02 shall be made at the offices of the Company on or before the later of (i) the date that is one hundred and twenty (120) days following delivery of the ROFR Acceptance Notice or (ii) the date that is five (5) Business Days following receipt of all consents, approvals, and authorizations of any governmental authority required to be obtained in order to consummate such sale and purchase.

(f) If no Member delivers a ROFR Acceptance Notice within thirty (30) days after receiving the ROFR Notice, the ROFR Seller shall be permitted to directly Transfer the ROFR Interest to the Proposed Transferee upon the terms in the ROFR Notice, provided, that (i) such direct Transfer complies with all other applicable terms and restrictions of this Agreement, including Article IV, and (ii) such direct Transfer occurs on or before the later of (i) the date that is one hundred and fifty (150) days following delivery of the ROFR Acceptance Notice or (ii) the date that is five (5) Business Days following receipt of all consents, approvals, and authorizations of any governmental authority required to be obtained in order to consummate such sale and purchase.

Section 5.03 Change in Control

(a) In the event of any Change in Control with respect to a Member (the “Affected Member”), the Affected Member shall promptly notify the other Members in writing of such Change in Control (a “Change in Control Notice”). At any time following a Change in Control of a Member, and prior to the date that is ten (10) days following delivery by the Affected Member of a Change in Control Notice, any other Member shall have the right to deliver to the Affected Member and all other Members written notice of its election (a “Price Determination Notice”) to require determination of the price (the “Purchase Price”) at which each other Member shall have the right (exercisable at its sole option and discretion) to purchase (i) all of the Membership Interest held by the Affected Member or (ii) if such Change in Control is attributable to a Foreclosure Transfer, up to all of, but not less than 50% of, the Membership Interest held by the Affected Member (in each case, the “Affected Interest”) pursuant to this Section 5.03.

(b) If the Members are unable to agree in writing upon the Purchase Price for the Affected Interest within thirty (30) days following delivery of a Price Determination Notice, then either party may deliver written notice to the other of its election to require an independent determination of the Purchase Price (an “Appraisal Notice”). Within ten (10) days following delivery of an Appraisal Notice, the Affected Member shall appoint an independent expert and the other Members (acting by a majority of their collective Ownership Percentages) shall appoint an independent expert. Within five (5) days following delivery of an Appraisal Notice, the two experts appointed pursuant to the foregoing shall select a third independent expert. The fees and expenses of each of the three independent experts shall be borne 50% by the Affected Member and 50% by the Members who delivered a Price Determination Notice. Each such expert shall have reasonable access to the Company’s and its Subsidiaries’ facilities, books and records and, within thirty (30) days following the appointment of the third expert, shall deliver to each Member its report setting forth its independent determination of the Fair Market Value of the Affected Interest (each, an “Appraised Value”). For purposes of this Section 5.03, the “Purchase Price” for the Affected Interest shall be (A) such amount as may be agreed upon by the Members, or (B) absent such agreement, an amount equal to the average of the two Appraised Values that are closest in amount to each other.

(c) For a period of thirty (30) days following the determination of the Purchase Price pursuant to Section 5.03(b), each Member (other than the Affected Member) shall have the right to elect to purchase all, and not less than all, of the Affected Interest for a price equal to the Purchase Price as determined pursuant to Section 5.03(b), by delivering written notice of such election (a “Purchase Notice”) to the Affected Member and each other Member. In the event that more than one such Member delivers a Purchase Notice and satisfies the conditions to closing thereunder, the rights to purchase the Affected Interest shall be allocated among such Members upon the closing of such sale in proportion to their then-existing Ownership Percentages or in such other proportion as such Members may agree.

(d) If one or more Members delivers a Purchase Notice to the Affected Member within thirty (30) days following determination of the Purchase Price pursuant to Section 5.03(b), each such party and the Company shall use its commercially reasonable efforts to obtain, as promptly as possible thereafter, any and all consents, approvals and authorizations of any governmental authority required to be obtained in order to consummate such sale and purchase. A sale and purchase of the Affected Interest to one or more Members pursuant to this Section 5.03 shall be made at the offices of the Company on or before the later of (i) the date that is one hundred and fifty (150) days following the determination of the Purchase Price pursuant to Section 5.03(b) or (ii) the date that is five (5) Business Days following receipt of all consents, approvals, and authorizations of any governmental authority required to be obtained in order to consummate such sale and purchase. Such purchase and sale shall be effected by the Affected Member’s delivery of the Affected Interest, free and clear of all Encumbrances (other than pursuant to Section 3.10 and restrictions imposed by the governing documents of the Company and securities laws), to the applicable Member(s), against payment of the Purchase Price to the Affected Member in immediately available funds.

(e) In the event that no Member delivers either (i) a Price Determination Notice within ten (10) days of its receipt of a Change in Control Notice or (ii) a Purchase Notice to the Affected Member within thirty (30) days following determination of the Purchase Price pursuant to Section 5.03(b), the Members’ right to purchase any portion of the Affected Interest as a result of the Change in Control that gave rise to such right shall be deemed waived.

ARTICLE VI

CAPITAL CONTRIBUTIONS

Section 6.01 Initial Capital Contributions.

(a) As of the Effective Date and pursuant to the terms of the Contribution Agreement, Crestwood contributed to the Company the Initial Crestwood Contribution and CEGPS contributed to the Company the Initial CEGPS Contribution.

(b) Unless the Second Closing is terminated in accordance with the Contribution Agreement, upon the Second Closing and pursuant to the terms of the Contribution Agreement, Crestwood shall contribute to the Company the Second Crestwood Contribution and CEGPS shall contribute to the Company the Second CEGPS Contribution.

Section 6.02 Additional Contributions.

(a) From and after the Effective Date, each Member shall make additional cash Capital Contributions to the Company for purposes of (i) funding any new projects or the expansion of any existing project of the Company or its Subsidiaries, in each case, as may be approved by the Board from time to time (“Expansion Contributions”) and (ii) funding maintenance or other expenditures of the Company or its Subsidiaries incurred in the ordinary course of business approved by the Board from time to time (“Ordinary Course Contributions”).

(b) From and after the Effective Date and at such times and in such amounts as may be determined by the Board, the Members shall make additional cash Capital Contributions to the Company (“Extraordinary Contributions”) that have been determined by the Board to be reasonably necessary (i) for the Company or any of its Subsidiaries to comply with applicable law or any contract to which the Company or any of its Subsidiaries is a party or (ii) to fund any Emergency Expenditures.

(c) All Additional Contributions shall be made by the Members pro rata in accordance with each Member’s Ownership Percentage (at the time the amount of such Additional Contribution is determined).

(d) The Company shall issue a written request to each Member for the making of Additional Contributions (a “Capital Call”) promptly upon the approval thereof in accordance with this Section 6.02. Each Capital Call shall contain the following information: (i) the purpose for which the requested Additional Contributions will be used, and whether the requested Additional Contributions are Expansion Contributions, Ordinary Course Contributions, or Extraordinary Contributions; (ii) the total amount of Additional Contributions requested from all Members; (iii) the amount of Additional Contribution requested from the Member to whom the request is addressed (which such amount shall be in accordance with the Ownership Percentage of such Member); and (iv) the date on which payments of the Additional Contribution are due (which date shall not be less than fifteen (15) Business Days following the date the Capital Call is given) (a “Contribution Date”) and the method of payment; provided that such date and method shall be the same for each of the Members.

(e) No Member shall be required to make any Capital Contribution other than as set forth in Section 6.01 and this Section 6.02.

Section 6.03 Default.

(a) In the event any Member (the “Non-Contributing Member”) fails to pay in full, on or before the applicable Contribution Date, any Additional Contribution required to be made by it (an “Unfunded Additional Contribution”), any Member that has timely made its Additional Contribution in full (a “Contributing Member”) may elect to (i) loan to the Company an amount equal to all or any portion of the Unfunded Additional Contribution (an “Additional Contribution Loan”), (ii) make an additional Capital Contribution in an amount equal to all or any portion of the Unfunded Additional Contribution (an “Excess Additional Contribution”) by (x) delivering written notice to the Company within five (5) Business Days following the Contribution Date and (y) paying such Additional Contribution Loan amount or Excess Additional Contribution amount to the Company within ten (10) Business Days following the Contribution Date or (iii) in the event that the Contributing Members do not elect to loan or fund any portion of the Unfunded Additional Contribution pursuant to clause (i) or (ii) of this Section 6.03(a), cause the Company to use its commercially reasonable efforts to sell New Interests in accordance with Section 6.03(e) in an amount equal to all or any portion of the Unfunded Additional Contribution; provided, however, for the avoidance of doubt, the Contributing Member shall not be entitled to (x) make any Additional Contribution Loan or Excess Additional Contribution, individually or collectively, in an amount that exceeds such Unfunded Additional Contribution, or (y) cause the Company sell New Interests in an amount that exceeds such Unfunded Additional Contribution.

(b) If any Contributing Member elects to make an Additional Contribution Loan, such Additional Contribution Loan shall bear interest at the Default Rate, compounded weekly. All principal and accrued interest on outstanding Additional Contribution Loans shall be repaid by the Company in advance of any distributions to the Members. No approval of the Board or of any Directors shall be required for an Additional Contribution Loan.

(c) In the event that the Contributing Member elects to make an Excess Additional Contribution, then effective as of the Contribution Date:

(i) The Gross Asset Value of all Company assets, and consequently the Capital Accounts of all Members, shall be adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value herein (disregarding the proviso thereto) to reflect any unrealized gain or unrealized loss attributable to such Company assets, as if such unrealized gain or unrealized loss had been recognized on an actual sale of such assets immediately prior to such adjustment and had been allocated to the Members at such time pursuant to Section 7.02;

(ii) Following application of Section 6.03(c)(i), the Ownership Percentage of each Member shall be automatically adjusted as of such date to equal the percentage obtained by dividing (A) the Capital Account of such Member (after giving effect to Section 6.03(c)(i) and any such Additional Contributions and Excess Additional Contributions made by such Member) by (B) the aggregate Capital Accounts of all Members (in each case, after giving effect to Section 6.03(c)(i) and all such Additional Contributions and Excess Additional Contributions made by the Members); provided, however, that for purposes of the foregoing, except in the case of Ordinary Course Contributions (and Excess Additional Contributions in respect thereof), the amount of any such Additional Contributions and Excess Additional Contributions shall be deemed to be two hundred and fifty percent (250%) of the actual amount thereof; and

(iii) The Company shall amend Exhibit A hereto to reflect the foregoing adjustments, and all future allocations of Profits and Losses and distributions from the Company will be made based on the Members’ Ownership Percentages as adjusted pursuant to the foregoing, until further adjusted in accordance with this Agreement.

(d) The provisions of this Section 6.03 shall constitute the sole rights, obligations, liabilities and remedies of the Company and the Members, including the Non-Contributing Members and the Contributing Members, with respect to any failure by a Member to make an Additional Contribution as and when required.

(e) In the event that the Contributing Members do not elect to loan or fund the full amount of the Unfunded Additional Contribution in accordance with Section 6.03(a), the Company (acting at the direction of the Contributing Members) shall use commercially reasonable efforts to sell New Interests of any class or series (with such features as the Contributing Members may determine) as soon as reasonably practicable (but subject to Section 6.04) at an issue price that implies no less than 95% of the Company’s Fair Market Value as determined by an independent nationally recognized investment bank or valuation or appraisal firm unless the Board determines not to pursue a sale of such New Interests in accordance with Section 8.04(b) within twenty (20) Business Days following the Contribution Date.

Section 6.04 Preemptive Rights.

(a) Subject to and without limiting the other terms of this Agreement, the Company grants to each Member, and each Member shall have the right to purchase, in accordance with the procedures set forth herein, up to such Member’s pro rata portion (based on each Member’s Ownership Percentage at the time of the applicable New Interests Notice) of any New Interests which the Company may, from time to time, propose to issue and sell (hereinafter referred to as the “Preemptive Rights”).

(b) In the event that the Company proposes to issue or sell New Interests, the Company shall notify each Member in writing with respect to the proposed New Interests to be issued or sold (the “New Interests Notice”). Each New Interests Notice shall set forth: (i) the number and class of New Interests proposed to be issued or sold by the Company and their purchase price, (ii) such Member’s pro rata portion of New Interests and (iii) any other material term, including any applicable regulatory requirements and, if known, the expected date of consummation of the issuance and sale of the New Interests (which date, in any event shall be no earlier than thirty (30) days following the date of delivery of the New Interests Notice).

(c) Each Member shall be entitled to exercise its Preemptive Rights to purchase such New Interests by delivering an irrevocable written notice to the Company within ten (10) days from the date of receipt of any New Interests Notice specifying the number of New Interests to be subscribed, which in any event can be no greater than such Member’s pro rata portion of such New Interests, at the price and on the terms and conditions specified in the New Interests Notice.

(d) Each Member exercising its right to purchase its entire pro rata portion of New Interests being issued (each a “Subscribing Member”) shall have a right of over-allotment such that if any other Member fails to exercise its Preemptive Right to purchase its entire pro rata portion of New Interests (each, a “Non-Subscribing Member,” including any Member that fails to exercise its right to purchase its entire pro rata share of Remaining New Interests, as described below), such Subscribing Member may purchase its pro rata share, based on the relative Ownership Percentage then owned by the Subscribing Members, of those New Interests in respect to which the Non-Subscribing Members have not exercised their Preemptive Right (the “Remaining New Interests”) by giving written notice to the Company within three (3) Business Days from the date that the Company provides written notice of the amount of New Interests as to which such Non-Subscribing Members have failed to exercise their rights to purchase. The Company shall reoffer any Remaining New Interests to the Members in successive rounds (without regard to the time periods specified in the foregoing provisions) until such time as the Members have collectively agreed to purchase all of the New Interests being issued or all of the Members are Non-Subscribing Members in the last round of offers.

(e) If the Members do not elect within the applicable notice periods described above to exercise their Preemptive Rights with respect to any of the New Interests proposed to be sold by the Company, the Company shall have one hundred and twenty (120) days after the expiration of all such notice periods to sell or to enter into an agreement to sell such unsubscribed New Interests proposed to be sold by the Company, at a price and on material terms no more favorable to the purchaser than those offered to the Members pursuant to this Section 6.04.

(f) No Member will be required to take up and pay for any New Interests pursuant to the Preemptive Right unless all New Interests (other than those to be taken up by the Member) are sold, whether to the other Members or pursuant to Section 6.04(e) above.

Section 6.05 Loans.

Any Member may loan funds to the Company only in accordance with the approval thereof by the Board in accordance with Section 8.04 or as otherwise provided in Section 6.03. Loans by a Member to the Company will not be treated as Capital Contributions but will be treated as debt obligations having such terms as are approved in accordance with Section 8.04.

Section 6.06 Return of Contributions.

Except as expressly provided herein, no Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 6.07 Capital Accounts.

A separate capital account (“Capital Account”) shall be established, determined and maintained for each Member in accordance with the substantial economic effect test set forth in Treasury Regulation § 1.704-l(b)(2), which provides, in part, that a Capital Account shall be:

(a) increased by (i) the amount of money contributed by the Member to the Company; (ii) the fair market value of any property contributed by the Member to the Company (net of liabilities secured by such contributed property); and (iii) allocations to the Member of the Company income and gain (or items thereof), including income and gain exempt from tax; and

(b) decreased by (i) the amount of money distributed to the Member by the Company, including any Crestwood Required Payment pursuant to Section 7.07(a) and any CEGPS Required Payment pursuant to Section 7.07(b); (ii) the fair market value of any property distributed to the Member by the Company (net of liabilities secured by such distributed property); (iii) allocations to the Member of expenditures of the Company not deductible in computing its taxable income and not properly capitalized for federal income tax purposes; and (iv) allocations to the Member of Company loss and deduction (or items thereof).

In the case of an additional Capital Contribution by an existing or newly admitted Member, the Capital Accounts of the Members shall be adjusted as of the date of such Capital Contribution.

Section 6.08 Approved Credit Support.

(a) The Annual Budget shall include the reasonable, out-of-pocket costs incurred by a Member or any of its Affiliates to provide Approved Credit Support, which such cost shall be reimbursed by the Company to such Member or such Affiliate. If the Member or any of its Affiliates makes any good faith payment required pursuant to any Approved Credit Support, or if any draw upon any Approved Credit Support is made, the payment or draw amount shall be treated as a loan to the Company by the Member or such Affiliate. Such loan will bear interest at the Default Rate from the date of payment or draw, and must be repaid in full before any additional distributions are made to the Members.

(b) At such time as a Member ceases to be a Member and has no Affiliate that is a Member (such Member, upon ceasing to be a Member, a “Former Member”), the Company shall use commercially reasonable efforts to (i) effect the full release and return of the Approved Credit Support provided by the Former Member and its Affiliates and (ii) effect the full release of each issuer of or obligor under such Approved Credit Support (excluding Newco and any Contributed Entity) from its obligations and liabilities thereunder or in respect thereof, including by offering that the Company issue or post, or cause one of its Subsidiaries to issue or post, replacement credit support, including guarantees, letters of credit, surety, performance or other bonds, cash or other collateral or similar credit support arrangements (the “Company Support Instruments”). The Former Member shall reasonably cooperate with the Company with respect to the foregoing.

(c) If the Company is not successful, following the use of commercially reasonable efforts, in effecting the full release and return of any Approved Credit Support provided by the Former Member and its Affiliates, and the full release of each issuer of or obligor under such Approved Credit Support (excluding Newco and any Contributed Entity), as provided in Section 6.08(b) (such Approved Credit Support, a “Continuing Support Obligation”), then:

(i) the Former Member shall cause such Continuing Support Obligation to remain outstanding, and the Company shall continue to reimburse the Former Member and its relevant Affiliates for the reasonable, out-of-pocket costs incurred by the Former Member and such Affiliates to provide such Continuing Support Obligation, until such Continuing Support Obligation is released and returned pursuant to Section 6.08(b);

(ii) from and after the time such Former Member ceases to be a Member, the Company shall continue to use commercially reasonable efforts to effect promptly the full release and return of such Continuing Support Obligation and the full release of the Former Member and its Affiliates from such Continuing Support Obligation;

(iii) the Company shall fully reimburse and otherwise indemnify and hold harmless the Former Member and its Affiliates from and against any good faith payment made pursuant to, and any draw upon, such Continuing Support Obligation (such reimbursement to be made within ten (10) days following written notice to the Company from the Former Member of such payment or draw); and

(iv) the Company shall not, and shall cause its Subsidiaries not to, effect any amendments or modifications or any other changes to the contracts or obligations secured by such Continuing Support Obligation, or otherwise take any action that would reasonably be expected to increase, extend or accelerate the liability of the Former Member and its Affiliates under such Continuing Support Obligation, without, in any such case, such Former Member’s prior written consent.

ARTICLE VII

DISTRIBUTIONS AND ALLOCATIONS

Section 7.01 Distributions.

(a) On the Effective Date, the Company shall distribute to Crestwood an amount in cash equal to the Initial CEGPS Contribution and, immediately upon the Second Closing, the Company shall distribute to Crestwood an amount in cash equal to the Second CEGPS Contribution; provided, however, that in each case such amounts shall be subject to adjustment and true-up as provided in the Contribution Agreement.

(b) Except as otherwise provided in Section 7.07 or Section 15.03, and after giving effect to any adjustments to Ownership Percentages set forth in Section 7.01(c), within thirty (30) days following the end of each Quarter, commencing with the Quarter in which the Effective Date occurs, an amount equal to 100% of the Available Cash as of the end of such Quarter, subject to Sections 6.03(b), shall be distributed to all Members simultaneously pro rata in accordance with each Member’s Ownership Percentage (as of the end of such Quarter) in accordance with this Article VII.

(c) Notwithstanding any other provision of this Agreement, with respect to any period prior to the Third Anniversary End of the Initial Closing, the Ownership Percentages shall be deemed to be adjusted as follows solely for purposes of Section 7.01 (and not for purposes of determining voting or other rights):

(i) For the period from the Effective Date through the end of the Quarter in which the first anniversary of the Initial Closing occurs, (A) the Ownership Percentage represented by the Membership Interest issued to CEGPS shall be deemed for purposes of Section 7.01 to be equal to the Ownership Percentage of such Membership Interest plus 15%, and (B) the Ownership Percentage represented by the Membership Interest issued to Crestwood shall be deemed for purposes of Section 7.01 to be equal to the Ownership Percentage of such Membership Interest minus 15%.

(ii) For the period following the end of the Quarter in which the first anniversary of the Initial Closing occurs through the end of the Quarter in which the second anniversary of the Initial Closing occurs, (A) the Ownership Percentage represented by the Membership Interest issued to CEGPS shall be deemed for purposes of Section 7.01 to be equal to the Ownership Percentage of such Membership Interest plus 15%, and (B) the Ownership Percentage represented by the Membership Interest issued to Crestwood shall be deemed for purposes Section 7.01 to be equal to the Ownership Percentage of such Membership Interest minus 15%.

(iii) For the period following the end of the Quarter in which the second anniversary of the Initial Closing occurs through the end of the Quarter in which the third anniversary of the Initial Closing occurs (the end of such Quarter, the “Third Anniversary End of the Initial Closing”), (A) the Ownership Percentage represented by the Membership Interest issued to CEGPS shall be deemed for purposes of Section 7.01(b) to be equal to the Ownership Percentage of such Membership Interest plus 10%, and (B) the Ownership Percentage represented by the Membership Interest issued to Crestwood shall be deemed for purposes of Section 7.01 to be equal to the Ownership Percentage of such Membership Interest minus 10%.

(iv) Following the Third Anniversary End of the Initial Closing, all distributions made pursuant to Section 7.01 shall be made in accordance with the Members’ Ownership Percentages without any adjustments pursuant to this Section 7.01(c).

(d) Subject to Section 7.01(c) and Section 7.07, each distribution in respect of Membership Interests shall be paid by the Company only to the holder of record of such Membership Interests as of the record date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 7.02 Allocations.

After giving effect to the allocations set forth in Section 7.03, Profits and Losses for any Allocation Year shall be allocated to the Members in accordance with the Members’ Ownership Percentages.

Section 7.03 Special Allocations.

(a) If there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. This Section 7.03(a) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Allocation Year, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such Allocation Year shall be allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. This Section 7.03(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith

(c) In the event that any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain will be allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided that an allocation pursuant to this Section 7.03(c) will be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.03(c) were not in this Agreement. This Section 7.03(c) is intended to constitute a qualified income offset described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) In the event any Member has an Adjusted Capital Account Deficit at the end of any Allocation Year, such Member shall be specially allocated items of Company gross income and gain in the amount of its Adjusted Capital Account Deficit as quickly as possible; provided, that an allocation pursuant to this Section 7.03(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if Section 7.03(c) and this Section 7.03(d) were not in this Agreement.

(e) Nonrecourse Deductions for any Allocation Year shall be allocated to the Members pro rata in accordance with each Member’s Ownership Percentage.

(f) Member Nonrecourse Deductions for any Allocation Year shall be allocated 100% to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

(g) For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company shall be allocated to the Members pro rata in accordance with each Member’s Ownership Percentage.

(h) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(i) Gross income of the Company for any Allocation Year shall be allocated to CEGPS in an amount equal to the excess, if any, of (i) the Excess Distributions made to CEGPS with respect to the current and all prior Allocation Years, over (ii) the cumulative amount of gross income allocated to CEGPS for all prior Allocation Years.

(j) Notwithstanding any other provision of this Section 7.03, the allocations set forth in Sections 7.03(a), (b), (c), (d), (e), (f) and (h) (the “Required Allocations”) shall be taken into account so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Member pursuant to Sections 7.02 and 7.03, together, shall be equal to the net amount of such items that would have been allocated to each such Member under Section 7.02 and Section 7.03 had the Required Allocations and this Section 7.03(j) not otherwise been provided in this Agreement. The Company may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made.

(k) The allocations in Section 7.02, this Section 7.03 and Section 7.05, and the provisions of this Agreement relating to the maintenance of Capital Accounts, are included to ensure compliance with requirements of the federal income tax law (and any applicable state income tax laws). Such provisions are intended to comply with Treasury Regulations Sections 1.704-1 and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto. The Members shall cause appropriate modifications to be made if unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulations, so long as such modifications do not cause a material change in the relative economic benefit of the Members under this Agreement.

Section 7.04 Section 704(c).

In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of same under this Agreement). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement; provided that the Company shall use the remedial method set forth in Treasury Regulation Section 1.704-3(d). Allocations pursuant to this Section 7.04 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

Section 7.05 Varying Interests.

All items of income, gain, loss, deduction or credit shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Ownership Percentage, the Members agree that their allocable shares of such items for the taxable year shall be determined on any method determined by the Board to be permissible under Code Section 706 and the related Treasury Regulations to take account of the Members’ varying Ownership Percentages.

Section 7.06 Withheld Taxes.

All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VII for all purposes of this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

Section 7.07 Required Payments.

(a) Notwithstanding any provision in Section 7.01 to the contrary, in the event any amount is payable (i) by Crestwood to CEGPS or a CEGPS Indemnified Party pursuant to the terms of the Contribution Agreement or (ii) by Crestwood to CEGPS pursuant to the terms of this Agreement (in each case, including any adjustments, damages or indemnity payments) (any such amount, a “Crestwood Required Payment”), and any such Crestwood Required Payment is not paid by Crestwood, any subsequent distributions due and owing to Crestwood pursuant to this Agreement shall first be paid to CEGPS in the amount of such Crestwood Required Payment in advance of any further distributions to Crestwood; provided, however, that the Parties acknowledge and agree that any amounts paid to CEGPS pursuant to this sentence are being paid to CEGPS directly as a matter of convenience and that such distributions shall be treated as distributions to Crestwood for all purposes under this Agreement (including for the purposes of maintaining capital accounts and for the determination of Excess Distributions). The amount of any Crestwood Required Payment payable by Crestwood under Section 7.07(a)(i) shall bear interest pursuant to the terms and conditions of the Contribution Agreement and any Crestwood Required Payment attributable to this Agreement shall bear interest from and including the date that Crestwood is required to make any such payment until the date that such Crestwood Required Payment is fully paid to CEGPS but excluding the date of payment at a rate per annum equal to the Prime Rate as set forth in the Wall Street Journal plus four percent (4%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. For the avoidance of doubt, no approval of the Board or of any Directors shall be required for any such payment. In addition to the foregoing, any payment made in accordance with this Section 7.07 shall be treated as a distribution of cash to Crestwood in the amount of such payment to CEGPS.

(b) Notwithstanding any provision in Section 7.01 to the contrary, in the event any amount is payable (i) by CEGPS to Crestwood or any Person entitled to indemnification by CEGPS pursuant to the terms of the Contribution Agreement or (ii) by CEGPS to Crestwood pursuant to the terms of this Agreement (in each case, including any adjustments, damages or indemnity payments) (any such amount, a “CEGPS Required Payment”), and any such CEGPS Required Payment is not paid by CEGPS, any subsequent distributions due and owing to CEGPS pursuant to this Agreement shall first be paid to Crestwood in the amount of such CEGPS Required Payment in advance of any further distributions to CEGPS; provided, however, that the Parties acknowledge and agree that any amounts paid to Crestwood pursuant to this sentence are being paid to Crestwood directly as a matter of convenience and that such distributions shall be treated as distributions to CEGPS for all purposes under this Agreement (including for the purposes of maintaining capital accounts and for the determination of Excess Distributions). The amount of any CEGPS Required Payment payable by CEGPS under Section 7.07(b)(i) shall bear interest pursuant to the terms and conditions of the Contribution Agreement and any CEGPS Required Payment attributable to this Agreement shall bear interest from and including the date that CEGPS is required to make any such payment until the date that such CEGPS Required Payment is fully paid to Crestwood but excluding the date of payment at a rate per annum equal to the Prime Rate as set forth in the Wall Street Journal plus four percent (4%). Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed. For the avoidance of doubt, no approval of the Board or of any Directors shall be required for any such payment. In addition to the foregoing, any payment made in accordance with this Section 7.07(b) shall be treated as a distribution of cash to CEGPS in the amount of such payment to Crestwood.

Section 7.08 Limitations on Distributions.

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law. All distributions required to be made under this Agreement shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.

Section 7.09 Growth Project True-Up Payments

(a) Crestwood shall, or shall cause the Operator to, calculate, prepare and deliver to CEGPS a statement setting forth in reasonable detail the good faith calculation of the Growth Project EBITDA for the Calculation Period and a certificate of the Chief Financial Officer of Crestwood or the Operator, as applicable, that the Growth Project EBITDA was calculated in accordance with the definition thereof (the “Growth Project EBITDA Statement”) no later than five (5) Business Days after the audited financial statements are finalized for the fiscal year ending December 31, 2020.

(b) After receipt of the Growth Project EBITDA Statement, CEGPS shall have forty-five (45) days (the “Review Period”) to review the Growth Project EBITDA Statement. During the Review Period, CEGPS and CEGPS’s accountants shall have full access to the books and records of the Company and its Subsidiaries and the personnel of, and work papers prepared by, the Company, its Subsidiaries, and their respective accountants (and Crestwood shall cause CEGPS and CEGPS’s accountants to have full access to the books and records of the Operator and the personnel of, and work papers prepared by, the Operator and its accountants, in each case to the extent relating to the Company or any of its Subsidiaries) as CEGPS may reasonably request for the purpose of reviewing the Growth Project EBITDA Statement and preparing an initial Growth Project EBITDA Dispute Notice.

(c) On or prior to the last day of the Review Period, CEGPS may object to the Growth Project EBITDA Statement by delivering to Crestwood a written statement setting forth CEGPS’s objections in reasonable detail, indicating each disputed item or amount and the basis for CEGPS’s disagreement therewith, together with reasonable supporting documentation and calculations (the “Growth Project EBITDA Dispute Notice”). If CEGPS fails to deliver a Growth Project EBITDA Dispute Notice before the expiration of the Review Period, the Growth Project EBITDA Statement as delivered to CEGPS will be deemed to be correct and mutually agreed upon by the Parties and the Growth Project EBITDA set forth in such Growth Project EBITDA Statement will be final and binding on the Parties. If CEGPS delivers the Growth Project EBITDA Dispute Notice before the expiration of the Review Period, CEGPS and Crestwood shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Growth Project EBITDA Dispute Notice (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Growth Project EBITDA, with such changes as may be agreed to in writing by CEGPS and Crestwood, shall be final and binding.

(d) If Crestwood and CEGPS fail to reach an agreement (i) with respect to all of the matters set forth in the Growth Project EBITDA Dispute Notice before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to an independent nationally recognized accounting firm mutually agreed upon by CEGPS and Crestwood, or failing such agreement, CEGPS and Crestwood shall engage the American Arbitration Association to appoint, an independent nationally recognized accounting firm other than Crestwood’s accountants, the Operator’s accountants or CEGPS’s accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Growth Project EBITDA. The Parties agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the Parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Growth Project EBITDA Statement and the Growth Project EBITDA Dispute Notice, respectively. The fees and expenses of the Independent Accountants shall be paid by Crestwood, on the one hand, and by CEGPS, on the other hand, based upon the percentage that the amount actually contested but not awarded to Crestwood or CEGPS, respectively, bears to the aggregate amount actually contested by Crestwood and CEGPS. Each of Crestwood and CEGPS shall pay fifty percent (50%) of the fees and expenses of the American Arbitration Association, if any.

(e) (i) If, during the Calculation Period, the Growth Projects generate CEGPS Growth Project EBITDA of less than the Growth Project EBITDA Target, Crestwood shall pay to CEGPS an amount equal to (x) the Growth Project EBITDA Target minus (y) the CEGPS Growth Project EBITDA (the “Growth Project EBITDA Shortfall Amount”), which amount Crestwood shall pay to CEGPS as follows:

(A) within five (5) Business Days following the finalization of the Growth Project EBITDA (the “Finalization Date”) in accordance with this Section 7.09, Crestwood shall pay to CEGPS an amount equal to either (I) the Growth Project EBITDA Shortfall Amount or (II) one third (1/3) of the Growth Project EBITDA Shortfall Amount;

(B) if under clause (A) of this Section 7.09(e)(i), Crestwood pays one third (1/3) of the Growth Project EBITDA Shortfall Amount, then no later than January 1, 2022, Crestwood shall pay to CEGPS an amount that calculated as of the date of such payment, and after giving effect to a discount rate of 11%, would cause the Net Present Value (as of January 1, 2021) of such payment to be equal to one third (1/3) of the Growth Project Shortfall Amount; and

(C) if under clause (A) of this Section 7.09(e)(i), Crestwood pays one third (1/3) of the Growth Project EBITDA Shortfall Amount, then no later than January 1, 2023, Crestwood shall pay to CEGPS an amount that calculated as of the date of such payment, and after giving effect to a discount rate of 11%, would cause the Net Present Value (as of January 1, 2021) of such payment to be equal to one third (1/3) of the Growth Project Shortfall Amount.

(ii) If, during the Calculation Period, the Growth Projects generate CEGPS Growth Project EBITDA in excess of the Growth Project EBITDA Threshold, CEGPS shall pay to Crestwood an amount equal to the lesser of (x) CEGPS Growth Project EBITDA minus (2) the Growth Project EBITDA Threshold, and (y) $57,000,000 (such lesser amount, the “Growth Project EBITDA Incentive Amount”), which amount CEGPS shall pay to Crestwood as follows:

(A) within five (5) Business Days following the Finalization Date, CEGPS shall pay to Crestwood an amount equal to either (I) the Growth Project EBITDA Incentive Amount or (II) one third (1/3) of the Growth Project EBITDA Incentive Amount;

(B) if under clause (A) of this Section 7.09(e)(ii), CEGPS pays one third (1/3) of the Growth Project EBITDA Incentive Amount, then no later than January 1, 2022, CEGPS shall pay to Crestwood an amount that calculated as of the date of such payment, and after giving effect to a discount rate of 11%, would cause the Net Present Value (as of January 1, 2021) of such payment to be equal to one third (1/3) of the Growth Project EBITDA Incentive Amount; and

(C) if under clause (A) of this Section 7.09(e)(ii), CEGPS pays one third (1/3) of the Growth Project EBITDA Incentive Amount, then no later than January 1, 2023, CEGPS shall pay to Crestwood an amount that calculated as of the date of such payment, and after giving effect to a discount rate of 11%, would cause the Net Present Value (as of January 1, 2021) of such payment to be equal to one third (1/3) of the Growth Project EBITDA Incentive Amount.

(iii) If, during the Calculation Period, the Growth Projects generate CEGPS Growth Project EBITDA greater than or equal to the Growth Project EBITDA Target but less or equal to the Growth Project EBITDA Threshold, neither Crestwood nor CEGPS shall be entitled to receive, and neither Crestwood nor CEGPS shall be required to pay, any adjustments pursuant to this Section 7.09.

(f) All payments made under this Section 7.09 shall be paid by in immediately available funds by wire transfer to the account designated in writing by the Party receiving such payment.

ARTICLE VIII

BOARD OF DIRECTORS

Section 8.01 Management by Board of Directors.

(a) All powers to conduct, direct and manage all activities of the Company shall be fully vested in the Members, acting exclusively through the Board and their Representatives on the Board. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Board, and the Members shall act solely through the Board. Decisions or actions taken by the Board in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and the Members and shall be binding on each Member.

(b) No Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company, except to the extent specifically authorized with respect to any matter by resolution of the Board.

(c) No Director, in his or her individual capacity as such, shall have the authority to manage the Company or approve matters relating to, or otherwise to bind, the Company, such powers being reserved to a Director acting through the Board, and to such other committees of the Board, and officers and agents of the Company, as may be designated by the Board.

Section 8.02 Board Composition.

(a) General. The Board shall be composed of two directors appointed by each Member, each of whom shall be a natural person (each such person a “Director” and collectively, the “Directors”). The Directors shall not constitute “managers” of the Company within the meaning of the Delaware Act. A Director need not be a Member or an officer of the Company.

(b) Designation of Directors and Alternate Directors.

(i) Each Member each shall be permitted to designate two (2) natural persons to serve as Directors.

(ii) In addition, each Member shall be permitted to designate an Alternate Director in connection with any meeting of the Board by notifying the other Members in writing at or prior to such meeting or at the time of any action to be taken pursuant to Section 8.06. Each Alternate Director so designated shall serve in place of one of such Member’s designated Directors at such meeting of the Board or in connection with any action or approval of the Board, and the presence of such Alternate Director shall be the equivalent of the presence of one of such Member’s designated Directors for all purposes under this Agreement. When serving in such capacity as a Director, each Alternate Director shall be entitled to all of the rights and obligations of a Director as set forth in this Agreement and all references to a Director shall be read to include an Alternate Director.

(iii) The Representatives of each Member as of the Effective Date are set forth on Exhibit B.

(iv) The collective voting power of the Representatives appointed by a Member will equal the Ownership Percentage owned by such Member.

(v) Subject to Section 4.02(f), a Transferee of a direct Transfer of a Member’s entire Membership Interest shall automatically succeed to the rights of the Transferring Member to designate, appoint and remove Representatives hereunder, including any Representatives previously appointed by the Transferring Member.

(c) Removal; Resignation; Vacancies.

(i) Each Representative may be removed and replaced, with or without cause, at any time by the Member that designated him or her, in such Member’s sole discretion, and shall not be removed or replaced by any other means. A Member who removes any Representative of such Member shall promptly notify the other Members of the removal and the name of its replacement Representative.

(ii) A Representative may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein.

(iii) If any Representative designated by a Member shall cease to serve as a Representative for any reason, the vacancy resulting thereby shall be filled by another natural person designated by that Member; provided that such Member would, at such time, otherwise be permitted to designate a Representative pursuant to Section 8.02(b).

(d) Changes in Size. The number of Directors constituting the full Board may be increased or decreased from time to time by unanimous vote of the Members; provided, however, that (i) for so long as at least two Members are permitted to designate Directors in accordance with Section 8.02(b), the Members shall be entitled to appoint an equal number of Directors; and (ii) the number of Directors shall automatically be increased by one upon the admission of a new Member pursuant to the terms of this Agreement.

Section 8.03 Board Meetings; Quorum.

(a) The Board shall meet at least quarterly at the offices of the Company (or such other place as determined by the Board), with the participation of such officers of the Company as such Representative may request. Special meetings of the Board, to be held at the offices of the Company (or such other place as shall be determined by the Board), shall be called at the direction of any one Director. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not properly called or convened. The reasonable costs and expenses incurred by the Directors in connection with any meeting of the Board shall be borne and paid by the Company (and any Director may obtain reimbursement from the Company for any such reasonably documented costs and expenses).

(b) The presence (in person or participating in accordance with Section 8.07) of at least one Director (or Alternate Director) appointed by each Member that, collectively, with the Directors (or Alternate Directors) present in person or participating in accordance with Section 8.07 appointed by any other Members, control a majority of the voting power in accordance with Section 8.02(b)(iv) shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board; provided, that no Member shall have the right to dispute the lack of the foregoing quorum requirement in respect of a duly called meeting of the Board for which at least ten (10) days’ prior written notice has been given to all Directors (a “Quorum Failure Meeting”) if the Directors (or Alternate Directors) appointed by such Member have failed to attend the two immediately prior duly called meetings of the Board (and provided that at least ten (10) days’ prior written notice shall have been given to all Directors for such meetings) and a quorum at such two immediately prior duly called meetings and the Quorum Failure Meeting would have been present but for such failure. In the absence of a quorum for any such meeting, a majority of the Directors (or Alternate Directors) present thereat may adjourn such meeting from time to time until a quorum shall be present or, in the case of a Quorum Failure Meeting, would have been present but for the failure of the Directors (or Alternate Directors) appointed by a Member to attend the Quorum Failure Meeting as provided in the previous sentence. However, notwithstanding anything to the contrary herein, no business may be transacted at, and no other action may be taken at, any Quorum Failure Meeting (or any adjourned Quorum Failure Meeting) unless the notice for such meeting included an agenda that specified the purpose of the meeting, including the consideration of such business transaction or other action. For the avoidance of doubt, if any Director is absent from a Board meeting, then, except as otherwise provided herein, the attending Director(s) (or Alternate Director(s)) appointed by the same Member that appointed such absent Director (or Alternative Director) will vote such Member’s entire Ownership Percentage.

Section 8.04 Board Voting.

(a) General; Majority Voting. On all matters requiring the vote or action of the Board, any action undertaken by the Board must be authorized by the affirmative vote of (i) one or more Directors that are entitled to vote at least a majority of the Ownership Percentages except as otherwise provided in Section 8.04(c) with respect to Affiliate Transactions or (ii) at a Quorum Failure Meeting, all Directors present at such meeting except that any Affiliate Transactions shall only require the approval of the Directors present at such meeting who are not Representatives of the Interested Member.

(b) Actions Requiring Approval of the Board. Except as otherwise provided by this Agreement, the Company shall not, shall not permit any Subsidiary of the Company to, and shall not authorize or permit any officer or agent of the Company or any of its Subsidiaries on behalf of the Company or any of its Subsidiaries to, effect any material action or any action outside of the ordinary course of business, including any of the following actions, without Board approval, except to the extent approval authority is expressly delegated by the Board pursuant to a resolution of the Board or the terms of an agreement specifically approved by the Board that specifically grants the authority to engage in the applicable action (excluding any grant of plenary or similar authority):

(i) engage in any business activity other than Midstream Activities;

(ii) incur any Indebtedness or enter into any definitive agreement providing for the incurrence of any Indebtedness, other than any Additional Contribution Loan;

(iii) sell, transfer, lease (as lessor), abandon or otherwise dispose of (i) any assets with a value in excess of $2,000,000 or (ii) any Equity Interests in the Company or any Subsidiary, in either case other than to the Company or any Subsidiary (other than in accordance with Section 6.03);

(iv) form or dissolve any Subsidiary of the Company;

(v) acquire (A) any Equity Interests in any Person or (B) any assets or rights that constitute substantially all of the assets or rights of any Person, or that are operated by any Person as a separate business, division, or asset group;

(vi) merge, consolidate, or reorganize;

(vii) enter into any partnership or joint venture;

(viii) amend, modify or waive any provisions of the Certificate of Formation, this Agreement (other than revisions permitted by Section 16.02), or the constituent documents of any Subsidiary of the Company;

(ix) dissolve or liquidate, or file any voluntary petition for bankruptcy;

(x) undertake any public offering of securities or any registration of any offering or securities under the Securities Act;

(xi) admit any new Member (other than in connection with any New Interests issued in accordance with Section 6.03(e) and Section 6.04 to any Person other than any of the Members) or redeem any Membership Interest;

(xii) authorize or permit any Capital Contribution or make any Capital Call other than in accordance with Section 6.02, or approve any non-cash Capital Contribution, in each case other than by the Company or any of its Subsidiaries to a Subsidiary of the Company;

(xiii) make determinations of Available Cash or, other than distributions by any Subsidiary of the Company to another Subsidiary of the Company or to the Company, make any dividend or distribution on Equity Interests other than in accordance with this Agreement;

(xiv) agree to any restrictions on the ability of the Company or any Subsidiary to make dividends or distributions on Equity Interests;

(xv) appoint or remove the Certified Public Accountants;

(xvi) change any accounting or tax policy (other than as required by Required Accounting Practices or applicable law);

(xvii) subject to Section 8.04(c), remove the Operator or appoint any successor Operator;

(xviii) initiate any litigation or other dispute resolution proceeding reasonably expected to involve claims of more than $1,000,000 individually, or agree to any settlement or compromise of any claim or proceeding (A) in which the aggregate amount claimed by the Company or any of its Subsidiaries with respect to such claim or proceeding exceeds $1,000,000, (B) requiring aggregate payments by the Company or any of its Subsidiaries with respect to such claim or proceeding in excess of $1,000,000, (C) involving any admission by, or any finding against, the Company or any of its Subsidiaries of criminal wrongdoing, or (D) that restricts the conduct of business by the Company or any of its Subsidiaries;

(xix) approve or amend the Annual Budget, or any other material capital or operating budget of the Company or any of its Subsidiaries;

(xx) take any action that would reasonably be expected to cause the Annual Budget, or any capital budget of the Company or any of its Subsidiaries in excess of $5 million, then in effect to be exceeded in the aggregate by more than ten percent (10%), except for Emergency Expenditures and reimbursement or indemnity obligations to any Member, any Former Member, or any Affiliate of any Member or Former Member with respect to the cost of or any payment under or draw upon any Approved Credit Support or any Continuing Support Obligation;

(xxi) except to the extent reasonably contemplated in the Annual Budget then in effect, or in any delegation of approval policy approved by the Board and then in effect, enter into any contract under which expected revenues are expected to exceed $5,000,000 annually or $25,000,000 during the life of such contract;

(xxii) enter into any Hedge Contract;

(xxiii) make any material filing with any governmental authority, other than in the ordinary course of business;

(xxiv) issue any New Interests, other than pursuant to Section 6.03(e), or enter into any agreement that provides for or contemplates the issuance of Membership Interests pursuant to transactions of the nature described in the proviso in the definition of “New Interests” in Section 1.01; and

(xxv) such other matters as the Board may determine from time to time by resolution in accordance with Section 8.04(a).

(c) Affiliate Transactions.

(i) No contract or transaction between the Company, any of its Subsidiaries or the Operator (for the benefit or account of the Company or any of its Subsidiaries), on the one hand, and any Member or Affiliate of a Member, on the other hand, or in which a Member or an Affiliate of a Member otherwise has a financial interest (other than by reason of its ownership of Membership Interests in the Company) shall be void or voidable by reason of the financial interest of any Member or Affiliate of any Member therein; provided, however, that with respect to any contract or transaction between the Company, any of its Subsidiaries or the Operator (for the benefit or account of the Company or any of its Subsidiaries), on the one hand, and any Member Parent or Subsidiary of a Member Parent, on the other hand, or in which a Member Parent or a Subsidiary of a Member Parent otherwise has a financial interest (other than by reason of its ownership of Membership Interests in the Company) (each, an “Affiliate Transaction” and such Member, the “Interested Member”) (A) the Interested Member or its Representatives fully and fairly disclose any such Affiliate Transaction and its material terms promptly to the other Members, the Company, and the Operator and (B) none of the Company, any Subsidiary thereof or the Operator (for the benefit or account of the Company or any of its Subsidiaries) shall enter into, amend, waive any provision of, or terminate any Affiliate Transaction other than on terms that are no less favorable in the aggregate to the Company, such Subsidiary or the Operator (for the benefit or account of the Company or any of its Subsidiaries), as applicable, than as would have been reasonably expected to be obtained from a Person that is not an Interested Member, a Member Parent or a Subsidiary of a Member Parent.

(ii) The Company, its Subsidiaries and the Operator shall not enter into, amend, waive any provision of, or terminate any Affiliate Transaction other than with the approval of the Board that includes the affirmative vote of all of the Directors (or Alternate Directors) who are not Representatives of the Interested Member; provided, however, that if such Affiliate Transaction is an Affiliate Transaction with respect to all Members, the entry into, amendment, waiver any provision of, or termination of such Affiliate Transaction shall be valid if approved by all Directors (or Alternate Directors) so long as each Member or its Directors fully and fairly disclose the material terms of such Affiliate Transaction to the other Members, the Company, and the Operator. Approval of an Affiliate Transaction or of the amendment, waiver of any provision of, or termination of such Affiliate Transaction by all of the Directors (or Alternate Directors) who are not Representatives of the Interested Member shall constitute conclusive evidence of the satisfaction of Section 8.04(c)(i) with respect to the fairness to the Company, its Subsidiaries or the Operator, as applicable, of such Affiliate Transaction or such amendment, waiver of any provision, or termination thereof. Nothing herein shall be deemed to prohibit an Interested Member or any of its Representatives from participating in any discussion or negotiation regarding, or any vote of the Board to enter into, amend, waive any provision of, or terminate, any Affiliate Transaction.

(iii) Enforcement of Affiliate Transactions. Notwithstanding any other provision of this Agreement, the Board, acting solely with the approval of a majority of the voting power of the Directors who are not Representatives of the Interested Member, shall have the right and authority to cause the Company, any Subsidiary thereof or the Operator, as applicable, to pursue or enforce any remedy and exercise any other rights of the Company, such Subsidiary or the Operator under an Affiliate Transaction. In the case of any Affiliate Transaction that is an Affiliate Transaction with respect to all Members, if one of such Members or an Affiliate thereof is in breach or other default of its obligations under such Affiliate Transaction, the Board, acting solely with the approval a majority of the voting power of the Directors who are not Representatives of such breaching or defaulting Member, shall have the right to cause the Company, the applicable Subsidiary thereof or the Operator, as applicable, to pursue or enforce any remedy or exercise any other rights of the Company, such Subsidiary or the Operator, as applicable, under such Affiliate Transaction.

(d) Board Deadlock; Dispute Resolution.

(i) In the event that the Board is unable to obtain the requisite vote under Section 8.04(a) for the approval of any matter, which deadlock, if unresolved, could reasonably be expected to have a material and adverse impact on the Company or its prospects, including the payment of distributions in accordance with Article VII (each such event, a “Deadlock”), either Member may give the other Member written notice (a “Deadlock Notice”) of such Deadlock. Within five (5) days after receipt of the Deadlock Notice, the receiving Member shall submit to the other Member a written response (a “Dispute Response”). The Deadlock Notice and the Dispute Response shall each include (A) a statement setting forth the position of the Member giving the notice and a summary of arguments supporting such position and (B) the name and title of a senior representative of such Member who has authority to settle the Deadlock. The Deadlock Notice shall also include a description of the alleged Deadlock that is reasonably sufficient for the other Member to determine the basis of the alleged Deadlock. Within five (5) days of the delivery of the Dispute Response, the senior representatives of both Members shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and shall negotiate in good faith to resolve the Deadlock.

(ii) If such Deadlock has not been resolved within thirty (30) days following delivery of the Dispute Response, then each Member agrees to have executives who have authority to resolve the Dispute and who are at a higher level of management than the senior representatives addressed in (i) above (A) meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary and (B) negotiate in good faith to resolve the Deadlock.

(iii) If the executives are unable to resolve the Dispute within thirty (30) days after they have met pursuant to clause (ii) above, then such Dispute shall be submitted to mediation if either Party so requests in writing. Any mediation, unless otherwise agreed by the Parties, shall be carried out within forty-five (45) days following the date of a written request therefor. Each Party shall bear one-half of the costs and expenses of any mediator, including any costs incurred by such mediator that are attributable to the consultation of any third party; provided, however, that each Party shall bear its own legal fees and costs of preparing for mediation.

(iv) Notwithstanding anything herein to the contrary, until a Deadlock is resolved, each Member agrees to continue to perform its obligations under this Agreement and to cause its Representatives to continue to perform their obligations under this Agreement.

Section 8.05 Notice.

Written notice of all regular meetings of the Board shall be given to all Directors at least ten (10) days prior to the regular meeting of the Board and one Business Day prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and received by hand, courier or overnight delivery service, or three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or received by email, and shall be directed to the address or email address as such Director shall designate by notice to the Company and each Member. Except as provided in Section 8.03(b), neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

Section 8.06 Action by Written Consent of Board.

To the extent permitted by applicable law, the Board may act without a meeting, without notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a Director or Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a duly held meeting of the Board. All actions taken by the Board in the form of a written consent shall be distributed to each Director upon the taking of such action.

Section 8.07 Conference Telephone Meetings.

Directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 8.08 Minutes.

All decisions and resolutions of the Board shall be reported in the minutes of its meetings, which shall state the date, time and place of the meeting (or the date of the written consent in lieu of a meeting), the persons present at the meeting, the resolutions put to a vote (or the subject of a written consent) and the results of such voting (or written consent). The minutes of all meetings of the Board shall be kept at a location authorized by the Board from time to time. Initially, the minutes of all meetings of the Board shall be kept in an office located at Two Brush Creek Blvd. in Kansas City, Missouri.

Section 8.09 Management Committee; Other Board Committees.

(a) There shall be a management committee of the Company (the “Management Committee”), comprised of one or more subcommittees (each, together with the Management Committee, a “Committee”), including as of Effective Date, a “Commercial Affairs Committee” and an “Operating Committee”). Each Committee shall have two (2) members appointed by each Member. Each member of each Committee shall be a natural person who may nor may not be a Director or Alternate Director appointed by such Member. Each Committee shall have co-chairmen, with each Member entitled to appoint one co-chairman. The initial members and co-chairmen of the Commercial Affairs Committee and the Operating Committee are set forth on Exhibit H attached hereto. At any time and for any or no reason, a Member may remove or replace any member of any Committee appointed by such Member, upon notice to the other Members. The role of the Committees will be to facilitate communications and cooperation among the Members with regard to the business and affairs of the Company and its Subsidiaries, and each Committee will have such specific responsibilities as may be delegated or assigned to it by the Board; provided, however, that (i) no Committee shall have the authority to bind the Company to any obligation or liability, and (ii) no action may be taken by any Committee except upon the unanimous approval of all members thereof. Each Committee will have regular meetings at least quarterly, and special meetings of any Committee may be called at the direction of any member of such Committee. Notice of meetings of any Committee shall be given to each member of such Committee in the manner provided in Section 8.05. Meetings of a Committee may include the participation of such subject matter experts as any member of such Committee reasonably deems appropriate. Each Committee may establish rules for its governance, including with respect to the roles and responsibilities of the co-chairmen, provided such rules do not contravene the requirements of this Section 8.09(a). The members of each Committee will not be compensated by the Company, but the Company will reimburse the reasonable out-of-pocket costs incurred by the member of such Committee to attend any meeting thereof.

(b) The Board may establish committees of the Board and may delegate any of its responsibilities to such committees, except as prohibited by applicable law. Each Member shall appoint one or more Directors to each such committee in the same proportion as such Members have the right to designate Directors.

(c) All of the members of any committee shall constitute a quorum for the transaction of business of such committee, provided that in all cases a quorum shall require at least one member of such committee appointed by each Member. Except as otherwise required by law, all decisions of a committee shall require the affirmative vote of at least a majority of the committee members at any meeting at which a quorum is present.

(d) A majority of the members of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 8.05. Subject to Section 8.09(a), the Board shall have power at any time to dissolve any such committee.

Section 8.10 Operations.

(a) The Directors and officers of the Company shall take steps and actions necessary to cause the Company and its Subsidiaries, collectively, to (a) maintain books and records, bank accounts and financial statements separate from any other Person, including the Members, (b) not commingle its assets with those of any other Person, including the Members, (c) conduct its business in its own name, (d) pay its own expenses and liabilities out of its own funds, (e) observe all organizational formalities required under the Delaware Act, (f) not guarantee or become obligated for, or pledge its assets for, the debts or liabilities of any of its Members, or hold out its credit as being available to satisfy the obligations of its Members, (g) conduct its business in offices which are physically segregated from those of its Affiliates or, if unable to be segregated, allocate fairly and reasonably any overhead for shared office space, (h) use its own distinct stationary, invoices and checks, (i) at all times hold itself out to the public and all other Persons as a legal entity separate from any other Person and correct any known misunderstanding regarding its separate identity, (j) have a mailing address and telephone and telecopy numbers different than those of its Members, (k) be duly qualified and in good standing as a foreign company under applicable law in each state in which its assets are located and such qualification is necessary or advisable, (l) except as otherwise provided herein, not permit any Person, including the Members, to control its daily business decisions, (m) maintain an arm’s length relationship with its Affiliates, (n) except as contemplated by any Transaction Documents or other contract or agreement entered into for such purpose, pay the salaries of its own employees and (o) maintain adequate capital for its operation and business purposes at all times.

(b) Neither this Section 8.10 nor any other provision of this Agreement shall limit, restrict, or impose any requirements upon Operator, solely in its capacity as Operator, with respect to any business, operations or activities of Operator of any nature, including for or with its Affiliates or any other Person; provided, however, that (i) the activities of the Operator conducted pursuant to the Management Agreement or otherwise undertaken by the Operator on behalf of the Company or any of its Subsidiaries shall be subject to the requirements of this Agreement and of the Management Agreement, and (ii) the Operator shall be subject to Section 11.01 hereof so long as the Operator is an Affiliate of a Member.

ARTICLE IX

OFFICERS

Section 9.01 Elected Officers.

The executive officers of the Company shall serve at the pleasure of the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Company shall be such officers as the Board from time to time may deem proper, including, initially, a President, a Treasurer, and a Secretary. The officers of the Company as of the Effective Date are set forth on Exhibit D attached hereto.

Section 9.02 Term of Office.

Each officer shall hold office until such person’s successor shall have been duly elected and qualified or until such person’s death, resignation, or removal pursuant to Section 9.03.

Section 9.03 Removal.

Any officer elected, or agent appointed, by the Board may be removed, with or without cause, by the Board at any time in its sole discretion. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 9.04 Vacancies.

Any newly created office and any vacancy in any office for any reason may be filled by the Board.

Section 9.05 Officers of Subsidiaries.

Promptly following the Effective Date, and for so long as Crestwood and CEGPS each hold an Ownership Percentage of fifty percent (50%), Crestwood and CEGPS shall, and shall cause their respective Representatives to, take such actions as may be necessary to cause each Subsidiary of the Company to have an equal number of directors (if applicable), managers (if applicable) and officers designated by each of Crestwood and CEGPS. Otherwise, the directors (if applicable), managers (if applicable) and officers of each Subsidiary of the Company shall be selected by the Board, and the Members shall, and shall cause their respective Representatives to, take such actions as may be necessary to implement such selections.

ARTICLE X

BUDGET, MANAGEMENT AGREEMENT, NEWCO SERVICE COMPANY

Section 10.01 Budget

Attached hereto as Exhibit C is the initial budget (the “Initial Budget”) for the Company and its Subsidiaries that sets forth reasonable line item detail regarding anticipated expenditures, including: (i) estimated operating expenditures; (ii) estimated capital expenditures; (iii) the proposed financing plans for such expenditures; and (iv) such other items as are set forth therein, for the period from the Effective Date through December 31, 2016. At such reasonable time prior to the expiration of the Initial Budget, and each year thereafter, the Board shall cause to be prepared the Annual Budget for the following year, which Annual Budget will be presented to the

Board on or before September 15 of the preceding year for approval in accordance with Section 8.04(b)(xix). The Board shall cause the Annual Budget to be prepared and approved for distribution to the Members by November 1 prior to the calendar year to which such Annual Budget applies, and finally approved by December 1 prior to the calendar year to which such Annual Budget applies, for each calendar year during the term of this Agreement. If the Budget is not approved by the Board prior to the date when such Budget is to become effective, the Company shall continue to use the Initial Budget or Annual Budget then in effect, extrapolated to a 12-month budget period in the case of the use of the Initial Budget, except that (x) any items of the proposed Annual Budget that previously were approved by the Board shall be given effect in substitution of the corresponding items in the Annual Budget for the previous year, (y) any one-time or non-recurring items and the corresponding budget entries therefor shall be deleted, and (z) all other categories of expenses from the Initial Budget or Annual Budget for the previous period or year, as applicable, shall be increased by five percent (5%).

Section 10.02 Management Agreement.

(a) As of the Effective Date, the Company has entered into an Operating and Maintenance Agreement with the Operator and Newco Service Company, in a form that has been approved by the Members (such agreement and any other services agreement entered into by the Company and any replacement Operator that is approved under the terms hereof, the “Management Agreement”).

(b) Subject to Section 10.02(c), the Management Agreement shall not be terminated, and the Operator shall not be removed, except in accordance with the terms of the Management Agreement; provided, however, that so long as the Operator is an Affiliate of a Member, any determination by the Company with respect thereto shall be made pursuant to Section 8.04(c).

(c) Upon any termination of the Management Agreement or resignation or removal of the Operator, a successor Operator shall be selected by the Board and, until a successor Operator has been selected and assumed responsibility for providing its services, the authority, power, and rights of the Operator shall vest in, and be exercisable by, the Board. A successor Operator shall have all authority, power, and rights of the Operator as provided in the Management Agreement entered into by the Company and such successor Operator. The Company shall cause the former Operator to transfer to the successor Operator custody of all assets, books and records of the Company.

Section 10.03 Newco Service Company.

(a) On the Effective Date, Crestwood and CEGPS (on behalf of the Company) shall cause the limited liability company agreement of Newco Service Company to be amended and restated in the form attached hereto as Exhibit I (the “Newco Service Company LLC Agreement”). Until the purchase by the Company of all the Equity Interests held by Crestwood in Newco Service Company pursuant to Section 10.03(c) or Section 10.03(d), CEGPS shall have the right to appoint, on behalf of the Company, the directors of Newco Service Company that the Company has the right to appoint pursuant to the Newco Service Company LLC Agreement.

(b) From and after the Effective Date and until the purchase by the Company of all of the Equity Interests held by Crestwood in Newco Service Company pursuant to Section 10.03(c) or 10.03(d), the Newco Employees will continue to participate in the compensation and employee benefit plans and arrangements of Crestwood and its Affiliates. Following such purchase, the Newco Employees will participate in compensation and employee benefit plans and arrangements of the Company, Newco Service Company, CEGPS or Affiliates of CEGPS. The Parties agree to, and agree to cause the Company to, cooperate and work together in good faith to prepare for the transition, as soon as reasonably practicable, of the Newco Employees from participating in the compensation and employee benefit plans and arrangements of Crestwood and its Affiliates to participating in compensation and employee benefit plans and arrangements of the Company, Newco Service Company, CEGPS or Affiliates of CEGPS.

(c) CEGPS shall have the right, exercisable in its sole discretion, to cause the Company to purchase upon such election from Crestwood all of the Equity Interests held by Crestwood in Newco Service Company for a purchase price of $1.00, exercisable upon written notice from CEGPS (on behalf of the Company) to Crestwood (the “Call Exercise Notice”). The Call Exercise Notice shall specify a date for such purchase, which shall be at least ninety (90) days after the delivery of the Call Exercise Notice, and Crestwood agrees to sell and convey such Equity Interests to the Company, free and clear of all Encumbrances, and CEGPS agrees to cause the Company to purchase such Equity Interests from Crestwood, on the later to occur of (i) the date specified in the Call Exercise Notice and (ii) the date on which the Company is prepared for the participation of the Newco Employees in compensation and employee benefit plans and arrangements of the Company, Newco Service Company, CEGPS or Affiliates of CEGPS.

(d) Crestwood shall have the right, exercisable in its sole discretion, to cause the Company to purchase upon such election from Crestwood all of the Equity Interests held by Crestwood in Newco Service Company for a purchase price of $1.00, exercisable upon written notice from Crestwood to CEGPS (on behalf of the Company) at any time after which neither Crestwood nor any of its Affiliates is the Operator (the “Put Exercise Notice”). The Put Exercise Notice shall specify a date for such purchase, and CEGPS agrees to cause the Company to purchase such Equity Interests from Crestwood, and Crestwood agrees to sell and convey such Equity Interests to the Company, free and clear of all Encumbrances, on the later to occur of (i) the date specified in the Put Exercise Notice and (ii) the date on which the Company is prepared for the participation of the Newco Employees in compensation and employee benefit plans and arrangements of the Company, Newco Service Company, CEGPS or Affiliates of CEGPS.

(e) The Company shall reimburse and otherwise indemnify and hold harmless Crestwood and its Affiliates for (i) all costs and expenses incurred by Crestwood and its Affiliates to the extent arising from or related to the participation of the Newco Employees in the compensation and employee benefit plans and arrangements of Crestwood and its Affiliates and (ii) all other losses, claims, damages, obligations, liabilities, costs, and expenses to the extent arising from or related to the acts or omissions of the Newco Employees, in either case (i) or (ii), to the extent such losses, claims, damages, liabilities, costs or expenses (y) arise at any time after which neither Crestwood nor any of its Affiliates is the Operator under the Management Agreement and (z) would have been reimbursable or indemnifiable by the Company under the Management Agreement if they had arisen during the term thereof.

(f) For a period of two (2) years following the Effective Date, neither Party will, or will permit any of its Affiliates (other than Newco Service Company) to, without the consent of the other Party, hire any Newco Employee who is identified on Exhibit J attached hereto or who is designated by the Board from time to time as a Newco Employee to which this Section 10.03(f) applies (the “Key Employees”). However, to permit Key Employees to consider and accept career advancement opportunities with a Member and its Affiliates, either Party may replace a Key Employee with a qualified replacement employee approved in writing by the other Party (such approval not to be unreasonably withheld), whereupon such Key Employee may become an employee of the first Party or any of its Affiliates notwithstanding anything to the contrary contained in this Section 10.03(f). Following such replacement, the replacement employee shall be a Key Employee for purposes of this Section 10.03(f).

ARTICLE XI

CERTAIN DUTIES

Section 11.01 Corporate Opportunities.

(a) Except as set forth in Section 11.01(b), (i) each Member, Director, and officer of the Company and their respective Affiliates shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or any Subsidiary of the Company, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or any Subsidiary of the Company, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to the Company or any Member, (ii) no Member, Director, or officer of the Company or any of their respective Affiliates shall have any duty or obligation to present or offer to the Company the opportunity to consider or participate in any business activity or venture, and (iii) neither of the Company, nor any Member nor any other Person shall have any rights, by virtue of this Agreement or the business relationship established hereby, in or to any business ventures or activities of any Member, Director or officer of the Company or of any of their respective Affiliates.

(b) Notwithstanding Section 11.01(a), during the term of the Company, Section 11.01(a) shall apply, with respect to any Identified Growth Project, (i) to CEGPS and its Affiliates only if the Directors who are representatives of Crestwood (A) do not approve pursuit of such Identified Growth Project by the Company or a Subsidiary thereof within thirty (30) days following receipt of all information that is requested by any such Director within thirty (30) days following the initial presentation of the Identified Growth Project to the Board, or (B) vote at any time to discontinue pursuit of such Identified Growth Project by the Company and any Subsidiaries thereof, or (ii) to Crestwood and its Affiliates only if the Directors who are representatives of CEGPS (A) do not approve pursuit of such Identified Growth Project by the Company or a Subsidiary thereof within thirty (30) days following receipt of all information that is requested by any such Director within thirty

(30) days following the initial presentation of the Identified Growth Project to the Board, or (B) vote at any time to discontinue pursuit of such Identified Growth Project by the Company and any Subsidiaries thereof. Except as provided in clause (i) or (ii) of this Section 11.01(b), each Identified Growth Project shall be an opportunity that only the Company or a Subsidiary thereof may pursue and Crestwood and CEGPS shall not, and shall cause their respective Member Parent and Member Parent’s Subsidiaries not to, directly or indirectly, own, invest in, develop, construct, operate or otherwise pursue, whether alone or with any other Person, such Identified Growth Project. For the avoidance of doubt, nothing in this Section 11.01, including the pursuit or failure to pursue any one or more Identified Growth Project or any satisfaction of clause (i) or (ii) of this Section 11.01(b) with respect to any one or more Identified Growth Project, shall affect the obligations of Crestwood pursuant to Section 7.09.

Section 11.02 Duties.

(a) Subject to compliance with the terms and conditions of this Agreement, whenever a Member makes a determination or takes or declines to take any other action in its capacity as a Member, whether under this Agreement or any other agreement contemplated hereby or otherwise, then such Member shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or Director, and the Member shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard under the Delaware Act or any other law, rule or regulation or at equity, it being the intent of all Members that, subject to such Member’s compliance with the express terms and conditions of this Agreement, such Member, in its capacity as a Member, shall have the right to make such determination solely on the basis of its own interests.

(b) Subject to, and as limited by the provisions of this Agreement, the Members, Directors and officers of the Company, in the performance of their duties as such, shall not, to the fullest extent permitted by the Delaware Act and other applicable law, owe any duties (including fiduciary duties) as a Member, Director or officer of the Company, notwithstanding anything to the contrary existing at law, in equity or otherwise; provided, however, that each Member, Director and officer of the Company shall act in accordance with the implied contractual covenant of good faith and fair dealing. In furtherance of the foregoing and to the fullest extent permitted by the Delaware Act, a Representative, in performing his duties and obligations as a Director under this Agreement, shall (i) owe no fiduciary or similar duty or obligation whatsoever to the Company, any Member (other than the Member designating such Representative) or the other Directors, and (ii) be entitled to act or omit to act at the direction of the Member that designated such Representative, considering only such factors, including the separate interests of the Member, as such Representative or Member chooses to consider, and any action of a Representative or failure to act, taken or omitted in good faith reliance on the foregoing provisions shall not, as between the Company and the other Members, on the one hand, and the Representative or Member designating such Representative, on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent such exists under the Delaware Act or any other applicable law) on the part of such Representative or Member to the Company or any other Representative or Member of the Company. Notwithstanding any duty otherwise existing at law or in equity, any matter approved by the Board in accordance with the provisions shall not be deemed to be a breach of any duties owed by the Board or any Director to the Company or the Members.

(c) The provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an officer of the Company or a Member or Director otherwise existing at law, in equity or by operation of the preceding sentences, are agreed by the Company and the Members to replace such duties and liabilities of such officer, Member or Director. The Members (in their own names and in the name and on behalf of the Company), acknowledge, affirm and agree that (i) none of the Members would be willing to make an investment in the Company or enter into this Agreement, and no Representative would be willing to so serve on the Board, in the absence of this Section 11.02, and (ii) they have reviewed and understand the provisions of Section 18-1101(b) and (c) of the Delaware Act.

(d) Nothing in this Agreement is intended to or shall eliminate any implied contractual covenant of good faith and fair dealing, the requirement not to waste Company assets or otherwise relieve or discharge any Representative or Member from liability to the Company or the Members on account of such Member’s breach of the terms and conditions hereof, or any fraudulent or intentional misconduct of such Representative or Member.

ARTICLE XII

EXCULPATION AND INDEMNIFICATION

Section 12.01 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees, in their capacity as such, shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee breached the terms of this Agreement, acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided further, no indemnification pursuant to this Section 12.01 shall be available to the Members or their Affiliates with respect to its or their obligations incurred pursuant to the Contribution Agreement (other than obligations incurred by such Member on behalf of the Company) or the Management Agreement. Any indemnification pursuant to this Section 12.01 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 12.01(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 12.01, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 12.01.

(c) The indemnification provided by this Section 12.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of a Majority Interest or of the Board, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Company may purchase and maintain insurance, on behalf of the Company, its Affiliates, the Indemnitees and such other Persons as the Company shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s or any of its Affiliate’s activities or such Person’s activities on behalf of the Company or any of its Affiliates, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 12.01, the Company shall be deemed to serve as a fiduciary of an employee benefit plan of the Company whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 12.01(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 12.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g) The provisions of this Section 12.01 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h) Any amendment, modification or repeal of this Section 12.01 or any provision hereof shall be prospective only and shall not in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 12.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) TO THE FULLEST EXTENT PERMITTED BY THIS SECTION 12.01, THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 12.01 ARE INTENDED BY THE MEMBERS TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

Section 12.02 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired interests in the Membership Interests, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee breached the terms of this Agreement, acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of any Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Indemnitee.

(c) Any amendment, modification or repeal of this Section 12.02 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 12.02 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 12.03 Other Matters Concerning the Directors.

(a) The Directors may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by the Directors, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters that the Directors reasonably believe to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

Section 12.04 Priority.

The Company hereby acknowledges that each Indemnitee that is entitled to indemnification, advancement of expenses or insurance and who is or was a director, officer, fiduciary, trustee, manager or managing member of a Member or any of its Affiliates or employee benefit plans (each such Person, a “Member Indemnitee”), may have certain rights to indemnification, advancement of expenses or insurance provided by or on behalf of such Member or one of its Affiliates. Notwithstanding anything to the contrary in this Agreement or otherwise, (i) the Company is the indemnitor of first resort (i.e., the Company’s obligations to each Member Indemnitee are primary and any obligation of such Member or any of its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Member Indemnitee are secondary), (ii) the Company will be required to advance the full amount of expenses incurred by each Member Indemnitee and will be liable for the full amount of any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise to the extent legally permitted and as required by this Article XII, without regard to any rights each Member Indemnitee may have against such Member or Affiliate of such Member and (iii) the Company irrevocably waives, relinquishes and release such Member and its Affiliates from any and all claims against such Member or Affiliates of such Member for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in this Agreement or otherwise, no advancement or payment by such Member or any of its Affiliates to or on behalf of a Member Indemnitee with respect to any claim for which such Member Indemnitee has sought indemnification or advancement of expenses from the Company will affect the foregoing and such Member and its Affiliates will have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Member Indemnitee against the Company. The Affiliates of any of the Members are express and intended third party beneficiaries of this Section 12.04.

Section 12.05 Savings Clause.

If this Article XII or any portion hereof shall be invalidated on any ground by any court or other governmental authority of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless all Indemnitees from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 12.06 Survival.

The provisions of this Article XII shall survive the termination or amendment of this Agreement and are intended to be for the benefit of, and shall be enforceable by, the Indemnitees and their respective successors, heirs and assigns (which shall be express and intended third party beneficiaries), notwithstanding any provision of Section 16.8 to the contrary.

ARTICLE XIII

TAXES

Section 13.01 Tax Returns.

The Board shall prepare and timely file or cause to be prepared and filed (on behalf of the Company) all federal, state, local and foreign tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns. Not less than fifteen (15) days prior to the due date (as extended) of the Company’s federal income tax return or any state income tax return, the return proposed by the Company to be filed by the Company shall be furnished to the Members for review. In addition, not more than ten (10) days after the date on which the Company files its federal income tax return or any state income tax return, a copy of the return so filed shall be furnished to the Members. The Company shall deliver to each of its Members the following information, schedules and tax returns: (i) at least fifteen (15) days prior to the due date that any corporation estimated quarterly tax payments are due, an estimate of the U.S. Federal and state income quarterly tax obligations of each person who was a Member at any time during such calendar quarter, (ii) within sixty (60) days after the Company’s year-end, a draft Schedule K-1, and (iii) within ninety (90) days of the Company’s year-end, a final Schedule K-1, along with copies of all other federal, state, or local income tax returns or reports filed by the Company for the previous year as may be required as a result of the operations of the Company. In addition, the Company shall provide, to the extent reasonably available, such other information as a Member may reasonably request for purposes of complying with applicable tax reporting requirements that arises as a result of its Membership Interest.

Section 13.02 Tax Elections.

(a) The Company shall make the following elections on the appropriate tax returns:

(i) to adopt as the Company’s taxable year the calendar year;

(ii) to adopt the accrual method of accounting;

(iii) if a distribution of the Company’s property as described in Section 734 of the Code occurs or upon a transfer of a Membership Interest as described in Section 743 of the Code occurs, to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s properties; and

(iv) any other election the Board may deem appropriate.

(b) Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

Section 13.03 Tax Matters Member.

(a) Crestwood shall act as the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifteenth (15th) Business Day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.

(b) Any reasonable cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c) The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of any Member without first obtaining the consent of such Member. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Section 6231(a)(3) of the Code in respect of the term “partnership item”) shall notify the other Members of such settlement agreement and its terms within ninety (90) days from the date of the settlement.

(d) No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other Section of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is intending to file such petition on behalf of the Company, such notice shall be given to each other Member ninety (90) days prior to filing and the Tax Matters Member shall obtain the consent of the other Members to the forum in which such petition will be filed prior to filing, which consent shall not be unreasonably withheld or delayed.

(e) If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

(f) For taxable years beginning after December 31, 2017, the “partnership representative” (as such term is used in Section 6223 of the Code as amended by the Budget Act) shall be the Person that would have been the Tax Matters Member as determined under Section 13.03(a). The partnership representative shall cause the Company to, with the consent of the Members, make the election under Section 6221(b) of the Code (as amended by the Budget Act) with respect to determinations of adjustments at the partnership level and take any other action such as filings, disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available and to the extent applicable, if the Company receives a notice of final partnership adjustment as described in Section 6226 of the Code (as amended by the Budget Act), the partnership representative shall cause the Company to, with the consent of the Members, make the election under Section 6226(a) of the Code (as amended by the Budget Act) with respect to the alternative to payment of imputed underpayment by the Company and take other action such as filings, disclosures and notifications necessary to effectuate such election. Each Member agrees (i) to cooperate with the partnership representative and to provide any information reasonably requested by the partnership representative in connection with a Company-level tax audit of any taxable period during which such Member was a Member of the Company, and (ii) to indemnify and hold harmless the Company from and against any liability with respect to such Member’s proportionate share of any tax liability (including related interest and penalties) imposed at the Company level in connection with a Company-level tax audit of a taxable period during which such Member was a Member of the Company, regardless of whether such Member is a member of the Company in the year in which such tax is actually imposed on the Company or becomes payable by the Company as a result of such audit. The Board shall reasonably determine a Member’s proportionate share of any such tax liability, taking into account the relevant facts and any information provided by such Member that would reduce such liability. A Member’s cooperation and indemnification obligations pursuant to this Section 13.03(f) shall survive the termination of a Member’s participation in the Company and the termination, dissolution and winding up of the Company

Section 13.04 Tax Sharing Agreements.

If any Member is required to include the income, receipts or related items of the Company in a combined or consolidated return (the “Included Return”) filed by such Member (the “Including Member”), then (a) the Including Member shall pay the tax due in connection with such Included Return; (b) the Company shall promptly pay the Including Member the amount of tax that the Company would have been required to pay if the Company had filed a hypothetical “standalone” return (the “Standalone Return”) for such period; and (c) the Including Member will indemnify and hold harmless the Company and the other Members (the “Nonincluding Members”) against any liability for tax of its combined or consolidated group in excess of the amounts in clause (b), including any liabilities relating to other parties joining in the Included Return. The Including Member shall provide a copy of such Standalone Return to each Nonincluding Members for such Nonincluding Member’s review and reasonable comment not later than thirty (30) days prior to the due date (including applicable extensions) of the Included Return. Tax administration and controversy matters with respect to any such taxes shall be handled by the Including Member; provided that the Including Member shall keep the Nonincluding Members reasonably informed of developments that affect the amount of tax computed with respect to the Standalone Return and provide each Nonincluding Member with a reasonable opportunity to comment on any communication to the tax authorities related to the portion of any tax attributable to such Standalone Return, taking into account any reasonable comments of such Nonincluding Member.

ARTICLE XIV

BOOKS, RECORDS, REPORTS, BANK ACCOUNTS, AND BUDGETS

Section 14.01 Maintenance of Books.

(a) The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the Members, appropriate registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

(b) The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with Required Accounting Practices, consistently applied and (iii) audited by the Certified Public Accountants at the end of each calendar year.

Section 14.02 Reports.

(a) As soon as practicable, but in no event later than forty-five (45) days after the close of each fiscal year of the Company, the Board shall cause to be mailed or made available, by any reasonable means, to each holder of record of a Membership Interest as of a date selected by the Board, an annual report containing (i) consolidated financial statements of the Company and its Subsidiaries for such fiscal year of the Company, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, such statements to be audited by the Certified Public Accountants, (ii) a comparison of the Company’s actual performance with the Annual Budget and any written business plan and (iii) such other information as may be required by applicable law or as the Board determines to be necessary or appropriate. In addition, if needed to comply with the Exchange Act and the rules and regulations promulgated thereunder, the Company shall deliver to any member, upon request, a preliminary (subject to review) unaudited consolidated balance sheet and consolidated income statement thirty-five (35) days after the close of each fiscal year.

(b) As soon as practicable, but in no event later than thirty-five (35) days after the close of each Quarter except the last Quarter of each fiscal year, the Board shall cause to be mailed or made available, by any reasonable means to each holder of record of a Membership Interest, as of a date selected by the Board, a report containing (i) unaudited consolidated financial statements of the Company and its Subsidiaries (subject to the absence of footnotes and normal year-end adjustments), (ii) a comparison of the Company’s actual performance with the Annual Budget and any written business plan and (iii) such other information as may be required by applicable law or as the Board determines to be necessary or appropriate. In addition, if needed to comply with the Exchange Act and the rules and regulations promulgated thereunder, the Company shall deliver to any member, upon request, a preliminary (subject to review) unaudited consolidated balance sheet and consolidated income statement thirty (30) days after the close of each Quarter.

(c) As soon as practicable, but in no event later than four (4) Business Days after the end of each calendar month, the Board shall cause to be made available, by any reasonable means, to each holder of record of a Membership Interest as of a date selected by the Board, a report containing (i) the estimated net income of the Company and its Subsidiaries for such immediately preceding calendar month, determined in accordance with GAAP, and (ii) such other information as may be required by applicable law or as the Board determines to be necessary or appropriate.

(d) As soon as practicable, but in no event later than thirty (30) days after the end of each calendar month, the Board shall cause to be made available, by any reasonable means, to each holder of record of a Membership Interest as of a date selected by the Board, a report containing (i) the actual net income of the Company and its Subsidiaries for such immediately preceding calendar month, determined in accordance with GAAP, and (ii) such other information as may be required by applicable law or as the Board determines to be necessary or appropriate.

(e) The Company shall timely prepare and deliver to any Member, upon request, all of such additional financial statements, notes thereto and additional financial information as may be required in order for each Member or an Affiliate of such Member to comply with any reporting requirements under (i) the Securities Act and the rules and regulations promulgated thereunder, (ii) the Exchange Act and the rules and regulations promulgated thereunder, and (iii) any national securities exchange or automated quotation system. The reasonable incremental cost to the Company of preparing and delivering such additional financial statements, notes thereto and additional financial information, including any required incremental audit fees and expenses, shall be reimbursed to the Company by the Member requesting such reports.

(f) The Company will keep the Members reasonably apprised of the status of the business of the Company and its Subsidiaries, including any material adverse developments or issues related thereto or in connection therewith.

Section 14.03 Bank Accounts.

Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

Section 14.04 Emergencies.

The Company, for itself or on behalf of its Subsidiaries, shall take any and all actions required or appropriate in response to an Emergency, and the Company is expressly authorized to make Emergency Expenditures and incur expenses without prior authorization or approval of the Board, when reasonably necessary to deal with Emergencies. In the event of an Emergency, the Company shall notify the Board and each Member of the Emergency within 24 hours of its knowledge of such Emergency or as soon as reasonably practicable thereafter, setting forth the nature of the Emergency, the corrective action taken or proposed to be taken, and the actual or estimated cost and expense associated with such corrective action. Each Member shall designate representatives to be included in an electronic notice system that shall be implemented and maintained by the Company to notify parties of Emergencies, and all notifications made under such system shall be deemed to meet any and all applicable notice requirements under the terms of this Agreement.

ARTICLE XV

DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

Section 15.01 Dissolution.

The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the unanimous consent of the Board;

(b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(c) at any time there are no Members, unless the Company is continued without dissolution in accordance with the Delaware Act.

Section 15.02 Liquidator.

Upon dissolution of the Company, the Board shall select one or more Persons to act as liquidator of the Company (the “Liquidator”). The Liquidator (if other than the Board) shall be entitled to receive such compensation for its services as may be approved by the Board. Except as expressly provided in this Article XV, the Liquidator selected in the manner provided herein shall have and may exercise, without further authorization or consent of any of the Members, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on transferring assets set forth in Section 8.04(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 15.03 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity and amounts to Members otherwise than in respect of their distribution rights under Article VII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 15.03(b) shall be distributed to the Members in accordance with the Member’s positive Capital Account balances after giving effect to all allocations, contributions, and distributions for all prior periods.

Section 15.04 Certificate of Cancellation of Formation.

Upon the completion of the distribution of Company cash and property as provided in Section 15.03 in connection with the liquidation of the Company, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 15.05 Return of Contributions.

It is expressly understood that the return of any Capital Contributions of the Members shall be made solely from Company assets.

Section 15.06 Waiver of Partition.

To the maximum extent permitted by law, each Member hereby irrevocably waives during the term of the Company any right that it may have to maintain any action to partition any property of the Company.

Section 15.07 Capital Account Restoration.

No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.01 Offset.

Whenever the Company is to pay any sum to any Member, including distributions pursuant to Article VII, any amounts that Member owes the Company, as determined by the Board, may be deducted from that sum before payment.

Section 16.02 Amendment.

(a) Except as provided in Section 16.02(b), this Agreement shall not be altered modified or changed except by a written amendment approved by each Member.

(b) The Board may make any amendment to this Agreement and Exhibit A as necessary to (i) reflect any issuance of New Interests, additional Membership Interests or other Equity Interests, any redemption or purchase of Membership Interests, New Interests or other Equity Interests, or any other change in the Membership Interests, other Equity Interests, or Ownership Percentages as provided herein, or (ii) make administrative changes that do not adversely impact any Member’s rights under this Agreement or the value of the Company.

Section 16.03 Addresses and Notices; Written Communications.

(a) Any notice, demand, request, report or other materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to such Member at the address set forth on Exhibit A.

(b) If a Member shall consent to receiving notices, demands, requests, reports or other materials via electronic mail, any such notice, demand, request, report or other materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.03 executed by the Company or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.

(c) Any notice to the Company shall be deemed given if received by the Company at the principal office of the Company designated pursuant to Section 2.03. The Company may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

(d) The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 16.04 Further Action.

The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.05 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.06 Entire Agreement; Integration.

This Agreement and the other Transaction Documents supersede all prior understandings, agreements, or representations by or among the Parties, written or oral with respect to the subject matter hereof and thereof. Without limiting the foregoing, the Parties and their Affiliates formally acknowledge and agree that (a) each of the Transaction Documents were, at the time of execution, and continue to be, executed and delivered in connection with each of the other Transaction Documents and the transactions contemplated thereby, (b) the performance of each of the Transaction Documents and expected benefits therefrom are a material inducement to the willingness of the Parties and their Affiliates to enter into and perform the other Transaction Documents and the transactions described therein, (c) the Parties and their Affiliates would not have been willing to enter into any of the Transaction Documents in the absence of the entrance into, performance of and the economic interdependence of, the Transaction Documents, (d) the execution and delivery of each of the Transaction Documents and the rights and obligations of the parties thereto are interrelated and part of an integrated transaction being effected pursuant to the terms of the Transaction Documents, (e) irrespective of the form such documents have taken, or otherwise, the transactions contemplated by the Transaction Documents are necessary elements of one and the same overall and integrated transaction, (f) the transactions contemplated by the Transaction Documents are economically interdependent, and (g) it is the intent of the Parties and their Affiliates that they have executed and delivered the Transaction Documents with the understanding that the Transaction Documents constitute one unseverable and single agreement (except that, in interpreting any of the Transaction Documents, any reference in such Transaction Document to “this Agreement” or any similar reference shall mean that particular Transaction Document only); provided, however, that notwithstanding anything to the contrary contained in this Section 16.06, (i) nothing in this Section 16.06 shall prohibit, restrict or otherwise limit any assignment of any Transaction Document (or rights, duties, obligations or liabilities thereunder) in accordance with its contractual terms or any permitted change in control of a party thereto (to the extent permitted by such Transaction Document) and (ii) if a Transaction Document is wholly or partially assigned by a party thereto that is a CEQP Entity in accordance with its contractual terms and the assignee does not constitute a CEQP Entity, other than in connection with a transfer of all or substantially all of the assets with respect to the natural gas transportation and storage business of CEQP and all of the CEQP Entities, or a change in control of CEQP (or its successors or assigns) or a change in control of one or more CEQP Entities which together own such business, then, from and after the effective date of such assignment, such Transaction Document (to the extent assigned) shall constitute an independent instrument that is unrelated to any other Transaction Document and such Transaction Document (to the extent assigned) and the transactions contemplated thereby shall no longer be, or be deemed to be, (A) interrelated with any other Transaction Document, (B) part of an integrated transaction effected pursuant to the terms of the Transaction Documents or (C) economically interdependent with respect to any other Transaction Documents or any transactions contemplated by any other Transaction Document. For the avoidance of doubt, the parties acknowledge that nothing in this Section 16.06 will affect any provision in any Transaction Document with respect to assignment, change in control, transfer or similar events.

Section 16.07 Waivers.

No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach, of any subsequent breach thereof, or of any breach of any other covenant, duty, agreement or condition.

Section 16.08 Third-Party Beneficiaries.

Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions in Article XII of this Agreement affording a right, benefit or privilege to such Indemnitee, (b) any Affiliate of any Member shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions in Section 12.04 of this Agreement affording a right, benefit or privilege to such Indemnitee, (c) Directors and officers of the Company shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions in this Agreement affording a right, benefit or privilege to such Directors and officers and (d) Former Members and their Affiliates shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions in Section 6.08(c) of this Agreement affording a right, benefit or privilege to such Former Members and their Affiliates. Except as expressly provided by the foregoing, the provisions of this Agreement are for the exclusive benefit of the Members and their respective successors and permitted assigns, and this Agreement is not intended to benefit, create any rights in, or be enforceable by any other Person, including any creditor of the Company.

Section 16.09 Counterparts.

This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), all of which together shall constitute an agreement binding on all the Parties, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 16.10 Governing Law, Forum, Jurisdiction; Waiver of Jury Trial.

(a) To the maximum extent permitted by applicable law, all matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws that would require an application of another state’s laws. Each of the Parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the Parties hereto irrevocably and unconditionally confirms and agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties hereto of the name and address of such agent and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.

(b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) CONSENTS SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND AGREE TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), (ii) WAIVES OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS, AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND (iii) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(c) Each of the Parties:

(i) irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among the Parties, or the rights or powers of, or restrictions on, the Parties or the Company), (B) asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company, or owed by the Company, to the Parties, (C) asserting a claim arising pursuant to any provision of the Delaware Act or (D) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Delaware Courts, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; and

(ii) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding.

Section 16.11 Invalidity of Provisions.

If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and part thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 16.12 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 16.13 Member Governance Provisions.

(a) The certificate of incorporation, bylaws, certificate of formation, operating agreement, partnership certificate, partnership agreement or similar organizational documents of each Member shall contain provisions requiring, and such Member covenants, that: (i) such Member will not carry on any business or activities other than its ownership of Equity Interests in the Company and activities in connection therewith and (ii) such Member will (A) maintain its own separate books and records, (B) not commingle its assets with those of any other Person, (C) conduct its business in its own name, (D) strictly comply with all organizational formalities to maintain its separate existence, and (E) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law and (G) pay the salaries of its own employees, if any (collectively, the “Member Governance Provisions”).

(b) Each Member will at all times comply with, and keep in full force and effect, the Member Governance Provisions of its organizational documents and will not amend, waive or modify the Member Governance Provisions of its organizational documents or amend, waive or modify any other provision of its organizational documents if it would have the effect of amending, waiving or modifying the Member Governance Provisions (including, in each case, by way of merger or consolidation).

(c) Upon the reasonable request of another Member, each Member will provide such other Member with a certified copy of its certificate of incorporation, bylaws, certificate of formation, operating agreement, partnership certificate, partnership agreement or similar organizational documents including the Member Governance Provisions.

(d) At any time upon reasonable request by the Company or another Member, each Member will provide a certificate signed by an executive officer of such Member certifying as to the compliance by Crestwood with this Section 16.13, together with such supporting details as may reasonably be requested by the Company or such other Member.

(e) Any Transferee of a direct Transfer of a Member’s Membership Interests shall agree to be bound by, and be required to comply with, this Section 16.13 to the same extent as such Member.

Section 16.14 Specific Performance.

The Parties agree that irreparable damage would occur in the event that a Party does not perform any of the provisions of this Agreement (including the failure to take such actions as are required of such Party hereunder to consummate the transactions set forth in this Agreement) in accordance with their specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party will be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other Party and, subject to Section 16.10, to enforce specifically the terms and provisions hereof against such other Party in any court having jurisdiction, this being in addition to any other remedy to which the Parties are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as contemplated herein on the basis that the other Parties have an adequate remedy at law or on any other basis. For the avoidance of doubt, the Parties acknowledge and agree that the remedies in this Section 16.14 are in addition to, and not in lieu of, any other rights and remedies granted in this Agreement (including in Sections 3.08(e), 4.03(a), 6.03, 8.03 and 8.04) with respect to equitable relief, including injunctive relieve and specific performance for breaches or violations, or threatened breaches or violations, of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officer hereunto duly authorized, all as of the date first written above.

CRESTWOOD PIPELINE AND STORAGE NORTHEAST LLC

By:	/s/ Robert Phillips
Name: Robert Phillips
Title: President & CEO

CON EDISON GAS PIPELINE AND STORAGE NORTHEAST, LLC

By: Con Edison Gas Pipeline and Storage, LLC, its sole member

By: Con Edison Transmission, Inc., its sole member

By:	/s/ Joseph P. Oates
Name: Joseph P. Oates
Title: President

[Signature Page to Amended and Restated SGS LLC Agreement]

Exhibit 99.1

Consolidated Edison and Crestwood Announce Closing of

Northeast Pipeline and Storage Joint Venture

NEW YORK, NY and HOUSTON, TX, June 6, 2016 – Consolidated Edison, Inc. (NYSE: ED) (“Con Edison”) and Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced that they have completed the formation of a new joint venture to own and develop Crestwood’s existing natural gas pipeline and storage business located in southern New York and northern Pennsylvania.

As part of the transaction, Crestwood contributed its existing interstate natural gas pipeline and storage business to a new entity, Stagecoach Gas Services LLC (“Stagecoach Gas Services”), and a subsidiary of Con Edison Transmission, Inc. (“Con Edison Transmission”), which is a wholly-owned subsidiary of Con Edison, indirectly purchased a 50% equity interest in Stagecoach Gas Services for approximately $945 million, which was distributed to Crestwood. Subject to working capital and certain other adjustments contemplated by their contribution agreement, the parties’ initial contribution has an implied market value of almost $2 billion.

Subject to New York State regulatory approval and the satisfaction of certain other closing conditions, Crestwood has also agreed to contribute to Stagecoach Gas Services its existing New York intrastate pipeline and Con Edison Transmission has agreed to contribute approximately $30 million, which will be distributed to Crestwood.

In conjunction with the closing of the joint venture, a new website for Stagecoach Gas Services has been launched. The website provides information related to the joint venture as well as commercial and operational updates, informational posting and customer logins. Please visit the site at www.stagecoachgs.com.

Forward-Looking Statements

This news release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “believes,” anticipates,” “intends,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are statements of future expectations and not facts. Forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison and Crestwood have filed with the Securities and Exchange Commission, which are available through the SEC’s EDGAR system at www.sec.gov and on each party’s respective website. Readers are cautioned not to place undue reliance on forward-looking statements. Con Edison and Crestwood assume no obligation to update forward-looking statements.

About Con Edison Transmission and Consolidated Edison

Con Edison Transmission, a wholly-owned subsidiary of Consolidated Edison, Inc., invests in electric transmission, which includes the company’s investments with New York Transco, LLC, through its wholly-owned subsidiary, Consolidated Edison Transmission, LLC. Con Edison Transmission also invests in gas pipeline and storage businesses, including an investment in Mountain Valley Pipeline, LLC, through its wholly-owned subsidiary, Con Edison Gas Pipeline and Storage, LLC.

-more-

NEWS RELEASE

Consolidated Edison, Inc. is one of the nation’s largest investor-owned energy-delivery companies, with approximately $13 billion in annual revenues and $46 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350-square-mile-area in southeastern New York State and adjacent sections of northern New Jersey and northeastern Pennsylvania; Consolidated Edison Solutions, Inc., a retail energy services company; Consolidated Edison Energy, Inc., a wholesale energy services company; Consolidated Edison Development, Inc., a company that develops, owns and operates renewable and energy infrastructure projects and Con Edison Transmission, Inc., which invests in electric and natural gas transmission projects. For additional financial, operations and customer service information, visit us on the Web at www.conedison.com.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; and gathering, storage, terminalling and marketing of crude oil.

Consolidated Edison, Inc.

Media Relations

Michael Clendenin, 212-460-4111 (24 hours)

clendeninm@coned.com

Director, Public Affairs

Investor Contact

Jan Childress, 212-460-6611

childressj@coned.com

Director, Investor Relations

Crestwood Equity Partners LP

Investor Contact

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Vice President, Investor Relations

###

Exhibit 99.2

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and accompanying financial information of Crestwood Midstream Partners LP (Crestwood Midstream) as of and for the three months ended March 31, 2016, and for the year ended December 31, 2015, were derived from (i) the audited consolidated financial statements of Crestwood Midstream as of and for the year ended December 31, 2015, included in its Annual Report on Form 10-K; and (ii) the unaudited consolidated financial statements of Crestwood Midstream as of and for the three months ended March 31, 2016 included in its Quarterly Report on Form 10-Q.

Pursuant to the previously announced Contribution Agreement dated April 20, 2016 between a wholly owned subsidiary of Crestwood Midstream and Con Edison Gas Pipeline and Storage Northeast, LLC (CEGPS), a wholly owned subsidiary of Consolidated Edison, Inc., Crestwood Midstream will contribute its natural gas pipeline and storage business located in southern New York and northern Pennsylvania (the NE S&T operations) and CEGPS will contribute approximately $974.5 million to Stagecoach Gas Services LLC (Stagecoach Gas), and Stagecoach Gas will distribute the proceeds to Crestwood Midstream’s wholly owned subsidiary (collectively, the Transactions). The unaudited pro forma financial information of Crestwood Midstream reflects the pro forma impact of the Transactions and related deconsolidation of the NE S&T operations. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Crestwood Midstream’s operations.

Crestwood Midstream’s 50% ownership interest in Stagecoach Gas is reflected in the unaudited pro forma financial statements as an equity method investment at its estimated fair value. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 reflects the transaction as if it occurred on March 31, 2016 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and for the three months ended March 31, 2016 reflect the transaction as if it occurred on January 1, 2015. The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the transaction had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Crestwood Midstream. Future results may vary significantly from the results reflected because of various factors. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed financial information.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2016

(In millions)

	Crestwood Midstream Partners LP Historical	NE S&T Operations	Other Adjustments		Crestwood Midstream Partners LP Pro Forma
		(a)
ASSETS
Current assets:
Cash and cash equivalents	$0.8	$—	$974.5	(b)	$—
			(319.1)	(c)
			(12.0)	(d)
			(644.2)	(e)
Accounts receivable	209.6	(14.7)	—		194.9
Inventory	26.6	(2.0)	—		24.6
Prepaid expenses and other current assets	33.3	(4.2)	—		29.1

Total current assets	270.3	(20.9)	(0.8)		248.6
Property, plant and equipment, net	3,514.4	(1,134.0)	—		2,380.4
Intangible assets, net	743.3	(9.3)	—		734.0
Goodwill	975.8	(726.3)	—		249.5
Investment in unconsolidated affiliates	260.6	—	864.0	(f)	1,124.6
Other assets	3.0	—	—		3.0

Total assets	$5,767.4	$(1,890.5)	$863.2		$4,740.1

LIABILITIES & PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$116.5	$(0.8)	$—		$115.7
Accrued expenses and other liabilities	94.6	(1.5)	(3.7)	(c)	89.4
Other current liabilities	8.2	—	—		8.2

Total current liabilities	219.3	(2.3)	(3.7)		213.3
Long term debt, less current portion	2,530.8	—	(322.8)	(c)	1,560.7
			(3.1)	(d)
			(644.2)	(e)
Other long-term liabilities	44.7	(2.3)	—		42.4
Partners’ capital	2,972.6	(1,885.9)	974.5	(b)	2,923.7
			7.4	(c)
			(8.9)	(d)
			864.0	(f)

Total liabilities and partners’ capital	$5,767.4	$(1,890.5)	$863.2		$4,740.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2016

(In millions)

	Crestwood Midstream Partners LP Historical	NE S&T Operations	Other Adjustments		Crestwood Midstream Partners LP Pro Forma
		(a)
Revenues	$536.0	$(43.3)	$—		$492.7
Expenses
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below)	363.4	(2.8)	—		360.6
Operations and maintenance expenses	41.7	(4.2)	—		37.5
General and administrative expenses	22.2	—	—		22.2
Depreciation, amortization and accretion	64.9	(10.7)	—		54.2
Other operating expenses	109.7	—	—		109.7

	601.9	(17.7)	—		584.2
Operating loss	(65.9)	(25.6)	—		(91.5)
Earnings from unconsolidated affiliates, net	6.5	—	12.8	(g)	19.3
Interest and debt expense	(36.1)	—	9.7	(h)	(26.4)

Income (loss) before income taxes	(95.5)	(25.6)	22.5		(98.6)
Benefit for income taxes	(0.2)	—	—		(0.2)

Net income (loss)	(95.3)	(25.6)	22.5		(98.4)
Net income attributable to non-controlling partners	5.9	—	—		5.9

Net income (loss) attributable to partners	$(101.2)	$(25.6)	$22.5		$(104.3)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2015

(In millions)

	Crestwood Midstream Partners LP Historical	NE S&T Operations	Other Adjustments		Crestwood Midstream Partners LP Pro Forma
		(a)
Revenues	$2,632.8	$(176.8)	$—		$2,456.0
Expenses
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below)	1,883.5	(13.3)	—		1,870.2
Operations and maintenance expenses	188.7	(21.7)	—		167.0
General and administrative expenses	105.6	—	—		105.6
Depreciation, amortization and accretion	278.5	(42.9)	—		235.6
Other operating expenses	1,376.9	—	—		1,376.9

	3,833.2	(77.9)	—		3,755.3
Operating loss	(1,200.4)	(98.9)	—		(1,299.3)
Earnings (loss) from unconsolidated affiliates, net	(60.8)	—	48.7	(g)	(12.1)
Interest and debt expense	(130.5)	0.1	37.1	(h)	(93.3)
Other expense	(18.9)	1.4	—		(17.5)

Income (loss) before income taxes	(1,410.6)	(97.4)	85.8		(1,422.2)
Provision for income taxes	—	—	—		—

Net income (loss)	(1,410.6)	(97.4)	85.8		(1,422.2)
Net income attributable to non-controlling partners	23.1	—	—		23.1

Net income (loss) attributable to Crestwood Midstream Partners LP	(1,433.7)	(97.4)	85.8		(1,445.3)
Net income attributable to Class A preferred units	23.1	—	—		23.1

Net income (loss) attributable to partners	$(1,456.8)	$(97.4)	$85.8		$(1,468.4)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Deconsolidation of NE S&T Operations

(a)	To record the deconsolidation of the NE S&T operations in connection with the Transactions.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(b)	Reflects the proceeds received from the Transactions. Based on proceeds and the pro forma investment in unconsolidated affiliate to be recorded as of March 31, 2016, Crestwood Midstream would recognize a loss on deconsolidation of approximately $47.4 million, which is reflected in the pro forma adjustment to partners’ capital. The unaudited pro forma condensed consolidated statements of operations do not include this loss because the loss is not expected to have a continuing impact on Crestwood Midstream’s results of operations.

(c)	Reflects the following: (i) repayments of the principal amounts and fees associated with Crestwood Midstream’s 6.0% Senior Notes due 2020 and 6.125% Senior Notes due 2022 with proceeds received from the Transactions; (ii) a gain on the extinguishment of the senior notes; and (iii) payment of accrued interest associated with the senior notes.

(d)	Reflects payment of transaction costs, of which $3.1 million represents deferred financing costs.

(e)	Reflects repayment of a portion of the amount outstanding under Crestwood Midstream’s credit facility with proceeds received as a result of the Transactions.

(f)	Reflects Crestwood Midstream’s equity investment in Stagecoach Gas based on its estimated fair value as of March 31, 2016.

Unaudited Pro Forma Condensed Consolidated Statements of Operations Adjustments

(g)	Reflects Crestwood Midstream’s portion of Stagecoach Gas’ net income based on its 50% equity method investment in Stagecoach Gas. From June 2016 through May 2018, and from June 2018 through May 2019, and thereafter, Crestwood Midstream will receive distributions from Stagecoach Gas based on 35%, 40% and 50%, respectively, of its available cash.

(h)	Reflects the pro forma adjustment of interest expense as follows (in millions):

	December 31, 2015	March 31, 2016
Reduction in Crestwood Midstream’s interest expense for repayments of amounts under its credit facility and senior notes	$(37.1)	$(9.7)

Pro forma adjustment to interest expense	$(37.1)	$(9.7)

Crestwood Midstream Partners LP

Crestwood Midstream Finance Corp.

Offer to Exchange

$700,000,000 aggregate principal amount of 6.25% Senior Notes due 2023, which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding unregistered 6.25% Senior Notes due 2023 issued on March 23, 2015 (CUSIP and ISIN Nos.: 226373 AK4, US226373AK48; U1300R AF9, USU1300RAF92).

Until the date that is 90 days from the date of this prospectus, all dealers that effects transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

Crestwood Midstream GP LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Crestwood Midstream GP LLC (“CMLP GP”), the general partner of Crestwood Midstream LP, provides that CMLP GP will, to the extent deemed advisable by CMLP GP’s board of directors, indemnify any person who is or was an officer or director of CMLP GP, the record holder of CMLP GP’s voting shares, and any person who is or was an officer, director or affiliate of the record holder of CMLP GP’s voting shares, from liabilities arising by reason of such person’s status, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in, or not opposed to, the best interests of CMLP GP and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Such liabilities include any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts. Officers and directors of CMLP GP are also indemnified by Crestwood Midstream LP, as described below.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CMLP GP pursuant to the foregoing provisions, CMLP GP has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Limited Liability Company Guarantors

For a description of Delaware law please see the above heading “Crestwood Midstream GP LLC.” The limited liability company agreement of each Delaware limited liability company that is a registrant hereunder provides generally for the indemnification of the members of each respective limited liability company.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Crestwood Midstream Partners LP

Section 17-108 of the Delaware Revised Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The partnership agreement of Crestwood Midstream LP provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was serving at the request of our general partner or any former general partner or any affiliate of our general partner or any former general partner as a member, partner, director, officer, fiduciary or trustee of our general partner or any subsidiary or other affiliate controlled by us; or

•	any person our general partner designates to indemnify for purposes of our partnership agreement.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Any indemnification under these provisions will only be out of our assets. Our general partners will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Crestwood Midstream Partners LP pursuant to the foregoing provisions, Crestwood Midstream Partners LP has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Crestwood Midstream Finance Corp.

Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification under subsections (a) and (b) of section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of section 145 of the DGCL. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that a Delaware corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under section 145 of the DGCL. Also, the bylaws of Crestwood Midstream Finance Corp. provide for the indemnification of directors and officers of and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

The general effect of Section 145 of the General Corporation Law of the State of Delaware and Crestwood Midstream Finance Corp.’s charter documents is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Crestwood Midstream Finance Corp. pursuant to the foregoing provisions, Crestwood Midstream Finance Corp. has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Crestwood Storage Inc.

For a description of Delaware law please see the above heading “Crestwood Midstream Finance Corp.” The bylaws of Crestwood Storage Inc. provide that Crestwood Storage Inc. shall indemnify and advance expenses to each person who is or was a director or officer of Crestwood Storage Inc. or is or was serving at Crestwood Storage Inc.’s request as a director or officer of any other enterprise to the full extent permitted by the laws of the State of Delaware.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Texas Registrants

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Limited Liability Company Guarantors

Pursuant to Section 101.402 of the TBOC, a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

The limited liability company agreement of each Texas limited liability company that is a registrant hereunder (the “Texas LLC Registrants”) provides that each member and officer and employee shall be indemnified from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of such Texas LLC Registrants as set forth in their respective limited liability company agreements in which a member, officer or employee may be involved, or is threatened to be involved as a party or otherwise, regardless of whether arising from any act or omission which constituted the sole, partial or concurrent negligence (whether active or passive) of a member, officer or employee, to the fullest extent permitted by applicable law.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Texas Limited Partnership Guarantors

The limited partnership agreement of each Texas limited partnership that is a registrant hereunder (the “Texas LP Registrants”) provides that the Texas LP Registrant, its receiver, or its trustee, shall indemnify, hold harmless, and pay all judgments and claims against its general partner relating to any liability or damage incurred or suffered by its general partner by reason of any act preformed or omitted to be performed by its general partner or its agents or employees in connection with such Texas LP Registrant’s business, including reasonable attorneys’ fees incurred by its general partner in connection with the defense of any claim or action based on any such act or omission, except to the extent indemnification is prohibited by law. Such liability or damage caused by its general partner’s acts or omissions in connection with such Texas LP Registrant’s business includes but is not limited to all liabilities under federal and state securities laws and any attorneys’ fees incurred by its general partner in connection with the defense of any action based on such acts or omissions, which attorneys’ fees may be paid as incurred. Each Texas LP Registrant’s partnership agreement further provides that in the event any limited partner brings a legal action against its general partner, including a Texas LP Registrant derivative suit, the Texas LP Registrant will indemnify, hold harmless, and pay all expenses of its general partner, including but not limited to attorneys’ fees incurred in the defense of such action if the general partner is successful in such action. Each Texas LP Registrant’s partnership agreement further provides that the Texas LP Registrant will indemnify, hold harmless, and pay all expenses, costs or liabilities of its general partner who, for the benefit of such Texas LP Registrant, makes any deposit, acquires any option, makes any similar payment or assumes any obligation in connection with any property proposed to be acquired by such Texas LP and who suffers any financial loss as a result of such action. Any indemnification required to be made by a Texas LP Registrant will be made promptly following the fixing of any loss, liability or damage incurred or suffered. If, at any time, a Texas LP Registrant has insufficient funds to provide such indemnification, it will provide such indemnification if and as the Texas LP Registrant generates sufficient funds, and prior to any distribution to its partners.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits required to be filed pursuant to the requirements of Item 601 of Regulation S-K are set forth in the Index to Exhibits accompanying this registration statement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of June, 2016.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC, its general partner

By:	/s/ ROBERT HALPIN
Robert Halpin
Senior Vice President and Chief Financial Officer

Power of Attorney

Each person whose signature appears below appoints Robert Halpin and Joel C. Lambert, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 9th day of June, 2016.

Name	Title

* Robert G. Phillips	President, Chief Executive Officer and Director of Crestwood Midstream GP LLC (Principal Executive Officer)

/s/ ROBERT HALPIN Robert Halpin	Senior Vice President and Chief Financial Officer of Crestwood Midstream GP LLC (Principal Financial Officer)

* Steven M. Dougherty	Senior Vice President and Chief Accounting Officer of Crestwood Midstream GP LLC (Principal Accounting Officer)

*By:	/s/ ROBERT HALPIN
Robert Halpin
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of June, 2016.

CRESTWOOD MIDSTREAM FINANCE CORP.

By:	/s/ ROBERT HALPIN
Robert Halpin
Senior Vice President and Chief Financial Officer

Power of Attorney

Each person whose signature appears below appoints Robert Halpin and Joel C. Lambert, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 9th day of June, 2016.

Name	Title

* Robert G. Phillips	President, Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT HALPIN Robert Halpin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Steven M. Dougherty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ ROBERT HALPIN
Robert Halpin
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each undersigned registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of June, 2016.

ARROW FIELD SERVICES, LLC

ARROW MIDSTREAM HOLDINGS, LLC

ARROW PIPELINE, LLC

ARROW WATER, LLC

CMLP TRES MANAGER LLC

CMLP TRES OPERATOR LLC

COWTOWN GAS PROCESSING PARTNERS L.P.

COWTOWN PIPELINE PARTNERS L.P.

CRESTWOOD APPALACHIA PIPELINE LLC

CRESTWOOD ARKANSAS PIPELINE LLC

CRESTWOOD CRUDE LOGISTICS LLC

CRESTWOOD CRUDE SERVICES LLC

CRESTWOOD CRUDE TERMINALS LLC

CRESTWOOD CRUDE TRANSPORTATION LLC

CRESTWOOD DAKOTA PIPELINES LLC

CRESTWOOD GAS SERVICES OPERATING GP LLC

CRESTWOOD GAS SERVICES OPERATING LLC

CRESTWOOD MARCELLUS MIDSTREAM LLC

CRESTWOOD MARCELLUS PIPELINE LLC

CRESTWOOD MIDSTREAM OPERATIONS LLC

CRESTWOOD NEW MEXICO PIPELINE LLC

CRESTWOOD OHIO MIDSTREAM PIPELINE LLC

CRESTWOOD OPERATIONS LLC

CRESTWOOD PANHANDLE PIPELINE LLC

CRESTWOOD PIPELINE LLC

CRESTWOOD SABINE PIPELINE LLC

CRESTWOOD SALES & SERVICES INC.

CRESTWOOD SERVICES LLC

CRESTWOOD TRANSPORTATION LLC

CRESTWOOD WEST COAST LLC

E. MARCELLUS ASSET COMPANY, LLC

FINGER LAKES LPG STORAGE, LLC

SABINE TREATING, LLC

STELLAR PROPANE SERVICE, LLC

US SALT, LLC

By:	/s/ ROBERT HALPIN
Robert Halpin
Senior Vice President and Chief Financial Officer

Power of Attorney

Each person whose signature appears below appoints Robert Halpin and Joel C. Lambert, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 9th day of June, 2016.

Name	Title

* Robert G. Phillips	President, Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT HALPIN Robert Halpin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Steven M. Dougherty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ ROBERT HALPIN
Robert Halpin
Attorney-in-Fact

Index to Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed May 6, 2015)

4.1	Indenture, dated as of March 23, 2015, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to CMLP’s Form 8-K filed on March 26, 2015).

4.2	Registration Rights Agreement, dated as of March 23, 2015, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers, with respect to the 6.25% Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.3 to CMLP’s Form 8-K filed on March 26, 2015).

4.3	Form of 6.25% Senior Note due 2023 (included in Exhibit 4.1).

4.4	Supplemental Indenture, dated as of March 4, 2016, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to CMLP’s Form 8-K filed on March 7, 2016).

5.1*	Opinion of Vinson & Elkins L.L.P.

12.1*	Computation of ratio of earnings to fixed charges

21.1*	List of subsidiaries of Crestwood Midstream Partners LP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

24.1**	Powers of Attorney (included in the signature pages to this registration statement)

25.1*	Statement of Eligibility on Form T-1 of U.S. Bank National Association

99.1**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.2**	Form of Letter to Clients

99.3**	Form of Notice of Guaranteed Delivery

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

*	Filed herewith.
**	Previously filed.